FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257737-08

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
This preliminary prospectus, dated June 15, 2023, may be amended or completed prior to time of sale.

PROSPECTUS

$743,256,000 (Approximate)

BBCMS Mortgage Trust 2023-C20
(Central Index Key Number 0001979849)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Bank of America, National Association
(Central Index Key Number 0001102113)

UBS AG
(Central Index Key Number 0001685185)

Bank of Montreal
(Central Index Key Number 0000927971)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)

LMF Commercial, LLC
(Central Index Key Number 0001592182)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2023-C20

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2023-C20 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2023-C20. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2023. The rated final distribution date for the offered certificates is the distribution date in July 2056.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$4,630,000%		(5)	March 2028
Class A-2	$149,200,000%		(5)	June 2028
Class A-3	$29,880,000%		(5)	June 2030
Class A-4	(6)%		(5)	(6)
Class A-5	(6)%		(5)	(6)
Class A-SB	$5,129,000%		(5)	February 2033
Class X-A	$577,639,000	(7)%	Variable(8)	NAP
Class X-B	$144,409,000	(9)%	Variable(10)	NAP
Class A-S	$107,275,000%		(5)	June 2033
Class B	$37,134,000%		(5)	June 2033
Class C	$21,208,000%		(5)	June 2033

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 62 and 64, respectively, of this prospectus.

None of the certificates and the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., BofA Securities, Inc., SG Americas Securities, LLC, Mischler Financial Group, Inc. and Academy Securities, Inc., will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., SG Americas Securities, LLC and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 59.0% of each class of offered certificates, BofA Securities, Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 18.3% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 13.2% of each class of offered certificates and SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 9.5% of each class of offered certificates. Mischler Financial Group, Inc. and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 11, 2023. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately % of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2023, before deducting expenses payable by the depositor.

Barclays	UBS Securities LLC	Société Générale	BMO Capital Markets	BofA Securities
Co-Lead Managers and Joint Bookrunners
Mischler Financial Group, Inc.			Academy Securities
Co-Managers

June   , 2023

BBCMS Mortgage Trust 2023-C20

Commercial Mortgage Pass-Through Certificates, Series 2023-C20

Montana
2 properties
$565,114
0.1% of total
Nebraska
4 properties
$1,569,432
0.2% of total
South Dakota
1 property
$207,676
0.0% of total
North Dakota
1 property
$144,424
0.0% of total
Iowa
2 properties
$510,687
0.1% of total
Minnesota
1 property
$56,463
0.0% of total
Missouri
3 properties
$13,788,474
1.7% of total
Wisconsin
6 properties
$4,068,500
0.5% of total
Michigan
8 properties
$62,494,854
7.6% of total
Pennsylvania
8 properties
$65,947,313
8.0% of total
New York
9 properties
$22,824,740
2.8% of total
Wyoming
6 properties
$2,769,379
0.3% of total
Illinois
3 properties
$6,814,602
0.8% of total
Indiana
3 properties
$33,437,250
4.1% of total
Massachusetts
4 properties
$76,939,250
9.3% of total
Oregon
7 properties
$9,133,801
1.1% of total
New Jersey
4 properties
$27,538,688
3.3% of total
Nevada
1 property
$393,685
0.0% of total
Maryland
2 properties
$1,450,020
0.2% of total
California
5 properties
$128,536,967
15.6% of total
Ohio
6 properties
$38,480,362
4.7% of total
Utah
1 property
$226,719
0.0% of total
Virginia
4 properties
$114,816,659
13.9% of total
Colorado
3 properties
$6,114,613
0.7% of total
South Carolina
2 properties
$2,337,000
0.3% of total
North Carolina
2 properties
$1,466,000
0.2% of total
Arizona
5 properties
$4,136,911
0.5% of total
Georgia
2 properties
$1,888,563
0.2% of total
New Mexico
3 properties
$1,462,259
0.2% of total
Kansas
5 properties
$1,249,595
0.2% of total
Louisiana
1 property
$276,935
0.0% of total
Tennessee
3 properties
$25,937,660
3.1% of total
Kentucky
1 property
$22,500,000
2.7% of total
Florida
11 properties
$6,683,000
0.8% of total
Oklahoma
2 properties
$941,302
0.1% of total
Texas
11 properties
$56,182,701
6.8% of total
Mississippi
1 property
$7,058,332
0.9% of total
Alabama
3 properties
$74,248,675
9.0% of total
Percentage of Initial Pool Balance
0.0% – 2.0%
2.1% – 6.0%
6.1% – 15.6%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$4,630,000		30.000%	%	(5)	March 2028	2.60	08/23-03/28
A-2	$149,200,000		30.000%	%	(5)	June 2028	4.89	03/28-06/28
A-3	$29,880,000		30.000%	%	(5)	June 2030	6.75	12/29-06/30
A-4	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-5	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-SB	$5,129,000		30.000%	%	(5)	February 2033	7.13	06/28-02/33
X-A	$577,639,000	(7)	NAP	%	Variable(8)	NAP	NAP	NAP
X-B	$144,409,000	(9)	NAP	%	Variable(10)	NAP	NAP	NAP
A-S	$107,275,000		17.000%	%	(5)	June 2033	9.93	06/33-06/33
B	$37,134,000		12.500%	%	(5)	June 2033	9.93	06/33-06/33
C	$21,208,000		9.930%	%	(5)	June 2033	9.93	06/33-06/33
Non-Offered Certificates
D-RR	$13,863,000		8.250%	%	(5)	June 2033	9.93	06/33-06/33
E-RR	$9,284,000		7.125%	%	(5)	June 2033	9.93	06/33-06/33
F-RR	$8,252,000		6.125%	%	(5)	June 2033	9.93	06/33-06/33
G-RR	$14,441,000		4.375%	%	(5)	June 2033	9.93	06/33-06/33
H-RR	$10,315,000		3.125%	%	(5)	June 2033	9.93	06/33-06/33
J-RR	$25,787,604		0.000%	%	(5)	July 2033	9.98	06/33-07/33
S(11)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(12)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A and Class X-B certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $388,800,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 – $145,000,000	NAP – March 2033	NAP – 9.61	NAP / 02/33-03/33
Class A-5	$243,800,000 – $388,800,000	June 2033	9.90 – 9.79	03/33-06/33 / 02/33-06/33
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
3

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will to the extent collected, be allocated to the Class S certificates. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.
(12)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	62
Risk Factors	64
Risks Related to Market Conditions and Other External Factors	64
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	64
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	65
Risks Relating to the Mortgage Loans	65
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	65
Risks of Commercial and Multifamily Lending Generally	66
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	68
General	68
A Tenant Concentration May Result in Increased Losses	69
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	69
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	69
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	70
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	70
Early Lease Termination Options May Reduce Cash Flow	71
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	72
Retail Properties Have Special Risks	72
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	72
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	73
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	73
Office Properties Have Special Risks	74
Industrial Properties Have Special Risks	76
Mixed Use Properties Have Special Risks	77
Hotel Properties Have Special Risks	77
Risks Relating to Affiliation with a Franchise or Hotel Management Company	79
Data Center Properties Have Special Risks	80
Multifamily Properties Have Special Risks	80
Manufactured Housing Community Properties Have Special Risks	82
Leased Fee Properties Have Special Risks	84
Condominium Ownership May Limit Use and Improvements	84
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	86
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	86
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	88
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	89
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	90
Risks Related to Zoning Non-Compliance and Use Restrictions	92
Risks Relating to Inspections of Properties	93
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	94

5

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	94
Insurance May Not Be Available or Adequate	94
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	96
Terrorism Insurance May Not Be Available for All Mortgaged Properties	96
Risks Associated with Blanket Insurance Policies or Self-Insurance	97
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	98
Limited Information Causes Uncertainty	98
Historical Information	98
Ongoing Information	98
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	99
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	99
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	100
Static Pool Data Would Not Be Indicative of the Performance of this Pool	101
Appraisals May Not Reflect Current or Future Market Value of Each Property	101
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	103
Seasoned Mortgage Loans Present Additional Risk of Repayment	103
The Borrower’s Form of Entity May Cause Special Risks	103
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	106
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	106
Other Financings or Ability to Incur Other Indebtedness Entails Risk	107
Risks Relating to Enforceability of Cross-Collateralization	109
Tenancies-in-Common May Hinder Recovery	109
Risks Relating to Delaware Statutory Trusts	109
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	110
Risks Associated with One Action Rules	110
State Law Limitations on Assignments of Leases and Rents May Entail Risks	110
Risks of Anticipated Repayment Date Loans	111
Various Other Laws Could Affect the Exercise of Lender’s Rights	111
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	111
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	112
Risks Related to Ground Leases and Other Leasehold Interests	114
Sale-Leaseback Transactions Have Special Risks	115
Risks Relating to Shari’ah Compliant Loans	116
Increases in Real Estate Taxes May Reduce Available Funds	117
Risks Relating to Tax Credits	117
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	118
Risks Related to Conflicts of Interest	118
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	118
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	120
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	121
Potential Conflicts of Interest of the Operating Advisor	123
Potential Conflicts of Interest of the Asset Representations Reviewer	124
6

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	125
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	127
The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers	128
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	129
Other Potential Conflicts of Interest May Affect Your Investment	129
Other Risks Relating to the Certificates	130
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	130
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	132
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	135
General	135
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	136
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	137
Losses and Shortfalls May Change Your Anticipated Yield	137
Risk of Early Termination	138
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	138
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	139
You Have Limited Voting Rights	139
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	139
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	142
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	143
Risks Relating to Modifications of the Mortgage Loans	144
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	145
Risks Relating to Interest on Advances and Special Servicing Compensation	146
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	146
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	147
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	148
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	148
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	148
Tax Considerations Relating to Foreclosure	148
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	149
REMIC Status	150
Material Federal Tax Considerations Regarding Original Issue Discount	150
General Risks	150
7

The Certificates May Not Be a Suitable Investment for You	150
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	151
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	151
Other Events May Affect the Value and Liquidity of Your Investment	151
The Certificates Are Limited Obligations	152
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	152
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	152
Description of the Mortgage Pool	155
General	155
Co-Originated and Third-Party Originated Mortgage Loans	156
Certain Calculations and Definitions	157
Definitions	158
Mortgage Pool Characteristics	170
Overview	170
Property Types	171
Retail Properties	171
Office Properties	172
Industrial Properties	172
Mixed Use Properties	173
Hotel Properties	173
Multifamily Properties	175
Manufactured Housing Community Properties	175
Specialty Use Concentrations	176
Mortgage Loan Concentrations	177
Top Fifteen Mortgage Loans	177
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	177
Geographic Concentrations	179
Mortgaged Properties with Limited Prior Operating History	179
Tenancies-in-Common or Diversified Ownership	180
Delaware Statutory Trusts	180
Shari’ah Compliant Loan	180
Condominium and Other Shared Interests	181
Fee & Leasehold Estates; Ground Leases	181
COVID-19 Considerations	183
Environmental Considerations	183
Redevelopment, Renovation and Expansion	187
Assessment of Property Value and Condition	188
Litigation and Other Considerations	188
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	189
Tenant Issues	191
Tenant Concentrations	191
Lease Expirations and Terminations	192
Expirations	192
Terminations	194
Other	194
Purchase Options and Rights of First Refusal	195
Affiliated Leases	197
Competition from Certain Nearby Properties	198
Insurance Considerations	198
Use Restrictions	200
Appraised Value	202
Non-Recourse Carveout Limitations	202
8

Real Estate and Other Tax Considerations	203
Delinquency Information	203
Certain Terms of the Mortgage Loans	204
Amortization of Principal	204
Due Dates; Mortgage Rates; Calculations of Interest	204
Single Purpose Entity Covenants	205
ARD Loan	206
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	207
Voluntary Prepayments	208
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	209
Defeasance	209
Releases; Partial Releases	210
Escrows	213
Mortgaged Property Accounts	214
Exceptions to Underwriting Guidelines	215
Additional Indebtedness	216
General	216
Whole Loans	216
Mezzanine Indebtedness	216
Other Secured Indebtedness	219
Preferred Equity	219
Other Unsecured Indebtedness	219
The Whole Loans	220
General	220
The Serviced Pari Passu Whole Loans	227
Intercreditor Agreement	227
Control Rights with respect to the Servicing Shift Whole Loan	228
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loans	228
Certain Rights of each Non-Controlling Holder	228
Sale of Defaulted Mortgage Loan	229
The Non-Serviced Pari Passu Whole Loans	230
Intercreditor Agreement	230
Control Rights	231
Certain Rights of each Non-Controlling Holder	231
Custody of the Mortgage File	232
Sale of Defaulted Mortgage Loan	232
Additional Information	232
Transaction Parties	233
The Sponsors and Mortgage Loan Sellers	233
Barclays Capital Real Estate Inc.	233
General	233
Barclays’ Securitization Program	233
Review of Barclays Mortgage Loans	235
Barclays’ Underwriting Guidelines and Processes	237
Compliance with Rule 15Ga-1 under the Exchange Act	239
Retained Interests in This Securitization	240
Bank of America, National Association	240
General	240
Bank of America’s Securitization Program	240
Bank of America’s Commercial Mortgage Loan Underwriting Standards	241
Review of Bank of America Mortgage Loans	247
Compliance with Rule 15Ga-1 under the Exchange Act	249
Retained Interests in This Securitization	253
UBS AG, New York Branch	253
9

General	253
UBS AG, New York Branch’s Securitization Program	253
Review of the UBS AG, New York Branch Mortgage Loans	254
UBS AG, New York Branch’s Underwriting Standards	256
Retained Interests in This Securitization	261
Bank of Montreal	261
General	261
BMO’s Commercial Mortgage Origination and Securitization Program	261
Review of the BMO Mortgage Loans	262
BMO’s Origination Procedures and Underwriting Guidelines	265
Compliance with Rule 15Ga-1 under the Exchange Act	268
Retained Interests in This Securitization	268
Societe Generale Financial Corporation	269
General	269
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	269
Societe Generale Financial Corporation’s Underwriting Standards	270
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	273
Compliance with Rule 15Ga-1 under the Exchange Act	275
Retained Interests in This Securitization	275
Starwood Mortgage Capital LLC	276
General	276
Starwood’s Securitization Program	276
Review of SMC Mortgage Loans	277
SMC’s Underwriting Guidelines and Processes	278
Exceptions to SMC’s Disclosed Underwriting Guidelines	282
Servicing	282
Compliance with Rule 15Ga-1 under the Exchange Act	282
Retained Interests in This Securitization	282
Argentic Real Estate Finance 2 LLC	282
General	282
Argentic’s Securitization Program	283
Argentic’s Underwriting Standards and Processes	283
Review of Mortgage Loans for Which Argentic is the Sponsor	288
Compliance with Rule 15Ga-1 under the Exchange Act	289
Retained Interests in This Securitization	289
LMF Commercial, LLC	290
General	290
LMF’s Securitization Program	290
LMF’s Underwriting Standards and Loan Analysis	290
Review of Mortgage Loans for Which LMF is the Sponsor	294
Compliance with Rule 15Ga-1 under the Exchange Act	295
Retained Interests in This Securitization	295
The Depositor	296
The Issuing Entity	296
The Master Servicer and Ashburn Data Center Special Servicer	297
The Special Servicer	300
The Affiliated Special Servicer	304
The Certificate Administrator and Trustee	307
The Operating Advisor and Asset Representations Reviewer	309
Credit Risk Retention	311
General	311
Qualifying CRE Loans	311
HRR Certificates	311
The Third-Party Purchaser	313
Determination of Amount of Required Horizontal Credit Risk Retention	313
10

General	313
Treasury-Priced Principal Balance Certificates	314
Treasury Yield Curve	314
Credit Spread Determination	314
Discount Yield Determination	315
Determination of Class Sizes	315
Target Price Determination	316
Determination of Assumed Certificate Coupon	316
Determination of Treasury-Priced Expected Price	317
Interest-Only Certificates	317
Treasury Yield Curve	317
Credit Spread Determination	318
Discount Yield Determination	318
Determination of Scheduled Certificate Interest Payments	319
Determination of Interest-Only Expected Price	319
Fixed-Price Principal Balance Certificates	319
Determination of Class Size	319
Determination of Fixed-Priced Expected Price	319
Calculation of Estimated Fair Value of All Certificates	319
Hedging, Transfer and Financing Restrictions	320
Operating Advisor	321
Representations and Warranties	322
Description of the Certificates	324
General	324
Distributions	326
Method, Timing and Amount	326
Available Funds	327
Priority of Distributions	328
Pass-Through Rates	332
Interest Distribution Amount	334
Principal Distribution Amount	334
Certain Calculations with Respect to Individual Mortgage Loans	336
Excess Interest	337
Application Priority of Mortgage Loan Collections or Whole Loan Collections	337
Allocation of Yield Maintenance Charges and Prepayment Premiums	340
Assumed Final Distribution Date; Rated Final Distribution Date	342
Prepayment Interest Shortfalls	342
Subordination; Allocation of Realized Losses	344
Reports to Certificateholders; Certain Available Information	346
Certificate Administrator Reports	346
Information Available Electronically	352
Voting Rights	356
Delivery, Form, Transfer and Denomination	357
Book-Entry Registration	357
Definitive Certificates	360
Certificateholder Communication	360
Access to Certificateholders’ Names and Addresses	360
Requests to Communicate	360
List of Certificateholders	361
Description of the Mortgage Loan Purchase Agreements	361
General	361
Dispute Resolution Provisions	371
Asset Review Obligations	371
Pooling and Servicing Agreement	371
General	371
Assignment of the Mortgage Loans	372
11

Servicing Standard	373
Subservicing	374
Advances	375
P&I Advances	375
Servicing Advances	376
Nonrecoverable Advances	377
Recovery of Advances	378
Accounts	379
Withdrawals from the Collection Account	381
Servicing and Other Compensation and Payment of Expenses	384
General	384
Master Servicing Compensation	389
Special Servicing Compensation	392
Disclosable Special Servicer Fees	396
Certificate Administrator and Trustee Compensation	397
Operating Advisor Compensation	397
Asset Representations Reviewer Compensation	397
CREFC® Intellectual Property Royalty License Fee	398
Appraisal Reduction Amounts	398
Maintenance of Insurance	404
Modifications, Waivers and Amendments	407
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	411
Inspections	412
Collection of Operating Information	413
Special Servicing Transfer Event	413
Asset Status Report	415
Realization Upon Mortgage Loans	418
Sale of Defaulted Loans and REO Properties	420
The Directing Certificateholder	423
General	423
Major Decisions	425
Asset Status Report	428
Replacement of the Special Servicer	428
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	428
Servicing Override	430
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	431
Rights of the Holders of Serviced Pari Passu Companion Loans	431
Limitation on Liability of Directing Certificateholder	431
The Operating Advisor	432
General	432
Duties of Operating Advisor At All Times	433
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	435
Recommendation of the Replacement of the Special Servicer	436
Eligibility of Operating Advisor	436
Other Obligations of Operating Advisor	437
Delegation of Operating Advisor’s Duties	438
Termination of the Operating Advisor With Cause	438
Rights Upon Operating Advisor Termination Event	439
Waiver of Operating Advisor Termination Event	439
Termination of the Operating Advisor Without Cause	439
Resignation of the Operating Advisor	440
Operating Advisor Compensation	440
The Asset Representations Reviewer	440
12

Asset Review	440
Asset Review Trigger	440
Asset Review Vote	441
Review Materials	442
Asset Review	443
Eligibility of Asset Representations Reviewer	445
Other Obligations of Asset Representations Reviewer	445
Delegation of Asset Representations Reviewer’s Duties	446
Assignment of Asset Representations Reviewer’s Rights and Obligations	446
Asset Representations Reviewer Termination Events	446
Rights Upon Asset Representations Reviewer Termination Event	447
Termination of the Asset Representations Reviewer Without Cause	447
Resignation of Asset Representations Reviewer	448
Asset Representations Reviewer Compensation	448
Replacement of the Special Servicer Without Cause	448
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	450
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	452
Termination of the Master Servicer or Special Servicer for Cause	452
Servicer Termination Events	452
Rights Upon Servicer Termination Event	453
Waiver of Servicer Termination Event	455
Resignation of the Master Servicer or Special Servicer	455
Limitation on Liability; Indemnification	456
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	458
Dispute Resolution Provisions	459
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	459
Repurchase Request Delivered by a Party to the PSA	459
Resolution of a Repurchase Request	460
Mediation and Arbitration Provisions	463
Servicing of the Servicing Shift Mortgage Loans	464
Servicing of the Non-Serviced Mortgage Loans	465
General	465
Rating Agency Confirmations	468
Evidence as to Compliance	469
Limitation on Rights of Certificateholders to Institute a Proceeding	471
Termination; Retirement of Certificates	471
Amendment	472
Resignation and Removal of the Trustee and the Certificate Administrator	474
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	476
Certain Legal Aspects of Mortgage Loans	476
General	477
Types of Mortgage Instruments	477
Leases and Rents	477
Personalty	478
Foreclosure	478
General	478
Foreclosure Procedures Vary from State to State	478
Judicial Foreclosure	478
Equitable and Other Limitations on Enforceability of Certain Provisions	479
Nonjudicial Foreclosure/Power of Sale	479
Public Sale	479
Rights of Redemption	480
Anti-Deficiency Legislation	481
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Leasehold Considerations	481
Bankruptcy Laws	482
Environmental Considerations	488
General	488
Superlien Laws	488
CERCLA	488
Certain Other Federal and State Laws	489
Additional Considerations	489
Due-on-Sale and Due-on-Encumbrance Provisions	490
Subordinate Financing	490
Default Interest and Limitations on Prepayments	490
Applicability of Usury Laws	490
Americans with Disabilities Act	491
Servicemembers Civil Relief Act	491
Anti-Money Laundering, Economic Sanctions and Bribery	491
Potential Forfeiture of Assets	492
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	492
Pending Legal Proceedings Involving Transaction Parties	495
Use of Proceeds	495
Yield and Maturity Considerations	495
Yield Considerations	495
General	495
Rate and Timing of Principal Payments	495
Losses and Shortfalls	497
Certain Relevant Factors Affecting Loan Payments and Defaults	497
Delay in Payment of Distributions	498
Yield on the Certificates with Notional Amounts	498
Weighted Average Life	499
Material Federal Income Tax Considerations	507
General	507
Qualification as a REMIC	508
Status of Offered Certificates	509
Taxation of Regular Interests	510
General	510
Original Issue Discount	510
Acquisition Premium	512
Market Discount	512
Premium	513
Election To Treat All Interest Under the Constant Yield Method	513
Treatment of Losses	514
Yield Maintenance Charges and Prepayment Premiums	514
Sale or Exchange of Regular Interests	515
Taxes That May Be Imposed on a REMIC	515
Prohibited Transactions	515
Contributions to a REMIC After the Startup Day	516
Net Income from Foreclosure Property	516
REMIC Partnership Representative	516
Taxation of Certain Foreign Investors	516
FATCA	517
Backup Withholding	518
Information Reporting	518
3.8% Medicare Tax on “Net Investment Income”	518
Reporting Requirements	518
Certain State and Local Tax Considerations	519
Method of Distribution (Underwriter)	519
14

Incorporation of Certain Information by Reference	522
Where You Can Find More Information	523
Financial Information	523
Certain ERISA Considerations	523
General	523
Plan Asset Regulations	524
Administrative Exemptions	525
Insurance Company General Accounts	527
Legal Investment	527
Legal Matters	528
Ratings	528
Index of Defined Terms	532

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

16

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2023-C20 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
17

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the

18

“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE

19

OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)   it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)  IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

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FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN

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RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
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●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

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NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2023-C20, Commercial Mortgage Pass-Through Certificates, Series 2023-C20.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2023-C20, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	Bank of Montreal, a Canadian chartered bank
●	Bank of America, National Association, a national banking association
●	Societe Generale Financial Corporation, a Delaware corporation
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.
Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(4)(5)(6)(7)	8	$233,165,333	28.3%
Bank of America, National Association(3)(5)	5	151,108,960	18.3
UBS AG	4	144,597,319	17.5
Bank of Montreal(3)(8)	5	109,250,000	13.2
Societe Generale Financial Corporation(4)(6)(7)	6	78,166,667	9.5
Starwood Mortgage Capital LLC(8)	5	56,784,672	6.9
Argentic Real Estate Finance 2 LLC	3	36,940,229	4.5
LMF Commercial, LLC	3	15,185,425	1.8
Total	32	$825,198,605	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Fashion Valley Mall mortgage loan (9.998%), Barclays Capital Real Estate Inc. is contributing two notes with an aggregate outstanding principal balance of $40,000,000, Bank of America, National Association is contributing a note with an outstanding principal balance of $25,000,000 and Bank of Montreal is contributing a note with an outstanding principal balance of $17,500,000.
(4)	With respect to the Healthcare Trust MOB Portfolio mortgage loan (7.5%), Barclays Capital Real Estate Inc. is contributing two notes with an aggregate outstanding principal balance of $43,000,000, and Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $18,500,000.
(5)	With respect to the One & Two Commerce Square mortgage loan (7.3%), Barclays Capital Real Estate Inc. is contributing a note with an outstanding principal balance of $30,000,000, and Bank of America, National Association is contributing two notes with an aggregate outstanding principal balance of $30,000,000.
(6)	With respect to the Gloucester Premium Outlets mortgage loan (3.0%), Barclays Capital Real Estate Inc. is contributing a note with an outstanding principal balance of $18,333,333, and Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $6,666,667.
(7)	With respect to the Oxmoor Center mortgage loan (2.7%), Barclays Capital Real Estate Inc. is contributing two notes with an aggregate outstanding principal balance of $15,000,000, and Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $7,500,000.
(8)	With respect to the North Run Business Park mortgage loan (4.1%), Bank of Montreal is contributing a note with an outstanding principal balance of $17,000,000, and Starwood Mortgage Capital LLC is contributing a note with an outstanding principal balance of $17,000,000.
All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
Each of the Fashion Valley Mall, Healthcare Trust MOB Portfolio, One & Two Commerce Square, North Run Business Park, Gloucester Premium Outlets and Oxmoor Center mortgage loans (collectively, 34.6%) consist of notes sold by two or more mortgage loan sellers and are referred to herein as “jointly sold mortgage loans”.

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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	KeyBank National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer and Ashburn Data Center Special Servicer” and “Pooling and Servicing Agreement”.
The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the related servicing shift date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
KeyBank National Association is expected to be the initial special servicer with respect to the Ashburn Data Center whole loan.
KeyBank is the master servicer under the BBCMS 2023-C19 transaction (with respect to the Gloucester Premium Outlets mortgage loan and the South Lake at Dulles mortgage loan).

Special Servicer and

Ashburn Data Center

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans and the Ashburn Data Center mortgage loan) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. KeyBank is expected to be the initial special servicer with respect to the Ashburn Data Center mortgage loan. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred
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and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. LNR Partners, LLC is the special servicer under the BANK 2023-BNK45 pooling and servicing agreement which initially governs the servicing of the CX – 250 Water Street whole loan (until the securitization of the related lead servicing companion loan) and under the Benchmark 2023-B38 pooling and servicing agreement which governs the servicing of the Great Lakes Crossing Outlets whole loan. The principal servicing office of the special servicer is located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305)-695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”. The principal servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer and Ashburn Data Center Special Servicer” and “Pooling and Servicing Agreement”. LNR Partners, LLC and Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller are affiliates of each other.
LNR Partners, LLC or an affiliate, assisted LD III Sub XII, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.
KeyBank is the master servicer under the BBCMS 2023-C19 transaction (with respect to the Gloucester Premium Outlets mortgage loan and the South Lake at Dulles mortgage loan).
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing

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compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
References herein to the “special servicer” will mean individually or collectively, as the context may require, (i) LNR Partners, LLC, as special servicer with respect to all mortgage loans other than the Ashburn Data Center mortgage loan or (ii) KeyBank National Association, as special servicer with respect to the Ashburn Data Center mortgage loan.
Prior to the related servicing shift date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the related pooling and servicing agreement. From and after the related servicing shift date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Affiliated Special Servicer	Argentic Services Company LP, the special servicer with respect to the Barbours Cut IOS whole loan, which is to be serviced under the MSWF 2023-1 pooling and servicing agreement, is an affiliate of (i) Argentic Real Estate Finance 2 LLC, a sponsor, an originator and a mortgage loan seller and (ii) Argentic Securities Income USA 2 LLC, the initial directing certificateholder under the MSWF 2023-1 pooling and servicing agreement with respect to the Barbours Cut IOS mortgage loan. See “Transaction Parties—The Affiliated Special Servicer”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to each servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

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With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to each servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for each servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

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Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to any servicing shift whole loan prior to the related servicing shift date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loans and (iii) any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any date of determination, the most subordinate class of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class J-RR certificates. No class of

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certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
It is anticipated that LD III Sub XII, LLC, the entity expected to purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, will purchase at least a majority interest in the Class S certificates (and may purchase certain other classes of certificates) and, on the closing date, LD III Sub XII, LLC, or an affiliate, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any servicing shift mortgage loan, (ii) any non-serviced mortgage loan or (iii) any excluded loan).
With respect to each servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to the related servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of the related servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the related servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2023 (or, in the case of any mortgage loan that has its first due date after July 2023, the date that would have been its due date in July 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about July 11, 2023.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2023.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Pennsylvania, Maryland, New York, Kansas, Ohio, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the
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event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	March 2028
Class A-2	June 2028
Class A-3	June 2030
Class A-4	NAP – March 2033(1)
Class A-5	June 2033
Class A-SB	February 2033
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2033
Class B	June 2033
Class C	June 2033

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $145,000,000.
The rated final distribution date for the offered certificates will be the distribution date in July 2056.
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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2023-C20:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class D-RR,
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Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R certificates (referred to as the “non-offered certificates”). The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are collectively referred to as the “HRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. % of Initial Pool Balance	Approx. Initial Credit Support(2)
Class A-1	$4,630,000		0.561%	30.000%
Class A-2	$149,200,000		18.080%	30.000%
Class A-3	$29,880,000		3.621%	30.000%
Class A-4	$0 - $145	,000,000(3)	0% – 17.572%(3)	30.000%
Class A-5	$243,800,000 - $388	,800,000(3)	29.544% – 47.116%(3)	30.000%
Class A-SB	$5,129,000		0.622%	30.000%
Class X-A	$577,639,000		NAP	NAP
Class X-B	$144,409,000		NAP	NAP
Class A-S	$107,275,000		13.000%	17.000%
Class B	$37,134,000		4.500%	12.500%
Class C	$21,208,000		2.570%	9.930%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.
(3)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $388,800,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the
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mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.08125%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a

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loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01043%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.00180%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license
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fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Non-Serviced Mortgage Loans(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
CX - 250 Water Street(3)	0.00250%	0.25000%
Great Lakes Crossing Outlets	0.00125%	0.25000%
Gloucester Premium Outlets	0.00125%	0.25000%
South Lake at Dulles	0.00125%	0.25000%
Barbours Cut IOS	0.00250%	0.25000%
Wyndham National Hotel Portfolio	0.00125%	0.25000%
Cross Island Plaza	0.00125%	0.25000%

(1)	Does not reflect the Fashion Valley Mall mortgage loan, the One & Two Commerce Square mortgage loan, the Seagate Campus mortgage loan, the Oxmoor Center mortgage loan or the 6330 West Loop South mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.

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(2)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.
(3)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Amount and Order

of Distributions on the

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest attributable to the Class S certificates) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.
Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses
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on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates) can
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be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain certificates that are not being offered by this prospectus), in each case as set forth in the chart below.
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*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
**	The Class X-A and Class X-B certificates are interest-only certificates.
***	Other than the Class S and Class R certificates.
Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class S or Class R certificates) will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

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E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.
F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the Class S certificates on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan) (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment
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date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of
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the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-two (32) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred forty-six (146) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $825,198,605.

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Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-two (32) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(2)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(3)	Whole Loan Underwritten NOI Debt Yield(3)
Fashion Valley Mall	$ 82,500,000	9.998%	$ 367,500,000	N/A	31.5%	3.15x	18.7%	31.5%	3.15x	18.7%
CX – 250 Water Street	$ 75,125,000	9.1%	$ 456,375,000	N/A	48.8%	1.66x	9.3%	48.8%	1.66x	9.3%
Healthcare Trust MOB Portfolio	$ 61,500,000	7.5%	$ 178,500,000	N/A	52.7%	1.75x	12.1%	52.7%	1.75x	12.1%
One & Two Commerce Square	$ 60,000,000	7.3%	$ 160,000,000	N/A	51.4%	1.52x	13.5%	51.4%	1.52x	13.5%
Great Lakes Crossing Outlets	$ 49,250,000	6.0%	$ 130,750,000	N/A	45.0%	2.50x	17.5%	45.0%	2.50x	17.5%
Seagate Campus	$ 32,000,000	3.9%	$ 140,000,000	N/A	66.2%	1.83x	13.6%	66.2%	1.83x	13.6%
Gloucester Premium Outlets	$ 25,000,000	3.0%	$ 50,000,000	N/A	51.4%	2.32x	15.3%	51.4%	2.32x	15.3%
Oxmoor Center	$ 22,500,000	2.7%	$ 67,500,000	N/A	58.8%	1.50x	13.3%	58.8%	1.50x	13.3%
South Lake at Dulles	$ 20,500,000	2.5%	$ 40,000,000	N/A	54.9%	2.19x	13.6%	54.9%	2.19x	13.6%
Barbours Cut IOS	$ 15,675,000	1.9%	$ 77,825,000	N/A	50.3%	1.55x	11.3%	50.3%	1.55x	11.3%
6330 West Loop South	$ 14,983,960	1.8%	$ 34,563,001	N/A	62.2%	1.20x	11.4%	62.2%	1.20x	11.4%
Wyndham National Hotel Portfolio	$13,597,319	1.6%	$ 117,843,431	N/A	61.1%	1.56x	14.8%	61.1%	1.56x	14.8%
Cross Island Plaza	$ 12,500,000	1.5%	$ 30,000,000	N/A	56.0%	1.53x	10.8%	56.0%	1.53x	10.8%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	In the case of the Fashion Valley Mall, the CX – 250 Water Street, the Healthcare Trust MOB and the Wyndham National Hotel Portfolio mortgage loans, the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.
(3)	Calculated including any related companion loan(s) but excluding any related mezzanine debt.
The Fashion Valley Mall whole loan, the One & Two Commerce Square whole loan, the Seagate Campus whole loan, the Oxmoor Center whole loan and the 6330 West Loop South whole loan (each, a “servicing shift whole loan” and the related mortgage loans, each, a “servicing shift mortgage loan”) will each initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift date, such servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the related servicing shift date, such servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced
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mortgage loan” and the related companion loans will be “non-serviced companion loans”.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
CX – 250 Water Street(3)	BANK 2023-BNK45	9.1%	Wells Fargo Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Great Lakes Crossing Outlets	Benchmark 2023-B38	6.0%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Gloucester Premium Outlets	BBCMS 2023-C19	3.0%	KeyBank National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association
South Lake at Dulles	BBCMS 2023-C19	2.5%	KeyBank National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association
Barbours Cut IOS	MSWF 2023-1	1.9%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
Wyndham National Hotel Portfolio	UBS 2019-C18	1.6%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Cross Island Plaza	BMO 2023-C5	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(4)
CX – 250 Water Street	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LD III Sub XI, LLC
Great Lakes Crossing Outlets	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
Gloucester Premium Outlets	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	KKR CMBS II Aggregator Type 2 L.P.
South Lake at Dulles	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	KKR CMBS II Aggregator Type 2 L.P.
Barbours Cut IOS	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
Wyndham National Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF IV-D UBSCM 2019-C18 MOA-HRR, LLC
Cross Island Plaza	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF IV-D AIV RR, LLC

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the Fashion Valley Mall whole loan, the One & Two Commerce Square whole loan, the Seagate Campus whole loan, the Oxmoor Center whole loan or the 6330 West Loop South whole loan, each of which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(3)	After the securitization of the related controlling pari passu companion loan, the related whole loan (referred to in this prospectus as a “non-serviced servicing shift whole loan”) will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related trust and servicing agreement or the pooling and servicing agreement for that securitization transaction.
(4)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such
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party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$825,198,605
Number of mortgage loans	32
Number of mortgaged properties	146
Range of Cut-off Date Balances	$2,540,000 to $82,500,000
Average Cut-off Date Balance	$25,787,456
Range of Mortgage Rates	4.85000% to 8.18000%
Weighted average Mortgage Rate	6.62544%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	108 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	106 months
Range of original amortization terms(3)	270 months to 360 months
Weighted average original amortization term(3)	348 months
Range of remaining amortization terms(3)	227 months to 360 months
Weighted average remaining amortization term(3)	342 months
Range of Cut-off Date LTV Ratios(4)(5)	31.5% to 70.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	51.6%
Range of LTV Ratios as of the maturity date or anticipated repayment date(4)(5)	29.0% to 70.6%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(4)(5)	50.9%
Range of U/W NCF DSCRs(5)(6)	1.20x to 3.51x
Weighted average U/W NCF DSCR(5)(6)	1.97x
Range of U/W NOI Debt Yields(5)	8.9% to 31.0%
Weighted average U/W NOI Debt Yield(5)	13.9%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	78.6%
Interest-only, ARD	9.1%
Amortizing Balloon	7.4%
Interest-only, Amortizing Balloon	4.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) mortgage loan with an anticipated repayment date, secured by the mortgaged property identified on Annex A-1 to this prospectus as CX – 250 Water Street (9.1%), calculated as of the related anticipated repayment date.
(3)	Excludes twenty-two (22) mortgage loans (collectively, 87.7%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or until the anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(5)	In the case of thirteen (13) mortgage loans (collectively, 58.8%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for
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interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, two (2) of the mortgage loans (4.3%) were modified due to a delinquency or were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.
With respect to the Oxmoor Center mortgage loan (2.7%), the mortgaged property previously secured a securitized loan that went into maturity default in June 2021 and was transferred to special servicing. The term of the prior loan was subsequently extended to June 2023 and such loan was transferred back to master servicing. Proceeds from the mortgage loan paid off the prior loan in full.
With respect to the Stoney Creek Inn Kansas City Independence mortgage loan (1.6%), the outstanding loan being refinanced at origination of the subject mortgage loan was subject to a forbearance agreement, which included a writing off of a portion of outstanding principal, among other items. At the time of origination of the subject mortgage loan, the prior loan’s maturity had been extended to May 2023, and the related borrower was in compliance with the terms and requirements of the forbearance agreement.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on
Limited

Operating Histories	With respect to seventy-seven (77) of the mortgaged properties (41.6%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired

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mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
With respect to the Ashburn Data Center mortgage loan (7.3%), approximately $1.3 million of landlord obligations under the lease with Oracle (the “First Service Order” ) are outstanding for which funds have been deposited in a third-party escrow account by the prior owner of the Mortgaged Property and are held by the related title company (and not the lender). The related escrow agreement has been collaterally assigned to the lender and the lender will become a party to the escrow agreement upon a foreclosure or deed-in-lieu of foreclosure. The Mortgage Loan documents provide recourse to the related borrower sponsor if the related borrower does not provide evidence reasonably satisfactory to the lender of completion of the First Service Order within 45 days of the origination date.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

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Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

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Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.key.com/key2cre.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in July 2033 and the CX – 250 Water Street mortgage loan (9.1%) is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, and Class F-RR certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such

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certificateholders and such companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
In addition, (1) the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”); and (2) the Class S certificates will represent undivided beneficial ownership interests in their respective portions of such entitlement for federal income tax purposes, as further described under “Material Federal Income Tax Considerations”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.

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●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings
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May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, office, industrial, mixed use, hospitality, multifamily and manufactured housing and) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) spread across the world, including the United States, which caused a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. The COVID-19 pandemic and the responses thereto led to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. There can be no assurance as to whether or when full economic activity will be restored.

Even as the country reopens, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that a surge in COVID-19 cases could have on economic conditions. There can be no assurance that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

In addition, the loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

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Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an

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affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.
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Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the

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performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

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A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

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In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

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With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
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●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers

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and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property

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and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
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●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of

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risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the

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related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
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●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

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Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management

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agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. Moreover, such conversion to an alternate use may be accompanied by a decrease in rents at the related mortgaged property. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
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●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection.

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For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and

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Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

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Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a

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mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building

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condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the

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mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, industrial, mixed use, hospitality and other – data center properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Virginia, Massachusetts, Alabama, Pennsylvania, Michigan and Texas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
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●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

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See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their

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customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
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●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

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Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort

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letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

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Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

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In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2023. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that

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any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of

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interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, and, with respect to certain mortgage loans, a significant amount of time has passed since such mortgage loans were originated, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—

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Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. In certain cases, appraisals were obtained a significant amount of time prior to the date hereof, and the market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into

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consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

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The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

Seasoned Mortgage Loans Present Additional Risk of Repayment

One (1) mortgage loan (1.6%) is a seasoned mortgage loan and was originated 12 months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since origination.

In particular, the seasoned mortgage loan was originated prior to the COVID-19 pandemic, and as a result, they were underwritten in a substantially different economic climate. Assumptions about property expenses, tenant demand and market trends made in connection with the underwriting of seasoned loans may have proven incorrect.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

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The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the

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mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” and “—Risks Relating to Delaware Statutory Trusts” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to

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comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or

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deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
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●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

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For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to

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actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

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Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated

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by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the Mortgage Loans, including the Volunteer RV Park Mortgage Loan (0.7%) were opened at Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the

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mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for retail, office, industrial, mixed use, hospitality or multifamily real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the

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Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with (or following) the acquisition of such property (or a portion of such property) by a prior owner or the related borrower. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or a portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees.

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However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower, which is a non-Shari’ah compliant party, holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is directly or indirectly owned in whole or in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as (in some cases) reserve payments and any other sums due under the mortgage loan.

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By its terms, the master lease is expressly subordinate to the related mortgage loan. However, in some cases, the master lease may not provide that the lender is a beneficiary of the subordination provisions or may provide that the master tenant has no responsibility under the loan documents or to the lender. In such circumstances the master tenant may be able to assert defenses in the event that the lender seeks to terminate the master lease upon a foreclosure, which, if successful, could allow the master lease to remain in place and the master tenant to remain in control of the related property.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Shari’ah compliant loans may in some instances provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender. However, under applicable state law, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender may not have a perfected security interest in the leases and rents of the underlying tenants.

The foregoing arrangements may adversely affect the ability of the lender to enforce the related mortgage loan or the amount received upon enforcement, particularly in the event of a bankruptcy of the borrower or master tenant.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

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The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

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Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Starwood Mortgage Capital LLC, a sponsor, mortgage loan seller and originator, is an affiliate of LNR Partners, LLC, the special servicer with respect to the serviced mortgage loans (other than the Ashburn Data Center whole loan) and the special servicer under the (i) Benchmark 2023-B38 pooling and servicing agreement which governs the servicing of the Great Lakes Crossing Outlets whole loan and (ii) BANK 2023-BNK45 pooling and servicing agreement which initially governs the servicing of the CX – 250 Water Street whole loan (until the securitization of the related lead servicing companion loan).

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Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or

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investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust

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and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2023-C20 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any

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obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

LD III Sub XII, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and LNR Partners, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

It is expected that LD III Sub XII, LLC or an affiliate will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). LNR Partners, LLC is expected to be appointed by LD III Sub XII, LLC to act as the special servicer. LNR Partners, LLC is an affiliate of Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller. LNR Partners, LLC (i) currently serves as special servicer under the Benchmark 2023-B38 pooling and servicing agreement which governs the servicing of the Great Lakes Crossing Outlets whole loan and (ii) serves as special servicer under the BANK 2023-BNK45 pooling and servicing agreement which initially governs the servicing of the CX – 250 Water Street whole loan (until the securitization of the related lead servicing companion loan).

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The

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Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as,

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and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LD III Sub XII, LLC or an affiliate thereof will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, other than with respect to any excluded loan) (or in the case of any servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the related servicing shift date) or, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of any servicing shift whole loan, prior to the related servicing shift date, or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The

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Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of any servicing shift mortgage loan, prior to the related servicing shift date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to any servicing shift whole loan, prior to the related servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to the related servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the related servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the related servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the related servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than a servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to any servicing shift whole loan, prior to the related servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and

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servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as
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owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

LD III Sub XII, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements and with regard to such servicing shift whole loans following the related servicing shift date, under the related pooling and servicing agreement governing the servicing of the related servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

LNR Partners, LLC, which is expected to act as the special servicer, or its affiliate assisted LD III Sub XII, LLC (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Fashion Valley Mall whole loan, the One & Two Commerce Square whole loan, the Seagate Campus whole loan, the Oxmoor Center whole loan and the 6330 West Loop South whole loan, the servicing shift whole loans, are expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by the related servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any the servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the related servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the related servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

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Initially, the servicing and administration of the CX – 250 Water Street whole loan will be governed by the BANK 2023-BNK45 pooling and servicing agreement until the securitization of the related lead servicing pari passu companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related pooling and servicing agreement and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that govern the securitization of such lead servicing pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such master servicer or special servicer, nor will they have any assurance as to the particular terms of the pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the lead servicing pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non Serviced Pari Passu Whole Loans—Control Rights”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to any servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to any servicing shift whole loan, or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan or any servicing shift whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
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●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i)

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in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the

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underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
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●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not

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to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained,

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we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.
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The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan

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had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	Class A-S and Class B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

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For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then, the Class H-RR certificates, then, the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D-RR certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S and Class B certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

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Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or any servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan, a servicing shift mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance

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of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to any servicing shift mortgage loan, with respect to which the holder of the related controlling companion loan prior to the related servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loans, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and a servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, and

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the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)               may act solely in its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)              does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan), in the case of any servicing shift whole loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)              may take actions that favor its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)               will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or

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pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure

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that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or a servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or a servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of the related servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or such servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of the related servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to such servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—

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The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and

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consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the jointly sold mortgage loans, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one

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of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

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The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the

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then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan

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pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the Treasury Regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations Section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the special servicer may grant certain forbearances (and engage

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in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will issue new guidance or otherwise extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations under the Treasury Regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the Treasury Regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the Treasury Regulations of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to

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maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyberattacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

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The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the certificates). We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities

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markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
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●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor and the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-two (32) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $825,198,605 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2023 (or, in the case of any Mortgage Loan that has its first due date after July 2023, the date that would have been its due date in July 2023 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Thirteen (13) Mortgage Loans (collectively, 58.8%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”). The Pari Passu Companion Loans are also collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(4)(5)(6)(7)	8	77	$ 233,165,333	28.3%
Bank of America, National Association(3)(5)	5	5	151,108,960	18.3
UBS AG	4	47	144,597,319	17.5
Bank of Montreal(3)(8)	5	5	109,250,000	13.2
Societe Generale Financial Corporation(4)(7)(8)	6	67	78,166,667	9.5
Starwood Mortgage Capital LLC(8)	5	6	56,784,672	6.9
Argentic Real Estate Finance 2 LLC	3	3	36,940,229	4.5
LMF Commercial, LLC	3	4	15,185,425	1.8
Total	32	146	$ 825,198,605	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Fashion Valley Mall Mortgage Loan (9.998%), Barclays Capital Real Estate Inc. is contributing two notes with an aggregate outstanding principal balance of $40,000,000, Bank of America, National Association is contributing a note with an outstanding principal balance of $25,000,000 and Bank of Montreal is contributing a note with an outstanding principal balance of $17,500,000.
(4)	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), Barclays Capital Real Estate Inc. is contributing two notes with an aggregate outstanding principal balance of $43,000,000, and Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $18,500,000.
(5)	With respect to the One & Two Commerce Square Mortgage Loan (7.3%), Barclays Capital Real Estate Inc. is contributing a note with an outstanding principal balance of $30,000,000 and Bank of America, National Association is contributing two notes with an aggregate outstanding principal balance of $30,000,000.
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(6)	With respect to the Oxmoor Center Mortgage Loan (2.7%), Barclays Capital Real Estate Inc. is contributing two notes with an aggregate outstanding principal balance of $15,000,000, and Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $7,500,000.
(7)	With respect to the Gloucester Premium Outlets Mortgage Loan (3.0%), Barclays Capital Real Estate Inc. is contributing a note with an outstanding principal balance of $18,333,333, and Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $6,666,667.
(8)	With respect to the North Run Business Park Mortgage Loan (4.1%), Bank of Montreal is contributing a note with an outstanding principal balance of $17,000,000, and Starwood Mortgage Capital LLC is contributing a note with an outstanding principal balance of $17,000,000.

Other than as described below, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Fashion Valley Mall Mortgage Loan (9.998%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Barclays Capital Real Estate Inc., JPMorgan Chase Bank, National Association and Bank of Montreal. Such Mortgage Loan was underwritten pursuant to each of Bank of America, National Association’s, Barclays Capital Real Estate Inc.’s, JPMorgan Chase Bank, National Association’s and Bank of Montreal’s underwriting guidelines.
●	The CX – 250 Water Street Mortgage Loan (9.1%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Wells Fargo Bank, National Association, Goldman Sachs Bank USA and 3650 Real Estate Investment Trust 2 LLC. Such Mortgage Loan was underwritten pursuant to Bank of America, National Association’s underwriting guidelines.
●	The Healthcare Trust MOB Portfolio Mortgage Loan (7.5%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Societe Generale Financial Corporation and KeyBank National Association. Such Mortgage Loan was underwritten pursuant to each of Barclays Capital Real Estate Inc.’s and Societe Generale Financial Corporation’s underwriting guidelines.
●	The One & Two Commerce Square Mortgage Loan (7.3%) is part of a Whole Loan that was co-originated by Bank of America, National Association, Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association. Such Mortgage Loan was underwritten pursuant to
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each of Bank of America, National Association’s and Barclays Capital Real Estate Inc.’s underwriting guidelines.

●	The Great Lakes Crossing Outlets Mortgage Loan (6.0%) is part of a Whole Loan that was co-originated by Bank of Montreal, DBR Investments Co. Limited and Goldman Sachs Bank USA. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s underwriting guidelines.
●	The North Run Business Park Mortgage Loan (4.1%) is a Jointly Sold Mortgage Loan that was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s and Starwood Mortgage Capital LLC’s underwriting guidelines.
●	The Seagate Campus Mortgage Loan (3.9%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., UBS AG and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to UBS AG’s underwriting guidelines.
●	The Gloucester Premium Outlets Mortgage Loan (3.0%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to each of Barclays Capital Real Estate Inc’s and Societe Generale Financial Corporation’s underwriting guidelines.
●	The Oxmoor Center Mortgage Loan (2.7%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to each of Barclays Capital Real Estate Inc’s and Societe Generale Financial Corporation’s underwriting guidelines.
●	The Barbours Cut IOS Mortgage Loan (1.9%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to Argentic’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 11, 2023 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Fashion Valley Mall Mortgage Loan or the Fashion Valley Mall Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Fashion Valley Mall Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Fashion Valley Mall Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are

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approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the

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appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

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The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and as described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date/ARD LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
Fashion Valley Mall(2)	9.998%	31.5%	31.5%	$1,430,000,000	31.0%	31.0%	$1,450,000,000
CX - 250 Water Street(3)	9.1%	48.8%	48.8%	$1,090,000,000	55.4%	55.4%	$960,000,000
Doubletree Downtown Chattanooga(4)	2.4%	48.6%	48.6%	$40,100,000	56.2%	56.2%	$34,700,000
Rhino Retail Portfolio(5)	2.4%	58.6%	58.6%	$33,300,000	62.5%	62.5%	$31,200,000
Wyndham National Hotel Portfolio(6)	1.6%	61.1%	46.7%	$215,000,000	61.1%	46.7%	$209,500,000
Holiday Inn Guin & Holiday Inn Express Brookhaven(7)	1.6%	52.3%	45.8%	$25,800,000	60.2%	52.8%	$22,400,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable.
(2)	With respect to the Fashion Valley Mortgage Loan (9.998%), the Appraised Value represents the “Hypothetical As-Is Value” which excludes the value attributed to the JC Penney and Neiman Marcus release parcels, as such parcels are permitted to be freely released by the borrower during the loan term.
(3)	With respect to the CX – 250 Water Street Mortgage Loan (9.1%), the Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization”, which assumes that as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than $5,932,952 of base building work to be paid and $7,160,274 of tenant improvements to be paid (which amounts were fully reserved by the lender) and retail leasing costs to be paid.
(4)	With respect to the Doubletree Downtown Chattanooga Mortgage Loan (2.4%), the “Other Than As-Is” Appraised Value of $40,100,000 is the “As Complete” value of February 23, 2024, which is based on the assumption that the related borrowers have completed certain renovations pursuant to a franchisor-mandated change-of-ownership property improvement plan (“PIP”) at the related Mortgaged Property. In connection with such PIP, the borrowers (i) deposited $3,450,000 with the lender at origination and (ii) are required to deposit an additional $215,000 that is currently held in a third-party escrow account following the borrowers’ receipt of such funds (such funds representing a portion of the estimated cost to complete the PIP that the seller of the related Mortgaged Property is responsible for under the related purchase and sale agreement).
(5)	With respect to the Rhino Retail Portfolio Mortgage Loan (2.4%), the “Other Than As-Is” Appraised Value of $33,300,000 is based on the “Prospective Market Value Upon Stabilization” of (i) $23,500,000 as of December 1, 2023 with respect to the Arden Square Shopping Center Mortgaged Property, which assumes the completion of the proposed improvements for the tenant Dutch Bros in a timely and workmanlike manner (the “Dutch Bros Work”), and (ii) $9,800,000 as of March 1, 2024 with respect to the University Park Plaza Mortgaged Property, which assumes that the lease with American Freight, LLC will be executed at the terms provided to the appraiser (the “American Freight Lease”). At origination, the lender held back (i) $900,000 in connection with the Dutch Bros Work and (ii) $600,000 in connection with the American Freight Lease. The “As-Is” Appraised Value without such assumptions is $31,200,000, based on the “As-Is” Appraised Value of (i) $22,000,000 as of March 7, 2023 with respect to the Arden Square Shopping Center Mortgaged Property and (ii) $9,200,000 with respect to the University Park Plaza Mortgaged Property as of March 7, 2023.
(6)	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.6%), the “Other Than As-Is” Appraised Value represents the aggregate sum of the available “As-Is” and “As-Complete” appraised values for each of the Mortgaged Properties on an individual basis of $215,000,000 as of August 1, 2019. The “As-Complete” appraised values assume completion of certain PIPs at the related Mortgaged Properties. At origination, the borrower deposited with the lender $7,417,247, representing 115% of the estimated cost to complete such PIPs. On a stand-alone basis, the Mortgaged Properties have an aggregate “As-Is” appraised value of $209,500,000 as of August 1, 2019. The remaining balance in the reserve is approximately $1,745,939. The borrower sponsor reports that 17 out of 17 PIPs are complete as of January 2023.
(7)	With respect to the Holiday Inn Guin & Holiday Inn Express Brookhaven Mortgage Loan (1.6%), the “Other Than As-Is” Appraised Value of $25,800,000 represents the “As-Complete” Appraised Value of the Holiday Inn Guin Mortgaged Property of $12,300,000 as of March 16, 2023 and the “As-Complete” Appraised Value of the Holiday Inn Express Brookhaven Mortgaged Property of $13,500,000 as of March 1, 2023, which assume the hypothetical condition that PIPs have been completed at each Mortgaged Property. At origination, the borrowers escrowed $1,816,940, representing 115% of the estimated cost to complete the PIPs. The “As-Is” Appraised Value of the Holiday Inn Guin Mortgaged Property as of March 16, 2023, without the hypothetical condition, was $10,900,000, and the “As-Is” Appraised Value of the Holiday Inn Express Brookhaven Mortgaged Property as of March 17, 2023, without the hypothetical condition, was $11,500,000.
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With respect to the Healthcare Trust MOB Mortgage Loan (7.5%), the Appraised Value of $455,000,000 reflects a portfolio premium of approximately 2.37% over the aggregate “As-Is” Appraised Values of the individual Mortgaged Properties. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of March 20, 2023 to April 5, 2023 is $444,475,000.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date(in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

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In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loans” means any of the Fashion Valley Mall, Healthcare Trust MOB Portfolio, One & Two Commerce Square, North Run Business Park, Gloucester Premium Outlets and Oxmoor Center Mortgage Loans.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

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“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); and (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

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“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage (or, in the case of the Barbours Cut IOS Mortgaged Property, acreage) of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of the ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed

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expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and manufactured housing community properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating

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statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with

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respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

With respect to the Mortgage Loan originated prior to March 15, 2020, determinations of Underwritten Net Operating Income did not take into account the impact of the COVID-19 pandemic. As a result, the actual property performance or market conditions may not be consistent with the assumptions made for purposes of underwriting. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

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The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” or “Beds” or “Acres” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes (or parking spaces for recreational vehicle parks), (d) in the case of certain Mortgaged Properties operated as student housing properties, the number of

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beds leased to students or (e) in the case of certain Mortgaged Properties operated as industrial properties, the number of acres.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$825,198,605
Number of Mortgage Loans	32
Number of Mortgaged Properties	146
Range of Cut-off Date Balances	$2,540,000 to $82,500,000
Average Cut-off Date Balance	$25,787,456
Range of Mortgage Rates	4.85000% to 8.18000%
Weighted average Mortgage Rate	6.62544%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	108 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	106 months
Range of original amortization terms(3)	270 months to 360 months
Weighted average original amortization term(3)	348 months
Range of remaining amortization terms(3)	227 months to 360 months
Weighted average remaining amortization term(3)	342 months
Range of Cut-off Date LTV Ratios(4)(5)	31.5% to 70.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	51.6%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	29.0% to 70.6%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	50.9%
Range of U/W NCF DSCRs(5)(6)	1.20x to 3.51x
Weighted average U/W NCF DSCR(5)(6)	1.97x
Range of U/W NOI Debt Yields(5)	8.9% to 31.0%
Weighted average U/W NOI Debt Yield(5)	13.9%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	78.6%
Interest-only, ARD	9.1%
Amortizing Balloon	7.4%
Interest-only, Amortizing Balloon	4.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, secured by the Mortgaged Property identified on Annex A-1 to this prospectus as CX – 250 Water Street (9.1%), calculated as of the related Anticipated Repayment Date.
(3)	Excludes twenty-two (22) Mortgage Loans (collectively, 87.7%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(5)	In the case of thirteen (13) Mortgage Loans (collectively, 58.8%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s).
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.
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The issuing entity will include eight (8) Mortgage Loans (collectively, 24.6%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	14	$206,082,000	25.0%
Super Regional Mall	2	105,000,000	12.7
Outlet Center	2	74,250,000	9.0
Anchored	2	19,500,000	2.4
Shadow Anchored	7	7,107,000	0.9
Single Tenant	1	225,000	0.0
Office	68	$205,783,960	24.9%
Medical	64	81,283,960	9.9
CBD	2	72,500,000	8.8
Suburban	2	52,000,000	6.3
Industrial	4	$149,175,000	18.1%
Warehouse/Distribution	1	67,500,000	8.2
Flex	1	34,000,000	4.1
R&D/Manufacturing	1	32,000,000	3.9
Other	1	15,675,000	1.9
Mixed Use	3	$84,160,229	10.2%
Lab/Office	1	75,125,000	9.1
Office/Retail	1	6,495,229	0.8
Multifamily/Retail	1	2,540,000	0.3
Hospitality	50	$71,827,416	8.7%
Limited Service	46	27,401,076	3.3
Full Service	2	25,930,925	3.1
Select Service	1	13,000,000	1.6
Extended Stay	1	5,495,415	0.7
Other	1	$60,000,000	7.3%
Data Center	1	60,000,000	7.3
Multifamily	2	$30,770,000	3.7%
Garden	1	16,000,000	1.9
Student Housing	1	14,770,000	1.8
Manufactured Housing/RV Park	4	$17,400,000	2.1%
Total	146	$825,198,605	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has
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Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the South Lake at Dulles Mortgage Loan (2.5%), the Mortgaged Property is currently deficient by certain parking spaces of the total required under the lease with Amazon.com Services, Inc. The related borrower sponsor is in discussions with Amazon.com Services, Inc. to resolve such deficiency. In addition, the borrower has deposited with the lender $300,000, which represents the estimated cost to create sufficient additional parking spaces to cure such deficiency.
●	The borrowers with respect to Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. In addition, the COVID-19 pandemic has increased the use of remote work technology and changed the patterns of office usage; such changes may be permanent and may adversely impact vacancy rates and market rent. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the Barbours Cut IOS Mortgage Loan (1.9%), the Mortgaged Property is used for metal fabrication and outdoor industrial storage uses, and the insurable value is $4.6 million. The borrower maintains a blanket policy covering 92 locations. Although the nearest blanket policy-covered property to the subject is approximately 60 miles away, some of the blanket policy-covered properties are, like the subject property, in Tier 1 (highest risk) wind/ hail locations. The blanket policy limits exceed $355 million, but includes a $10 million sublimit for wind/ hail/ named storm damage. In the event of a storm event affecting the broader region, other blanket policy-covered properties could incur damage that consumes the available coverage and diminishes or exhausts any recovery available for the Mortgaged Property. The Mortgage Loan documents provide that the Mortgage Loan is recourse to the borrower and guarantor for any damages to the Mortgaged Property from wind/hail and/or named windstorm perils above any collectible insurance proceeds until such time as the borrower provides an acceptable blanket policy satisfying the requirements of the Mortgage Loan documents. We cannot assure you that the related guarantor has the resources to, or will, satisfy such recourse obligations.
●	With respect to the Barbours Cut IOS Mortgage Loan (1.9%), on May 9, 2023, it was reported that with regards to the largest tenant at the Mortgaged Property, Ceres Terminals (“Ceres”), the owner of Ceres is seeking to sell Ceres for an estimated price of $1 billion. We cannot assure you whether such sale will be consummated or whether such sale, or decision not to sell, will have any impact on the credit of the Barbours Cut IOS Mortgage Loan.
●	The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—
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Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more office, retail and multifamily components. The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Data Center Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than the Stoney Creek Inn Kansas City Independence Mortgaged Properties (collectively, 7.1%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
●	With respect to the Stoney Creek Inn Kansas City Independence Mortgage Loan (1.6%), the related Mortgaged Property is currently owned by and operated under the independent Stoney Creek franchise, a local owner-owned franchise. The related Mortgaged Property is currently under a management agreement with Stoney Creek Hospitality Hotel Management and is not subject to a franchise agreement with the brand. The management agreement includes a management fee of 4.5% of total revenues as well as a license fee of 3.0% of total revenues. The related management agreement terminates on December 31, 2033. The related property owner and manager both have an option to terminate the related management agreement at any time and for any reason with 30 days’ notice.
●	With respect to each of the Doubletree Downtown Chattanooga Mortgaged Property (2.4%), the Stoney Creek Inn Kansas City Independence Mortgaged Property (1.6%) and the Holiday Inn Guin Mortgaged Property (0.8%), approximately 14.6%, 23.6% and 30.2%, respectively, of the underwritten revenue of such Mortgaged Property is derived from food and beverage operations.
●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.6%), each Mortgaged Property, with the exception of the Travelodge – 1177 East 16th Street Mortgaged Property, is supported by one or more contracts with one of four North American railway companies, Union Pacific Railroad Company, BNSF Railway Company, CSX Transportation, Inc. and Canadian Pacific Railway Company. These contracts set a required minimum number of room nights reserved at a stipulated rate, most of which have adjustment factors related to inflation. Most contracts also feature certain provisions that prevent railway crew employees from staying at a competing hotel within a predefined radius. The current contracts in place at the Mortgaged Properties guarantee a minimum of 1,835 room nights daily, representing 49.2% of the total daily
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available room nights. Based on a weighted average contract negotiated rate of $54.73 per room night, the current contracts in place at the Mortgaged Properties represent 64.8% of total underwritten room revenue. The contracts require the rooms at the Mortgaged Properties to comply with “dark and quiet” requirements, including, without limitation, noise abatement measures such as minimum sound transmission coefficient ratings between walls and floors and minimum impact insulation class ratings between floors, light-proofing measures such as custom curtains and blackout drapes that seal from wall to center and door sweeps, individual HVAC units and remote guest detection/energy management systems. Certain contracts mandate that the hotels provide 24-hour a day, 7 days a week service to railroad crews due to the fact that crew shifts may have abnormal operating hours. Two contracts have been in place for over 35 years, 21 contracts have been in place for over 20 to 32 years, and 12 contracts have been in place for over 10 to 20 years, for a weighted average age across the portfolio of Mortgaged Properties of 19.5 years (as of March 2023). All of the contracts that have previously reached an expiration date have been renewed, with the exception of the Baymont Inn & Suites – 2300 Valley West Court Mortgaged Property, the Days Inn – 3431 14th Avenue Mortgaged Property, the Travelodge – 1710 Jefferson Street Mortgaged Property and the Super 8 – 720 Royal Parkway Mortgaged Property, which each expired without renewal, and the Travelodge – 1177 E 16th Street Mortgaged Property, which has no rail contract and operates with transient business. The current contracts have a staggered expiration profile, with 63.0% and 10.7% of the contracted room nights expiring in 2023 and 2024, respectively, with the last contract expiring in December 2031. At loan origination, an upfront $7.0 million rail contract renewal reserve was escrowed that has since been transferred to the excess cash flow account as the Mortgage Loan is in a cash sweep period.

●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.6%), the collateral for the Mortgage Loan includes all of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc., the property manager of the Wyndham National Hotel Portfolio. Because the equity interests in Avantic Lodging Enterprises, Inc. may not qualify as an interest in real property or as personal property incidental to real property for U.S. federal income tax purposes, upon a foreclosure, the Treasury Regulations may restrict the Trust from taking title to such equity interests. Therefore, upon the occurrence of an event of default under the Wyndham National Hotel Portfolio Mortgage Loan and an ensuing foreclosure with respect to the Wyndham National Hotel Portfolio Mortgage Loan, the lead pooling and servicing agreement may not permit the lead trust to take title to the equity interests in Avantic Lodging Enterprises, Inc. (unless an opinion of counsel is provided indicating otherwise), but rather will require the lead Trust to either (i) exercise the legal remedies available to it under applicable law, or (ii) sell such equity interests and apply the proceeds toward the repayment of the Wyndham National Hotel Portfolio Mortgage Loan. Depending on market conditions, the proceeds from the sale of the equity interests in Avantic Lodging Enterprises, Inc. could be less than the proceeds that would be received if the special servicer had taken title to such equity interests and sold them at a later date. The underwritten value of the Wyndham National Hotel Portfolio Mortgaged Properties does not include the value of the borrower’s sole member’s equity interests in Avantic Lodging Enterprises, Inc.
●	The borrowers with respect to Mortgage Loans secured by hotel properties may face decreased demand and increased operating costs. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

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Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Doubletree Downtown Chattanooga	$19,500,000	2.4%	5/31/2038	6/1/2030
Wyndham National Hotel Portfolio(1)	$13,597,319	1.6%	1/1/2035	12/6/2029
Holiday Inn Guin & Holiday Inn Express Brookhaven(2)	$13,489,258	1.6%	5/30/2038	6/6/2033
Hampton Inn Columbus Dublin	$ 6,745,425	0.8%	2/28/2030	6/6/2033
Homewood Suites Schaumburg	$ 5,495,415	0.7%	3/31/2031	6/6/2033

(1)	The expiration date of the related franchise agreements for the Wyndham National Hotel Portfolio Mortgaged Properties is the same for all 44 Mortgaged Properties.
(2)	The expiration date of the related franchise agreements for the Holiday Inn Guin Mortgaged Property and the Holiday Inn Express Brookhaven Mortgaged Property is the same.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Villa de Cancun Mortgage Loan (1.9%), the Mortgaged Property is subject to a land use restriction agreement in favor of the Resolution Trust Corporation, acting in its capacity as receiver for University Federal Savings Association. The agreement generally requires that at least 121 units be reserved for tenants earning no more than 80% of the area median income, of which at least 69 units be reserved for tenants earning no more than 50% of the area median income, subject to certain rental restrictions. The agreement terminates upon, among other requirements, a foreclosure or deed-in-lieu of foreclosure of the Mortgaged Property provided that the borrower or an affiliate of the borrower does not acquire an ownership interest in the Mortgaged Property thereafter.
●	The borrowers with respect to Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Volunteer RV Park Mortgage Loan (0.7%), the Mortgaged Property is comprised of 127 recreational vehicle sites, 5 tent sites, 2 apartment units, and one park-owned
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mobile home that is occupied by the onsite property manager. The 1 park-owned mobile home was not included in underwriting the related Mortgage Loan.

●	With respect to the Lagoons MHC / RV Park Mortgage Loan (0.7%), the Mortgaged Property includes approximately 11 cottages and one apartment that are permanent structures affixed to the real property, representing approximately 10.3% of the underwritten revenue at the Mortgaged Property. In addition, the Mortgaged Property includes 19 unimproved parcels that may only be developed with permanent residential structures as described under “—Use Restrictions.”
●	With respect to the Lagoons MHC / RV Park Mortgage Loan (0.7%), approximately 29% of the related homesites at the Mortgaged Property are leased on an annual basis. The remaining homesites are generally leased to transient renters on a daily, weekly or monthly basis.
●	The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Theater/entertainment venue(1)	3	18.7%
Clean room/lab space(2)	2	13.2%
Medical, i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(3)	68	12.8%
Gym, fitness center, spa or health club(4)	5	1.9%
Restaurant/Bakery(5)	7	1.0%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Fashion Valley Mall, Oxmoor Center and Great Lakes Crossing Outlets.
(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as CX – 250 Water Street and North Run Business Park.
(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Healthcare Trust MOB Portfolio, Rhino Retail Portfolio – Arden Square Shopping Center, 6330 West Loop South, ExchangeRight In-Line Retail Portfolio #3 – Walnut Creek; ExchangeRight In-Line Retail Portfolio #3 – Vineland, Peterboro Office & Retail and 8 Maple Avenue.
(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Rhino Retail Portfolio – Arden Square Shopping Center , ExchangeRight In-Line Retail Portfolio #3 – Vineland; ExchangeRight In-Line Retail Portfolio #3 – Upper Deerfield; ExchangeRight In-Line Retail Portfolio #3 – Watertown and ExchangeRight In-Line Retail Portfolio #3 – Weeksville Crossing.
(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight In-Line Retail Portfolio #3 – Walnut Creek; ExchangeRight In-Line Retail Portfolio #3 – Watertown; ExchangeRight In-Line Retail Portfolio #3 – Marbolo Crossing; ExchangeRight In-Line Retail Portfolio #3 – Coopersburg; ExchangeRight In-Line Retail Portfolio #3 –Weeksville Crossing, ExchangeRight In-Line Retail Portfolio #3 – Unity Point and 852-854 Rogers Avenue.

In addition, the ExchangeRight In-Line Retail Portfolio #3 – Walnut Creek Mortgaged Property (0.4%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Fashion Valley Mall	$82,500,000	9.998%	$326.76	3.15x	31.5%	Retail
CX - 250 Water Street	$75,125,000	9.1%	$1,109.59	1.66x	48.8%	Mixed Use
Phoenix Huntsville II	$67,500,000	8.2%	$49.56	1.67x	63.0%	Industrial
Healthcare Trust MOB Portfolio	$61,500,000	7.5%	$192.32	1.75x	52.7%	Office
One & Two Commerce Square	$60,000,000	7.3%	$116.03	1.52x	51.4%	Office
Ashburn Data Center	$60,000,000	7.3%	$453.57	3.00x	40.0%	Other
Great Lakes Crossing Outlets	$49,250,000	6.0%	$159.53	2.50x	45.0%	Retail
North Run Business Park	$34,000,000	4.1%	$88.06	1.41x	55.9%	Industrial
Seagate Campus	$32,000,000	3.9%	$299.25	1.83x	66.2%	Industrial
Meridian Plaza	$31,500,000	3.8%	$100.27	1.36x	69.1%	Office
Gloucester Premium Outlets	$25,000,000	3.0%	$198.14	2.32x	51.4%	Retail
Oxmoor Center	$22,500,000	2.7%	$99.55	1.50x	58.8%	Retail
South Lake at Dulles	$20,500,000	2.5%	$224.18	2.19x	54.9%	Office
Doubletree Downtown Chattanooga	$19,500,000	2.4%	$104,838.71	2.18x	48.6%	Hospitality
Rhino Retail Portfolio	$19,500,000	2.4%	$103.45	1.50x	58.6%	Retail
Top 3 Total/Weighted Average	$225,125,000	27.3%		2.21x	46.7%
Top 5 Total/Weighted Average	$346,625,000	42.0%		2.01x	48.6%
Top 15 Total/Weighted Average	$660,375,000	80.0%		2.05x	50.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 1.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of

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the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Healthcare Trust MOB Portfolio	Multi-Property Loan	$61,500,000	7.5%
Rhino Retail Portfolio	Multi-Property Loan	$19,500,000	2.4
Wyndham National Hotel Portfolio	Multi-Property Loan	$13,597,319	1.6
Holiday Inn Guin & Holiday Inn Express Brookhaven	Multi-Property Loan	$13,489,258	1.6
ExchangeRight In-Line Retail Portfolio #3	Multi-Property Loan	$7,332,000	0.9
Stonewood & Lone Oak MHC Portfolio	Multi-Property Loan	$5,900,000	0.7
Total		$121,318,577	14.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers. For example, with respect to the Genesis Kent Mortgaged Property (1.8%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

One (1) group of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” is not cross-collateralized but has borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Fashion Valley Mall	1	$82,500,000	9.998%
Great Lakes Crossing Outlets	1	49,250,000	6.0
Gloucester Premium Outlets	1	25,000,000	3.0
Total for Group 1:	3	$156,750,000	19.0%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	5	$128,536,967	15.6%
Virginia	4	$114,816,659	13.9%
Massachusetts	4	$76,939,250	9.3%
Alabama	3	$74,248,675	9.0%
Pennsylvania	8	$65,947,313	8.0%
Michigan	8	$62,494,854	7.6%
Texas	11	$56,182,701	6.8%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout thirty-one (31) other states, with no more than approximately 4.7% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Fourteen (14) Mortgaged Properties (collectively, 5.4%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Thirteen (13) Mortgaged Properties (collectively, 16.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 12.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Seventy-seven (77) of the Mortgaged Properties (collectively, 41.6%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Doubletree Downtown Chattanooga (2.4%) has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to The Genesis Kent Mortgage Loan (1.8%), 93 passive investors comprise approximately 90.8% of each related borrower. Each passive investor owns less than 9% of each related borrower. The Mortgage Loan is guaranteed by three warm body guarantors. The Mortgage Loan documents require that the guarantors maintain at least a 5% equity interest in each borrower.

With respect to the Stoney Creek Inn Kansas City Independence Mortgage Loan (1.6%), 21.6% of the related borrower is owned by SCI Lodging Group, L.L.C. The remaining 78.4% of ownership in the related borrower is directly owned by more than 65 individuals.

With respect to the ExchangeRight In-Line Retail Portfolio #3 Mortgage Loan (0.9%), the related Mortgage Loan is structured as a Delaware statutory trust that permits up to 250 investors.

Delaware Statutory Trusts

With respect to the ExchangeRight In-Line Retail Portfolio #3 Mortgage Loan (0.9%), the related borrower is structured as a Delaware statutory trust that permits up to 250 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to cause the conversion of the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company (i) if an executed commitment from an institutional lender to refinance the Mortgage Loan is not delivered to the lender within 90 days prior to the maturity date of the Mortgage Loan, (ii) if the lender determines in good faith that the related borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the Mortgaged Property or (iii) upon the occurrence of an event of default under the related Mortgage Loan documents (or if the lender determines that an event of default is imminent). The related Mortgage Loan is subject to a master lease which is subordinated to the related Mortgage Loan and can be terminated upon an event of default under the related Mortgage Loan documents. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Shari’ah Compliant Loan

The South Lake at Dulles Mortgage Loan (2.5%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant

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party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

With respect to the South Lake at Dulles Mortgage Loan (2.5%), the Mortgaged Property is owned by a special purpose entity borrower owned by a third party services company, and the borrower master leases the Mortgaged Property to a special purpose entity that is indirectly owned by the related borrower sponsors.  The master lessee subleases the Mortgaged Property to the end-user tenant. The rent under the master lease is equal to the debt service payments required under the Mortgage Loan, as well as reserve payments and any other sums due under the Mortgage Loan. At origination, the lender received a fee mortgage from the borrower on its interest in the Mortgaged Property.  The master tenant has collaterally assigned all tenant leases at the Mortgaged Property to the borrower, who has further assigned its interests to the lender. Upon foreclosure, the lender may terminate the master lease at its sole option without the payment of any termination fee and, pursuant to subordination non-disturbance and attornment agreements with the end-user tenant, the end-user tenant is required to attorn to the lender as its landlord.

Condominium and Other Shared Interests

The ExchangeRight In-Line Retail Portfolio #3, Peterboro Office & Retail and Lagoons MHC / RV Park Mortgage Loans (collectively, 2.3%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the ExchangeRight In-Line Retail Portfolio #3 Mortgage Loan (0.9%), the Vineland Mortgaged Property (0.1%) represents the leasehold interest in a portion of 1 unit of a 5 unit condominium regime. The related borrower does not hold an interest in or have any voting rights with respect to the related condominium regime. The related ground lessor (an affiliate of the borrower) holds a majority interest in the condominium regime and controls the related condominium board.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	133	$776,578,793	94.1%
Leasehold	8	26,497,000	3.2
Fee/Leasehold(3)	5	22,122,812	2.7
Total	146	$825,198,605	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the
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Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), a portion of each of the Greenville Health System - Greenville, SC Mortgaged Property (0.1%) and the Decatur Medical Office Building - Decatur, GA Mortgaged Property (0.1%) is comprised of the borrower’s leasehold interest in certain parcels improved by 45 and 27 parking spaces, respectively (each a “Parking Parcel”) pursuant to ground leases that do not extend at least 20 years beyond the stated maturity date of the Mortgage Loan. With respect to the (i) Greenville Health System - Greenville, SC Mortgaged Property, the related ground lease expires on September 30, 2024, subject to automatic extension for successive two year periods unless either the related borrower or ground lessor provides the other party at least 180 days prior written notice of its intent not to renew, and (ii) the Decatur Medical Office Building - Decatur, GA Mortgaged Property, expires on November 16, 2032, subject to one, ten year extension option. Neither of the related ground leases generally contain standard lender protection provisions, as described in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2. In the event of a termination of the (i) ground lease at the Decatur Medical Office Building – Decatur Mortgaged Property, such Mortgaged Property would remain legal conforming with respect to parking and (ii) Greenville Health System - Greenville, SC Mortgaged Property, such Mortgaged Property would become legal non-conforming with respect to parking.

With respect to the Oxmoor Center Mortgage Loan (2.7%), the related ground lease does contain customary lender protection provisions, provided, however, that it is silent as to the application of any related insurance proceeds or condemnation awards to either the repair or restoration of the related Mortgaged Property with the lender or a trustee appointed by it having the right to hold and disburse such proceeds or to the payment of the outstanding principal balance of the Mortgage Loan.

With respect to the Barbours Cut IOS Mortgage Loan (1.9%), the Mortgaged Property is subject to ground lease that commenced in December 1999 between a third-party lessor (Dorothy Hearon) and Barbours Cut IOS, LLC as lessee for approximately 6.25 acres and is set to expire on December 31, 2043 (the “Barbours-Hearon Ground Lease”). The lessee may renew the term for six consecutive renewal options, each of ten years, followed by a final renewal term of nine years. The current monthly rent is approximately $18,738 plus a consumer price index (“CPI”) based escalator. Rent will be adjusted positively or negatively every 10 years according to the percentage change in the consumer price index for urban consumers with the geographic CPI index of Houston published by the Bureau of Labor Statistics. The lessor agreed in a writing that for so long as the lender holds any mortgage or deeds of trust on the related leased portion of the Mortgaged Property, the Barbours-Hearon Ground Lease may not be amended or terminated by agreement of the lessor and the lessee without the prior written consent of the lender. Pursuant to the Mortgage Loan documents, the borrower may not, and the borrower may not permit the lessor to, amend, modify, cancel or terminate the Barbours-Hearon Ground Lease, in each case without the lender’s prior written consent.

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.6%), a portion of the surface parking at the Travelodge – 2307 Wyoming Avenue Mortgaged Property (0.1%) is subject to a ground lease, which expires on January 30, 2028. The borrower has the right to purchase the lessor’s fee interest at the end of the term of the ground lease for a price of $300,000 and such amount was not reserved at origination.

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Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

COVID-19 Considerations

In addition, certain of the Mortgaged Properties may experience unique challenges due to the COVID-19 pandemic.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than fifty-two (52) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Fashion Valley Mall Mortgage Loan (9.998%), the related ESA identified a REC in connection with the site of a building used for automotive repair located at 6977 Friars Road, which is a part of the Release Parcels, due to the existence of aboveground storage tanks (ASTs), registration of the site as a hazardous waste generator in 2002, compliance inspections violations identified in 2016, 2018 and 2020, which have all been reportedly cured, previous ESAs showing several in-ground hydraulic lifts installed in 1969 which potentially consisted of polychlorinated biphenyls (PCB) containing oil, and presence of an oil/water and a gasoline UST. The soil samples obtained within the vicinity of the former gasoline UST identified concentrations of volatile organic compounds (VOCs) and total recoverable petroleum hydrocarbon (TRPH) below regulatory standards. In lieu of a Phase II, the lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess the auto service center for potential impacts and to remediate.
●	With respect to the CX – 250 Water Street Mortgage Loan (9.1%), the ESA identified a controlled recognized environmental condition (a “CREC”) resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston. Testing performed in 2010 through 2022 confirmed the presence of polynuclear aromatic hydrocarbons (PAHs), metals, polychlorinated biphenyls (PCBs), volatile organic compounds (VOCs), and petroleum hydrocarbons in urban fill soil. No
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groundwater impacts above applicable standards were identified. In March 2022, a Release Abatement Measure (RAM) Completion Report was filed with the Massachusetts Department of Environmental Protection for the area within the building footprint, which indicated that soils were excavated to approximately 35 to 40 feet below ground surface through the impacted fill material and into the underlying native soils. A total of 103,774 tons of material was excavated from the RAM area and transported for off-site disposal, re-use or recycling at appropriate facilities. No impacted soils remain under the building footprint and any residuals outside the building will be capped with landscape/hardscape and maintained with an activity and use limitation. These remedial actions are anticipated to be completed in connection with the completion of construction at the Mortgaged Property, and when completed, are expected to result in regulatory closure for the Mortgaged Property, according to the ESA. While not required by the mortgage loan documents, the related borrower sponsor obtained an environmental liability insurance policy covering the Mortgaged Property. The policy was issued by Great American E & S Insurance Company, has a $20,000,000 aggregate limit, a $20,000,000 per claim sublimit, and a $25,000 deductible per claim.

●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), the related ESA identified a REC at the South Douglas MOB - Midwest City, OK Mortgaged Property (0.1%) in connection with potential petroleum contamination at a depth of 7-9 feet in the northwest portion of the Mortgaged Property resulting from the historical use of the Mortgaged Property as an automobile sales facility from the early 1960s until the early 2000s. This finding was based on the lack of confirmatory subsurface investigations. In addition, the related ESA identified a controlled REC at the Belpre V Cancer Center - Belpre, OH Mortgaged Property (1.5%) in connection with residual concentrations of petroleum-impacted soil at the Mortgaged Property associated with former underground storage tanks and fuel dispensers at the Mortgaged Property for which BP Oil Co. has been identified as the responsible party. According to the ESA, a no further action letter was issued subject to certain restrictions including, among other things, that (i) no potable water well may be located on the Mortgaged Property or within the surrounding area and (ii) the Mortgaged Property may only be used for commercial purposes.
●	With respect to the One & Two Commerce Square Mortgage Loan (7.3%), the related Mortgaged Property maintains two 3,500-gallon diesel underground storage tanks (USTs) located within the sub-grade of the related parking garage. The most recent tank integrity tests (August 2, 2022 and June 28, 2022), reported that the USTs are not subject to any leaks. However, based on the age of the UST systems and the potential for UST systems to impact the subsurface, the presence of the two active USTs represent a recognized environmental condition. The lender determined that there is no impact to the related Mortgaged Property given the lack of indication of any releases, the compliant nature of all above ground storage tanks, and the lack of indication of any significant observations regarding damaged or friable asbestos containing materials. In addition, while not required under the related Mortgage Loan agreement, the related borrower sponsor obtained an environmental liability insurance policy covering the Mortgaged Property. The policy was issued by ACE American Insurance Company, has a $20,000,000 aggregate limit, a $10,000,000 per claim sublimit, and a $50,000 deductible per claim.
●	With respect to the Gloucester Premium Outlets Mortgage Loan (3.0%), the related Phase I ESA that was conducted on the Mortgaged Property found that one 275-gallon heating oil UST was identified during site redevelopment activities at such Mortgaged Property. A release from the UST was reported. The UST was reportedly removed in August 2014 and, based on a UST closure report, a No Further Action Unrestricted Use determination was issued on August 3, 2016.
●	With respect to the Barbours Cut IOS Mortgage Loan (1.9%), the related ESA identified a REC at the Mortgaged Property in connection with the historical use of hazardous substances, including the use of chlorinated solvents. According to the ESA, Dragon La Porte Facility, a former tenant at the Mortgaged Property and predecessor-in-interest to the current tenant,
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Dragon Products, was listed on multiple environmental databases and, from approximately 1990 to 2013, was identified on multiple occasions as a generator of waste. In addition, on February 7, 2017, one formal enforcement action was taken against the tenant for alleged violations of Section 313 of the Emergency Planning and Community Right-to-Know Act (the “EPCRA Enforcement Action”), which requires that facilities that exceed annual thresholds of toxic chemicals report the releases and waste management of such chemicals. The tenant was ordered to pay a $187,000 penalty and the enforcement action was closed on March 10, 2017. The environmental consultant considered the historical use of hazardous substances at the Mortgaged Property during the identified period to constitute a REC and recommended a limited sub-surface assessment to determine whether the historical onsite operations have impacted the Mortgaged Property. In lieu of a Phase II investigation, the lender required a Site Lender Environmental Asset Protection-type environmental insurance policy issued by Lloyd’s Syndicate 623/2623 (Beazley), with total limits of $3,000,000 per occurrence and $3,000,000 in the aggregate, subject to a $25,000 deductible, with a term expiring on May 9, 2036 (the loan maturity is June 6, 2033). The lender obtained opinions of probable cost in the event that any remediation was necessary in the future, which identified at a 90% confidence interval that any aggregate remediation would not exceed an upper range estimate of $1,000,000. Lloyd’s Syndicate 623/2623 (Beazley) has an A.M. Best’s rating of “A:XV”. The environmental policy is issued to AREF 2, its successors and assigns, as first named insured. In addition, the related ESA identified a CREC at the Mortgaged Property in connection with the former development of a municipal landfill on the northern part of the Mortgaged Property. According to the ESA, the area is being managed through a volunteer cleanup program under the Texas Commission on Environmental Quality (“TCEQ ”). Between 2007 and 2008, limited investigations were conducted to identify any soil, groundwater or landfill contamination. Based on the results of such investigations, a previous environmental consultant concluded that no further action was warranted, no additional response actions needed to be required and TCEQ could issue a Certificate of Completion (the “TCEQ CCOC”) following certain planned improvements. In 2014, the TCEQ CCOC was issued, which included a restrictive covenant (the “TCEQ Restrictive Covenant”) that, among other things, (i) prohibited the taking of certain actions in connection with the landfill without TCEQ approval and (ii) required inspection and, if necessary, maintenance and repair of physical controls, as well as certain post-response action care procedures (the “TCEQ Restrictive Covenant Requirements”). Given that the TCEQ Restrictive Covenant Requirements are in place, the environmental consultant considered the historical landfill a CREC. The environmental consultant recommended continued compliance with the TCEQ CCOC and the related TCEQ Restrictive Covenants.

●	With respect to the Cross Island Plaza Mortgage Loan (1.5%), the related Mortgaged Property was developed in 1981 through 1982 with its current multi-tenant office building and paved parking on Parcel 1 and additional paved parking located on Parcel 2. The related Mortgaged Property was previously utilized by automobile repair shops, service stations, and gasoline filling stations in three locations from 1971 through 1973: in the southwestern portion of Parcel 1 adjacent to the building, on the southeastern side of Parcel 1 in the parking area and on Parcel 2, another paved parking area. The related ESA stated that development of the related Mortgaged Property in 1981 would have included excavations for the basement, and subgrade utilities in the area would have likely identified gross impacts associated with the historic site usage. The related ESA stated that, as such, potential vapor concerns would not be anticipated with former site uses. However, since no prior investigations appear to have been performed to address potential impacts, these auto repair shops/gasoline filling stations represent a REC. A lender’s environmental insurance policy was obtained from Great American Insurance Company, with limits of $1 million over a $25,000 self-insured retention for a period of 13 years to address the REC identified from the historic auto service facilities and former USTs. In the event of monetary default, the policy will pay the lesser of the outstanding loan balance or required cleanup costs. The policy also includes protection for third party bodily injury and property damage claims related to release of pollutants. The $1 million limit constitutes more than 125% of the worst-case cost estimate.
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●	With respect to the ExchangeRight In-Line Retail Portfolio #3 Mortgage Loan (0.9%), the related ESA identified a CREC at the Unity Point Mortgaged Property in connection with residual soil and groundwater impacts including, among other things, benzene, resulting from the former operations of an automotive car dealership and repair shop at the Mortgaged Property between approximately 1966 and 2017. According to the ESA, following certain remediation activities, a no further remediation letter was issued in 2017 subject to certain restrictions including, among other things, that (i) any existing or future buildings constructed on the Mortgaged Property are required to contain a full concrete slab-on-grade floor or full basement floor and wall with no sump(s) and (ii) the use of the Mortgaged Property must be restricted to industrial/commercial land uses and a safety plan must be developed to address possible worker exposure in the event of any further excavation and/or construction activities. In addition, the related ESA identified a CREC at the Vineland Mortgaged Property in connection with residual soil and groundwater impacts including, among other things, cadmium, resulting from the former operations of a vehicle salvage yard at the Mortgaged Property between approximately 1950 and 2004. According to the ESA, following certain remediation activities, a conditional no further action letter was issued in 2012 subject to certain restrictions including, among other things, that (i) any proposed wells should be double cased to an appropriate depth to prevent contamination, (ii) any potable wells must be sampled annually, and (iii) any proposed high capacity production wells should be pre-evaluated to determine if pumping would draw a related contamination plume extending less than 200-feet downgradient to the Mortgaged Property into the cone of capture or alter the configuration of the contamination plume.
●	With respect to the Peterboro Office & Retail Mortgage Loan (0.8%), the related ESA identified a REC in connection with the historical operations of a dry cleaner at the 10 Peterboro Street section of the Mortgaged Property (the “Peterboro Street Parcel”). According to the ESA, baseline environmental assessments (each, a “BEA”) were prepared in 2019 and 2021, which identified the operation of a dry cleaner from around 1949 through 1998. According to the 2021 BEA, previous subsurface investigations completed between 2010 and 2019 identified chlorinated volatile organic compounds in the soil and soil gas at concentrations above regulatory levels. Based on the elevated presence of such chlorinated volatile organic compounds, the environmental consultant considered such condition a REC. The environmental consultant recommended following a response activity plan prepared in December 2021, which proposed activities to mitigate exposure, including a vapor mitigation system, and adherence to a due care plan. Moreover, with respect to the 3169 Woodward Avenue section of the Mortgaged Property (the “Woodward Avenue Parcel”), the related ESA identified a CREC in connection with the historical operations of a gasoline filling station and an automotive maintenance facility at the Mortgaged Property. According to the ESA, a BEA was prepared in August 2011, which identified the operation of a gasoline filling station from at least the mid-1930s until the 1960s and an automotive maintenance facility from the 1960s through 1990s. According to the 2011 BEA, a Phase II ESA was completed in May 2009 that identified a 500-gallon used oil UST; such UST was reportedly removed in October 2011. In addition, the Phase II ESA detected lead above Michigan Department of Environment, Great Lakes, and Energy (“EGLE”) regulatory levels, and the Woodward Avenue Parcel was deemed to meet the definition of a “facility” as defined under Part 201 of the Natural Resources and Environmental Protection Act, Michigan Public Act 451 of 1994, as amended (the “NREPA”). As impacts appear to be limited and the Woodward Avenue Parcel is covered with impervious surfaces, including the building footprint and paved surfaces, the environmental consultant considered such condition a CREC. The environmental consultant recommended continued compliance with a due care plan. Pursuant to the Mortgage Loan documents, the borrower (i) was required to deposit an amount equal to $302,500 into an environmental reserve at origination in connection with environmental work related to the above-mentioned REC and CREC and (ii) covenanted to take all actions necessary to obtain and maintain liability protection under Part 201 of NREPA, including timely conducting and preparing a BEA with respect to both the Peterboro Street Parcel and the Woodward Avenue Parcel, addressing the vapor intrusion concern with respect to the Peterboro Street Parcel, conducting any response activities
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recommended by an environmental professional acceptable to the lender with respect to the Woodward Avenue Parcel and completing and submitting a documentation of due care compliance report to EGLE with respect to both the Peterboro Street Parcel and the Woodward Avenue Parcel.

See also representation and warranty no. 27 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Fashion Valley Mall Mortgage Loan (9.998%), the related Mortgaged Property is currently undergoing an estimated $84.9 million cosmetic renovation that will include removal of outdated architectural elements, installing additional landscaping and an experiential water feature, replacing and relocating escalators and elevators, renovating restrooms, adding outdoor cabana rooms, and building a landscaped park at the food court. The borrower sponsor has spent approximately $34 million to date, and the renovation is expected to be fully complete by year-end 2023.
●	With respect to the CX - 250 Water Street Mortgage Loan (9.1%), related Mortgaged Property is newly-built and there is ongoing construction work to complete the building. In March 2022, the base building achieved substantial completion and the sole tenant, E.R. Squibb & Sons LLC (“Squibb”), began fitting out its space, with an approximate $106.3 million tenant improvement allowance (all remaining amounts were reserved at loan closing) and a reported investment of approximately $169 million by Squibb. Reserves were deposited by the borrower at loan closing in the following approximate amounts for construction related costs: (i) $5,932,952 for the completion of construction, and (ii) $7,160,274 for outstanding tenant improvements and leasing commissions. Squibb has commenced rental payments and is expected to complete its build-out and move employees into the building in the third quarter of 2023.
●	With respect to the Doubletree Downtown Chattanooga Mortgage Loan (2.4%), the related borrowers are required to perform a franchisor-mandated change-of-ownership PIP at the related Mortgaged Property scheduled to include, among other things, guestroom, common area and exterior renovations and estimated to cost approximately $3,418,164. Pursuant to the related franchise agreement, the PIP is generally required to be completed by July 31, 2025. In connection with such PIP, the borrowers (i) deposited $3,450,000 with the lender at origination and (ii) are required to deposit an additional $215,000 that is currently held in a third-party escrow account following the borrowers’ receipt of such funds (such funds representing a portion of the estimated cost to complete the PIP that the seller of the related Mortgaged Property is responsible for under the related purchase and sale agreement).

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

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Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than fifty-two (52) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Rhino Retail Portfolio Mortgage Loan (2.4%), Sanjiv Chopra, the related borrower sponsor and non-recourse carveout guarantor, previously owned an entity named Pleasanton Fitness, LLC, which operated a chain of fitness centers and filed for Chapter 11 bankruptcy in 2019. Following a conversion of the proceeding to Chapter 7 bankruptcy in 2021, Mr. Chopra, his wife and certain other entities owned by Mr. Chopra were named as defendants in an action brought by the related bankruptcy trustee alleging, among other things, fraud and the misapplication and misappropriation of corporate funds. Pursuant to a settlement agreement approved by the related bankruptcy court in 2022, all outstanding claims were settled for an amount equal to $675,000. The Mortgage Loan documents require the borrower and guarantor to comply with the terms and conditions of the settlement agreement. In addition, a judgment in the amount of $602,515.86 was issued against the guarantor on January 24, 2023 (the “Judgment”) in connection with a determination by a court that the above-referenced fitness business owed unpaid workers compensation insurance premiums. The Mortgage Loan documents (i) require the borrower and guarantor to comply with the terms and conditions of the Judgment, including, without limitation, the making of any payments on or prior to the date such payments are due pursuant to the terms of the Judgment and (ii) provide recourse to the borrower and guarantor for any losses that the lender may incur arising out of the Judgment. In addition, two wholly owned affiliates of Mr. Chopra are defendants to an action filed on March 9, 2023 by WinCo Goods, LLC, a tenant operating a grocery store at an unrelated property, alleging, among other things, that the defendants violated the terms of the related lease, made negligent misrepresentations and
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committed fraud by not disclosing the existence of certain hydraulic lifts and environmental contamination from the former operation of a Sears Auto Center at the related leased premises, which allegedly caused delays in construction and Winco Goods, LLC opening for business. WinCo Goods, LLC is seeking $3.24 million, plus applicable attorney and other fees, from the defendants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-four (24) of the Mortgage Loans (collectively, 77.8%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Seven (7) of the Mortgage Loans (collectively, 20.3%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.
●	One (1) of the Mortgage Loans (1.9%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	With respect to the Stoney Creek Inn Kansas City Independence Mortgage Loan (1.6%), the outstanding loan being refinanced at origination of the subject Mortgage Loan was subject to a forbearance agreement, which included a writing off of a portion of outstanding principal, among other items. At the time of origination of the subject Mortgage Loan, the prior loan’s maturity had been extended to May 2023, and the related borrower was in compliance with the terms and requirements of the forbearance agreement.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Fashion Valley Mall, Great Lakes Crossing Outlets, North Run Business Park, Meridian Plaza, Gloucester Premium Outlets, Oxmoor Center, Rhino Retail Portfolio, 6330 West Loop South, Holiday Inn Guin & Holiday Inn Express Brookhaven, Stoney Creek Inn Kansas City Independence and ExchangeRight In-Line Retail Portfolio #3 Mortgage Loans (collectively, 37.9%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.
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In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Fashion Valley Mall Mortgage Loan (9.998%) and the Gloucester Premium Outlets Mortgage Loan (3.0%), Simon Property Group, L.P., the related borrower sponsor and guarantor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Ashburn Data Center Mortgage Loan (7.3%), the related Mortgaged Property previously secured a loan that went into default after a major tenant did not renew its lease in 2020. The original lender sold the note to an investor for approximately $68.0 million who then subsequently foreclosed on the property in April 2021. After taking title to the Mortgaged Property, the new owner executed a lease with Oracle, the largest tenant at the Mortgaged Property and subsequently sold the Mortgaged Property to the borrower sponsor for $150 million. While the investor who acquired the previous note recorded a gain on their position, the original lender likely incurred a loss, but the amount is unknown.
●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (6.0%), The Taubman Realty Group LLC, the related borrower sponsor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the North Run Business Park Mortgage Loan (4.1%), one of the related borrower sponsors, Ronald J. Cohen, has sponsored other real estate projects over the last 10 years that have been the subject of foreclosure proceedings.
●	With respect to the Meridian Plaza Mortgage Loan (3.8%), DRA Growth and Income Master Fund IX, LLC, the related guarantor, has indirect interests in other real estate properties securing other loans that have been or are currently in default, including reportedly (a) a property in Minneapolis known as The Forum securing a loan with an approximate principal balance of $49,746,266 that is in maturity default, (b) two properties, one in Cleveland known as Public Square securing a loan with an approximate principal balance of $110,970,000 and one in Phoenix known as 2700 North Central with an approximate principal balance of $18,754,789, which are in cash flow sweeps and (c) a property in Wilmington, Massachusetts known as Ballardvale Office Park with an approximate principal balance of $ 34,594,764 that has been referred to the lender’s in-house special servicing group. In addition, the Mortgaged Property (under prior ownership unaffiliated with the borrower) was previously securitized in MSC 2006-IQ12 and had a first mortgage loan of $27.6 million, representing a 72.4% loan-to-value ratio based on a July 2006 appraised value of $38.1 million. At the time of the MSC 2006-IQ12 securitization, the Mortgaged Property was 93.0% occupied with a net operating income of approximately $2.7 million. During the great financial crisis, occupancy and net operating income declined to 68.0% and approximately $753,000, respectively. The loan was transferred to special servicing in January 2012 and was disposed of in October 2013 resulting in a loss of approximately $12.3 million.
●	With respect to the Gloucester Premium Outlets Mortgage Loan (3.0%), David Lichenstein, a JV partner of the sponsor/guarantor defaulted on debt financing prior to 2009. The Lightstone Group (“Lightstone”), an affiliate of David Lichtenstein and borrower sponsor/guarantor, led a consortium of investors in connection with the acquisition of Extended Stay Hotels, utilizing debt financing of approximately $7.4 billion arranged by Wachovia Bank, as lead lender for a group of institutional investors. Following the market downturn in 2008, Lightstone filed for Chapter 11 bankruptcy protection in June, 2009. The Extended Stay Hotels borrower was ultimately purchased for $3.9 billion in a transaction approved by the bankruptcy court. There are residual civil claims against David Lichtenstein and other principals of the Lightstone Group that remain pending. Counsel for David Lichtenstein has advised that an adverse decision in such actions would, to the extent not covered in part or in full by applicable insurance, likely not significantly impair David Lichtenstein’s operating business. As David Lichtenstein is neither the sponsor nor guarantor in the Gloucester
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Premium Outlets Mortgage Loan financing, there are no net worth or other covenants that apply to him.

●	With respect to the Oxmoor Center Mortgage Loan (2.7%), the Mortgaged Property previously secured a securitized loan that went into maturity default in June 2021 and was transferred to special servicing. The term of the prior loan was subsequently extended to June 2023 and such loan was transferred back to master servicing. Proceeds from the Mortgage Loan paid off the prior loan in full. In addition, affiliates of the related borrower sponsor have reportedly sponsored other real estate properties securing loans that have been or are currently in default including (i) an office property in Los Angeles known as Gas Tower Company securing a securitized loan with an approximate principal balance of $350,000,000 that has two related mezzanine loans with an aggregate principal balance of approximately $115,000,000, (ii) a second office property in Los Angeles known as 777 Tower securing a loan with an approximate principal balance of $290,000,000, and (iii) certain office properties in proximity to Washington, D.C. securing loans with an aggregate outstanding balance of approximately $161,400,000.
●	With respect to the Rhino Retail Portfolio Mortgage Loan (2.4%), Sanjiv Chopra, the related borrower sponsor and non-recourse carveout guarantor, and his wife filed for Chapter 11 bankruptcy in 2011 after a loan secured by a commercial property owned by Mr. Chopra and his wife went into maturity default and was the subject of a foreclosure proceeding. The related bankruptcy plan was confirmed in 2014 and Mr. Chopra and his wife exited bankruptcy in 2015.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Five (5) of the Mortgaged Properties (collectively, 24.2%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.
●	Seventeen (17) of the Mortgaged Properties (collectively, 13.1%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

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Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as CX – 250 Water Street, Healthcare Trust MOB Portfolio, Phoenix Huntsville II, Ashburn Data Center, Great Lakes Crossing Outlets, North Run Business Park, Seagate Campus, Meridian Plaza, Gloucester Premium Outlets, Oxmoor Center and Rhino Retail Portfolio.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of the ARD Loan), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Phoenix Huntsville II	8.2%	No	1/31/2031	6/6/2033
Healthcare Trust MOB Portfolio – Eastside Cancer Institute – Greenville, SC	0.2%	No	6/30/2028	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Waterford, WI	0.2%	No	12/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – 757 Franciscan Medical – Munster, IN	0.2%	No	9/30/2027	6/6/2033
Healthcare Trust MOB Portfolio – Vascular Surgery Associates – Tallahassee, FL	0.1%	No	5/31/2030	6/6/2033
Healthcare Trust MOB Portfolio – Decatur Medical Office Building – Decatur, GA	0.1%	No	11/15/2030	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Wautoma, WI	0.1%	No	12/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – West Michigan Surgery Center – Big Rapids, MI	0.1%	No	8/31/2027	6/6/2033
Healthcare Trust MOB Portfolio – UMPC – Sir Thomas Court – Harrisburg, PA	0.1%	No	10/31/2027	6/6/2033
Healthcare Trust MOB Portfolio – Lancaster Medical Arts MOB – Lancaster	0.1%	No	8/31/2031	6/6/2033
Healthcare Trust MOB Portfolio – UMPC – Fisher Road – Mechanicsburg, PA	0.1%	No	1/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – Lee Memorial Health System – Fort Myers, FL	0.1%	No	9/30/2029	6/6/2033
Healthcare Trust MOB Portfolio – Greenville Health System – Greenville, SC	0.1%	No	9/30/2033	6/6/2033
Healthcare Trust MOB Portfolio – UMPC – Chamber Hills – Harrisburg, PA	0.1%	No	12/31/2028	6/6/2033
Healthcare Trust MOB Portfolio – Pioneer Spine Sports – West Springfield	0.1%	No	7/31/2029	6/6/2033
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Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Healthcare Trust MOB Portfolio – Women’s Healthcare Group MOB – York, PA	0.1%	No	6/30/2029	6/6/2033
Healthcare Trust MOB Portfolio – Surgery Center of Temple – Temple, TX	0.1%	No	2/29/2028	6/6/2033
Healthcare Trust MOB Portfolio – MetroHealth Buckeye Health – Cleveland, OH	0.1%	No	5/31/2027	6/6/2033
Healthcare Trust MOB Portfolio – South Douglas MOB – Midwest City, OK	0.1%	No	10/31/2026	6/6/2033
Healthcare Trust MOB Portfolio – SPHP MOB, Albany, NY	0.1%	No	04/30/2027	6/6/2033
Healthcare Trust MOB Portfolio – Atlanta Gastroenterology Associates – Lawrenceville, GA	0.1%	No	1/31/2030	6/6/2033
Healthcare Trust MOB Portfolio – Bone and Joint Specialists – Merrillville, IN	0.1%	No	6/28/2027	6/6/2033
Healthcare Trust MOB Portfolio – St. Peter’s – Albany, NY – 2 Palisades	0.1%	No	7/31/2028	6/6/2033
Healthcare Trust MOB Portfolio – St Lukes Heart Vascular Center – East Stroudsburg	0.1%	No	7/31/2027	6/6/2033
Healthcare Trust MOB Portfolio – Naidu Clinic – Odessa, TX	0.1%	No	4/30/2033	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Kiel, WI	0.1%	No	12/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Heartcare – Tampa, FL	0.1%	No	4/1/2030	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Wesley Chapel – Tampa, FL	0.1%	No	4/1/2030	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Green Bay, WI	0.1%	No	12/31/2032	6/6/2033
Healthcare Trust MOB Portfolio – Center for Advanced Dermatology – Lakewood, CO	0.1%	No	11/30/2031	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Clinic – Tampa, FL	0.1%	No	11/30/2026	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Tampa Palms – Tampa, FL	0.0%	No	3/31/2030	6/6/2033
Healthcare Trust MOB Portfolio – Fresenius Medical Care – Winfield, AL	0.0%	No	3/31/2028	6/6/2033
Healthcare Trust MOB Portfolio – Florida Medical Somerset – Tampa, FL	0.0%	No	3/31/2030	6/6/2033
Healthcare Trust MOB Portfolio – DaVita Bay Breeze Dialysis Center – Largo, FL	0.0%	No	6/10/2027	6/6/2033
Healthcare Trust MOB Portfolio – Aurora Healthcare Center – Greenville, WI	0.0%	No	12/31/2032	6/6/2033
Seagate Campus	3.9%	No	5/31/2028(1)	6/6/2033
ExchangeRight In-Line Retail Portfolio #3 – Unity Point	0.0%	No	4/30/2029	6/6/2033

(1)	The sole tenant, Seagate Technology LLC, is required to extend the term of its lease for either (a) a period of 10 years from the lease expiration date (“Extension Option A”) or (b) a period of five years from the lease expiration date (“First Extension Option B”). To the extent the First Extension Option B is exercised, the sole tenant would have an additional option to extend the term for an additional period of 10 years. If the tenant fails to choose Extension Option A or the First Extension Option B within 30 days of the landlord’s option notice letter, the tenant will be deemed to have exercised its right to elect Extension Option A.
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If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Fashion Valley Mall, Healthcare Trust MOB Portfolio, One & Two Commerce Square, North Run Business Park, Meridian Plaza, Gloucester Premium Outlets, South Lake at Dulles and Rhino Retail Portfolio.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
North Run Business Park	4.1%	US Geological Survey (GSG)(1)	5.0%	8.2%

(1)	The related tenant may terminate its lease, in whole or in part, at any time effective after October 22, 2025, by providing not less than 180 days’ prior written notice to the borrower. The effective date of the termination will be the day following the expiration of the required notice period or the termination date set forth in the notice, whichever is later.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the CX - 250 Water Street Mortgage Loan (9.1%), Squibb (98.7% of net rentable area) is currently building out its space and is expected to take occupancy in the third quarter 2023. Squibb has commenced making rental payments. Squibb has subleased a portion of its 9th
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floor space (45,500 square feet out of the total 56,680 square feet) to Eterna Therapeutics Inc. through October 31, 2032, which would coincide with the effective date of Squibb’s termination option with respect to the 9th floor, should Squibb elect to exercise such option.

●	With respect to the Phoenix Huntsville II Mortgage Loan (8.2%), American Hyperion Solar Module Manufacturing LLC (“American Hyperion”) leases 100% of the Mortgaged Property. The lease commencement date is August 1, 2023 with rent payments commencing on November 1, 2023. American Hyperion has access to the leased premises for the purpose of storing equipment, taking measurements, and beginning improvements to the leased premises in accordance with the terms of the lease. By the commencement date, subject to the related borrower’s substantial completion of initial improvements to the leased premises, American Hyperion will occupy the entire leased premises.
●	With respect to the One & Two Commerce Square Mortgage Loan (7.3%), (A) Price Water House Coopers LLP (largest tenant) subleases the 23rd floor (23,037 square feet of its 138,413 square feet) coterminous with its lease and (B) Pond Lehocky Giordano Disability (third largest tenant) subleases (15,838 square feet of its 66,315 square feet) through January 31, 2026.
●	With respect to the North Run Business Park Mortgage Loan (4.1%), as of May 31, 2023, the related borrower is in the process of building out tenant space for Convergint Technologies, the second largest tenant at the related Mortgaged Property (representing approximately 8.2% of the NRA). Convergint Technologies is not in occupancy of its space or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the borrower.
●	With respect to the Seagate Campus Mortgage Loan (3.9%), in the event the sole tenant elects the 10-year renewal option under its lease, the tenant will be due a $40 million rent credit (approximately 17 months of base rent) and the related borrower will be required to deposit $1,159,492.35 per month into a free rent reserve on each monthly payment date from March 2027 through June 2028.

For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as CX – 250 Water Street, Phoenix Huntsville II, One & Two Commerce Square, Great Lakes Crossing Outlets, North Run Business Park, Seagate Campus and Rhino Retail Portfolio.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The Phoenix Huntsville II, Healthcare Trust MOB Portfolio – Belpre V Cancer Center– Belpre, OH, Healthcare Trust MOB Portfolio – Rockwall Medical Plaza – Rockwall, TX, Healthcare Trust MOB Portfolio – UMPC Chambers Hill – Harrisburg, PA, Healthcare Trust MOB Portfolio – UMPC Fisher Road – Mechanicsburg, PA, Healthcare Trust MOB Portfolio – UMPC Sir Thomas Court – Harrisburg, PA, Healthcare Trust MOB Portfolio – Eastside Cancer Institute - Greenville, SC, Healthcare Trust MOB Portfolio – Greenville Health System – Greenville, SC, Healthcare Trust MOB Portfolio – DaVita Dialysis – Hudson, FL, Seagate Campus, South Lake at Dulles, 6330 West Loop South, Wyndham National Hotel Portfolio – Travelodge – 2680 Airport Road,
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Wyndham National Hotel Portfolio – Travelodge – 123 Westvaco Road, Wyndham National Hotel Portfolio – Travelodge – 1710 Jefferson Street, Wyndham National Hotel Portfolio – Travelodge – 8233 Airline Highway, Wyndham National Hotel Portfolio – Travelodge – 108 6th Avenue, Wyndham National Hotel Portfolio – Baymont Inn & Suites – 100 15th Street Southeast, ExchangeRight In-Line Retail Portfolio #3 – Walnut Creek and the ExchangeRight In-Line Retail Portfolio #3 – Marlboro Crossing Mortgaged Properties (collectively, 19.4%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the Phoenix Huntsville II Mortgage Loan (8.2%), American Hyperion has a right of first refusal to purchase the Mortgaged Property in the event the borrower receives an offer from a third party unrelated to American Hyperion to purchase all or a portion of the Mortgaged Property. American Hyperion entered into a subordination, non-disturbance and attornment agreement with the lender where American Hyperion agreed that such right of first refusal will not apply to (a) the judicial or nonjudicial foreclosure of the security instrument, (b) the delivery of a deed in lieu of judicial or nonjudicial foreclosure of the security instrument, (c) the exercise of any other remedies under the loan documents, or (d) any offering, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in the foregoing clauses (a), (b), or (c).
●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), if the borrower fails to meet or exceed the Physician Ratio described under “—Use Restrictions”, and such default continues for a period of 180 days after written notice of default is given by the Declarant to the borrower, the Declarant has the option to purchase the Rockwall Medical Plaza – Rockwall, TX Mortgaged Property (0.1%) for a price equal to 100% of the then fair market value of the Mortgaged Property (including the improvements located thereon). Notwithstanding anything to the contrary in the foregoing, pursuant to an estoppel certificate obtained by the lender in connection with the origination of the Mortgage Loan, the Declarant has waived its right to purchase the Rockwall Medical Plaza – Rockwall, TX Mortgaged Property (0.1%) for so long as the lien of the Mortgage Loan encumbers the related borrower’s interest in the Rockwall Medical Plaza – Rockwall, TX Mortgaged Property (0.1%), provided, however, the Declarant retains the right to prosecute a proceeding at law or equity for remedies including damages.
●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), the following tenants have a ROFO and/or ROFR in the event of a proposed transfer of the related Mortgaged Property: (i) Pinnacle Health Hospitals with respect to each of the UMPC - Fisher Road - Mechanicsburg, PA Mortgaged Property (0.1%), the UMPC - Sir Thomas Court - Harrisburg, PA Mortgaged Property (0.1%) and the UMPC - Chambers Hill - Harrisburg, PA Mortgaged Property (0.1%) and (ii) Prisma Health-Upstate with respect to each of the Eastside Cancer Institute - Greenville, SC Mortgaged Property (0.2%) and the Greenville Health System - Greenville, SC Mortgaged Property (0.1%). In each instance, the related ROFO and/or ROFR, as applicable, does not apply to a transfer of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure. In addition, (i) HCA Health Services of Florida, Inc., the grantor under a special warranty deed, has a ROFR to purchase the DaVita Dialysis – Hudson, FL Mortgaged Property (0.1%) in connection with a sale of the Mortgaged Property and (ii) GMR Belpre, LLC, an adjacent property owner, has a ROFO to purchase the Belpre V Cancer Center - Belpre, OH Mortgaged Property. The ROFO described in the immediately preceding clause (ii)
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(but not the ROFR described in the immediately preceding clause (i)) has been waived in connection with a foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Seagate Campus Mortgage Loan (3.9%), to the extent that the sole tenant elects to extend its lease for the five-year extension option, the sole tenant has an ongoing right of first offer to acquire the Mortgaged Property during the five lease years pursuant to the First Extension Option B (provided that no event of default has occurred and is continuing) on terms provided by the borrower, as landlord, to the tenant, in the borrower’s sole discretion prior to accepting an offer to sell the Mortgaged Property to a third party. The right of first offer does not apply to a foreclosure or deed in lieu of foreclosure or to the first subsequent transfer after such foreclosure or deed in lieu thereof.
●	With respect to the South Lake at Dulles Mortgage Loan (2.5%), the sole tenant at the Mortgaged Property, Amazon.com Services, Inc., has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, but does apply to any transfer of the Mortgaged Property by a party other than the lender subsequent to a foreclosure or deed-in-lieu of foreclosure.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties, excluding master leases with respect to Mortgage Loans identified under “—Mortgage Pool Characteristics—Delaware Statutory Trusts,” at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Barbours Cut IOS Mortgage Loan (1.9%), the second largest tenant, Dragon Products, is an affiliate of the borrower sponsor.
●	With respect to the Peterboro Office & Retail Mortgage Loan (0.8%), the Mortgaged Property is subject to a master lease between the borrower, as master lessor, and the borrower sponsors, as master lessee, with respect to 47,000 square feet of space leased to the largest tenant at the Mortgaged Property, Detroit Central City Community Mental Health (the “Primary Tenant”), pursuant to certain leases between the borrower, as landlord, and the Primary Tenant, as tenant (collectively, the “Primary Tenant Lease”). Pursuant to the terms of the master lease, if the Primary Tenant (i) fails or is not obligated to pay rent or (ii) otherwise defaults in the performance of any of its material obligations under the Primary Tenant Lease, then the borrower sponsors are required to, upon the occurrence of such an event, (A) pay all of the Primary Tenant’s rent and other sums due to the borrower; provided that the base rent may not be higher than the base rent as set forth in the Primary Tenant Lease and (B) cause the performance of any such other material obligations of the Primary Tenant under the Primary Tenant Lease. In addition, the borrower sponsors are required to cover the difference between the rent paid by the Primary Tenant and the rent required under the Primary Tenant Lease. The borrower sponsors’ obligations to pay all or a portion of the Primary Tenant’s rent and other sums due under the Primary Tenant Lease is limited to twenty-four total monthly payments of rent during the term of the master lease, which terminates in June 2038.
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●	With respect to the 8 Maple Avenue Mortgage Loan (0.6%), the sole tenant, Quest Medical Center, is an affiliate of the borrower sponsor. The lease expires on May 31, 2038 and the borrower sponsor has guaranteed the tenant’s payment obligations under the lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the CX – 250 Water Street Mortgage Loan (9.1%), the related Mortgaged Property is part of the borrower sponsor’s master-planned 43-acre development known as Cambridge Crossing, which is located in East Cambridge adjacent to downtown Boston, Massachusetts. When complete, the development is expected to consist of 2.1 million square feet of lab/office space, 2.4 million square feet of residential space (4,900 units), and 100,000 square feet of retail space. The development is well underway, with 2.1 million square feet completed or under construction. The borrower sponsors are the owners of all but four parcels of the Cambridge Crossing development, including competing properties that are completed, under construction and in the planning process.
●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), the related borrower sponsor has an ownership interest in approximately 136 other healthcare properties, a portion of which may be competitive with certain of the 62 Mortgaged Properties securing the related Mortgage Loan.
●	With respect to the Ashburn Data Center Mortgage Loan (7.3%), the related borrower sponsor owns one other data center property known as Tyson’s Corner that is located approximately 25 miles from the related Mortgaged Property and may compete with the Mortgaged Property.
●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (6.0%), the related borrower sponsor owns a competing property within approximately 17 miles of the Mortgaged Property.
●	With respect to the Oxmoor Center Mortgage Loan (2.7%), the related borrower sponsor also holds an ownership interest in a retail center known as the Mall St. Matthews, which is located approximately 1.4 miles from the Mortgaged Property and was identified by the related appraisal as directly competitive with the Mortgaged Property.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

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In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirteen (13) of the Mortgaged Properties (collectively, 16.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 12.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-four (24) Mortgage Loans (collectively, 91.4%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

With respect to the Barbours Cut IOS Mortgage Loan (1.9%), the Mortgaged Property is used for metal fabrication and outdoor industrial storage uses, and the insurable value is $4.6 million. The borrower maintains a blanket policy covering 92 locations. Although the nearest blanket policy-covered property to the Mortgaged Property is approximately 60 miles away, some of the blanket policy-covered properties are, like the Mortgaged Property, in Tier 1 (highest risk) wind/hail locations. The blanket policy limits exceed $355 million, but includes a $10 million sublimit for wind/hail/named storm damage. In the event of a storm event affecting the broader region, other blanket policy-covered properties could incur damage that consumes the available coverage and diminishes or exhausts any recovery available for the Mortgaged Property.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to the Phoenix Huntsville II, Seagate Campus and Oxmoor Center Mortgage Loans (collectively, 14.8%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.

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Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”. For example:

●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), the Rockwall Medical Plaza - Rockwall, TX Mortgaged Property (0.1%) is subject to a declaration of covenants, conditions and restrictions (the “Declaration”) to the benefit of a regional hospital (the “Declarant”), pursuant to which the related borrower is required to include a minimum ratio of one physician per 2,500 square feet of improvements constructed at the Mortgaged Property (which physician is required to satisfy certain conditions set forth in the Declaration) (the “Physician Ratio”). If the borrower fails to meet or exceed the Physician Ratio, the Declarant has the right to purchase the Mortgaged Property as described under “—Purchase Options and Rights of First Refusal.” Each of the current leases at the Mortgaged Property require the related tenants to observe the covenants, restrictions and/or limitations affecting the Mortgaged Property, provided that the leases do not all expressly reference the Declaration.
●	With respect to the Rhino Retail Portfolio Mortgage Loan (2.4%), the University Park Plaza Mortgaged Property is subject to (i) a special warranty deed granted by Wal-Mart Realty Company (“Wal-Mart”), a prior owner of the Mortgaged Property, in 2005 that prohibits the use of the Mortgaged Property for or in support of a grocery store or supermarket containing more than 35,000 square feet of gross leasable area, a wholesale club operation, a discount department store containing more than 50,000 square feet of gross leasable area or a pharmacy for a period of fifty years (provided that such restrictions will not apply to Wal-Mart or its affiliates), and (ii) a memorandum of lease (the “Memorandum”) with the fourth largest tenant at the Mortgaged Property, Harbor Freight Tools, that prohibits the use of any space at the Mortgaged Property for a training or education facility, car wash, gas station or automobile repair shop, health spa, gym, exercise facility or similar business, restaurant (excluding quick-service restaurants satisfying certain criteria in the Memorandum), movie theater, grocery store or supermarket in excess of 19,500 square feet (provided that any specialty grocer is specifically prohibited), entertainment, amusement or recreational facility or non-retail use for the term of the related lease.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

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●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), the Beaumont Medical Center – Warren, MI Mortgaged Property (0.2%) is legal non-conforming as to use as medical office on the upper levels of the related improvements is no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged to the extent of 60% or less of its valuation by fire, explosion, act of God or any act of the public enemy, such structure may be restored to its prior non-conforming use.
●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), the Pioneer Spine Sports - Springfield Mortgaged Property (0.1%) is legal non-conforming as to use as medical office uses require special permit review by the related City Council under the current zoning code and the Mortgaged Property has not undergone such review. If a structure containing a legal non-conforming use has been partially damaged by fire, explosion, flood, riot, or other phenomenon, or legally condemned, such structure may be restored to its prior non-conforming use and continued as-of-right, provided, however, the estimated cost of such restoration does not exceed one-half of the fair value of the structure, based on the replacement cost immediately prior to such damage.
●	With respect to the Healthcare Trust MOB Mortgage Loan (7.5%), the UMPC - Chambers Hill - Harrisburg, PA Mortgaged Property (0.1%) is legal non-conforming as to use as medical office uses are prohibited under the current zoning code. If a structure containing a legal non-conforming use has been damaged or destroyed, such structure may only be restored to its prior legal non-conforming use if (i) the application for a building permit is submitted within 18 months after the date of damage or destruction, (ii) work begins in earnest within six months afterwards and continues, and (iii) no non-conformity may be newly created or increased by such restoration.
●	With respect to the 6330 West Loop South Mortgage Loan (1.8%), the related Mortgaged Property is legal non-conforming as to use, however, should such Mortgaged Property be unable to be rebuilt, the insurance proceeds would be sufficient to repay the related Mortgage Loan.
●	With respect to the ExchangeRight In-Line Retail Portfolio #3 Mortgage Loan (0.9%), the Upper Deerfield Mortgaged Property (0.1%) is legal non-conforming as to use as planned commercial shopping center uses require a conditional use permit under the current zoning code and the borrower has not obtained such a permit. If a structure containing a legal non-conforming use is destroyed by any means to an extent of more than 50% of its replacement cost at the time of destruction, such structure may only be restored in accordance with the current zoning code.
●	With respect to the Lagoons MHC / RV Park Mortgage Loan (0.7%), a portion of the Mortgaged Property comprised of approximately 19 undeveloped parcels is subject to a condominium regime that requires that such parcels (i) only be improved by permanent residential structures satisfying certain criteria set forth in the related condominium documents and (ii) be restricted to tenants of at least 55 years of age. The borrowers are under no obligation to develop such parcels and any such development would remain subject to the requirements of the Mortgage Loan documents, including the requirement that the borrowers obtain the lender’s consent for any structural alterations costing in excess 5% of the principal amount of the Mortgage Loan. The related deed of trust encumbers all improvements now or hereafter located on the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property.

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Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “— Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to each of the Fashion Valley Mall (9.998%), for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the related Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related guaranty or the preservation of such lender’s rights under such guaranty. In addition, there is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan.
●	With respect to the CX - 250 Water Street Mortgage Loan (9.1%), there is no separate nonrecourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement. While the related Mortgage loan documents do not require environmental insurance, the related borrower sponsor obtained an environmental liability insurance policy covering the Mortgaged Property which policy was issued by Great American E & S Insurance Company, has a $20,000,000 aggregate limit, a $20,000,000 per claim sublimit, a 10-year term ending in 2033, and a $25,000 deductible per claim.
●	With respect to the One & Two Commerce Square Mortgage Loan (7.3%), the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement. While not required under the related Mortgage Loan agreement, the related borrower sponsor obtained an environmental liability insurance policy covering the Mortgaged Property. The policy was issued by ACE American Insurance Company, has a $20,000,000 aggregate limit, a $10,000,000 per claim sublimit, and a $50,000 deductible per claim.
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●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (6.0%), for so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) or an affiliate of TRG or SPG LP or Simon Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the related Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.
●	With respect to the Seagate Campus Mortgage Loan (3.9%), the nonrecourse carve-out guarantor, Kato Road Cypress Holdings, LLC, is a newly formed Delaware limited liability company, the only asset of which (aside from such guarantor’s indirect interest in the Mortgaged Property) is an equity commitment of an affiliated entity in the amount of $50 million.
●	With respect to the Gloucester Premium Outlets Mortgage Loan (3.0%), there is a restriction on the customary non-recourse carveouts. For so long as Simon Property Group, L.P. or Simon Property Group, Inc. is the guarantor, the guaranty is capped at 20% of the original principal amount of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related mortgage loan documents. Additionally, the related mortgage loan documents provide that the debt is fully recourse if the related borrower fails to obtain the related lender’s prior written consent to any transfers required by the related mortgage loan documents, as defined in the related mortgage loan agreement, subject to the 20% cap described herein. The 20% cap also applies to non-recourse carveouts for losses incurred in connection with (i) the breach of any environmental covenants in the related mortgage loan agreement and (ii) arson or material physical waste intentionally committed by the related borrower.
●	With respect to the Oxmoor Center Mortgage Loan (2.7%), the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) arising out of or in connection with transfers made in violation of the Mortgage Loan documents.
●	With respect to the South Lake at Dulles Mortgage Loan (2.5%), the Mortgage Loan documents do not provide recourse to a person or entity separate from the borrower for any of the obligations contained in the Mortgage Loan documents.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be

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treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-one (21) Mortgage Loans (collectively, 78.6%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

One (1) Mortgage Loan (9.1%) provides for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after the related Anticipated Repayment Date, interest will accrue at the related Revised Rate.

Six (6) Mortgage Loans (collectively, 7.4%) require monthly payments of principal and interest for the entire term to stated maturity.

Four (4) Mortgage Loans (collectively, 4.9%) provide for an initial interest-only period that expires between twenty-four (24) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	21	$648,867,000	78.6%
Interest Only, ARD	1	75,125,000	9.1
Amortizing Balloon	6	60,806,605	7.4
Interest-Only, Amortizing Balloon	4	40,400,000	4.9
Total	32	$825,198,605	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	22	$504,339,645	61.1%
1	8	225,233,960	27.3
10	1	75,125,000	9.1
5	1	20,500,000	2.5
Total	32	$825,198,605	100.0%
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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	28	$779,214,645	94.4%
5	2	25,000,000	3.0
4	2	20,983,960	2.5
Total	32	$825,198,605	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the One & Two Commerce Square Mortgage Loan (7.3%), the related borrower owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgaged Property and none of the related borrower or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgaged Property.

With respect to the Villa de Cancun Mortgage Loan (1.9%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $3,200,000.

With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.6%), in the event of certain circumstances permitting a reduction in train crew sizes to a number less than two at any company subject to a railroad contract at any of the related Mortgaged Properties (a “Collective Bargaining Cash Sweep Trigger Event”), and either (a) the occupancy based on the railway company contracts is less than 75.0% or (b) a Collective Bargaining Cash Sweep Trigger Event occurs at any time following the monthly payment date occurring in June 2029, the Mortgage Loan documents (i) provide full recourse to the related borrower sponsor in an aggregate amount equal to $72,500,000 (the “Vukota Payment Guaranty”) and (ii) require the borrower to cause the guarantor to deliver to the lender a letter of credit in an amount equal to $25,000,000 (the “LOC Obligations”) within 30 days of the occurrence of a Collective Bargaining Cash Sweep Trigger Event as additional security for the borrower’s obligations under the Mortgage Loan documents. In addition, (i) at origination, the sole member of the borrower pledged 100% of its equity interest in the related property manager as additional security for the Mortgage Loan (the “Equity Pledge”) and (ii) the Mortgage Loan documents provide recourse to the guarantors for any losses to the lender in connection with a breach of certain backward-looking representations provided by the related borrower (the “Recycled SPE Guaranteed Obligations”). At origination, the borrower did deliver to the lender a counsel’s opinion regarding non-consolidation of the borrower, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the borrower or its managing member with those of any one or more related parties to the extent of the existence of the Vukota Payment Guaranty, the LOC Obligations, the Equity Pledge or the Recycled SPE Guaranteed Obligations. We cannot assure you that the Vukota Payment Guaranty, the LOC Obligations, the Equity

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Pledge or the Recycled SPE Guaranteed Obligations would not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liability of the borrower or its managing member with those of the guarantors. This opinion was based on numerous assumptions regarding future actions of the borrower and its affiliates. The opinion of counsel regarding these issues is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process.

With respect to the 8 Maple Avenue Mortgage Loan (0.6%), the borrower sponsor provided a payment guaranty for 100% of lease payments at the Mortgaged Property.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

ARD Loan

One (1) Mortgage Loan secured by the CX – 250 Water Street Mortgaged Property (9.1%) (the “ARD Loan”), provides that, after a certain date (the “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be added to the principal balance of the Mortgage Loan except as described below. See Annex A-1 for the Anticipated Repayment Date for the ARD Loan.

With respect to the CX – 250 Water Street Mortgage Loan (9.1%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. Following the related Anticipated Repayment Date, on each payment date thereafter up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of borrower but borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the related note (such additional principal, the “Accrued and Deferred Principal”) and will be paid on the maturity date to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

With respect to the CX – 250 Water Street Mortgage Loan (9.1%), the related Revised Rate is the greater of (i) 7.5095% and (ii) the sum of the swap rate in effect on the ARD plus 4.2800%.

One (1) of the ARD Loans (9.1%) is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

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The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the related ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

The ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven months) up to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

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Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-one (21) Mortgage Loans (collectively, 56.7%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Nine (9) Mortgage Loans (collectively, 26.7%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium and thereafter such Mortgage Loan is freely prepayable.
●	Two (2) Mortgage Loans (collectively, 16.6%) each prohibit voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date or ARD, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
7	10	46.3%
6	4	27.2
4	16	24.2
5	2	2.2
Total	32	100.0%
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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of twenty-three (23) Mortgage Loans (the “Defeasance Loans”) (collectively, 73.3%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the

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“Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Healthcare Trust MOB Portfolio Mortgage Loan (7.5%), at any time after (x) the date that is the earlier of (a) May 24, 2026 and (b) two years after the closing date of the securitization that includes the last promissory note to be securitized (with respect to a partial defeasance) or (y) the payment date occurring in June 2024 (with respect to a partial prepayment), the Mortgage Loan documents permit the borrowers to obtain the release of any one or more individual Mortgaged Property provided that, among other conditions, (i) the
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borrowers either (x) defease the Mortgage Loan in an amount equal to or greater than 115% of the allocated loan amount for the individual Mortgaged Property to be released (the “Adjusted Release Amount”), or (y) prepay the Mortgage Loan in an amount equal to the Adjusted Release Amount, together with any applicable yield maintenance premium, (ii) after giving effect to such release, (x) the debt service coverage ratio with respect to the remaining individual Mortgaged Properties is no less than the greater of (1) 1.69x and (2) the debt service coverage ratio immediately prior to such release, and (y) the debt yield (as calculated under the Mortgage Loan documents) with respect to the remaining individual Mortgaged Properties is no less than the greater of (1) 11.94% or (2) the debt yield immediately prior to such release, and (iii) the borrowers satisfy customary REMIC requirements.

●	With respect to the Rhino Retail Portfolio Mortgage Loan (2.4%), the Mortgage Loan documents permit the borrower to obtain the release of a designated unimproved payment area at the University Park Plaza Mortgaged Property (the “Designated Parcel”) provided that, among other conditions, (i) the borrower prepays the Mortgage Loan in an amount equal to the greater of (x) 100% of the appraised value of the Designated Parcel at the time of the release, and (y) 100% of the net sale proceeds of the Designated Parcel, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt yield and the debt service coverage ratio are greater than or equal to, and the loan to value ratio is less than or equal to, such ratios as existed both on the origination date and immediately prior to such release (such ratios as reasonably calculated by the lender) and (iii) the borrower satisfies customary REMIC requirements.
●	With respect to The Genesis Kent Mortgage Loan (1.8%), the borrower deposited the amount of $1,500,000 into an earnout reserve on the origination date (the “Earnout Reserve Funds”). Pursuant to the Mortgage Loan documents, the lender is required to disburse the balance of the Earnout Reserve Funds to the borrower; provided that no default or event of default then exists, upon lender’s determination that, prior to the payment date occurring in July, 2025 (the “Earnout Reserve Expiration Date”), (i) the Mortgaged Property has achieved an occupancy rate equal to or greater than 90% and (ii) a debt yield equal to or greater than 11% in each case for at least three consecutive months (an “Earnout Reserve Funds Total Release Event”). The Mortgage Loan documents provide in the event that an Earnout Reserve Funds Total Release Event has not occurred as of the Earnout Reserve Expiration Date, the lender will hold all Earnout Reserve Funds and, at lender’s option, may apply such Earnout Reserve Funds then on deposit to partially defease the Mortgage Loan.
●	With respect to the Wyndham National Hotel Portfolio Mortgage Loan (1.6%), after the expiration of the related lockout period, the related borrower is permitted to obtain the release of any individual Mortgaged Property upon a sale to a third party not affiliated with the borrower, provided that, among other conditions: (a) the borrower provides at least 15 business days’ prior written notice; (b) the borrower prepays the Mortgage Loan in an amount equal to 120% of the allocated loan amount, along with any applicable yield maintenance premium; (c) after giving effect to such release, (i) the debt service coverage ratio based on the trailing 12 months is no less than the greater of (A) the debt service coverage ratio immediately preceding such release and (B) 1.94x, (ii) the debt yield (based on net cash flow) for the remaining Mortgaged Properties following the release is no less than the greater of (A) the debt yield (based on net cash flow) immediately preceding such release and (B) 14.2%, and (iii) the loan-to-value ratio for the remaining Mortgaged Properties following the release does not exceed the lesser of (A) 67.4% or (B) the loan-to-value ratio for all of the Mortgaged Properties prior to the release; (d) the borrower delivers evidence reasonably satisfactory to the lender that the related franchisor has agreed to, as applicable, (i) the assignment, transfer or termination of the related franchise agreement or (ii) the release of such Mortgaged Property from such franchise agreement, as described in the Mortgage Loan documents; (e) the borrower pays all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (f) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, the borrower may obtain the release of an individual Mortgaged Property at any time without
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satisfying the above described debt service coverage ratio test, debt yield test and loan-to-value test (and without satisfying the requirement of a sale to an unaffiliated third party) if (a) if such release would cure a non-monetary event of default which relates solely to such individual Mortgaged Property, (b) in connection with exercise by BNSF Railway Company of its option to relocate the lodging facility at the Travelodge – 108 6th Avenue Mortgaged Property, or (c) in connection with the exercise by Canadian Pacific of its option to purchase the lodging facility at the Baymont Inn & Suites – 100 15th Street Southeast Mortgaged Property, in each case of (i), (ii) or (iii) above, in accordance with the terms set forth in the Mortgage Loan documents, including, without limitation, payment of a release price equal to 120% of the allocated loan amount plus any applicable yield maintenance premium.

●	With respect to the ExchangeRight In-Line Retail Portfolio #3 Mortgage Loan (0.9%), on any payment date after the second anniversary of the Closing Date, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property in connection with a bona-fide third-party sale, provided that, among other conditions, (i) the sale of such individual Mortgaged Property is pursuant to an arms-length agreement to an unaffiliated third party, (ii) the borrower defeases the Mortgage Loan in an amount equal to the greater of (x) 100% of the net sales proceeds for the individual Mortgaged Property to be released and (y) 120% of the allocated loan amount for the individual Mortgaged Property to be released, (iii) after giving effect to such release, (x) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 3.08x, and (y) the debt yield for the remaining Mortgaged Properties is no less than the greater of (1) the debt yield immediately preceding such release and (2) 20.98%, and (iii) the borrower satisfies customary REMIC requirements.
●	With respect to the Peterboro Office & Retail Mortgage Loan (0.8%), two years from the Closing Date, the borrower is permitted to obtain the release of the 3169 Woodward Avenue section of the Mortgaged Property (the “3169 Woodward Avenue Property”) from the lien of the Mortgage Loan in connection with a sale of the 3169 Woodward Avenue Property to a bona fide third party and in accordance with the release conditions, which will include, among other things, (i) a partial defeasance of the Mortgage Loan by an amount equal to the greater of (x) 100% of the net proceeds from such sale and (y) $475,000, (ii) satisfaction of all REMIC requirements and (iii) after giving effect to such release, the debt yield of the remaining property is not less than the greater of (x) the debt yield of the Mortgaged Property immediately prior to such release and (y) the debt yield of the Mortgaged Property at origination.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

In addition, certain Mortgage Loans permit the addition of new collateral. For example:

●	With respect to the Oxmoor Center Mortgage Loan (2.7%), the Mortgage Loan documents permit the borrower to, at its sole cost and expense, acquire one or more parcels of land, together with any improvements located thereon constituting an integral part of, or adjoining to, or proximately located near, the shopping center of which the Mortgaged Property is a part (each, an “Expansion Parcel”) provided that, among other conditions, (i) the borrower acquires the fee simple or
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leasehold interest in the Expansion Parcel, (ii) the borrower delivers or causes to be delivered to the lender (x) a Phase I environmental report of the applicable Expansion Parcel, and, if recommended under the Phase I environmental report, a Phase II environmental report or (y) an addendum or supplement to the environmental report delivered to the lender in connection with the origination of the Mortgage Loan covering the applicable Expansion Parcel, which concludes that the applicable Expansion Parcel does not contain any hazardous substance except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the applicable Expansion Parcel or the risk of contamination from any off-site hazardous substance (provided, however, if any such report discloses the presence of any such hazardous substance or risk for which the cost of remediation is reasonably likely to exceed $4,000,000 (the “Threshold Amount”), the borrower may either (a) deposit with the lender an amount equal to 125% of such estimated cost or (b) cause to be delivered to the lender an additional indemnity), (iii) if the applicable Expansion Parcel is improved, the borrower is required to deliver to the lender a physical conditions report with respect to the Expansion Parcel indicating that the Expansion Parcel is in good condition and repair and free of damage or waste (provided, however, if the physical conditions report recommends that any repairs be made with respect to the applicable Expansion Parcel, the borrower covenants to perform such repairs and, if the cost of such repairs exceed the Threshold Amount, either (a) deposits with the lender 125% of such estimated cost or (b) delivers an additional indemnity) unless the borrower certifies to the lender that it intends to demolish such improvements within one year of acquisition, (iv) the borrower executes substitute loan documents to subject the applicable Expansion Parcel to lien of the related Mortgage Loan and (v) the borrower satisfies customary REMIC requirements.

Escrows

Twenty-three (23) Mortgage Loans (collectively, 49.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-two (22) Mortgage Loans (collectively, 40.9%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty (20) Mortgage Loans (collectively, 41.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Thirteen (13) Mortgage Loans (collectively, 40.3%) are secured in whole or in part by retail, office, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Nine (9) Mortgage Loans (19.8%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

One (1) Mortgage Loan (2.4%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

The Stoney Creek Inn Kansas City Independence Mortgage Loan (1.6%) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

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With respect to the One & Two Commerce Square Mortgage Loan (7.3%), the related borrower deposited a letter of credit in the amount of $25,000,000 as an upfront general tenant improvements/leasing commissions reserve.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	23	$750,703,933	91.0%
Springing Cash Management	7	54,924,672	6.7
Soft/Springing Cash Management	1	14,770,000	1.8
Hard/Upfront Cash Management	1	4,800,000	0.6
Total:	32	$825,198,605	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in
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accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; and “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

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As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
North Run Business Park	$34,000,000	4.1%	$ 4,500,000	N/A	N/A	$ 38,500,000	7.97%	55.9%	63.3%	1.41x	1.16x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) other than with respect to the North Run Business Park Mortgage Loan (4.1%), no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan. See “—Additional Indebtedness—Preferred Equity” below.

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The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Phoenix Huntsville II	$ 67,500,000	N/A	63.0%	1.67x	11.5%	Yes	Yes
Rhino Retail Portfolio	$ 19,500,000	N/A	57.7%(1)	1.64x(1)	11.19%(1)	Yes	Yes
6330 West Loop South	$ 14,983,960	N/A	62.31%	1.205x	10.79%	Yes	Yes

(1)	Combined Maximum LTV Ratio, Combined Minimum DSCR and Combined Minimum Debt Yield are required by the related Mortgage Loan documents to be the related values calculated in accordance with the related Mortgage Loan documents as of the origination date. The values listed above were provided by the mortgage loan seller.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Fashion Valley Mall Mortgage Loan (9.998%), the related Mortgaged Property is encumbered by an existing PACE loan in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the related borrower. As of the related Mortgage Loan origination date, the amount outstanding on such PACE loan including all interest and administrative expenses was $866,043.38.
●	With respect to the Fashion Valley Mall Mortgage Loan (9.998%), subject to the related lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation, the related borrower is permitted to enter into a PACE loan for an amount not to exceed $5,000,000.
●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (6.0%), the related loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation.
●	With respect to Gloucester Premium Outlets Mortgage Loan (3.0%), the related Mortgage Loan documents permit future additional debt secured by the Mortgaged Property. Subject to the related lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation, the related borrower is permitted to enter into a Property-Assessed Clean Energy loan for an amount not to exceed $5,000,000.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage

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Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

With respect to the Meridian Plaza Mortgage Loan (3.8%), the related Mortgage Loan documents permit the borrower to obtain an unsecured loan from an affiliate, subject to satisfaction of the following conditions: (a) the lender under such affiliate loan (an “Affiliate Lender”) has a direct or indirect beneficial (not merely legal) ownership interest in the borrower; (b) such affiliate loan and all documents evidencing such affiliate loan have been approved in advance by the lender, which approval may be granted or withheld in the lender’s sole and absolute discretion; (c) such affiliate loan (i) does not mature during the term of the Mortgage Loan and (ii) is paid (and payable) only from excess cash flow actually distributed from the borrower in accordance with the Mortgage Loan documents; (d) the borrower, the lender and the Affiliate Lender have entered into a subordination and standstill agreement in form and substance acceptable to the lender in its sole and absolute discretion, which requires, among other things, that such Affiliate Lender (i) continue to hold a direct or indirect beneficial ownership interest in the borrower at all times during the term of the Mortgage Loan and (ii) may only transfer all or any portion of such affiliate loan concurrently with a sale or transfer of the Affiliate Lender’s ownership interest in the borrower to the same transferee in accordance with the Mortgage Loan documents; and (e) the borrower has delivered to the lender, prior to the making of such Affiliate Loan, an updated insolvency opinion acceptable to the lender and the rating agencies and a rating agency confirmation as to such affiliate loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Fashion Valley Mall, the CX – 250 Water Street, the Healthcare Trust MOB Portfolio, the One & Two Commerce Square, the Great Lakes Crossing Outlets, the Seagate Campus, the Gloucester Premium Outlets, the Oxmoor Center, the South Lake at Dulles, the Barbours Cut IOS, the 6330 West Loop South, the Wyndham National Hotel Portfolio and the Cross Island Plaza Mortgage Loans is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the related Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu

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Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) any Servicing Shift Whole Loan on and after the related Servicing Shift Date, the related Servicing Shift PSA.

“Non-Serviced Servicing Shift Whole Loan” means the CX – 250 Water Street Whole Loan.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) on and after the related Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage

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Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to any Servicing Shift Whole Loan or any Non-Serviced Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Fashion Valley Mall	Servicing Shift	Note A-1-1	Control	$60,000,000	Bank of America, National Association
		Note A-1-2	Non-Control	$45,000,000	Bank of America, National Association
		Note A-1-3	Non-Control	$25,000,000	BBCMS 2023-C20
		Note A-1-4	Non-Control	$20,000,000	Bank of America, National Association
		Note A-2-1	Non-Control	$35,000,000	JPMorgan Chase Bank, National Association
		Note A-2-2	Non-Control	$30,000,000	JPMorgan Chase Bank, National Association
		Note A-2-3	Non-Control	$25,000,000	JPMorgan Chase Bank, National Association
		Note A-2-4	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association
		Note A-3-1	Non-Control	$22,500,000	Bank of Montreal
		Note A-3-2	Non-Control	$20,000,000	Bank of Montreal
		Note A-3-3	Non-Control	$17,500,000	BBCMS 2023-C20
		Note A-3-4	Non-Control	$15,000,000	Bank of Montreal
		Note A-3-5	Non-Control	$12,500,000	Bank of Montreal
		Note A-3-6	Non-Control	$12,500,000	Bank of Montreal
		Note A-4-1	Non-Control	$35,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-4-2	Non-Control	$25,000,000	BBCMS 2023-C20
		Note A-4-3	Non-Control	$15,000,000	BBCMS 2023-C20
		Note A-4-4	Non-Control	$10,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-4-5	Non-Control	$10,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-4-6	Non-Control	$5,000,000	Barclays Capital Real Estate Inc. or an affiliate

CX – 250 Water Street(1)	Non-Serviced	Note A-1	Control	$56,250,000	Bank of America, National Association
		Note A-2	Non-Control	$53,125,000	BBCMS 2023-C20
		Note A-3	Non-Control	$50,000,000	Bank of America, National Association
		Note A-4	Non-Control	$34,375,000	BANK 2023-BNK45
		Note A-5	Non-Control	$46,875,000	Bank of America, National Association
		Note A-6	Non-Control	$6,250,000	BBCMS 2023-C20
		Note A-7	Non-Control	$3,125,000	Bank of America, National Association
		Note A-8	Non-Control	$15,750,000	BBCMS 2023-C20
		Note A-9	Non-Control	$33,750,000	Wells Fargo Bank, National Association
		Note A-10	Non-Control	$31,875,000	MSWF 2023-1
		Note A-11	Non-Control	$30,000,000	MSWF 2023-1
		Note A-12	Non-Control	$20,625,000	BANK 2023-BNK45
		Note A-13	Non-Control	$28,125,000	Wells Fargo Bank, National Association
		Note A-14	Non-Control	$3,750,000	MSWF 2023-1
		Note A-15	Non-Control	$1,875,000	Wells Fargo Bank, National Association
		Note A-16	Non-Control	$9,450,000	Wells Fargo Bank, National Association
		Note A-17	Non-Control	$30,000,000	Benchmark 2023-B38
		Note A-18	Non-Control	$23,150,000	Benchmark 2023-B38

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note A-19	Non-Control	$25,000,000	3650 Real Estate Investment Trust 2 LLC
		Note A-20	Non-Control	$28,150,000	3650 Real Estate Investment Trust 2 LLC

Healthcare Trust MOB Portfolio	Serviced	Note A-1	Control	$40,000,000	BBCMS 2023-C20
		Note A-2	Non-Control	$30,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-3	Non-Control	$20,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-4	Non-Control	$10,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-5	Non-Control	$5,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-6	Non-Control	$3,000,000	BBCMS 2023-C20
		Note A-7	Non-Control	$20,600,000	Societe Generale Financial Corporation
		Note A-8	Non-Control	$18,500,000	BBCMS 2023-C20
		Note A-9	Non-Control	$9,100,000	Societe Generale Financial Corporation
		Note A-10	Non-Control	$6,400,000	Societe Generale Financial Corporation
		Note A-11	Non-Control	$5,400,000	Societe Generale Financial Corporation
		Note A-12	Non-Control	$40,000,000	KeyBank National Association
		Note A-13	Non-Control	$20,000,000	KeyBank National Association
		Note A-14	Non-Control	$12,000,000	KeyBank National Association

One & Two Commerce Square	Servicing Shift	Note A-1	Control	$30,833,333.34	Bank of America, National Association
		Note A-2	Non-Control	$20,000,000.00	BBCMS 2023-C20
		Note A-3	Non-Control	$12,500,000.00	Bank of America, National Association
		Note A-4	Non-Control	$10,000,000.00	BBCMS 2023-C20
		Note A-5	Non-Control	$30,000,000.00	BBCMS 2023-C20
		Note A-6	Non-Control	$25,000,000.00	Barclays Capital Real Estate Inc. or an affiliate
		Note A-7	Non-Control	$10,000,000.00	Barclays Capital Real Estate Inc. or an affiliate
		Note A-8	Non-Control	$8,333,333.33	Barclays Capital Real Estate Inc. or an affiliate
		Note A-9	Non-Control	$30,000,000.00	JPMorgan Chase Bank, National Association
		Note A-10-1	Non-Control	$12,500,000.00	JPMorgan Chase Bank, National Association
		Note A-10-2	Non-Control	$12,500,000.00	JPMorgan Chase Bank, National Association
		Note A-11	Non-Control	$10,000,000.00	JPMorgan Chase Bank, National Association
		Note A-12	Non-Control	$8,333,333.33	JPMorgan Chase Bank, National Association

Great Lakes Crossing Outlets	Non-Serviced	Note A-1-1	Control	$27,500,000	Benchmark 2023-B38
		Note A-1-2	Non-Control	$17,500,000	BBCMS 2023-C20
		Note A-1-3	Non-Control	$17,500,000	BBCMS 2023-C20
		Note A-1-4	Non-Control	$17,500,000	Goldman Sachs Bank USA

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note A-2-1-A	Non-Control	$12,500,000	BMO 2023-C5
		Note A-2-1-B	Non-Control	$7,500,000	Benchmark 2023-B38
		Note A-2-2	Non-Control	$15,000,000	Benchmark 2023-B38
		Note A-2-3	Non-Control	$15,000,000	BMO 2023-C5
		Note A-3-1	Non-Control	$25,750,000	BMO 2023-C4
		Note A-3-2	Non-Control	$14,250,000	BBCMS 2023-C20
		Note A-3-3	Non-Control	$10,000,000	BMO 2023-C5

Seagate Campus	Servicing Shift	Note A-1	Control	$50,000,000	Citi Real Estate Funding Inc.
		Note A-2	Non-Control	$20,000,000	Citi Real Estate Funding Inc.
		Note A-3	Non-Control	$16,000,000	Citi Real Estate Funding Inc.
		Note A-4	Non-Control	$20,000,000	BBCMS 2023-C20
		Note A-5-1	Non-Control	$12,000,000	BBCMS 2023-C20
		Note A-5-2	Non-Control	$11,000,000	UBS AG
		Note A-6	Non-Control	$43,000,000	Wells Fargo Bank, National Association

Gloucester Premium Outlets	Non-Serviced	Note A-1-1	Control	$36,666,667	BBCMS 2023-C19
		Note A-1-2	Non-Control	$18,333,333	BBCMS 2023-C20
		Note A-2-1	Non-Control	$13,333,333	BBCMS 2023-C19
		Note A-2-2	Non-Control	$6,666,667	BBCMS 2023-C20

Oxmoor Center	Servicing Shift	Note A-1	Control	$45,000,000	Barclays Capital Real Estate Inc. or an affiliate
		Note A-2	Non-Control	$10,000,000	BBCMS 2023-C20
		Note A-3	Non-Control	$5,000,000	BBCMS 2023-C20
		Note A-4	Non-Control	$17,500,000	Societe Generale Financial Corporation
		Note A-5	Non-Control	$7,500,0000	BBCMS 2023-C20
		Note A-6	Non-Control	$5,000,000	Societe Generale Financial Corporation

South Lake at Dulles	Non-Serviced	Note A-1	Control	$40,000,000	BBCMS 2023-C19
		Note A-2	Non-Control	$10,500,000	BBCMS 2023-C20
		Note A-3	Non-Control	$10,000,000	BBCMS 2023-C20

Barbours Cut IOS	Non-Serviced	Note A-1-1	Control	$35,750,000	MSWF 2023-1
		Note A-1-2	Non-Control	$10,000,000	BBCMS 2023-C20
		Note A-1-3	Non-Control	$5,675,000	BBCMS 2023-C20
		Note A-2-1	Non-Control	$29,250,000	MSWF 2023-1
		Note A-2-2	Non-Control	$12,825,000	Wells Fargo Bank, N.A.

6330 West Loop South	Servicing Shift	Note A-1	Control	$17,350,000	Bank of America, National Association
		Note A-2	Non-Control	$17,250,000	Bank of America, National Association
		Note A-3	Non-Control	$15,000,000	BBCMS 2023-C20

Wyndham National Hotel Portfolio	Non-Serviced	Note A-1	Control	$25,000,000	UBS 2019-C18
		Note A-2	Non-Control	$16,800,000	BBCMS 2022-C18
		Note A-3	Non-Control	$20,000,000	BBCMS 2021-C11

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
		Note A-4	Non-Control	$20,000,000	BMO 2022-C1
		Note A-5	Non-Control	$10,000,000	BBCMS 2021-C10
		Note A-6	Non-Control	$10,000,000	WFCM 2021-C61
		Note A-7	Non-Control	$10,000,000	BMO 2022-C2
		Note A-8	Non-Control	$10,000,000	UBS 2019-C18
		Note A-9	Non-Control	$8,200,000	BBCMS 2022-C18
		Note A-10	Non-Control	$5,000,000	BBCMS 2023-C20
		Note A-11	Non-Control	$5,000,000	BBCMS 2023-C20
		Note A-12	Non-Control	$5,000,000	BBCMS 2023-C20

Cross Island Plaza	Non-Serviced	Note A-1	Control	$30,000,000	BMO 2023-C5
		Note A-2	Non-Control	$12,500,000	BBCMS 2023-C20

(1)	The CX - 250 Water Street Whole Loan will be initially serviced under the BANK 2023-BNK45 pooling and servicing agreement. From and after the securitization of the related controlling note, the CX - 250 Water Street Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

The Servicing Shift Whole Loans will be serviced pursuant to the related PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to the related Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial
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interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to the Servicing Shift Whole Loan

With respect to any Servicing Shift Whole Loan prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to such Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loans, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing

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Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

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The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loans, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

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Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to each Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable,

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be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

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The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2023 and ending on the hypothetical Determination Date in July 2023. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Argentic Real Estate Finance 2 LLC, Bank of Montreal, Bank of America, National Association, Starwood Mortgage Capital LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, LMF Commercial, LLC, Societe Generale Financial Corporation, Citi Real Estate Funding Inc., DBR Investments Co. Limited, Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, 3650 Real Estate Investment Trust 2 LLC and KeyBank National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Argentic Real Estate Finance 2 LLC, Bank of Montreal, Bank of America, National Association, Starwood Mortgage Capital LLC, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, LMF Commercial, LLC and Societe Generale Financial Corporation, on or about July 11, 2023 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for

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the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 12, 2023, Barclays or its affiliates were the loan sellers in approximately 196 commercial mortgage-backed securitization transactions. Approximately $54.1 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and through June 12, 2023.

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Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2023	$513,066,668
2022	$5,480,581,529
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus. With respect to the Fashion Valley Mall Mortgage Loan, which was co-originated by Bank of America, National Association, JPMorgan Chase Bank, National Association, Bank of Montreal and Barclays, portions of which are being sold by Bank of America, Bank of Montreal and Barclays, the Bank of America Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus. With respect to the One & Two Commerce Center Mortgage Loan, which was co-originated by Bank of America, National Association, JPMorgan Chase Bank, National Association and Barclays, portions of which are being sold by Bank of America National Association and Barclays, the Bank of America Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

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Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

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Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the

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occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be
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associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. With respect to the Ashburn Data Center mortgage loan (7.3%), approximately $1.3 million of landlord obligations under the lease with Oracle (the “First Service Order” ) are outstanding for which funds have been deposited in a third-party escrow account by the prior owner of the Mortgaged Property and are held by the related title company (and not the lender). The related escrow agreement has been collaterally assigned to the lender and the lender will become a party to the escrow agreement upon a foreclosure or deed-in-lieu of foreclosure. The Mortgage Loan documents provide recourse to the related borrower sponsor if the related borrower does not provide evidence reasonably satisfactory to the lender of completion of the First Service Order within 45 days of the origination date.

In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 5, 2023 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of March 31, 2023, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

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Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2019	2020	2021	2022	As of 03/31/2023
Multifamily	$865,834,000	$412,820,000	$1,576,830,000	$232,015,000	$0
Office	3,219,527,500	805,375,000	2,238,206,667	591,310,000	318,833,333
Retail	1,434,905,387	1,055,850,000	529,055,000	859,459,375	0
Industrial	2,670,170,250	292,725,000	4,255,654,000	2,053,524,502	0
Manufactured Housing	62,075,000	12,950,000	197,260,000	70,735,000	0
Self Storage	185,248,500	210,841,250	303,825,400	762,467,500	0
Lodging	2,387,905,000	270,500,000	970,000,000	1,780,143,333	0
Mixed Use	123,515,000	219,725,000	139,610,000	0	0
Other	0	7,500,000	402,510,992	0	0
Total	$10,949,180,637	$3,288,286,250	$10,612,952,059	$6,349,654,710	$318,833,333

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

General. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

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Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age,

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renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America mortgage loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America mortgage loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such

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debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●       Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●       Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●       Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

●       Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●       Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

●       Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

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●       Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered,

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although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes 1 of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See
“—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

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Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Fashion Valley Mall Mortgage Loan (9.998%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with JPMorgan Chase Bank, National Association, Bank of Montreal and Barclays Capital Real Estate Inc. and was underwritten pursuant to the Bank of America underwriting guidelines. The CX – 250 Water Street Mortgage Loan (9.1%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Wells Fargo Bank, National Association, Goldman Sachs Bank USA and 3650 Real Estate Investment Trust 2 LLC and was underwritten pursuant to the Bank of America underwriting guidelines. The One & Two Commerce Square Mortgage Loan (7.3%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans was originated (or, with respect to the Fashion Valley Mall Mortgage Loan (9.998%), the CX – 250 Water Street Mortgage Loan (9.1%) and the One & Two Commerce Square Mortgage Loan (7.3%) originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (the “Bank of America Mortgage Loans”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
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●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. Bank of America engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the

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disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The following table sets forth, for the period commencing April 1, 2020 and ending March 31, 2023, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from January 1, 2023 through March 31, 2023 was set forth in a Form ABS-15G filed by Bank of America on May 15, 2023. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	0	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bank of America, N.A.	v	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(9) (0001338265)	X	Bridger Commercial Funding LLC	0	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	62,000,000.00	85.47	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	6,813,170.99	9.39	0	0	0.00	0	0	0.00	0	0	0.00	1	6,813,170.99	9.39	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	3,725,720.73	5.14	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	291,557,344.20	45.76	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	Bank of America, N.A.	20	23,4146,532.54	36.75	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(8) (0001612124)	X	CIBC Inc.	16	111,409,257.06	17.49	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(8)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	802,297,999.20	100.00	0	0	0.00	0	0	0.00	0	0	0.00	1	106,068,027.20	13.22	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	1,511,950,024.72		0	0		0	0		0	0		5	112,881,198.19		0	0		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from April 1, 2020 to March 31, 2023. Activity with respect to demands received during and, if applicable, prior to such period ended March 31, 2023, is reflected elsewhere in this table. If an asset changed status during such period ended March 31, 2023, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from April 1, 2020 to March 31, 2023. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.
(4)	Includes assets for which any of the following situations apply as of March 31, 2023:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by March 31, 2023;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.
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Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from April 1, 2020 to March 31, 2023.
(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended March 31, 2023.
(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of March 31, 2023.
(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and March 31, 2023, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.
(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on May 15, 2023. The Central Index Key Number of Bank of America is 0001102113.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on May 12, 2023. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization.

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of America, National Association” has been provided by Bank of America.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $8,033,896,943 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

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Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;
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●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under

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the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or

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mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the

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form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2023. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2023, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
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8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial

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mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2022 is approximately $6.146 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
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●	certain information and other search results obtained by the BMO deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

With respect to the Fashion Valley Mall Whole Loan (9.998%), which was co-originated by Bank of America, National Association, Barclays Capital Real Estate Inc., JPMorgan Chase Bank, National Association and BMO, portions of which are being sold by Barclays Capital Real Estate Inc., Bank of America, National Association and BMO, the Bank of America Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may

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include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3-1 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan,

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the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that
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another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the sponsor representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the sponsor representations and warranties in paragraphs (17) and (30) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal. BMO obtains an appraisal meeting the requirements described in the sponsor representation and warranty set forth in paragraph (42) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the sponsor representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. BMO’s Central Index Key is 0000927971. As of March 31, 2023, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

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Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor, a mortgage loan seller and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

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None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2022, Societe Generale Financial Corporation securitized 183 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $6.1 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject

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property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to,
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(i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and

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(e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans (other than the Gloucester Premium Outlets Mortgage Loan), the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such

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updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus. With respect to the Healthcare Trust MOB Portfolio Mortgage Loan, the Gloucester Premium Outlets Mortgage Loan and the Oxmoor Center Mortgage Loan (collectively, 13.2%), each of which was co-originated by SGFC and Barclays Capital Real Estate Inc., portions of which are being sold by Societe Generale Financial Corporation and Barclays Capital Real Estate Inc., the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe

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Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 8, 2023. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including March 31, 2023 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 8, 2023. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2023, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this

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securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”), a Delaware limited liability company, is a sponsor, seller and originator of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of LNR Partners, LLC, the special servicer with respect to the Serviced Mortgage Loans (other than the Ashburn Data Center Whole Loan) and the special servicer under the (i) Benchmark 2023-B38 pooling and servicing agreement which governs the servicing of the Great Lakes Crossing Outlets Whole Loan and (ii) BANK 2023-BNK45 pooling and servicing agreement which initially governs the servicing of the CX – 250 Water Street Whole Loan (until the securitization of the related lead servicing Companion Loan).

In addition, an affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The Cut-Off Date Balance of the SMC Mortgage Loan that is (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $26,295,415. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, BMO has provided warehouse financing to an affiliate of SMC for a certain Mortgage Loan co-originated by BMO and SMC. The Cut-Off Date Balance of the SMC Mortgage Loan that is subject to the warehouse facility is projected to equal approximately $17,000,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from BMO, the SMC Mortgage Loan subject to such warehouse facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to four (4) of the SMC Mortgage Loans (5.2%).

Starwood’s Securitization Program

This is the 111th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $16.03 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans

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having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

With respect to the North Run Business Park Mortgage Loan (4.1%), which was co-originated by BMO and SMC, portions of which are being sold by BMO and SMC, the BMO Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

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Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and re-underwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

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Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a Starwood mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Starwood mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Starwood mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such Starwood mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
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●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance

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purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 27, 2023. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, and will be entitled to special servicing fees and certain other compensation under the Benchmark 2023-B38 pooling and servicing agreement, which governs the servicing of the Great Lakes Crossing Outlets Whole Loan. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

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Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 11 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $265,125,000.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality

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and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily
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cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts,
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if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

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●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental
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insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth

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salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic has no history as a securitizer with respect to any offerings settled prior to April 2023. Therefore, Argentic has not yet filed, nor is it yet required to file, a Form ABS-15G, and Argentic has no history of repurchases or repurchase requests required to be reported by Argentic under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

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LMF Commercial, LLC

General

LMF Commercial, LLC, formerly known as Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

An affiliate of Barclays has provided warehouse financing to LMF for all of the Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $15,185,425. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Computershare Trust Company, National Association is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 93rd commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million and $716 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 and 2022, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy,

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financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x);

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however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop

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review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which

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the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to three (3) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
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●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 14, 2023. LMF’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2021 to and including March 31, 2023, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future

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certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2023-C20 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the

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special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer and Ashburn Data Center Special Servicer”, “—The Special Servicer” and “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer and Ashburn Data Center Special Servicer

KeyBank National Association, a national banking association, will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans. KeyBank is also expected to be the initial special servicer with respect to the Ashburn Data Center Mortgage Loan.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee or any mortgage loan seller. KeyBank is the master servicer under the BBCMS 2023-C19 transaction (with respect to the Gloucester Premium Outlets Mortgage Loan and the South Lake at Dulles Mortgage Loan).

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2020	12/31/2021	12/31/2022	03/31/2023
By Approximate Number	17,008	18,122	18,346	18,472
By Approximate Aggregate Principal Balance (in billions)	$308.5	$379.3	$426.9	$432.5

Within this servicing portfolio are, as of March 31, 2023, approximately 11,533 loans with a total principal balance of approximately $292.8 billion that are included in approximately 900 commercial mortgage-backed securitization transactions.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of March 31, 2023, KeyBank was named as special servicer with respect to commercial mortgage loans in 353 commercial mortgaged-backed securities transactions totaling approximately $187.4 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 142 commercial mortgage loans with an aggregate outstanding principal balance of approximately $3.4 billion, which portfolio includes multifamily,

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office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022	As of 03/31/2023
By Approximate Number	363	357	359	353
By Approximate Aggregate Principal Balance (in billions)	$148.3	$178.9	$196.3	$187.4

KeyBank has resolved over $12.0 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
$2.69	$0.63	$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00	$1.15

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2022, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long-Term Deposits	N/A	A	A1
Short-Term Deposits	N/A	F1	P-1
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KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer and the special servicer, generally responsible for the master servicing, primary servicing and special servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans and any foreclosed property. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any foreclosed property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement. All amounts received by KeyBank in connection with any foreclosed property held by the issuing entity are deposited into a foreclosed property account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing

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criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time, KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank under this heading “—The Master Servicer and Ashburn Data Center Special Servicer” has been provided by KeyBank.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus), the Ashburn Data Center Mortgage Loan and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR Partners currently serves as special servicer under the Benchmark 2023-B38 pooling and servicing agreement, which governs the servicing of the Great Lakes Crossing Outlets Whole Loan.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 24 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 182 as of December 31, 2022. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

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●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
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●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion; and
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion.

As of December 31, 2022, LNR Partners has resolved approximately $87.7 billion of U.S. commercial and multifamily loans over the past 24 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans through December 31, 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2021 and approximately $3.0 billion of U.S. commercial and multifamily loans during 2022.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of December 31, 2022, LNR Partners and its affiliates specially service a portfolio, which included approximately 7,195 assets across the United States with a then current face value of approximately $112.3 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all

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relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P, Fitch and DBRS Morningstar.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners or its affiliate also assisted LD III Sub XII, LLC (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of SMC, one of the sponsors and an originator.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction, (ii) LNR Partners acting as special servicer under the Benchmark 2023-B38

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pooling and servicing agreement, (iii) LNR Partners acting as special servicer under the BANK 2023-BNK45 pooling and servicing agreement (until the securitization of the related lead servicing companion loan), (iv) SMC being one of the sponsors and an originator of some of the Mortgage Loans and (v) LNR Partners or its affiliate assisting LD III Sub XII, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Affiliated Special Servicer

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer (in such capacity, the “MSWF 2023-1 Special Servicer”) with respect to the Barbours Cut IOS Whole Loan, which is expected to be serviced under the MSWF 2023-1 pooling and servicing agreement (the “MSWF 2023-1 PSA”) and in such capacity will be responsible for the servicing and administration of

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such Whole Loan should it become a “specially serviced loan” or “REO property” pursuant to the pooling and servicing agreement for the MSWF 2023-1 transaction. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial mortgage-based securities special servicer rating of “CSS3+” by Fitch and a commercial loan special servicer rating of “Average” by S&P.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (“Elliott”). As of December 31, 2022, Elliott manages approximately $55.2 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, a mortgage loan seller, sponsor, an originator and (ii) Argentic Securities Income USA 2 LLC, the initial directing certificateholder under the MSWF 2023-1 PSA with respect to the Barbours Cut IOS Mortgage Loan.

As of February 28, 2023, Argentic Services Company had twenty (20) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 34 years of industry experience. Argentic Services Company was named special servicer on 46 securitized pools (41 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,235 loans secured by 1,757 properties with an unpaid balance of approximately $25.2 billion as of February 28, 2023. As of February 28, 2023, Argentic Services Company was actively managing 25 commercial mortgage-backed securities loans, secured by 33 properties (including 6 REO properties) with an approximate unpaid balance of $709 million.

Neither ASC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues,

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property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the MSWF 2023-1 PSA and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as MSWF 2023-1 Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the MSWF 2023-1 Serviced Loans, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Barbours Cut IOS Mortgage Loan or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the MSWF 2023-1 PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the MSWF 2023-1 PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificateholder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the MSWF 2023-1 Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as MSWF 2023-1 Special Servicer under the MSWF 2023-1 PSA and any related intercreditor agreement and limitations on such person’s right to replace the MSWF 2023-1 Special Servicer.

The information set forth under this heading “—The Affiliated Special Servicer” regarding Argentic Services Company LP has been provided by Argentic Services Company LP.

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The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.2 billion (USD) in assets as of December 31, 2022. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2022, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 464 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $251 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the

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issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2022, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1203 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $702 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2022, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 415,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

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For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading
“—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Wells Fargo Bank and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2023, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $361.0 billion issued in 413 transactions.

As of March 31, 2023, Park Bridge Lender Services was acting as asset representations reviewer for 169 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $152.2 billion.

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There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates or Risk Retention Affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

This securitization transaction is required to comply with the Credit Risk Retention Rules. Barclays Capital Real Estate Inc. has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules through the purchase by LD III Sub XII, LLC or its affiliate as the “third party purchaser” (in such capacity, the “Third-Party Purchaser”) for cash the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $81,942,604 representing approximately 5.113% of the aggregate fair value of all Classes of certificates (other than the Class R certificates). The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

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Class of HRR Certificates	Expected Initial Certificate Balance	Estimated Range of Fair Values of the HRR Certificates (in % and $)(1)(2)	Expected Purchase Price(3)
Class D-RR	$13,863,000	0.848% - 0.894% / $7,214,082	52.03839%
Class E-RR	$9,284,000	0.568% - 0.599% / $4,831,244	52.03839%
Class F-RR	$8,252,000	0.505% - 0.532% / $4,294,208	52.03839%
Class G-RR	$14,441,000	0.883% - 0.931% / $7,514,864	52.03839%
Class H-RR	$10,315,000	0.631% - 0.665% / $5,367,760	52.03839%
Class J-RR	$25,787,604	1.574% - 1.660% / $13,397,416	51.95293%

(1)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(2)	The fair value dollar amount of the Fixed-Price Principal Balance Certificates is not subject to a range, but is based on a fixed price, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Calculation of Estimated Fair Value of All Certificates”. The fair value of the other Regular Certificates is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Treasury-Priced Expected Price” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of each related class of Fixed-Price Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for such Fixed-Price Principal Balance Certificates to be acquired by the Third Party Purchaser is approximately $42,619,574 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $41,681,439, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the Fixed-Price Principal Balance Certificates that were retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Fixed-Price Principal Balance Certificates (in reverse sequential order), second, to the Class C certificates, third, to the Class B certificates, fourth, to the Class A-S certificates, and fifth, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of Fixed-Price Principal Balance Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—

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Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the Classes of Fixed-Price Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Third-Party Purchaser

LD III Sub XII, LLC, a Delaware limited liability company, is expected to purchase the HRR Certificates and will act as the Third Party Purchaser. LD III Sub XII, LLC is directly or indirectly owned by Prime Finance Long Duration (B-Piece) III, L.P. and by Prime Finance Long Duration (B-Piece) III (Parallel Entity), L.P., each a Delaware limited partnership (collectively, the “Fund”). The Fund was formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage backed securities and certain other investments. The Fund commenced operations on September 28, 2021, and has total investor capital commitments of $517.0 million to date. This is anticipated to represent the Fund’s eleventh purchase of CMBS B-Piece Securities.

The Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”). Prime Finance is an experienced commercial real estate debt investor. The six members of the investment committee responsible for the Fund had an average of 30 years of real estate experience as of March 31, 2023. Funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of March 31, 2023, funds advised by Prime Finance own approximately 291 separate real estate credit investments, including sixty-seven (67) CMBS B-Piece Securities.

As of March 31, 2023, Prime Finance affiliates (including the Fund) have originated or acquired over $24 billion of commercial real estate debt investments.  Prime Finance is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates (the “Fixed-Price Principal Balance Certificates”) are anticipated to be priced based on a fixed price. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Fixed-Price Principal Balance Certificates as described below. CMBS such as the Class X-A and Class X-B Certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates, the Fixed-Price Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of Certificates,

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treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

The Third Party Purchaser is expected to purchase the Fixed-Price Principal Balance Certificates identified in the table above that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	4.240%	4.679%	5.313%
3YR	3.830%	4.279%	4.930%
5YR	3.593%	3.996%	4.554%
7YR	3.596%	3.923%	4.436%
10YR	3.571%	3.826%	4.259%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the treasury yield curve with 2, 3, 5, 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known

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at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	1.400%	1.500%	1.800%
Class A-2	1.700%	1.800%	2.000%
Class A-3	1.600%	1.650%	1.800%
Class A-4	1.530%	1.580%	1.630%
Class A-5	1.550%	1.600%	1.650%
Class A-SB	1.600%	1.650%	1.800%
Class A-S	1.900%	2.000%	2.150%
Class B	2.350%	2.450%	2.650%
Class C	3.750%	3.850%	4.250%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	5.394%	5.939%	6.883%
Class A-2	5.307%	5.812%	6.576%
Class A-3	5.196%	5.582%	6.251%
Class A-4	5.104%	5.419%	5.912%
Class A-5	5.122%	5.429%	5.915%
Class A-SB	5.195%	5.569%	6.228%
Class A-S	5.472%	5.828%	6.413%
Class B	5.922%	6.278%	6.913%
Class C	7.322%	7.678%	8.513%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates, or the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may

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have elected not to engage an NRSRO for particular Classes of Treasury-Priced Principal Balance Certificates or Fixed-Price Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Treasury-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Treasury-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class C Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price (Low Estimate)	Target Price (Base Case)	Target Price (High Estimate)
Class A-1	100.0%	100.0%	(1)
Class A-2	103.0%	102.5%	(1)
Class A-3	103.0%	103.0%	(1)
Class A-4	101.0%	101.0%	101.0%
Class A-5	103.0%	103.0%	103.0%
Class A-SB	103.0%	103.0%	(1)
Class A-S	103.0%	103.0%	(1)
Class B	100.0%	100.0%	(1)
Class C	(1)	(1)	(1)

(1)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon set forth in “—Determination of Assumed Certificate Coupon”.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates (except for the Class C Certificates, and the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S and Class B Certificates in certain scenarios), the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class C Certificates, and in certain scenarios, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S and Class B Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be equal to the WAC Rate, which was set based on expected market demand for such Certificates in each scenario. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

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Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon		Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	5.422%		5.964%	(1)
Class A-2	6.000%		6.389%	(1)
Class A-3	5.705%		6.093%	(1)
Class A-4	5.209%		5.520%	6.008%
Class A-5	5.481%		5.789%	6.275%
Class A-SB	5.682%		6.058%	(1)
Class A-S	5.831%		6.188%	(1)
Class B	5.880%		6.230%	(1)
Class C		(1)	(1)	(1)

(1)	Equal to the WAC Rate.

Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

However, if the Assumed Certificate Coupon for any class of Treasury-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Treasury-Priced Expected Prices for each class of Treasury-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of Treasury-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For

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an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Interest-Only Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Yields for the Interest-Only Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	3.596%	3.923%	4.436%
10YR	3.571%	3.826%	4.259%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	2.250%	2.500%	2.750%
Class X-B	1.750%	2.000%	N/A

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	5.839%	6.396%	7.136%
Class X-B	5.325%	5.841%	N/A
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Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Fixed-Price Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each such class of Fixed-Price Principal Balance Certificates. The Fixed-Price Principal Balance Certificates are anticipated to be acquired by the Third-Party Purchaser for each class of Fixed-Price Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Fixed-Price Principal Balance Certificates, the Modeling Assumptions and 0% CPY, each as agreed to among the Retaining Sponsor and the Third-Party Purchaser.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Fixed-Price Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Fixed-Priced Expected Price

Based on the Assumed Certificate Coupons, the fixed price and the Scheduled Certificate Principal Payments for each class of Fixed-Price Principal Balance Certificates, the Retaining Sponsor determined the price (the “Fixed-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted.

Calculation of Estimated Fair Value of All Certificates

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Fixed-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Fixed-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

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The Retaining Sponsor determined that the Class S Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class S Certificates.

Range of Estimated Fair Values for the Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$4,609,709	$4,629,942	$4,629,957
Class A-2	$150,192,090	$152,929,970	$153,671,927
Class A-3	$30,604,435	$30,775,689	$30,774,748
Class A-4(1)	$146,441,764	$146,443,736	$146,449,159
Class A-5(1)	$251,108,124	$251,108,441	$251,108,076
Class A-SB	$5,263,293	$5,282,858	$5,282,570
Class X-A	$11,585,648	$28,074,353	$40,304,472
Class X-B	$0	$4,369,585	$8,276,166
Class A-S	$109,285,666	$110,492,327	$110,492,960
Class B	$36,515,485	$37,132,715	$37,133,332
Class C	$18,667,226	$19,769,589	$20,266,286
Class D-RR	$7,214,082	$7,214,082	$7,214,082
Class E-RR	$4,831,244	$4,831,244	$4,831,244
Class F-RR	$4,294,208	$4,294,208	$4,294,208
Class G-RR	$7,514,864	$7,514,864	$7,514,864
Class H-RR	$5,367,760	$5,367,760	$5,367,760
Class J-RR	$13,397,416	$13,397,416	$13,397,416
Total	$806,893,014	$833,628,779	$851,009,227

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-4 certificates are expected to be within a range of $0 and $145,000,000 and the respective initial Certificate Balances of the Class A-5 certificates are expected to be within a range of $243,800,000 and $388,800,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $388,800,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-4 certificates is assumed to be $145,000,000 and the Certificate Balance of the Class A-5 certificates is assumed to be $243,800,000.

The estimated range of fair values for all the certificates (except for the Class R certificates) is approximately $806,893,014 to $851,009,227.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” related to its ownership of the HRR Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the HRR Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until on and after the fifth anniversary of the Closing Date, subject to such date being modified under the Credit Risk Retention Rules. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the

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Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization or the HRR Certificates.

Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced PSA. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional

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information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Park Bridge Lender Services LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Park Bridge Lender Services LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Park Bridge Lender Services LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Park Bridge Lender Services LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, Argentic, Bank of Montreal, Bank of America, SMC, UBS AG, LMF and Societe Generale Financial Corporation will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case other than LMF to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”. LMF did not identify any exceptions to the representations and warranties identified in Annex D-1.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Bank of Montreal, SMC, UBS AG and Societe Generale Financial Corporation determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Bank of Montreal, SMC, UBS AG or Societe Generale Financial Corporation, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Bank of Montreal, SMC, UBS AG or Societe Generale Financial Corporation, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Bank of Montreal, SMC, UBS AG and Societe Generale Financial Corporation based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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At the time of its decision to include its Mortgage Loans in this transaction, Argentic determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 would not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on its related security interest in such Mortgaged Property, or were mitigated in a manner consistent with customary or otherwise appropriate lending practices by one or more compensating factors, including without limitation: (i) affirmative borrower covenants to effect curative requirements, including the imposition of personal liability to the borrower and guarantor on a losses-only or full recourse basis if risk-related events are triggered, or the requirement to obtain rating agency confirmation prior to taking an action related to such exception; (ii) opinions of legal counsel, or other expert evaluations as to materiality of related risks and remediation, as appropriate; (iii) cash- or letter of credit-funded reserves or the collateral assignments of similar security, or the imposition of cash management controls; (iv) insurance benefiting the loan, including title insurance, property and liability insurance, environmental or lease-related insurance, among other things; (v) positive loan underwriting metrics (such as comparatively low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors); or (vi) other loan underwriting-related facts and circumstances reducing the related risk of default or loss, such as strong sponsorship, desirable property type, favorable sub-market conditions, strong tenancy at the related Mortgaged Property or otherwise favorable lease provisions pertaining to the related risk, or the likelihood of near-term curative action within foreseeable cost parameters. However, there can be no assurance that the compensating factors or other circumstances upon which Argentic based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of its decision to include its Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2023-C20 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R certificates.

The Class X-A and Class X-B certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A and Class X-B certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by LD III Sub XII, LLC. The Senior Certificates, the Subordinate Certificates, the Class S Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

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Upon initial issuance, the certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$4,630,000
A-2	$149,200,000
A-3	$29,880,000
A-4	(2)
A-5	(2)
A-SB	$5,129,000
X-A	$577,639,000
X-B	$144,409,000
A-S	$107,275,000
B	$37,134,000
C	$21,208,000
Non-Offered Certificates
D-RR	$13,863,000
E-RR	$9,284,000
F-RR	$8,252,000
G-RR	$14,441,000
H-RR	$10,315,000
J-RR	$25,787,604
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balance of the Class A-4 certificates is expected to be within a range of $0 and $145,000,000, and the respective initial Certificate Balance of the Class A-5 certificates is expected to be within a range of $243,800,000 and $388,800,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $388,800,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $577,639,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $144,409,000.

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The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2023.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

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Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates);
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

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The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)     prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

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(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)        to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero;

(g)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)     on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded

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monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D-RR certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

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Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class D-RR certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to     %.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to     %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4,

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Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than any Excess Interest, if any, with respect to any ARD Loan.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

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Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed

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Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the

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Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)          the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and
(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may

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have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the Class S Certificates, any Excess Interest received by the issuing entity with respect to the ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

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Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

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Thirteenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the Treasury Regulations of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such Treasury Regulations.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to

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time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as described above and (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S and Class B certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S and Class B certificates as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	March 2028
Class A-2	June 2028
Class A-3	June 2030
Class A-4	NAP – March 2033(1)
Class A-5	June 2033
Class A-SB	February 2033
Class X-A	NAP
Class X-B	NAP
Class A-S	June 2033
Class B	June 2033
Class C	June 2033

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 certificates ranging from $0 to $145,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2056. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a

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Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)          the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

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Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to the them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

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Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class H-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F-RR certificates;

fifth, to the Class E-RR certificates;

sixth, to the Class D-RR certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A and Class X-B certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain

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servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance, Notional Amount, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

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(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master
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servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2023, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a

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Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special

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Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, with respect to the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the

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foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website.

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Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report; and
●	any CREFC® appraisal reduction template received by the certificate administrator;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
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●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
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●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

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The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator

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from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is

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equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic

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computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator and Trustee”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect

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Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

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Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.
Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The HRR Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of all or a portion of a certificate evidencing an HRR Certificate must be consented to by the retaining sponsor and the depositor and may be subject to any additional requirements pursuant to the PSA.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a

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“Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2023-C20

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                   the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an

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affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)             an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)             the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)             the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)          originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)       the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)           any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)             an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)             the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)         the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

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(xiv)      the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)         the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)      the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement;

(xviii)  the original or a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the related Servicing Shift Date. Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)           A copy of each of the following documents:

(i)                   the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

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(iii)            any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)           all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)               the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)            any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)          any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)             any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)          any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

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(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)         a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)     a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

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Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master

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servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will not be obligated to repurchase the Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case

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of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately

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following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)         have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)         constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

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(m)     not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or

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pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of

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the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of the Servicing Shift Whole Loans. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on and after the related Servicing Shift Date, the related Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of the related Servicing Shift PSA may be different than the terms of the PSA, although the Servicing Shift Whole Loans will still need to be serviced in compliance with the requirements of the Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no

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Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to any Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

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(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-

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servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date

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has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under

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the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

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With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at

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any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance

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with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable

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Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                         to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)                      to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under

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“—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                   to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                    to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                    to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                 to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)              to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                  to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                     to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)                  to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)               to recoup any amounts deposited in the Collection Account in error;

(xiii)            to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)             to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)                to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)             to pay the CREFC® Intellectual Property Royalty License Fee;

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(xvii)          to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)       to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)           to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)              to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)           to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use commercially reasonable efforts to collect such amount from the holder of the related Serviced Pari Passu Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

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Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other	Time to time
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of	Out of general collections with respect to Mortgage Loans on deposit in the Collection	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
	the annual Certificate Administrator/Trustee Fee.	Account or the Distribution Account.
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, the sum of: (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1) Fees	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.08125% per annum and with respect to each Serviced Companion Loan, a primary servicing fee rate equal to 0.00125%; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer as the non-serviced primary servicing fee rate). The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 100% of Excess Modification Fees related to any modifications, waivers, extensions, amendments or similar fees of any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreement) to the extent such action is neither a Major Decision nor a Special Servicer Decision and (y) 50% of Excess Modification Fees related to any such Mortgage Loans that are not Specially Serviced Loans to the extent such action is a Major Decision or a Special Servicer Decision, regardless of whether the master servicer or special servicer processes the action;
●	(x) 100% of all assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is neither a Major Decision nor a Special Servicer Decision, and (y) 50% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) to the extent such action is a Major Decision or a Special Servicer Decision, regardless of whether the master servicer or special servicer processes the action;
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan) to the extent such action is (i) a Major Decision or (ii) a Special Servicer Decision processed by the master servicer; for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);
●	(x) 100% of consent fees and loan service transaction fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that is neither a Special Servicer Decision nor a Major Decision, and (y) 50% of consent fees and loan
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service transaction fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) to the extent such action is a Major Decision or a Special Servicer Decision, regardless of whether the master servicer or special servicer processes the action;

●	with respect to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers relating to the accounts held by the master servicer pursuant to the PSA or the Mortgage Loan documents;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution

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Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that KeyBank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)               within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)          the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by

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the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)         with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)            the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)        if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)             (x) 100% of all loan service transaction fees, ancillary fees (other than fees for insufficient or returned checks), review fees, transfer fees or waiver fees (a) earned in connection with a Special Servicer Decision on a Mortgage Loan that is not a Specially Serviced Loan, where the Special Servicer processes the related Special Servicer Decision;

(ii)          50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) related to a Major Decision or Special Servicer Decision (regardless of whether the Master Servicer or Special Servicer processes the action) and 100% of Excess Modification Fees earned in connection with Specially Serviced Loans;

(iii)       (x) 100% of assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans

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that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that is a Special Servicer Decision or a Major Decision (in each case, regardless of whether the master servicer or special servicer processes the action);

(iv)        100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)           (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) or that are Mortgages Loans that are not Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) that is a Special Servicer Decision processed by the Special Servicer, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that involves a Special Servicer Decision or a Major Decision (in each case, regardless of whether the master servicer or special servicer processes the action);

(vi)         100% of charges for beneficiary statements and demand charges actually paid by the related borrowers relating to the accounts held by the special servicer pursuant to the PSA or the Mortgage Loan Documents to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)      with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)  late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee,

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the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01043% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a per annum rate equal to 0.00180% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such

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Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

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(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.    the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that

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Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information, requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

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Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount or Collateral Deficiency Amount pursuant to its applicable definition using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any

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material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D-RR certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer

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and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D-RR certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A and Class X-B Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, and second, to the Class H-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related

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Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that, if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its commercially reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage

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required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder and unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

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Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder, or the holder of any Companion Loan, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master servicer is required to make the determinations described above) and the special servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

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The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be

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deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)       approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)       any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)       any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)       approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)       requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

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(7)       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)       approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)       agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(10)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided, further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees and loan service transaction fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below,

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(y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the Treasury Regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any

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term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an

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Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2024 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2024) unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

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Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2023 and the calendar year ending on December 31, 2023. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

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(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer),

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(y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
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●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of
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such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan (taking into account the pari passu nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose

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possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)). If the Special Servicer determines to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other

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action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC, the Grantor Trust or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in

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accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced

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Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

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Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements

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set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to any Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent

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that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) any Servicing Shift Mortgage Loan and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be LD III Sub XII, LLC or an affiliate thereof.

“Loan-Specific Directing Certificateholder” means, with respect to any Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to such Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of the Fashion Valley Mall Mortgage Loan, Bank of America, National Association, in the case of the One & Two Commerce Mortgage Loan, Bank of America, National Association, in the case of the Seagate Campus Mortgage Loan, Citi Real Estate Funding Inc., in the case of the Oxmoor Center Mortgage Loan, Barclays Capital Real Estate Inc. or an affiliate and in the case of the 6330 West Loop South Mortgage Loan, Bank of America, National Association. On and after the related Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be the Class H-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has

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attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis, which in the discretion of the special servicer may be in the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)             any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)          any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)        following a default or an event of default with respect to a serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)         any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

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(v)           any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)        any release of material collateral or any acceptance of substitute or additional collateral for a serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt that may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(viii)  any property management company changes with respect to a serviced Mortgage Loan with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)       releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on Schedule 3 to the Pooling and Servicing Agreement will also constitute Major Decisions);

(x)         any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)      any determination of an Acceptable Insurance Default;

(xii)   any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii) any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment

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thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the master servicer’s obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses, or cause the master servicer to incur additional expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or (e) modify the timing of reports or remittances required to be delivered by the master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiv) any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)    any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

(xvi) other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xvii) determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xviii) other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xix) other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xx)  agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; and

(xxi) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

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provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset

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Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer or the master servicer, as applicable, from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

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Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the

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master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the Treasury Regulations, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or any Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or the Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or the related Servicing Shift Whole Loan, as applicable and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan, any Servicing Shift Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO

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Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the BANK 2023-BNK45 pooling and servicing agreement, the Benchmark 2023-B38 pooling and servicing agreement, the UBS 2019-C18 pooling and servicing agreement and the BMO 2023-C5 pooling and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA for this transaction.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the special servicer and the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)             after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)           if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the

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application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)        if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance Report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar

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year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) any material deviations by the special servicer from the Servicing Standard and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event

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has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote.”

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)       that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)               that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)              that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)              that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)               that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience

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in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)              that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor is required to keep all such Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard of the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel) required by law, rule, regulation, order, judgment or decree to disclose such information.

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Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

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(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

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Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of

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such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2014, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between June 15, 2018 and May 15, 2023 was approximately 35.1% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 19.1% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote

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Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)         a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)        a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)    a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)    copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)    a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

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(vii)   copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

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The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to

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independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third-Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal

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transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)         any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

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(ii)      any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by

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posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be

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incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to select the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If (i) at any time the Special Servicer that had acted as the Special Servicer for an Excluded Special Servicer Mortgage Loan prior to it becoming an Excluded Special Servicer Mortgage Loan or (ii) an Excluded Special Servicer was appointed on the Closing Date, and, in either case, the Special Servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming REO Property) with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such Special Servicer will

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become the Special Servicer again for such related Mortgage Loan and (4) such original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Mortgage Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the

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respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to the related Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of the related Servicing Shift Mortgage Loan.

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Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided, however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been

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given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)        any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)        certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)         KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)        the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)        such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an

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Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be; provided, however, that certain rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has

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succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a

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court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its

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partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or

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asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such

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party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the

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related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a related non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to the such master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of

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Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute

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Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading
“—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

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Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

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For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

The Servicing Shift Mortgage Loans will be serviced pursuant to the PSA until the related Servicing Shift Date, from and after which the related Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to any Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on the related Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to the related Servicing Shift Whole Loan.
●	Until the related Servicing Shift Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising such Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to such Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such
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agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to the related Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2023-C20 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the
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related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Major Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under
“—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of
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affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2023-C20 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

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Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

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As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master

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servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

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Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR and Class F-RR certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance (solely for the purposes of this calculation, if such right is being exercised after the Distribution Date in July 2033 and the CX – 250 Water Street Mortgage Loan is still an asset of the issuing entity, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of mortgage loans and from the aggregate Initial Pool Balance). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master

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servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates. The voluntary exchange of certificates (other than the Class S and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such

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tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

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(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by

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federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch) and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer and the special servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

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Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Five (5) Mortgaged Properties (15.6%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Virginia. Four (4) Mortgaged Properties (13.9%) are located in Virginia. Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper

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advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court’s instructions. The decision to appoint a receiver is solely within the court’s discretion, regardless of what the deed of trust provides.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under

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leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property

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may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt

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with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered

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certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among

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other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will

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be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if

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the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each

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debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate

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capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are

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single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it

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exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

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A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other

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things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. In addition, an affiliate of Barclays currently holds certain of the Fashion Valley Mall, One & Two Commerce Square, Healthcare Trust MOB Portfolio and Oxmoor Center Companion Loans.

Computershare Trust Company, National Association is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator and is an affiliate of SG Americas Securities, LLC, one of the underwriters. However, Societe Generale Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

Bank of America, a sponsor, a mortgage loan seller, an originator and the holder of certain of the Fashion Valley Mall, CX – 250 Water Street, One & Two Commerce Square and 6330 West Loop South Companion Loans, is an affiliate of BofA Securities, Inc., one of the underwriters. However, Bank of America intends to sell such Companion Loans in connection with one or more future securitizations.

SMC, a mortgage loan seller, a sponsor and an originator, is an affiliate of LNR Partners, LLC, the special servicer with respect to the serviced Mortgage Loans (other than the Ashburn Data Center Whole Loan) and the special servicer under the (i) Benchmark 2023-B38 pooling and servicing agreement which governs the servicing of the Great Lakes Crossing Outlets Whole Loan and (ii) BANK 2023-BNK45

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pooling and servicing agreement which initially governs the servicing of the CX – 250 Water Street Whole Loan (until the securitization of the related lead servicing Companion Loan).

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The Cut-off Date Balance of the SMC Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $26,295,415. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

An affiliate of Barclays has provided warehouse financing to Argentic for certain Mortgage Loans originated by Argentic that are being contributed to this securitization. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $21,265,229. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the Argentic Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, BMO has provided warehouse financing to an affiliate of SMC for a certain Mortgage Loan co-originated by BMO and SMC. The Cut-Off Date Balance of the SMC Mortgage Loan that is subject to the warehouse facility is projected to equal approximately $17,000,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from BMO, the SMC Mortgage Loan subject to such warehouse facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to four (4) of the SMC Mortgage Loans (5.2%).

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for all of the Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $15,185,425. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and LMF, Computershare Trust Company, National Association acts as interim custodian with respect to all of the LMF Mortgage Loans (1.8%).

Bank of Montreal, a sponsor, an originator and a mortgage loan seller, is an affiliate of BMO Capital Markets Corp., one of the underwriters. In addition, Bank of Montreal currently holds one or more of the Fashion Valley Mall Companion Loans. However, Bank of Montreal intends to sell such Companion Loans in connection with one or more future securitizations.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters. In addition, UBS AG, New York Branch currently holds one of the Seagate Campus Companion Loans. However, UBS AG, New York Branch intends to sell such Companion Loans in connection with one or more future securitizations.

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In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

KeyBank is expected to enter into one or more agreements with the sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to a certain interim servicing agreement between Barclays Capital Real Estate Inc. or one of its affiliates, on the one hand, and KeyBank, on the other hand, KeyBank acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Capital Real Estate Inc. Mortgage Loans.

KeyBank is also the master servicer under the BBCMS 2023-C19 pooling and servicing agreement, pursuant to which each of the Gloucester Premium Outlets Whole Loan and the South Lake at Dulles Whole Loan is serviced.

LNR Partners is an affiliate of Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller. LNR Partners, or its affiliate, assisted LD III Sub XII, LLC, or its affiliate with due diligence or the Mortgage Loans. LNR Partners currently serves as special servicer under the Benchmark 2023-B38 pooling and servicing agreement which governs the servicing of the Great Lakes Crossing Outlets Whole Loan. LNR Partners currently serves as special servicer under the BANK 2023-BNK45 pooling and servicing agreement which governs the servicing of the CX – 250 Water Street Whole Loan (until the securitization of the related lead servicing Companion Loan).

Park Bridge Lender Services LLC, the operating advisor and asset representations reviewer, is also the operating advisor and asset representations reviewer under the (i) BANK 2023-BNK45 pooling and servicing agreement, which governs the servicing and administration of the CX – 250 Water Street Whole Loan (prior to the related Servicing Shift Date); (ii) Benchmark 2023-B38 pooling and servicing agreement, which governs the servicing and administration of the Great Lakes Crossing Outlets Whole Loan; (iii) UBS 2019-C18 pooling and servicing agreement, which governs the servicing and administration of the Wyndham National Hotel Portfolio Whole Loan and (iv) the BMO 2023-C5 pooling and servicing agreement, which governs the servicing and administration of the Cross Island Plaza Whole Loan.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also the certificate administrator, trustee and custodian under (a) the BANK 2023-BNK45 pooling and servicing agreement, pursuant to which the CX – 250 Water Street Whole Loan is serviced (prior to the related Servicing Shift Date), (b) the Benchmark 2023-B38 pooling and servicing agreement, pursuant to which the Great Lakes Crossing Outlets Whole Loan is serviced, (c) the BBCMS 2023-C19 pooling and servicing agreement, pursuant to which the Gloucester Premium Outlets Whole Loan is serviced, (d) the MSWF 2023-1 pooling and servicing agreement, pursuant to which the Barbours Cut IOS Whole Loan is serviced and (e) the BMO 2023-C5 pooling and servicing agreement, pursuant to which the Cross Island Plaza Whole Loan is serviced. Computershare Trust Company, National Association is also the certificate administrator and custodian under the UBS 2019-C18 pooling and servicing agreement, pursuant to which the Wyndham National Hotel Portfolio Whole Loan is serviced.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association and SMC, which is a sponsor, mortgage loan seller and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the SMC Mortgage Loans.

Pursuant to interim custodial agreements between Computershare Trust Company, National Association, which is the certificate administrator and trustee, and Bank of Montreal, which is a sponsor, mortgage loan seller and an originator, Computershare Trust Company, National Association acts as an interim custodian with respect to certain of the BMO Mortgage Loans, excluding any of such Mortgage Loans that are Non-Serviced Mortgage Loans.

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See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay the ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally

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prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under the ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a

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result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$577,639,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$144,409,000	Class A-S and Class B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans.

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When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$577,639,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$144,409,000	Class A-S and Class B certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4 and Class A-5 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in August 2023;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of
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CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about July 11, 2023;
●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPR scenario);
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	83%	83%	83%	83%	83%
July 2025	64%	64%	64%	64%	64%
July 2026	42%	42%	42%	42%	42%
July 2027	17%	17%	17%	17%	17%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.60	2.56	2.56	2.56	2.56
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Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.89	4.85	4.81	4.74	4.43

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.75	6.74	6.73	6.70	6.50

Percent of the Maximum Initial Certificate Balance ($145,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.61	9.55	9.49	9.41	9.15

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Maximum Initial Certificate Balance ($388,800,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.79	9.74	9.68	9.60	9.33

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($243,800,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.86	9.80	9.71	9.44

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	98%	98%	98%	98%	98%
July 2029	71%	71%	71%	71%	71%
July 2030	49%	49%	49%	49%	49%
July 2031	31%	31%	31%	31%	31%
July 2032	11%	11%	11%	11%	11%
July 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.13	7.13	7.13	7.13	7.14
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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.52

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.59

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029	100%	100%	100%	100%	100%
July 2030	100%	100%	100%	100%	100%
July 2031	100%	100%	100%	100%	100%
July 2032	100%	100%	100%	100%	100%
July 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.93	9.93	9.93	9.67

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2023 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered

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Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
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Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC, and (d) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code and (b) the Class S certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs

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more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Upper-Tier REMIC and Lower-Tier REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, three (3) of the Mortgaged Properties (collectively, 4.0%) securing or partially securing three (3) Mortgage Loans (collectively, 4.0%) are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other

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percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in

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the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class  certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class  certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the

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aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is

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irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class  certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt

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instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X-A and Class X-B certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

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Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10

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percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

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Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

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In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase

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from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Barclays Capital Inc.	$	$	$	$
BofA Securities, Inc.	$	$	$	$
BMO Capital Markets Corp.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Mischler Financial Group, Inc.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-5	Class A-SB	Class X-A	Class X-B
Barclays Capital Inc.	$	$	$	$
BofA Securities, Inc.	$	$	$	$
BMO Capital Markets Corp.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
UBS Securities LLC	$	$	$	$
Mischler Financial Group, Inc.	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-S	Class B	Class C
Barclays Capital Inc.	$	$	$
BofA Securities, Inc.	$	$	$
BMO Capital Markets Corp.	$	$	$
SG Americas Securities, LLC	$	$	$
UBS Securities LLC	$	$	$
Mischler Financial Group, Inc.	$	$	$
Academy Securities, Inc.	$	$	$
Total	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2023, before deducting expenses payable by the depositor (such expenses estimated at $, excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with

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reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, the retaining sponsor, an originator, a mortgage loan seller and an affiliate of the holder of certain of the Fashion Valley Mall, Healthcare Trust MOB Portfolio, One & Two Commerce Square and Oxmoor Center Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator and a mortgage loan seller. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator and a mortgage loan seller, and a holder of one or more of the Fashion Valley Mall Companion Loans. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Fashion Valley Mall, the CX – 250 Water Street, the One & Two Commerce Square and the 6330 West Loop South Companion Loans. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)   the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)   the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the BMO Mortgage Loans;

(3)   the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of America Mortgage Loans;

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(4)   the payment by the depositor to each of LMF and Argentic, each as a mortgage loan seller, of the purchase price for the related Mortgage Loans;

(5) the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(6)   the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC; and

(7)   the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., UBS Securities LLC, BMO Capital Markets Corp., BofA Securities, Inc. and SG Americas Securities, LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257737-08)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

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Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their

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affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

Prospective investors should note that the California State Teachers’ Retirement System (“CalSTRS”), which is a governmental plan, as of loan origination, owns an approximately 49% equity interest in the borrower under the CX – 250 Water Street Mortgage Loan. Persons who have an ongoing relationship with the CalSTRS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Prospective investors should note that the Teachers Retirement System of Texas (“TRST”), which is a governmental plan, as of loan origination, owns an approximately 49% equity interest in the borrower under the CX – 250 Water Street Mortgage Loan. Persons who have an ongoing relationship with the TRST should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, as of loan origination, owns an approximately 99.5% equity interest in the borrower under the Ashburn Data Center Mortgage Loan. Persons who have an ongoing relationship with the CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

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Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts

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unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by

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ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness

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standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on

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each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in July 2056. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

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Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	356
1986 Act	509
1996 Act	488
3
30/360 Basis	391
3169 Woodward Avenue Property	212
4
401(c) Regulations	527
A
AB Modified Loan	403
Accelerated Mezzanine Loan Lender	349
Acceptable Insurance Default	406
Accrued and Deferred Principal	206
Accrued Interest	206
Acres	168
Acting General Counsel’s Letter	148
Actual/360 Basis	205
Actual/360 Loans	380
ADA	491
Additional Exclusions	406
Adjusted Release Amount	211
Administrative Cost Rate	333
ADR	158
Advances	376
Affiliate Lender	220
Affirmative Asset Review Vote	442
AIM	305
ALTA	272
American Freight Lease	160
American Hyperion	195
Annual Debt Service	158
Anticipated Repayment Date	206
Appraisal Reduction Amount	399
Appraisal Reduction Event	398
Appraised Value	158
Appraised-Out Class	404
ARD	206
ARD Loan	206
Argentic	282
Argentic Data Tape	288
Argentic Mortgage Loans	282
Argentic Review Team	288
ASC	304
ASR Consultation Process	418

Assessment of Compliance	470
Asset Representations Reviewer Asset Review Fee	398
Asset Representations Reviewer Fee	397
Asset Representations Reviewer Fee Rate	397
Asset Representations Reviewer Termination Event	446
Asset Representations Reviewer Upfront Fee	397
Asset Review	443
Asset Review Notice	442
Asset Review Quorum	442
Asset Review Report	444
Asset Review Report Summary	444
Asset Review Standard	443
Asset Review Trigger	440
Asset Review Vote Election	442
Asset Status Report	415
Assumed Certificate Coupon	316
Assumed Final Distribution Date	342
Assumed Scheduled Payment	335
Attestation Report	470
Available Funds	327
B
Balloon or ARD LTV Ratio	162
Balloon or ARD Payment	163
BAMLCM	252
BANA Qualification Criteria	249
Bank Act	261
Bank of America	240
Bank of America Data File	248
Bank of America Guidelines	241
Bank of America Mortgage Loans	247
Bank of America Securitization Database	247
Barbours-Hearon Ground Lease	182
Barclays	233
Barclays Data Tape	235
Barclays Holdings	233
Barclays Mortgage Loans	235
Barclays Review Team	235
Barclays’ Qualification Criteria	236
Base Interest Fraction	340
BEA	186
Beds	168
BMO	261
BMO Data File	263
BMO Financial	261
BMO Harris	261
BMO Mortgage Loans	261

532

BMO Securitization Database	262
Borrower Party	349
Borrower Party Affiliate	349
Breach Notice	366
Bridge Bank	111
C
C(WUMP)O	22
CalSTRS	524
Cash Flow Analysis	159
CDTC	307
CERCLA	488
Ceres	172
Certificate Administrator/Trustee Fee	397
Certificate Administrator/Trustee Fee Rate	397
Certificate Balance	325
Certificate Owners	358
Certificateholder	350
Certificateholder Quorum	449
Certificateholder Repurchase Request	459
Certificates	324
Class A Certificates	324
Class A-SB Planned Principal Balance	335
Class X Certificates	324
Clearstream	357
Clearstream Participants	359
Closing Date	157, 233
CMBS	151
Code	150, 507
Collateral Deficiency Amount	403
Collection Account	379
Collection Period	328
Collective Bargaining Cash Sweep Trigger Event	205
Communication Request	361
Companion Distribution Account	380
Companion Holder	220
Companion Holders	220
companion loan	48
Companion Loan Rating Agency	220
Companion Loan(s)	155
Compensating Interest Payment	343
Computershare	307
Computershare Limited	307
Computershare Trust Company	307
Constant Prepayment Rate	499
Constraining Level	315
Consultation Termination Event	430
Control Eligible Certificates	424
Control Note	220
Control Termination Event	430
Controlling Class	424
Controlling Class Certificateholder	424
Controlling Holder	220

Corrected Loan	415
COVID-19	64
CPI	182
CPR	499
CPY	499
CREC	183
Credit Risk Retention Rules	311
CREFC®	347
CREFC® Intellectual Property Royalty License Fee	398
CREFC® Intellectual Property Royalty License Fee Rate	398
CREFC® Reports	346
Cross-Over Date	331
CRR	130
CTS	307
Cumulative Appraisal Reduction Amount	402
Cure/Contest Period	444
Cut-off Date	155
Cut-off Date Balance	160
Cut-off Date Loan-to-Value Ratio	161
Cut-off Date LTV Ratio	161
D
D or @%(#)	164
D or GRTR of @% or YM(#)	164
D or YM(#)	164
D(#)	163
DBRS Morningstar	298, 445
Debt Service Coverage Ratio	161
Defaulted Loan	421
Defeasance Deposit	210
Defeasance Loans	209
Defeasance Lock-Out Period	210
Defeasance Option	210
Definitive Certificate	357
Delinquent Loan	441
Demand Entities	251
Depositaries	357
Designated Parcel	211
Determination Date	326
Diligence File	363
Directing Certificateholder	423
Directing Certificateholder Approval Process	417
Disclosable Special Servicer Fees	396
Discount Rate	341
Discount Yield	315
Dispute Resolution Consultation	462
Dispute Resolution Cut-off Date	461
Distribution Accounts	380
Distribution Date	326
Distribution Date Statement	346
Distributor	18
DISTRIBUTOR	19

533

Dodd-Frank Act	153
DOL	524
DSCR	161
DTC	357
DTC Participants	358
DTC Rules	358
Due Date	204, 328
Due Diligence Questionnaire	263
Due Diligence Requirements	130
Dutch Bros Work	160
E
Earnout Reserve Expiration Date	211
Earnout Reserve Funds	211
Earnout Reserve Funds Total Release Event	211
EDGAR	523
EEA	18
EEA Retail Investor	18
Effective Gross Income	159
EGLE	186
Eligible Asset Representations Reviewer	445
Eligible Operating Advisor	436
Elliott	305
Enforcing Party	459
Enforcing Servicer	459
EPCRA Enforcement Action	185
Equity Pledge	205
ESA	183
Escrow/Reserve Mitigating Circumstances	239
EU Due Diligence Requirements	130
EU Institutional Investor	130
EU PRIIPS Regulation	18
EU PROSPECTUS REGULATION	18
EU SECURITIZATION REGULATION	20
EU Transparency Requirements	131
Euroclear	357
Euroclear Operator	359
Euroclear Participants	359
EUWA	18, 20
Exception Schedules	322
Excess Interest	326
Excess Interest Distribution Account	380
Excess Modification Fee Amount	392
Excess Modification Fees	391
Excess Prepayment Interest Shortfall	344
Exchange Act	233
Excluded Controlling Class Holder	349
Excluded Controlling Class Loan	349
Excluded Information	349
Excluded Loan	350
Excluded Plan	526
Excluded Special Servicer	449

Excluded Special Servicer Loan	449
Exemption	525
Exemption Rating Agency	525
Expansion Parcel	212
Extension Option A	193
F
FATCA	517
FDIA	146
FDIC	111
FIEL	24
Final Asset Status Report	417
Final Dispute Resolution Election Notice	462
Financial Market Publisher	351
Financial Promotion Order	21
FIRREA	148
First Extension Option B	193
First Service Order	54, 239
Fitch	298, 469
Fixed-Price Principal Balance Certificates	313
Fixed-Priced Expected Price	319
Flagstar	112
FPO Persons	21
FSMA	19, 20
Fund	313
G
Gain-on-Sale Entitlement Amount	328
Gain-on-Sale Remittance Amount	328
Gain-on-Sale Reserve Account	381
Garn Act	490
GLA	162
Government Securities	208
grantor trust	58
Grantor Trust	326, 507
GRTR of @% or YM(#)	164
H
HRR certificates	37
HRR Certificates	311, 324
HSTP Act	82
I
IDA	12
Impermissible Risk Retention Affiliate	452
Impermissible TPP Affiliate	452
Indirect Participants	358
Initial Delivery Date	415
Initial Pool Balance	155
Initial Rate	206
Initial Requesting Certificateholder	459
In-Place Cash Management	162

534

Institutional Investor	23
Institutional Investors	130
Insurance and Condemnation Proceeds	379
Intercreditor Agreement	220
Interest Accrual Amount	334
Interest Accrual Period	334
Interest Distribution Amount	334
Interest Reserve Account	380
Interest Shortfall	334
Interested Person	422
Interest-Only Certificates	313
Interest-Only Expected Price	319
Interpolated Yield	314, 318
Investor Certification	350
IRS	149, 419
J
Japanese Retention Requirement	24
JFSA	24
Jointly Sold Mortgage Loans	162
JRR Rule	24
Judgment	188
K
KBRA	469
L
L(#)	164
Lennar	290
Lightstone	190
Liquidation Fee	393
Liquidation Fee Rate	393
Liquidation Proceeds	380
LMF	290
LMF Data Tape	294
LMF Mortgage Loans	290
LMF Review Team	294
LNR Partners	300
Loan Per Unit	162
Loan-Specific Directing Certificateholder	424
LOC Obligations	205
Local Law 97	94
Lock-out Period	208
Loss of Value Payment	368
Lower-Tier Regular Interests	507
lower-tier REMIC	58
Lower-Tier REMIC	326, 507
Lower-Tier REMIC Distribution Account	380
LTV Ratio	160
LTV Ratio at Maturity or Anticipated Repayment Date	162
LTV Ratio at Maturity or ARD	162

M
MAI	369
Major Decision	425
Major Decision Reporting Package	425
MAS	23
Master Servicer Proposed Course of Action Notice	460
Material Defect	366
Maturity Date Balloon or ARD Payment	163
Memorandum	200
MiFID II	18, 19
MLPA	361
Modeling Assumptions	499
Modification Fees	391
Moody’s	298
Mortgage	156
Mortgage File	361
Mortgage Loans	155
Mortgage Note	156
Mortgage Pool	155
Mortgage Rate	333
Mortgaged Property	156
MSWF 2023-1 PSA	304
MSWF 2023-1 Special Servicer	304
N
Net Mortgage Rate	333
Net Operating Income	163
NI 33-105	25
Non-Control Note	221
Non-Controlling Holder	221
Nonrecoverable Advance	377
Non-Serviced Certificate Administrator	221
Non-Serviced Companion Loan	221
non-serviced companion loans	49
Non-Serviced Custodian	221
Non-Serviced Directing Certificateholder	221
Non-Serviced Master Servicer	221
non-serviced mortgage loan	49
Non-Serviced Mortgage Loan	221
Non-Serviced Pari Passu Companion Loan	221
Non-Serviced Pari Passu Mortgage Loan	221
Non-Serviced Pari Passu Whole Loan	221
Non-Serviced PSA	222
non-serviced servicing shift whole loan	50
Non-Serviced Servicing Shift Whole Loan	222
Non-Serviced Special Servicer	222
Non-Serviced Trustee	222
non-serviced whole loan	48
Non-Serviced Whole Loan	222
Non-U.S. Person	517

535

Notional Amount	325
NRA	163
NREPA	186
NRSRO	348
NRSRO Certification	351
O
O(#)	164
OCC	240
Occupancy As-Of Date	163
Occupancy Rate	163
Offered Certificates	324
OID	509
OID Regulations	510
OLA	147
Operating Advisor Annual Report	434
Operating Advisor Consultation Event	321
Operating Advisor Consulting Fee	397
Operating Advisor Expenses	397
Operating Advisor Fee	397
Operating Advisor Fee Rate	397
Operating Advisor Standard	434
Operating Advisor Termination Event	438
Operating Advisor Upfront Fee	397
Operating Statements	168
Other Master Servicer	222
Other PSA	222
Other Special Servicer	222
P
P&I Advance	375
P&I Advance Date	375
PACE	219
Pads	168
Par Purchase Price	421
Pari Passu Companion Loan(s)	155
Pari Passu Mortgage Loan	222
Park Bridge Financial	309
Park Bridge Lender Services	309
Parking Parcel	182
Participants	357
Parties in Interest	523
partnership representative	516
Pass-Through Rate	332
Patriot Act	492
PCR	268, 272
Percentage Interest	326
Periodic Payments	327
Permitted Investments	326, 381
Permitted Special Servicer/Affiliate Fees	396
Peterboro Street Parcel	186
Physician Ratio	200
PIPs	187
Plans	523

PPF Retail	202
PRC	22
Preliminary Dispute Resolution Election Notice	461
Prepayment Assumption	511
Prepayment Interest Excess	342
Prepayment Interest Shortfall	343
Prepayment Premium	341
Prepayment Provisions	163
Primary Tenant	197
Primary Tenant Lease	197
Prime Finance	313
Prime Rate	379
Principal Balance Certificates	324
Principal Distribution Amount	334
Principal Shortfall	335
Privileged Information	437
Privileged Information Exception	437
Privileged Person	348
Professional Investors	22
Prohibited Prepayment	343
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	460
Proposed Course of Action Notice	460
Prospectus	22
PSA	324
PSA Party Repurchase Request	459
PTCE	527
Purchase Price	368
Q
Qualification Criteria	275, 295
Qualified Replacement Special Servicer	450
Qualified Substitute Mortgage Loan	369
Qualifying CRE Loan Percentage	311
R
RAC No-Response Scenario	468
Rated Final Distribution Date	342
Rating Agencies	469
Rating Agency Confirmation	469
REA	74
RealINSIGHT	305
Realized Loss	345
REC	183
Record Date	326
Recycled SPE Guaranteed Obligations	205
Registration Statement	523
Regular Certificates	324
Regular Interestholder	510
Regular Interests	507
Regulation AB	299, 470
Reimbursement Rate	379

536

Related Proceeds	378
Release Date	210
Relevant Investor	23
Relevant Persons	21
Relief Act	491
Remaining Term to Maturity or ARD	164
REMIC	507
REO Account	381
REO Loan	337
REO Property	415
Repurchase Request	459
Requesting Certificateholder	461
Requesting Holders	404
Requesting Investor	361
Requesting Party	468
Required Credit Risk Retention Percentage	311
Requirements	491
Residual Certificates	324
Resolution Failure	460
Resolved	460
Restricted Group	525
Restricted Party	437
Retaining Sponsor	311
Review Materials	442
Revised Rate	206
RevPAR	164
Risk Retention Affiliate	437
Risk Retention Affiliated	437
Risk Retention Requirements	131
ROFO	196
ROFR	196
Rooms	168
Rule 17g-5	351
S
S&P	298, 445, 469
Scheduled Certificate Interest Payments	317
Scheduled Certificate Principal Payments	313
Scheduled Principal Distribution Amount	334
SEC	233
Securities Act	470
Securitization Accounts	324, 381
Securitization Regulation	130
Senior Certificates	324
Serviced Companion Loan	222
serviced companion loans	48
serviced mortgage loan	48
Serviced Mortgage Loan	222
Serviced Pari Passu Companion Loan	222
Serviced Pari Passu Companion Loan Securities	453
Serviced Pari Passu Mortgage Loan	222
Serviced Pari Passu Whole Loan	222

serviced whole loan	48
Serviced Whole Loan	223
Servicer Termination Event	452
Servicing Advances	376
Servicing Fee	389
Servicing Fee Rate	389
Servicing Shift Companion Loan	223
servicing shift date	48
Servicing Shift Date	223
servicing shift master servicer	48
servicing shift mortgage loan	48
Servicing Shift Mortgage Loan	223
servicing shift pooling and servicing agreement	48
Servicing Shift PSA	223
servicing shift special servicer	48
servicing shift whole loan	48
Servicing Shift Whole Loan	223
Servicing Standard	374
Servicing Transfer Event	414
SF	164
SFA	23
SFO	22
SGFC Entities	269
SGNY	269
Similar Law	523
Simon Inc.	202, 203
SMC	276
SMC Data Tape	277
SMC Mortgage Loans	276
SMC Review Team	277
SMMEA	527
Société Générale	269
Societe Generale Financial Corporation	269
Societe Generale Financial Corporation Data Tape	274
Societe Generale Financial Corporation Deal Team	273
Societe Generale Mortgage Loans	270
Special Servicer Decision	408
Special Servicing Fee	392
Special Servicing Fee Rate	392
Specially Serviced Loans	413
SPG LP	202, 203
Sq. Ft.	164
Square Feet	164
Squibb	187
Standard Qualifications	2
Startup Day	508
Starwood	276
Stated Principal Balance	336
Structured Product	22
STWD	300
Subject 2022 Computershare CMBS Annual Statement of Compliance	308
Subordinate Certificates	324

537

Subsequent Asset Status Report	415
Sub-Servicing Agreement	374
SVB	111
T
T-12	164
Target Price	316
TCEQ	185
TCEQ CCOC	185
TCEQ Restrictive Covenant	185
TCEQ Restrictive Covenant Requirements	185
Term to Maturity	164
Termination Purchase Amount	472
Terms and Conditions	359
Tests	443
Third-Party Purchaser	311
Threshold Amount	213
Title V	490
Total Operating Expenses	159
Treasury Regulations	507
Treasury-Priced Expected Price	317
Treasury-Priced Principal Balance Certificates	313
TRG	203
TRIPRA	96
TRS Subsidiary	205
TRST	524
Trust	296
trust REMICs	58
Trust REMICs	507
TTM	164
U
U.S. Person	517
U/W DSCR	161
U/W Expenses	164
U/W NCF	165
U/W NCF Debt Yield	167
U/W NCF DSCR	161
U/W Net Cash Flow	165
U/W Net Operating Income	167
U/W NOI	167
U/W NOI Debt Yield	168
U/W NOI DSCR	168
U/W Revenues	168
UBS AG, New York Branch	253
UBS AG, New York Branch Data Tape	254
UBS AG, New York Branch Deal Team	254
UBS AG, New York Branch Mortgage Loans	254
UBS Qualification Criteria	256
UBSRES	253
UCC	478

UK	18
UK CRR	130
UK Due Diligence Requirements	130
UK Institutional Investor	130
UK PRIIPS Regulation	19
UK Retail Investor	18
UK SECURITIZATION REGULATION	20
UK Transparency Requirements	131
Underwriter Entities	120
Underwriting Agreement	519
Underwritten Debt Service Coverage Ratio	161
Underwritten Expenses	164
Underwritten NCF	165
Underwritten NCF Debt Yield	167
Underwritten Net Cash Flow	165
Underwritten Net Cash Flow Debt Service Coverage Ratio	161
Underwritten Net Operating Income	167
Underwritten Net Operating Income Debt Service Coverage Ratio	168
Underwritten NOI	167
Underwritten NOI Debt Yield	168
Underwritten Revenues	168
Units	168
Unscheduled Principal Distribution Amount	335
Unsolicited Information	443
upper-tier REMIC	58
Upper-Tier REMIC	326, 507
Upper-Tier REMIC Distribution Account	380
V
Volcker Rule	153
Voting Rights	356
Vukota Payment Guaranty	205
W
WAC Rate	333
Wal-Mart	200
Weighted Average Mortgage Rate	169
weighted averages	169
Whole Loan	155
Withheld Amounts	380
Woodward Avenue Parcel	186
Workout Fee	392
Workout Fee Rate	392
Workout-Delayed Reimbursement Amount	379
Y
Yield Maintenance Charge	341
YM(#)	164

538

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
1	Loan	1, 5, 7, 12, 19, 24	1	Fashion Valley Mall	9.998%	100.0%	BANA, JPMCB, Barclays, BMO	BANA, Barclays, BMO	Group A	NAP	7007 Friars Road
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	CX - 250 Water Street	9.1%	100.0%	BANA, GSBI, WFB, 3650 REIT	BANA	NAP	NAP	250 Water Street
3	Loan	13, 15, 19	1	Phoenix Huntsville II	8.2%	100.0%	UBS AG	UBS AG	NAP	NAP	4905 Moores Mill Road
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	Healthcare Trust MOB Portfolio	7.5%		Barclays, SGFC, KeyBank	Barclays, SGFC	NAP	NAP	Various
4.01	Property		1	Belpre V Cancer Center - Belpre, OH	1.5%	19.6%					807 Farson Street
4.02	Property		1	Glendale MOB - Farmington Hills, MI	0.2%	3.3%					28595 Orchard Lake Road
4.03	Property		1	1600 State Street	0.2%	2.9%					1600 State Street
4.04	Property		1	Palm Valley Medical Plaza - Goodyear, AZ	0.2%	2.4%					13657 West McDowell Road
4.05	Property		1	Eastside Cancer Institute - Greenville, SC	0.2%	2.3%					65 International Drive
4.06	Property		1	Aurora Healthcare Center - Waterford, WI	0.2%	2.1%					818 Forest Lane
4.07	Property		1	Beaumont Medical Center - Warren, MI	0.2%	2.1%					8545 Common Road
4.08	Property		1	Millennium Eye Care - Freehold, NJ	0.2%	2.1%					500 West Main Street
4.09	Property		1	757 Franciscan Medical - Munster, IN	0.2%	2.1%					757 45th Street
4.10	Property		1	Vascular Surgery Associates - Tallahassee, FL	0.1%	2.0%					2631 Centennial Boulevard
4.11	Property		1	Decatur Medical Office Building - Decatur, GA	0.1%	1.9%					2712 Lawrenceville Highway
4.12	Property		1	Aurora Healthcare Center - Wautoma, WI	0.1%	1.9%					900 East Division Street
4.13	Property		1	Greenfield Medical Plaza - Gilbert, AZ	0.1%	1.8%					875 North Greenfield Road
4.14	Property		1	Swedish American MOB - Roscoe, IL	0.1%	1.8%					4282 East Rockton Road
4.15	Property		1	West Michigan Surgery Center - Big Rapids, MI	0.1%	1.7%					20095 Gilbert Road
4.16	Property		1	UMPC - Sir Thomas Court - Harrisburg, PA	0.1%	1.7%					805 Sir Thomas Court
4.17	Property		1	Eastern Carolina ENT - Greenville, NC	0.1%	1.7%					850 Johns Hopkins Drive
4.18	Property		1	Lancaster Medical Arts MOB - Lancaster	0.1%	1.7%					233 College Avenue
4.19	Property		1	UMPC - Fisher Road - Mechanicsburg, PA	0.1%	1.7%					2140 Fisher Road
4.20	Property		1	Kingwood Executive Center - Kingwood, TX	0.1%	1.6%					201 Kingwood Medical Drive
4.21	Property		1	Pensacola Nephrology MOB - Pensacola, FL	0.1%	1.6%					1619 Creighton Road
4.22	Property		1	Lee Memorial Health System - Fort Myers, FL	0.1%	1.5%					12600 Creekside Lane
4.23	Property		1	Greenville Health System - Greenville, SC	0.1%	1.5%					1120 Grove Road
4.24	Property		1	UMPC - Chambers Hill - Harrisburg, PA	0.1%	1.5%					5400 Chambers Hill Road
4.25	Property		1	Rockwall Medical Plaza - Rockwall, TX	0.1%	1.4%					890 Rockwall Parkway
4.26	Property		1	Pioneer Spine Sports - West Springfield	0.1%	1.4%					271 Park Street
4.27	Property		1	Women's Healthcare Group MOB - York, PA	0.1%	1.4%					1693 South Queen Street
4.28	Property		1	OrthoOne Hilliard - Hilliard, OH	0.1%	1.3%					3775-3779 Trueman Court
4.29	Property		1	St Peter's - Albany, NY - 5 Palisades	0.1%	1.3%					5 Palisades Drive
4.30	Property		1	Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	0.1%	1.3%					21711 Greater Mack Avenue
4.31	Property		1	Crittenton MOB - Washington Township, MI	0.1%	1.3%					57850 Van Dyke Road
4.32	Property		1	Surgery Center of Temple - Temple, TX	0.1%	1.3%					1909 Southwest H K Dodgen Loop
4.33	Property		1	RAI Care Center-Clearwater, FL	0.1%	1.2%					29296 US Highway 19 North
4.34	Property		1	Medical Center V - Peoria, AZ	0.1%	1.2%					13090 North 94th Drive
4.35	Property		1	MetroHealth Buckeye Health - Cleveland, OH	0.1%	1.2%					2816 East 116th Street
4.36	Property		1	South Douglas MOB - Midwest City, OK	0.1%	1.2%					1800 South Douglas Boulevard
4.37	Property		1	Crittenton MOB - Sterling Heights, MI	0.1%	1.2%					37771 Schoenherr Road
4.38	Property		1	SPHP MOB, Albany, NY	0.1%	1.2%					1444 Western Avenue
4.39	Property		1	Atlanta Gastroenterology Associates - Lawrenceville, GA	0.1%	1.2%					301 Philip Boulevard
4.40	Property		1	Bone and Joint Specialists - Merrillville, IN	0.1%	1.1%					9001 Broadway
4.41	Property		1	1550 State Street	0.1%	1.1%					1550 State Street
4.42	Property		1	St. Peter's - Albany, NY - 2 Palisades	0.1%	1.1%					2 Palisades Drive
4.43	Property		1	St Lukes Heart Vascular Center - East Stroudsburg	0.1%	1.0%					235 East Brown Street
4.44	Property		1	Naidu Clinic - Odessa, TX	0.1%	0.9%					605 East 4th Street
4.45	Property		1	Aurora Healthcare Center - Kiel, WI	0.1%	0.9%					1001 Service Road
4.46	Property		1	Florida Medical Heartcare - Tampa, FL	0.1%	0.9%					14320 Bruce B Downs Boulevard
4.47	Property		1	Florida Medical Wesley Chapel - Tampa, FL	0.1%	0.8%					27343 Wesley Chapel Boulevard
4.48	Property		1	Aurora Healthcare Center - Green Bay, WI	0.1%	0.8%					2890 Lineville Road
4.49	Property		1	Pioneer Spine Sports - Springfield	0.1%	0.8%					55 Saint George Road
4.50	Property		1	Center for Advanced Dermatology - Lakewood, CO	0.1%	0.8%					3455 South Yarrow Street
4.51	Property		1	Pioneer Spine Sports - Northampton	0.1%	0.8%					766 North King Street
4.52	Property		1	Florida Medical Clinic - Tampa, FL	0.1%	0.7%					13602 North 46th Street
4.53	Property		1	DaVita Dialysis - Hudson, FL	0.1%	0.7%					14134 Nephron Lane
4.54	Property		1	St Peter's - Albany, NY - 4 Palisades	0.1%	0.7%					4 Palisades Drive
4.55	Property		1	5825 Shoreview Lane North	0.0%	0.5%					5825 Shoreview Lane North
4.56	Property		1	Florida Medical Tampa Palms - Tampa, FL	0.0%	0.5%					17417 Bridge Hill Court
4.57	Property		1	Fresenius Medical Care - Winfield, AL	0.0%	0.5%					638 Tahoe Road
4.58	Property		1	Florida Medical Somerset - Tampa, FL	0.0%	0.5%					15260 Amberly Drive
4.59	Property		1	St. Peter's - Troy, NY - 2 New Hampshire	0.0%	0.5%					2 New Hampshire Avenue
4.60	Property		1	DaVita Bay Breeze Dialysis Center - Largo, FL	0.0%	0.5%					11550 Ulmerton Road
4.61	Property		1	Aurora Healthcare Center - Greenville, WI	0.0%	0.4%					N1750 Lily of The Valley Drive
4.62	Property		1	1586 State Street	0.0%	0.2%					1586 State Street
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	One & Two Commerce Square	7.3%	100.0%	BANA, Barclays, JPMCB	BANA, Barclays	NAP	NAP	2001 and 2005 Market Street
6	Loan	19	1	Ashburn Data Center	7.3%	100.0%	Barclays	Barclays	NAP	NAP	43915 Devin Shafron Drive
7	Loan	1, 7, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	6.0%	100.0%	BMO, DBRI, GSBI	BMO	Group A	NAP	4000 Baldwin Road
8	Loan	1, 4, 13, 23	1	North Run Business Park	4.1%	100.0%	BMO, SMC	BMO, SMC	NAP	NAP	1450-1750 East Parham Road
9	Loan	1, 7, 10, 12, 19	1	Seagate Campus	3.9%	100.0%	CREFI, UBS AG, WFBNA	UBS AG	NAP	NAP	47488 Kato Road
10	Loan	15, 19, 21, 23	1	Meridian Plaza	3.8%	100.0%	UBS AG	UBS AG	NAP	NAP	10333, 10401, and 10585 North Meridian Street
11	Loan	1, 7, 19, 24	1	Gloucester Premium Outlets	3.0%	100.0%	Barclays, SGFC	Barclays, SGFC	Group A	NAP	100, 200, 300, 400 and 600 Premium Outlets Drive
12	Loan	1, 7, 12, 17, 19, 21	1	Oxmoor Center	2.7%	100.0%	Barclays, SGFC	Barclays, SGFC	NAP	NAP	7900 Shelbyville Road
13	Loan	7, 23, 24, 26, 27, 29	1	South Lake at Dulles	2.5%	100.0%	SGFC	SGFC	NAP	NAP	13820 Sunrise Valley Drive
14	Loan	5, 19, 28, 29	1	Doubletree Downtown Chattanooga	2.4%	100.0%	SGFC	SGFC	NAP	NAP	407 Chestnut Street
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	Rhino Retail Portfolio	2.4%		Barclays	Barclays	NAP	NAP	Various
15.01	Property		1	Arden Square Shopping Center	1.7%	71.3%					3102-3198 Arden Way
15.02	Property		1	University Park Plaza	0.7%	28.7%					755 Desert Flower Boulevard
16	Loan		1	Villa de Cancun	1.9%	100.0%	SMC	SMC	NAP	NAP	9450 Woodfair Drive
17	Loan	1, 7, 12, 17, 19	1	Barbours Cut IOS	1.9%	100.0%	AREF2, WFBNA	AREF2	NAP	NAP	816 West Barbours Cut Boulevard
18	Loan	7, 12, 13, 19, 23, 29	1	6330 West Loop South	1.8%	100.0%	BANA	BANA	NAP	NAP	6330 West Loop South

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								1	25
19	Loan	12	1	The Genesis Kent	1.8%	100.0%	AREF2	AREF2	NAP	NAP	1494 Stratford Drive and 548 East Summit Street
20	Loan	5, 6, 7, 19	44	Wyndham National Hotel Portfolio	1.6%		UBS AG	UBS AG	NAP	NAP	Various
20.01	Property		1	Travelodge - 2307 Wyoming Avenue	0.1%	7.5%					2307 Wyoming Avenue
20.02	Property		1	Travelodge - 2111 Camino Del Llano	0.1%	6.1%					2111 Camino Del Llano
20.03	Property		1	Travelodge - 1170 W Flaming Gorge Way	0.1%	5.8%					1170 West Flaming Gorge Way
20.04	Property		1	Baymont Inn & Suites - 1731 South Sunridge Drive	0.1%	5.2%					1731 South Sunridge Drive
20.05	Property		1	Baymont Inn & Suites - 451 Halligan Drive	0.1%	4.0%					451 Halligan Drive
20.06	Property		1	Baymont Inn & Suites - 1608 E Business US 60	0.1%	3.7%					1608 West Business Highway 60
20.07	Property		1	Travelodge - 1127 Pony Express Highway	0.1%	3.7%					1127 Pony Express Highway
20.08	Property		1	Baymont Inn & Suites - 1130B B East 16th Street	0.1%	3.5%					1130B East 16th Street
20.09	Property		1	Travelodge - 2680 Airport Road	0.1%	3.4%					2680 Airport Road
20.10	Property		1	Super 8 - 720 Royal Parkway	0.1%	3.2%					720 Royal Parkway
20.11	Property		1	Baymont Inn & Suites - 1051 North Market Street	0.1%	3.2%					1051 North Market Street
20.12	Property		1	Baymont Inn & Suites - 2700 North Diers Parkway	0.0%	3.0%					2700 North Diers Parkway
20.13	Property		1	Baymont Inn & Suites - 95 Spruce Road	0.0%	2.9%					95 Spruce Road
20.14	Property		1	Super 8 - 2545 Cornhusker Highway	0.0%	2.8%					2545 Cornhusker Highway
20.15	Property		1	Travelodge - 1110 SE 4th Street	0.0%	2.8%					1110 Southeast 4th Street
20.16	Property		1	Baymont Inn & Suites - 2300 Valley West Court	0.0%	2.5%					2300 Valley West Court
20.17	Property		1	Travelodge - 800 W Laramie Street	0.0%	2.5%					800 West Laramie Street
20.18	Property		1	Travelodge - 22 North Frontage Road	0.0%	2.5%					22 North Frontage Road
20.19	Property		1	Travelodge - 123 Westvaco Road	0.0%	2.3%					123 Westvaco Road
20.20	Property		1	Baymont Inn & Suites - 2006 North Merrill Avenue	0.0%	2.3%					2006 North Merrill Avenue
20.21	Property		1	Travelodge - 1710 Jefferson Street	0.0%	2.1%					1710 Jefferson Street
20.22	Property		1	Travelodge - 1625 Stillwater Avenue	0.0%	2.1%					1625 Stillwater Avenue
20.23	Property		1	Travelodge - 8233 Airline Highway	0.0%	2.0%					8233 Airline Highway
20.24	Property		1	Baymont Inn & Suites - 6390 US-93	0.0%	1.9%					6390 US-93
20.25	Property		1	Travelodge - 707 East Webster Street	0.0%	1.8%					707 East Webster Street
20.26	Property		1	Travelodge - 777 West Hwy 21	0.0%	1.7%					777 West Highway 21
20.27	Property		1	Travelodge - 3522 North Highway 59	0.0%	1.6%					3522 North Highway 59
20.28	Property		1	Travelodge - 108 6th Avenue	0.0%	1.5%					108 6th Avenue
20.29	Property		1	Travelodge - 2200 E South Avenue	0.0%	1.5%					2200 East South Avenue
20.30	Property		1	Travelodge - 128 South Willow Road	0.0%	1.2%					128 South Willow Road
20.31	Property		1	Travelodge - 1005 Highway 285	0.0%	1.2%					1005 Highway 285
20.32	Property		1	Days Inn - 3431 14th Avenue	0.0%	1.1%					3431 14th Avenue
20.33	Property		1	Travelodge - 2505 US 69	0.0%	0.9%					2505 US 69
20.34	Property		1	Baymont Inn & Suites - 3475 Union Road	0.0%	0.9%					3475 Union Road
20.35	Property		1	Travelodge - 1706 North Park Drive	0.0%	0.8%					1706 North Park Drive
20.36	Property		1	Baymont Inn & Suites - 2005 East Daley Street	0.0%	0.8%					2005 Daley Street
20.37	Property		1	Travelodge - 1177 E 16th Street	0.0%	0.7%					1177 East 16th Street
20.38	Property		1	Baymont Inn & Suites - 35450 Yermo Road	0.0%	0.7%					35450 Yermo Road
20.39	Property		1	Travelodge - 2407 East Holland Avenue	0.0%	0.6%					2407 East Holland Avenue
20.40	Property		1	Travelodge - 620 Souder Road	0.0%	0.6%					620 Souder Road
20.41	Property		1	Baymont Inn & Suites - 100 15th Street Southeast	0.0%	0.4%					100 15th Street Southeast
20.42	Property		1	Travelodge - 109 East Commerce Street	0.0%	0.3%					109 East Commerce Street
20.43	Property		1	Travelodge - 4000 Siskiyou Avenue	0.0%	0.3%					4000 Siskiyou Avenue
20.44	Property		1	Travelodge - 98 Moffat Avenue	0.0%	0.2%					98 Moffat Avenue
21	Loan	5, 6, 19	2	Holiday Inn Guin & Holiday Inn Express Brookhaven	1.6%		SMC	SMC	NAP	NAP	Various
21.01	Property		1	Holiday Inn Express Brookhaven	0.9%	52.3%					1212 Brookway Boulevard
21.02	Property		1	Holiday Inn Guin	0.8%	47.7%					5750 State Highway 44
22	Loan	19	1	Stoney Creek Inn Kansas City Independence	1.6%	100.0%	BMO	BMO	NAP	NAP	18011 Bass Pro Drive
23	Loan	7, 19	1	Cross Island Plaza	1.5%	100.0%	BMO	BMO	NAP	NAP	13333 Brookville Boulevard
24	Loan	6, 17, 19, 23, 27	8	ExchangeRight In-Line Retail Portfolio #3	0.9%		Barclays	Barclays	NAP	NAP	Various
24.01	Property		1	Walnut Creek	0.4%	45.5%					3773-3841 South Hamilton Road
24.02	Property		1	Marlboro Crossing	0.2%	18.8%					5700 Crain Highway
24.03	Property		1	Upper Deerfield	0.1%	8.9%					1000 North Pearl Street
24.04	Property		1	Vineland	0.1%	8.3%					1255 West Landis Avenue
24.05	Property		1	Coopersburg	0.1%	5.7%					216 East Fairmount Street
24.06	Property		1	Weeksville Crossing	0.0%	5.5%					1805 Weeksville Road
24.07	Property		1	Watertown	0.0%	4.3%					624 South Church Street
24.08	Property		1	Unity Point	0.0%	3.1%					3924 16th Street
25	Loan	19	1	Hampton Inn Columbus Dublin	0.8%	100.0%	LMF	LMF	NAP	NAP	3920 Tuller Road
26	Loan	2, 27	1	Peterboro Office & Retail	0.8%	100.0%	AREF2	AREF2	NAP	NAP	10 Peterboro Street
27	Loan	2	1	Volunteer RV Park	0.7%	100.0%	BANA	BANA	NAP	NAP	9514 Diggs Gap Road
28	Loan	6	2	Stonewood & Lone Oak MHC Portfolio	0.7%		LMF	LMF	NAP	NAP	Various
28.01	Property		1	Stonewood MHC	0.5%	70.7%					1809 26th Street
28.02	Property		1	Lone Oak MHC	0.2%	29.3%					6803 and 6823 Southeast Mabel Avenue
29	Loan	2, 10, 29	1	Lagoons MHC / RV Park	0.7%	100.0%	SGFC	SGFC	NAP	NAP	600 Enterprise Boulevard
30	Loan	19	1	Homewood Suites Schaumburg	0.7%	100.0%	SMC	SMC	NAP	NAP	815 American Lane
31	Loan		1	8 Maple Avenue	0.6%	100.0%	SMC	SMC	NAP	NAP	8 Maple Avenue
32	Loan	2	1	852-854 Rogers Avenue	0.3%	100.0%	LMF	LMF	NAP	NAP	852-854 Rogers Avenue
A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
								2	2			3, 29		7
1	Loan	1, 5, 7, 12, 19, 24	1	San Diego	San Diego	CA	92108	Retail	Super Regional Mall	1969	2023	1377155	SF	326.76
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	Cambridge	Middlesex	MA	02141	Mixed Use	Lab / Office	2022	NAP	479004	SF	1,109.59
3	Loan	13, 15, 19	1	Huntsville	Madison	AL	35811	Industrial	Warehouse / Distribution	1979	2007	1361882	SF	49.56
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	Various	Various	Various	Various	Office	Medical	Various	Various	1247943	SF	192.32
4.01	Property		1	Belpre	Washington	OH	45714	Office	Medical	2020	NAP	77367	SF
4.02	Property		1	Farmington Hills	Oakland	MI	48334	Office	Medical	1988	NAP	44639	SF
4.03	Property		1	Salem	Marion	OR	97301	Office	Medical	1977	2006	30642	SF
4.04	Property		1	Goodyear	Maricopa	AZ	85395	Office	Medical	1995	NAP	38637	SF
4.05	Property		1	Greenville	Greenville	SC	29615	Office	Medical	1999	NAP	30924	SF
4.06	Property		1	Waterford	Racine	WI	53185	Office	Medical	1999	NAP	23662	SF
4.07	Property		1	Warren	Macomb	MI	48093	Office	Medical	2005	NAP	35219	SF
4.08	Property		1	Freehold	Monmouth	NJ	07728	Office	Medical	1985	2009	25164	SF
4.09	Property		1	Munster	Lake	IN	46321	Office	Medical	2008	2012	37040	SF
4.10	Property		1	Tallahassee	Leon	FL	32308	Office	Medical	2008	2018	20000	SF
4.11	Property		1	Decatur	DeKalb	GA	30033	Office	Medical	1993	2022	20800	SF
4.12	Property		1	Wautoma	Waushara	WI	54982	Office	Medical	2004	NAP	21048	SF
4.13	Property		1	Gilbert	Maricopa	AZ	85234	Office	Medical	2001	NAP	28488	SF
4.14	Property		1	Roscoe	Winnebago	IL	61073	Office	Medical	2014	NAP	25200	SF
4.15	Property		1	Big Rapids	Mecosta	MI	49307	Office	Medical	1982, 2015	NAP	20404	SF
4.16	Property		1	Harrisburg	Dauphin	PA	17109	Office	Medical	1994	NAP	24000	SF
4.17	Property		1	Greenville	Pitt	NC	27834	Office	Medical	2001	NAP	22528	SF
4.18	Property		1	Lancaster	Lancaster	PA	17603	Office	Medical	1988	NAP	30623	SF
4.19	Property		1	Mechanicsburg	Cumberland	PA	17055	Office	Medical	1990	NAP	15000	SF
4.20	Property		1	Houston	Montgomery	TX	77339	Office	Medical	2005	NAP	29120	SF
4.21	Property		1	Pensacola	Escambia	FL	32504	Office	Medical	2011	2021	18435	SF
4.22	Property		1	Fort Myers	Lee	FL	33919	Office	Medical	1998	2021	24174	SF
4.23	Property		1	Greenville	Greenville	SC	29605	Office	Medical	1997	NAP	21603	SF
4.24	Property		1	Harrisburg	Dauphin	PA	17111	Office	Medical	1955	2018	11000	SF
4.25	Property		1	Rockwall	Rockwall	TX	75032	Office	Medical	2008	NAP	18176	SF
4.26	Property		1	West Springfield	Hampden	MA	01089	Office	Medical	2008	NAP	15000	SF
4.27	Property		1	York	York	PA	17403	Office	Medical	1993	NAP	21316	SF
4.28	Property		1	Hilliard	Franklin	OH	43026	Office	Medical	2006	NAP	24836	SF
4.29	Property		1	Albany	Albany	NY	12205	Office	Medical	1999	NAP	44323	SF
4.30	Property		1	St. Clair Shores	Macomb	MI	48080	Office	Medical	1985	NAP	17594	SF
4.31	Property		1	Washington Township	Macomb	MI	48094	Office	Medical	2002	2021, 2022	19561	SF
4.32	Property		1	Temple	Bell	TX	76502	Office	Medical	2008	NAP	10400	SF
4.33	Property		1	Clearwater	Pinellas	FL	33761	Office	Medical	1973	2009	14936	SF
4.34	Property		1	Peoria	Maricopa	AZ	85381	Office	Medical	2002	NAP	33615	SF
4.35	Property		1	Cleveland	Cuyahoga	OH	44120	Office	Medical	2004	NAP	25070	SF
4.36	Property		1	Midwest City	Oklahoma	OK	73130	Office	Medical	2004	NAP	20756	SF
4.37	Property		1	Sterling Heights	Macomb	MI	48312	Office	Medical	1997	2019, 2021-2022	16936	SF
4.38	Property		1	Albany	Albany	NY	12203	Office	Medical	1994	NAP	20780	SF
4.39	Property		1	Lawrenceville	Gwinnett	GA	30046	Office	Medical	2007	NAP	10500	SF
4.40	Property		1	Merrillville	Lake	IN	46410	Office	Medical	1985	2008	15504	SF
4.41	Property		1	Salem	Marion	OR	97301	Office	Medical	1977	NAP	13968	SF
4.42	Property		1	Albany	Albany	NY	12205	Office	Medical	1989	NAP	27840	SF
4.43	Property		1	East Stroudsburg	Monroe	PA	18301	Office	Medical	2008	NAP	13410	SF
4.44	Property		1	Odessa	Ector	TX	79761	Office	Medical	1984	NAP	12901	SF
4.45	Property		1	Kiel	Manitowoc	WI	53042	Office	Medical	2004	NAP	9842	SF
4.46	Property		1	Tampa	Hillsborough	FL	33613	Office	Medical	1988	NAP	10472	SF
4.47	Property		1	Wesley Chapel	Pasco	FL	33544	Office	Medical	1990	NAP	10368	SF
4.48	Property		1	Suamico	Brown	WI	54313	Office	Medical	2007	NAP	9318	SF
4.49	Property		1	Springfield	Hampden	MA	01104	Office	Medical	1981	2005	11000	SF
4.50	Property		1	Lakewood	Jefferson	CO	80227	Office	Medical	2005	NAP	7650	SF
4.51	Property		1	Northampton	Hampshire	MA	01060	Office	Medical	2008	NAP	10563	SF
4.52	Property		1	Tampa	Hillsborough	FL	33613	Office	Medical	1985	NAP	9724	SF
4.53	Property		1	Hudson	Pasco	FL	34667	Office	Medical	1982	2009	8984	SF
4.54	Property		1	Albany	Albany	NY	12205	Office	Medical	1992	NAP	28597	SF
4.55	Property		1	Keizer	Marion	OR	97303	Office	Medical	1999	NAP	6510	SF
4.56	Property		1	Tampa	Hillsborough	FL	33647	Office	Medical	2006	NAP	6522	SF
4.57	Property		1	Winfield	Marion	AL	35594	Office	Medical	2008	NAP	5564	SF
4.58	Property		1	Tampa	Hillsborough	FL	33647	Office	Medical	2002	NAP	6027	SF
4.59	Property		1	Troy	Rensselaer	NY	12180	Office	Medical	2000	NAP	18842	SF
4.60	Property		1	Largo	Pinellas	FL	33778	Office	Medical	1995	2012	7247	SF
4.61	Property		1	Greenville	Outagamie	WI	54942	Office	Medical	2005	NAP	4088	SF
4.62	Property		1	Salem	Marion	OR	97301	Office	Medical	1956	NAP	3486	SF
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	Philadelphia	Philadelphia	PA	19103	Office	CBD	1987, 1992	2013	1896143	SF	116.03
6	Loan	19	1	Ashburn	Loudoun	VA	20147	Other	Data Center	2010	NAP	132285	SF	453.57
7	Loan	1, 7, 12, 13, 19, 24	1	Auburn Hills	Oakland	MI	48326	Retail	Outlet Center	1998	2010	1128332	SF	159.53
8	Loan	1, 4, 13, 23	1	Richmond	Henrico	VA	23228	Industrial	Flex	1987, 1988, 1990, 1999	NAP	386087	SF	88.06
9	Loan	1, 7, 10, 12, 19	1	Fremont	Alameda	CA	94538	Industrial	R&D / Manufacturing	2010	2016	574775	SF	299.25
10	Loan	15, 19, 21, 23	1	Carmel	Hamilton	IN	46290	Office	Suburban	1986	2021	314164	SF	100.27
11	Loan	1, 7, 19, 24	1	Blackwood	Camden	NJ	08012	Retail	Outlet Center	2015	NAP	378515	SF	198.14
12	Loan	1, 7, 12, 17, 19, 21	1	Louisville	Jefferson	KY	40222	Retail	Super Regional Mall	1971	1984, 2013, 2022	904078	SF	99.55
13	Loan	7, 23, 24, 26, 27, 29	1	Herndon	Fairfax	VA	20171	Office	Suburban	2008	2020	269873	SF	224.18
14	Loan	5, 19, 28, 29	1	Chattanooga	Hamilton	TN	37402	Hospitality	Full Service	1978	2007, 2022	186	Rooms	104,838.71
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	Various	Various	Various	Various	Retail	Anchored	Various	Various	188502	SF	103.45
15.01	Property		1	Sacramento	Sacramento	CA	95825	Retail	Anchored	1954	2022	100162	SF
15.02	Property		1	Pueblo	Pueblo	CO	81001	Retail	Anchored	1985	2020	88340	SF
16	Loan		1	Houston	Harris	TX	77036	Multifamily	Garden	1979	2021	329	Units	48,632.22
17	Loan	1, 7, 12, 17, 19	1	La Porte	Harris	TX	77571	Industrial	Other	1980, 1988, 1998	2013, 2018	100	Acres	935,000.00
18	Loan	7, 12, 13, 19, 23, 29	1	Bellaire	Harris	TX	77401	Office	Medical	1975	2008	278489	SF	177.91

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)
								2	2			3, 29		7
19	Loan	12	1	Kent	Portage	OH	44240	Multifamily	Student Housing	1965, 1966	2005, 2023	223	Units	66,233.18
20	Loan	5, 6, 7, 19	44	Various	Various	Various	Various	Hospitality	Limited Service	Various	Various	3729	Rooms	35,248.26
20.01	Property		1	Gillette	Campbell	WY	82718	Hospitality	Limited Service	2001, 2007	2016-2017	154	Rooms
20.02	Property		1	Belen	Valencia	NM	87002	Hospitality	Limited Service	1994, 2007	NAP	158	Rooms
20.03	Property		1	Green River	Sweetwater	WY	82935	Hospitality	Limited Service	1997	2016-2017	192	Rooms
20.04	Property		1	Yuma	Yuma	AZ	85365	Hospitality	Limited Service	1999	2016	119	Rooms
20.05	Property		1	North Platte	Lincoln	NE	69101	Hospitality	Limited Service	2005	2016-2017	135	Rooms
20.06	Property		1	Dexter	Stoddard	MO	63841	Hospitality	Limited Service	1997, 2006, 2015	NAP	133	Rooms
20.07	Property		1	Marysville	Marshall	KS	66508	Hospitality	Limited Service	1999, 2007	NAP	139	Rooms
20.08	Property		1	Wellington	Sumner	KS	67152	Hospitality	Limited Service	2015	NAP	110	Rooms
20.09	Property		1	Santa Teresa	Dona Ana	NM	88008	Hospitality	Limited Service	2014	NAP	56	Rooms
20.10	Property		1	Nashville	Davidson	TN	37214	Hospitality	Limited Service	1989	2017	103	Rooms
20.11	Property		1	Hearne	Robertson	TX	77859	Hospitality	Limited Service	1999, 2016	2016	140	Rooms
20.12	Property		1	Fremont	Dodge	NE	68025	Hospitality	Limited Service	2007	2017-2018	100	Rooms
20.13	Property		1	Elko	Elko	NV	89801	Hospitality	Limited Service	1999	NAP	119	Rooms
20.14	Property		1	Lincoln	Lancaster	NE	68521	Hospitality	Limited Service	1983, 1993	2016	132	Rooms
20.15	Property		1	Hermiston	Umatilla	OR	97838	Hospitality	Limited Service	2002	NAP	86	Rooms
20.16	Property		1	Clinton	Clinton	IA	52732	Hospitality	Limited Service	2005	NAP	123	Rooms
20.17	Property		1	Guernsey	Platte	WY	82214	Hospitality	Limited Service	1978, 1980	2017	95	Rooms
20.18	Property		1	Pecos	Reeves	TX	79772	Hospitality	Limited Service	2001, 2008	2015	61	Rooms
20.19	Property		1	Low Moor	Alleghany	VA	24457	Hospitality	Limited Service	2009	NAP	30	Rooms
20.20	Property		1	Glendive	Dawson	MT	59330	Hospitality	Limited Service	2014	NAP	74	Rooms
20.21	Property		1	Jefferson City	Cole	MO	65109	Hospitality	Limited Service	1991	2013-2014	77	Rooms
20.22	Property		1	Cheyenne	Laramie	WY	82009	Hospitality	Limited Service	1999	2016-2017	60	Rooms
20.23	Property		1	Livonia	Pointe Coupee	LA	70755	Hospitality	Limited Service	2013	NAP	60	Rooms
20.24	Property		1	Whitefish	Flathead	MT	59937	Hospitality	Limited Service	1991	2017	64	Rooms
20.25	Property		1	Morrill	Scotts Bluff	NE	69358	Hospitality	Limited Service	1998-1999	2016	97	Rooms
20.26	Property		1	Milford	Beaver	UT	84751	Hospitality	Limited Service	2002, 2006	NAP	75	Rooms
20.27	Property		1	Douglas	Converse	WY	82633	Hospitality	Limited Service	2007	2014	112	Rooms
20.28	Property		1	Edgemont	Fall River	SD	57735	Hospitality	Limited Service	1987	2016-2017	55	Rooms
20.29	Property		1	McAlester	Pittsburg	OK	74501	Hospitality	Limited Service	2011	NAP	61	Rooms
20.30	Property		1	Missouri Valley	Harrison	IA	51555	Hospitality	Limited Service	2006	NAP	41	Rooms
20.31	Property		1	Vaughn	Guadalupe	NM	88353	Hospitality	Limited Service	1998	NAP	60	Rooms
20.32	Property		1	Fargo	Cass	ND	58103	Hospitality	Limited Service	1993	NAP	74	Rooms
20.33	Property		1	Fort Scott	Bourbon	KS	66701	Hospitality	Limited Service	2001	NAP	70	Rooms
20.34	Property		1	Buffalo	Erie	NY	14225	Hospitality	Limited Service	2003	NAP	56	Rooms
20.35	Property		1	Winslow	Navajo	AZ	86047	Hospitality	Limited Service	1982	NAP	72	Rooms
20.36	Property		1	Rawlins	Carbon	WY	82301	Hospitality	Limited Service	2006	2016-2017	62	Rooms
20.37	Property		1	Wellington	Sumner	KS	67152	Hospitality	Limited Service	1993, 1999	NAP	80	Rooms
20.38	Property		1	Yermo	San Bernardino	CA	92398	Hospitality	Limited Service	2002	NAP	65	Rooms
20.39	Property		1	Alpine	Brewster	TX	79830	Hospitality	Limited Service	2002	2014	40	Rooms
20.40	Property		1	Brunswick	Frederick	MD	21712	Hospitality	Limited Service	2014	NAP	25	Rooms
20.41	Property		1	Glenwood	Pope	MN	56334	Hospitality	Limited Service	2012	NAP	56	Rooms
20.42	Property		1	Sharon Springs	Wallace	KS	67758	Hospitality	Limited Service	1997	NAP	50	Rooms
20.43	Property		1	Dunsmuir	Siskiyou	CA	96025	Hospitality	Limited Service	2007	2017	21	Rooms
20.44	Property		1	Yampa	Routt	CO	80483	Hospitality	Limited Service	2001	NAP	37	Rooms
21	Loan	5, 6, 19	2	Various	Various	Various	Various	Hospitality	Various	Various	Various	178	Rooms	75,782.35
21.01	Property		1	Brookhaven	Lincoln	MS	39601	Hospitality	Limited Service	2013	2022	79	Rooms
21.02	Property		1	Guin	Marion	AL	35563	Hospitality	Full Service	2015	NAP	99	Rooms
22	Loan	19	1	Independence	Jackson	MO	64055	Hospitality	Select Service	2015	NAP	167	Rooms	77,844.31
23	Loan	7, 19	1	Rosedale	Queens	NY	11422	Office	CBD	1982	2021	256930	SF	165.41
24	Loan	6, 17, 19, 23, 27	8	Various	Various	Various	Various	Retail	Various	Various	Various	95691	SF	76.62
24.01	Property		1	Groveport	Franklin	OH	43125	Retail	Shadow Anchored	2008	NAP	29170	SF
24.02	Property		1	Upper Marlboro	Prince George's	MD	20772	Retail	Shadow Anchored	1993	NAP	7027	SF
24.03	Property		1	Bridgeton	Cumberland	NJ	08302	Retail	Shadow Anchored	1999	NAP	15861	SF
24.04	Property		1	Vineland	Cumberland	NJ	08360	Retail	Shadow Anchored	2013	NAP	5064	SF
24.05	Property		1	Coopersburg	Lehigh	PA	18036	Retail	Shadow Anchored	1973	1995	4020	SF
24.06	Property		1	Elizabeth City	Pasquotank	NC	27909	Retail	Shadow Anchored	2007	NAP	6001	SF
24.07	Property		1	Watertown	Jefferson	WI	53094	Retail	Shadow Anchored	1980	2010	26643	SF
24.08	Property		1	Moline	Rock Island	IL	61265	Retail	Single Tenant	2018	NAP	1905	SF
25	Loan	19	1	Dublin	Franklin	OH	43017	Hospitality	Limited Service	1988	2010, 2021-2022	123	Rooms	54,840.85
26	Loan	2, 27	1	Detroit	Wayne	MI	48201	Mixed Use	Office / Retail	1921	NAP	51748	SF	125.52
27	Loan	2	1	Heiskell	Knox	TN	37754	Manufactured Housing	Manufactured Housing	1982	NAP	135	Pads	44,444.44
28	Loan	6	2	Various	Various	OR	Various	Manufactured Housing	Manufactured Housing	Various	NAP	123	Pads	47,967.48
28.01	Property		1	La Grande	Union	OR	97850	Manufactured Housing	Manufactured Housing	1970	NAP	103	Pads
28.02	Property		1	Milwaukie	Clackamas	OR	97267	Manufactured Housing	Manufactured Housing	1955	NAP	20	Pads
29	Loan	2, 10, 29	1	Rockport	Aransas	TX	78382	Manufactured Housing	Manufactured Housing / RV Park	1997, 1998, 2007, 2008	NAP	303	Pads	18,151.82
30	Loan	19	1	Schaumburg	Cook	IL	60173	Hospitality	Extended Stay	1990	NAP	108	Rooms	50,883.47
31	Loan		1	Bay Shore	Suffolk	NY	11706	Office	Medical	1954	2002	8500	SF	564.71
32	Loan	2	1	Brooklyn	Kings	NY	11226	Mixed Use	Multifamily / Retail	1910	2017	4	Units	635,000.00

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
				6, 7	6, 7	6, 7		8		9	9	9	9
1	Loan	1, 5, 7, 12, 19, 24	1	82,500,000	82,500,000	82,500,000	5.73000%	0.01678%	5.71322%	NAP	399,408.85	NAP	4,792,906.20
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	75,125,000	75,125,000	75,125,000	5.50950%	0.01678%	5.49272%	NAP	349,708.18	NAP	4,196,498.16
3	Loan	13, 15, 19	1	67,500,000	67,500,000	67,500,000	6.59950%	0.01553%	6.58397%	NAP	376,377.73	NAP	4,516,532.76
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	61,500,000	61,500,000	61,500,000	6.45300%	0.01553%	6.43747%	NAP	335,309.53	NAP	4,023,714.36
4.01	Property		1	12,059,125	12,059,125	12,059,125
4.02	Property		1	2,047,438	2,047,438	2,047,438
4.03	Property		1	1,757,875	1,757,875	1,757,875
4.04	Property		1	1,465,750	1,465,750	1,465,750
4.05	Property		1	1,424,750	1,424,750	1,424,750
4.06	Property		1	1,314,563	1,314,563	1,314,563
4.07	Property		1	1,301,750	1,301,750	1,301,750
4.08	Property		1	1,278,688	1,278,688	1,278,688
4.09	Property		1	1,273,563	1,273,563	1,273,563
4.10	Property		1	1,204,375	1,204,375	1,204,375
4.11	Property		1	1,176,188	1,176,188	1,176,188
4.12	Property		1	1,163,375	1,163,375	1,163,375
4.13	Property		1	1,094,188	1,094,188	1,094,188
4.14	Property		1	1,094,188	1,094,188	1,094,188
4.15	Property		1	1,071,125	1,071,125	1,071,125
4.16	Property		1	1,068,563	1,068,563	1,068,563
4.17	Property		1	1,066,000	1,066,000	1,066,000
4.18	Property		1	1,060,875	1,060,875	1,060,875
4.19	Property		1	1,019,875	1,019,875	1,019,875
4.20	Property		1	981,438	981,438	981,438
4.21	Property		1	981,438	981,438	981,438
4.22	Property		1	912,250	912,250	912,250
4.23	Property		1	912,250	912,250	912,250
4.24	Property		1	899,438	899,438	899,438
4.25	Property		1	876,375	876,375	876,375
4.26	Property		1	858,438	858,438	858,438
4.27	Property		1	853,313	853,313	853,313
4.28	Property		1	822,563	822,563	822,563
4.29	Property		1	802,063	802,063	802,063
4.30	Property		1	802,063	802,063	802,063
4.31	Property		1	794,375	794,375	794,375
4.32	Property		1	773,875	773,875	773,875
4.33	Property		1	761,063	761,063	761,063
4.34	Property		1	748,250	748,250	748,250
4.35	Property		1	748,250	748,250	748,250
4.36	Property		1	740,563	740,563	740,563
4.37	Property		1	732,875	732,875	732,875
4.38	Property		1	720,063	720,063	720,063
4.39	Property		1	712,375	712,375	712,375
4.40	Property		1	663,688	663,688	663,688
4.41	Property		1	650,875	650,875	650,875
4.42	Property		1	650,875	650,875	650,875
4.43	Property		1	625,250	625,250	625,250
4.44	Property		1	543,250	543,250	543,250
4.45	Property		1	540,688	540,688	540,688
4.46	Property		1	525,313	525,313	525,313
4.47	Property		1	512,500	512,500	512,500
4.48	Property		1	512,500	512,500	512,500
4.49	Property		1	484,313	484,313	484,313
4.50	Property		1	484,313	484,313	484,313
4.51	Property		1	471,500	471,500	471,500
4.52	Property		1	443,313	443,313	443,313
4.53	Property		1	443,313	443,313	443,313
4.54	Property		1	415,125	415,125	415,125
4.55	Property		1	333,125	333,125	333,125
4.56	Property		1	317,750	317,750	317,750
4.57	Property		1	317,750	317,750	317,750
4.58	Property		1	304,938	304,938	304,938
4.59	Property		1	276,750	276,750	276,750
4.60	Property		1	276,750	276,750	276,750
4.61	Property		1	220,375	220,375	220,375
4.62	Property		1	110,188	110,188	110,188
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	60,000,000	60,000,000	60,000,000	7.78750%	0.01678%	7.77072%	NAP	394,782.99	NAP	4,737,395.88
6	Loan	19	1	60,000,000	60,000,000	60,000,000	5.95000%	0.01553%	5.93447%	NAP	301,631.94	NAP	3,619,583.28
7	Loan	1, 7, 12, 13, 19, 24	1	49,250,000	49,250,000	49,250,000	6.52100%	0.01553%	6.50547%	NAP	271,349.83	NAP	3,256,197.96
8	Loan	1, 4, 13, 23	1	34,000,000	34,000,000	34,000,000	7.37000%	0.01553%	7.35447%	NAP	211,716.90	NAP	2,540,602.80
9	Loan	1, 7, 10, 12, 19	1	32,000,000	32,000,000	32,000,000	7.04000%	0.01553%	7.02447%	NAP	190,340.74	NAP	2,284,088.88
10	Loan	15, 19, 21, 23	1	31,500,000	31,500,000	31,500,000	7.67000%	0.01553%	7.65447%	NAP	204,133.85	NAP	2,449,606.20
11	Loan	1, 7, 19, 24	1	25,000,000	25,000,000	25,000,000	6.12400%	0.01553%	6.10847%	NAP	129,355.32	NAP	1,552,263.84
12	Loan	1, 7, 12, 17, 19, 21	1	22,500,000	22,500,000	22,500,000	8.12000%	0.01553%	8.10447%	NAP	154,364.58	NAP	1,852,374.96
13	Loan	7, 23, 24, 26, 27, 29	1	20,500,000	20,500,000	20,500,000	6.05800%	0.01553%	6.04247%	NAP	104,928.21	NAP	1,259,138.52
14	Loan	5, 19, 28, 29	1	19,500,000	19,500,000	19,500,000	7.03000%	0.01553%	7.01447%	NAP	115,824.13	NAP	1,389,889.56
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	19,500,000	19,500,000	19,500,000	6.72000%	0.01553%	6.70447%	NAP	110,716.67	NAP	1,328,600.04
15.01	Property		1	13,900,000	13,900,000	13,900,000
15.02	Property		1	5,600,000	5,600,000	5,600,000
16	Loan		1	16,000,000	16,000,000	15,098,317	6.68000%	0.01553%	6.66447%	103,032.30	90,303.70	1,236,387.60	1,083,644.44
17	Loan	1, 7, 12, 17, 19	1	15,675,000	15,675,000	15,675,000	7.20000%	0.01678%	7.18322%	NAP	95,356.25	NAP	1,144,275.00
18	Loan	7, 12, 13, 19, 23, 29	1	15,000,000	14,983,960	14,396,476	8.18000%	0.01678%	8.16322%	111,952.68	NAP	1,343,432.16	NAP

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)
				6, 7	6, 7	6, 7		8		9	9	9	9
19	Loan	12	1	14,770,000	14,770,000	14,770,000	7.32000%	0.06428%	7.25572%	NAP	91,348.35	NAP	1,096,180.20
20	Loan	5, 6, 7, 19	44	15,000,000	13,597,319	10,382,971	4.85000%	0.01553%	4.83447%	91,376.45	NAP	1,096,517.40	NAP
20.01	Property		1	1,130,048	1,024,375	782,217
20.02	Property		1	917,927	832,090	635,387
20.03	Property		1	876,435	794,477	606,666
20.04	Property		1	786,843	713,264	544,651
20.05	Property		1	598,499	542,532	414,280
20.06	Property		1	558,859	506,599	386,841
20.07	Property		1	555,432	503,492	384,469
20.08	Property		1	521,895	473,091	361,255
20.09	Property		1	508,283	460,752	351,832
20.10	Property		1	482,808	437,660	334,199
20.11	Property		1	474,494	430,123	328,444
20.12	Property		1	442,720	401,320	306,450
20.13	Property		1	434,296	393,685	300,619
20.14	Property		1	427,433	387,463	295,868
20.15	Property		1	421,118	381,738	291,497
20.16	Property		1	376,076	340,909	260,319
20.17	Property		1	374,208	339,215	259,026
20.18	Property		1	370,918	336,233	256,749
20.19	Property		1	349,325	316,659	241,802
20.20	Property		1	340,144	308,336	235,447
20.21	Property		1	310,952	281,875	215,241
20.22	Property		1	310,792	281,729	215,130
20.23	Property		1	305,503	276,935	211,469
20.24	Property		1	283,266	256,777	196,076
20.25	Property		1	262,680	238,116	181,827
20.26	Property		1	250,107	226,719	173,124
20.27	Property		1	241,238	218,679	166,984
20.28	Property		1	229,099	207,676	158,582
20.29	Property		1	221,448	200,740	153,286
20.30	Property		1	187,293	169,779	129,644
20.31	Property		1	186,894	169,417	129,368
20.32	Property		1	159,322	144,424	110,283
20.33	Property		1	136,991	124,181	94,825
20.34	Property		1	132,231	119,865	91,530
20.35	Property		1	127,371	115,460	88,166
20.36	Property		1	122,344	110,903	84,686
20.37	Property		1	112,460	101,943	77,844
20.38	Property		1	109,717	99,458	75,946
20.39	Property		1	90,952	82,447	62,957
20.40	Property		1	82,759	75,020	57,285
20.41	Property		1	62,288	56,463	43,116
20.42	Property		1	51,724	46,887	35,803
20.43	Property		1	41,379	37,510	28,643
20.44	Property		1	33,427	30,301	23,138
21	Loan	5, 6, 19	2	13,500,000	13,489,258	11,823,440	7.15000%	0.01553%	7.13447%	91,179.91	NAP	1,094,158.92	NAP
21.01	Property		1	7,063,953	7,058,332	6,186,684
21.02	Property		1	6,436,047	6,430,925	5,636,756
22	Loan	19	1	13,000,000	13,000,000	11,961,742	6.98000%	0.01553%	6.96447%	86,314.78	76,666.90	1,035,777.36	920,002.80
23	Loan	7, 19	1	12,500,000	12,500,000	12,500,000	6.60500%	0.01553%	6.58947%	NAP	69,757.67	NAP	837,092.04
24	Loan	6, 17, 19, 23, 27	8	7,332,000	7,332,000	7,332,000	6.45000%	0.01553%	6.43447%	NAP	39,956.85	NAP	479,482.20
24.01	Property		1	3,335,000	3,335,000	3,335,000
24.02	Property		1	1,375,000	1,375,000	1,375,000
24.03	Property		1	650,000	650,000	650,000
24.04	Property		1	610,000	610,000	610,000
24.05	Property		1	420,000	420,000	420,000
24.06	Property		1	400,000	400,000	400,000
24.07	Property		1	317,000	317,000	317,000
24.08	Property		1	225,000	225,000	225,000
25	Loan	19	1	6,750,000	6,745,425	6,031,528	7.95000%	0.01553%	7.93447%	49,294.03	NAP	591,528.36	NAP
26	Loan	2, 27	1	6,500,000	6,495,229	5,752,096	7.55500%	0.08428%	7.47072%	45,693.99	NAP	548,327.88	NAP
27	Loan	2	1	6,000,000	6,000,000	6,000,000	6.94200%	0.09428%	6.84772%	NAP	35,192.08	NAP	422,304.96
28	Loan	6	2	5,900,000	5,900,000	5,349,006	7.06000%	0.01553%	7.04447%	39,490.88	35,193.77	473,890.56	422,325.24
28.01	Property		1	4,172,143	4,172,143	3,782,511
28.02	Property		1	1,727,857	1,727,857	1,566,495
29	Loan	2, 10, 29	1	5,500,000	5,500,000	5,174,684	6.44500%	0.01553%	6.42947%	34,565.04	29,949.86	414,780.48	359,398.32
30	Loan	19	1	5,500,000	5,495,415	4,786,952	6.91400%	0.01553%	6.89847%	36,274.53	NAP	435,294.36	NAP
31	Loan		1	4,800,000	4,800,000	4,800,000	7.49700%	0.01553%	7.48147%	NAP	30,404.50	NAP	364,854.00
32	Loan	2	1	2,540,000	2,540,000	2,540,000	7.29000%	0.01553%	7.27447%	NAP	15,644.81	NAP	187,737.72

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)
					11
1	Loan	1, 5, 7, 12, 19, 24	1	Interest Only	No	Actual/360	120	119	120	119	0	0	5/25/2023	1
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	Interest Only - ARD	Yes	Actual/360	120	115	120	115	0	0	1/27/2023	5
3	Loan	13, 15, 19	1	Interest Only	No	Actual/360	120	119	120	119	0	0	6/6/2023	1
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	Interest Only	No	Actual/360	120	119	120	119	0	0	5/24/2023	1
4.01	Property		1
4.02	Property		1
4.03	Property		1
4.04	Property		1
4.05	Property		1
4.06	Property		1
4.07	Property		1
4.08	Property		1
4.09	Property		1
4.10	Property		1
4.11	Property		1
4.12	Property		1
4.13	Property		1
4.14	Property		1
4.15	Property		1
4.16	Property		1
4.17	Property		1
4.18	Property		1
4.19	Property		1
4.20	Property		1
4.21	Property		1
4.22	Property		1
4.23	Property		1
4.24	Property		1
4.25	Property		1
4.26	Property		1
4.27	Property		1
4.28	Property		1
4.29	Property		1
4.30	Property		1
4.31	Property		1
4.32	Property		1
4.33	Property		1
4.34	Property		1
4.35	Property		1
4.36	Property		1
4.37	Property		1
4.38	Property		1
4.39	Property		1
4.40	Property		1
4.41	Property		1
4.42	Property		1
4.43	Property		1
4.44	Property		1
4.45	Property		1
4.46	Property		1
4.47	Property		1
4.48	Property		1
4.49	Property		1
4.50	Property		1
4.51	Property		1
4.52	Property		1
4.53	Property		1
4.54	Property		1
4.55	Property		1
4.56	Property		1
4.57	Property		1
4.58	Property		1
4.59	Property		1
4.60	Property		1
4.61	Property		1
4.62	Property		1
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	Interest Only	No	Actual/360	60	59	60	59	0	0	6/1/2023	1
6	Loan	19	1	Interest Only	No	Actual/360	120	119	120	119	0	0	5/26/2023	1
7	Loan	1, 7, 12, 13, 19, 24	1	Interest Only	No	Actual/360	120	115	120	115	0	0	1/5/2023	5
8	Loan	1, 4, 13, 23	1	Interest Only	No	Actual/360	120	119	120	119	0	0	6/1/2023	1
9	Loan	1, 7, 10, 12, 19	1	Interest Only	No	Actual/360	120	119	120	119	0	0	5/24/2023	1
10	Loan	15, 19, 21, 23	1	Interest Only	No	Actual/360	60	59	60	59	0	0	6/2/2023	1
11	Loan	1, 7, 19, 24	1	Interest Only	No	Actual/360	120	116	120	116	0	0	2/3/2023	4
12	Loan	1, 7, 12, 17, 19, 21	1	Interest Only	No	Actual/360	60	59	60	59	0	0	5/25/2023	1
13	Loan	7, 23, 24, 26, 27, 29	1	Interest Only	No	Actual/360	60	56	60	56	0	0	3/2/2023	4
14	Loan	5, 19, 28, 29	1	Interest Only	No	Actual/360	84	83	84	83	0	0	5/12/2023	1
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	Interest Only	No	Actual/360	120	118	120	118	0	0	4/19/2023	2
15.01	Property		1
15.02	Property		1
16	Loan		1	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360	360	4/28/2023	2
17	Loan	1, 7, 12, 17, 19	1	Interest Only	No	Actual/360	120	119	120	119	0	0	5/9/2023	1
18	Loan	7, 12, 13, 19, 23, 29	1	Amortizing Balloon	No	Actual/360	0	0	60	58	360	358	5/1/2023	2

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)
					11
19	Loan	12	1	Interest Only	No	Actual/360	120	120	120	120	0	0	6/7/2023	0
20	Loan	5, 6, 7, 19	44	Amortizing Balloon	No	Actual/360	0	0	120	77	270	227	11/27/2019	43
20.01	Property		1
20.02	Property		1
20.03	Property		1
20.04	Property		1
20.05	Property		1
20.06	Property		1
20.07	Property		1
20.08	Property		1
20.09	Property		1
20.10	Property		1
20.11	Property		1
20.12	Property		1
20.13	Property		1
20.14	Property		1
20.15	Property		1
20.16	Property		1
20.17	Property		1
20.18	Property		1
20.19	Property		1
20.20	Property		1
20.21	Property		1
20.22	Property		1
20.23	Property		1
20.24	Property		1
20.25	Property		1
20.26	Property		1
20.27	Property		1
20.28	Property		1
20.29	Property		1
20.30	Property		1
20.31	Property		1
20.32	Property		1
20.33	Property		1
20.34	Property		1
20.35	Property		1
20.36	Property		1
20.37	Property		1
20.38	Property		1
20.39	Property		1
20.40	Property		1
20.41	Property		1
20.42	Property		1
20.43	Property		1
20.44	Property		1
21	Loan	5, 6, 19	2	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	5/31/2023	1
21.01	Property		1
21.02	Property		1
22	Loan	19	1	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120	119	360	360	5/12/2023	1
23	Loan	7, 19	1	Interest Only	No	Actual/360	120	118	120	118	0	0	5/2/2023	2
24	Loan	6, 17, 19, 23, 27	8	Interest Only	No	Actual/360	120	119	120	119	0	0	6/5/2023	1
24.01	Property		1
24.02	Property		1
24.03	Property		1
24.04	Property		1
24.05	Property		1
24.06	Property		1
24.07	Property		1
24.08	Property		1
25	Loan	19	1	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	5/26/2023	1
26	Loan	2, 27	1	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	6/2/2023	1
27	Loan	2	1	Interest Only	No	Actual/360	120	118	120	118	0	0	4/28/2023	2
28	Loan	6	2	Interest Only, Amortizing Balloon	No	Actual/360	24	22	120	118	360	360	5/11/2023	2
28.01	Property		1
28.02	Property		1
29	Loan	2, 10, 29	1	Interest Only, Amortizing Balloon	No	Actual/360	60	59	120	119	360	360	5/11/2023	1
30	Loan	19	1	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359	6/2/2023	1
31	Loan		1	Interest Only	No	Actual/360	120	119	120	119	0	0	6/5/2023	1
32	Loan	2	1	Interest Only	No	Actual/360	120	119	120	119	0	0	5/30/2023	1

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)
									10	10	12
1	Loan	1, 5, 7, 12, 19, 24	1	1	7/1/2023	NAP	6/1/2033	6/1/2033	0	0	L(25),D(89),O(6)	100,144,513
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	10	3/10/2023	NAP	2/10/2033	2/10/2038	0	0	L(24),YM1(5),DorYM1(84),O(7)	NAV
3	Loan	13, 15, 19	1	6	7/6/2023	NAP	6/6/2033	6/6/2033	0	0	L(25),D(89),O(6)	NAV
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	6	7/6/2023	NAP	6/6/2033	6/6/2033	0	0	L(12),YM1(13),DorYM1(88),O(7)	35,060,045
4.01	Property		1									NAV
4.02	Property		1									NAV
4.03	Property		1									NAV
4.04	Property		1									NAV
4.05	Property		1									NAV
4.06	Property		1									NAV
4.07	Property		1									NAV
4.08	Property		1									NAV
4.09	Property		1									NAV
4.10	Property		1									NAV
4.11	Property		1									NAV
4.12	Property		1									NAV
4.13	Property		1									NAV
4.14	Property		1									NAV
4.15	Property		1									NAV
4.16	Property		1									NAV
4.17	Property		1									NAV
4.18	Property		1									NAV
4.19	Property		1									NAV
4.20	Property		1									NAV
4.21	Property		1									NAV
4.22	Property		1									NAV
4.23	Property		1									NAV
4.24	Property		1									NAV
4.25	Property		1									NAV
4.26	Property		1									NAV
4.27	Property		1									NAV
4.28	Property		1									NAV
4.29	Property		1									NAV
4.30	Property		1									NAV
4.31	Property		1									NAV
4.32	Property		1									NAV
4.33	Property		1									NAV
4.34	Property		1									NAV
4.35	Property		1									NAV
4.36	Property		1									NAV
4.37	Property		1									NAV
4.38	Property		1									NAV
4.39	Property		1									NAV
4.40	Property		1									NAV
4.41	Property		1									NAV
4.42	Property		1									NAV
4.43	Property		1									NAV
4.44	Property		1									NAV
4.45	Property		1									NAV
4.46	Property		1									NAV
4.47	Property		1									NAV
4.48	Property		1									NAV
4.49	Property		1									NAV
4.50	Property		1									NAV
4.51	Property		1									NAV
4.52	Property		1									NAV
4.53	Property		1									NAV
4.54	Property		1									NAV
4.55	Property		1									NAV
4.56	Property		1									NAV
4.57	Property		1									NAV
4.58	Property		1									NAV
4.59	Property		1									NAV
4.60	Property		1									NAV
4.61	Property		1									NAV
4.62	Property		1									NAV
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	6	7/6/2023	NAP	6/6/2028	6/6/2028	0	0	L(24),YM1(29),O(7)	48,803,159
6	Loan	19	1	6	7/6/2023	NAP	6/6/2033	6/6/2033	0	0	L(24),YM1(89),O(7)	NAV
7	Loan	1, 7, 12, 13, 19, 24	1	1	3/1/2023	NAP	2/1/2033	2/1/2033	0	0	L(29),D(85),O(6)	46,424,127
8	Loan	1, 4, 13, 23	1	6	7/6/2023	NAP	6/6/2033	6/6/2033	0	0	L(25),D(91),O(4)	4,854,480
9	Loan	1, 7, 10, 12, 19	1	6	7/6/2023	NAP	6/6/2033	6/6/2033	5	0	L(25),D(88),O(7)	NAV
10	Loan	15, 19, 21, 23	1	6	7/6/2023	NAP	6/6/2028	6/6/2028	0	0	L(25),D(28),O(7)	6,657,641
11	Loan	1, 7, 19, 24	1	1	4/1/2023	NAP	3/1/2033	3/1/2033	0	0	L(28),D(86),O(6)	17,430,237
12	Loan	1, 7, 12, 17, 19, 21	1	1	7/1/2023	NAP	6/1/2028	6/1/2028	0	0	L(25),D(31),O(4)	13,764,780
13	Loan	7, 23, 24, 26, 27, 29	1	5	4/5/2023	NAP	3/5/2028	3/5/2028	0	0	L(23),YM1(30),O(7)	NAV
14	Loan	5, 19, 28, 29	1	1	7/1/2023	NAP	6/1/2030	6/1/2030	5	5	L(25),D(55),O(4)	9,562,200
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	6	6/6/2023	NAP	5/6/2033	5/6/2033	0	0	L(25),YM1(88),O(7)	2,231,460
15.01	Property		1									1,900,875
15.02	Property		1									330,585
16	Loan		1	6	6/6/2023	6/6/2028	5/6/2033	5/6/2033	0	0	L(24),YM1(92),O(4)	2,518,331
17	Loan	1, 7, 12, 17, 19	1	6	7/6/2023	NAP	6/6/2033	6/6/2033	0	0	L(25),D(91),O(4)	NAV
18	Loan	7, 12, 13, 19, 23, 29	1	1	6/1/2023	6/1/2023	5/1/2028	5/1/2028	0	4	L(26),YM1(27),O(7)	8,933,908

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)
									10	10	12
19	Loan	12	1	6	8/6/2023	NAP	7/6/2033	7/6/2033	0	0	L(24),D(92),O(4)	3,134,496
20	Loan	5, 6, 7, 19	44	6	1/6/2020	1/6/2020	12/6/2029	12/6/2029	0	0	L(24),YM2(92),O(4)	70,972,228
20.01	Property		1									2,946,169
20.02	Property		1									3,555,453
20.03	Property		1									3,246,867
20.04	Property		1									3,296,269
20.05	Property		1									2,609,588
20.06	Property		1									1,938,168
20.07	Property		1									2,695,642
20.08	Property		1									2,169,576
20.09	Property		1									1,849,788
20.10	Property		1									2,275,961
20.11	Property		1									2,530,340
20.12	Property		1									1,689,513
20.13	Property		1									1,645,762
20.14	Property		1									1,028,798
20.15	Property		1									1,584,518
20.16	Property		1									1,437,426
20.17	Property		1									1,341,012
20.18	Property		1									1,560,517
20.19	Property		1									1,603,895
20.20	Property		1									1,711,253
20.21	Property		1									419,100
20.22	Property		1									1,468,182
20.23	Property		1									1,130,352
20.24	Property		1									1,217,803
20.25	Property		1									1,461,764
20.26	Property		1									1,323,946
20.27	Property		1									1,046,274
20.28	Property		1									1,339,801
20.29	Property		1									1,246,361
20.30	Property		1									1,557,047
20.31	Property		1									1,551,860
20.32	Property		1									567,745
20.33	Property		1									911,303
20.34	Property		1									1,241,438
20.35	Property		1									1,134,486
20.36	Property		1									1,494,467
20.37	Property		1									1,528,595
20.38	Property		1									1,555,947
20.39	Property		1									1,237,681
20.40	Property		1									987,750
20.41	Property		1									1,364,853
20.42	Property		1									672,989
20.43	Property		1									881,231
20.44	Property		1									914,738
21	Loan	5, 6, 19	2	6	7/6/2023	7/6/2023	6/6/2033	6/6/2033	0	0	L(24),YM1(92),O(4)	5,851,707
21.01	Property		1									2,581,940
21.02	Property		1									3,269,767
22	Loan	19	1	6	7/6/2023	7/6/2026	6/6/2033	6/6/2033	0	0	L(25),D(90),O(5)	7,215,208
23	Loan	7, 19	1	6	6/6/2023	NAP	5/6/2033	5/6/2033	0	0	L(26),D(90),O(4)	6,968,773
24	Loan	6, 17, 19, 23, 27	8	6	7/6/2023	NAP	6/6/2033	6/6/2033	0	0	L(25),D(88),O(7)	NAV
24.01	Property		1									NAV
24.02	Property		1									NAV
24.03	Property		1									NAV
24.04	Property		1									NAV
24.05	Property		1									NAV
24.06	Property		1									NAV
24.07	Property		1									NAV
24.08	Property		1									NAV
25	Loan	19	1	6	7/6/2023	7/6/2023	6/6/2033	6/6/2033	0	0	L(25),D(91),O(4)	2,674,048
26	Loan	2, 27	1	6	7/6/2023	7/6/2023	6/6/2033	6/6/2033	0	0	L(25),D(91),O(4)	1,341,645
27	Loan	2	1	1	6/1/2023	NAP	5/1/2033	5/1/2033	5	4	L(26),D(90),O(4)	1,046,342
28	Loan	6	2	6	6/6/2023	6/6/2025	5/6/2033	5/6/2033	0	0	L(26),D(90),O(4)	752,175
28.01	Property		1									535,233
28.02	Property		1									216,942
29	Loan	2, 10, 29	1	1	7/1/2023	7/1/2028	6/1/2033	6/1/2033	5	5	L(25),D(91),O(4)	1,517,962
30	Loan	19	1	6	7/6/2023	7/6/2023	6/6/2033	6/6/2033	0	0	L(25),D(90),O(5)	4,406,007
31	Loan		1	6	7/6/2023	NAP	6/6/2033	6/6/2033	0	0	L(25),D(91),O(4)	NAV
32	Loan	2	1	6	7/6/2023	NAP	6/6/2033	6/6/2033	0	0	L(23),YM1(93),O(4)	264,902

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
											16
1	Loan	1, 5, 7, 12, 19, 24	1	19,298,501	80,846,012	12/31/2022	T-12	97,018,960	17,953,015	79,065,945	12/31/2021
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	13, 15, 19	1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	8,127,805	26,932,240	3/31/2023	T-12	34,545,376	8,000,537	26,544,839	12/31/2022
4.01	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.02	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.03	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.04	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.05	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.06	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.07	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.08	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.09	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.10	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.11	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.12	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.13	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.14	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.15	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.16	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.17	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.18	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.19	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.20	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.21	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.22	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.23	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.24	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.25	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.26	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.27	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.28	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.29	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.30	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.31	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.32	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.33	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.34	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.35	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.36	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.37	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.38	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.39	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.40	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.41	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.42	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.43	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.44	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.45	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.46	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.47	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.48	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.49	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.50	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.51	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.52	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.53	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.54	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.55	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.56	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.57	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.58	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.59	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.60	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.61	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.62	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	23,821,189	24,981,970	4/30/2023	T-12	50,751,623	26,352,623	24,399,000	12/31/2022
6	Loan	19	1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	1, 7, 12, 13, 19, 24	1	14,768,491	31,655,635	11/30/2022	T-12	47,261,766	14,350,428	32,911,337	12/31/2021
8	Loan	1, 4, 13, 23	1	1,029,270	3,825,210	3/31/2023	T-12	4,905,030	1,037,061	3,867,969	12/31/2022
9	Loan	1, 7, 10, 12, 19	1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10	Loan	15, 19, 21, 23	1	2,848,412	3,809,229	4/30/2023	T-12	6,432,250	2,948,001	3,484,248	12/31/2022
11	Loan	1, 7, 19, 24	1	6,839,144	10,591,093	9/30/2022	T-12	17,485,867	6,696,233	10,789,634	12/31/2021
12	Loan	1, 7, 12, 17, 19, 21	1	5,399,993	8,364,787	3/31/2023	T-12	13,543,639	5,170,292	8,373,346	12/31/2022
13	Loan	7, 23, 24, 26, 27, 29	1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14	Loan	5, 19, 28, 29	1	6,250,492	3,311,708	3/31/2023	T-12	9,629,559	6,235,108	3,394,451	12/31/2022
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	670,501	1,560,958	12/31/2022	T-12	2,258,460	693,268	1,565,193	Various
15.01	Property		1	511,614	1,389,261	12/31/2022	T-12	1,911,028	564,097	1,346,931	6/30/2021
15.02	Property		1	158,887	171,698	12/31/2022	T-12	347,432	129,171	218,261	12/31/2021
16	Loan		1	840,303	1,678,028	2/28/2023	T-12	2,462,887	865,425	1,597,462	12/31/2022
17	Loan	1, 7, 12, 17, 19	1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	7, 12, 13, 19, 23, 29	1	3,561,766	5,372,142	2/28/2023	T-12	8,879,688	3,529,767	5,349,921	12/31/2022

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date
											16
19	Loan	12	1	1,991,837	1,142,659	3/31/2023	T-12	3,036,208	1,893,870	1,142,338	12/31/2022
20	Loan	5, 6, 7, 19	44	52,505,741	18,466,487	3/31/2023	T-12	69,753,877	51,239,802	18,514,075	12/31/2022
20.01	Property		1	977,889	1,968,280	3/31/2023	T-12	2,903,565	940,879	1,962,686	12/31/2022
20.02	Property		1	2,579,123	976,330	3/31/2023	T-12	3,438,356	2,437,942	1,000,414	12/31/2022
20.03	Property		1	1,987,043	1,259,824	3/31/2023	T-12	3,203,773	1,926,403	1,277,370	12/31/2022
20.04	Property		1	2,372,058	924,211	3/31/2023	T-12	3,274,932	2,391,766	883,166	12/31/2022
20.05	Property		1	2,026,673	582,915	3/31/2023	T-12	2,610,712	1,997,548	613,164	12/31/2022
20.06	Property		1	1,323,530	614,638	3/31/2023	T-12	2,010,325	1,281,475	728,850	12/31/2022
20.07	Property		1	1,666,646	1,028,996	3/31/2023	T-12	2,444,273	1,600,211	844,062	12/31/2022
20.08	Property		1	1,169,414	1,000,162	3/31/2023	T-12	2,144,457	1,093,137	1,051,320	12/31/2022
20.09	Property		1	966,381	883,407	3/31/2023	T-12	1,841,975	944,994	896,981	12/31/2022
20.10	Property		1	1,633,563	642,398	3/31/2023	T-12	2,257,895	1,631,358	626,537	12/31/2022
20.11	Property		1	1,736,314	794,026	3/31/2023	T-12	2,476,279	1,747,056	729,223	12/31/2022
20.12	Property		1	1,447,437	242,076	3/31/2023	T-12	1,715,625	1,359,695	355,930	12/31/2022
20.13	Property		1	1,153,529	492,233	3/31/2023	T-12	1,635,735	1,097,760	537,975	12/31/2022
20.14	Property		1	965,847	62,951	3/31/2023	T-12	1,003,240	934,461	68,779	12/31/2022
20.15	Property		1	1,111,071	473,447	3/31/2023	T-12	1,612,263	1,071,620	540,643	12/31/2022
20.16	Property		1	1,000,924	436,502	3/31/2023	T-12	1,500,807	1,032,956	467,851	12/31/2022
20.17	Property		1	849,698	491,314	3/31/2023	T-12	1,339,860	820,295	519,565	12/31/2022
20.18	Property		1	857,772	702,745	3/31/2023	T-12	1,531,545	777,354	754,191	12/31/2022
20.19	Property		1	1,082,313	521,582	3/31/2023	T-12	1,533,056	1,052,094	480,962	12/31/2022
20.20	Property		1	1,313,180	398,073	3/31/2023	T-12	1,688,583	1,266,966	421,617	12/31/2022
20.21	Property		1	653,514	(234,414)	3/31/2023	T-12	437,544	662,545	(225,001)	12/31/2022
20.22	Property		1	1,479,750	(11,568)	3/31/2023	T-12	1,453,114	1,414,882	38,232	12/31/2022
20.23	Property		1	724,434	405,918	3/31/2023	T-12	1,119,259	722,743	396,516	12/31/2022
20.24	Property		1	886,108	331,695	3/31/2023	T-12	1,159,240	876,024	283,216	12/31/2022
20.25	Property		1	1,170,939	290,825	3/31/2023	T-12	1,436,664	1,159,488	277,176	12/31/2022
20.26	Property		1	1,061,317	262,629	3/31/2023	T-12	1,423,859	1,072,072	351,787	12/31/2022
20.27	Property		1	1,123,567	(77,293)	3/31/2023	T-12	1,028,695	1,084,240	(55,545)	12/31/2022
20.28	Property		1	504,578	835,223	3/31/2023	T-12	1,131,060	491,299	639,761	12/31/2022
20.29	Property		1	718,899	527,462	3/31/2023	T-12	1,234,795	703,852	530,943	12/31/2022
20.30	Property		1	1,173,429	383,618	3/31/2023	T-12	1,492,790	1,138,816	353,974	12/31/2022
20.31	Property		1	1,377,555	174,305	3/31/2023	T-12	1,542,782	1,285,216	257,566	12/31/2022
20.32	Property		1	762,688	(194,943)	3/31/2023	T-12	609,443	804,143	(194,700)	12/31/2022
20.33	Property		1	804,007	107,296	3/31/2023	T-12	936,800	835,719	101,081	12/31/2022
20.34	Property		1	1,011,719	229,719	3/31/2023	T-12	1,210,980	982,768	228,212	12/31/2022
20.35	Property		1	1,056,682	77,804	3/31/2023	T-12	1,139,111	1,047,284	91,827	12/31/2022
20.36	Property		1	1,230,246	264,221	3/31/2023	T-12	1,340,488	1,183,108	157,380	12/31/2022
20.37	Property		1	1,311,538	217,057	3/31/2023	T-12	1,500,336	1,245,233	255,103	12/31/2022
20.38	Property		1	1,345,073	210,874	3/31/2023	T-12	1,520,569	1,319,524	201,045	12/31/2022
20.39	Property		1	1,085,723	151,958	3/31/2023	T-12	1,193,212	1,062,088	131,124	12/31/2022
20.40	Property		1	841,049	146,701	3/31/2023	T-12	931,864	823,686	108,178	12/31/2022
20.41	Property		1	1,362,417	2,436	3/31/2023	T-12	1,353,344	1,337,936	15,408	12/31/2022
20.42	Property		1	768,718	(95,729)	3/31/2023	T-12	623,534	733,353	(109,819)	12/31/2022
20.43	Property		1	1,065,876	(184,645)	3/31/2023	T-12	866,738	1,059,368	(192,630)	12/31/2022
20.44	Property		1	765,510	149,228	3/31/2023	T-12	900,400	788,445	111,955	12/31/2022
21	Loan	5, 6, 19	2	3,582,438	2,269,269	3/31/2023	T-12	5,649,764	3,463,458	2,186,306	12/31/2022
21.01	Property		1	1,408,419	1,173,521	3/31/2023	T-12	2,468,500	1,359,322	1,109,178	12/31/2022
21.02	Property		1	2,174,019	1,095,748	3/31/2023	T-12	3,181,264	2,104,136	1,077,128	12/31/2022
22	Loan	19	1	4,884,090	2,331,118	2/28/2023	T-12	7,136,298	4,760,470	2,375,828	12/31/2022
23	Loan	7, 19	1	3,428,484	3,540,289	12/31/2022	T-12	NAV	NAV	NAV	NAV
24	Loan	6, 17, 19, 23, 27	8	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24.01	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24.02	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24.03	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24.04	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24.05	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24.06	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24.07	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24.08	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25	Loan	19	1	1,828,620	845,428	5/31/2023	T-12	2,375,199	1,783,400	591,799	12/31/2022
26	Loan	2, 27	1	487,769	853,876	3/31/2023	T-12	1,349,015	463,832	885,183	12/31/2022
27	Loan	2	1	380,616	665,726	3/31/2023	T-12	1,007,743	355,729	652,014	12/31/2022
28	Loan	6	2	170,403	581,772	3/31/2023	T-12	716,256	168,996	547,260	12/31/2022
28.01	Property		1	132,658	402,575	3/31/2023	T-12	504,264	131,727	372,537	12/31/2022
28.02	Property		1	37,745	179,197	3/31/2023	T-12	211,992	37,269	174,723	12/31/2022
29	Loan	2, 10, 29	1	779,803	738,158	2/28/2023	T-12	1,407,565	733,617	673,949	12/31/2022
30	Loan	19	1	2,662,113	1,743,894	4/30/2023	T-12	4,278,143	2,603,054	1,675,089	12/31/2022
31	Loan		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32	Loan	2	1	44,984	219,918	4/30/2023	T-12	256,061	43,587	212,473	12/31/2022

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
											29
1	Loan	1, 5, 7, 12, 19, 24	1	T-12	89,629,550	16,856,897	72,772,653	12/31/2020	T-12	89.9%	103,974,716	19,972,427	84,002,289
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	NAV	NAV	NAV	NAV	NAV	NAV	99.0%	62,561,733	13,277,931	49,283,802
3	Loan	13, 15, 19	1	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	8,083,828	242,515	7,841,314
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	T-12	24,763,470	6,060,988	18,702,482	12/31/2021	T-12	95.0%	39,365,086	10,218,760	29,146,326
4.01	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.02	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.03	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.04	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.05	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.06	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.07	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.08	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.09	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.10	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.11	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.12	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.13	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.14	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.15	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.16	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.17	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.18	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.19	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.20	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.21	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.22	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.23	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.24	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.25	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.26	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.27	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.28	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.29	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.30	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.31	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.32	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.33	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.34	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.35	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.36	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.37	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.38	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.39	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.40	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.41	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.42	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.43	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.44	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.45	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.46	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.47	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.48	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.49	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.50	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.51	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.52	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.53	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.54	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.55	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.56	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.57	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.58	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.59	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.60	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.61	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.62	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	T-12	48,746,255	26,530,878	22,215,377	12/31/2021	T-12	76.6%	55,090,239	25,392,147	29,698,092
6	Loan	19	1	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	14,600,511	3,741,981	10,858,530
7	Loan	1, 7, 12, 13, 19, 24	1	T-12	40,708,568	12,857,184	27,851,384	12/31/2020	T-12	92.6%	47,000,639	15,438,872	31,561,767
8	Loan	1, 4, 13, 23	1	T-12	4,710,342	1,012,006	3,698,336	12/31/2021	T-12	90.1%	4,892,244	1,100,928	3,791,316
9	Loan	1, 7, 10, 12, 19	1	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	28,021,697	4,631,757	23,389,940
10	Loan	15, 19, 21, 23	1	T-12	5,484,662	2,706,768	2,777,894	12/31/2021	T-12	82.0%	6,548,909	2,884,658	3,664,251
11	Loan	1, 7, 19, 24	1	T-12	15,379,851	5,710,487	9,669,364	12/31/2020	T-12	78.9%	18,425,444	6,960,965	11,464,479
12	Loan	1, 7, 12, 17, 19, 21	1	T-12	12,335,513	5,120,779	7,214,734	12/31/2021	T-12	91.5%	17,679,768	5,692,700	11,987,068
13	Loan	7, 23, 24, 26, 27, 29	1	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	10,913,588	2,696,610	8,216,978
14	Loan	5, 19, 28, 29	1	T-12	6,839,018	4,839,685	1,999,333	12/31/2021	T-12	76.1%	9,974,512	6,551,808	3,422,704
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	T-12	2,125,910	714,500	1,411,410	12/31/2020	T-12	88.3%	2,926,512	775,013	2,151,498
15.01	Property		1	T-12	1,762,344	569,960	1,192,384	12/31/2020	T-12	95.0%	2,216,708	614,745	1,601,963
15.02	Property		1	T-12	363,566	144,540	219,026	12/31/2020	T-12	74.2%	709,804	160,269	549,535
16	Loan		1	T-12	2,210,603	885,956	1,324,648	12/31/2021	T-12	93.5%	2,518,331	955,073	1,563,257
17	Loan	1, 7, 12, 17, 19	1	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	11,818,628	1,258,086	10,560,543
18	Loan	7, 12, 13, 19, 23, 29	1	T-12	8,730,869	3,083,990	5,646,879	12/31/2021	T-12	91.2%	9,178,222	3,505,798	5,672,425

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
											29
19	Loan	12	1	T-12	2,087,668	1,712,019	375,649	12/31/2021	T-12	87.5%	3,496,423	1,701,320	1,795,104
20	Loan	5, 6, 7, 19	44	T-12	65,991,899	46,332,987	19,658,912	12/31/2021	T-12	55.0%	70,972,228	51,573,306	19,398,922
20.01	Property		1	T-12	2,664,252	825,108	1,839,144	12/31/2021	T-12	34.0%	2,946,169	957,539	1,988,630
20.02	Property		1	T-12	3,007,302	2,114,084	893,218	12/31/2021	T-12	91.2%	3,555,453	2,572,064	983,389
20.03	Property		1	T-12	3,126,580	1,826,952	1,299,628	12/31/2021	T-12	51.7%	3,246,867	1,948,191	1,298,676
20.04	Property		1	T-12	2,795,063	1,936,261	858,802	12/31/2021	T-12	67.9%	3,296,269	2,333,475	962,794
20.05	Property		1	T-12	2,552,283	1,863,148	689,135	12/31/2021	T-12	43.1%	2,609,588	2,010,106	599,482
20.06	Property		1	T-12	2,191,987	1,255,934	936,053	12/31/2021	T-12	48.9%	1,938,168	1,305,789	632,379
20.07	Property		1	T-12	2,330,598	1,408,357	922,241	12/31/2021	T-12	49.0%	2,695,642	1,499,841	1,195,801
20.08	Property		1	T-12	2,051,515	1,210,856	840,659	12/31/2021	T-12	92.5%	2,169,576	1,292,922	876,654
20.09	Property		1	T-12	1,703,496	900,585	802,911	12/31/2021	T-12	67.6%	1,849,788	952,547	897,241
20.10	Property		1	T-12	1,346,855	1,084,619	262,236	12/31/2021	T-12	50.3%	2,275,961	1,555,038	720,923
20.11	Property		1	T-12	2,482,376	1,585,516	896,860	12/31/2021	T-12	59.8%	2,530,340	1,689,995	840,345
20.12	Property		1	T-12	1,664,810	1,139,539	525,271	12/31/2021	T-12	48.6%	1,689,513	1,362,201	327,312
20.13	Property		1	T-12	1,857,944	1,033,716	824,228	12/31/2021	T-12	52.1%	1,645,762	1,107,135	538,627
20.14	Property		1	T-12	930,339	740,228	190,111	12/31/2021	T-12	43.7%	1,028,798	968,871	59,927
20.15	Property		1	T-12	1,405,717	868,272	537,445	12/31/2021	T-12	71.8%	1,584,518	1,080,708	503,810
20.16	Property		1	T-12	1,457,478	976,734	480,744	12/31/2021	T-12	42.3%	1,437,426	1,000,935	436,491
20.17	Property		1	T-12	1,305,805	708,602	597,203	12/31/2021	T-12	58.6%	1,341,012	844,930	496,082
20.18	Property		1	T-12	1,329,337	703,906	625,431	12/31/2021	T-12	72.1%	1,560,517	828,971	731,546
20.19	Property		1	T-12	1,408,063	933,201	474,862	12/31/2021	T-12	75.3%	1,603,895	1,063,732	540,163
20.20	Property		1	T-12	1,756,331	1,136,389	619,942	12/31/2021	T-12	53.0%	1,711,253	1,277,351	433,902
20.21	Property		1	T-12	408,550	518,609	(110,059)	12/31/2021	T-12	24.1%	419,100	633,644	(214,544)
20.22	Property		1	T-12	1,670,366	1,249,339	421,027	12/31/2021	T-12	65.8%	1,468,182	1,452,993	15,189
20.23	Property		1	T-12	1,099,038	649,945	449,093	12/31/2021	T-12	69.1%	1,130,352	710,609	419,743
20.24	Property		1	T-12	1,304,851	831,733	473,118	12/31/2021	T-12	65.6%	1,217,803	892,647	325,156
20.25	Property		1	T-12	1,384,924	1,082,638	302,286	12/31/2021	T-12	39.7%	1,461,764	1,145,239	316,525
20.26	Property		1	T-12	1,453,172	1,073,730	379,442	12/31/2021	T-12	43.7%	1,323,946	1,031,630	292,316
20.27	Property		1	T-12	937,283	1,043,145	(105,862)	12/31/2021	T-12	32.4%	1,046,274	1,106,910	(60,636)
20.28	Property		1	T-12	914,160	444,902	469,258	12/31/2021	T-12	61.6%	1,339,801	492,764	847,037
20.29	Property		1	T-12	1,039,436	611,547	427,889	12/31/2021	T-12	73.0%	1,246,361	699,134	547,227
20.30	Property		1	T-12	1,306,612	986,014	320,598	12/31/2021	T-12	72.7%	1,557,047	1,143,963	413,084
20.31	Property		1	T-12	1,564,378	1,143,798	420,580	12/31/2021	T-12	71.6%	1,551,860	1,380,237	171,623
20.32	Property		1	T-12	1,271,851	1,087,193	184,658	12/31/2021	T-12	28.6%	567,745	717,511	(149,766)
20.33	Property		1	T-12	1,047,625	859,236	188,389	12/31/2021	T-12	44.6%	911,303	804,094	107,209
20.34	Property		1	T-12	920,646	867,910	52,736	12/31/2021	T-12	69.4%	1,241,438	1,000,129	241,309
20.35	Property		1	T-12	1,046,395	931,332	115,063	12/31/2021	T-12	89.4%	1,134,486	1,047,560	86,926
20.36	Property		1	T-12	1,214,290	1,001,342	212,948	12/31/2021	T-12	47.7%	1,494,467	1,208,670	285,797
20.37	Property		1	T-12	1,390,370	1,220,268	170,102	12/31/2021	T-12	28.2%	1,528,595	1,314,796	213,799
20.38	Property		1	T-12	1,205,989	1,223,459	(17,470)	12/31/2021	T-12	50.9%	1,555,947	1,314,830	241,117
20.39	Property		1	T-12	1,243,981	1,163,784	80,197	12/31/2021	T-12	50.2%	1,237,681	1,076,618	161,063
20.40	Property		1	T-12	822,564	794,427	28,137	12/31/2021	T-12	46.0%	987,750	843,395	144,355
20.41	Property		1	T-12	1,187,572	1,086,316	101,256	12/31/2021	T-12	72.8%	1,364,853	1,350,665	14,188
20.42	Property		1	T-12	659,474	701,041	(41,567)	12/31/2021	T-12	27.9%	672,989	751,731	(78,742)
20.43	Property		1	T-12	778,734	784,980	(6,246)	12/31/2021	T-12	74.0%	881,231	1,045,501	(164,270)
20.44	Property		1	T-12	751,507	724,292	27,215	12/31/2021	T-12	54.2%	914,738	755,693	159,045
21	Loan	5, 6, 19	2	T-12	5,276,938	3,166,357	2,110,581	12/31/2021	T-12	65.0%	5,851,707	3,592,968	2,258,739
21.01	Property		1	T-12	2,277,659	1,257,945	1,019,714	12/31/2021	T-12	70.6%	2,581,940	1,401,103	1,180,837
21.02	Property		1	T-12	2,999,279	1,908,412	1,090,867	12/31/2021	T-12	60.6%	3,269,767	2,191,864	1,077,903
22	Loan	19	1	T-12	5,607,511	3,583,180	2,024,331	12/31/2021	T-12	70.5%	7,222,208	5,115,413	2,106,795
23	Loan	7, 19	1	NAV	NAV	NAV	NAV	NAV	NAV	89.1%	8,112,684	3,515,080	4,597,605
24	Loan	6, 17, 19, 23, 27	8	NAV	NAV	NAV	NAV	NAV	NAV	91.4%	2,199,022	660,587	1,538,434
24.01	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	999,877	301,805	698,072
24.02	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	304,016	46,618	257,398
24.03	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	239,830	87,217	152,613
24.04	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	70.5%	140,188	38,701	101,487
24.05	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	127,166	23,852	103,313
24.06	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	109,771	19,133	90,638
24.07	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	59.9%	217,967	132,298	85,669
24.08	Property		1	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	60,207	10,963	49,244
25	Loan	19	1	T-12	1,634,924	1,486,659	148,265	12/31/2021	T-12	69.9%	2,674,048	1,732,903	941,146
26	Loan	2, 27	1	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,369,618	499,812	869,806
27	Loan	2	1	T-12	NAV	NAV	NAV	NAV	NAV	89.3%	1,046,342	364,473	681,869
28	Loan	6	2	T-12	629,454	97,457	531,997	12/31/2021	T-12	95.0%	803,885	198,614	605,272
28.01	Property		1	T-12	447,238	74,348	372,890	12/31/2021	T-12	95.0%	591,603	154,997	436,605
28.02	Property		1	T-12	182,216	23,110	159,107	12/31/2021	T-12	95.0%	212,282	43,616	168,666
29	Loan	2, 10, 29	1	T-12	1,318,120	783,866	534,254	12/31/2021	T-12	58.3%	1,517,962	765,989	751,973
30	Loan	19	1	T-12	3,237,251	1,848,784	1,388,467	12/31/2021	T-12	85.0%	4,370,158	2,669,095	1,701,063
31	Loan		1	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	530,177	5,302	524,875
32	Loan	2	1	T-12	195,149	40,424	154,725	12/31/2021	T-12	98.0%	268,451	42,039	226,412

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
					15		7, 14	7, 14	7	7	5
1	Loan	1, 5, 7, 12, 19, 24	1	195,237	1,504,094	82,302,958	3.21	3.15	18.7%	18.3%	1,430,000,000
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	119,751	0	49,164,051	1.66	1.66	9.3%	9.3%	1,090,000,000
3	Loan	13, 15, 19	1	136,188	158,626	7,546,499	1.74	1.67	11.6%	11.2%	107,100,000
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	478,107	1,247,943	27,420,277	1.86	1.75	12.1%	11.4%	455,000,000
4.01	Property		1	NAV	NAV	NAV					87,150,000
4.02	Property		1	NAV	NAV	NAV					14,800,000
4.03	Property		1	NAV	NAV	NAV					12,700,000
4.04	Property		1	NAV	NAV	NAV					10,600,000
4.05	Property		1	NAV	NAV	NAV					10,300,000
4.06	Property		1	NAV	NAV	NAV					9,500,000
4.07	Property		1	NAV	NAV	NAV					9,400,000
4.08	Property		1	NAV	NAV	NAV					9,250,000
4.09	Property		1	NAV	NAV	NAV					9,200,000
4.10	Property		1	NAV	NAV	NAV					8,700,000
4.11	Property		1	NAV	NAV	NAV					8,500,000
4.12	Property		1	NAV	NAV	NAV					8,400,000
4.13	Property		1	NAV	NAV	NAV					7,900,000
4.14	Property		1	NAV	NAV	NAV					7,900,000
4.15	Property		1	NAV	NAV	NAV					7,750,000
4.16	Property		1	NAV	NAV	NAV					7,725,000
4.17	Property		1	NAV	NAV	NAV					7,700,000
4.18	Property		1	NAV	NAV	NAV					7,675,000
4.19	Property		1	NAV	NAV	NAV					7,375,000
4.20	Property		1	NAV	NAV	NAV					7,100,000
4.21	Property		1	NAV	NAV	NAV					7,100,000
4.22	Property		1	NAV	NAV	NAV					6,600,000
4.23	Property		1	NAV	NAV	NAV					6,600,000
4.24	Property		1	NAV	NAV	NAV					6,500,000
4.25	Property		1	NAV	NAV	NAV					6,330,000
4.26	Property		1	NAV	NAV	NAV					6,200,000
4.27	Property		1	NAV	NAV	NAV					6,175,000
4.28	Property		1	NAV	NAV	NAV					5,950,000
4.29	Property		1	NAV	NAV	NAV					5,800,000
4.30	Property		1	NAV	NAV	NAV					5,800,000
4.31	Property		1	NAV	NAV	NAV					5,750,000
4.32	Property		1	NAV	NAV	NAV					5,600,000
4.33	Property		1	NAV	NAV	NAV					5,500,000
4.34	Property		1	NAV	NAV	NAV					5,400,000
4.35	Property		1	NAV	NAV	NAV					5,400,000
4.36	Property		1	NAV	NAV	NAV					5,350,000
4.37	Property		1	NAV	NAV	NAV					5,300,000
4.38	Property		1	NAV	NAV	NAV					5,200,000
4.39	Property		1	NAV	NAV	NAV					5,150,000
4.40	Property		1	NAV	NAV	NAV					4,800,000
4.41	Property		1	NAV	NAV	NAV					4,700,000
4.42	Property		1	NAV	NAV	NAV					4,700,000
4.43	Property		1	NAV	NAV	NAV					4,525,000
4.44	Property		1	NAV	NAV	NAV					3,920,000
4.45	Property		1	NAV	NAV	NAV					3,900,000
4.46	Property		1	NAV	NAV	NAV					3,800,000
4.47	Property		1	NAV	NAV	NAV					3,700,000
4.48	Property		1	NAV	NAV	NAV					3,700,000
4.49	Property		1	NAV	NAV	NAV					3,500,000
4.50	Property		1	NAV	NAV	NAV					3,500,000
4.51	Property		1	NAV	NAV	NAV					3,400,000
4.52	Property		1	NAV	NAV	NAV					3,200,000
4.53	Property		1	NAV	NAV	NAV					3,200,000
4.54	Property		1	NAV	NAV	NAV					3,000,000
4.55	Property		1	NAV	NAV	NAV					2,400,000
4.56	Property		1	NAV	NAV	NAV					2,300,000
4.57	Property		1	NAV	NAV	NAV					2,300,000
4.58	Property		1	NAV	NAV	NAV					2,200,000
4.59	Property		1	NAV	NAV	NAV					2,000,000
4.60	Property		1	NAV	NAV	NAV					2,000,000
4.61	Property		1	NAV	NAV	NAV					1,600,000
4.62	Property		1	NAV	NAV	NAV					800,000
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	474,036	2,844,215	26,379,842	1.71	1.52	13.5%	12.0%	428,000,000
6	Loan	19	1	19,843	(29,025)	10,867,712	3.00	3.00	18.1%	18.1%	150,000,000
7	Loan	1, 7, 12, 13, 19, 24	1	259,516	1,567,562	29,734,689	2.65	2.50	17.5%	16.5%	400,000,000
8	Loan	1, 4, 13, 23	1	61,774	135,130	3,594,412	1.49	1.41	11.2%	10.6%	60,800,000
9	Loan	1, 7, 10, 12, 19	1	57,478	864,386	22,468,077	1.91	1.83	13.6%	13.1%	260,000,000
10	Loan	15, 19, 21, 23	1	78,541	260,731	3,324,980	1.50	1.36	11.6%	10.6%	45,600,000
11	Loan	1, 7, 19, 24	1	75,703	567,773	10,821,004	2.46	2.32	15.3%	14.4%	145,900,000
12	Loan	1, 7, 12, 17, 19, 21	1	99,696	747,722	11,139,650	1.62	1.50	13.3%	12.4%	153,000,000
13	Loan	7, 23, 24, 26, 27, 29	1	67,468	0	8,149,510	2.21	2.19	13.6%	13.5%	110,250,000
14	Loan	5, 19, 28, 29	1	398,980	0	3,023,724	2.46	2.18	17.6%	15.5%	40,100,000
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	28,275	123,742	1,999,481	1.62	1.50	11.0%	10.3%	33,300,000
15.01	Property		1	15,024	92,562	1,494,377					23,500,000
15.02	Property		1	13,251	31,181	505,104					9,800,000
16	Loan		1	82,250	0	1,481,007	1.26	1.20	9.8%	9.3%	25,200,000
17	Loan	1, 7, 12, 17, 19	1	0	0	10,560,543	1.55	1.55	11.3%	11.3%	186,000,000
18	Loan	7, 12, 13, 19, 23, 29	1	41,773	278,488	5,352,164	1.28	1.20	11.4%	10.8%	79,600,000

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
					15		7, 14	7, 14	7	7	5
19	Loan	12	1	66,900	0	1,728,204	1.64	1.58	12.2%	11.7%	24,950,000
20	Loan	5, 6, 7, 19	44	2,838,889	0	16,560,033	1.83	1.56	14.8%	12.6%	215,000,000
20.01	Property		1	117,847	0	1,870,783					15,100,000
20.02	Property		1	142,218	0	841,171					10,800,000
20.03	Property		1	129,875	0	1,168,801					13,300,000
20.04	Property		1	131,851	0	830,943					11,000,000
20.05	Property		1	104,384	0	495,098					8,700,000
20.06	Property		1	77,527	0	554,852					9,200,000
20.07	Property		1	107,826	0	1,087,976					9,300,000
20.08	Property		1	86,783	0	789,871					8,900,000
20.09	Property		1	73,992	0	823,249					5,600,000
20.10	Property		1	91,038	0	629,884					8,000,000
20.11	Property		1	101,214	0	739,132					9,300,000
20.12	Property		1	67,581	0	259,731					6,400,000
20.13	Property		1	65,830	0	472,797					6,500,000
20.14	Property		1	41,152	0	18,775					5,500,000
20.15	Property		1	63,381	0	440,430					6,500,000
20.16	Property		1	57,497	0	378,994					4,500,000
20.17	Property		1	53,640	0	442,442					4,300,000
20.18	Property		1	62,421	0	669,125					5,200,000
20.19	Property		1	64,156	0	476,007					3,700,000
20.20	Property		1	68,450	0	365,452					4,200,000
20.21	Property		1	16,764	0	(231,308)					5,200,000
20.22	Property		1	58,727	0	(43,539)					4,300,000
20.23	Property		1	45,214	0	374,528					4,200,000
20.24	Property		1	48,712	0	276,443					4,000,000
20.25	Property		1	58,471	0	258,054					3,300,000
20.26	Property		1	52,958	0	239,358					3,400,000
20.27	Property		1	41,851	0	(102,487)					1,900,000
20.28	Property		1	53,592	0	793,444					3,100,000
20.29	Property		1	49,854	0	497,373					3,700,000
20.30	Property		1	62,282	0	350,803					2,700,000
20.31	Property		1	62,074	0	109,548					2,000,000
20.32	Property		1	22,710	0	(172,476)					2,500,000
20.33	Property		1	36,452	0	70,757					1,000,000
20.34	Property		1	49,658	0	191,651					3,800,000
20.35	Property		1	45,379	0	41,546					1,400,000
20.36	Property		1	59,779	0	226,018					2,700,000
20.37	Property		1	61,144	0	152,656					1,000,000
20.38	Property		1	62,238	0	178,879					2,200,000
20.39	Property		1	49,507	0	111,556					2,100,000
20.40	Property		1	39,510	0	104,845					800,000
20.41	Property		1	54,594	0	(40,406)					1,900,000
20.42	Property		1	26,920	0	(105,661)					500,000
20.43	Property		1	35,249	0	(199,519)					400,000
20.44	Property		1	36,590	0	122,456					900,000
21	Loan	5, 6, 19	2	234,068	0	2,024,671	2.06	1.85	16.7%	15.0%	25,800,000
21.01	Property		1	103,278	0	1,077,559					13,500,000
21.02	Property		1	130,791	0	947,112					12,300,000
22	Loan	19	1	288,888	0	1,817,907	2.03	1.76	16.2%	14.0%	23,000,000
23	Loan	7, 19	1	38,540	192,698	4,366,368	1.62	1.53	10.8%	10.3%	75,900,000
24	Loan	6, 17, 19, 23, 27	8	14,354	45,691	1,478,390	3.21	3.08	21.0%	20.2%	23,070,000
24.01	Property		1	4,376	22,920	670,777					9,250,000
24.02	Property		1	1,054	777	255,567					3,540,000
24.03	Property		1	2,379	9,611	140,623					2,500,000
24.04	Property		1	760	(1,186)	101,914					2,200,000
24.05	Property		1	603	(2,230)	104,940					1,270,000
24.06	Property		1	900	(249)	89,987					1,200,000
24.07	Property		1	3,996	20,393	61,280					2,400,000
24.08	Property		1	286	(4,345)	53,303					710,000
25	Loan	19	1	106,962	0	834,184	1.59	1.41	14.0%	12.4%	13,100,000
26	Loan	2, 27	1	12,937	51,748	805,121	1.59	1.47	13.4%	12.4%	11,800,000
27	Loan	2	1	6,750	0	675,119	1.61	1.60	11.4%	11.3%	9,730,000
28	Loan	6	2	6,150	0	599,122	1.28	1.26	10.3%	10.2%	11,200,000
28.01	Property		1	5,150	0	431,455					7,920,000
28.02	Property		1	1,000	0	167,666					3,280,000
29	Loan	2, 10, 29	1	18,516	0	733,458	1.81	1.77	13.7%	13.3%	12,450,000
30	Loan	19	1	174,806	0	1,526,257	3.91	3.51	31.0%	27.8%	16,500,000
31	Loan		1	0	4,250	520,625	1.44	1.43	10.9%	10.8%	7,500,000
32	Loan	2	1	756	1,100	224,556	1.21	1.20	8.9%	8.8%	3,600,000

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
						5, 7	5, 7	3, 4			21, 23
1	Loan	1, 5, 7, 12, 19, 24	1	Hypothetical As Is	4/5/2023	31.5%	31.5%	94.0%	5/15/2023	No	Nordstrom
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	Prospective Market Value Upon Completion & Stabilization	1/1/2023	48.8%	48.8%	98.7%	1/27/2023	Yes	E.R. Squibb & Sons LLC
3	Loan	13, 15, 19	1	As Is	4/16/2023	63.0%	63.0%	100.0%	6/6/2023	Yes	American Hyperion Solar Module Manufacturing LLC
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	As Portfolio	3/24/2023	52.7%	52.7%	96.5%	5/24/2023
4.01	Property		1	As Is	3/21/2023			100.0%	5/24/2023	Yes	Belpre V Cancer Center
4.02	Property		1	As Is	3/22/2023			93.9%	5/24/2023	No	Glendale Neurological Associates, PC
4.03	Property		1	As Is	3/21/2023			100.0%	5/24/2023	Yes	Willamette Orthopedic Group LLC
4.04	Property		1	As Is	3/20/2023			96.8%	5/24/2023	No	Fresenius Kidney Care Palm Valley
4.05	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Prisma Health-Upstate
4.06	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Health Center - Waterford, WI
4.07	Property		1	As Is	3/22/2023			54.5%	5/24/2023	No	William Beaumont Hospital
4.08	Property		1	As Is	3/21/2023			100.0%	5/24/2023	No	Millennium Eye Care
4.09	Property		1	As Is	3/21/2023			100.0%	5/24/2023	Yes	Franciscan Medical Specialists
4.10	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	CTVSA Management, LLC
4.11	Property		1	As Is	3/22/2023			100.0%	5/24/2023	Yes	Northside Hospital
4.12	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Healthcare Center - Wautoma, WI
4.13	Property		1	As Is	3/20/2023			90.5%	5/24/2023	No	SMI Imaging, LLC
4.14	Property		1	As Is	3/22/2023			93.7%	5/24/2023	No	SwedishAmerican Realty Corp.
4.15	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	West Michigan Surgery Center - Big Rapids, MI
4.16	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	Pinnacle Health Hospitals
4.17	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	Eastern Carolina Ear, Nose & Throat
4.18	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	UPMC Pinnacle Lancaster
4.19	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	Pinnacle Health Hospitals
4.20	Property		1	As Is	3/24/2023			88.0%	5/24/2023	No	Tranquility Behavioral Health
4.21	Property		1	As Is	3/24/2023			100.0%	5/24/2023	No	Pensacola Nephrology, PA
4.22	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Lee Memorial Health System
4.23	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Prisma Health-Upstate
4.24	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	Pinnacle Health Hospitals
4.25	Property		1	As Is	3/23/2023			100.0%	5/24/2023	No	Urology Clinics of North Texas
4.26	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	Pioneer Spine Sports - West Springfield
4.27	Property		1	As Is	3/22/2023			100.0%	5/24/2023	Yes	WellSpan Properties, Inc.
4.28	Property		1	As Is	3/24/2023			100.0%	5/24/2023	No	Orthopedic One, Inc.
4.29	Property		1	As Is	3/22/2023			100.0%	5/24/2023	No	St. Peter's Health Partners Medical Associates, P.C.
4.30	Property		1	As Is	3/22/2023			100.0%	5/24/2023	Yes	Metropolitan Eye Center, P.C.
4.31	Property		1	As Is	3/22/2023			92.7%	5/24/2023	No	Crittenton Hospital Medical
4.32	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	Ascension Seton
4.33	Property		1	As Is	3/23/2023			100.0%	5/24/2023	No	RAI Care Centers of Florida
4.34	Property		1	As Is	3/20/2023			100.0%	5/24/2023	No	Phoenix Artificial Kidney Center
4.35	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	The MetroHealth System
4.36	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Sooner Medical Management
4.37	Property		1	As Is	3/22/2023			72.0%	5/24/2023	No	Cardiovascular Consultants PC
4.38	Property		1	As Is	4/5/2023			100.0%	5/24/2023	Yes	SPHPMA
4.39	Property		1	As Is	3/22/2023			100.0%	5/24/2023	Yes	AGA MSO LLC
4.40	Property		1	As Is	3/21/2023			100.0%	5/24/2023	Yes	Bone & Joint Specialists
4.41	Property		1	As Is	3/21/2023			100.0%	5/24/2023	Yes	Willamette Orthopedic Group LLC
4.42	Property		1	As Is	3/22/2023			100.0%	5/24/2023	Yes	St. Peter's Health Partners Medical Associates, P.C.
4.43	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Saint Lukes Hospital of Bethlehem, Pe
4.44	Property		1	As Is	3/27/2023			100.0%	5/24/2023	Yes	Permian Premier Health Services, Inc.
4.45	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Health Center - Kiel, WI
4.46	Property		1	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, P.A.
4.47	Property		1	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, P.A.
4.48	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Health Center - Green Bay
4.49	Property		1	As Is	3/24/2023			80.7%	5/24/2023	No	MDSINE, LLC - MDSine MA Multispecialty
4.50	Property		1	As Is	3/24/2023			100.0%	5/24/2023	Yes	Oliver Street Dermatology Management
4.51	Property		1	As Is	3/24/2023			83.2%	5/24/2023	No	Pioneer Spine Sports - Northampton
4.52	Property		1	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, LLC
4.53	Property		1	As Is	3/23/2023			100.0%	5/24/2023	No	Total Renal Care, Inc.
4.54	Property		1	As Is	3/22/2023			88.5%	5/24/2023	No	St. Peter's Health Partners Medical Associates, P.C.
4.55	Property		1	As Is	3/21/2023			100.0%	5/24/2023	Yes	Willamette Orthopedic Group LLC
4.56	Property		1	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, P.A.
4.57	Property		1	As Is	3/21/2023			100.0%	5/24/2023	Yes	Fresenius Kidney Care Northwest
4.58	Property		1	As Is	3/20/2023			100.0%	5/24/2023	Yes	Florida Medical Clinic, P.A.
4.59	Property		1	As Is	3/22/2023			83.4%	5/24/2023	No	St. Peter's Health Partners Medical Associates, P.C.
4.60	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	DaVita Bay Breeze Dialysis Center - Largo, FL
4.61	Property		1	As Is	3/23/2023			100.0%	5/24/2023	Yes	Aurora Health Center - Greenville, WI
4.62	Property		1	As Is	3/21/2023			100.0%	5/24/2023	Yes	Willamette Orthopedic Group LLC
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	As Is	3/30/2023	51.4%	51.4%	76.4%	5/17/2023	No	Price Water House Coopers LLP
6	Loan	19	1	As Is	4/7/2023	40.0%	40.0%	100.0%	3/30/2023	No	Oracle
7	Loan	1, 7, 12, 13, 19, 24	1	As Is	11/10/2022	45.0%	45.0%	89.6%	11/30/2022	No	Burlington Coat Factory
8	Loan	1, 4, 13, 23	1	As Is	4/2/2023	55.9%	55.9%	90.3%	5/31/2023	No	Enthalpy Analytical, Inc.
9	Loan	1, 7, 10, 12, 19	1	As Is	4/13/2023	66.2%	66.2%	100.0%	5/24/2023	Yes	Seagate
10	Loan	15, 19, 21, 23	1	As Is	4/7/2023	69.1%	69.1%	81.6%	5/1/2023	No	First Merchants Bank
11	Loan	1, 7, 19, 24	1	As Is	12/17/2022	51.4%	51.4%	89.8%	12/19/2022	No	Nike Unite
12	Loan	1, 7, 12, 17, 19, 21	1	As Is	4/4/2023	58.8%	58.8%	94.1%	3/31/2023	No	Macy's
13	Loan	7, 23, 24, 26, 27, 29	1	As Is	2/1/2023	54.9%	54.9%	100.0%	3/2/2023	Yes	Amazon.com Services, Inc.
14	Loan	5, 19, 28, 29	1	As Complete	2/23/2024	48.6%	48.6%	76.1%	3/31/2023	NAP	NAP
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	As Stabilized	Various	58.6%	58.6%	88.4%	4/17/2023
15.01	Property		1	As Stabilized	12/1/2023			97.2%	4/17/2023	No	OfficeMax
15.02	Property		1	As Stabilized	3/1/2024			78.4%	4/17/2023	No	Big Lots
16	Loan		1	As Is	4/7/2023	63.5%	59.9%	99.4%	4/30/2023	NAP	NAP
17	Loan	1, 7, 12, 17, 19	1	As Is	4/19/2023	50.3%	50.3%	100.0%	4/21/2023	No	Ceres Terminals
18	Loan	7, 12, 13, 19, 23, 29	1	As Is	3/29/2023	62.2%	59.8%	92.0%	4/4/2023	No	Texas Children's Health Plan

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
						5, 7	5, 7	3, 4			21, 23
19	Loan	12	1	As Is	5/1/2023	59.2%	59.2%	83.0%	5/23/2023	NAP	NAP
20	Loan	5, 6, 7, 19	44	Various	8/1/2019	61.1%	46.7%	55.0%	3/31/2023
20.01	Property		1	As Is	8/1/2019			34.0%	3/31/2023	NAP	NAP
20.02	Property		1	As Is	8/1/2019			91.2%	3/31/2023	NAP	NAP
20.03	Property		1	As Is	8/1/2019			51.7%	3/31/2023	NAP	NAP
20.04	Property		1	As Complete	8/1/2019			67.9%	3/31/2023	NAP	NAP
20.05	Property		1	As Complete	8/1/2019			43.1%	3/31/2023	NAP	NAP
20.06	Property		1	As Complete	8/1/2019			48.9%	3/31/2023	NAP	NAP
20.07	Property		1	As Is	8/1/2019			49.0%	3/31/2023	NAP	NAP
20.08	Property		1	As Complete	8/1/2019			92.5%	3/31/2023	NAP	NAP
20.09	Property		1	As Is	8/1/2019			67.6%	3/31/2023	NAP	NAP
20.10	Property		1	As Complete	8/1/2019			50.3%	3/31/2023	NAP	NAP
20.11	Property		1	As Complete	8/1/2019			59.8%	3/31/2023	NAP	NAP
20.12	Property		1	As Complete	8/1/2019			48.6%	3/31/2023	NAP	NAP
20.13	Property		1	As Complete	8/1/2019			52.1%	3/31/2023	NAP	NAP
20.14	Property		1	As Complete	8/1/2019			43.7%	3/31/2023	NAP	NAP
20.15	Property		1	As Is	8/1/2019			71.8%	3/31/2023	NAP	NAP
20.16	Property		1	As Complete	8/1/2019			42.3%	3/31/2023	NAP	NAP
20.17	Property		1	As Is	8/1/2019			58.6%	3/31/2023	NAP	NAP
20.18	Property		1	As Is	8/1/2019			72.1%	3/31/2023	NAP	NAP
20.19	Property		1	As Is	8/1/2019			75.3%	3/31/2023	NAP	NAP
20.20	Property		1	As Complete	8/1/2019			53.0%	3/31/2023	NAP	NAP
20.21	Property		1	As Is	8/1/2019			24.1%	3/31/2023	NAP	NAP
20.22	Property		1	As Is	8/1/2019			65.8%	3/31/2023	NAP	NAP
20.23	Property		1	As Is	8/1/2019			69.1%	3/31/2023	NAP	NAP
20.24	Property		1	As Complete	8/1/2019			65.6%	3/31/2023	NAP	NAP
20.25	Property		1	As Is	8/1/2019			39.7%	3/31/2023	NAP	NAP
20.26	Property		1	As Is	8/1/2019			43.7%	3/31/2023	NAP	NAP
20.27	Property		1	As Is	8/1/2019			32.4%	3/31/2023	NAP	NAP
20.28	Property		1	As Is	8/1/2019			61.6%	3/31/2023	NAP	NAP
20.29	Property		1	As Is	8/1/2019			73.0%	3/31/2023	NAP	NAP
20.30	Property		1	As Is	8/1/2019			72.7%	3/31/2023	NAP	NAP
20.31	Property		1	As Is	8/1/2019			71.6%	3/31/2023	NAP	NAP
20.32	Property		1	As Is	8/1/2019			28.6%	3/31/2023	NAP	NAP
20.33	Property		1	As Is	8/1/2019			44.6%	3/31/2023	NAP	NAP
20.34	Property		1	As Complete	8/1/2019			69.4%	3/31/2023	NAP	NAP
20.35	Property		1	As Is	8/1/2019			89.4%	3/31/2023	NAP	NAP
20.36	Property		1	As Complete	8/1/2019			47.7%	3/31/2023	NAP	NAP
20.37	Property		1	As Is	8/1/2019			28.2%	3/31/2023	NAP	NAP
20.38	Property		1	As Complete	8/1/2019			50.9%	3/31/2023	NAP	NAP
20.39	Property		1	As Is	8/1/2019			50.2%	3/31/2023	NAP	NAP
20.40	Property		1	As Is	8/1/2019			46.0%	3/31/2023	NAP	NAP
20.41	Property		1	As Is	8/1/2019			72.8%	3/31/2023	NAP	NAP
20.42	Property		1	As Is	8/1/2019			27.9%	3/31/2023	NAP	NAP
20.43	Property		1	As Is	8/1/2019			74.0%	3/31/2023	NAP	NAP
20.44	Property		1	As Is	8/1/2019			54.2%	3/31/2023	NAP	NAP
21	Loan	5, 6, 19	2	As Is Market Value Based On A Hypothetical Condition	Various	52.3%	45.8%	65.0%	3/31/2023
21.01	Property		1	As Is Market Value Based On A Hypothetical Condition	3/1/2023			70.6%	3/31/2023	NAP	NAP
21.02	Property		1	As Is Market Value Based On A Hypothetical Condition	3/16/2023			60.6%	3/31/2023	NAP	NAP
22	Loan	19	1	As Is	4/1/2023	56.5%	52.0%	70.7%	2/28/2023	NAP	NAP
23	Loan	7, 19	1	As Is	2/20/2023	56.0%	56.0%	90.7%	3/20/2023	No	OEC Freight
24	Loan	6, 17, 19, 23, 27	8	As Is	Various	31.8%	31.8%	86.7%	Various
24.01	Property		1	As Is	2/25/2023			100.0%	5/1/2023	No	Sherwin Williams
24.02	Property		1	As Is	1/16/2023			100.0%	4/19/2023	No	Starbucks
24.03	Property		1	As Is	2/9/2023			100.0%	5/1/2023	No	House of Pain, LLC
24.04	Property		1	As Is	2/9/2023			77.7%	5/1/2023	No	Nail Salon
24.05	Property		1	As Is	2/23/2023			100.0%	4/19/2023	No	Subway
24.06	Property		1	As Is	2/7/2023			100.0%	5/1/2023	No	Julius Star
24.07	Property		1	As Is	2/11/2023			56.3%	5/1/2023	No	Pidder Padder Paws
24.08	Property		1	As Is	2/28/2023			100.0%	6/5/2023	Yes	Jersey Mikes
25	Loan	19	1	As Is	3/24/2023	51.5%	46.0%	52.1%	5/31/2023	NAP	NAP
26	Loan	2, 27	1	As Is	4/11/2023	55.0%	48.7%	100.0%	5/1/2023	No	Detroit Central City Community Mental Health
27	Loan	2	1	As Is	2/24/2023	61.7%	61.7%	82.2%	4/26/2023	NAP	NAP
28	Loan	6	2	As Is	4/1/2023	52.7%	47.8%	100.0%	Various
28.01	Property		1	As Is	4/1/2023			100.0%	3/31/2023	NAP	NAP
28.02	Property		1	As Is	4/1/2023			100.0%	4/1/2023	NAP	NAP
29	Loan	2, 10, 29	1	As Is	3/15/2023	44.2%	41.6%	67.0%	2/28/2023	NAP	NAP
30	Loan	19	1	As Is	5/15/2023	33.3%	29.0%	85.7%	4/30/2023	NAP	NAP
31	Loan		1	As Is	4/5/2023	64.0%	64.0%	100.0%	6/5/2023	Yes	Quest Medical Center
32	Loan	2	1	As Is	5/4/2023	70.6%	70.6%	100.0%	3/31/2023	No	Salon - Zima U. Louis d/b/a Don't Touch My Hair Weaving & Barber Salon

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
							21, 23	21		23	23
1	Loan	1, 5, 7, 12, 19, 24	1	220,486	16.0%	12/31/2080	Bloomingdale's	201,502	14.6%	1/31/2035	Macy's	196,120
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	472,580	98.7%	10/31/2037	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	13, 15, 19	1	1,361,882	100.0%	1/31/2031	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62
4.01	Property		1	77,367	100.0%	2/28/2038	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	31,181	69.9%	4/30/2028	Michigan Radiation Therapy Management	7,242	16.2%	3/31/2028	Quest Research Institute	2,220
4.03	Property		1	30,642	100.0%	2/28/2035	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	6,197	16.0%	12/31/2027	SMI Imaging, LLC	5,684	14.7%	4/30/2030	AKDHC, LLC	5,197
4.05	Property		1	30,924	100.0%	6/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	23,662	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	19,178	54.5%	4/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	19,799	78.7%	4/29/2032	Freehold Surgical Center	3,666	14.6%	4/29/2032	Schubel Chiropractic	1,699
4.09	Property		1	37,040	100.0%	9/30/2027	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	20,000	100.0%	5/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	20,800	100.0%	11/15/2030	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	21,048	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	10,858	38.1%	1/31/2025	Arizona Pain Specialists, PLLC	3,749	13.2%	9/30/2024	Drops of Beauty	2,994
4.14	Property		1	20,000	79.4%	2/16/2029	Siepert & Co. LLP	3,600	14.3%	11/30/2027	NAP	NAP
4.15	Property		1	20,404	100.0%	8/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
4.16	Property		1	24,000	100.0%	10/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
4.17	Property		1	22,528	100.0%	12/20/2034	NAP	NAP	NAP	NAP	NAP	NAP
4.18	Property		1	30,623	100.0%	8/31/2031	NAP	NAP	NAP	NAP	NAP	NAP
4.19	Property		1	15,000	100.0%	1/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
4.20	Property		1	3,507	12.0%	7/31/2024	Texas Regional Urology, PLLC	3,287	11.3%	12/31/2024	Flow Vascular Institute	3,119
4.21	Property		1	12,665	68.7%	10/31/2033	Fresenius Vascular Care Pensacola	5,770	31.3%	9/30/2033	NAP	NAP
4.22	Property		1	24,174	100.0%	9/30/2029	NAP	NAP	NAP	NAP	NAP	NAP
4.23	Property		1	21,603	100.0%	9/30/2033	NAP	NAP	NAP	NAP	NAP	NAP
4.24	Property		1	11,000	100.0%	12/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
4.25	Property		1	6,182	34.0%	10/31/2030	North Pediatrics	4,318	23.8%	8/31/2028	Carlos Arauz-Pacheco, MD and Dan L	3,098
4.26	Property		1	15,000	100.0%	7/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
4.27	Property		1	21,316	100.0%	6/30/2029	NAP	NAP	NAP	NAP	NAP	NAP
4.28	Property		1	12,935	52.1%	4/30/2025	Runion Dental Group, LLC	5,114	20.6%	4/30/2031	Psychological & Behavioral Consultant	4,699
4.29	Property		1	22,777	51.4%	7/31/2027	Young/Sommer, LLC	7,595	17.1%	3/31/2025	Adirondack Oral & Maxillofacial Surgery	4,176
4.30	Property		1	17,594	100.0%	8/31/2036	NAP	NAP	NAP	NAP	NAP	NAP
4.31	Property		1	9,652	49.3%	9/30/2024	Cardiovascular Consultants	3,496	17.9%	9/30/2029	Lana Tello-Abed, DDS	2,599
4.32	Property		1	10,400	100.0%	2/29/2028	NAP	NAP	NAP	NAP	NAP	NAP
4.33	Property		1	9,216	61.7%	12/13/2024	Tampa Bay Access Center	3,514	23.5%	11/30/2024	Renal Hypertension Center	2,206
4.34	Property		1	8,939	26.6%	5/31/2026	Koch Foods	5,091	15.1%	7/31/2033	Loyal Source Government Services LL	4,965
4.35	Property		1	25,070	100.0%	5/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
4.36	Property		1	20,756	100.0%	10/31/2026	NAP	NAP	NAP	NAP	NAP	NAP
4.37	Property		1	8,259	48.8%	9/30/2029	Sterling Heights Urgent Care	2,686	15.9%	9/30/2024	Holiday Pharmacy	1,249
4.38	Property		1	20,780	100.0%	4/30/2027	NAP	NAP	NAP	NAP	NAP	NAP
4.39	Property		1	10,500	100.0%	1/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
4.40	Property		1	15,504	100.0%	6/28/2027	NAP	NAP	NAP	NAP	NAP	NAP
4.41	Property		1	13,968	100.0%	2/28/2035	NAP	NAP	NAP	NAP	NAP	NAP
4.42	Property		1	27,840	100.0%	7/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
4.43	Property		1	13,410	100.0%	7/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
4.44	Property		1	12,901	100.0%	4/30/2033	NAP	NAP	NAP	NAP	NAP	NAP
4.45	Property		1	9,842	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
4.46	Property		1	10,472	100.0%	4/1/2030	NAP	NAP	NAP	NAP	NAP	NAP
4.47	Property		1	10,368	100.0%	4/1/2030	NAP	NAP	NAP	NAP	NAP	NAP
4.48	Property		1	9,318	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
4.49	Property		1	8,880	80.7%	6/17/2027	NAP	NAP	NAP	NAP	NAP	NAP
4.50	Property		1	7,650	100.0%	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP
4.51	Property		1	8,788	83.2%	7/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
4.52	Property		1	9,724	100.0%	11/30/2026	NAP	NAP	NAP	NAP	NAP	NAP
4.53	Property		1	5,409	60.2%	6/30/2024	Renal Hypertension Center	3,575	39.8%	12/31/2024	NAP	NAP
4.54	Property		1	10,086	35.3%	12/31/2024	David L. Weinstein, D.D.S.	2,200	7.7%	10/31/2025	Psychotherapy Associates	2,123
4.55	Property		1	6,510	100.0%	2/28/2035	NAP	NAP	NAP	NAP	NAP	NAP
4.56	Property		1	6,522	100.0%	3/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
4.57	Property		1	5,564	100.0%	3/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
4.58	Property		1	6,027	100.0%	3/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
4.59	Property		1	15,715	83.4%	10/31/2023	NAP	NAP	NAP	NAP	NAP	NAP
4.60	Property		1	7,247	100.0%	6/10/2027	NAP	NAP	NAP	NAP	NAP	NAP
4.61	Property		1	4,088	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
4.62	Property		1	3,486	100.0%	2/28/2035	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	138,413	7.3%	4/30/2030	Stradley, Ronon, Stevens & Young	69,111	3.6%	12/31/2033	Pond Lehocky Giordano Disability	66,315
6	Loan	19	1	91,809	69.4%	8/31/2032	Morgan Stanley	38,715	29.3%	3/31/2025	Digital Realty Trust	1,756
7	Loan	1, 7, 12, 13, 19, 24	1	81,082	7.2%	1/31/2030	Round 1 Bowling Amusement	59,071	5.2%	9/30/2027	Forever 21	47,203
8	Loan	1, 4, 13, 23	1	52,180	13.5%	7/31/2030	Convergint Technologies	31,744	8.2%	3/31/2031	The Goulet Pen Company, LLC	23,494
9	Loan	1, 7, 10, 12, 19	1	574,775	100.0%	5/31/2028	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	15, 19, 21, 23	1	40,285	12.8%	2/28/2026	Bastian Solutions LLC	35,423	11.3%	6/30/2024	Kinetic Advantage LLC	35,080
11	Loan	1, 7, 19, 24	1	15,000	4.0%	1/31/2026	Old Navy	14,004	3.7%	1/31/2031	Polo Ralph Lauren	12,176
12	Loan	1, 7, 12, 17, 19, 21	1	278,341	30.8%	7/31/2025	Von Maur	156,000	17.3%	8/31/2028	Topgolf	100,000
13	Loan	7, 23, 24, 26, 27, 29	1	269,873	100.0%	4/30/2032	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 19, 28, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2
15.01	Property		1	24,000	24.0%	9/30/2027	JoAnn Stores	19,500	19.5%	1/31/2030	Beverages & More!	16,000
15.02	Property		1	31,530	35.7%	1/31/2027	Rexel	21,180	24.0%	12/31/2028	Harbor Freight Tools	16,580
16	Loan		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 7, 12, 17, 19	1	76	75.7%	6/30/2037	Dragon Products	24	24.3%	6/30/2037	NAP	NAP
18	Loan	7, 12, 13, 19, 23, 29	1	178,613	64.1%	10/31/2033	Quiddity Engineering, LLC	53,371	19.2%	10/31/2031	Bellaire Eye Consultants, PA	7,056

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
							21, 23	21		23	23
19	Loan	12	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 6, 7, 19	44
20.01	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.04	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.05	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.06	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.07	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.08	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.09	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.10	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.11	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.12	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.13	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.14	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.15	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.16	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.17	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.18	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.19	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.20	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.21	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.22	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.23	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.24	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.25	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.26	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.27	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.28	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.29	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.30	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.31	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.32	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.33	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.34	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.35	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.36	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.37	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.38	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.39	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.40	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.41	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.42	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.43	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.44	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	5, 6, 19	2
21.01	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	7, 19	1	28,110	10.9%	5/31/2025	Schenker Inc.	16,585	6.5%	3/31/2027	Gregory Spektor	13,989
24	Loan	6, 17, 19, 23, 27	8
24.01	Property		1	4,275	14.7%	10/31/2025	Walnut Creek Dental East	3,200	11.0%	1/31/2030	Urgent Care Specialists, LLC	3,200
24.02	Property		1	2,628	37.4%	6/30/2033	Krab King	1,598	22.7%	2/29/2032	New Digs Consignment	1,524
24.03	Property		1	4,200	26.5%	MTM	Hair Salon	1,800	11.3%	8/31/2031	Spinelli Jewelers	1,800
24.04	Property		1	1,588	31.4%	2/28/2026	Staffing Alternatives	1,522	30.1%	4/30/2027	Rite Care	824
24.05	Property		1	2,100	52.2%	7/31/2025	Domani	1,920	47.8%	10/31/2027	NAP	NAP
24.06	Property		1	2,400	40.0%	4/30/2027	Nail Salon (Thai P. Ly)	1,200	20.0%	11/30/2023	China Garden	1,200
24.07	Property		1	5,000	18.8%	8/31/2025	The Gym, L.L.C.	3,829	14.4%	7/31/2026	Oasis Salon and Spa	3,071
24.08	Property		1	1,905	100.0%	4/30/2029	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 27	1	47,000	90.8%	3/31/2036	PharMor Pharmacy	1,648	3.2%	8/1/2026	KSM Mini Mart	1,600
27	Loan	2	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6	2
28.01	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	2, 10, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	8,500	100.0%	5/31/2038	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2	1	700	31.8%	4/30/2033	Restaurant - El Sajamita	500	22.7%	1/31/2028	Salon - KOILZ Unisex Salon	500

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
						21, 23				23
1	Loan	1, 5, 7, 12, 19, 24	1	14.2%	1/31/2026	Forever 21	53,787	3.9%	1/31/2026	AMC Theatres	51,610	3.7%
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	13, 15, 19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62
4.01	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	5.0%	11/30/2023	Laboratory Corporate of America	1,294	2.9%	MTM	NAP	NAP	NAP
4.03	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	13.5%	6/30/2023	VibrantCare Outpatient Rehab	4,810	12.4%	11/30/2029	Sonora Quest Laboratories, LLC	4,448	11.5%
4.05	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1	6.8%	8/14/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1	10.5%	10/31/2026	Masters DMD PLLC	2,300	8.1%	9/30/2026	Gilbert Family Birth Center, LLC	2,299	8.1%
4.14	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.15	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.16	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.17	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.18	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.19	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.20	Property		1	10.7%	1/31/2026	Envoy Hospice	3,092	10.6%	2/28/2027	George Nunez, Jr., MD, PA	2,525	8.7%
4.21	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.22	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.23	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.24	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.25	Property		1	17.0%	8/31/2026	Texas Health Resources	3,082	17.0%	5/31/2027	Texan Allergy, LLC	1,496	8.2%
4.26	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.27	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.28	Property		1	18.9%	4/30/2027	Matrix Rx, LLC	2,088	8.4%	1/31/2025	NAP	NAP	NAP
4.29	Property		1	9.4%	1/14/2026	Northeast Urogynecology	3,855	8.7%	11/30/2027	Francis J. Cullen, M.D.	1,980	4.5%
4.30	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.31	Property		1	13.3%	12/31/2028	Silver Pine Medical Group	2,380	12.2%	6/30/2026	NAP	NAP	NAP
4.32	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.33	Property		1	14.8%	11/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.34	Property		1	14.8%	2/29/2028	SMI Imaging, LLC	3,940	11.7%	11/30/2023	Precision Hand and Orthopedic Surgery	3,822	11.4%
4.35	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.36	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.37	Property		1	7.4%	9/30/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.38	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.39	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.40	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.41	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.42	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.43	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.44	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.45	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.46	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.47	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.48	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.49	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.50	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.51	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.52	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.53	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.54	Property		1	7.4%	12/31/2023	Joseph S. Baler, M.D.	1,980	6.9%	2/28/2025	Johar ADPI-FAGD NY OS Joint Venture	1,880	6.6%
4.55	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.56	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.57	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.58	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.59	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.60	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.61	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.62	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	3.5%	6/30/2028	Wolters Kluwer Health, Inc.	65,389	3.4%	3/31/2029	Jazz Pharmaceuticals, Inc.	59,672	3.1%
6	Loan	19	1	1.3%	12/31/2099	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 7, 12, 13, 19, 24	1	4.2%	MTM	Marshalls	35,191	3.1%	1/31/2027	TJ Maxx	34,766	3.1%
8	Loan	1, 4, 13, 23	1	6.1%	4/30/2025	ePac Richmond, LLC	19,822	5.1%	6/30/2030	US Geological Survey (GSG)	19,277	5.0%
9	Loan	1, 7, 10, 12, 19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	15, 19, 21, 23	1	11.2%	2/28/2029	American Auto Auction Group, LLC	18,172	5.8%	11/30/2033	Hylant of Indianapolis, LLC	15,222	4.8%
11	Loan	1, 7, 19, 24	1	3.2%	11/30/2030	Under Armour	11,503	3.0%	8/31/2025	Gap Outlet	8,575	2.3%
12	Loan	1, 7, 12, 17, 19, 21	1	11.1%	11/30/2042	Dick's Sporting Goods	80,000	8.8%	1/31/2027	H&M	26,894	3.0%
13	Loan	7, 23, 24, 26, 27, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 19, 28, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2
15.01	Property		1	16.0%	1/31/2032	Kaiser Foundation Hospitals	15,087	15.1%	6/30/2025	Phenix Salon Suites	8,282	8.3%
15.02	Property		1	18.8%	11/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 7, 12, 17, 19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	7, 12, 13, 19, 23, 29	1	2.5%	11/30/2030	Bedrock Logistics, LLC	4,584	1.6%	10/31/2024	CCG Companies, Inc.	3,592	1.3%

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
						21, 23				23
19	Loan	12	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 6, 7, 19	44
20.01	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.04	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.05	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.06	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.07	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.08	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.09	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.10	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.11	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.12	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.13	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.14	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.15	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.16	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.17	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.18	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.19	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.20	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.21	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.22	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.23	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.24	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.25	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.26	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.27	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.28	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.29	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.30	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.31	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.32	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.33	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.34	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.35	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.36	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.37	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.38	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.39	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.40	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.41	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.42	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.43	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.44	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	5, 6, 19	2
21.01	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	7, 19	1	5.4%	11/30/2032	Kocher & Associates	11,037	4.3%	12/31/2029	DAMCO USA	8,274	3.2%
24	Loan	6, 17, 19, 23, 27	8
24.01	Property		1	11.0%	8/31/2025	City Chinese	3,000	10.3%	1/31/2030	Donerick's Pub	3,000	10.3%
24.02	Property		1	21.7%	11/30/2024	Jackson Hewitt	1,277	18.2%	1/31/2024	NAP	NAP	NAP
24.03	Property		1	11.3%	MTM	77 Cleaners	1,636	10.3%	10/31/2028	Top Nails	1,625	10.2%
24.04	Property		1	16.3%	6/30/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.05	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.06	Property		1	20.0%	12/31/2029	No Loose Ends	1,200	20.0%	6/30/2027	NAP	NAP	NAP
24.07	Property		1	11.5%	8/31/2025	Papa Murphy's	1,610	6.0%	7/31/2025	C.C. of Southern WI	1,500	5.6%
24.08	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 27	1	3.1%	4/30/2028	JL Investment Group LLC	1,500	2.9%	1/31/2039	NAP	NAP	NAP
27	Loan	2	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6	2
28.01	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	2, 10, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2	1	22.7%	5/31/2026	Store - Benns Appliance Store	500	22.7%	6/14/2025	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
											17	17
1	Loan	1, 5, 7, 12, 19, 24	1	12/31/2024	4/10/2023	NAP	4/11/2023	4/10/2023	12%	Yes - A, AE	Fee	NAP
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	NAP	5/24/2022	NAP	6/17/2022	NAP	NAP	No	Fee	NAP
3	Loan	13, 15, 19	1	NAP	4/18/2023	NAP	4/13/2023	NAP	NAP	No	Fee	NAP
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62
4.01	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.02	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.03	Property		1	NAP	4/11/2023	NAP	4/11/2023	4/11/2023	8%	Yes - AE	Fee	NAP
4.04	Property		1	6/30/2027	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.05	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	Yes - AE	Fee	NAP
4.06	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.07	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.08	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.09	Property		1	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP
4.10	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.11	Property		1	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee / Leasehold	11/16/2032
4.12	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.13	Property		1	10/31/2025	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.14	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.15	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.16	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.17	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.18	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.19	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.20	Property		1	3/31/2025	4/11/2023	NAP	3/31/2023	NAP	NAP	No	Fee	NAP
4.21	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.22	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	Yes - AE	Fee	NAP
4.23	Property		1	NAP	4/14/2023	NAP	4/11/2023	NAP	NAP	No	Fee / Leasehold	9/30/2024
4.24	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.25	Property		1	12/31/2024	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.26	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.27	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.28	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.29	Property		1	11/30/2027	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.30	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.31	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.32	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.33	Property		1	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP
4.34	Property		1	3/31/2032	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.35	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.36	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.37	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.38	Property		1	NAP	1/3/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.39	Property		1	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP
4.40	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.41	Property		1	NAP	4/11/2023	NAP	4/11/2023	4/11/2023	9%	No	Fee	NAP
4.42	Property		1	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP
4.43	Property		1	NAP	4/13/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.44	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	Yes - AE	Fee	NAP
4.45	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.46	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.47	Property		1	NAP	4/11/2023	NAP	4/14/2023	NAP	NAP	No	Fee	NAP
4.48	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.49	Property		1	NAP	4/11/2023	NAP	4/20/2023	NAP	NAP	No	Fee	NAP
4.50	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.51	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.52	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.53	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.54	Property		1	2/28/2025	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.55	Property		1	NAP	4/11/2023	NAP	4/11/2023	4/11/2023	7%	Yes - A	Fee	NAP
4.56	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.57	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.58	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.59	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.60	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.61	Property		1	NAP	4/11/2023	NAP	4/11/2023	NAP	NAP	No	Fee	NAP
4.62	Property		1	NAP	4/11/2023	NAP	4/11/2023	4/11/2023	11%	No	Fee	NAP
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	4/30/2029	4/6/2023	NAP	4/6/2023	NAP	NAP	No	Fee	NAP
6	Loan	19	1	NAP	4/28/2023	NAP	5/2/2023	NAP	NAP	No	Fee	NAP
7	Loan	1, 7, 12, 13, 19, 24	1	1/31/2027	11/16/2022	NAP	11/18/2022	NAP	NAP	No	Fee	NAP
8	Loan	1, 4, 13, 23	1	10/22/2028	5/18/2023	NAP	5/19/2023	NAP	NAP	Yes - AE	Fee	NAP
9	Loan	1, 7, 10, 12, 19	1	NAP	3/9/2023	NAP	3/3/2023	5/3/2023	12%	No	Fee	NAP
10	Loan	15, 19, 21, 23	1	7/31/2026	4/13/2023	NAP	4/13/2023	NAP	NAP	No	Fee	NAP
11	Loan	1, 7, 19, 24	1	1/31/2026	1/10/2023	NAP	1/11/2023	NAP	NAP	No	Fee	NAP
12	Loan	1, 7, 12, 17, 19, 21	1	1/31/2024	4/3/2023	NAP	4/3/2023	NAP	NAP	Yes - AE	Leasehold	9/30/2057
13	Loan	7, 23, 24, 26, 27, 29	1	NAP	2/27/2023	NAP	2/22/2023	NAP	NAP	No	Fee	NAP
14	Loan	5, 19, 28, 29	1	NAP	2/28/2023	NAP	3/1/2023	NAP	NAP	No	Fee	NAP
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2
15.01	Property		1	6/30/2033	3/13/2023	NAP	3/13/2023	3/13/2023	8%	No	Fee	NAP
15.02	Property		1	NAP	3/13/2023	NAP	3/13/2023	NAP	NAP	No	Fee	NAP
16	Loan		1	NAP	4/18/2023	NAP	4/18/2023	NAP	NAP	No	Fee	NAP
17	Loan	1, 7, 12, 17, 19	1	NAP	4/26/2023	NAP	4/27/2023	NAP	NAP	No	Fee / Leasehold	12/31/2043
18	Loan	7, 12, 13, 19, 23, 29	1	6/30/2029	4/3/2023	NAP	4/3/2023	NAP	NAP	Yes - AE, A1-A30	Fee	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
											17	17
19	Loan	12	1	NAP	5/16/2023	NAP	5/16/2023	NAP	NAP	No	Fee	NAP
20	Loan	5, 6, 7, 19	44
20.01	Property		1	NAP	4/9/2019	NAP	8/19/2019	NAP	NAP	No	Fee / Leasehold	1/30/2028
20.02	Property		1	NAP	4/3/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP
20.03	Property		1	NAP	4/3/2019	NAP	4/4/2019	NAP	NAP	No	Fee	NAP
20.04	Property		1	NAP	4/3/2019	NAP	4/2/2019	11/26/2019	5%	No	Fee	NAP
20.05	Property		1	NAP	4/10/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
20.06	Property		1	NAP	4/5/2019	NAP	4/5/2019	11/26/2019	9%	No	Fee	NAP
20.07	Property		1	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
20.08	Property		1	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
20.09	Property		1	NAP	4/9/2019	NAP	4/10/2019	NAP	NAP	No	Fee	NAP
20.10	Property		1	NAP	4/12/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
20.11	Property		1	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
20.12	Property		1	NAP	4/4/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP
20.13	Property		1	NAP	4/22/2019	NAP	4/23/2019	NAP	NAP	No	Fee	NAP
20.14	Property		1	NAP	4/12/2019	NAP	4/22/2019	NAP	NAP	Yes - AE	Fee	NAP
20.15	Property		1	NAP	4/11/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
20.16	Property		1	NAP	4/4/2019	NAP	4/2/2019	NAP	NAP	Yes - AE	Fee	NAP
20.17	Property		1	NAP	4/9/2019	NAP	4/9/2019	NAP	NAP	No	Fee	NAP
20.18	Property		1	NAP	4/11/2019	NAP	4/23/2019	NAP	NAP	No	Fee	NAP
20.19	Property		1	NAP	4/10/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
20.20	Property		1	NAP	4/10/2019	NAP	4/4/2019	NAP	NAP	No	Fee	NAP
20.21	Property		1	NAP	4/9/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
20.22	Property		1	NAP	4/8/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
20.23	Property		1	NAP	4/8/2019	NAP	4/9/2019	NAP	NAP	No	Fee	NAP
20.24	Property		1	NAP	4/22/2019	NAP	4/22/2019	11/26/2019	7%	No	Fee	NAP
20.25	Property		1	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
20.26	Property		1	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	Yes - D	Fee	NAP
20.27	Property		1	NAP	4/9/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
20.28	Property		1	NAP	4/9/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP
20.29	Property		1	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
20.30	Property		1	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	Yes - AO	Fee	NAP
20.31	Property		1	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
20.32	Property		1	NAP	4/12/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
20.33	Property		1	NAP	4/9/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
20.34	Property		1	NAP	4/15/2019	NAP	4/11/2019	NAP	NAP	No	Fee	NAP
20.35	Property		1	NAP	4/5/2019	NAP	4/19/2019	NAP	NAP	Yes - AE	Fee	NAP
20.36	Property		1	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
20.37	Property		1	NAP	4/11/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
20.38	Property		1	NAP	4/8/2019	NAP	4/8/2019	10/8/2019	8%	No	Fee	NAP
20.39	Property		1	NAP	4/5/2019	NAP	4/5/2019	NAP	NAP	No	Fee	NAP
20.40	Property		1	NAP	4/8/2019	NAP	4/11/2019	NAP	NAP	No	Fee	NAP
20.41	Property		1	NAP	4/5/2019	NAP	4/18/2019	NAP	NAP	No	Fee	NAP
20.42	Property		1	NAP	4/10/2019	NAP	4/19/2019	NAP	NAP	No	Fee	NAP
20.43	Property		1	NAP	4/22/2019	NAP	4/8/2019	10/8/2019	4%	No	Fee	NAP
20.44	Property		1	NAP	4/11/2019	NAP	4/22/2019	NAP	NAP	No	Fee	NAP
21	Loan	5, 6, 19	2
21.01	Property		1	NAP	3/30/2023	NAP	3/30/2023	NAP	NAP	No	Fee	NAP
21.02	Property		1	NAP	3/30/2023	NAP	3/30/2023	NAP	NAP	No	Fee	NAP
22	Loan	19	1	NAP	4/13/2023	NAP	4/13/2023	NAP	NAP	No	Fee	NAP
23	Loan	7, 19	1	1/31/2026	2/24/2023	NAP	2/24/2023	NAP	NAP	No	Fee	NAP
24	Loan	6, 17, 19, 23, 27	8
24.01	Property		1	8/31/2029	9/1/2022	NAP	9/1/2022	NAP	NAP	Yes - AE	Fee / Leasehold	1/20/2122
24.02	Property		1	NAP	11/30/2022	NAP	11/23/2022	NAP	NAP	No	Leasehold	1/19/2122
24.03	Property		1	1/31/2027	9/12/2022	NAP	9/12/2022	NAP	NAP	No	Leasehold	12/7/2121
24.04	Property		1	NAP	10/20/2022	NAP	9/13/2022	NAP	NAP	No	Leasehold	12/7/2121
24.05	Property		1	NAP	9/21/2022	NAP	9/27/2022	NAP	NAP	No	Leasehold	12/7/2121
24.06	Property		1	NAP	3/22/2023	NAP	9/29/2022	NAP	NAP	No	Leasehold	3/14/2122
24.07	Property		1	9/30/2024	12/29/2022	NAP	12/29/2022	NAP	NAP	No	Leasehold	3/14/2122
24.08	Property		1	NAP	12/28/2022	NAP	12/28/2022	NAP	NAP	No	Leasehold	1/20/2122
25	Loan	19	1	NAP	5/25/2023	NAP	5/25/2023	NAP	NAP	No	Fee	NAP
26	Loan	2, 27	1	NAP	4/19/2023	NAP	4/17/2023	NAP	NAP	No	Fee	NAP
27	Loan	2	1	NAP	2/28/2023	NAP	2/28/2023	NAP	NAP	No	Fee	NAP
28	Loan	6	2
28.01	Property		1	NAP	2/7/2023	NAP	2/7/2023	NAP	NAP	No	Fee	NAP
28.02	Property		1	NAP	2/7/2023	NAP	2/7/2023	2/7/2023	7%	Yes - AE	Fee	NAP
29	Loan	2, 10, 29	1	NAP	3/17/2023	NAP	3/17/2023	NAP	NAP	No	Fee	NAP
30	Loan	19	1	NAP	5/17/2023	NAP	5/17/2023	NAP	NAP	No	Fee	NAP
31	Loan		1	NAP	4/3/2023	NAP	4/3/2023	NAP	NAP	No	Fee	NAP
32	Loan	2	1	NAP	5/9/2023	NAP	5/9/2023	NAP	NAP	No	Fee	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
				17	17	17	18	19	18	19	18
1	Loan	1, 5, 7, 12, 19, 24	1	NAP	NAP	NAP	0	Springing	0	Springing	0
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	NAP	NAP	NAP	0	Springing	0	Springing	0
3	Loan	13, 15, 19	1	NAP	NAP	NAP	311,078	40,931	0	Springing	0
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62				643,802	321,901	6,283	1,257	0
4.01	Property		1	NAP	NAP	NAP
4.02	Property		1	NAP	NAP	NAP
4.03	Property		1	NAP	NAP	NAP
4.04	Property		1	NAP	NAP	NAP
4.05	Property		1	NAP	NAP	NAP
4.06	Property		1	NAP	NAP	NAP
4.07	Property		1	NAP	NAP	NAP
4.08	Property		1	NAP	NAP	NAP
4.09	Property		1	NAP	NAP	NAP
4.10	Property		1	NAP	NAP	NAP
4.11	Property		1	1, 10-year extension option	39,261	Yes
4.12	Property		1	NAP	NAP	NAP
4.13	Property		1	NAP	NAP	NAP
4.14	Property		1	NAP	NAP	NAP
4.15	Property		1	NAP	NAP	NAP
4.16	Property		1	NAP	NAP	NAP
4.17	Property		1	NAP	NAP	NAP
4.18	Property		1	NAP	NAP	NAP
4.19	Property		1	NAP	NAP	NAP
4.20	Property		1	NAP	NAP	NAP
4.21	Property		1	NAP	NAP	NAP
4.22	Property		1	NAP	NAP	NAP
4.23	Property		1	Unlimited, 2-year extension options	60,828	Yes
4.24	Property		1	NAP	NAP	NAP
4.25	Property		1	NAP	NAP	NAP
4.26	Property		1	NAP	NAP	NAP
4.27	Property		1	NAP	NAP	NAP
4.28	Property		1	NAP	NAP	NAP
4.29	Property		1	NAP	NAP	NAP
4.30	Property		1	NAP	NAP	NAP
4.31	Property		1	NAP	NAP	NAP
4.32	Property		1	NAP	NAP	NAP
4.33	Property		1	NAP	NAP	NAP
4.34	Property		1	NAP	NAP	NAP
4.35	Property		1	NAP	NAP	NAP
4.36	Property		1	NAP	NAP	NAP
4.37	Property		1	NAP	NAP	NAP
4.38	Property		1	NAP	NAP	NAP
4.39	Property		1	NAP	NAP	NAP
4.40	Property		1	NAP	NAP	NAP
4.41	Property		1	NAP	NAP	NAP
4.42	Property		1	NAP	NAP	NAP
4.43	Property		1	NAP	NAP	NAP
4.44	Property		1	NAP	NAP	NAP
4.45	Property		1	NAP	NAP	NAP
4.46	Property		1	NAP	NAP	NAP
4.47	Property		1	NAP	NAP	NAP
4.48	Property		1	NAP	NAP	NAP
4.49	Property		1	NAP	NAP	NAP
4.50	Property		1	NAP	NAP	NAP
4.51	Property		1	NAP	NAP	NAP
4.52	Property		1	NAP	NAP	NAP
4.53	Property		1	NAP	NAP	NAP
4.54	Property		1	NAP	NAP	NAP
4.55	Property		1	NAP	NAP	NAP
4.56	Property		1	NAP	NAP	NAP
4.57	Property		1	NAP	NAP	NAP
4.58	Property		1	NAP	NAP	NAP
4.59	Property		1	NAP	NAP	NAP
4.60	Property		1	NAP	NAP	NAP
4.61	Property		1	NAP	NAP	NAP
4.62	Property		1	NAP	NAP	NAP
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	NAP	NAP	NAP	0	Springing	0	Springing	0
6	Loan	19	1	NAP	NAP	NAP	0	Springing	169,979	Springing	0
7	Loan	1, 7, 12, 13, 19, 24	1	NAP	NAP	NAP	0	Springing	0	Springing	0
8	Loan	1, 4, 13, 23	1	NAP	NAP	NAP	32,865	32,865	27,204	3,886	0
9	Loan	1, 7, 10, 12, 19	1	NAP	NAP	NAP	0	Springing	0	Springing	0
10	Loan	15, 19, 21, 23	1	NAP	NAP	NAP	140,618	54,084	0	Springing	0
11	Loan	1, 7, 19, 24	1	NAP	NAP	NAP	0	Springing	0	Springing	0
12	Loan	1, 7, 12, 17, 19, 21	1	2, 20-year extension options	1,209,920	Yes	0	Springing	0	Springing	0
13	Loan	7, 23, 24, 26, 27, 29	1	NAP	NAP	NAP	418,815	104,704	10,186	10,186	0
14	Loan	5, 19, 28, 29	1	NAP	NAP	NAP	201,914	40,383	110,408	9,201	0
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2				47,791	23,895	0	Springing	0
15.01	Property		1	NAP	NAP	NAP
15.02	Property		1	NAP	NAP	NAP
16	Loan		1	NAP	NAP	NAP	96,562	19,312	35,125	11,857	0
17	Loan	1, 7, 12, 17, 19	1	6, 10-year options followed by 1, 9-year option	224,855	No	195,426	32,571	50,000	Springing	0
18	Loan	7, 12, 13, 19, 23, 29	1	NAP	NAP	NAP	376,725	75,345	12,796	1,894	0

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
				17	17	17	18	19	18	19	18
19	Loan	12	1	NAP	NAP	NAP	62,880	31,440	76,474	25,491	0
20	Loan	5, 6, 7, 19	44				436,502	160,955	790,391	116,681	0
20.01	Property		1	None	30,000	No
20.02	Property		1	NAP	NAP	NAP
20.03	Property		1	NAP	NAP	NAP
20.04	Property		1	NAP	NAP	NAP
20.05	Property		1	NAP	NAP	NAP
20.06	Property		1	NAP	NAP	NAP
20.07	Property		1	NAP	NAP	NAP
20.08	Property		1	NAP	NAP	NAP
20.09	Property		1	NAP	NAP	NAP
20.10	Property		1	NAP	NAP	NAP
20.11	Property		1	NAP	NAP	NAP
20.12	Property		1	NAP	NAP	NAP
20.13	Property		1	NAP	NAP	NAP
20.14	Property		1	NAP	NAP	NAP
20.15	Property		1	NAP	NAP	NAP
20.16	Property		1	NAP	NAP	NAP
20.17	Property		1	NAP	NAP	NAP
20.18	Property		1	NAP	NAP	NAP
20.19	Property		1	NAP	NAP	NAP
20.20	Property		1	NAP	NAP	NAP
20.21	Property		1	NAP	NAP	NAP
20.22	Property		1	NAP	NAP	NAP
20.23	Property		1	NAP	NAP	NAP
20.24	Property		1	NAP	NAP	NAP
20.25	Property		1	NAP	NAP	NAP
20.26	Property		1	NAP	NAP	NAP
20.27	Property		1	NAP	NAP	NAP
20.28	Property		1	NAP	NAP	NAP
20.29	Property		1	NAP	NAP	NAP
20.30	Property		1	NAP	NAP	NAP
20.31	Property		1	NAP	NAP	NAP
20.32	Property		1	NAP	NAP	NAP
20.33	Property		1	NAP	NAP	NAP
20.34	Property		1	NAP	NAP	NAP
20.35	Property		1	NAP	NAP	NAP
20.36	Property		1	NAP	NAP	NAP
20.37	Property		1	NAP	NAP	NAP
20.38	Property		1	NAP	NAP	NAP
20.39	Property		1	NAP	NAP	NAP
20.40	Property		1	NAP	NAP	NAP
20.41	Property		1	NAP	NAP	NAP
20.42	Property		1	NAP	NAP	NAP
20.43	Property		1	NAP	NAP	NAP
20.44	Property		1	NAP	NAP	NAP
21	Loan	5, 6, 19	2				82,398	12,840	0	Springing	0
21.01	Property		1	NAP	NAP	NAP
21.02	Property		1	NAP	NAP	NAP
22	Loan	19	1	NAP	NAP	NAP	186,230	26,604	187,175	23,397	0
23	Loan	7, 19	1	NAP	NAP	NAP	657,606	109,601	22,894	7,631	0
24	Loan	6, 17, 19, 23, 27	8				0	Springing	0	Springing	676,408
24.01	Property		1	10, 5-year extension options	1	No
24.02	Property		1	10, 5-year extension options	1	No
24.03	Property		1	10, 5-year extension options	1	No
24.04	Property		1	10, 5-year extension options	1	No
24.05	Property		1	10, 5-year extension options	1	No
24.06	Property		1	10, 5-year extension options	1	No
24.07	Property		1	10, 5-year extension options	1	No
24.08	Property		1	10, 5-year extension options	1	No
25	Loan	19	1	NAP	NAP	NAP	5,259	16,157	20,158	1,851	0
26	Loan	2, 27	1	NAP	NAP	NAP	70,933	10,133	58,191	9,698	0
27	Loan	2	1	NAP	NAP	NAP	6,821	853	2,156	719	0
28	Loan	6	2				22,033	2,998	4,163	661	0
28.01	Property		1	NAP	NAP	NAP
28.02	Property		1	NAP	NAP	NAP
29	Loan	2, 10, 29	1	NAP	NAP	NAP	49,898	8,317	38,420	7,684	0
30	Loan	19	1	NAP	NAP	NAP	149,224	24,871	21,535	2,692	0
31	Loan		1	NAP	NAP	NAP	12,174	6,087	7,057	3,528	100,000
32	Loan	2	1	NAP	NAP	NAP	15,184	2,410	3,534	374	0

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)
				19	20	18, 29	19	20	18	19	20	18
1	Loan	1, 5, 7, 12, 19, 24	1	Springing	0	0	Springing	0	0	0	0	0
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	0	0	0	Springing	0	0	0	0	0
3	Loan	13, 15, 19	1	11,349	408,565	2,000,000	Springing	1,000,000	0	0	0	0
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	Springing	0	0	Springing	0	0	0	0	289,100
4.01	Property		1
4.02	Property		1
4.03	Property		1
4.04	Property		1
4.05	Property		1
4.06	Property		1
4.07	Property		1
4.08	Property		1
4.09	Property		1
4.10	Property		1
4.11	Property		1
4.12	Property		1
4.13	Property		1
4.14	Property		1
4.15	Property		1
4.16	Property		1
4.17	Property		1
4.18	Property		1
4.19	Property		1
4.20	Property		1
4.21	Property		1
4.22	Property		1
4.23	Property		1
4.24	Property		1
4.25	Property		1
4.26	Property		1
4.27	Property		1
4.28	Property		1
4.29	Property		1
4.30	Property		1
4.31	Property		1
4.32	Property		1
4.33	Property		1
4.34	Property		1
4.35	Property		1
4.36	Property		1
4.37	Property		1
4.38	Property		1
4.39	Property		1
4.40	Property		1
4.41	Property		1
4.42	Property		1
4.43	Property		1
4.44	Property		1
4.45	Property		1
4.46	Property		1
4.47	Property		1
4.48	Property		1
4.49	Property		1
4.50	Property		1
4.51	Property		1
4.52	Property		1
4.53	Property		1
4.54	Property		1
4.55	Property		1
4.56	Property		1
4.57	Property		1
4.58	Property		1
4.59	Property		1
4.60	Property		1
4.61	Property		1
4.62	Property		1
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	Springing	0	25,000,000	Springing	25,000,000	0	0	0	0
6	Loan	19	1	Springing	0	0	0	0	0	0	0	0
7	Loan	1, 7, 12, 13, 19, 24	1	Springing	519,033	0	94,028	2,256,664	0	0	0	0
8	Loan	1, 4, 13, 23	1	5,148	0	1,200,000	Springing	1,000,000	0	0	0	42,900
9	Loan	1, 7, 10, 12, 19	1	Springing	0	0	0	0	0	0	0	0
10	Loan	15, 19, 21, 23	1	6,545	0	2,000,000	39,271	0	0	0	0	0
11	Loan	1, 7, 19, 24	1	Springing	0	0	Springing	0	0	0	0	0
12	Loan	1, 7, 12, 17, 19, 21	1	Springing	183,389	11,882,926	Springing	1,100,331	0	0	0	0
13	Loan	7, 23, 24, 26, 27, 29	1	5,622	0	0	0	0	0	0	0	0
14	Loan	5, 19, 28, 29	1	Springing	0	0	0	0	0	0	0	0
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	2,356	0	0	15,709	377,006	0	0	0	20,050
15.01	Property		1
15.02	Property		1
16	Loan		1	6,854	0	0	0	0	0	0	0	0
17	Loan	1, 7, 12, 17, 19	1	18,149	650,000	0	0	0	0	0	0	31,313
18	Loan	7, 12, 13, 19, 23, 29	1	3,481	125,320	250,000	Springing	250,000	0	0	0	0

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)
				19	20	18, 29	19	20	18	19	20	18
19	Loan	12	1	5,575	0	0	0	0	0	0	0	41,075
20	Loan	5, 6, 7, 19	44	235,965	0	0	0	0	0	0	0	2,014,340
20.01	Property		1
20.02	Property		1
20.03	Property		1
20.04	Property		1
20.05	Property		1
20.06	Property		1
20.07	Property		1
20.08	Property		1
20.09	Property		1
20.10	Property		1
20.11	Property		1
20.12	Property		1
20.13	Property		1
20.14	Property		1
20.15	Property		1
20.16	Property		1
20.17	Property		1
20.18	Property		1
20.19	Property		1
20.20	Property		1
20.21	Property		1
20.22	Property		1
20.23	Property		1
20.24	Property		1
20.25	Property		1
20.26	Property		1
20.27	Property		1
20.28	Property		1
20.29	Property		1
20.30	Property		1
20.31	Property		1
20.32	Property		1
20.33	Property		1
20.34	Property		1
20.35	Property		1
20.36	Property		1
20.37	Property		1
20.38	Property		1
20.39	Property		1
20.40	Property		1
20.41	Property		1
20.42	Property		1
20.43	Property		1
20.44	Property		1
21	Loan	5, 6, 19	2	9,753	0	0	0	0	0	0	0	0
21.01	Property		1
21.02	Property		1
22	Loan	19	1	24,074	0	0	0	0	0	0	0	18,013
23	Loan	7, 19	1	3,212	0	2,700,000	Springing	500,000	0	0	0	457,600
24	Loan	6, 17, 19, 23, 27	8	1,196	0	500,000	Springing	400,000	0	0	0	144,273
24.01	Property		1
24.02	Property		1
24.03	Property		1
24.04	Property		1
24.05	Property		1
24.06	Property		1
24.07	Property		1
24.08	Property		1
25	Loan	19	1	8,984	0	0	0	0	0	0	0	0
26	Loan	2, 27	1	1,078	0	0	4,312	0	0	0	0	64,983
27	Loan	2	1	563	0	0	0	0	0	0	0	13,250
28	Loan	6	2	513	0	0	0	0	0	0	0	12,813
28.01	Property		1
28.02	Property		1
29	Loan	2, 10, 29	1	1,543	0	0	0	0	0	0	0	0
30	Loan	19	1	14,567	0	0	0	0	0	0	0	0
31	Loan		1	0	0	0	354	0	0	0	0	24,513
32	Loan	2	1	63	0	0	92	0	0	0	0	0

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
				18	19		20
1	Loan	1, 5, 7, 12, 19, 24	1	28,803,694	0	Outstanding TI/LC Reserve (Upfront: $24,345,615), Gap Rent Reserve (Upfront: $4,458,079)	0
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	17,593,844	0	Base Building Work Reserve ($5,932,952), Outstanding TI/LC Reserve ($7,160,274.31), Outstanding Linkage Fees Reserve ($4,500,617.42)	0
3	Loan	13, 15, 19	1	9,466,463	0	Tenant Improvement and Leasing Commissions Funds (Upfront: $6,631,427.25), Rent Concession Reserve (Upfront: $2,835,035.93)	0
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	5,030,248	Springing	Outstanding TI/LC Reserve (Upfront: $4,760,872), Free Rent Reserve (Upfront: $269,376), Belpre V Reserve (Monthly: Springing)	0
4.01	Property		1
4.02	Property		1
4.03	Property		1
4.04	Property		1
4.05	Property		1
4.06	Property		1
4.07	Property		1
4.08	Property		1
4.09	Property		1
4.10	Property		1
4.11	Property		1
4.12	Property		1
4.13	Property		1
4.14	Property		1
4.15	Property		1
4.16	Property		1
4.17	Property		1
4.18	Property		1
4.19	Property		1
4.20	Property		1
4.21	Property		1
4.22	Property		1
4.23	Property		1
4.24	Property		1
4.25	Property		1
4.26	Property		1
4.27	Property		1
4.28	Property		1
4.29	Property		1
4.30	Property		1
4.31	Property		1
4.32	Property		1
4.33	Property		1
4.34	Property		1
4.35	Property		1
4.36	Property		1
4.37	Property		1
4.38	Property		1
4.39	Property		1
4.40	Property		1
4.41	Property		1
4.42	Property		1
4.43	Property		1
4.44	Property		1
4.45	Property		1
4.46	Property		1
4.47	Property		1
4.48	Property		1
4.49	Property		1
4.50	Property		1
4.51	Property		1
4.52	Property		1
4.53	Property		1
4.54	Property		1
4.55	Property		1
4.56	Property		1
4.57	Property		1
4.58	Property		1
4.59	Property		1
4.60	Property		1
4.61	Property		1
4.62	Property		1
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	11,112,904	0	Upfront Leasing Reserve	0
6	Loan	19	1	0	0		0
7	Loan	1, 7, 12, 13, 19, 24	1	1,805,623	0	Outstanding TI/LC Reserve ($1,581,204.38), Gap Rent Reserve ($224,418.36)	0
8	Loan	1, 4, 13, 23	1	2,611,628	0	Existing TI/LC Obligations Reserve (Upfront: $1,213,190.16), Convergint Lease Reserve (Upfront: $1,000,000), Free Rent Reserve (Upfront: $232,974.88), Gap Rent Reserve (Upfront: $165,462.92)	0
9	Loan	1, 7, 10, 12, 19	1	0	Springing	Free Rent Reserve	0
10	Loan	15, 19, 21, 23	1	453,109	0	TATILC Reserve ($275,585), Rent Concessions Reserve ($177,524.07)	0
11	Loan	1, 7, 19, 24	1	0	0		0
12	Loan	1, 7, 12, 17, 19, 21	1	1,506,022	Springing	Gap Rent Reserve (Upfront: $1,506,022), Ground Rent Reserve (Monthly: Springing)	0
13	Loan	7, 23, 24, 26, 27, 29	1	0	Springing	Amazon Lease Parking Reserve	0
14	Loan	5, 19, 28, 29	1	3,450,000	Springing	PIP Reserve	0
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	2,239,344	0	DutchBros Holdback Reserve (Upfront: $900,000), Upfront TI/LC Reserve (Upfront: $606,818.31), American Freight Holdback Reserve (Upfront: $600,000), Free Rent Reserve (Upfront: $100,272.54), Static Insurance Reserve (Upfront: $32,253)	0
15.01	Property		1
15.02	Property		1
16	Loan		1	0	0		0
17	Loan	1, 7, 12, 17, 19	1	37,476	Springing	Ground Rent Reserve (Upfront: $37,475.90, Monthly: Springing)	37,476
18	Loan	7, 12, 13, 19, 23, 29	1	6,347,744	11,411	Outstanding TI Reserve (Upfront: $5,429,634.94), Free Rent Reserve (Upfront: $918,109.33), Texas Children's Reserve (Monthly: $11,411.39)	0

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)
				18	19		20
19	Loan	12	1	1,500,000	0	Earnout Reserve	0
20	Loan	5, 6, 7, 19	44	14,917,247	0	Railroad Contract Renewal Reserve ($7,000,000), Post-Closing Obligation Reserve ($500,000), PIP Reserve ($7,417,247)	0
20.01	Property		1
20.02	Property		1
20.03	Property		1
20.04	Property		1
20.05	Property		1
20.06	Property		1
20.07	Property		1
20.08	Property		1
20.09	Property		1
20.10	Property		1
20.11	Property		1
20.12	Property		1
20.13	Property		1
20.14	Property		1
20.15	Property		1
20.16	Property		1
20.17	Property		1
20.18	Property		1
20.19	Property		1
20.20	Property		1
20.21	Property		1
20.22	Property		1
20.23	Property		1
20.24	Property		1
20.25	Property		1
20.26	Property		1
20.27	Property		1
20.28	Property		1
20.29	Property		1
20.30	Property		1
20.31	Property		1
20.32	Property		1
20.33	Property		1
20.34	Property		1
20.35	Property		1
20.36	Property		1
20.37	Property		1
20.38	Property		1
20.39	Property		1
20.40	Property		1
20.41	Property		1
20.42	Property		1
20.43	Property		1
20.44	Property		1
21	Loan	5, 6, 19	2	1,816,940	0	PIP Reserve	0
21.01	Property		1
21.02	Property		1
22	Loan	19	1	90,000	Springing	Seasonality Reserve	0
23	Loan	7, 19	1	0	0		0
24	Loan	6, 17, 19, 23, 27	8	311,553	0	Outstanding TI/LC Reserve (Upfront: $287,251.90), Free and Gap Rent Reserve (Upfront: $24,301.38)	0
24.01	Property		1
24.02	Property		1
24.03	Property		1
24.04	Property		1
24.05	Property		1
24.06	Property		1
24.07	Property		1
24.08	Property		1
25	Loan	19	1	58,827	Springing	PIP Reserve	0
26	Loan	2, 27	1	19,509	0	DCC Insurance Reserve	0
27	Loan	2	1	0	0		0
28	Loan	6	2	0	0		0
28.01	Property		1
28.02	Property		1
29	Loan	2, 10, 29	1	0	0		0
30	Loan	19	1	0	0		0
31	Loan		1	0	0		0
32	Loan	2	1	0	0		0

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
				18	18	26	26
1	Loan	1, 5, 7, 12, 19, 24	1	NAP	NAP	Hard	Springing	Yes	No	Yes	No
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No
3	Loan	13, 15, 19	1	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	NAP	NAP	Hard	Springing	Yes	Yes	Yes	Yes
4.01	Property		1
4.02	Property		1
4.03	Property		1
4.04	Property		1
4.05	Property		1
4.06	Property		1
4.07	Property		1
4.08	Property		1
4.09	Property		1
4.10	Property		1
4.11	Property		1
4.12	Property		1
4.13	Property		1
4.14	Property		1
4.15	Property		1
4.16	Property		1
4.17	Property		1
4.18	Property		1
4.19	Property		1
4.20	Property		1
4.21	Property		1
4.22	Property		1
4.23	Property		1
4.24	Property		1
4.25	Property		1
4.26	Property		1
4.27	Property		1
4.28	Property		1
4.29	Property		1
4.30	Property		1
4.31	Property		1
4.32	Property		1
4.33	Property		1
4.34	Property		1
4.35	Property		1
4.36	Property		1
4.37	Property		1
4.38	Property		1
4.39	Property		1
4.40	Property		1
4.41	Property		1
4.42	Property		1
4.43	Property		1
4.44	Property		1
4.45	Property		1
4.46	Property		1
4.47	Property		1
4.48	Property		1
4.49	Property		1
4.50	Property		1
4.51	Property		1
4.52	Property		1
4.53	Property		1
4.54	Property		1
4.55	Property		1
4.56	Property		1
4.57	Property		1
4.58	Property		1
4.59	Property		1
4.60	Property		1
4.61	Property		1
4.62	Property		1
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	NAP	NAP	Hard	Springing	Yes	No	Yes	No
6	Loan	19	1	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP
7	Loan	1, 7, 12, 13, 19, 24	1	NAP	NAP	Hard	Springing	Yes	No	Yes	No
8	Loan	1, 4, 13, 23	1	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP
9	Loan	1, 7, 10, 12, 19	1	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No
10	Loan	15, 19, 21, 23	1	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP
11	Loan	1, 7, 19, 24	1	NAP	NAP	Hard	Springing	Yes	No	Yes	No
12	Loan	1, 7, 12, 17, 19, 21	1	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No
13	Loan	7, 23, 24, 26, 27, 29	1	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No
14	Loan	5, 19, 28, 29	1	NAP	NAP	Hard	Springing	Yes	No	No	NAP
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	1,500,000	$900,000 deposited into the DutchBros Holdback Reserve and $600,000 deposited into the American Freight
Holdback Reserve, each to be distributed to borrower upon, among other things, i) no event of default, ii) the respective lease of DutchBros and American Freight is in full force, each tenant has taken possession of the space, each tenant is paying rent and provided an estoppel, iii) the Borrower has paid all sums due in connection with each
					tenant taking occupancy, iv) the Debt Yield is equal to or greater than 11.1%	Hard	Springing	Yes	Yes	No	NAP
15.01	Property		1
15.02	Property		1
16	Loan		1	NAP	NAP	Springing	Springing	Yes	No	No	NAP
17	Loan	1, 7, 12, 17, 19	1	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No
18	Loan	7, 12, 13, 19, 23, 29	1	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)
19	Loan	12	1	1,500,000	Provided that no Default or Event of Default then exists, upon Lender’s determination that, prior to the Payment Date occurring in July, 2025, (i) the Property has achieved an occupancy rate equal to or greater than ninety percent
(90%) and (ii) a Debt Yield equal to or greater than eleven percent (11%) in each case for at least three (3)
consecutive months, Lender shall disburse all Earnout Reserve Funds then on deposit in the Earnout Reserve
					Subaccount.	Soft	Springing	Yes	No	No	NAP
20	Loan	5, 6, 7, 19	44	NAP	NAP	Hard	Springing	Yes	No	Yes	No
20.01	Property		1
20.02	Property		1
20.03	Property		1
20.04	Property		1
20.05	Property		1
20.06	Property		1
20.07	Property		1
20.08	Property		1
20.09	Property		1
20.10	Property		1
20.11	Property		1
20.12	Property		1
20.13	Property		1
20.14	Property		1
20.15	Property		1
20.16	Property		1
20.17	Property		1
20.18	Property		1
20.19	Property		1
20.20	Property		1
20.21	Property		1
20.22	Property		1
20.23	Property		1
20.24	Property		1
20.25	Property		1
20.26	Property		1
20.27	Property		1
20.28	Property		1
20.29	Property		1
20.30	Property		1
20.31	Property		1
20.32	Property		1
20.33	Property		1
20.34	Property		1
20.35	Property		1
20.36	Property		1
20.37	Property		1
20.38	Property		1
20.39	Property		1
20.40	Property		1
20.41	Property		1
20.42	Property		1
20.43	Property		1
20.44	Property		1
21	Loan	5, 6, 19	2	NAP	NAP	Springing	Springing	Yes	No	No	NAP
21.01	Property		1
21.02	Property		1
22	Loan	19	1	NAP	NAP	Hard	Springing	Yes	No	No	NAP
23	Loan	7, 19	1	NAP	NAP	Hard	Springing	Yes	Yes	Yes	No
24	Loan	6, 17, 19, 23, 27	8	NAP	NAP	Hard	Springing	Yes	No	No	NAP
24.01	Property		1
24.02	Property		1
24.03	Property		1
24.04	Property		1
24.05	Property		1
24.06	Property		1
24.07	Property		1
24.08	Property		1
25	Loan	19	1	NAP	NAP	Hard	Springing	Yes	No	No	NAP
26	Loan	2, 27	1	NAP	NAP	Hard	Springing	Yes	Yes	No	NAP
27	Loan	2	1	NAP	NAP	Springing	Springing	Yes	No	No	NAP
28	Loan	6	2	NAP	NAP	Springing	Springing	Yes	No	No	NAP
28.01	Property		1
28.02	Property		1
29	Loan	2, 10, 29	1	NAP	NAP	Springing	Springing	Yes	No	No	NAP
30	Loan	19	1	NAP	NAP	Springing	Springing	Yes	No	No	NAP
31	Loan		1	NAP	NAP	Hard	In Place	Yes	Yes	No	NAP
32	Loan	2	1	NAP	NAP	Springing	Springing	Yes	No	No	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
						9	9				9
1	Loan	1, 5, 7, 12, 19, 24	1	82,500,000	367,500,000	1,779,184.90	2,178,593.75	NAP	NAP	450,000,000	2,178,593.75	31.5%
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	75,125,000	456,375,000	2,124,433.55	2,474,141.73	NAP	NAP	531,500,000	2,474,141.73	48.8%
3	Loan	13, 15, 19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	61,500,000	178,500,000	973,215.47	1,308,525.00	NAP	NAP	240,000,000	1,308,525.00	52.7%
4.01	Property		1
4.02	Property		1
4.03	Property		1
4.04	Property		1
4.05	Property		1
4.06	Property		1
4.07	Property		1
4.08	Property		1
4.09	Property		1
4.10	Property		1
4.11	Property		1
4.12	Property		1
4.13	Property		1
4.14	Property		1
4.15	Property		1
4.16	Property		1
4.17	Property		1
4.18	Property		1
4.19	Property		1
4.20	Property		1
4.21	Property		1
4.22	Property		1
4.23	Property		1
4.24	Property		1
4.25	Property		1
4.26	Property		1
4.27	Property		1
4.28	Property		1
4.29	Property		1
4.30	Property		1
4.31	Property		1
4.32	Property		1
4.33	Property		1
4.34	Property		1
4.35	Property		1
4.36	Property		1
4.37	Property		1
4.38	Property		1
4.39	Property		1
4.40	Property		1
4.41	Property		1
4.42	Property		1
4.43	Property		1
4.44	Property		1
4.45	Property		1
4.46	Property		1
4.47	Property		1
4.48	Property		1
4.49	Property		1
4.50	Property		1
4.51	Property		1
4.52	Property		1
4.53	Property		1
4.54	Property		1
4.55	Property		1
4.56	Property		1
4.57	Property		1
4.58	Property		1
4.59	Property		1
4.60	Property		1
4.61	Property		1
4.62	Property		1
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	60,000,000	160,000,000	1,052,754.63	1,447,537.62	NAP	NAP	220,000,000	1,447,537.62	51.4%
6	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 7, 12, 13, 19, 24	1	49,250,000	130,750,000	720,385.59	991,735.42	NAP	NAP	180,000,000	991,735.42	45.0%
8	Loan	1, 4, 13, 23	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 7, 10, 12, 19	1	32,000,000	140,000,000	832,740.74	1,023,081.48	NAP	NAP	172,000,000	1,023,081.48	66.2%
10	Loan	15, 19, 21, 23	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	1, 7, 19, 24	1	25,000,000	50,000,000	258,710.65	388,065.97	NAP	NAP	75,000,000	388,065.97	51.4%
12	Loan	1, 7, 12, 17, 19, 21	1	22,500,000	67,500,000	463,093.75	617,458.33	NAP	NAP	90,000,000	617,458.33	58.8%
13	Loan	7, 23, 24, 26, 27, 29	1	20,500,000	40,000,000	204,737.96	309,666.17	NAP	NAP	60,500,000	309,666.17	54.9%
14	Loan	5, 19, 28, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1
15.02	Property		1
16	Loan		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 7, 12, 17, 19	1	15,675,000	77,825,000	473,435.42	568,791.67	NAP	NAP	93,500,000	568,791.67	50.3%
18	Loan	7, 12, 13, 19, 23, 29	1	14,983,960	34,563,001	258,237.53	370,190.21	NAP	NAP	49,546,961	370,190.21	62.2%

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)
						9	9				9
19	Loan	12	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 6, 7, 19	44	13,597,319	117,843,431	791,929.21	883,305.66	NAP	NAP	131,440,750	883,305.66	61.1%
20.01	Property		1
20.02	Property		1
20.03	Property		1
20.04	Property		1
20.05	Property		1
20.06	Property		1
20.07	Property		1
20.08	Property		1
20.09	Property		1
20.10	Property		1
20.11	Property		1
20.12	Property		1
20.13	Property		1
20.14	Property		1
20.15	Property		1
20.16	Property		1
20.17	Property		1
20.18	Property		1
20.19	Property		1
20.20	Property		1
20.21	Property		1
20.22	Property		1
20.23	Property		1
20.24	Property		1
20.25	Property		1
20.26	Property		1
20.27	Property		1
20.28	Property		1
20.29	Property		1
20.30	Property		1
20.31	Property		1
20.32	Property		1
20.33	Property		1
20.34	Property		1
20.35	Property		1
20.36	Property		1
20.37	Property		1
20.38	Property		1
20.39	Property		1
20.40	Property		1
20.41	Property		1
20.42	Property		1
20.43	Property		1
20.44	Property		1
21	Loan	5, 6, 19	2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1
21.02	Property		1
22	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	7, 19	1	12,500,000	30,000,000	167,418.40	237,176.07	NAP	NAP	42,500,000	237,176.07	56.0%
24	Loan	6, 17, 19, 23, 27	8	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1
24.02	Property		1
24.03	Property		1
24.04	Property		1
24.05	Property		1
24.06	Property		1
24.07	Property		1
24.08	Property		1
25	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 27	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6	2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1
28.02	Property		1
29	Loan	2, 10, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
				14		13	13	13	9	13	13, 14	13	13
1	Loan	1, 5, 7, 12, 19, 24	1	3.15	18.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	1.66	9.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
3	Loan	13, 15, 19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	1.75	12.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4.01	Property		1
4.02	Property		1
4.03	Property		1
4.04	Property		1
4.05	Property		1
4.06	Property		1
4.07	Property		1
4.08	Property		1
4.09	Property		1
4.10	Property		1
4.11	Property		1
4.12	Property		1
4.13	Property		1
4.14	Property		1
4.15	Property		1
4.16	Property		1
4.17	Property		1
4.18	Property		1
4.19	Property		1
4.20	Property		1
4.21	Property		1
4.22	Property		1
4.23	Property		1
4.24	Property		1
4.25	Property		1
4.26	Property		1
4.27	Property		1
4.28	Property		1
4.29	Property		1
4.30	Property		1
4.31	Property		1
4.32	Property		1
4.33	Property		1
4.34	Property		1
4.35	Property		1
4.36	Property		1
4.37	Property		1
4.38	Property		1
4.39	Property		1
4.40	Property		1
4.41	Property		1
4.42	Property		1
4.43	Property		1
4.44	Property		1
4.45	Property		1
4.46	Property		1
4.47	Property		1
4.48	Property		1
4.49	Property		1
4.50	Property		1
4.51	Property		1
4.52	Property		1
4.53	Property		1
4.54	Property		1
4.55	Property		1
4.56	Property		1
4.57	Property		1
4.58	Property		1
4.59	Property		1
4.60	Property		1
4.61	Property		1
4.62	Property		1
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	1.52	13.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
7	Loan	1, 7, 12, 13, 19, 24	1	2.50	17.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8	Loan	1, 4, 13, 23	1	NAP	NAP	4,500,000	12.50000%	38,500,000	259,242.94	63.3%	1.16	9.8%	No
9	Loan	1, 7, 10, 12, 19	1	1.83	13.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
10	Loan	15, 19, 21, 23	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11	Loan	1, 7, 19, 24	1	2.32	15.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
12	Loan	1, 7, 12, 17, 19, 21	1	1.50	13.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13	Loan	7, 23, 24, 26, 27, 29	1	2.19	13.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
14	Loan	5, 19, 28, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
15.01	Property		1
15.02	Property		1
16	Loan		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
17	Loan	1, 7, 12, 17, 19	1	1.55	11.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18	Loan	7, 12, 13, 19, 23, 29	1	1.20	11.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
				14		13	13	13	9	13	13, 14	13	13
19	Loan	12	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20	Loan	5, 6, 7, 19	44	1.56	14.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20.01	Property		1
20.02	Property		1
20.03	Property		1
20.04	Property		1
20.05	Property		1
20.06	Property		1
20.07	Property		1
20.08	Property		1
20.09	Property		1
20.10	Property		1
20.11	Property		1
20.12	Property		1
20.13	Property		1
20.14	Property		1
20.15	Property		1
20.16	Property		1
20.17	Property		1
20.18	Property		1
20.19	Property		1
20.20	Property		1
20.21	Property		1
20.22	Property		1
20.23	Property		1
20.24	Property		1
20.25	Property		1
20.26	Property		1
20.27	Property		1
20.28	Property		1
20.29	Property		1
20.30	Property		1
20.31	Property		1
20.32	Property		1
20.33	Property		1
20.34	Property		1
20.35	Property		1
20.36	Property		1
20.37	Property		1
20.38	Property		1
20.39	Property		1
20.40	Property		1
20.41	Property		1
20.42	Property		1
20.43	Property		1
20.44	Property		1
21	Loan	5, 6, 19	2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21.01	Property		1
21.02	Property		1
22	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan	7, 19	1	1.53	10.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
24	Loan	6, 17, 19, 23, 27	8	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
24.01	Property		1
24.02	Property		1
24.03	Property		1
24.04	Property		1
24.05	Property		1
24.06	Property		1
24.07	Property		1
24.08	Property		1
25	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
26	Loan	2, 27	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27	Loan	2	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28	Loan	6	2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28.01	Property		1
28.02	Property		1
29	Loan	2, 10, 29	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30	Loan	19	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
31	Loan		1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
32	Loan	2	1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
				13		24
1	Loan	1, 5, 7, 12, 19, 24	1	NAP	Simon Property Group, L.P.	Simon Property Group, L.P. and PPF Retail, LLC	No
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	NAP	DivcoWest Real Estate Services, LLC, California State Teachers' Retirement System and Teacher Retirement System of Texas	NAP	No
3	Loan	13, 15, 19	1	Future Mezzanine Loan	Phoenix Investors	Irrevocable Children's Trust Dated 7/22/91 and Irrevocable Children's Trust No. 2 Dated 7/22/91	No
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	NAP	Healthcare Trust Operating Partnership, L.P.	Healthcare Trust Operating Partnership, L.P.	No
4.01	Property		1
4.02	Property		1
4.03	Property		1
4.04	Property		1
4.05	Property		1
4.06	Property		1
4.07	Property		1
4.08	Property		1
4.09	Property		1
4.10	Property		1
4.11	Property		1
4.12	Property		1
4.13	Property		1
4.14	Property		1
4.15	Property		1
4.16	Property		1
4.17	Property		1
4.18	Property		1
4.19	Property		1
4.20	Property		1
4.21	Property		1
4.22	Property		1
4.23	Property		1
4.24	Property		1
4.25	Property		1
4.26	Property		1
4.27	Property		1
4.28	Property		1
4.29	Property		1
4.30	Property		1
4.31	Property		1
4.32	Property		1
4.33	Property		1
4.34	Property		1
4.35	Property		1
4.36	Property		1
4.37	Property		1
4.38	Property		1
4.39	Property		1
4.40	Property		1
4.41	Property		1
4.42	Property		1
4.43	Property		1
4.44	Property		1
4.45	Property		1
4.46	Property		1
4.47	Property		1
4.48	Property		1
4.49	Property		1
4.50	Property		1
4.51	Property		1
4.52	Property		1
4.53	Property		1
4.54	Property		1
4.55	Property		1
4.56	Property		1
4.57	Property		1
4.58	Property		1
4.59	Property		1
4.60	Property		1
4.61	Property		1
4.62	Property		1
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	NAP	Brandywine Operating Partnership, L.P.	Brandywine Operating Partnership, L.P.	No
6	Loan	19	1	NAP	TechCore, LLC	TechCore, LLC	No
7	Loan	1, 7, 12, 13, 19, 24	1	NAP	The Taubman Realty Group LLC	The Taubman Realty Group LLC	No
8	Loan	1, 4, 13, 23	1	NAP	Ronald J. Cohen, Alan D. Cohen and Marital Trust U/W of Dana Cohen F/B/O Ronald J. Cohen	Ronald J. Cohen, Alan D. Cohen and Marital Trust U/W of Dana Cohen F/B/O Ronald J. Cohen	No
9	Loan	1, 7, 10, 12, 19	1	NAP	Kato Road Cypress Holdings, LLC	Kato Road Cypress Holdings, LLC	No
10	Loan	15, 19, 21, 23	1	NAP	David Luski, Adam Breen, Jean Marie Apruzzese	DRA Growth and Income Master Fund IX, LLC	No
11	Loan	1, 7, 19, 24	1	NAP	Simon Property Group, L.P.	Simon Property Group, L.P.	No
12	Loan	1, 7, 12, 17, 19, 21	1	NAP	BPR Nimbus LLC	BPR Nimbus LLC	No
13	Loan	7, 23, 24, 26, 27, 29	1	NAP	Mirabaud RE South Lake Owner LLC	NAP	No
14	Loan	5, 19, 28, 29	1	NAP	B. Scott Satterfield and Greg R. Helm	B. Scott Satterfield and Greg R. Helm	No
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	Future Mezzanine Loan	Sanjiv Chopra	Sanjiv Chopra	No
15.01	Property		1
15.02	Property		1
16	Loan		1	NAP	Gary W. Gates, Jr.	Gary W. Gates, Jr.	No
17	Loan	1, 7, 12, 17, 19	1	NAP	The Modern Group, Ltd.	The Modern Group, Ltd.	No
18	Loan	7, 12, 13, 19, 23, 29	1	Future Mezzanine Loan	Accesso Partners and Partners Group	Investment Properties Holdings (US), LLLP and Investment Properties Holdings, LLLP	No

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
				13		24
19	Loan	12	1	NAP	Scott Patterson, Benjamin Koberna and Jonathan Smith	Scott Patterson, Benjamin Koberna and Jonathan Smith	No
20	Loan	5, 6, 7, 19	44	NAP	Tom Vukota	Tom Vukota	No
20.01	Property		1
20.02	Property		1
20.03	Property		1
20.04	Property		1
20.05	Property		1
20.06	Property		1
20.07	Property		1
20.08	Property		1
20.09	Property		1
20.10	Property		1
20.11	Property		1
20.12	Property		1
20.13	Property		1
20.14	Property		1
20.15	Property		1
20.16	Property		1
20.17	Property		1
20.18	Property		1
20.19	Property		1
20.20	Property		1
20.21	Property		1
20.22	Property		1
20.23	Property		1
20.24	Property		1
20.25	Property		1
20.26	Property		1
20.27	Property		1
20.28	Property		1
20.29	Property		1
20.30	Property		1
20.31	Property		1
20.32	Property		1
20.33	Property		1
20.34	Property		1
20.35	Property		1
20.36	Property		1
20.37	Property		1
20.38	Property		1
20.39	Property		1
20.40	Property		1
20.41	Property		1
20.42	Property		1
20.43	Property		1
20.44	Property		1
21	Loan	5, 6, 19	2	NAP	Sandeep Sethi	Sandeep Sethi	No
21.01	Property		1
21.02	Property		1
22	Loan	19	1	NAP	Stoney Creek Hospitality Corporation	SCI Lodging Group, L.L.C.	No
23	Loan	7, 19	1	NAP	Chaim Simkowitz and Abraham J. Hoffman	Chaim Simkowitz and Abraham J. Hoffman	No
24	Loan	6, 17, 19, 23, 27	8	NAP	David Fisher, Joshua Ungerecht and Warren Thomas	David Fisher, Joshua Ungerecht and Warren Thomas	Yes
24.01	Property		1
24.02	Property		1
24.03	Property		1
24.04	Property		1
24.05	Property		1
24.06	Property		1
24.07	Property		1
24.08	Property		1
25	Loan	19	1	NAP	Nishant Meraiya and Jashiben Patel	Nishant Meraiya and Jashiben Patel	No
26	Loan	2, 27	1	NAP	Andrew Feuereisen and Jeffrey Feuereisen	Andrew Feuereisen and Jeffrey Feuereisen	No
27	Loan	2	1	NAP	Peter Pratti and Shawn Scholem	Peter Pratti and Shawn Scholem	No
28	Loan	6	2	NAP	Brooke L. Torres and Christian F. Torres	Brooke L. Torres and Christian F. Torres	No
28.01	Property		1
28.02	Property		1
29	Loan	2, 10, 29	1	NAP	Charles S. Johnston, Hugh S. Johnston, Thomas W. Johnston and Alexander Stewart	Charles S. Johnston, Hugh S. Johnston, Thomas W. Johnston and Alexander Stewart	No
30	Loan	19	1	NAP	Nick Trivedi	Nick Trivedi	No
31	Loan		1	NAP	Mendel Kaff	Mendel Kaff	No
32	Loan	2	1	NAP	Yitzchak Meyer Green	Yitzchak Meyer Green	No

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
				29		28
1	Loan	1, 5, 7, 12, 19, 24	1	No	Refinance	No	450,000,000	0	0	0	450,000,000	417,362,939	0	1,262,178	28,803,694
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	No	Refinance	No	531,500,000	7,497,903	0	0	538,997,903	473,876,626	0	3,334,755	17,593,844
3	Loan	13, 15, 19	1	No	Refinance	No	67,500,000	0	0	0	67,500,000	24,455,740	0	2,836,025	11,777,542
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	No	Refinance		240,000,000	0	0	0	240,000,000	196,076,830	0	8,563,111	5,969,433
4.01	Property		1			No
4.02	Property		1			No
4.03	Property		1			No
4.04	Property		1			No
4.05	Property		1			No
4.06	Property		1			No
4.07	Property		1			No
4.08	Property		1			No
4.09	Property		1			No
4.10	Property		1			No
4.11	Property		1			No
4.12	Property		1			No
4.13	Property		1			No
4.14	Property		1			No
4.15	Property		1			No
4.16	Property		1			No
4.17	Property		1			No
4.18	Property		1			No
4.19	Property		1			No
4.20	Property		1			No
4.21	Property		1			No
4.22	Property		1			No
4.23	Property		1			No
4.24	Property		1			No
4.25	Property		1			No
4.26	Property		1			No
4.27	Property		1			No
4.28	Property		1			No
4.29	Property		1			No
4.30	Property		1			No
4.31	Property		1			No
4.32	Property		1			No
4.33	Property		1			No
4.34	Property		1			No
4.35	Property		1			No
4.36	Property		1			No
4.37	Property		1			No
4.38	Property		1			No
4.39	Property		1			No
4.40	Property		1			No
4.41	Property		1			No
4.42	Property		1			No
4.43	Property		1			No
4.44	Property		1			No
4.45	Property		1			No
4.46	Property		1			No
4.47	Property		1			No
4.48	Property		1			No
4.49	Property		1			No
4.50	Property		1			No
4.51	Property		1			No
4.52	Property		1			No
4.53	Property		1			No
4.54	Property		1			No
4.55	Property		1			No
4.56	Property		1			No
4.57	Property		1			No
4.58	Property		1			No
4.59	Property		1			No
4.60	Property		1			No
4.61	Property		1			No
4.62	Property		1			No
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	No	Refinance	No	220,000,000	24,825,039	0	0	244,825,039	204,600,430	0	4,111,705	36,112,904
6	Loan	19	1	No	Acquisition	No	60,000,000	91,080,769	0	0	151,080,769	0	150,000,000	910,791	169,979
7	Loan	1, 7, 12, 13, 19, 24	1	No	Refinance	No	180,000,000	962,977	0	0	180,962,977	177,589,210	0	1,568,144	1,805,623
8	Loan	1, 4, 13, 23	1	No	Refinance	No	34,000,000	0	4,500,000	0	38,500,000	31,826,955	0	1,145,985	3,914,597
9	Loan	1, 7, 10, 12, 19	1	No	Acquisition	No	172,000,000	90,443,933	0	519,152	262,963,085	0	260,000,000	2,963,085	0
10	Loan	15, 19, 21, 23	1	No	Refinance	No	31,500,000	5,660,504	0	0	37,160,504	32,655,150	0	1,911,627	2,593,727
11	Loan	1, 7, 19, 24	1	No	Refinance	No	75,000,000	11,269,500	0	0	86,269,500	85,407,237	0	862,263	0
12	Loan	1, 7, 12, 17, 19, 21	1	No	Refinance	No	90,000,000	0	0	0	90,000,000	70,733,847	0	2,361,300	13,388,948
13	Loan	7, 23, 24, 26, 27, 29	1	No	Acquisition	No	60,500,000	53,186,155	0	0	113,686,155	0	110,250,000	3,007,154	429,001
14	Loan	5, 19, 28, 29	1	Yes	Acquisition	Yes	19,500,000	18,044,767	0	0	37,544,767	0	33,600,000	182,445	3,762,322
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	No	Refinance		19,500,000	0	0	0	19,500,000	16,450,650	0	675,994	2,307,184
15.01	Property		1			No
15.02	Property		1			No
16	Loan		1	No	Refinance	No
17	Loan	1, 7, 12, 17, 19	1	No	Recapitalization	No
18	Loan	7, 12, 13, 19, 23, 29	1	No	Refinance	No

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
				29		28
19	Loan	12	1	No	Acquisition	No
20	Loan	5, 6, 7, 19	44	No	Acquisition
20.01	Property		1			No
20.02	Property		1			No
20.03	Property		1			No
20.04	Property		1			No
20.05	Property		1			No
20.06	Property		1			No
20.07	Property		1			No
20.08	Property		1			No
20.09	Property		1			No
20.10	Property		1			No
20.11	Property		1			No
20.12	Property		1			No
20.13	Property		1			No
20.14	Property		1			No
20.15	Property		1			No
20.16	Property		1			No
20.17	Property		1			No
20.18	Property		1			No
20.19	Property		1			No
20.20	Property		1			No
20.21	Property		1			No
20.22	Property		1			No
20.23	Property		1			No
20.24	Property		1			No
20.25	Property		1			No
20.26	Property		1			No
20.27	Property		1			No
20.28	Property		1			No
20.29	Property		1			No
20.30	Property		1			No
20.31	Property		1			No
20.32	Property		1			No
20.33	Property		1			No
20.34	Property		1			No
20.35	Property		1			No
20.36	Property		1			No
20.37	Property		1			No
20.38	Property		1			No
20.39	Property		1			No
20.40	Property		1			No
20.41	Property		1			No
20.42	Property		1			No
20.43	Property		1			No
20.44	Property		1			No
21	Loan	5, 6, 19	2	No	Refinance
21.01	Property		1			No
21.02	Property		1			No
22	Loan	19	1	No	Refinance	No
23	Loan	7, 19	1	No	Refinance	No
24	Loan	6, 17, 19, 23, 27	8	No	Acquisition
24.01	Property		1			No
24.02	Property		1			No
24.03	Property		1			No
24.04	Property		1			No
24.05	Property		1			No
24.06	Property		1			No
24.07	Property		1			No
24.08	Property		1			No
25	Loan	19	1	No	Refinance	No
26	Loan	2, 27	1	No	Refinance	No
27	Loan	2	1	No	Refinance	No
28	Loan	6	2	No	Refinance
28.01	Property		1			No
28.02	Property		1			No
29	Loan	2, 10, 29	1	No	Refinance	No
30	Loan	19	1	No	Refinance	No
31	Loan		1	No	Refinance	No
32	Loan	2	1	No	Refinance	No

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)

1	Loan	1, 5, 7, 12, 19, 24	1	2,571,188	0	450,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	0	44,192,678	538,997,903	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	13, 15, 19	1	1,150,171	27,280,522	67,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	29,390,626	0	240,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.07	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.08	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.09	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.10	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.11	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.12	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.13	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.14	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.15	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.16	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.17	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.18	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.19	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.20	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.21	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.22	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.23	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.24	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.25	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.26	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.27	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.28	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.29	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.30	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.31	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.32	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.33	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.34	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.35	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.36	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.37	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.38	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.39	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.40	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.41	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.42	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.43	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.44	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.45	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.46	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.47	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.48	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.49	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.50	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.51	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.52	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.53	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.54	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.55	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.56	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.57	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.58	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.59	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.60	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.61	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.62	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	0	0	244,825,039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	19	1	0	0	151,080,769	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 7, 12, 13, 19, 24	1	0	0	180,962,977	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 4, 13, 23	1	1,612,463	0	38,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 7, 10, 12, 19	1	0	0	262,963,085	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	15, 19, 21, 23	1	0	0	37,160,504	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	1, 7, 19, 24	1	0	0	86,269,500	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	1, 7, 12, 17, 19, 21	1	3,515,904	0	90,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	7, 23, 24, 26, 27, 29	1	0	0	113,686,155	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	5, 19, 28, 29	1	0	0	37,544,767	5/31/2038	153.59	116.82	76.1%	153.59	116.82	76.1%	152.74	114.93	74.2%
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	66,171	0	19,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	1, 7, 12, 17, 19	1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	7, 12, 13, 19, 23, 29	1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)

19	Loan	12	1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	5, 6, 7, 19	44				1/1/2035	73.37	40.32	55.0%	73.37	40.32	55.0%	72.51	39.72	54.8%
20.01	Property		1				1/1/2035	153.91	52.36	34.0%	153.91	52.36	34.0%	152.85	51.61	33.8%
20.02	Property		1				1/1/2035	52.74	48.09	91.2%	52.74	48.09	91.2%	51.63	46.67	90.4%
20.03	Property		1				1/1/2035	65.18	33.68	51.7%	65.18	33.68	51.7%	64.02	33.42	52.2%
20.04	Property		1				1/1/2035	74.11	50.32	67.9%	74.11	50.32	67.9%	74.88	50.50	67.4%
20.05	Property		1				1/1/2035	72.53	31.28	43.1%	72.53	31.28	43.1%	72.07	31.37	43.5%
20.06	Property		1				1/1/2035	71.39	34.94	48.9%	71.39	34.94	48.9%	72.05	36.48	50.6%
20.07	Property		1				1/1/2035	87.62	42.90	49.0%	87.62	42.90	49.0%	87.07	38.48	44.2%
20.08	Property		1				1/1/2035	58.39	53.99	92.5%	58.39	53.99	92.5%	57.80	53.37	92.3%
20.09	Property		1				1/1/2035	90.15	60.91	67.6%	90.15	60.91	67.6%	87.15	60.37	69.3%
20.10	Property		1				1/1/2035	79.82	40.13	50.3%	79.82	40.13	50.3%	93.07	39.72	42.7%
20.11	Property		1				1/1/2035	63.48	37.97	59.8%	63.48	37.97	59.8%	62.98	37.35	59.3%
20.12	Property		1				1/1/2035	76.37	37.13	48.6%	76.37	37.13	48.6%	79.12	37.63	47.6%
20.13	Property		1				1/1/2035	64.82	33.79	52.1%	64.82	33.79	52.1%	63.43	33.59	53.0%
20.14	Property		1				1/1/2035	48.78	21.31	43.7%	48.78	21.31	43.7%	47.63	20.77	43.6%
20.15	Property		1				1/1/2035	67.03	48.15	71.8%	67.03	48.15	71.8%	67.17	48.99	72.9%
20.16	Property		1				1/1/2035	68.22	28.87	42.3%	68.22	28.87	42.3%	67.63	30.31	44.8%
20.17	Property		1				1/1/2035	65.09	38.15	58.6%	65.09	38.15	58.6%	63.99	38.14	59.6%
20.18	Property		1				1/1/2035	84.65	61.05	72.1%	84.65	61.05	72.1%	84.22	59.96	71.2%
20.19	Property		1				1/1/2035	111.86	84.26	75.3%	111.86	84.26	75.3%	108.49	80.52	74.2%
20.20	Property		1				1/1/2035	88.64	46.98	53.0%	88.64	46.98	53.0%	88.96	46.66	52.4%
20.21	Property		1				1/1/2035	61.18	14.73	24.1%	61.18	14.73	24.1%	60.55	15.42	25.5%
20.22	Property		1				1/1/2035	69.34	45.65	65.8%	69.34	45.65	65.8%	68.86	45.83	66.6%
20.23	Property		1				1/1/2035	69.77	48.18	69.1%	69.77	48.18	69.1%	68.71	47.70	69.4%
20.24	Property		1				1/1/2035	79.24	51.95	65.6%	79.24	51.95	65.6%	77.97	49.50	63.5%
20.25	Property		1				1/1/2035	71.89	28.57	39.7%	71.89	28.57	39.7%	71.70	28.13	39.2%
20.26	Property		1				1/1/2035	75.73	33.13	43.7%	75.73	33.13	43.7%	74.68	36.04	48.3%
20.27	Property		1				1/1/2035	52.79	17.08	32.4%	52.79	17.08	32.4%	52.35	16.88	32.2%
20.28	Property		1				1/1/2035	108.17	66.64	61.6%	108.17	66.64	61.6%	90.86	56.18	61.8%
20.29	Property		1				1/1/2035	68.03	49.66	73.0%	68.03	49.66	73.0%	65.42	49.19	75.2%
20.30	Property		1				1/1/2035	69.01	50.15	72.7%	69.01	50.15	72.7%	67.76	49.33	72.8%
20.31	Property		1				1/1/2035	66.54	47.65	71.6%	66.54	47.65	71.6%	68.21	47.86	70.2%
20.32	Property		1				1/1/2035	73.23	20.93	28.6%	73.23	20.93	28.6%	74.70	22.44	30.0%
20.33	Property		1				1/1/2035	67.81	30.28	44.6%	67.81	30.28	44.6%	68.36	31.52	46.1%
20.34	Property		1				1/1/2035	85.98	59.66	69.4%	85.98	59.66	69.4%	84.81	58.18	68.6%
20.35	Property		1				1/1/2035	47.64	42.57	89.4%	47.64	42.57	89.4%	47.94	42.74	89.1%
20.36	Property		1				1/1/2035	98.58	47.05	47.7%	98.58	47.05	47.7%	89.27	41.59	46.6%
20.37	Property		1				1/1/2035	58.54	16.51	28.2%	58.54	16.51	28.2%	58.52	16.70	28.5%
20.38	Property		1				1/1/2035	94.29	47.96	50.9%	94.29	47.96	50.9%	93.32	45.47	48.7%
20.39	Property		1				1/1/2035	85.27	42.84	50.2%	85.27	42.84	50.2%	76.20	44.12	57.9%
20.40	Property		1				1/1/2035	158.18	72.72	46.0%	158.18	72.72	46.0%	152.48	69.11	45.3%
20.41	Property		1				1/1/2035	73.56	53.57	72.8%	73.56	53.57	72.8%	74.10	52.84	71.3%
20.42	Property		1				1/1/2035	74.08	20.66	27.9%	74.08	20.66	27.9%	75.66	18.54	24.5%
20.43	Property		1				1/1/2035	80.66	59.68	74.0%	80.66	59.68	74.0%	80.86	59.67	73.8%
20.44	Property		1				1/1/2035	95.27	51.67	54.2%	95.27	51.67	54.2%	96.07	48.69	50.7%
21	Loan	5, 6, 19	2				5/30/2038	113.72	73.94	65.0%	113.72	73.94	65.0%	111.80	68.92	61.6%
21.01	Property		1				5/30/2038	125.94	88.86	70.6%	125.94	88.86	70.6%	124.78	84.98	68.1%
21.02	Property		1				5/30/2038	102.36	62.03	60.6%	102.36	62.03	60.6%	99.31	56.11	56.5%
22	Loan	19	1				NAP	125.88	88.75	70.5%	125.26	88.55	70.7%	125.15	87.70	70.1%
23	Loan	7, 19	1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	6, 17, 19, 23, 27	8				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.03	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.04	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.05	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.06	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.07	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.08	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	19	1				2/28/2030	84.15	58.80	69.9%	112.87	58.80	52.1%	112.04	52.88	47.2%
26	Loan	2, 27	1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	2	1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	6	2				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	2, 10, 29	1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	19	1				3/31/2031	129.91	110.43	85.0%	129.91	111.34	85.7%	126.13	108.09	85.7%
31	Loan		1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	2	1				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 5, 7, 12, 19, 24	1	NAP	NAP	NAP
2	Loan	1, 2, 4, 5, 7, 11, 12, 19, 21, 23, 24, 29	1	NAP	NAP	NAP
3	Loan	13, 15, 19	1	NAP	NAP	NAP
4	Loan	1, 5, 6, 7, 12, 17, 19, 21, 23, 29	62	NAP	NAP	NAP
4.01	Property		1	NAP	NAP	NAP
4.02	Property		1	NAP	NAP	NAP
4.03	Property		1	NAP	NAP	NAP
4.04	Property		1	NAP	NAP	NAP
4.05	Property		1	NAP	NAP	NAP
4.06	Property		1	NAP	NAP	NAP
4.07	Property		1	NAP	NAP	NAP
4.08	Property		1	NAP	NAP	NAP
4.09	Property		1	NAP	NAP	NAP
4.10	Property		1	NAP	NAP	NAP
4.11	Property		1	NAP	NAP	NAP
4.12	Property		1	NAP	NAP	NAP
4.13	Property		1	NAP	NAP	NAP
4.14	Property		1	NAP	NAP	NAP
4.15	Property		1	NAP	NAP	NAP
4.16	Property		1	NAP	NAP	NAP
4.17	Property		1	NAP	NAP	NAP
4.18	Property		1	NAP	NAP	NAP
4.19	Property		1	NAP	NAP	NAP
4.20	Property		1	NAP	NAP	NAP
4.21	Property		1	NAP	NAP	NAP
4.22	Property		1	NAP	NAP	NAP
4.23	Property		1	NAP	NAP	NAP
4.24	Property		1	NAP	NAP	NAP
4.25	Property		1	NAP	NAP	NAP
4.26	Property		1	NAP	NAP	NAP
4.27	Property		1	NAP	NAP	NAP
4.28	Property		1	NAP	NAP	NAP
4.29	Property		1	NAP	NAP	NAP
4.30	Property		1	NAP	NAP	NAP
4.31	Property		1	NAP	NAP	NAP
4.32	Property		1	NAP	NAP	NAP
4.33	Property		1	NAP	NAP	NAP
4.34	Property		1	NAP	NAP	NAP
4.35	Property		1	NAP	NAP	NAP
4.36	Property		1	NAP	NAP	NAP
4.37	Property		1	NAP	NAP	NAP
4.38	Property		1	NAP	NAP	NAP
4.39	Property		1	NAP	NAP	NAP
4.40	Property		1	NAP	NAP	NAP
4.41	Property		1	NAP	NAP	NAP
4.42	Property		1	NAP	NAP	NAP
4.43	Property		1	NAP	NAP	NAP
4.44	Property		1	NAP	NAP	NAP
4.45	Property		1	NAP	NAP	NAP
4.46	Property		1	NAP	NAP	NAP
4.47	Property		1	NAP	NAP	NAP
4.48	Property		1	NAP	NAP	NAP
4.49	Property		1	NAP	NAP	NAP
4.50	Property		1	NAP	NAP	NAP
4.51	Property		1	NAP	NAP	NAP
4.52	Property		1	NAP	NAP	NAP
4.53	Property		1	NAP	NAP	NAP
4.54	Property		1	NAP	NAP	NAP
4.55	Property		1	NAP	NAP	NAP
4.56	Property		1	NAP	NAP	NAP
4.57	Property		1	NAP	NAP	NAP
4.58	Property		1	NAP	NAP	NAP
4.59	Property		1	NAP	NAP	NAP
4.60	Property		1	NAP	NAP	NAP
4.61	Property		1	NAP	NAP	NAP
4.62	Property		1	NAP	NAP	NAP
5	Loan	1, 4, 7, 18, 19, 23, 24, 29	1	NAP	NAP	NAP
6	Loan	19	1	NAP	NAP	NAP
7	Loan	1, 7, 12, 13, 19, 24	1	NAP	NAP	NAP
8	Loan	1, 4, 13, 23	1	NAP	NAP	NAP
9	Loan	1, 7, 10, 12, 19	1	NAP	NAP	NAP
10	Loan	15, 19, 21, 23	1	NAP	NAP	NAP
11	Loan	1, 7, 19, 24	1	NAP	NAP	NAP
12	Loan	1, 7, 12, 17, 19, 21	1	NAP	NAP	NAP
13	Loan	7, 23, 24, 26, 27, 29	1	NAP	NAP	NAP
14	Loan	5, 19, 28, 29	1	147.39	82.45	55.9%
15	Loan	5, 6, 13, 16, 18, 19, 21, 23	2	NAP	NAP	NAP
15.01	Property		1	NAP	NAP	NAP
15.02	Property		1	NAP	NAP	NAP
16	Loan		1	NAP	NAP	NAP
17	Loan	1, 7, 12, 17, 19	1	NAP	NAP	NAP
18	Loan	7, 12, 13, 19, 23, 29	1	NAP	NAP	NAP

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

19	Loan	12	1	NAP	NAP	NAP
20	Loan	5, 6, 7, 19	44	70.26	38.30	54.5%
20.01	Property		1	167.10	47.38	28.4%
20.02	Property		1	49.05	43.38	88.5%
20.03	Property		1	63.90	33.22	52.0%
20.04	Property		1	74.08	44.09	59.5%
20.05	Property		1	74.63	30.67	41.1%
20.06	Property		1	76.53	39.72	51.9%
20.07	Property		1	87.04	37.05	42.6%
20.08	Property		1	58.94	51.01	86.6%
20.09	Property		1	85.94	55.33	64.4%
20.10	Property		1	69.77	35.74	51.2%
20.11	Property		1	69.36	39.11	56.4%
20.12	Property		1	76.91	36.64	47.6%
20.13	Property		1	59.78	38.75	64.8%
20.14	Property		1	47.54	19.22	40.4%
20.15	Property		1	62.04	42.72	68.9%
20.16	Property		1	62.89	29.48	46.9%
20.17	Property		1	58.11	37.40	64.3%
20.18	Property		1	86.70	51.50	59.4%
20.19	Property		1	105.53	74.74	70.8%
20.20	Property		1	87.41	50.88	58.2%
20.21	Property		1	56.52	14.38	25.4%
20.22	Property		1	71.95	51.20	71.2%
20.23	Property		1	74.10	46.91	63.3%
20.24	Property		1	87.66	55.63	63.5%
20.25	Property		1	71.60	25.93	36.2%
20.26	Property		1	66.87	36.06	53.9%
20.27	Property		1	53.62	15.73	29.3%
20.28	Property		1	75.96	45.41	59.8%
20.29	Property		1	59.78	40.70	68.1%
20.30	Property		1	77.79	47.79	61.4%
20.31	Property		1	68.18	51.33	75.3%
20.32	Property		1	60.00	42.76	71.3%
20.33	Property		1	62.76	35.08	55.9%
20.34	Property		1	76.65	43.99	57.4%
20.35	Property		1	49.68	39.19	78.9%
20.36	Property		1	69.83	37.67	53.9%
20.37	Property		1	53.50	14.75	27.6%
20.38	Property		1	68.68	34.91	50.8%
20.39	Property		1	77.09	47.53	61.7%
20.40	Property		1	142.12	60.12	42.3%
20.41	Property		1	75.43	46.54	61.7%
20.42	Property		1	69.36	18.64	26.9%
20.43	Property		1	80.46	60.23	74.9%
20.44	Property		1	103.00	36.54	35.5%
21	Loan	5, 6, 19	2	101.07	63.59	62.9%
21.01	Property		1	110.88	78.39	70.7%
21.02	Property		1	91.31	51.77	56.7%
22	Loan	19	1	122.69	73.18	59.6%
23	Loan	7, 19	1	NAP	NAP	NAP
24	Loan	6, 17, 19, 23, 27	8	NAP	NAP	NAP
24.01	Property		1	NAP	NAP	NAP
24.02	Property		1	NAP	NAP	NAP
24.03	Property		1	NAP	NAP	NAP
24.04	Property		1	NAP	NAP	NAP
24.05	Property		1	NAP	NAP	NAP
24.06	Property		1	NAP	NAP	NAP
24.07	Property		1	NAP	NAP	NAP
24.08	Property		1	NAP	NAP	NAP
25	Loan	19	1	93.51	36.10	38.6%
26	Loan	2, 27	1	NAP	NAP	NAP
27	Loan	2	1	NAP	NAP	NAP
28	Loan	6	2	NAP	NAP	NAP
28.01	Property		1	NAP	NAP	NAP
28.02	Property		1	NAP	NAP	NAP
29	Loan	2, 10, 29	1	NAP	NAP	NAP
30	Loan	19	1	102.70	81.65	79.5%
31	Loan		1	NAP	NAP	NAP
32	Loan	2	1	NAP	NAP	NAP

A-1-44

Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “SGFC” denotes Société Générale Financial Corporation as Mortgage Loan Seller, “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “AREF” denotes Argentic Real Estate Finance 2 LLC as Mortgage Loan Seller, “BANA” denotes Bank of America, National Association as Mortgage Loan Seller.

With respect to Loan No. 1, Fashion Valley Mall, the mortgage loan is part of a whole loan that was co-originated by BANA, JPMorgan Chase Bank, National Association, Barclays and BMO.

With respect to Loan No. 2, CX – 250 Water Street, the mortgage loan is part of a whole loan that was co-originated by BANA, Wells Fargo Bank, National Association, Goldman Sachs Bank USA and 3650 Real Estate Investment Trust 2 LLC.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the mortgage loan is part of a whole loan that was co-originated by Barclays, SGFC and KeyBank National Association.

With respect to Loan No. 5, One & Two Commerce Square, the mortgage loan is part of a whole loan that was co-originated by BANA, Barclays, and JPMorgan Chase Bank, National Association.

With respect to Loan No. 7, Great Lakes Crossing Outlets, the mortgage loan is part of a whole loan that was co-originated by BMO, DBR Investments Co. Limited and Goldman Sachs Bank USA.

With respect to Loan No. 8, North Run Business Park, the mortgage loan is a jointly sold mortgage loan that was co-originated by BMO and SMC.

With respect to Loan No. 9, Seagate Campus, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., UBS AG and Wells Fargo Bank, National Association.

With respect to Loan No. 11, Gloucester Premium Outlets, the mortgage loan is part of a whole loan that was co-originated by Barclays and SGFC.

With respect to Loan No. 12, Oxmoor Center, the mortgage loan is part of a whole loan that was co-originated by Barclays and SGFC.

With respect to Loan No. 17, Barbours Cut IOS, the mortgage loan is part of a whole loan that was co-originated by AREF2 and Wells Fargo Bank, National Association.

(2)	With respect to Loan No. 2, CX – 250 Water Street, the mortgaged property is comprised of approximately 60% lab space and approximately 40% office space.

With respect to Loan No. 26, Peterboro Office & Retail, the mortgaged property consists of 45,000 square feet of medical office space and 6,748 square feet of retail space.

With respect to Loan No. 27, Volunteer RV Park, the mortgaged property is comprised of 127 RV pad sites, five tent sites, two apartment units, and one park-owned mobile home that is occupied by the onsite property manager. The one park-owned mobile home was not included in underwriting the mortgage loan.

With respect to Loan No. 29, Lagoons MHC / RV Park, the mortgaged property is a manufactured housing community and RV park consisting of 303 homesites, and 17 park-owned homes.

With respect to Loan No. 32, 852-854 Rogers Avenue, the mortgaged property consists of four multifamily units and 2,200 square feet of retail space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

A-1-45

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the preliminary prospectus.

With respect to Loan No. 2, CX – 250 Water Street, the sole tenant, E.R. Squibb & Sons LLC, is currently building out its space and is expected to take occupancy in the third quarter 2023 (however such tenant has commenced making rental payments).

With respect to Loan No. 2, CX – 250 Water Street, the sole tenant, E.R. Squibb & Sons LLC, has subleased a portion of its 9th floor space (45,500 square feet out of the total 56,680 square feet) to Eterna Therapeutics Inc. through October 31, 2032, which would coincide with the effective date of E.R. Squibb & Sons LLC termination option with respect to the 9th floor, should E.R. Squibb & Sons LLC elect to exercise such option.

With respect to Loan No. 5, One & Two Commerce Square, the largest tenant, Price Water House Coopers LLP, subleases the 23rd floor (23,037 square feet of its 138,413 square feet) coterminous with its lease and the third largest tenant, Pond Lehocky Giordano Disability, subleases 15,838 square feet of its 66,315 square feet through January 31, 2026.

With respect to Loan No. 8, North Run Business Park, as of May 31, 2023, the borrower is in the process of building out tenant space for Convergint Technologies. The tenant is not in occupancy or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower (as landlord) fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the landlord. Furthermore, Iglesia de Cristo Casa de Dios Corp. (“Iglesia”) is currently month-to-month in its original suite, which is 6,185 square feet. Iglesia executed an amendment to expand its space at the mortgaged property to 9,754 square feet on December 12, 2022. Iglesia will begin paying rent on the expansion space on October 1, 2023. The occupancy of 90.3% assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.

(5)	With respect to all mortgage loans, with the exception of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 1, Fashion Valley Mall, the Appraised Value ($) represents the “hypothetical as-is value” which excludes the value attributed to the JC Penney release parcel or the Neiman Marcus release parcel.  The “as-is” appraised value of $1,450,000,000 results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 31.0% for the Fashion Valley Mall Whole Loan.

With respect to Loan No. 2, CX - 250 Water Street, the Appraised Value ($) represents the “prospective market value upon completion & stabilization,” which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work and $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 57.8% for the CX - 250 Water Street Whole Loan.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Portfolio” appraised value.

A-1-46

With respect to Loan No. 14, Doubletree Downtown Chattanooga, the Appraised Value ($) represents the “as complete” appraised value of $40,100,000 as of February 23, 2024, which assumes the borrower completed renovations at the mortgaged property. At origination, the borrower escrowed $3,450,000 for a property improvement plan (“PIP”) reserve. The PIP escrow amount represents 100% of the estimated costs to complete the renovations. In addition to an upfront PIP reserve, the seller of the mortgaged property deposited $215,000 into a third-party escrow account as required under the related purchase and sale agreement (the “PIP Technology Work Funds”). Within three business days following the borrowers’ receipt of the PIP Technology Work Funds, the borrowers are required to deposit such funds into the PIP Reserve subaccount for the existing PIP. The “as-is” appraised value is $34,700,000 as of February 23, 2023. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the “as-is” appraised value are 56.2% and 56.2%, respectively.

With respect to Loan No. 15, Rhino Retail Portfolio, the Appraised Value is the “As Stabilized” value, which assumes certain conditions in connection with a DutchBros Holdback Release Event and American Freight Holdback Release Event as set forth in the mortgage loan documents have occurred. On and after April 19, 2025, if such conditions are not met, the lender will have the right to pay down the loan amount by up to $1,500,000 (the combined holdback amounts), in which case the Appraised Value ($) is the “As Is” value of $31,200,000 and result in a Cut-off Date LTV Ratio of 57.7% based on the assumption that the loan amount will be reduced by $1,500,000.

With respect to Loan No. 20, Wyndham National Hotel Portfolio, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%) and Appraised Value ($) with respect to the whole loan are based on the aggregate sum of the available “as-is” and “as-complete” appraised values for each mortgaged property on an individual basis of $215,000,000 as of August 1, 2019. The “as-complete” appraised values assume completion of certain property improvement plans at the related mortgaged properties. At origination, the borrower deposited with the lender $7,417,247 for such property improvement plans. On a stand-alone basis, the mortgaged properties have an aggregate “as-is” appraised value of $209,500,000 as of August 1, 2019. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the aggregate “as-is” appraised value of $209,500,000 as of August 1, 2019 are 62.7% and 47.9%, respectively.

With respect to Loan No. 21, Holiday Inn Guin & Holiday Inn Express Brookhaven, the Appraised Value ($) represents the “As Is Market Value Based On A Hypothetical Condition” appraised value of $25,800,000 as of March 2023, which assumes the borrowers completed capital expenditures at the mortgaged properties. At origination, the borrowers escrowed $1,816,940 for a property improvement plan reserve. The “as-is” appraised value is $22,400,000 as of March 2023. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the “as-is” appraised value are 60.2% and 52.8%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

●    Loan No. 4, Healthcare Trust MOB Portfolio

●    Loan No. 15, Rhino Retail Portfolio

●    Loan No. 20, Wyndham National Hotel Portfolio

●    Loan No. 21, Holiday Inn Guin & Holiday Inn Express Brookhaven

●    Loan No. 24, ExchangeRight In-Line Retail Portfolio #3

● Loan No. 28, Stonewood & Lone Oak MHC Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

●    Loan No. 1, Fashion Valley Mall

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● Loan No. 2, CX – 250 Water Street

●    Loan No. 4, Healthcare Trust MOB Portfolio

●    Loan No. 5, One & Two Commerce Square

●    Loan No. 7, Great Lakes Crossing Outlets

●    Loan No. 9, Seagate Campus

●    Loan No. 11, Gloucester Premium Outlets

●    Loan No. 12, Oxmoor Center

●    Loan No. 13, South Lake at Dulles

●    Loan No. 17, Barbours Cut IOS

●    Loan No. 18, 6330 West Loop South

●    Loan No. 20, Wyndham National Hotel Portfolio

● Loan No. 23, Cross Island Plaza

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 9, Seagate Campus, a Grace Period - Late Fee (Days) of five days is permitted once during any 12-month period.

With respect to Loan No. 29, Lagoons MHC / RV Park, the Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity and five days for the monthly payment of principal and interest.

(11)	With respect to Loan No. 2, CX - 250 Water Street, the whole loan is structured with an Anticipated Repayment Date (“ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.5095% per annum. After the ARD, the interest rate will increase to the greater of (i) 7.5095% per annum and (ii) the sum of the swap rate in effect on the ARD plus 4.2800% per annum. The metrics presented above are calculated based on the ARD.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, Fashion Valley Mall, the lockout period will be at least 25 months beginning with and including the first payment date on July 1, 2023. Defeasance of the whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 25, 2026. The assumed lockout period is based on the expected BBCMS 2023-C20 closing date in July 2023. The actual lockout period may be longer.

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With respect to Loan No. 2, CX - 250 Water Street, the whole loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the whole loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period is based on the expected BBCMS 2023-C20 closing date in July 2023. The actual defeasance lockout period may be longer.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the lockout period will be at least 12 months beginning with and including the first payment date on July 6, 2023. Defeasance of the Healthcare Trust MOB Portfolio whole loan in full, or a portion thereof in connection with a release of one or more properties, is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 24, 2026.  In addition, voluntary prepayment of the Healthcare Trust MOB Portfolio whole loan in full, but not in part, is permitted after June 6, 2024 (prior to the open prepayment date on December 6, 2032) with the payment of a yield maintenance premium. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in July 2023. The actual defeasance lockout period may be longer. At any time after June 6, 2024, the borrower may also obtain a release of one or more properties upon satisfaction of the conditions set forth in the loan agreement.

With respect to Loan No. 7, Great Lakes Crossing Outlets, the lockout period will be at least 29 payment dates beginning with and including the first payment date in March 2023. Defeasance of the Great Lakes Crossing Outlets whole loan in full is permitted at any time after the earlier to occur of (i) March 1, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 29 payments is based on the expected BBCMS 2023-C20 securitization closing date in July 2023. The actual lockout period may be longer.

With respect to Loan No. 9, Seagate Campus, the lockout period will be at least 25 months beginning with and including the first payment date on July 6, 2023. Defeasance of the Seagate Campus whole loan in full (but not in part) is permitted at any time following the earlier to occur of (i) May 24, 2026 or (ii) the second anniversary of the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 months is based on the expected BBCMS 2023-C20 securitization closing date in July 2023. The actual lockout period may be longer.

With respect to Loan No. 12, Oxmoor Center, the borrower is permitted to defease the Oxmoor Center whole loan, in whole, but not in part, at any time after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized or (ii) May 25, 2026. The assumed defeasance lockout period of 25 payments is based on the expected BBCMS 2023-C20 securitization closing date in July 2023. The actual lockout period may be longer.

With respect to Loan No. 17, Barbours Cut IOS, the lockout period will be at least 25 payments beginning with and including the first payment date on July 6, 2023. Defeasance of the Barbours Cut IOS Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 9, 2026. The assumed lockout period of 25 payments is based on the expected BBCMS 2023-C20 securitization closing date in July 2023. The actual lockout period may be longer.

With respect to Loan No. 18, 6330 West Loop South, the lockout period will be at least 26 months beginning with and including the first payment date on June 1, 2023. Yield Maintenance of the 6330 West Loop South Whole Loan is permitted two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period is based on the expected BBCMS 2023-C20 closing date in July 2023. The actual lockout period may be longer.

With respect to Loan No. 19, The Genesis Kent, the borrower deposited the amount of $1,500,000 into an earnout reserve on the origination date (the “Earnout Reserve Funds”). Pursuant to the loan documents, the lender is required to disburse the balance of the Earnout Reserve Funds to the borrower provided that no default or event of default then exists, upon lender’s determination that, prior to the payment date occurring in July 2025 (the “Earnout Reserve Expiration Date”), (i) the mortgaged property has achieved an occupancy rate equal to or greater than 90% and (ii) a debt yield equal to or greater than 11% in each case for at least three consecutive months (an “Earnout Reserve Funds Total Release Event”). The loan documents provide in the event that an Earnout Reserve Funds Total Release Event has not occurred as of the Earnout Reserve Expiration Date, the lender will hold all Earnout Reserve Funds and, at lender’s option, may apply such Earnout Reserve Funds then on deposit to partially defease the mortgage loan.

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(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 3, Phoenix Huntsville II, the borrower is permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Huntsville II mortgage loan documents, which include, but are not limited to: (i) no event of default under the Phoenix Huntsville II mortgage loan documents has occurred and is continuing, (ii) the aggregate loan-to-value ratio based on the Phoenix Huntsville II mortgage loan and the mezzanine loan is no greater than 63.0%, (iii) the actual combined debt service coverage ratio based on the Phoenix Huntsville II mortgage loan and the mezzanine loan is no less than 1.67x, (iv) the actual combined net cash flow debt yield based on the Phoenix Huntsville II mortgage loan and the mezzanine loan is no less than 11.2%, (v) the borrower continues to comply with the terms of the Phoenix Huntsville II mortgage loan documents, including, without limitation, the single purpose entity covenants, (vi) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies, (vii) receipt of a rating agency confirmation and (viii) the borrower has paid all rating agency fees and all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the lender in connection with the proposed future mezzanine loan.

With respect to Loan No. 7, Great Lakes Crossing Outlets, the borrower is permitted to enter into a Property-Assessed Clean Energy loan (a “PACE Loan”) or any similar indebtedness for an amount not to exceed $5,000,000, subject to the lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

With respect to Loan No. 8, North Run Business Park, concurrently with the funding of the North Run Business Park mortgage loan, MSC – Richmond Flex HoldCo, LLC, an affiliate of Morrison Street Capital, funded a mezzanine loan in the amount of $4,500,000 (the “North Run Business Park Mezzanine Loan” and together with the North Run Business Park mortgage loan, the “North Run Business Park Total Debt”). The North Run Business Park Mezzanine Loan accrues interest at a rate of 12.5000% per annum. The North Run Business Park Mezzanine Loan is coterminous with the North Run Business Park mortgage loan. An intercreditor agreement has been entered into between the lenders under the North Run Business Park mortgage loan and the lender under the North Run Business Park Mezzanine Loan. Based on the North Run Business Park Total Debt, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 63.3%, the DSCR based on Underwritten NOI / NCF is 1.22x / 1.16x, and the Debt Yield based on Underwritten NOI / NCF is 9.8% / 9.3%.

With respect to Loan No. 15, Rhino Retail Portfolio, the holders of an interest in the borrower will be permitted to obtain mezzanine financing debt. The future mezzanine debt is permitted from and after the end of the two-year period commencing on the closing date of the securitization of the last note comprising the mortgage loan to be securitized, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the mezzanine loan, together with the mortgage loan, will have a combined loan-to-value equal to or less than the loan-to-value ratio as of the origination date, (iii) the debt yield is at least equal to or greater than the debt yield as of the origination date, (iv) the combined debt service coverage ratio based on the mortgage loan and the permitted mezzanine loan, will be equal to or greater than the debt service coverage ratio as of the origination date, and (v) the permitted mezzanine loan will be co-terminus with, or have a term that extends beyond the term of the mortgage loan.

With respect to Loan No. 18, 6330 West Loop South, future mezzanine debt is permitted 12 months after the origination date, in connection with the sale of the mortgaged property to a third party and assumption of the 6330 West Loop South Whole Loan, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 62.31%, (y) the debt yield, is greater than 10.79% and (z) the debt service coverage ratio, is greater than 1.205x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

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With respect to Loan No. 3, Phoenix Huntsville II, a $200,000 credit for the $2,000,000 tenant improvement and leasing commissions escrow was underwritten on the Phoenix Huntsville II mortgage loan. The $2,000,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

With respect to Loan No. 10, Meridian Plaza, a $400,000 credit for the $2,000,000 tenant improvement and leasing commissions escrow was underwritten on the Meridian Plaza mortgage loan. The $2,000,000 initial deposit was placed into a reserve and disbursements can be made for tenant improvements and leasing commissions.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 15, Rhino Retail Portfolio, the Arden Square Shopping Center mortgaged property Second Most Recent NOI Date is June 30, 2021 and the University Park Plaza mortgaged property Second Most Recent NOI Date is December 31, 2021.

(17)	With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Decatur Medical Office Building - Decatur, GA mortgaged property is ground leased by the borrower ARHC DMDCRGA01, LLC, as the ground lessee, under a ground lease with GVR Investments, LLC, as the ground lessor. The borrower assumed the ground lease on July 23, 2015, which expires on November 16, 2032 and has one, 10-year remaining extension option. The current rent is $3,272 per month, subject to increases of 3% per annum as set forth in the ground lease. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Greenville Health System - Greenville, SC mortgaged property is ground leased by the borrower ARHC GHGVLSC01, LLC, as the ground lessee, under a ground lease with Carolina Bottling Company, as the ground lessor. The borrower assumed the ground lease on October 10, 2013, which expires on September 30, 2024 and has unlimited 2-year extension options. The lease will automatically be extended unless either party first gives the other party at least 180 days written notice of its intent not to extend the term of the lease. The current base rent is $5,069 per month, subject to increases of 3% per annum as set forth in the ground lease. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 12, Oxmoor Center, the mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with WMB 2, LLC and TWB Oxmoor 2, LLC, as successor-in-interest to PNC Bank, Kentucky, Inc, the trustee of the Trust under the Will of William Marshall Bullitt, Deceased and Stock Yards Bank & Trust Company and the Trust under the Will of Thomas W. Bullitt, Deceased, as the ground lessor. The borrower assumed the ground lease on May 9, 2003, which expires on September 30, 2057 and has two, 20-year remaining extension options. The current rent is $1,209,919.80 per annum, subject to increases of 3% per annum as set forth in the ground lease. However, rent is scheduled to reset every 20 years equal to the greater of (x) 8% of fair market value and (y) rent from five years prior to the reset. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 17, Barbours Cut IOS, the mortgaged property is subject to a ground lease that commenced in December 1999. The ground lease is between a third-party lessor (Dorothy Hearon) and Barbours Cut IOS, LLC, one of the borrowers, as lessee for approximately 6.25 acres and is set to expire on December 31, 2043. The lessee may renew the term for six consecutive renewal options, each of ten years, followed by a final renewal term of nine years. The current monthly ground rent is approximately $18,738.  Rent will be adjusted positively or negatively every 10 years according to the percentage change in the consumer price index for urban consumers with the geographic consumer price index of Houston published by the Bureau of Labor Statistics.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Walnut Creek mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 61 DST, as the ground lessor. The borrower executed the ground lease on January 20, 2023, which expires on January 20, 2122 and has ten, five-year remaining extension options. The year one rent is $6,442,000, which was paid at the time of lease execution, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

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With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Marlboro Crossing mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 61 DST, as the ground lessor. The borrower executed the ground lease on January 19, 2023, which expires on January 19, 2122 and has ten, five-year remaining extension options. The year one rent is $2,547,450, which was paid at the time of lease execution, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Upper Deerfield mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with Patriot ExchangeRight Upper Deerfield, DST, as the ground lessor. The borrower executed the ground lease on December 7, 2022, which expires on December 7, 2121 and has ten, five-year remaining extension options. The year one rent is $1,246,879, which was paid at the time of lease execution, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Vineland mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with Patriot ExchangeRight Vineland, DST, as the ground lessor. The borrower executed the ground lease on December 7, 2022, which expires on December 7, 2121 and has ten, five-year remaining extension options. The year one rent is $1,237,000, which was paid at the time of lease execution, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Coopersburg mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 60 DST, as the ground lessor. The borrower executed the ground lease on December 7, 2022, which expires on December 7, 2121 and has ten, five-year remaining extension options. The year one rent is $767,652, which was paid at the time of lease execution, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Weeksville Crossing mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 62 DST, as the ground lessor. The borrower executed the ground lease on March 14, 2023, which expires on March 14, 2122 and has ten, five-year remaining extension options. The year one rent is $767,000, which was paid at the time of lease execution, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Watertown mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 62 DST, as the ground lessor. The borrower executed the ground lease on March 14, 2023, which expires on March 14, 2122 and has ten, five-year remaining extension options. The year one rent is $12,600,000, which was paid at the time of lease execution, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Unity Point mortgaged property is ground leased by the borrower, as the ground lessee, under a ground lease with ExchangeRight Net-Leased Portfolio 61 DST, as the ground lessor. The borrower executed the ground lease on January 20, 2023, which expires on January 20, 2122 and has ten, five-year remaining extension options. The year one rent is $407,790, which was paid at the time of lease execution, and $1 for the remaining terms. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, each of the related mortgaged properties is comprised of the borrower’s leasehold interest in a tax parcel that includes property which is not part of the related mortgaged property (or subject to the related ground lease). Under each of the related ground leases, the related ground lessor is obligated to pay taxes (and the borrower is obligated to reimburse the ground lessor for the portion of such taxes attributable to each of the related mortgaged properties). Provided that no cash sweep event has occurred and is continuing, the Mortgage Loan documents do not require the borrower to fund a tax reserve.

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(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 5, One & Two Commerce Square, Upfront Other Reserve ($) is the aggregate of $9,200,744 for outstanding tenant improvement allowances and outstanding leasing commissions, and $1,912,160 for outstanding free rent and gap rent obligations.

With respect to Loan No. 15, Rhino Retail Portfolio, at origination, $900,000 was deposited into the DutchBros Holdback Reserve and $600,000 was deposited into the American Freight Holdback Reserve. Prior to April 19, 2025, provided no event of default has occurred, the DutchBros Holdback Reserve Funds will be disbursed upon satisfaction of the following conditions: (i) the DutchBros lease is in full force and effect, and has not been terminated, (ii) the rent commencement date has occurred pursuant to the DucthBros Lease, (iii) DutchBros is in actual, physical possession of the DutchBros space, (iv) delivery of an estoppel from DutchBros acceptable to the lender, (v) the borrower has provided the lender with written confirmation from DutchBros that all conditions precedent set forth in the DutchBros Lease have been satisfied and/or waived, (vi) the borrower has paid all sums due to tenants in connection with DutchBros opening or taking occupancy and (vii) the debt yield is equal to or greater than 11.1%. Prior to April 19, 2025, provided no event of default has occurred, the American Freight Holdback Reserve Funds will be disbursed upon satisfaction of the following conditions: (i) the leasing of all of the American Freight Space to either (x) American Freight pursuant to a lease materially consistent with the Letter of Intent dated as of January 6, 2022, and annual gross rent of not more than $200,000 being required, or (y) an acceptable replacement tenant or tenants (not exceeding two tenants), with a minimum of five-year lease term(s), (ii) American Freight is in actual, physical possession of the American Freight space, open for normal business operations, (iii) the borrower has performed and paid for all tenant improvements relating to the American Freight Lease or the American Freight replacement leases, (iv) American Freight or the replacement tenant is paying full, unabated rent as applicable, (v) delivery of an estoppel from American Freight or replacement tenant acceptable to the lender, (vi) the debt yield is equal to or greater than 11.1% and (vii) the borrower has delivered to the lender evidence that Big Lots has provided consent to the American Freight Lease or the American Freight replacement lease, and/or confirmation that such lease does not violate use restriction set forth in the Big Lots lease.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Fashion Valley Mall, after the occurrence of a control event or during the continuance of a lockbox event period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs and approximately $125,341 on a monthly basis for ongoing leasing reserves and to be made at the mortgaged property.

With respect to Loan No. 2, CX - 250 Water Street, all excess cash will be swept into the rollover reserve upon (1) the earliest to occur of: (a) the date that is 12 months prior to the earliest stated expiration of the E.R. Squibb & Sons LLC lease (or any replacement lease), (b) the last date that E.R. Squibb & Sons LLC has the right to give notice of its exercise of a renewal option, or (c) if the lease does not extend at least two years past the ARD, the date that is 12 months prior to the ARD or the date that the lender reasonably determines cash sweep should commence in order to achieve collection to the rollover reserve of $50.00 per square foot, (2) the date of the notice of or early termination, cancellation or surrender by E.R. Squibb & Sons LLC of any material part of its leased space, (3) if the tenant or lease guarantor is not investment grade rated, the tenant going dark, (4) monetary or material non-monetary default by the tenant; or (5) the occurrence of an insolvency proceeding with respect to the tenant its parent company or any lease guarantor.

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With respect to Loan No. 3, Phoenix Huntsville II, on a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided the monthly escrow for insurance will be waived for insurance premiums paid directly by any tenant(s) at the mortgaged property, provided that (i) the applicable lease demises the entirety of the mortgaged property, (ii) such lease remains in full force and effect and no defaults under such lease have occurred and are continuing beyond any applicable notice and cure period, (iii) the then current term under such lease is scheduled to expire no earlier than 12 months after the date on which such insurance premiums are (or would be) due and payable, (iv) no material tenant trigger event has occurred and is continuing, (v) the applicable tenant is obligated pursuant to the express terms of its lease to maintain insurance in accordance with the terms and provisions of the mortgage loan agreement and such tenant is paying the insurance premiums directly to the agent or insurer, (vi) all insurance required to be maintained pursuant to the mortgage loan agreement is provided to the lender in accordance with the terms of the mortgage loan agreement, and (vii) the applicable tenant performs such obligations in a timely manner and the borrower provides the lender with evidence (reasonably acceptable to the lender) of renewal policies and, if requested by the lender, paid receipts for the payment of insurance premiums prior to the delinquency thereof.

With respect to Loan No. 3, Phoenix Huntsville II, on a monthly basis, the borrower is required to deposit approximately $17,036 for rollover reserves if at any time the balance of the reserve equals or falls below $250,000, until such time as the reserve is restored to a cap of $1,000,000.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, on each monthly payment date during a cash sweep period, the borrowers are required to deposit into a replacement reserve an amount equal to $20,799.05.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, on each monthly payment date during a cash sweep period, the borrowers are required to deposit into a TI/LC reserve an amount equal to approximately $155,993.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, during a Belpre V trigger event, the borrower may deposit an amount equal to the difference between (i) $10,750,000, and (ii) if applicable, the Belpre V Replacement Rent Amount or in a letter of credit with the lender into the Belpre V reserve to cure the trigger event.

With respect to Loan No. 5, One & Two Commerce Square, during a trigger period, the borrowers are required to deposit monthly replacement reserves equal to approximately $39,503. During the continuance of a trigger period, the borrowers will be required to deposit $237,018 on a monthly basis to the TI/LC Reserve. Additionally, when (i) the balance of the TI/LC Reserves is less than $15,000,000 and (ii) the TI/LC Reserve occupancy falls below 85%, the whole loan will require a cash sweep until the balance returns to $25,000,000. Further, the non-recourse carveout guarantor has provided a guaranty for an additional $20,000,000 to the TI/LC Reserves, which guaranty will be reduced by any amounts contributed to the TI/LC Reserve after the loan origination date.

With respect to Loan No. 6, Ashburn Data Center, on each monthly payment date the borrower is required to deposit with the lender an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next ensuing 12 months; such monthly deposit is not required provided the borrower provides the lender with evidence reasonably satisfactory to the lender of timely payment of taxes and no material event of default (as defined in the mortgage loan documents) for 30 or more consecutive days.

With respect to Loan No. 6, Ashburn Data Center, the borrower is required to deposit with the lender monthly an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policy if (i) the borrower fails to make timely payments prior to delinquency, or (ii) the policies maintained are not satisfactory to the lender as set forth in the mortgage loan documents and (iii) a material event of default (as defined in the mortgage loan documents) for 30 or more consecutive days.

With respect to Loan No. 6, Ashburn Data Center, on each monthly payment date during a cash sweep period, the borrower is required to deposit into a replacement reserve an amount equal to $2,204.75.

With respect to Loan No. 7, Great Lakes Crossing Outlets, on a monthly basis, the borrower is required to deposit $21,626.36 during a lockbox event period for replacement reserves. The amount of replacement reserve funds on deposit in the replacement reserve account at any given time may not exceed $519,032.72 in the aggregate (the “Replacement Reserve Cap”) and accordingly, to the extent a replacement reserve monthly deposit would result in the aggregate amount of replacement reserve funds in the replacement reserve account to exceed the Replacement Reserve Cap, such replacement reserve monthly deposit will be decreased by an amount equal to such excess.

With respect to Loan No. 7, Great Lakes Crossing Outlets, the borrower is permitted to deliver a letter of credit from an affiliate of the borrower or a reserve guaranty from an affiliate of the borrower in lieu of any cash deposit for any reserve requirement for taxes, insurance, replacements, TI/LC and other reserves.

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With respect to Loan No. 9, Seagate Campus, on each monthly payment date, the borrower is required to deposit into a real estate tax reserve account 1/12th of the taxes that the lender estimates will be payable by the borrower over the next ensuing 12-month period; provided, however, so long as (i) the specified tenant continues to make the payments and perform the obligations required under the applicable specified tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus whole loan documents, (ii) (a) a single, “triple net” lease with an un-affiliated third party that demises the entirety of the mortgaged property is in full force and effect, (b) no specified tenant trigger period is ongoing with respect to such lease and (c) no event of default under the Seagate Campus whole loan documents has occurred and is continuing and (iii) no trigger period under the Seagate Campus whole loan documents has occurred and is continuing, the monthly tax deposits will be suspended.

With respect to Loan No. 9, Seagate Campus, if the liability or casualty policy maintained by the borrower covering the mortgaged property does not constitute an approved blanket or umbrella policy, on each monthly payment date, the borrower is required to deposit into an insurance reserve account 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrower for the renewal of the coverage afforded by the insurance policies; provided, however, so long as (i) the specified tenant continues to make the payments and perform the obligations required under the applicable specified tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus whole loan documents, (ii) (a) a single, “triple net” lease with an un-affiliated third party that demises the entirety of the mortgaged property is in full force and effect, (b) no specified tenant trigger period is ongoing with respect to such lease and (c) no event of default under the Seagate Campus whole loan documents has occurred and is continuing and (iii) no trigger period under the Seagate Campus whole loan documents has occurred and is continuing, the monthly insurance deposits will be suspended.

With respect to Loan No. 9, Seagate Campus, the borrower is required to deposit on each monthly payment date an amount equal to $0 for the replacements. The lender may reassess its estimate of the amount necessary for replacements from time to time and may require the borrower to increase the monthly deposits required upon 30 days’ notice to the borrower if the lender determines in its reasonable discretion that additional replacements are required at the mortgaged property due to a material change in legal requirements; provided, however, so long as (i) the specified tenant continues to make the payments and perform the obligations required under the applicable specified tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus whole loan documents, (ii) (a) a single, “triple net” lease with an un-affiliated third party that demises the entirety of the mortgaged property is in full force and effect, (b) no specified tenant trigger period is ongoing with respect to such lease and (c) no event of default under the Seagate Campus whole loan documents has occurred and is continuing and (iii) no trigger period under the Seagate Campus whole loan documents has occurred and is continuing, the monthly deposits into the replacement reserve account will be suspended.

With respect to Loan No. 9, Seagate Campus, to the extent that Seagate exercises its option to extend the lease term for a period of 10 years from the initial expiration date (including, without limitation, due to a failure to make an express election to exercise either of its extension options on or before February 28, 2027), then commencing on the monthly payment date in March 2027 and ending with the monthly payment date in June 2028, the borrower is required to deposit on each monthly payment date (including, without limitation the monthly payment date in June 2028) an amount equal to approximately $1,159,492 for the free rent period.

With respect to Loan No. 10, Meridian Plaza, on each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverages afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. If all of the required insurance coverages are provided through a blanket policy approved by the lender, the borrower is not required to make monthly insurance deposits; provided that (i) such blanket policy is maintained in full force and effect, (ii) the insurance premiums for such blanket policy are not paid in installments or financed, and (iii) not less than 15 days prior to the expiration date of such blanket policy, the borrower provides the lender with (A)(1) a certificate of insurance evidencing the renewal of such blanket policy or (2) a certificate of insurance evidencing a new blanket policy approved by the lender and (B) evidence reasonably satisfactory to the lender of the payment in full of the insurance premiums then due thereunder.

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With respect to Loan No. 11, Gloucester Premium Outlets, on each monthly payment date after the occurrence of a control event or during a lockbox event period or at any time (x) any taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, or (y) upon request of the lender, the borrower fails to promptly provide evidence, reasonably satisfactory to the lender that such taxes and other charges have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, the borrower is required to deposit with the lender an amount equal to 1/12th of the taxes and other charges that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes and other charges at least 30 days prior to their respective due date.

With respect to Loan No. 11, Gloucester Premium Outlets, on each monthly payment date after the occurrence of a control event, or during a lockbox event period if the borrower has not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums due for the renewal of coverage afforded by such policies into the insurance reserve account.

With respect to Loan No. 11, Gloucester Premium Outlets, on each monthly payment date after the occurrence of a control event or during a lockbox event period, the borrower is required to deposit an amount of $7,886 into the replacement reserve account.

With respect to Loan No. 11, Gloucester Premium Outlets, on each monthly payment date after the occurrence of a control event or during a lockbox event period, the borrower is required to deposit an amount of $63,086 into the rollover reserve account.

With respect to Loan No. 12, Oxmoor Center, on each monthly payment date during a cash management period (other than a cash management period due solely to the occurrence of an anchor tenant trigger event), the borrower is required to deposit into a replacement reserve an amount equal to $7,641.19 and should the amount fall below $183,388.50, during a cash management period the borrower is obligated to deposit into the replacement reserve account until the amount equals or exceeds $183,388.50.

With respect to Loan No. 12, Oxmoor Center, on each monthly payment date during a cash management period (other than a cash management period due solely to the occurrence of an anchor tenant trigger event), the borrower is required to deposit an amount of $45,847.13 into the rollover reserve account and should the amount fall below $1,100,331, during a cash management period the borrower is required to deposit monthly into the rollover reserve an amount necessary to raise the balance of the rollover reserve account to an amount equal to or exceeding $1,100,331.

With respect to Loan No. 12, Oxmoor Center, on each monthly payment date during the continuance of a cash management period, the borrower is required to deposit with the lender an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next ensuing 12 months.

With respect to Loan No. 12, Oxmoor Center, on each monthly payment date during the continuance of a cash management period, the borrower is required to deposit with the lender an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 10 days prior to the expiration of the policies. However, such requirement will be waived if the borrower provides evidence of an acceptable blanket policy to the lender and the insurance premiums payable have been prepaid for not less than one year in advance.

With respect to Loan No. 12, Oxmoor Center, on each monthly payment date during the continuance of a cash management period, the borrower is required to pay to the lender on the day that is 10 days prior to the date that rent is due under the terms of the ground lease, an amount equal to 1/12th of the annual amount of ground rent due by the borrower under the ground lease; such monthly deposit is not required if sufficient funds are available pursuant to the terms and provisions of the cash management agreement to make any applicable monthly ground rent deposit.

With respect to Loan No. 14, Doubletree Downtown Chattanooga, from and after the occurrence of the earlier of (i) the completion date of the existing PIP or (ii) the date on which the existing PIP is required to be completed pursuant to the franchise agreement, the borrower will be required to deposit into the capital/furniture, fixtures and equipment (“FF&E”) subaccount, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the annual gross revenue of the mortgaged property for the previous 12 months as determined by the anniversary of the origination date, or (ii) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E.

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With respect to Loan No. 14, Doubletree Downtown Chattanooga, during the continuance of a franchise sweep period (provided no other cash management period is then continuing), the borrower will be required to deposit on a monthly basis, all available cash (or such portion of available cash that is allocated by the lender) into the PIP reserve subaccount.

With respect to Loan No. 14, Doubletree Downtown Chattanooga, if at any time after the origination date, the franchisor or any approved replacement flag requires a property improvement plan (“PIP”) to be completed for the mortgaged property in conjunction with the existing franchise agreement or any replacement franchise or license agreement, the borrowers are required to, within 30 days after receipt of the PIP (inclusive of the final PIP budget approved by the borrower and franchisor), (i) provide a completion guaranty in a form satisfactory to the lender for completion of the PIP repairs, and (ii) deposit with the lender an amount equal to 115% of the estimated cost to satisfy all repairs and/or remediation required by the franchisor or any successor franchisor or licensor pursuant to a PIP less any amounts then on deposit in the capital/furniture, fixtures and equipment (“FF&E”) reserve subaccount (the “PIP Deposit Amount”) and the lender will cause such amount to be transferred to the PIP reserve subaccount. In addition to the lender’s rights and remedies under the mortgage loan documents, any failure by the borrower to timely deliver the PIP Deposit Amount to the lender will trigger the occurrence of a franchise sweep period. The franchise sweep period will remain in effect until such time as the balance on deposit in the PIP reserve subaccount is at least equal to the PIP Deposit Amount.

With respect to Loan No. 15, Rhino Retail Portfolio, at the option of the lender, if the liability or casualty policy maintained by the borrower covering the mortgaged properties is not an approved blanket or umbrella policy, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of the insurance premiums due for the renewal of coverage afforded by such policies into the insurance reserve account.

With respect to Loan No. 17, Barbours Cut IOS, to the extent the balance in the ground rent reserve is less than approximately $37,476, borrower is required to make a monthly deposit such that the balance is equal to approximately $37,476. Furthermore, during a continuing Cash Management Period, Borrower is required to make a monthly deposit equivalent to the monthly ground rent payable under the related ground lease, provided, any monthly escrow will be waived so long as there is no continuing event of default, borrower provides timely evidence of the payment of ground rent and borrower maintains an amount on deposit with lender equivalent to approximately $37,476.

With respect to Loan No. 18, 6330 West Loop, borrower is required to deposit $23,207 into a TI/LC reserve, if the balance of the reserve falls below $250,000.

With respect to Loan No. 20, Wyndham National Hotel Portfolio, the borrower is required to deposit on each monthly payment date an amount equal to the greater of (i) an amount equal to 1/12th of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs and (ii) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement for annual capital expenditures.

With respect to Loan No. 21, Holiday Inn Guin & Holiday Inn Express Brookhaven, the borrowers are required to make monthly deposits into the FF&E reserve account in an amount equal to 1/12th of 4% of the annual gross revenues of the mortgaged properties for the previous 12-month period; notwithstanding the foregoing, at such time the mortgaged properties are undergoing PIP work (expected through May 1, 2025 for the Holiday Inn Guin mortgaged property and February 1, 2025 for the Holiday Inn Express Brookhaven mortgaged property), the borrowers are required to make monthly deposits into the FF&E reserve account in an amount equal to 1/12th of 2% of the annual gross revenues of the mortgaged properties for the previous 12-month period (currently $9,753).

With respect to Loan No. 22, Stoney Creek Inn Kansas City Independence, the borrower deposited $90,000 or approximately one month of amortizing debt service payments into a reserve which will be available to the borrower to cover any debt service shortfalls during the term of the mortgage loan (such account, the “Seasonality Reserve Account”). Should the borrower sponsor request releases from this reserve to cover debt service shortfalls, the borrower will be required to replenish the balance of the reserve to $90,000 by the November payment date of each calendar year. Failure to bring the balance of the Seasonality Reserve Account to the $90,000 balance by such date will trigger an excess cashflow sweep to be deposited into the Seasonality Reserve Account until the balance in the Seasonality Reserve Account reaches $90,000. During any such cashflow sweep period, the borrower will not be allowed to request releases from the Seasonality Reserve Account.

With respect to Loan No. 23, Cross Island Plaza, the borrower is required to make a monthly deposit of $21,411 into a rollover reserve account if less than 90% of the rentable commercial space at the mortgaged property is leased. The amount of rollover reserve funds on deposit, excluding the amount deposited at origination, in the rollover reserve account at any given time may not exceed $500,000 in the aggregate.

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With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, at any time the balance of the TI/LC reserve account is less than $250,000, the borrower will be required to deposit an amount of approximately $7,974 for tenant improvement and leasing commission obligations on each payment date until the balance of the leasing reserve funds reaches an amount that equals $400,000.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the borrower is required to deposit with the lender an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to delinquency; such monthly deposit is not required provided the borrower provide the lender with evidence reasonably satisfactory to the lender of timely payment of taxes and no trigger period is continuing.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, in the event that the blanket insurance policy is not acceptable to the lender, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next ensuing 12 months for the renewal of coverage afforded by the policies upon the expiration thereof or such higher amount necessary to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies.

With respect to Loan No. 25, Hampton Inn Columbus Dublin, the borrower is required to make monthly deposits into the capital expenditure account in an amount equal to the greater of (a) 1/12th of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs and (b) 1/12th of the aggregate annual amount, if any, required to be reserved under the management agreement and the franchise agreement.

With respect to Loan No. 25, Hampton Inn Columbus Dublin, during a Franchise Trigger Event Period, the borrower is required to deposit with the lender all excess cash flow to pay or reimburse the borrower for the costs and expenses of any work set forth in any PIP approved by the lender. “Franchise Trigger Event Period” means the period during which (a) the franchise agreements expires or terminates for any reason, (b) 20 months prior to the expiration of the franchise agreement, (c) six months prior to the expiration of the franchise agreement, or (d) the date which the borrower enters into any PIP or is required to perform a PIP; provided that with respect to trigger under (b) above, on each monthly payment date, the borrower is required to deposit an amount equal to the greater of $20,000 and all excess cash flow; provided further, if the borrower deposits $500,000 into the PIP reserve account on or prior to the date that is 20 months prior to the expiration of the franchise agreement, no Franchise Trigger Event Period will be deemed to have occurred with respect to such trigger.

With respect to Loan No. 30, Homewood Suites Schaumburg, the borrower is required to make monthly deposits into the FF&E reserve account in an amount equal to 1/12th of 4% of the annual gross revenues of the mortgaged property for the previous 12-month period (currently $14,567). Notwithstanding the foregoing, the borrower is required to deposit with the lender (i) on each monthly payment date from and after the payment date in March 2029 until the borrower has (a) entered into a renewal or replacement franchise agreement satisfactory to the lender, (b) delivered to the lender a satisfactory comfort letter and (c) either (x) delivered satisfactory evidence to the lender that all PIP work relating to such renewal or replacement franchise agreement has been completed or (y) delivered reasonably satisfactory evidence to the lender that there are sufficient FF&E reserve funds on deposit for the payment of all remaining PIP work., an amount equal to $45,500 and (ii) within ten days of the occurrence of a franchise agreement expiration, the amount necessary to cause the FF&E reserve funds on deposit to equal $1,200,000.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents..

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 2, CX - 250 Water Street, (A) the lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent per square foot of $88.50 with 2.5% annual increases and (B) the lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent per square foot of $105.00 with 2.75% annual increases.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the St Peter's - Albany, NY - 5 Palisades mortgaged property, St. Peter’s Health Partners Medical Associates, P.C., has 17,222 square feet that expires on July 31, 2027, and 5,555 square feet that expires on December 31, 2027.

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With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the St Peter’s – Albany, NY – 4 Palisades mortgaged property, St. Peter's Health Partners Medical Associates, P.C., has 9,229 square feet that expires on April 30, 2025, and 857 square feet that expires on December 31, 2024.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the SPHP MOB, Albany, NY mortgaged property, SPHPMA, has 18,433 square feet that expires on December 31, 2027, of which 3,400 square feet are storage space, and 2,347 square feet that expires on April 30, 2027.

With respect to Loan No. 10, Meridian Plaza, the Second Largest Tenant, Bastian Solutions LLC, has 27,801 square feet expiring on June 30, 2024, 4,311 square feet expiring on July 31, 2024 and 3,311 square feet expiring on August 31, 2024.

With respect to Loan No. 12, Oxmoor Center, the Largest Tenant, Macy’s, has 271,390 square feet that expires on January 31, 2026, and 6,951 square feet of storage space that expires on July 31, 2025.

With respect to Loan No. 15, Rhino Retail Portfolio, the Fourth Largest Tenant at the Arden Square Shopping Center mortgaged property, Kaiser Foundation Hospitals, has 8,608 square feet that expires on June 30, 2025, and 6,479 square feet that expires on July 31, 2029.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, CX - 250 Water Street, the Largest Tenant, E.R. Squibb & Sons LLC, has a contraction option with respect to its 9th floor leased space (11.8% of NRA) effective October 31, 2032, upon between 18- and 30-months’ notice and payment of a termination fee currently estimated at $8.3 million.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Fifth Largest Tenant at the Medical Center V - Peoria, AZ mortgaged property, Precision Hand and Orthopedic Surgery (“Precision”), has the one-time right to terminate its lease effective as of April 30, 2027, (the “Precision Termination Date”), with (i) written notice no later than October 31, 2026, and (ii) a termination fee equal to $163,264.86, upon satisfaction of certain conditions including that: (i) the tenant duly and timely pays all rent, (ii) the tenant fully and timely performs each and every covenant, provision, condition and agreement in the –lease, and (iii) no event of default on the part of the tenant exists at the time of exercise or the Precision Termination Date.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the Eastside Cancer Institute - Greenville, SC mortgaged property, Prisma Health-Upstate (“Prisma”), has the one-time right to terminate its lease effective June 30, 2026 (the “Prisma Termination Date”), with (i) written notice no later than the December 31, 2025, and (ii) a termination fee, upon satisfaction of certain conditions including that: (i) the tenant duly and timely pays all rent, (ii) the tenant fully and timely performs each and every covenant, provision, condition and agreement in the lease, and (iii) no event of default on the part of the tenant exists at the timer of exercise or the Prisma Termination Date.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the MetroHealth Buckeye Health – Cleveland, OH mortgaged property, The MetroHealth System (“MetroHealth”), has the one-time right to terminate its lease effective May 31, 2025 with (i) written notice no later than the November 30, 2024, and (ii) payment of a termination fee equal to $161,957.71.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Fifth Largest Tenant at the Kingwood Executive Center - Kingwood, TX mortgaged property, George Nunez, Jr., MD, PA (“Nunez”), has the right to terminate its lease, provided Dr. George Nunez permanently retires from the practice of medicine, the tenant is not in default, and the tenant has been continuously open and operating the premises from and after the rent commencement date, effective 90 days after the landlord’s receipt of the written notice with (i) written notice during the first 30 days after January 31, 2023 and (ii) payment of a termination fee.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the St Peter’s – Albany, NY – 4 Palisades mortgaged property, St. Peter’s Health Partners Medical Associates, P.C., has the right to terminate its lease covering suite 100A, representing 857 square feet, upon delivery of written notice four months prior to December 31, 2023.

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With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Fifth Largest Tenant at the St Peter’s – Albany, NY – 4 Palisades mortgaged property, Johar ADPI-FAGD NY OS Joint Venture, has the right to terminate its lease upon 30 days' written notice to the landlord and payment of a termination fee equal to six months’ rent, paid in advance, plus reimbursement for the unamortized fit-up paid by the landlord. The fit-up will be based on a 10-year amortization schedule.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Fifth Largest Tenant at the St Peter’s – Albany, NY – 5 Palisades mortgaged property, Francis J. Cullen, M.D., has the right to terminate its lease upon the death or total disability of Francis J. Cullen, M.D. Mr. Cullen or his personal representative is required to advise the landlord whether or not to terminate the lease. Such termination will be effective 30 days after landlord’s receipt of notice. The notice is required to be given within 60 days of such death or disability.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the Surgery Center of Temple, Temple, TX mortgaged property, Ascension Seton, has the one-time right to terminate its lease on February 28, 2025 by providing the landlord with no less than nine months’ prior written notice, accompanied by a termination fee equal to four months of base rent (at a rate of $30 per square foot) and additional rent (based on the landlord’s most recent estimate of operating expenses), plus any unamortized leasing commissions and the tenant improvement allowance (such leasing commissions and the tenant improvement allowance being amortized over the term at an interest rate of 8% per annum).

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the Pioneer Spine Sports - Northampton mortgaged property, Pioneer Spine Sports – Northampton, will have its space automatically reduced to 5,600 square feet after July 31, 2024.

With respect to Loan No. 5, One & Two Commerce Square, the Second Largest Tenant, Stradley, Ronon, Stevens & Young has a termination right for all of its leased space with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.  The Fourth Largest Tenant, Wolters Kluwer Health, Inc., has a termination right on March 31, 2026 with notice by September 30, 2024 and payment of a termination fee. The Fifth Largest tenant, Jazz Pharmaceuticals, Inc. has a termination option with 12 months’ notice and payment of a termination fee, which if exercised would be effective December 31, 2025.

With respect to Loan No. 8, North Run Business Park, the Fifth Largest Tenant at the North Run Business Park Mortgaged Property, US Geological Survey (GSG), may terminate its lease, in whole or in parts, at any time effective after the firm term of the lease (October 23, 2021 through October 22, 2025), by providing not less than 180 days’ prior written notice to the borrower (as landlord). The effective date of the termination will be the day following the expiration of the required notice period or the termination date set forth in the notice, whichever is later.

With respect to Loan No. 10, Meridian Plaza, the Third Largest Tenant, Kinetic Advantage LLC, has the right to terminate its lease effective as of October 31, 2026, upon at least 180 days’ written notice. If exercised, Kinetic Advantage LLC is required to pay a termination fee equal to the sum of the unamortized balance of the total brokerage commission payable by the landlord in connection with the lease, all free rent afforded to Kinetic Advantage LLC under the lease and the amount of the improvement allowance paid to Kinetic Advantage LLC pursuant to the terms of the lease at the interest rate of 6.0% per annum.

With respect to Loan No. 10, Meridian Plaza, the Fourth Largest Tenant, American Auto Auction Group, LLC, has the right to terminate its lease effective as of January 31, 2028, upon at least 12 months’ written notice. If exercised, American Auto Auction Group, LLC is required to pay a termination fee equal to the sum of the unamortized balance of the total brokerage commission payable by the landlord in connection with the lease, all legal fees and space planning costs incurred by the landlord, free rent, the amount of the tenant allowance, and any other credits or allowances paid to American Auto Auction Group, LLC pursuant to the terms of the lease at the interest rate of 8.0% per annum. The termination fee is required to be paid in two equal installments. The first installment is due and payable within 30 days of receipt of notice from the landlord confirming the amount of the termination fee, and the second installment is due and payable on or before January 31, 2028. If American Auto Auction Group, LLC no longer leases and occupies at least 18,172 square feet at the mortgaged property, such termination option will automatically expire.

With respect to Loan No. 13, South Lake at Dulles, the Sole Tenant, Amazon.com Services, Inc., has the right to contract up to four contiguous floors (floors 7-10) totaling 110,823 square feet, on April 30, 2028, with at least 15-months prior notice. The tenant must pay a contraction fee equal to any unamortized (i) leasing commissions, (ii) rent abatement related to such floors (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements costs (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032).

A-1-60

With respect to Loan No. 15, Rhino Retail Portfolio, the Third Largest Tenant at the University Park Plaza mortgaged property, Harbor Freight Tools, has the right to terminate the lease by providing the landlord with a written notice prior to May 31, 2029. If tenant timely delivers the notice, the lease will terminate effective November 30, 2029.

With respect to Loan No. 18, 6330 West Loop South, the Largest Tenant, Texas Children's Health Plan has a contraction right and a termination right per the October 2021 lease amendment. The contraction option is effective between January 31, 2028 and January 31, 2031 with a minimum of 12 months’ notice. The contraction option provides such tenant with a one-time right to contract a specific portion of the premises, either all of Suite 200 or Suite 300 (20,027 square feet each), but no less than one full floor. In addition to the 12-month notice period, such tenant must also pay a contraction fee of two months of rent and reimbursements plus unamortized tenant improvements and leasing commissions. The projected contraction penalty as of January 31, 2028 is $682,860 ($34.10 per square foot). If such tenant provides notice within the Mortgage Loan term, the contraction penalty will be deposited and held in the rollover reserve. Such amount will not count towards any cap. Such termination option is effective on January 31, 2031 with at least nine months’ notice. The termination option provides such tenant with a one-time option to terminate all or a portion of the premises; however, such tenant may only terminate one or more full floors. Written notice of termination must be provided between January 31, 2030 and April 30, 2030, and such tenant must pay a termination cost recovery that includes two months of rent and reimbursements and unamortized TI and LC. The projected termination penalty as of January 31, 2031 is $3,944,020 ($22.08 per square foot).

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Second Largest Tenant at the Vineland mortgaged property, Staffing Alternatives, has the right to terminate the lease upon the satisfaction of each of the following conditions, (i) written notice no sooner than the expiration of the second lease year in the primary term, (ii) no event of default has occurred prior to service of notice of termination, (iii) the tenant vacates and surrenders the premises in the condition required by the lease no later than 30 days after the date of service of notice of termination upon the landlord and (iv) the tenant pays all rent due under the lease, when due, for a period of one year after the date of termination. If the tenant serves notice of termination and fails to satisfy all of the foregoing conditions, it will remain obligated to pay all rent due during the then current term.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Largest Tenant at the Marlboro Crossing mortgaged property, Starbucks, has a one-time right to terminate its lease effective as of June 30, 2028, with (i) written notice no later than January 1, 2028, and (ii) payment of a termination fee.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the Surgery Center of Temple, Temple, TX mortgaged property, Ascension Seton, has the one-time right to terminate its lease on February 28, 2025 by providing the landlord with no less than nine months’ prior written notice, accompanied by a termination fee equal to four months of base rent (at a rate of $30 per square foot) and additional rent (based on the landlord’s most recent estimate of operating expenses), plus any unamortized leasing commissions and the tenant improvement allowance (such leasing commissions and the tenant improvement allowance being amortized over the term at an interest rate of 8% per annum).

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the Largest Tenant at the Pioneer Spine Sports - Northampton mortgaged property, Pioneer Spine Sports – Northampton, will have its space automatically reduced to 5,600 square feet after July 31, 2024.

With respect to Loan No. 5, One & Two Commerce Square, the Second Largest Tenant, Stradley, Ronon, Stevens & Young has a termination right for all of its leased space with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.  The Fourth Largest Tenant, Wolters Kluwer Health, Inc., has a termination right on March 31, 2026 with notice by September 30, 2024 and payment of a termination fee. The Fifth Largest tenant, Jazz Pharmaceuticals, Inc. has a termination option with 12 months’ notice and payment of a termination fee, which if exercised would be effective December 31, 2025.

With respect to Loan No. 8, North Run Business Park, the Fifth Largest Tenant at the North Run Business Park Mortgaged Property, US Geological Survey (GSG), may terminate its lease, in whole or in parts, at any time effective after the firm term of the lease (October 23, 2021 through October 22, 2025), by providing not less than 180 days’ prior written notice to the borrower (as landlord). The effective date of the termination will be the day following the expiration of the required notice period or the termination date set forth in the notice, whichever is later.

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With respect to Loan No. 10, Meridian Plaza, the Third Largest Tenant, Kinetic Advantage LLC, has the right to terminate its lease effective as of October 31, 2026, upon at least 180 days’ written notice. If exercised, Kinetic Advantage LLC is required to pay a termination fee equal to the sum of the unamortized balance of the total brokerage commission payable by the landlord in connection with the lease, all free rent afforded to Kinetic Advantage LLC under the lease and the amount of the improvement allowance paid to Kinetic Advantage LLC pursuant to the terms of the lease at the interest rate of 6.0% per annum.

With respect to Loan No. 10, Meridian Plaza, the Fourth Largest Tenant, American Auto Auction Group, LLC, has the right to terminate its lease effective as of January 31, 2028, upon at least 12 months’ written notice. If exercised, American Auto Auction Group, LLC is required to pay a termination fee equal to the sum of the unamortized balance of the total brokerage commission payable by the landlord in connection with the lease, all legal fees and space planning costs incurred by the landlord, free rent, the amount of the tenant allowance, and any other credits or allowances paid to American Auto Auction Group, LLC pursuant to the terms of the lease at the interest rate of 8.0% per annum. The termination fee is required to be paid in two equal installments. The first installment is due and payable within 30 days of receipt of notice from the landlord confirming the amount of the termination fee, and the second installment is due and payable on or before January 31, 2028. If American Auto Auction Group, LLC no longer leases and occupies at least 18,172 square feet at the mortgaged property, such termination option will automatically expire.

With respect to Loan No. 13, South Lake at Dulles, the Sole Tenant, Amazon.com Services, Inc., has the right to contract up to four contiguous floors (floors 7-10) totaling 110,823 square feet, on April 30, 2028, with at least 15-months prior notice. The tenant must pay a contraction fee equal to any unamortized (i) leasing commissions, (ii) rent abatement related to such floors (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements costs (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032).

With respect to Loan No. 15, Rhino Retail Portfolio, the Third Largest Tenant at the University Park Plaza mortgaged property, Harbor Freight Tools, has the right to terminate the lease by providing the landlord with a written notice prior to May 31, 2029. If tenant timely delivers the notice, the lease will terminate effective November 30, 2029.

With respect to Loan No. 18, 6330 West Loop South, the Largest Tenant, Texas Children's Health Plan has
a contraction right and a termination right per the October 2021 lease amendment. The contraction option is effective between January 31, 2028 and January 31, 2031 with a minimum of 12 months’ notice. The contraction option provides such tenant with a one-time right to contract a specific portion of the premises, either all of Suite 200 or Suite 300 (20,027 square feet each), but no less than one full floor. In addition to the 12-month notice period, such tenant must also pay a contraction fee of two months of rent and reimbursements plus unamortized tenant improvements and leasing commissions. The projected contraction penalty as of January 31, 2028 is $682,860 ($34.10 per square foot). If such tenant provides notice within the Mortgage Loan term, the contraction penalty will be deposited and held in the rollover reserve. Such amount will not count towards any cap. Such termination option is effective on January 31, 2031 with at least nine months’ notice. The termination option provides such tenant with a one-time option to terminate all or a portion of the premises; however, such tenant may only terminate one or more full floors. Written notice of termination must be provided between January 31, 2030 and April 30, 2030, and such tenant must pay a termination cost recovery that includes two months of rent and reimbursements and unamortized TI and LC. The projected termination penalty as of January 31, 2031 is $3,944,020 ($22.08 per square foot).

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Second Largest Tenant at the Vineland mortgaged property, Staffing Alternatives, has the right to terminate the lease upon the satisfaction of each of the following conditions, (i) written notice no sooner than the expiration of the second lease year in the primary term, (ii) no event of default has occurred prior to service of notice of termination, (iii) the tenant vacates and surrenders the premises in the condition required by the lease no later than 30 days after the date of service of notice of termination upon the landlord and (iv) the tenant pays all rent due under the lease, when due, for a period of one year after the date of termination. If the tenant serves notice of termination and fails to satisfy all of the foregoing conditions, it will remain obligated to pay all rent due during the then current term.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, the Largest Tenant at the Marlboro Crossing mortgaged property, Starbucks, has a one-time right to terminate its lease effective as of June 30, 2028, with (i) written notice no later than January 1, 2028, and (ii) payment of a termination fee.

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(24)	With respect to Loan No. 1, Fashion Valley Mall, there is no separate environmental indemnitor with respect to the whole or the mortgage loan. While the single-purpose entity mortgagor is obligated under the non-recourse carveout provisions in the mortgage loan agreement and the guarantor is obligated with respect to such mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such mortgagor. In addition, for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the mortgage loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of such lender’s rights under such guaranty.

With respect to Loan No. 2, CX – 250 Water Street, there is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the mortgage loan or related whole loan.  While the single-purpose entity mortgagor is obligated under the non-recourse carveout provisions in the related mortgage loan agreement, no separate guaranty was executed by such Mortgagor or any guarantor.

With respect to Loan No. 5, One & Two Commerce Square, there is no separate environmental indemnitor with respect to the mortgage loan or related whole loan.

With respect to Loan No. 7, Great Lakes Crossing Outlets, for so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) or an affiliate of TRG, SPG LP. or Simon Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the Great Lakes Crossing Outlets whole loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

With respect to Loan No. 11, Gloucester Premium Outlets, for so long as one or more of Simon Property Group L.P. or Simon Property Group, Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the Gloucester Premium Outlets whole loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

With respect to Loan No. 13, South Lake at Dulles, the whole loan does not have a separate carveout guarantor that is distinct from the borrower.

(25)	Each number identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.

With respect to Loan No. 13, South Lake at Dulles, the whole loan is structured with a hard lockbox for the master tenant and a springing lockbox for the master tenant’s sub-tenant, Amazon. If a trigger period occurs, the master tenant is required to cause Amazon to deliver their rent into the springing lockbox, which would then flow to the cash management account.

(27)	With respect to Loan No. 13, South Lake at Dulles, the whole loan was structured as a Shari’ah compliant loan. In connection with such structure, the mortgaged property is owned by a special purpose entity borrower owned by a third-party services company, and the borrower master leases the mortgaged property to a special purpose entity that is indirectly owned by the borrower sponsors. The master lessee subleases the mortgaged property to the end-user tenant. The rent under the master lease is equal to the debt service payments required under the whole loan, as well as reserve payments and any other sums due under the whole loan. At origination, the lender received a fee mortgage from the borrower on its interest in the mortgaged property. The master tenant has collaterally assigned all tenant leases at the mortgaged property to the borrower, who has further assigned its interests to the lender. Upon foreclosure, the lender may terminate the master lease at its sole option without the payment of any termination fee and, pursuant to subordination non-disturbance and attornment agreements with the end-user tenant, the end-user tenant is required to attorn to the lender as its landlord.

With respect to Loan No. 24, ExchangeRight In-Line Retail Portfolio #3, ExchangeRight Value-Add Portfolio 3 DST entered into a master lease with ExchangeRight Value-Add Portfolio 3 Master Lessee, LLC on June 5, 2023, with an expiration date on June 6, 2033.

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With respect to Loan No. 26, Peterboro Office & Retail, 10 Peterboro Holdings SPE LLC entered into a master lease with Andrew Feuereisen and Jeffrey Feuereisen on June 2, 2023, with an expiration date on June 1, 2038.

(28)	With respect to Loan No. 14, Doubletree Downtown Chattanooga, the mortgaged property is located in a Qualified Opportunity Zone.

(29)

With respect to Loan No. 2, CX – 250 Water Street, the underwritten rent is being straight-lined for the sole tenant, E.R. Squibb & Sons LLC, through the loan term.

With respect to Loan No. 4, Healthcare Trust MOB Portfolio, the borrowers are ARHC FMMUNIN01, LLC, ARHC AHGBYWI01, LLC, ARHC AHGVLWI01, LLC, ARHC AHWTFWI01, LLC, ARHC AHWTMWI01, LLC, ARHC AHKIEWI01, LLC, ARHC BMWRNMI01, LLC, ARHC DDHUDFL01, LLC, ARHC DDLARFL01, LLC, ARHC HCTMPFL01, LLC, ARHC SSTMPFL01, LLC, ARHC TPTMPFL01, LLC, ARHC WCWCHFL01, LLC, ARHC FMWEDAL01, LLC, ARHC GDFMHMI01, LLC, ARHC GFGBTAZ01, LLC, ARHC GHGVLSC01, LLC, ARHC ECGVLSC01, LLC, ARHC LMFMYFL01, LLC, ARHC MHCLVOH01, LLC, ARHC DMDCRGA01, LLC, ARHC RACLWFL01, LLC, ARHC RMRWLTX01, LLC, ARHC CMSHTMI001, LLC, ARHC CMWTSMI001, LLC, ARHC VSTALFL01, LLC, ARHC WMBRPMI01, LLC, ARHC WHYRKPA01, LLC, ARHC LMLANPA01, LLC, ARHC PSSGDMA01, LLC, ARHC PSWSGMA01, LLC, ARHC PSNHTMA01, LLC, ARHC UPHBGPA01, LLC, ARHC UPMBGPA01, LLC, ARHC UPHBGPA02, LLC, ARHC SARCOIL01, LLC, ARHC SCTEMTX01, LLC, ARHC KEKWDTX01, LLC, ARHC OOHLDOH01, LLC, ARHC SDGMDWOK01, LLC, ARHC SPABYNY01, LLC, ARHC SPTRYNY01, LLC, ARHC SPABYNY02, LLC, ARHC SPABYNY03, LLC, ARHC SLESTPA01, LLC, ARHC MESCSMI01, LLC, ARHC NCODSTX01, LLC, ARHC BPBLPOH01, LLC, ARHC FMTPAFL01, LLC, ARHC ADERLCO01, LLC, ARHC PNPENFL01, LLC, ARHC PVGYRAZ01, LLC, ARHC MEFHDNJ01, LLC, ARHC AGLAWGA01, LLC, ARHC BJMERIN01, LLC, ARHC ECAGRENC01, LLC, ARHC PMPEOAZ01, LLC, ARHC HO4PSLB01, LLC and ARHC SPALBNY01, LLC.

With respect to Loan No. 5, One & Two Commerce Square, straight-lined rent of $252,142 was underwritten for six tenants, totaling 153,115 square feet.

With respect to Loan No. 5, One & Two Commerce Square, at origination, the borrower deposited a letter of credit in the amount of $25 million as an upfront general TI/LC reserve.

With respect to Loan No. 13, South Lake at Dulles, the lender consents, pursuant to the mortgage loan documents, to Mirabaud RE South Lake Venture LLC (the “Intercompany Loan Borrower”), the sole member of Mirabaud RE South Lake LLC (the “Master Tenant”) obtaining an intercompany loan in an amount not to exceed $27,000,000 (an “Intercompany Loan”) from Mirabaud RE South Lake SCSP (the “Intercompany Loan Lender”) provided the following conditions are satisfied: (a) the Intercompany Loan will be unsecured and the Intercompany Loan Lender will have no right, title or interest in and to any of the mortgaged property, (b) the borrower under the Intercompany Loan will never be the borrower or Master Tenant at the mortgaged property, (c) the debt service and repayment of the Intercompany Loan will only be paid out of (i) excess cash flow from the mortgaged property after full payment to the whole loan’s debt service, reserves required to be paid pursuant to the terms of the mortgage loan documents and operating expenses or (ii) funds which are not collateral for the whole loan. To the extent that a cash management period has occurred and is continuing, the Intercompany Lender will agree that any amount due and owing to the Intercompany Loan Lender under any loan document evidencing and/or securing the Intercompany Loan will accrue and not be due and payable by the Intercompany Loan Borrower until the cash management period has terminated, (d) the Intercompany Loan Lender will not be permitted to commence the exercise of any remedies available to it under any loan document evidencing and/or securing the Intercompany Loan until the whole loan to lender has been repaid in full, and (e) the borrower will pay (or cause the Master Tenant to pay) all of the lender’s reasonable out-of-pocket costs and expenses in connection with the Intercompany Loan.

With respect to Loan No. 14, Doubletree Downtown Chattanooga, the mortgaged property leases rooftop space to T-Mobile South L.L.C. at an annual rent of $22,473.88 through January 31, 2027. The lease has two 5-year options with annual rent increasing to $24,159.42 and $25,971.38, respectively.

With respect to Loan No. 14, Doubletree Downtown Chattanooga, the borrowers own the mortgaged property as tenant-in-commons.

With respect to Mortgage Loan No. 18, 6330 West Loop South, Texas Children's Health Plan is underwritten at average rent over lease term due to investment grade nature of the lease.

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With respect to Loan No. 29, Lagoons MHC / RV Park, there are 17 privately owned condominium units (the “Casitas”) at the mortgaged property (which are not part of the collateral for the mortgage loan nor owned by affiliates of the borrower) that are subject to a condominium declaration dated June 14, 2011. Each Casita owner currently pays $250 per month in condominium dues for the use of the common area amenities within the mortgaged property. Additionally, within the 21.80-acre site that is serving as the mortgage loan collateral, the borrower owns 19 undeveloped condominium units and one condominium unit improved with a maintenance shed, which are subject to the condominium declaration. The borrower has 56.41% ownership of the undeveloped sites, which makes it the majority owner and thereby control party of the condominium.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2023-C20
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Retail	Super Regional Mall	2	$105,000,000	12.7%	2.80x	17.5%	37.4%	37.4%
	Outlet Center	2	74,250,000	9.0	2.44x	16.8%	47.2%	47.2%
	Anchored	2	19,500,000	2.4	1.50x	11.0%	58.6%	58.6%
	Shadow Anchored	7	7,107,000	0.9	3.08x	21.0%	31.8%	31.8%
	Single Tenant	1	225,000	0.0	3.08x	21.0%	31.8%	31.8%
	Subtotal:	14	$206,082,000	25.0%	2.56x	16.8%	42.7%	42.7%
Office	Medical	64	$81,283,960	9.9%	1.63x	11.9%	55.1%	54.7%
	CBD	2	72,500,000	8.8	1.52x	13.0%	52.2%	52.2%
	Suburban	2	52,000,000	6.3	1.69x	12.4%	63.5%	63.5%
	Subtotal:	68	$205,783,960	24.9%	1.61x	12.4%	56.2%	56.0%
Industrial	Warehouse/Distribution	1	$67,500,000	8.2%	1.67x	11.6%	63.0%	63.0%
	Flex	1	34,000,000	4.1	1.41x	11.2%	55.9%	55.9%
	R&D/Manufacturing	1	32,000,000	3.9	1.83x	13.6%	66.2%	66.2%
	Other	1	15,675,000	1.9	1.55x	11.3%	50.3%	50.3%
	Subtotal:	4	$149,175,000	18.1%	1.63x	11.9%	60.7%	60.7%
Mixed Use	Lab/Office	1	$75,125,000	9.1%	1.66x	9.3%	48.8%	48.8%
	Office/Retail	1	6,495,229	0.8	1.47x	13.4%	55.0%	48.7%
	Multifamily/Retail	1	2,540,000	0.3	1.20x	8.9%	70.6%	70.6%
	Subtotal:	3	$84,160,229	10.2%	1.63x	9.6%	49.9%	49.5%
Hospitality	Limited Service	46	$27,401,076	3.3%	1.60x	15.1%	56.5%	46.3%
	Full Service	2	25,930,925	3.1	2.10x	17.4%	49.5%	47.9%
	Select Service	1	13,000,000	1.6	1.76x	16.2%	56.5%	52.0%
	Extended Stay	1	5,495,415	0.7	3.51x	31.0%	33.3%	29.0%
	Subtotal:	50	$71,827,416	8.7%	1.95x	17.3%	52.2%	46.6%
Other	Data Center	1	$60,000,000	7.3%	3.00x	18.1%	40.0%	40.0%
Multifamily	Garden	1	$16,000,000	1.9%	1.20x	9.8%	63.5%	59.9%
	Student Housing	1	14,770,000	1.8	1.58x	12.2%	59.2%	59.2%
	Subtotal:	2	$30,770,000	3.7%	1.38x	11.0%	61.4%	59.6%
Manufactured Housing(5)	Manufactured Housing	4	$17,400,000	2.1%	1.54x	11.8%	53.1%	50.6%
Total / Weighted Average:		146	$825,198,605	100.0%	1.97x	13.9%	51.6%	50.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Manufactured Housing includes one property with a subtype “Manufactured Housing/RV Park.”
A-2-1

Annex A-2	BBCMS 2023-C20
Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
California	5	$128,536,967	15.6%	2.64x	16.6%	43.1%	43.1%
Virginia	4	114,816,659	13.9%	2.38x	15.2%	47.4%	47.4%
Massachusetts	4	76,939,250	9.3%	1.66x	9.4%	48.9%	48.9%
Alabama	3	74,248,675	9.0%	1.69x	12.0%	62.0%	61.5%
Pennsylvania	8	65,947,313	8.0%	1.55x	13.4%	51.4%	51.4%
Michigan	8	62,494,854	7.6%	2.31x	16.5%	46.9%	46.2%
Texas	11	56,182,701	6.8%	1.39x	11.2%	56.9%	54.8%
Ohio	6	38,480,362	4.7%	1.74x	13.2%	53.2%	52.2%
Indiana	3	33,437,250	4.1%	1.38x	11.6%	68.1%	68.1%
New Jersey	4	27,538,688	3.3%	2.33x	15.4%	50.6%	50.6%
Tennessee	3	25,937,660	3.1%	2.04x	16.1%	51.8%	51.6%
New York	9	22,824,740	2.8%	1.50x	10.8%	58.9%	58.8%
Kentucky	1	22,500,000	2.7%	1.50x	13.3%	58.8%	58.8%
Missouri	3	13,788,474	1.7%	1.75x	16.1%	56.8%	51.7%
Oregon	7	9,133,801	1.1%	1.43x	11.1%	53.1%	49.3%
Mississippi	1	7,058,332	0.9%	1.85x	16.7%	52.3%	45.8%
Illinois	3	6,814,602	0.8%	3.21x	27.6%	36.4%	32.9%
Florida	11	6,683,000	0.8%	1.75x	12.1%	52.7%	52.7%
Colorado	3	6,114,613	0.7%	1.52x	11.1%	58.1%	58.1%
Arizona	5	4,136,911	0.5%	1.71x	12.6%	54.4%	51.5%
Wisconsin	6	4,068,500	0.5%	1.85x	12.8%	51.1%	51.1%
Wyoming	6	2,769,379	0.3%	1.56x	14.8%	61.1%	46.7%
South Carolina	2	2,337,000	0.3%	1.75x	12.1%	52.7%	52.7%
Georgia	2	1,888,563	0.2%	1.75x	12.1%	52.7%	52.7%
Nebraska	4	1,569,432	0.2%	1.56x	14.8%	61.1%	46.7%
North Carolina	2	1,466,000	0.2%	2.11x	14.5%	47.0%	47.0%
New Mexico	3	1,462,259	0.2%	1.56x	14.8%	61.1%	46.7%
Maryland	2	1,450,020	0.2%	3.00x	20.7%	33.3%	32.6%
Kansas	5	1,249,595	0.2%	1.56x	14.8%	61.1%	46.7%
Oklahoma	2	941,302	0.1%	1.71x	12.7%	54.5%	51.4%
Montana	2	565,114	0.1%	1.56x	14.8%	61.1%	46.7%
Iowa	2	510,687	0.1%	1.56x	14.8%	61.1%	46.7%
Nevada	1	393,685	0.0%	1.56x	14.8%	61.1%	46.7%
Louisiana	1	276,935	0.0%	1.56x	14.8%	61.1%	46.7%
Utah	1	226,719	0.0%	1.56x	14.8%	61.1%	46.7%
South Dakota	1	207,676	0.0%	1.56x	14.8%	61.1%	46.7%
North Dakota	1	144,424	0.0%	1.56x	14.8%	61.1%	46.7%
Minnesota	1	56,463	0.0%	1.56x	14.8%	61.1%	46.7%
Total / Weighted Average:	146	$825,198,605	100.0%	1.97x	13.9%	51.6%	50.9%
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Annex A-2	BBCMS 2023-C20
Collateral Characteristics
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
A-2-3

Annex A-2	BBCMS 2023-C20
Collateral Characteristics
Cut-off Date Principal Balance
						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,540,000	-	$4,999,999	2	$7,340,000	0.9%	7.42537%	119	1.35x	10.2%	66.3%	66.3%
$5,000,000	-	$9,999,999	7	43,468,068	5.3%	7.05662%	119	2.02x	16.3%	47.0%	43.7%
$10,000,000	-	$19,999,999	10	153,015,537	18.5%	6.88981%	104	1.60x	13.2%	56.7%	53.8%
$20,000,000	-	$29,999,999	3	68,000,000	8.2%	6.76454%	79	2.01x	14.1%	54.9%	54.9%
$30,000,000	-	$49,999,999	4	146,750,000	17.8%	7.07751%	105	1.86x	13.9%	57.3%	57.3%
$50,000,000	-	$64,999,999	3	181,500,000	22.0%	6.72788%	99	2.09x	14.5%	48.1%	48.1%
$65,000,000	-	$82,500,000	3	225,125,000	27.3%	5.91712%	118	2.21x	13.4%	46.7%	46.7%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
4.85000	-	4.99000	1	$13,597,319	1.6%	4.85000%	77	1.56x	14.8%	61.1%	46.7%
5.00000	-	5.99900	3	217,625,000	26.4%	5.71454%	118	2.59x	15.3%	39.8%	39.8%
6.00000	-	6.99900	13	309,077,415	37.5%	6.51741%	114	1.93x	13.7%	54.2%	53.7%
7.00000	-	7.49900	9	142,674,258	17.3%	7.19489%	114	1.67x	13.2%	57.0%	56.2%
7.50000	-	8.18000	6	142,224,614	17.2%	7.85252%	64	1.44x	12.8%	57.8%	57.0%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	5	$149,483,960	18.1%	7.61495%	58	1.54x	12.9%	57.8%	57.6%
84	1	19,500,000	2.4%	7.03000%	83	2.18x	17.6%	48.6%	48.6%
120	26	656,214,645	79.5%	6.38801%	117	2.06x	14.0%	50.3%	49.5%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
56	-	59	5	$149,483,960	18.1%	7.61495%	58	1.54x	12.9%	57.8%	57.6%
77	-	83	2	33,097,319	4.0%	6.13439%	81	1.93x	16.4%	53.7%	47.8%
115	-	116	3	149,375,000	18.1%	5.94584%	115	2.05x	13.0%	48.0%	48.0%
118	-	120	22	493,242,326	59.8%	6.56431%	119	2.08x	14.3%	50.7%	50.0%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2023-C20
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	22	$723,992,000	87.7%	6.58422%	106	2.02x	13.8%	51.0%	51.0%
270	1	13,597,319	1.6%	4.85000%	77	1.56x	14.8%	61.1%	46.7%
360	9	87,609,286	10.6%	7.24160%	108	1.60x	14.3%	55.1%	50.7%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			22	$723,992,000	87.7%	6.58422%	106	2.02x	13.8%	51.0%	51.0%
	227		1	13,597,319	1.6%	4.85000%	77	1.56x	14.8%	61.1%	46.7%
358	-	360	9	87,609,286	10.6%	7.24160%	108	1.60x	14.3%	55.1%	50.7%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	21	$648,867,000	78.6%	6.70865%	105	2.07x	14.4%	51.3%	51.3%
Interest Only - ARD	1	75,125,000	9.1%	5.50950%	115	1.66x	9.3%	48.8%	48.8%
Amortizing Balloon	6	60,806,605	7.4%	7.00017%	95	1.69x	15.6%	55.2%	48.3%
Interest Only, Amortizing Balloon	4	40,400,000	4.9%	6.80004%	118	1.47x	12.5%	57.0%	53.1%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.20x	-	1.39x	5	$70,923,960	8.6%	7.49006%	79	1.28x	10.9%	65.1%	63.3%
1.40x	-	1.69x	14	359,207,973	43.5%	6.79483%	103	1.57x	11.6%	55.5%	54.8%
1.70x	-	1.79x	3	80,000,000	9.7%	6.53809%	119	1.75x	12.9%	52.7%	51.8%
1.80x		1.89x	2	45,489,258	5.5%	7.07262%	119	1.84x	14.5%	62.1%	60.2%
1.90x	-	2.49x	3	65,000,000	7.9%	6.37498%	87	2.24x	15.5%	51.7%	51.7%
2.50x	-	3.51x	5	204,577,415	24.8%	6.04256%	118	2.96x	18.6%	37.3%	37.2%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
A-2-5

Annex A-2	BBCMS 2023-C20
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
31.5%	-	49.9%	8	$304,702,415	36.9%	5.98159%	115	2.57x	16.2%	41.0%	40.9%
50.0%	-	59.9%	15	331,574,911	40.2%	7.05963%	100	1.67x	12.9%	54.0%	53.3%
60.0%	-	64.9%	6	122,881,279	14.9%	6.66090%	107	1.53x	11.7%	62.7%	60.4%
65.0%	-	69.9%	2	63,500,000	7.7%	7.35252%	89	1.60x	12.6%	67.6%	67.6%
70.0%	-	70.6%	1	2,540,000	0.3%	7.29000%	119	1.20x	8.9%	70.6%	70.6%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
29.0%	-	49.9%	13	$350,929,645	42.5%	6.06774%	114	2.43x	16.0%	42.9%	41.6%
50.0%	-	59.9%	13	329,928,960	40.0%	7.06045%	97	1.64x	12.5%	55.0%	54.5%
60.0%	-	63.5%	2	73,500,000	8.9%	6.62746%	119	1.66x	11.6%	62.9%	62.9%
63.6%	-	70.6%	4	70,840,000	8.6%	7.36007%	92	1.57x	12.4%	67.5%	67.5%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	21	$467,963,068	56.7%	6.76699%	110	2.06x	14.7%	51.9%	51.4%
Yield Maintenance	9	220,610,537	26.7%	6.75326%	90	1.96x	14.4%	51.7%	50.0%
Defeasance or Yield Maintenance	2	136,625,000	16.6%	5.93420%	117	1.70x	10.6%	50.6%	50.6%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	24	$641,824,286	77.8%	6.68335%	106	1.89x	13.4%	51.8%	51.2%
Acquisition	7	167,699,319	20.3%	6.35011%	104	2.34x	16.0%	50.9%	49.7%
Recapitalization	1	15,675,000	1.9%	7.20000%	119	1.55x	11.3%	50.3%	50.3%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
A-2-6

Annex A-2	BBCMS 2023-C20
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
18	BANA	6330 West Loop South	Bellaire, TX	Office	$14,983,960	1.8%	MSC 2018-H3
21.01	SMC	Holiday Inn Express Brookhaven	Brookhaven, MS	Hospitality	$7,058,332	0.9%	COMM 2014-CR21
29	SGFC	Lagoons MHC / RV Park	Rockport, TX	Manufactured Housing	$5,500,000	0.7%	JPMBB 2013-C12
30	SMC	Homewood Suites Schaumburg	Schaumburg, IL	Hospitality	$5,495,415	0.7%	WFRBS 2013-C16
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

A-3-1

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

A-3-2

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

A-3-3

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

A-3-4

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA, Barclays, BMO	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$82,500,000	Property Type – Subtype:	Retail – Super Regional Mall
Cut-off Date Principal Balance(1):	$82,500,000	Net Rentable Area (SF):	1,377,155
% of IPB:	9.998%	Location:	San Diego, CA
Loan Purpose:	Refinance	Year Built / Renovated(5):	1969 / 2023
Borrower:	Fashion Valley Mall, LLC	Occupancy(6):	94.0%
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy Date:	5/15/2023
Interest Rate:	5.73000%	4th Most Recent NOI (As of):	$82,934,141 (12/31/2019)
Note Date:	5/25/2023	3rd Most Recent NOI (As of):	$72,772,653 (12/31/2020)
Maturity Date:	6/1/2033	2nd Most Recent NOI (As of):	$79,065,945 (12/31/2021)
Interest-only Period:	120 months	Most Recent NOI (As of):	$80,846,012 (12/31/2022)
Original Term:	120 months	UW Economic Occupancy:	89.9%
Original Amortization Term:	None	UW Revenues:	$103,974,716
Amortization Type:	Interest Only	UW Expenses:	$19,972,427
Call Protection(2):	L(25),D(89),O(6)	UW NOI:	$84,002,289
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$82,302,958
Additional Debt(1)(3):	Yes	Appraised Value / Per SF(7):	$1,430,000,000 / $1,038
Additional Debt Balance(1):	$367,500,000	Appraisal Date:	4/5/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$327
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$327
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	31.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(7):	31.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	3.15x
Gap Rent Reserve:	$4,458,079	$0	N/A	UW NOI Debt Yield:	18.7%
Outstanding TI/LC:	$24,345,615	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$450,000,000	100.0%	Loan Payoff	$417,362,939	92.7%
			Upfront Reserves	28,803,694	6.4
			Return of Equity	2,571,188	0.6
			Closing Costs	1,262,178	0.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Fashion Valley Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by 20 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $450.0 million (the “Fashion Valley Mall Whole Loan”). The Financial Information in the chart above reflects the Fashion Valley Mall Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on July 1, 2023. Defeasance of the Fashion Valley Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) May 25, 2026 (the “Permitted Release Date”). The assumed lockout period is based on the expected BBCMS 2023-C20 closing date in July 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Fashion Valley Mall Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	The borrower utilized an approximately $2.5 million C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property (as defined below). The C-PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043. The debt service is included as an assessment on the Fashion Valley Mall Property’s real estate tax bills and is a recoverable expense.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The Fashion Valley Mall Property is undergoing a renovation that is planned to be completed by the end of 2023.
(6)	Occupancy includes all tenants in place and excludes all Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(7)	The Appraised Value represents the hypothetical as-is value, which excludes the value attributed to Release Parcels. Based on the actual as-is value of $1,450,000,000 the Cut-off Date LTV and Maturity Date LTV are 31.0% and 31.0%, respectively. See “Partial Release” below.
A-3-5

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

The Loan. The Fashion Valley Mall mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super regional mall in San Diego, California (the “Fashion Valley Mall Property”). The Fashion Valley Mall Whole Loan consists of 20 pari passu notes and accrues interest at a rate of 5.73000% per annum. The Fashion Valley Mall Whole Loan has a ten-year term and is interest-only for the entire term. The Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPM”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The non-controlling Notes A-1-3, A-3-3, A-4-2 and A-4-3, with an aggregate original principal balance of $82,500,000, will be included in the BBCMS 2023-C20 securitization trust. The remaining notes are currently held by BANA, JPM, BMO and Barclays or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1-1 is securitized, whereupon the Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$60,000,000	$60,000,000	BANA	Yes
A-1-2	45,000,000	45,000,000	BANA	No
A-1-3	25,000,000	25,000,000	BBCMS 2023-C20	No
A-1-4	20,000,000	20,000,000	BANA	No
A-2-1	35,000,000	35,000,000	JPM	No
A-2-2	30,000,000	30,000,000	JPM	No
A-2-3	25,000,000	25,000,000	JPM	No
A-2-4	10,000,000	10,000,000	JPM	No
A-3-1	22,500,000	22,500,000	BMO	No
A-3-2	20,000,000	20,000,000	BMO	No
A-3-3	17,500,000	17,500,000	BBCMS 2023-C20	No
A-3-4	15,000,000	15,000,000	BMO	No
A-3-5	12,500,000	12,500,000	BMO	No
A-3-6	12,500,000	12,500,000	BMO	No
A-4-1	35,000,000	35,000,000	Barclays	No
A-4-2	25,000,000	25,000,000	BBCMS 2023-C20	No
A-4-3	15,000,000	15,000,000	BBCMS 2023-C20	No
A-4-4	10,000,000	10,000,000	Barclays	No
A-4-5	10,000,000	10,000,000	Barclays	No
A-4-6	5,000,000	5,000,000	Barclays	No
Whole Loan	$450,000,000	$450,000,000

The Property. The Fashion Valley Mall Property is a Class A, open-air, super-regional mall that was constructed in 1969 on an 81.44-acre plot of land in the Mission Valley section of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 square feet of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 square feet). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from underwriting), and an 18-screen AMC Theatres.

The parcels relating to the Neiman Marcus and JCPenney stores, including their related parking structures and spaces, are permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given to either parcel in the appraised value. The information

A-3-6

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

relating to the Fashion Valley Mall Property in this term sheet does not include either the Neiman Marcus or JCPenney parcels (each, a “Release Parcel”), unless otherwise expressly stated herein. See “Partial Release” below.

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants and 96.0% leased including three additional RDP tenants. 859,488 square feet (62.4% of net rentable area) is occupied by the 14 anchor tenants, three of which are subject to ground leases under which the tenants own their improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated over $1.06 billion in total sales, and in-line sales of $1,424 per square foot (excluding Apple and Tesla). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

The Fashion Valley Mall Property is currently undergoing an estimated $84.9 million cosmetic renovation that will include removal of outdated architectural elements, installing additional landscaping and an experiential water feature, replacing and relocating escalators and elevators, renovating restrooms, adding outdoor cabana rooms, and building a landscaped park at the food court. The borrower sponsor has spent approximately $34 million to date, and the renovation is expected to be fully complete by year-end 2023.

Major Tenants.

Nordstrom (220,486 square feet, 16.0% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington, Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom lease at the Fashion Valley Mall Property has an original commencement date of August 28, 1981 and ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale’s (201,502 square feet, 14.6% of NRA, 0.05% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property from 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy’s (196,120 square feet, 14.2% of NRA, 0.05% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two, 21-year renewal options remaining so long as there is no event of default. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

A-3-7

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Historical and Current Occupancy(1)
2020(2)	2021(2)	2022(2)	Current(3)
96.1%	98.0%	96.7%	94.0%
(1)	Occupancy does not include the Release Parcels.
(2)	Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants.
(3)	Current Occupancy is as of May 15, 2023 and includes all tenants in place and tenants with signed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	TTM March 2023 Sales $(3)	Sales PSF/Screen(3)	Occ Cost	Lease Expiration Date
Anchor Tenants
Nordstrom(4)	Ba1/BB+/BBB-	220,486	16.0%	$0.00	$0	0.0%	$147,000,000	$667	0.1%	12/31/2080
Bloomingdale's(4)	Ba2/BB+/BBB-	201,502	14.6	$0.17	33,450	0.05	$40,400,000	$200	0.4%	1/31/2035
Macy's(4)	Ba2/BB+/BBB-	196,120	14.2	$0.17	33,866	0.05	$51,000,000	$260	0.3%	1/31/2026
Anchor Tenants Subtotal / Wtd. Avg.		618,108	44.9%	$0.11	$67,316	0.1%
Junior Anchor Tenants
Forever 21	NR/NR/NR	53,787	3.9%	$34.32	$1,845,796	2.5%	$7,558,543	$141	25.3%	1/31/2026
AMC Theatres	Caa2/CCC+/NR	51,610	3.7	$30.25	1,561,203	2.1	$8,674,735	$481,930(5)	23.6%	12/31/2024
The Container Store	NR/B/NR	24,432	1.8	$40.00	977,280	1.3	$10,946,269	$448	12.3%	5/31/2030
Zara(6)	NR/NR/NR	21,726	1.6	$104.38	2,267,760	3.1	$27,873,804	$1,283	12.5%	9/30/2022
Pottery Barn	NR/NR/NR	19,920	1.4	$55.81	1,111,639	1.5	$9,321,064	$468	22.7%	1/31/2024
H&M(6)	NR/BBB/NR	14,106	1.0	$67.13	946,934	1.3	$8,576,263	$608	21.6%	1/31/2023
Victoria's Secret	B1/BB-/NR	12,559	0.9	$159.88	2,007,925	2.8	$9,921,287	$790	27.4%	1/31/2025
Jr. Anchor Tenants Subtotal / Wtd. Avg.		198,140	14.4%	$54.10	$10,718,536	14.7%
Remaining Occupied		478,320	34.7%	$129.72	62,046,033	85.2%
Occupied Collateral Total / Wtd. Avg.		1,294,568	94.0%	$56.26	$72,831,885	100.0%

Vacant Space		82,587	6.0%

Collateral Total		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales for anchor tenants are as of year end 2022.
(4)	The Nordstrom, Bloomingdale’s and Macy’s tenants are subject to ground leases. Nordstrom does not pay base rent but is responsible for CAM charges.
(5)	Based on AMC Theatres’ 18 screens.
(6)	Leases for both Zara and H&M are subject to renewal. Both tenants continue to pay rent. We cannot assure you whether or when either lease will be renewed.
A-3-8

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Tenant Sales(1)
	2017	2018	2019	2020(2)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	$1,050,104,045	$1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(3)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	$979,138,467	$978,542,475
Sales PSF (Inline < 10,000 SF)	$1,235	$1,410	$1,675	$1,095	$1,503	$1,534	$1,599
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)(3)	$966	$989	$998	$895	$1,297	$1,378	$1,424
Occupancy Cost (Inline < 10,000 SF)(4)	13.1%	11.9%	10.3%	15.8%	11.7%	11.5%	11.1%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)(3)(4)	16.8%	17.0%	17.3%	19.4%	13.6%	12.8%	12.5%
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table includes the Release Parcels. Sales for anchor tenants were only provided between 2019-2022 and TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(4)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

Major Tenant Sales(1)
Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theatres’ 18 screens.
A-3-9

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(1)	% of UW Base Rent Expiring(1)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(1)	Cumulative % of UW Base Rent Expiring(1)
Vacant	NAP	82,587	6.0%	NAP	NAP	82,587	6.0%	NAP	NAP
2023 & MTM	16	65,119	4.7	$7,383,543	10.1%	147,706	10.7%	$7,383,543	10.1%
2024	21	138,793	10.1	9,777,149	13.4	286,499	20.8%	$17,160,692	23.6%
2025	10	40,591	2.9	5,789,837	7.9	327,090	23.8%	$22,950,529	31.5%
2026	8	268,169	19.5	4,432,342	6.1	595,259	43.2%	$27,382,871	37.6%
2027	13	52,290	3.8	6,395,710	8.8	647,549	47.0%	$33,778,581	46.4%
2028	16	56,510	4.1	7,440,994	10.2	704,059	51.1%	$41,219,574	56.6%
2029	16	36,387	2.6	4,722,754	6.5	740,446	53.8%	$45,942,329	63.1%
2030	17	89,563	6.5	9,430,718	12.9	830,009	60.3%	$55,373,047	76.0%
2031	8	19,726	1.4	2,091,762	2.9	849,735	61.7%	$57,464,809	78.9%
2032	8	24,906	1.8	2,871,986	3.9	874,641	63.5%	$60,336,795	82.8%
2033	18	62,768	4.6	10,362,452	14.2	937,409	68.1%	$70,699,248	97.1%
2034 & Thereafter	7	439,746	31.9	2,132,637	2.9	1,377,155	100.0%	$72,831,885	100.0%
Total	158	1,377,155	100.0%	$72,831,885	100.0%
(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is a part of the Release Parcels. The REC was identified based on the duration of hazardous waste generation pertaining to automotive repair, limitations during the property inspection in which observation of the tenant space was not allotted, observations during 2020 reconnaissance, the potential of an unregistered gasoline underground storage tank and violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.
A-3-10

Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021	2022	Underwritten	Per SF	%(3)
Base Rent	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702	$45.44	55.8%
Contractual Rent Steps(4)	0	0	0	0	1,475,982	1.07	1.3
Gross Up Vacancy	0	0	0	0	9,925,306	7.21	8.9
Overage Rent(5)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	4.73	5.8
Percentage Rent in Lieu(5)	18,238	1,817,988	3,439,192	2,870,199	2,257,576	1.64	2.0
Expense Reimbursement	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	21.29	26.2
Net Rental Income	$96,978,669	$94,807,013	$93,180,692	$94,836,765	$112,076,890	$81.38	100.0%
Vacancy / Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	8.22	10.1
Temporary Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	0.89	1.1
Other Income(6)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	1.45	1.8
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	$75.50	92.8%
Total Expenses	18,769,473	16,856,897	17,953,015	19,298,501	19,972,427	14.50	19.2
Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	$61.00	80.8%
Capital Expenditures	0	0	0	0	195,237	0.14	0.2
TI/LC	0	0	0	0	1,504,094	1.09	1.4
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	$59.76	79.2%
(1)	Based on the underwritten rent roll dated May 15, 2023.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Contractual Rent Steps were taken through May 2024.
(5)	Underwritten Overage Rent and Underwritten Percentage Rent in Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(6)	Other Income is based on the borrower sponsor's projections. Includes Media Participation, Simon Ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage. $80,000 of projected parking income expenses are excluded from underwritten expenses too.

The Market. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market, and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 per square foot for the San Diego retail market and $37.88 per square foot for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

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Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

The following table presents certain information relating to comparable retail centers for the Fashion Valley Mall Property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155(2)	94.0%(2)	NAP	$1,424(3)	Macy’s Bloomingdale’s Nordstrom Forever 21
Westfield UTC	1977 / 1997	1,189,411	96.0%	6.0 miles	$970	Macy’s Nordstrom Tesla
Westfield Mission Valley	1960 / 2004	1,216,321	90.0%	1.0 mile	$600	Bloomingdale’s Outlet Macy’s Backstage Nordstrom Rack Target
Grossmont Center	1961 / N/A	939,000	88.0%	9.0 miles	$473	CVS Macy’s Target Walmart
Plaza Bonita	1981 / 2007	1,029,029	85.0%	10.0 miles	$593	JCPenney Macy’s Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620	64.0%	11.0 miles	$496	Burlington JCPenney Macy’s
(1)	Based on a third party report, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 15, 2023.
(3)	Represents sales per square foot as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales PSF inclusive of tenants that have been open for 12 months or more.

The Borrower. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Fashion Valley Mall borrower delivered a non-consolidation opinion in connection with the origination of the Fashion Valley Mall Whole Loan.

The Borrower Sponsors. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). Simon and PPF’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the Fashion Valley Mall Whole Loan; however, environmental losses are a recourse carveout which is guaranteed by Simon.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moody’s: A3, S&P: A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties comprising over 184 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of June 2023, Simon had an equity market capitalization of over $41 billion.

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund is located in New York, NY and invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of

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Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

March 31, 2022, Prime Property Fund managed 526 investments, with a total value of more than $44.4 billion in gross real estate assets.

Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Control Event, or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs to be made at the Fashion Valley Mall Property.

Rollover Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $125,341 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced with 60 days or the bankruptcy action with respect to the borrower or property manager is dismissed within 90 days without adverse consequences to the Fashion Valley Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.0% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrower may obtain a release of one or more Release Parcel for no consideration, subject to the satisfaction of certain conditions including, but not limited to, (i) no loan event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent

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Annex A-3	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain affiliate Release Parcel conditions with respect to relocation and re-tenanting, and (vii) satisfaction of any REMIC release conditions.

Ground Lease. None.

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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street

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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street

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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$75,125,000	Property Type – Subtype:	Mixed Use – Lab/Office
Cut-off Date Principal Balance(1):	$75,125,000	Net Rentable Area (SF):	479,004
% of IPB:	9.1%	Location:	Cambridge, MA
Loan Purpose:	Refinance	Year Built / Renovated:	2022 / NAP
Borrower:	DW Propco EF, LLC	Occupancy:	98.7%
Borrower Sponsors:	DivcoWest Real Estate Services, LLC, California State Teachers’ Retirement System and Teacher Retirement System of Texas	Occupancy Date:	1/27/2023
Interest Rate(2):	5.50950%	4th Most Recent NOI (As of)(6):	NAV
Note Date:	1/27/2023	3rd Most Recent NOI (As of)(6):	NAV
Anticipated Repayment Date(2):	2/10/2033	2nd Most Recent NOI (As of)(6):	NAV
Interest-only Period(2):	120 months	Most Recent NOI (As of)(6):	NAV
Original Term(2):	120 months	UW Economic Occupancy:	99.0%
Original Amortization Term:	None	UW Revenues:	$62,561,733
Amortization Type(2):	Interest Only - ARD	UW Expenses:	$13,277,931
Call Protection(3):	L(24),YM1(5),DorYM1(84),O(7)	UW NOI:	$49,283,802
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$49,164,051
Additional Debt(1):	Yes	Appraised Value / Per SF(7):	$1,090,000,000 / $2,276
Additional Debt Balance(1):	$456,375,000	Appraisal Date:	1/1/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,110
RE Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,110
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	48.8%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(2)(7):	48.8%
Other Reserves(5):	$17,593,844	$0	N/A	UW NCF DSCR:	1.66x
				UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$531,500,000	98.6%	Loan Payoff	$473,876,626	87.9%
Cash Equity Contribution	7,497,903	1.4	Outstanding TI Payment(8)	44,192,678	8.2
			Upfront Reserves	17,593,844	3.3
			Closing Costs	3,334,755	0.6
Total Sources	$538,997,903	100.0%	Total Uses	$538,997,903	100.0%
(1)	The CX - 250 Water Street Mortgage Loan (as defined below) is part of a whole loan evidenced by 20 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $531.5 million (the “CX - 250 Water Street Whole Loan”). The Financial Information in the chart above reflects the CX - 250 Water Street Whole Loan.
(2)	The CX - 250 Water Street Whole Loan is structured with an anticipated repayment date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.50950% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000%. The metrics presented above are calculated based on the ARD.
(3)	The CX - 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period is based on the expected BBCMS 2023-C20 closing date in July 2023. The actual defeasance lockout period may be longer.

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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The Other Reserves represents a Base Building Work Reserve ($5,932,952), an Outstanding TI/LC Reserve ($7,160,274) and an Outstanding Linkage Fees Reserve ($4,500,617).
(6)	Historical financial information is not applicable because the CX - 250 Water Street Property (as defined below) was built in 2022.
(7)	Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization”, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 57.8% for the CX - 250 Water Street Whole Loan.
(8)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsors at origination.

The Loan. The CX - 250 Water Street mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a fixed rate whole loan that is evidenced by 20 pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by the borrower’s fee interest in a 479,004 square foot mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Square Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, N.A. (“BANA”), Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank USA (“GS”) and 3650 Real Estate Investment Trust 2 LLC (“3650”). The non-controlling Notes A-2, A-6 and A-8 with an aggregate original principal balance of $75,125,000, will be included in the BBCMS 2023-C20 securitization trust. The remaining notes are summarized in the table below. Notes A-1, A-3, A-5, A-7, A-10, A-11, A-14, A-19 and A-20 are expected to be contributed to one or more future securitization trust(s). The CX - 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 trust until the securitization of the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950%, and (ii) the sum of the swap rate in effect on the ARD plus 4.28000% (“Adjusted Interest Rate”), however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox / Cash Management.” From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at a rate of 5.50950% per annum.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,250,000	$56,250,000	BANA	Yes
A-2, A-6, A-8	75,125,000	75,125,000	BBCMS 2023-C20	No
A-3, A-5, A-7	100,000,000	100,000,000	BANA	No
A-4, A-12	55,000,000	55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	65,625,000	65,625,000	MSWF 2023-1	No
A-9, A-13, A-15, A-16	73,200,000	73,200,000	WFB	No
A-17, A-18	53,150,000	53,150,000	Benchmark 2023-B38	No
A-19, A-20	53,150,000	53,150,000	3650	No
Whole Loan	$531,500,000	$531,500,000

The Property. The CX - 250 Water Street Property consists of a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was recently developed by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco (as defined herein), who owns all but four parcels. Cambridge Crossing broke ground in May 2017 and upon completion is expected to include over 16 buildings, 2.1 million square feet of science and technology space, 2.4 million square feet of residential space, 100,000 square feet of dining and retail space and 11 acres of green and open space. Over 2.1 million square feet of space has already started construction or been completed and major tenants include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston, and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle, and dedicated bike lanes throughout. Cambridge Crossing is approximately 3.5 miles from Boston Logan International Airport.

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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street

The CX – 250 Water Street Property was designed by Jacobs and Ennead and construction was completed in 2022. The CX - 250 Water Street Property is a nine-story building with post-COVID design features and includes laboratory space (approximately 60.0% NRA), office space (approximately 40.0% NRA), ground floor retail (6,424 square feet), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 spaces per 1,000 SF), bike storage, a fitness center and an indoor solarium. The CX - 250 Water Street Property has 15’ - 20’ ceiling heights and six passenger elevators. Adjacent to the building is open green space with a playing field and a plaza to host food trucks. The CX - 250 Water Street Property is 98.7% leased to E.R. Squibb & Sons LLC (wholly owned by Bristol Myers Squibb (“BMY”)).

Major Tenant.

E.R. Squibb & Sons LLC (472,580 square feet, 98.7% of NRA, 100.0% of underwritten base rent): E.R. Squibb & Sons LLC is a wholly owned subsidiary of BMY (rated A+/A2 by S&P/Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology, and cardiovascular disease among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.2 billion in 2022. As of May 2023, BMY had a market capitalization of approximately $138.7 billion.

The CX - 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the origination date and was fully reserved by the lender. In addition to such tenant improvement allowance, BMY reportedly is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. The tenant is currently completing its work and is anticipated to take occupancy in the third quarter of 2023.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through October 31, 2037, with two, 10-year renewal options and no termination option. E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 square feet on floor 9. The rent commencement dates of the BMY leases at the CX - 250 Water Street Property were July 1, 2022 and November 1, 2022. The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX - 250 Water Street Property is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the floor 9 lease premises, which, if exercised, would be effective October 31, 2032, upon 18-30 months’ notice and payment of a contraction fee equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is coterminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.

Environmental. The Phase I environmental assessment (“ESA”) dated May 24, 2022 identified a controlled recognized environmental condition at the CX - 250 Water Street Property resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston. Remedial actions are anticipated to be completed in connection with the completion of construction at the CX - 250 Water Street Property, and when completed, are expected to result in regulatory closure for the CX - 250 Water Street Property, according to the ESA. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
N/A	N/A	N/A	98.7%
(1)	Historical occupancies are not applicable because the CX - 250 Water Street Property was built in 2022.
(2)	Represents occupancy as of January 27, 2023.

Top Tenant Summary(1)
Tenant	Suite	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
E.R. Squibb & Sons LLC	100 – 800	A2/A+/NR	415,900	86.8%	$88.50	$36,807,150	86.1%	10/31/2037
E.R. Squibb & Sons LLC(3)	900	A2/A+/NR	56,680	11.8	$105.00	5,951,400	13.9	10/31/2037
Occupied Collateral Total / Wtd. Avg.			472,580	98.7%	$90.48	$42,758,550	100.0%

Vacant Space			6,424	1.3%

Collateral Total			479,004	100.0%

(1)	Based on underwritten rent roll dated January 27, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the floor on floor 9 on the last day of the 10th lease year (October 31, 2032) with 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one five-year extension option.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,424	1.3%	NAP	NA	P	6,424	1.3%	NAP	NAP
MTM	0	0	0.0	$0	0.0%		6,424	1.3%	$0	0.0%
2023	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2024	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2025	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2026	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2027	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2028	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2029	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2030	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2031	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2032	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2033	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2034 & Thereafter	2	472,580	98.7	42,758,550	100.0		479,004	100.0%	$42,758,550	100.0%
Total	2	479,004	100.0%	$42,758,550	100.0%
(1)	Based on the underwritten rent roll dated January 27, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
Underwritten Net Cash Flow(1)
	Underwritten	Per SF	%(2)
Base Rent(3)	$43,079,750	$89.94	68.2%
Straight Line Rent(4)	5,689,409	11.88	9.0%
Total Reimbursements	12,827,911	26.78	20.3%
Parking Income	1,596,600	3.33	2.5%
Net Rental Income	$63,193,670	$131.93	100.0%
Vacancy/Credit Loss	(631,937)	(1.32)	(1.0%)
Effective Gross Income	$62,561,733	$130.61	99.0%
Total Expenses	13,277,931	27.72	21.2%
Net Operating Income	$49,283,802	$102.89	78.8%
Capital Expenditures	119,751	0.25	0.2%
TI/LC	0	0.00	0.0%
Net Cash Flow	$49,164,051	$102.64	78.6%
(1)	Historical financial information is not available because the CX - 250 Water Street Property was built in 2022.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Based on the in-place rent roll dated January 27, 2023 for contractual leases. The rent commencement dates for the CX - 250 Water Street Property was in July 2022 and November 2022.
(4)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.

The Market. The CX - 250 Water Street Property is located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the Northeast, but for the entire United States. 18 of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology. There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

Submarket Statistics for Lab Space
Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06
Source: Appraisal.

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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
Summary of Comparable Leases
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX - 250 Water Street(1)(2) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines, Inc.	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/ Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average(3)				10.0		218,180	$103.26		$150.00
Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated January 27, 2023.
(2)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent PSF of $105.00 with 2.75% annual increases.
(3)	Average excludes the CX - 250 Water Street Property.

The Borrower. The borrower is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CX - 250 Water Street Whole Loan.

The Borrower Sponsors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of September 30, 2022, Divco had over $17.7 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million square feet.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $311.1 billion as of April 30, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.31% (approximately $50.7 billion as of April 30, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, the agency was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

Property Management. The CX - 250 Water Street Property is managed by Divco West Real Estate Services, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $7,160,274 for a reserve with respect to outstanding tenant improvement allowances and leasing commissions, (ii) $5,932,952 for a base building reserve with respect to construction of the CX - 250 Water Street Property, and (iii) $4,500,617 for a reserve with respect to outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in

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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street

the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to the Project Mitigation Agreement, between the City of Somerville and the borrower.

Tax Escrows – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes.

Insurance Escrows – During a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated annual insurance premiums.

Rollover Reserves – During a Lease Sweep Period (as defined below), all excess cash will be swept into the rollover reserve.

A “Trigger Period” will occur:

(i)	commencing upon the ARD (with no cure or end date);
(ii)	commencing upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;
(iii)	on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equaling or exceeding $23,950,200; or
(iv)	during a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i)	the earliest to occur of:
a.	the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);
b.	the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or
c.	with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lender reasonably determines that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);
(ii)	the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date;
(iii)	solely with respect to any Lease Sweep Lease under which neither the applicable tenant, nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the property and the same has not been subleased in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;
(iv)	a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or
(v)	the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A)	if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
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Annex A-3	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
(B)	if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Lease space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(C)	if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;
(D)	if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;
(E)	if triggered in the case of clause (iv) above, the date on which the subject default has been cured;
(F)	if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender;
(G)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or
(H)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the BMY leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox / Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

On and after the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 3 – Phoenix Huntsville II

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Annex A-3	BBCMS 2023-C20
No. 3 – Phoenix Huntsville II

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Annex A-3	BBCMS 2023-C20
No. 3 – Phoenix Huntsville II
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$67,500,000	Title:	Fee
Cut-off Date Principal Balance:	$67,500,000	Property Type – Subtype:	Industrial – Warehouse/Distribution
% of IPB:	8.2%	Net Rentable Area (SF):	1,361,882
Loan Purpose:	Refinance	Location:	Huntsville, AL
Borrower:	Phoenix Huntsville II Industrial Investors LLC	Year Built / Renovated:	1979 / 2007
Borrower Sponsor:	Phoenix Investors	Occupancy(3):	100.0%
Interest Rate:	6.59950%	Occupancy Date:	6/6/2023
Note Date:	6/6/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2033	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,083,828
Call Protection:	L(25),D(89),O(6)	UW Expenses:	$242,515
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,841,314
Additional Debt:	No	UW NCF:	$7,546,499
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$107,100,000 / $79
Additional Debt Type:	N/A	Appraisal Date:	4/16/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$50
Taxes:	$311,078	$40,931	N/A	Maturity Date Loan / SF:	$50
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$0	$11,349	$408,565	Maturity Date LTV:	63.0%
TI/LC:	$2,000,000	Springing	$1,000,000	UW NCF DSCR:	1.67x
Other(2):	$9,466,463	$0	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$67,500,000	100.0%	Partnership Buyout(5)	$27,280,522	40.4%
			Loan Payoff	24,455,740	36.2
			Upfront Reserves	11,777,542	17.4
			Closing Costs(6)	2,836,025	4.2
			Return of Equity	1,150,171	1.7
Total Sources	$67,500,000	100.0%	Total Uses	$67,500,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other Reserves consist of an initial Tenant Improvements and Leasing Commissions Funds of approximately $6.6 million and an initial Rent Concession Reserve of approximately $2.8 million.
(3)	American Hyperion Solar Module Manufacturing LLC (“Hyperion”) executed a 7.5-year lease in May 2023 to occupy the entire Phoenix Huntsville II Property (as defined below). Reserves in the amount of approximately $9.5 million were established at origination, which represent (i) a tenant improvement allowance of approximately $4,085,646, (ii) unpaid leasing commissions of approximately $2,295,781, (iii) four months of rent to cover the free rent period from July through October 2023 in the amount of approximately $2,835,036 and (iv) landlord’s work in the amount of $250,000.
(4)	Historical cash flow is not available as the borrower sponsor acquired the Phoenix Huntsville II Property in April 2021. The prior tenant vacated in 2021.
(5)	A portion of proceeds at origination were used to buy out a preferred partnership interest for a total of approximately $27,280,522, which comprises approximately $21,400,790 for the Phoenix Huntsville II Property and approximately $5,879,732 for another property that was required to be bought out at the same time.
(6)	Closing Costs include an interest rate buydown of $2,362,500.

The Loan. The Phoenix Huntsville II mortgage loan (the “Phoenix Huntsville II Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $67,500,000 and is secured by the borrower’s fee interest in a 1,361,882 square foot industrial warehouse/distribution facility in Huntsville, Alabama (the “Phoenix Huntsville II Property”). The Phoenix Huntsville II Mortgage Loan has a 10-year interest-only term and accrues interest at a rate of 6.59950% per annum.

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Annex A-3	BBCMS 2023-C20
No. 3 – Phoenix Huntsville II

The Property. The Phoenix Huntsville II Property is a single-tenant industrial warehouse/distribution facility containing 1,361,882 square feet of space located in Huntsville, Madison County, Alabama. Situated on 155.24 acres, the Phoenix Huntsville II Property features a single-story building constructed in 1979 and renovated in 2007 with 1,195 parking spaces (resulting in a ratio of approximately 0.9 spaces per 1,000 square feet of net rentable area). The Phoenix Huntsville II Property includes approximately 2.0% of office space, six drive-in doors, 50 dock-high doors, clear ceiling heights ranging from 23 feet to 42 feet, two freight elevators and is fully air-conditioned. In addition to the main building, there are also four auxiliary buildings (one maintenance building and three pump houses), which are not included in the leased area.

The Phoenix Huntsville II Property is currently 100.0% occupied by Hyperion under a new 7.5-year lease that expires in January 2031. The borrower sponsor is required to contribute approximately $4.1 million of tenant improvement allowance for base building improvements (escrowed at origination and not to be released until its rent commencement date of November 1, 2023). Tenant improvements will consist of fit out expenses such as electrical distribution, office updating, warehouse racking, and miscellaneous base building improvements.

Sole Tenant. Hyperion (1,361,882 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Hyperion is the module brand launched by Runergy for the U.S. market in 2021. Runergy is ranked 3rd in global photovoltaic cell sales by PVInfoLink from 2019 to 2022. Runergy has 50,000 tons of polysilicon capacity in Ningxia and over 25GW cell capacity around the world. Hyperion is headquartered in California with established production facilities in Thailand. Hyperion executed a 7.5-year lease at the Phoenix Huntsville II Property in May 2023 with a lease start date of August 1, 2023 and an expiration date of January 31, 2031. The lease is structured as triple net with a current base rent of $6.07 per square foot, increasing annually on November 1 by an average of approximately 2.7% through lease expiration. Hyperion has one, 57-month renewal option and two, five-year renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Phoenix Huntsville II Property:

Historical and Current Occupancy
2022(1)	Current(2)
NAV	100.0%
(1)	Hyperion executed a 7.5-year lease in May 2023 to occupy the entire Phoenix Huntsville II Property. The prior tenant vacated the Phoenix Huntsville II Property in 2021.
(2)	Current Occupancy is based on the underwritten rent roll dated June 6, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Hyperion	NR/NR/NR	1,361,882	100.0%	$6.07	$8,266,778	100.0%	1/31/2031
Occupied Collateral Total / Wtd. Avg.		1,361,882	100.0%	$6.07	$8,266,778	100.0%
Vacant Space		0	0.0%
Collateral Total		1,361,882	100.0%

(1)	Based on the underwritten rent roll dated June 6, 2023.

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No. 3 – Phoenix Huntsville II

The following table presents certain information relating to the tenant lease expiration of the Phoenix Huntsville II Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NA	P
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	1	1,361,882	100.0	8,266,778	100.0	1,361,882	100.0%	$8,266,778	100.0%
2032	0	0	0.0	0	0.0	1,361,882	100.0%	$8,266,778	100.0%
2033	0	0	0.0	0	0.0	1,361,882	100.0%	$8,266,778	100.0%
2034 & Beyond	0	0	0.0	0	0.0	1,361,882	100.0%	$8,266,778	100.0%
Total	1	1,361,882	100.0%	$8,266,778	100.0%
(1)	Based on the underwritten rent roll dated June 6, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to the underwritten cash flows of the Phoenix Huntsville II Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$8,266,778	$6.07	97.2%
Vacant Income	0	0.00	0.0
Rent Steps	0	0.00	0.0
Gross Potential Rent	$8,266,778	$6.07	97.2%
Total Reimbursements	242,515	0.18	2.9
Other Income	0	0.00	0.0
Net Rental Income	$8,509,293	$6.25	100.0%
(Vacancy/Credit Loss)	(425,465)	(0.31)	(5.0)
Effective Gross Income	$8,083,828	$5.94	95.0%
Total Expenses	242,515	0.18	3.0
Net Operating Income	$7,841,314	$5.76	97.0%
Capital Expenditures	136,188	0.10	1.7
TI/LC	158,626	0.12	2.0
Net Cash Flow	$7,546,499	$5.54	93.4%
(1)	Historical cash flow is not available as the borrower sponsor acquired the Phoenix Huntsville II Property in April 2021. The prior tenant vacated in 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to Phase I environmental assessment dated April 18, 2023, there was no evidence of any recognized environmental conditions at the Phoenix Huntsville II Property.

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No. 3 – Phoenix Huntsville II

The Market. The Phoenix Huntsville II Property is located in Huntsville, Alabama and forms part of the Huntsville, AL Metropolitan Statistical Area (“MSA”). The top three industries within the MSA are services, manufacturing, and retail trade. Major employers in the MSA include U.S. Army/Redstone Arsenal, Huntsville Hospital, NASA/Marshall Space Flight Center, The Boeing Co., and Huntsville city schools. Redstone Arsenal is a major federal research-and-development, testing, and engineering facility with more than 60 different federal organizations and contractors having operations here. Redstone Arsenal is responsible for approximately 104,000 jobs in and around the state of Alabama. Huntsville is home to NASA's Marshall Space Flight Center the largest space museum in the world, U.S. Space & Rocket Center. In addition, the Port of Huntsville is approximately 17.6 miles southwest of the Phoenix Huntsville II Property. The Port of Huntsville contains the Huntsville International Airport, International Intermodal Center and Jetplex Industrial Park (4,000 acres). The Port of Huntsville is located to serve the Tennessee Valley region and beyond.

Primary access to the Phoenix Huntsville II Property is provided by US Highway 72, which provides access from southwestern Tennessee, throughout North Mississippi, North Alabama, and southeastern Tennessee. According to a third-party market research report, the estimated 2023 population within a one-, three- and five-mile radius of the Phoenix Huntsville II Property is 325, 24,055, and 73,671, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius is $107,524, $91,243, and $93,950, respectively.

According to the appraisal, the Phoenix Huntsville II Property is located in the Huntsville, AL Industrial market within the North Huntsville industrial submarket. According to a third-party market research report, the North Huntsville industrial submarket has an inventory of approximately 10.1 million square feet and a vacancy rate of 18.0%. The overall rental rate in the submarket for industrial space is $7.75 per square foot, an increase of 11.5% over 2022. The appraiser concluded to a market rent of $5.80 per square foot for warehouse space at the Phoenix Huntsville II Property.

The following table presents certain information relating to comparable industrial sales for the Phoenix Huntsville II Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Phoenix Huntsville II	1,361,882(2)	1979 / 2007	100.0%(2)(3)
Huntsville, AL
34 Commerce Drive	1,032,869	1996 / 2021	100.0%	Aug-22	$80,500,000	$77.94	5.57%
Gaffney, SC
578 Robinson Road	1,400,580	2021 / NAP	100.0%	Nov-21	$119,496,294	$85.32	4.57%
Greer, SC
2500 West Park Drive	758,488	2000 / NAP	100.0%	Oct-21	$59,816,060	$78.86	3.89%
Gainesville, GA
545 Logistics Center Parkway	924,840	2017 / NAP	100.0%	Sep-21	$76,400,000	$82.61	4.30%
Pendergrass, GA
3101 Anderson Road	701,860	2005 / NAP	100.0%	Jun-21	$49,000,000	$69.81	NAV
Opelika, AL
646 James Record Road Southwest	555,766	1972 / NAP	100.0%	May-21	$48,000,000	$86.37	8.10%
Huntsville, AL
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 6, 2023.
(3)	The prior tenant vacated the Phoenix Huntsville II Property in 2021. Hyperion executed a 7.5-year lease in May 2023 to occupy the entire Phoenix Huntsville II Property.
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The following table presents certain information relating to comparable industrial leases for the Phoenix Huntsville II Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
Phoenix Huntsville II	1979	1,361,882(2)	1,361,882(2)	Hyperion	23' - 42’	$6.07(2)	Aug-23(2)	90(2)
Huntsville, AL
7550 Wood Road	2022	500,400	500,400	Unis	40'	$6.24	Oct-22	63
Douglasville, GA
Jetplex Lane	2022	337,137	337,137	FedEx Ground Package	32' - 36’	$6.38	Sep-22	180
Madison, AL
12220 Carolina Logistics Drive	2022	1,006,462	1,006,462	Amazon	40'	$5.50	Jun-22	144
Pineville, NC
Will Walker Road	2021	529,568	529,568	Mercedes Benz US	32'	$5.60	Jan-22	120
Vance, AL
3901 Lakeshore Parkway	2021	290,879	290,795	FedEx Ground Package	36' - 40’	$5.91	Aug-21	180
Bessemer, AL
Mooresville Road	2021	213,600	213,600	Carter Express	32'	$6.95	Aug-21	NAV
Madison, AL
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 6, 2023.

The Borrower. The borrowing entity for the Phoenix Huntsville II Mortgage Loan is Phoenix Huntsville II Industrial Investors LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Phoenix Huntsville II Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Phoenix Investors, a Limited Liability Company, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 64 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The non-recourse carveout guarantors of the Phoenix Huntsville II Mortgage Loan are Irrevocable Children's Trust Dated 7/22/91 and Irrevocable Children's Trust No. 2 Dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Phoenix Huntsville II Property is managed by the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $311,078 for real estate taxes, (ii) $2,000,000 for tenant improvements and leasing commissions and (iii) approximately $9,466,463 for unfunded obligations consisting of (a) a tenant improvement allowance of approximately $4,085,646, (b) unpaid leasing commissions of approximately $2,295,781, (c) four months of rent to cover the free rent period from July through October 2023 in the amount of approximately $2,835,036 and (d) landlord’s work in the amount of $250,000.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $40,931; provided the monthly escrow for taxes will be waived for the amount of taxes paid by any tenant(s) at the Phoenix Huntsville II Property, provided that (i) the premises leased pursuant to the applicable lease constitutes a separate tax lot or lots and does not constitute a portion of any other tax lot not demised by the applicable lease, (ii) the applicable lease demises the entirety of each relevant tax parcel, (iii) such lease remains in full force and effect and no default will have occurred and be continuing beyond any applicable notice and cure period, (iv) the then current term under such lease is scheduled to expire no earlier than (a) if such installments of taxes are due and payable annually, 12 months after the date on which the next installment of taxes or other assessments (if any) are due, (b) if such installments of taxes are due and payable semi-annually, six months after the date on which the next

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installment of taxes or other assessments (if any) are due, or (c) if such installments of taxes are due and payable quarterly, three months after the date on which the next installment of taxes or other assessments (if any) are due, (v) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, (vi) the applicable tenant is obligated pursuant to its lease to pay all taxes and other assessments (if any) relating to each relevant tax parcel directly to the applicable governmental authority, and (vii) the applicable tenant performs such obligations in a timely manner and the borrower provides written evidence reasonably acceptable to the lender of such performance by the applicable tenant to the lender.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided that the monthly escrow for insurance will be waived for insurance premiums paid directly by any tenant(s) at the Phoenix Huntsville II Property, provided that (i) the applicable lease demises the entirety of the Phoenix Huntsville II Property, (ii) such lease remains in full force and effect and no defaults under such lease have occurred and are continuing beyond any applicable notice and cure period, (iii) the then current term under such lease is scheduled to expire no earlier than 12 months after the date on which such insurance premiums are (or would be) due and payable, (iv) no Material Tenant Trigger Event has occurred and be continuing, (v) the applicable tenant is obligated pursuant to the express terms of its lease to maintain insurance in accordance with the terms and provisions of the Phoenix Huntsville II Mortgage Loan documents and such tenant is paying the insurance premiums directly to the agent or insurer, (vi) all insurance required to be maintained pursuant to the Phoenix Huntsville II Mortgage Loan documents is provided to the lender and (vii) the applicable tenant performs such obligations in a timely manner and the borrower provides the lender with evidence of renewal policies and, if requested by the lender, paid receipts for the payment of insurance premiums prior to the delinquency thereof.

Replacement Reserves – On a monthly basis, the borrower is required to deposit $11,349 for replacement reserves subject to a cap of $408,565.

Rollover Reserve – On a monthly basis, the borrower is required to deposit approximately $17,036 for rollover reserves if at any time the balance of the reserve equals or falls below $250,000, until such time as the reserve is restored to a cap of $1,000,000.

Lockbox / Cash Management. The Phoenix Huntsville II Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the Phoenix Huntsville II Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Huntsville II Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Huntsville II Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, the monthly Material Tenant (as defined below) deposit to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, the remaining amount to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Huntsville II Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Huntsville II Property), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the

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applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Huntsville II Mortgage Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Huntsville II Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for any of the borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.35x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the Phoenix Huntsville II Property or a portion thereof (viii) a Material Tenant announces or discloses publicly its intent to relocate from, or vacate, all or any portion of its space or (ix) all or any portion of a Material Tenant’s space is marketed for sublease by such Material Tenant (other than marketing by such Material Tenant in the normal course of such Material Tenant’s business operations to a supplier or vendor of such Material Tenant that is then supplying goods or services to such Material Tenant at the Phoenix Huntsville II Property) and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Huntsville II Mortgage Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Huntsville II Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Huntsville II Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (d) with respect to clause (iv) above, a cure of the applicable event of default, (e) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (f) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant, (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at the Phoenix Huntsville II Property or a portion thereof such that it is no longer dark, and has not vacated, ceased to conduct business in the ordinary course, at the Phoenix Huntsville II Property, (h) with respect to clause (viii) above, (1) the Material Tenant delivers written evidence of the public unconditional revocation or recission of its intent to relocate or vacate all or the applicable portion of its space or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant and (i) with respect to clause (ix) above, (1) the delivery of written evidence of the cessation of all marketing efforts with respect to the Material Tenant’s space or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant.

A “Material Tenant” means (i) Hyperion or (ii) any tenant at the Phoenix Huntsville II Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Huntsville II Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Phoenix Huntsville II Property.

Subordinate and Mezzanine Debt. None.

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Permitted Future Mezzanine Debt. The borrower is permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Huntsville II Mortgage Loan documents, which include, but are not limited to: (i) no event of default under the Phoenix Huntsville II Mortgage Loan documents is continuing; (ii) the aggregate loan-to-value ratio based on the Phoenix Huntsville II Mortgage Loan and the mezzanine loan is no greater than 63.0%; (iii) the actual combined debt service coverage ratio based on the Phoenix Huntsville II Mortgage Loan and the mezzanine loan is no less than 1.67x; (iv) the actual combined net operating income debt yield based on the Phoenix Huntsville II Mortgage Loan and the mezzanine loan is no less than 11.2%; (v) the borrower will continue to comply with the terms of the Phoenix Huntsville II Mortgage Loan documents, including, without limitation, the single purpose entity covenants; (vi) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; and (vii) receipt of a rating agency confirmation.

Partial Release. The Phoenix Huntsville II Mortgage Loan documents provide for the potential release of all or a portion of a parcel (but no more than two releases permitted) totaling approximately 34.0 acres located in the southeast corner of the Phoenix Huntsville II Property (the “Release Parcel”). The potential partial release will only be permitted (i) in connection with a third-party sale, (ii) if a separate tax parcel can be created for the parcel to be released, (iii) the requested partial release does not negatively impact the ongoing operations (i.e., access, parking, utilities, etc.) of the Phoenix Huntsville II Property after such release and (iv) such release satisfies additional conditions and requirements set forth in the Phoenix Huntsville II Mortgage Loan documents. No paydown will be required in connection with the release of this collateral. Notwithstanding the foregoing, the potential partial release may be conveyed to an affiliate of the borrower or any guarantor so long as such affiliate does not solicit, attempt to solicit, permit or enter into any lease or other occupancy agreement with any tenant or such tenant’s affiliates at the Release Parcel other than pursuant to (a) the prior written consent of the lender, (b) in connection with an expansion request made by such tenant or its affiliates, but only to the extent (i) there is no vacant space at the remaining Phoenix Huntsville II Property to accommodate the expansion request, (ii) such tenant remains in occupancy of all of its premises at the remaining Phoenix Huntsville II Property, and (iii) the lease covering such expansion space at the outparcel is a separate and distinct lease and does not amend or modify any of the terms or provisions of the existing lease with such tenant or its affiliates encumbering the remaining Phoenix Huntsville II Property, or (c) in connection with the leasing of all or a portion of the Phoenix Huntsville II Property to a replacement tenant pursuant to a lease entered into in accordance with the terms and conditions of the Phoenix Huntsville II Mortgage Loan documents on terms and conditions reasonable acceptable to the lender and to the extent such replacement tenant requires additional space which is not available at the remaining Phoenix Huntsville II Property; provided, however that the lease covering such additional space at the Release Parcel is a separate and distinct lease and is not cross-defaulted with the replacement lease for the remaining Phoenix Huntsville II Property. Pursuant to the Phoenix Huntsville II Mortgage Loan documents, the borrower has the right to request in the future that the lender consider adding three additional vacant, unimproved and non-income producing parcels of land to the Release Parcel, which additional parcels may be released in accordance with the terms and conditions of the Phoenix Huntsville II Mortgage Loan documents. The lender’s consent to the foregoing will not be unreasonably withheld, provided that the borrower satisfies the conditions set forth in the Phoenix Huntsville II Mortgage Loan documents.

Ground Lease. None.

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No. 4 – Healthcare Trust MOB Portfolio

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No. 4 – Healthcare Trust MOB Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, SGFC	Single Asset / Portfolio:	Portfolio
		Title:	Various
Original Principal Balance(1):	$61,500,000	Property Type – Subtype:	Office – Medical
Cut-off Date Principal Balance(1):	$61,500,000	Net Rentable Area (SF):	1,247,943
% of IPB:	7.5%	Location:	Various
Loan Purpose:	Refinance	Year Built / Renovated:	Various / Various
Borrowers(2):	Various	Occupancy:	96.5%
Borrower Sponsor:	Healthcare Trust Operating	Occupancy Date:	5/24/2023
	Partnership, L.P.	4th Most Recent NOI (As of)(5):	$15,108,391 (12/31/2020)
Interest Rate:	6.45300%	3rd Most Recent NOI (As of)(5):	$18,702,482 (12/31/2021)
Note Date:	5/24/2023	2nd Most Recent NOI (As of)(5):	$26,544,839 (12/31/2022)
Maturity Date:	6/6/2033	Most Recent NOI (As of):	$26,932,240 (TTM 3/31/2023)
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$39,365,086
Original Amortization Term:	None	UW Expenses:	$10,218,760
Amortization Type:	Interest Only	UW NOI:	$29,146,326
Call Protection(3):	L(12),YM1(13),DorYM1(88),O(7)	UW NCF:	$27,420,277
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(6):	$455,000,000 / $365
Additional Debt(1):	Yes	Appraisal Date(6):	3/24/2023
Additional Debt Balance(1):	$178,500,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$192
Taxes:	$643,802	$321,901	N/A	Maturity Date Loan / SF:	$192
Insurance:	$6,283	$1,257	N/A	Cut-off Date LTV(6):	52.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(6):	52.7%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.75x
Other:	$5,319,348	Springing	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	100.0%	Loan Payoff	$196,076,830	81.7%
			Return of Equity	29,390,626	12.2
			Closing Costs(7)	8,563,111	3.6
			Upfront Reserves	5,969,433	2.5
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%
(1)	The Healthcare Trust MOB Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 14 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $240.0 million (the “Healthcare Trust MOB Portfolio Whole Loan”). The Financial Information in the chart above reflects the metrics of the Healthcare Trust MOB Portfolio Whole Loan.
(2)	The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	Defeasance of the Healthcare Trust MOB Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 24, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2023-C20 securitization trust in July 2023. The actual defeasance lockout period may be longer.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The borrower sponsor progressively acquired the Healthcare Trust MOB Portfolio Properties (as defined below) between 2013 and 2023, which resulted in an increase in historical NOI due to limited operating history for certain properties. For additional information on how many Healthcare Trust MOB Portfolio Properties were owned by the borrower sponsor for any year, see “Historical and Current Occupancy” below.
(6)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $444,475,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 54.0% and 54.0%, respectively. Appraisal Dates for the Healthcare Trust MOB Portfolio Properties range from March 20, 2023 to April 5, 2023.
(7)	Closing Costs include an interest rate buydown of $3,240,000.

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No. 4 – Healthcare Trust MOB Portfolio

The Loan. The Healthcare Trust MOB Portfolio mortgage loan (the “Healthcare Trust MOB Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee and/or leasehold interests in a 1,247,943 square foot medical office portfolio comprised of 62 properties located in 19 states (the “Healthcare Trust MOB Portfolio Properties”). The Healthcare Trust MOB Portfolio Whole Loan was co-originated by Barclays, SGFC and KeyBank National Association, consists of 14 pari passu notes and accrues interest at a rate of 6.45300% per annum. The Healthcare Trust MOB Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1, being contributed by Barclays, and non-controlling Notes A-6 and A-8, being contributed by Barclays and SGFC, respectively, with an aggregate original principal balance of $61,500,000, will be included in the BBCMS 2023-C20 securitization trust. The Healthcare Trust MOB Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C20	Yes
A-2(!)	$30,000,000	$30,000,000	Barclays	No
A-3(1)	$20,000,000	$20,000,000	Barclays	No
A-4(1)	$10,000,000	$10,000,000	Barclays	No
A-5(1)	$5,000,000	$5,000,000	Barclays	No
A-6	$3,000,000	$3,000,000	BBCMS 2023-C20	No
A-7(1)	$20,600,000	$20,600,000	SGFC	No
A-8	$18,500,000	$18,500,000	BBCMS 2023-C20	No
A-9(1)	$9,100,000	$9,100,000	SGFC	No
A-10(1)	$6,400,000	$6,400,000	SGFC	No
A-11(1)	$5,400,000	$5,400,000	SGFC	No
A-12(1)	$40,000,000	$40,000,000	KeyBank	No
A-13(1)	$20,000,000	$20,000,000	KeyBank	No
A-14(1)	$12,000,000	$12,000,000	KeyBank	No
Whole Loan	$240,000,000	$240,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Healthcare Trust MOB Portfolio Properties are comprised of 62 medical office buildings located across 19 different states and totaling 1,247,943 square feet. The Healthcare Trust MOB Portfolio Properties are currently 96.5% leased to approximately 107 tenants, with approximately 24.0% of the tenancy being investment grade rated. 57 of the Healthcare Trust MOB Portfolio Properties are located on-campus or near a hospital and/or are affiliated with a hospital campus or health system and all provide outpatient care. The borrower sponsor acquired the Healthcare Trust MOB Portfolio between 2013 and 2023 for a reported cost of $403.7 million. The five largest individual properties based on allocated loan amount are the Belpre V Cancer Center – Belpre, OH property (6.2% of square feet, 17.6% of underwritten base rent), the Glendale MOB- Farmington Hills, MI property (3.6% of square feet, 3.7% of underwritten base rent), the 1600 State Street property (2.5% of square feet, 2.6% of underwritten base rent), the Palm Valley Medical Plaza – Goodyear, AZ property (3.1% of square feet, 2.9% of underwritten base rent) and the Eastside Cancer Institute – Greenville, SC property (2.5% of square feet, 2.1% of underwritten base rent), with no other individual property representing more than 3.6% of square feet or 3.0% of underwritten base rent.

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No. 4 – Healthcare Trust MOB Portfolio

The following table presents detailed information with respect to each of the Healthcare Trust MOB Portfolio Properties:

Portfolio Summary
Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Belpre V Cancer Center - Belpre, OH	2020/NAP	77,367	100.0%	$47,060,000	19.6%	$87,150,000	$5,465,509
Glendale MOB - Farmington Hills, MI	1988/NAP	44,639	93.9%	$7,990,000	3.3%	$14,800,000	$1,047,768
1600 State Street	1977/2006	30,642	100.0%	$6,860,000	2.9%	$12,700,000	$814,292
Palm Valley Medical Plaza - Goodyear, AZ	1995/NAP	38,637	96.8%	$5,720,000	2.4%	$10,600,000	$722,580
Eastside Cancer Institute - Greenville, SC	1999/NAP	30,924	100.0%	$5,560,000	2.3%	$10,300,000	$686,452
Aurora Healthcare Center - Waterford, WI	1999/NAP	23,662	100.0%	$5,130,000	2.1%	$9,500,000	$612,774
Beaumont Medical Center - Warren, MI	2005/NAP	35,219	54.5%	$5,080,000	2.1%	$9,400,000	$467,769
Millennium Eye Care - Freehold, NJ	1985/2009	25,164	100.0%	$4,990,000	2.1%	$9,250,000	$698,290
757 Franciscan Medical - Munster, IN	2008/2012	37,040	100.0%	$4,970,000	2.1%	$9,200,000	$760,957
Vascular Surgery Associates - Tallahassee, FL	2008/2018	20,000	100.0%	$4,700,000	2.0%	$8,700,000	$553,992
Decatur Medical Office Building - Decatur, GA	1993/2022	20,800	100.0%	$4,590,000	1.9%	$8,500,000	$535,783
Aurora Healthcare Center - Wautoma, WI	2004/NAP	21,048	100.0%	$4,540,000	1.9%	$8,400,000	$545,079
Greenfield Medical Plaza - Gilbert, AZ	2001/NAP	28,488	90.5%	$4,270,000	1.8%	$7,900,000	$594,151
Swedish American MOB - Roscoe, IL	2014/NAP	25,200	93.7%	$4,270,000	1.8%	$7,900,000	$523,490
West Michigan Surgery Center - Big Rapids, MI	1982, 2015 /NAP	20,404	100.0%	$4,180,000	1.7%	$7,750,000	$552,983
UMPC - Sir Thomas Court - Harrisburg, PA	1994/NAP	24,000	100.0%	$4,170,000	1.7%	$7,725,000	$462,232
Eastern Carolina ENT - Greenville, NC	2001/NAP	22,528	100.0%	$4,160,000	1.7%	$7,700,000	$509,976
Lancaster Medical Arts MOB - Lancaster	1988/NAP	30,623	100.0%	$4,140,000	1.7%	$7,675,000	$477,483
UMPC - Fisher Road - Mechanicsburg, PA	1990/NAP	15,000	100.0%	$3,980,000	1.7%	$7,375,000	$434,519
Pensacola Nephrology MOB - Pensacola, FL	2011/2021	18,435	100.0%	$3,830,000	1.6%	$7,100,000	$451,276
Kingwood Executive Center - Kingwood, TX	2005/NAP	29,120	88.0%	$3,830,000	1.6%	$7,100,000	$462,467
Lee Memorial Health System - Fort Myers, FL	1998/2021	24,174	100.0%	$3,560,000	1.5%	$6,600,000	$448,229
Greenville Health System - Greenville, SC	1997/NAP	21,603	100.0%	$3,560,000	1.5%	$6,600,000	$461,316
UMPC - Chambers Hill - Harrisburg, PA	1955/2018	11,000	100.0%	$3,510,000	1.5%	$6,500,000	$384,791
Rockwall Medical Plaza - Rockwall, TX	2008/NAP	18,176	100.0%	$3,420,000	1.4%	$6,330,000	$456,104
Pioneer Spine Sports - West Springfield	2008/NAP	15,000	100.0%	$3,350,000	1.4%	$6,200,000	$423,804
Women's Healthcare Group MOB - York, PA	1993/NAP	21,316	100.0%	$3,330,000	1.4%	$6,175,000	$356,226
OrthoOne Hilliard - Hilliard, OH	2006/NAP	24,836	100.0%	$3,210,000	1.3%	$5,950,000	$452,536
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	1985/NAP	17,594	100.0%	$3,130,000	1.3%	$5,800,000	$370,923
St Peter’s - Albany, NY - 5 Palisades	1999/NAP	44,323	100.0%	$3,130,000	1.3%	$5,800,000	$541,122
Crittenton MOB - Washington Township, MI	2002/2021, 2022	19,561	92.7%	$3,100,000	1.3%	$5,750,000	$398,182
Surgery Center of Temple - Temple, TX	2008/NAP	10,400	100.0%	$3,020,000	1.3%	$5,600,000	$330,966
RAI Care Center-Clearwater, FL	1973/2009	14,936	100.0%	$2,970,000	1.2%	$5,500,000	$384,937
Medical Center V - Peoria, AZ	2002/NAP	33,615	100.0%	$2,920,000	1.2%	$5,400,000	$459,358
MetroHealth Buckeye Health - Cleveland, OH	2004/NAP	25,070	100.0%	$2,920,000	1.2%	$5,400,000	$350,365
South Douglas MOB - Midwest City, OK	2004/NAP	20,756	100.0%	$2,890,000	1.2%	$5,350,000	$371,363
Crittenton MOB - Sterling Heights, MI	1997/2019, 2021-2022	16,936	72.0%	$2,860,000	1.2%	$5,300,000	$203,889
SPHP MOB, Albany, NY	1994/NAP	20,780	100.0%	$2,810,000	1.2%	$5,200,000	$354,946
Atlanta Gastroenterology Associates – Lawrenceville, GA	2007/NAP	10,500	100.0%	$2,780,000	1.2%	$5,150,000	$333,945
Bone and Joint Specialists - Merrillville, IN	1985/2008	15,504	100.0%	$2,590,000	1.1%	$4,800,000	$339,002
St. Peter’s - Albany, NY - 2 Palisades	1989/NAP	27,840	100.0%	$2,540,000	1.1%	$4,700,000	$340,876
1550 State Street	1977/NAP	13,968	100.0%	$2,540,000	1.1%	$4,700,000	$302,452
St Lukes Heart Vascular Center - East Stroudsburg	2008/NAP	13,410	100.0%	$2,440,000	1.0%	$4,525,000	$254,237
Naidu Clinic - Odessa, TX	1984/NAP	12,901	100.0%	$2,120,000	0.9%	$3,920,000	$259,087
Aurora Healthcare Center - Kiel, WI	2004/NAP	9,842	100.0%	$2,110,000	0.9%	$3,900,000	$254,878
Florida Medical Heartcare - Tampa, FL	1988/NAP	10,472	100.0%	$2,050,000	0.9%	$3,800,000	$240,885
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No. 4 – Healthcare Trust MOB Portfolio
Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Florida Medical Wesley Chapel - Tampa, FL	1990/NAP	10,368	100.0%	$2,000,000	0.8%	$3,700,000	$238,588
Aurora Healthcare Center - Green Bay, WI	2007/NAP	9,318	100.0%	$2,000,000	0.8%	$3,700,000	$240,858
Center for Advanced Dermatology - Lakewood, CO	2005/NAP	7,650	100.0%	$1,890,000	0.8%	$3,500,000	$222,720
Pioneer Spine Sports - Springfield	1981/2005	11,000	80.7%	$1,890,000	0.8%	$3,500,000	$180,773
Pioneer Spine Sports - Northampton	2008/NAP	10,563	83.2%	$1,840,000	0.8%	$3,400,000	$88,180
DaVita Dialysis - Hudson, FL	1982/2009	8,984	100.0%	$1,730,000	0.7%	$3,200,000	$225,326
Florida Medical Clinic - Tampa, FL	1985/NAP	9,724	100.0%	$1,730,000	0.7%	$3,200,000	$204,772
St Peter’s - Albany, NY - 4 Palisades	1992/NAP	28,597	88.5%	$1,620,000	0.7%	$3,000,000	$198,759
5825 Shoreview Lane North	1999/NAP	6,510	100.0%	$1,300,000	0.5%	$2,400,000	$153,777
Fresenius Medical Care - Winfield, AL	2008/NAP	5,564	100.0%	$1,240,000	0.5%	$2,300,000	$178,762
Florida Medical Tampa Palms - Tampa, FL	2006/NAP	6,522	100.0%	$1,240,000	0.5%	$2,300,000	$151,324
Florida Medical Somerset - Tampa, FL	2002/NAP	6,027	100.0%	$1,190,000	0.5%	$2,200,000	$139,984
DaVita Bay Breeze Dialysis Center - Largo, FL	1995/2012	7,247	100.0%	$1,080,000	0.5%	$2,000,000	$130,422
St. Peter’s - Troy, NY - 2 New Hampshire	2000/NAP	18,842	83.4%	$1,080,000	0.5%	$2,000,000	$180,509
Aurora Healthcare Center - Greenville, WI	2005/NAP	4,088	100.0%	$860,000	0.4%	$1,600,000	$105,867
1586 State Street	1956/NAP	3,486	100.0%	$430,000	0.2%	$800,000	$51,466
Total/Wtd. Avg.		1,247,943	96.5%	$240,000,000	100.0%	$455,000,000	$29,146,326

(1)	Information is based on the underwritten rent roll as of May 24, 2023.
(2)	The Total Appraised Value is the result of the “as portfolio” value, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a total Appraised Value of $444,475,000.

Major Tenants.

St. Peter’s Health Partners (98,078 square feet; 7.9% of the NRA; 6.7% of underwritten rent): St. Peter’s Health Partners includes St. Peter’s Health Partners Medical Associates, P.C., St. Peter’s Hospital of Albany, St. Peter’s Health Partners and SPHPMA (collectively, “St. Peter’s”). St. Peter’s is a healthcare system that runs hospitals in the Albany, New York area. St. Peter’s is the largest not-for-profit health care network in northeastern New York with more than 185 locations. St. Peter’s is a tenant at five of the Healthcare Trust MOB Portfolio Properties totaling 98,078 square feet, including the SPHP MOB, Albany, NY property, the St. Peter’s - Troy, NY - 2 New Hampshire property, the St. Peter’s - Albany, NY - 2 Palisades property, the St Peter’s - Albany, NY - 4 Palisades property and the St Peter’s - Albany, NY - 5 Palisades property. St. Peter’s provides a variety of services at these properties including cardiology, pulmonology, critical care and internal medicine. St. Peter’s has lease expiration dates spanning from October 2023 to July 2028 at the Healthcare Trust MOB Portfolio Properties.

Pinnacle Health Hospitals (80,623 square feet; 6.5% of the NRA; 5.3% of underwritten rent): Pinnacle Health Hospitals includes UPMC Pinnacle Lancaster and Pinnace Health Hospitals (collectively, “Pinnacle”). Pinnacle is a health care group based primarily in the Northeast Philadelphia, Pennsylvania and Bucks County, Pennsylvania areas. Pinnacle has seven hospitals and over 160 outpatient clinics and ancillary facilities. Pinnacle is located at four of the Healthcare Trust MOB Portfolio Properties totaling 80,623 square feet, including the UPMC - Chambers Hill - Harrisburg, PA property, the UPMC - Fisher Road - Mechanicsburg, PA property, the UPMC - Sir Thomas Court - Harrisburg, PA property and the Lancaster Medical Arts MOB – Lancaster property. Pinnacle provides a variety of services at these properties, including chronic care, pediatric care, gynecology, skin care and mental health services. Pinnacle has lease expiration dates spanning from October 2027 through January 2032.

Belpre V Cancer Center (77,367 square feet; 6.2% of the NRA; 17.6% of underwritten rent): Belpre V Cancer Center (“Belpre V”) is part of the Memorial Health System, which is a not-for-profit integrated health care provider in the Mid-Ohio Valley. Belpre V is the sole tenant at the Belpre V Cancer Center - Belpre, OH property. The Belpre V Cancer Center - Belpre, OH property is used as a cancer center, providing gastroenterology services, heart and vascular services, neuroscience services, pulmonary and respiratory services, a spine center and diagnostic services. Belpre V has a lease expiration date in February 2038.

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No. 4 – Healthcare Trust MOB Portfolio

Environmental. According to Phase I environmental assessments dated between January 3, 2023 and April 14, 2023, there was no evidence of any recognized environmental conditions at the Healthcare Trust MOB Portfolio Properties, with the exception of the South Douglas MOB - Midwest City, OK property, at which the potential for petroleum contamination was identified based on the property’s historical use as an automobile sales facility from the early 1960s until the early 2000s. The related Phase I environmental assessment also identified a controlled recognized environmental condition at the Belpre V Cancer Center – Belpre, OH property in connection with residual concentrations of petroleum-impacted soil associated with former underground storage tanks and fuel dispensers, for which a no further action letter was issued subject to certain restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2020(2)	2021(3)	2022(4)	Current(5)
96.2%	97.0%	96.9%	96.5%
(1)	Historical occupancies represent the average portfolio occupancy of each year.
(2)	2020 historical occupancy is based on 39 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(3)	2021 historical occupancy is based on 53 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(4)	2022 historical occupancy is based on 57 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(5)	Current occupancy is as of May 24, 2023.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent	Lease Expiration Date
St. Peter’s	NR/NR/NR	5	98,078	7.9%	$21.98	$2,155,979	6.7%	Various(4)
Pinnacle	A2/NR/NR	4	80,623	6.5	21.17	1,707,123	5.3	Various(5)
Belpre V	NR/NR/NR	1	77,367	6.2	73.21	5,664,109	17.6	2/28/2038
Aurora Health Center	Aa3/NR/NR	5	67,958	5.4	24.48	1,663,612	5.2	12/31/2032
Willamette Orthopedic Group LLC	NR/NR/NR	4	54,606	4.4	25.09	1,370,023	4.3	2/28/2035
Prisma Health-Upstate	A3/NR/A-	2	52,527	4.2	21.25	1,116,247	3.5	Various(6)
Top Tenants.		21	431,159	34.5%	$31.72	$13,677,093	42.5%
Remaining Tenants		114	772,541	61.9	23.97	18,521,404	57.5
Occupied Collateral Total / Wtd. Avg.		135	1,203,700	96.5%	$26.75	$32,198,497	100.0%
Vacant Space		NAP	44,243	3.5%

Collateral Total		135	1,247,943	100.0%

(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent and UW Base Rent PSF is inclusive of $414,557 of underwritten rent steps.
(4)	St. Peter’s leases 98,078 square feet across five properties: (i) 18,433 square feet with a lease expiration date of December 31, 2027 and 2,347 square feet with a lease expiration date of April 30, 2027 at the SPHP MOB, Albany, NY property; (ii) 27,840 square feet with a lease expiration date of July 31, 2028 at the St. Peter’s – Albany, NY – 2 Palisades property; (iii) 857 square feet with a lease expiration date of December 31, 2024, 880 square feet with a lease expiration date of March 31, 2025 and 9,229 square feet with a lease expiration date of April 30, 2025 at the St. Peter’s – Albany, NY – 4 Palisades property; (iv) 17,222 square feet with a lease expiration date of July 31, 2027 and 5,555 square feet with a lease expiration date of December 31, 2027 at the St. Peter’s – Albany, NY – 5 Palisades property; and (v) 15,715 square feet with a lease expiration date of October 31, 2023 at the St. Peter’s – Troy, NY – 2 New Hampshire property.
(5)	Pinnacle leases 80,623 square feet across four properties: (i) 30,623 square feet with a lease expiration date of August 31, 2031 at the Lancaster Medical Arts MOB – Lancaster property; (ii) 15,000 square feet with a lease expiration date of January 31, 2032 at the UPMC – Fisher Road – Mechanicsburg, PA property; (iii) 24,000 square feet with a lease expiration date of October 31, 2027 at the UPMC – Sir Thomas Court – Harrisburg, PA property; and (iv) 11,000 square feet with a lease expiration date of December 31, 2028 at the UPMC – Chambers Hill – Harrisburg, PA property.
(6)	Prisma Health - Upstate leases 52,527 square feet across two properties: (i) 21,603 square feet with a lease expiration date of September 30, 2033 at the Greenville Health System – Greenville, SC property and (ii) 30,924 square feet with a lease expiration date of June 30, 2028 at the Eastside Cancer Institute – Greenville, SC property.
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No. 4 – Healthcare Trust MOB Portfolio
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	44,243	3.5%	NAP	NA	P	44,243	3.5%	NAP	NAP
2023 & MTM	13	38,463	3.1	$951,938	3.0%		82,706	6.6%	$951,938	3.0%
2024	15	54,800	4.4	1,353,113	4.2		137,506	11.0%	$2,305,051	7.2%
2025	15	64,335	5.2	1,401,695	4.4		201,841	16.2%	$3,706,745	11.5%
2026	13	64,198	5.1	1,372,107	4.3		266,039	21.3%	$5,078,852	15.8%
2027	21	228,532	18.3	4,701,311	14.6		494,571	39.6%	$9,780,163	30.4%
2028	13	158,533	12.7	4,417,143	13.7		653,104	52.3%	$14,197,306	44.1%
2029	8	105,843	8.5	2,338,027	7.3		758,947	60.8%	$16,535,333	51.4%
2030	11	100,763	8.1	2,664,598	8.3		859,710	68.9%	$19,199,931	59.6%
2031	4	45,030	3.6	802,638	2.5		904,740	72.5%	$20,002,569	62.1%
2032	9	110,245	8.8	2,874,624	8.9		1,014,985	81.3%	$22,877,193	71.1%
2033	6	60,863	4.9	1,374,264	4.3		1,075,848	86.2%	$24,251,457	75.3%
2034 & Beyond	7	172,095	13.8	7,947,040	24.7		1,247,943	100.0%	$32,198,497	100.0%
Total	135	1,247,943	100.0%	$32,198,497	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring is inclusive of $414,557 of underwritten rent steps.

Operating History and Underwritten Net Cash Flow(1)(2)
	2020	2021	2022	T12 3/31/2023(3)	U/W(3)	U/W Per Square Foot
Base Rent	$16,229,547	$20,379,355	$29,092,788	$29,515,569	$31,783,940	$25.47
Rent Steps(4)	0	0	0	0	414,557	0.33
Straight-Line Rent	0	0	0	0	441,050	0.35
Expense Reimbursements	3,867,555	4,328,265	5,371,645	5,464,468	7,655,965	6.13
Vacant Income	0	0	0	0	1,073,403	0.86
Gross Potential Rent	$20,097,102	$24,707,619	$34,464,433	$34,980,037	$41,368,915	$33.15
Miscellaneous Income	5,003	55,850	80,943	80,008	64,617	0.05
In-Place Vacancy	0	0	0	0	(2,068,446)	(1.66)
Effective Gross Income	$20,102,104	$24,763,470	$34,545,376	$35,060,045	$39,365,086	31.54
Total Expenses	$4,993,714	$6,060,988	$8,000,537	$8,127,805	$10,218,760	$8.19
Net Operating Income	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$29,146,326	$23.36
Capital Expenditures	0	0	0	0	478,107	0.38
TI / LC	0	0	0	0	1,247,943	1.00
Net Cash Flow	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$27,420,277	$21.97
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	The increases in historical Net Operating Income are due to the borrowers acquiring the Healthcare Trust MOB Portfolio Properties on a rolling basis throughout these years.
(3)	The increase between T12 3/31/2023 Net Operating Income and U/W Net Operating Income is due to the borrowers acquiring five of the Healthcare Trust MOB Portfolio Properties in 2023 prior to loan origination.
(4)	Contractual rent steps through May 31, 2024.

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No. 4 – Healthcare Trust MOB Portfolio

The Market. The Healthcare Trust MOB Portfolio Properties are geographically diverse with properties located in 19 different states. According to the appraisal, demand for medical office buildings (“MOB”) across the United States has experienced continued growth due to healthcare job growth, the aging population and medical office demand.

Healthcare Trust MOB Portfolio Properties Market Summary(1)
Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
Belpre V Cancer Center - Belpre, OH	Marietta	NAV	$73.21	$51.00
Glendale MOB - Farmington Hills, MI	Detroit-Warren-Dearborn	90.6%	$28.33	$26.00
1600 State Street	Salem	96.2%	$27.54	$27.00
Palm Valley Medical Plaza - Goodyear, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.81	$23.50
Eastside Cancer Institute - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$22.02	$21.50
Aurora Healthcare Center - Waterford, WI	Racine County	88.9%	$24.48	$22.50
Beaumont Medical Center - Warren, MI	Detroit-Warren-Dearborn	90.6%	$35.87	$26.00
Millennium Eye Care - Freehold, NJ	Monmouth County	93.6%	$29.27	$25.00
757 Franciscan Medical - Munster, IN	Chicago-Naperville-Elgin	92.8%	$20.47	$18.50
Vascular Surgery Associates - Tallahassee, FL	Tallahassee	97.0%	$28.71	$28.00
Decatur Medical Office Building - Decatur, GA	Atlanta-Sandy Springs-Roswell	90.7%	$28.19	$27.50
Aurora Healthcare Center - Wautoma, WI	Waushara County	96.0%	$24.48	$23.00
Greenfield Medical Plaza - Gilbert, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.45	$25.00
Swedish American MOB - Roscoe, IL	Rockford	92.8%	$26.00	$25.08
West Michigan Surgery Center - Big Rapids, MI	Big Rapids	94.5%	$28.09	$27.00
UMPC - Sir Thomas Court - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$19.28	$19.00
Eastern Carolina ENT - Greenville, NC	Greenville	94.6%	$23.46	$23.00
Lancaster Medical Arts MOB - Lancaster	Lancaster	96.7%	$14.44	$14.00
UMPC - Fisher Road - Mechanicsburg, PA	Harrisburg-Carlisle	92.9%	$28.01	$27.50
Pensacola Nephrology MOB - Pensacola, FL	Pensacola-Ferry Pass-Brent	95.0%	$25.96	$26.00
Kingwood Executive Center - Kingwood, TX	Houston-The Woodlands-Sugar Land	87.9%	$20.14	$22.00
Lee Memorial Health System - Fort Myers, FL	Cape Coral-Fort Myers	95.1%	$18.04	$18.00
Greenville Health System - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$20.15	$20.00
UMPC - Chambers Hill - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$34.72	$31.50
Rockwall Medical Plaza - Rockwall, TX	Dallas-Fort Worth-Arlington	90.1%	$26.55	$26.00
Pioneer Spine Sports - West Springfield	Springfield	95.0%	$29.28	$28.00
Women's Healthcare Group MOB - York, PA	York-Hanover	95.8%	$17.32	$17.00
OrthoOne Hilliard - Hilliard, OH	Columbus	92.3%	$19.30	$16.56
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	Detroit-Warren-Dearborn	90.6%	$21.85	$24.00
St Peter’s - Albany, NY - 5 Palisades	Albany County	93.9%	$21.68	$23.50
Crittenton MOB - Washington Township, MI	Detroit-Warren-Dearborn	90.6%	$23.03	$24.00
Surgery Center of Temple - Temple, TX	Killeen-Temple	97.0%	$33.00	$33.00
RAI Care Center-Clearwater, FL	Tampa-St. Petersburg-Clearwater	93.8%	$26.74	$28.71
Medical Center V - Peoria, AZ	Arrowhead	88.8%	$25.69	$25.00
MetroHealth Buckeye Health - Cleveland, OH	Cleveland-Elyria	93.9%	$13.00	$15.00
South Douglas MOB - Midwest City, OK	Oklahoma City	NAV	$18.54	$20.00
Crittenton MOB - Sterling Heights, MI	Detroit-Warren-Dearborn	90.6%	$26.60	$24.00
SPHP MOB, Albany, NY	Albany	93.9%	$17.70	$21.00
Atlanta Gastroenterology Associates – Lawrenceville, GA	Atlanta-Sandy Springs-Roswell	90.7%	$32.96	$32.00
Bone and Joint Specialists - Merrillville, IN	Chicago-Naperville-Elgin	92.8%	$22.66	$24.00
St. Peter’s - Albany, NY - 2 Palisades	Albany County	93.9%	$24.39	$23.50
1550 State Street	Salem	96.2%	$22.44	$22.00

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No. 4 – Healthcare Trust MOB Portfolio

Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
St Lukes Heart Vascular Center - East Stroudsburg	East Stroudsburg	93.7%	$19.69	$20.00
Naidu Clinic - Odessa, TX	Midland-Odessa	94.5%	$20.21	$19.50
Aurora Healthcare Center - Kiel, WI	Manitowoc County	88.7%	$24.48	$22.50
Florida Medical Heartcare - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Wesley Chapel - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Aurora Healthcare Center - Green Bay, WI	Brown County	92.8%	$24.48	$23.00
Center for Advanced Dermatology - Lakewood, CO	Denver-Aurora-Lakewood	91.3%	$30.17	$30.00
Pioneer Spine Sports - Springfield	Springfield	95.0%	$24.42	$24.00
Pioneer Spine Sports - Northampton	Springfield	95.0%	$17.77	$25.00
DaVita Dialysis - Hudson, FL	Tampa-St. Petersburg-Clearwater	93.8%	$25.86	$26.00
Florida Medical Clinic - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$21.82	$21.40
St Peter’s - Albany, NY - 4 Palisades	Albany	93.9%	$18.08	$23.50
5825 Shoreview Lane North	Salem	96.2%	$24.48	$24.00
Fresenius Medical Care - Winfield, AL	Birmingham	91.0%	$31.42	$26.75
Florida Medical Tampa Palms - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Somerset - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
DaVita Bay Breeze Dialysis Center - Largo, FL	Tampa-St. Petersburg-Clearwater	93.8%	$18.65	$18.00
St. Peter’s - Troy, NY - 2 New Hampshire	Albany	93.9%	$26.26	$23.84
Aurora Healthcare Center - Greenville, WI	Outagamie County	91.6%	$24.48	$22.75
1586 State Street	Salem	96.2%	$15.30	$15.00
(1)	Source: Appraisals.
(2)	Appraiser data was based on the medical office market for each property if available. If unavailable, the appraiser data was based on the surrounding area. Some medical office market or area data was unavailable.
(3)	UW Rental Rate PSF is based on the underwritten rent roll dated May 24, 2023.

The Borrowers. The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 for the names of each entity. Each borrowing entity has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Healthcare Trust MOB Portfolio Whole Loan. The non-recourse carve-out guarantor of the Healthcare Trust MOB Portfolio Whole Loan is Healthcare Trust Operating Partnership, L.P.

The Borrower Sponsor. The borrower sponsor is Healthcare Trust Operating Partnership, L.P. Healthcare Trust Operating Partnership, L.P. is a subsidiary of Healthcare Trust, Inc., a publicly registered real estate investment trust that is externally managed by AR Global Investments, LLC. Healthcare Trust, Inc. is focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on senior housing real estate and medical office buildings located in the United States. As of year-end 2022, Healthcare Trust, Inc. owned 202 properties, totaling approximately 9.1 million square feet across 34 states.

Escrows and Reserves. At origination, the borrowers deposited into escrow $289,100 for deferred maintenance, $4,760,872 for outstanding tenant improvements and leasing commissions, $269,376 for unfunded obligations for free rent, approximately $643,802 for real estate taxes and approximately $6,283 for insurance premiums.

Tax & Insurance Escrows – On a monthly basis, the borrowers are required to escrow approximately $321,901 for real estate taxes and approximately $1,257 for insurance premiums. The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual property, if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

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No. 4 – Healthcare Trust MOB Portfolio

Replacement Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $20,799 per month).

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $155,993 per month).

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below).

Lockbox / Cash Management. The Healthcare Trust MOB Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants at the Healthcare Trust MOB Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Healthcare Trust MOB Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the Healthcare Trust MOB Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon any of the following: (i) an event of default under the Healthcare Trust MOB Portfolio Whole Loan documents has occurred and is continuing; (ii) the debt yield being less than 9.5% for two consecutive calendar quarters; or (iii) a Belpre V Trigger Event (as defined below). A Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, an occurrence of a Debt Yield Cure (as defined below), or with respect to clause (iii) above, a Belpre V Trigger Event Cure (as defined below).

A “Debt Yield Cure” will occur upon the debt yield being greater than or equal to 9.5% for two consecutive calendar quarters based on the trailing 12-month period preceding the date of determination. The borrowers have the option to cure the debt yield event by (i) making a partial prepayment in the amount that results in a reduction of the then-outstanding principal balance of the Healthcare Trust MOB Portfolio Whole Loan sufficient to achieve a debt yield of at least 9.5% or (ii) obtaining a letter of credit in the amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable determination date as acceptable to the lender. Each letter of credit will be effective for a three-month period upon which the borrowers can submit subsequent letter(s) of credit.

A “Belpre V Trigger Event” will commence upon any of the following: (i) Belpre V giving notice of its intent to terminate its lease; (ii) Belpre V going dark; (iii) Belpre V or its parent company filing for bankruptcy or insolvency; or (iv) Belpre V defaulting under the terms of its lease. A Cash Sweep Event due to a Belpre V Trigger Event will not commence if a Belpre V Reserve Funds Cap Cure (as defined below) occurs within five business days of such Belpre V Trigger Event.

A “Belpre V Trigger Event Cure” will occur, with respect to clause (i), (a) Belpre V rescinding its termination notice or (b) satisfaction of the Belpre V Replacement Lease Criteria (as defined below); with respect to clause (ii), (a) Belpre V resuming occupancy of the premises and delivery of an estoppel that the lease is in full force and effect or (b) the satisfaction of the Belpre V Replacement Lease Criteria; with respect to clause (iii), (a) Belpre V or its parent no longer being in bankruptcy or insolvency proceedings and the Belpre V lease or its guaranty (as applicable) has been affirmed, is unmodified and is in full force and effect or (b) satisfaction of the Belpre V Replacement Lease Criteria; and with respect to clause (iv), (a) the borrowers providing evidence satisfactory to the lender that the event of default is cured or (b) satisfaction of the Belpre V Replacement Lease Criteria.

The “Belpre V Replacement Lease Criteria” will occur upon the following: (i) the borrowers have entered into one or more Belpre V replacement leases; (ii) each Belpre V Replacement Tenant (as defined below) being in occupancy of the space covered by the applicable replacement lease; (iii) the borrowers providing (a) a copy of each executed Belpre V applicable replacement lease and updated tenant estoppels, (b) a subordination, non-disturbance and attornment agreement if requested by the lender, (c) satisfactory evidence that the borrowers have paid for and performed all tenant improvements related to such Belpre V Replacement Tenant, and (d) an updated rent roll.

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A “Belpre V Replacement Tenant” means a new tenant or tenants reasonably approved by the lender and leasing all or part of the Belpre V premises.

A “Belpre V Reserve Funds Cap Cure” means that (i) the borrowers have deposited $10,750,000 in cash, less, if applicable, the Belpre V replacement rent amount or in a letter of credit with the lender or (ii) during the applicable Cash Sweep Event, the amount on deposit in the excess cash flow reserve account exceeds $10,750,000.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following the payment date in (a) June 2024 (with the payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or May 24, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may release any of the Healthcare Trust MOB Portfolio Properties with 15 days’ notice if the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the Healthcare Trust MOB Portfolio Whole Loan documents; (iii) after such release and defeasance, the debt service coverage ratio for the remaining properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 1.69x; (iv) after such release or defeasance the net operating income debt yield for all remaining properties being no less than the greater of (1) the net operating income debt yield immediately preceding such release and (2) 11.94%; (v) satisfaction of customary REMIC requirements; (vi) payment of the release amount of 115.0% of the allocated loan amount for the release property; and (vii) other conditions as set forth in the Healthcare Trust MOB Portfolio Whole Loan documents.

Ground Leases. The Healthcare Trust MOB Portfolio Mortgage Loan is secured by the borrowers’ fee interests in the Healthcare Trust MOB Portfolio Properties, except that it is secured in part by the borrowers’ leasehold interest in certain parcels at each of the Greenville Health System - Greenville, SC property and the Decatur Medical Office Building - Decatur, GA property pursuant to ground leases for additional parking. The ground lease at the Greenville Health System - Greenville, SC property expires in September 2024 and automatically extends to September 2026 and will be subsequently extended automatically by additional two-year terms so long as neither party to the lease provides written notice of its intent not to renew at least 180 days prior to the expiration of the then-current term. The current ground rent is $5,069 per month with 3.0% annual increases. The parking at the Greenville Health System - Greenville, SC property is considered legal non-conforming without the ground lease spaces. The ground lease at the Decatur Medical Office Building - Decatur, GA property expires in November 2032 and is subject to one, ten-year extension. The current ground rent is $3,272 per month with 3.0% annual increases. The parking at the Decatur Medical Office Building - Decatur, GA property is considered legal conforming without the ground lease spaces, and the borrower is not required to provide the tenant with the additional parking spaces granted through the ground lease.

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No. 5 – One & Two Commerce Square

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No. 5 – One & Two Commerce Square

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Annex A-3	BBCMS 2023-C20
No. 5 – One & Two Commerce Square
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA, Barclays	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$60,000,000	Property Type – Subtype:	Office - CBD
Cut-off Date Principal Balance(1):	$60,000,000	Net Rentable Area (SF):	1,896,143
% of IPB:	7.3%	Location:	Philadelphia, PA
Loan Purpose:	Refinance	Year Built / Renovated:	1987, 1992 / 2013
Borrowers:	Commerce Square Partners-Philadelphia Plaza, L.P. and Philadelphia Plaza - Phase II, LP	Occupancy(2):	76.4%
Borrower Sponsor:	Brandywine Operating Partnership, L.P.	Occupancy Date:	5/17/2023
Interest Rate:	7.78750%	4th Most Recent NOI (As of)(5):	$31,585,470 (12/31/2020)
Note Date:	6/1/2023	3rd Most Recent NOI (As of)(5):	$22,215,377 (12/31/2021)
Maturity Date:	6/6/2028	2nd Most Recent NOI (As of):	$24,399,000 (12/31/2022)
Interest-only Period:	60 months	Most Recent NOI (As of):	$24,981,970 (TTM 4/30/2023)
Original Term:	60 months	UW Economic Occupancy:	76.6%
Original Amortization Term:	None	UW Revenues:	$55,090,239
Amortization Type:	Interest Only	UW Expenses:	$25,392,147
Call Protection:	L(24),YM1(29),O(7)	UW NOI:	$29,698,092
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$26,379,842
Additional Debt:	Yes	Appraised Value / Per SF:	$428,000,000 / $226
Additional Debt Balance(1):	$160,000,000	Appraisal Date:	3/30/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$116
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$116
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	51.4%
TI/LC Reserves(4):	$25,000,000	Springing	$25,000,000	UW NCF DSCR:	1.52x
Leasing Reserves:	$11,112,904	$0	N/A	UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$220,000,000	89.8%	Loan Payoff	$204,600,430	83.6%
Borrower Equity	24,825,039	10.1	Upfront Reserves(4)	36,112,904	14.8
			Closing Costs	4,111,705	1.7
Total Sources	$244,825,039	100.0%	Total Uses	$244,825,039	100.0%
(1)	The One & Two Commerce Square Mortgage Loan (as defined below) is part of a whole loan evidenced by 13 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $220.0 million (the “One & Two Commerce Square Whole Loan”). The Financial Information in the chart above reflects the One & Two Commerce Square Whole Loan.
(2)	Current occupancy is based on the underwritten rent roll as of May 17, 2023 and is inclusive of signed not occupied tenants. All outstanding landlord obligations, free and gap rent was reserved by the borrowers at closing.
(3)	See “Escrows and Reserves” below.
(4)	The borrowers delivered a letter of credit in lieu of cash for the $25,000,000 upfront tenant improvement and leasing reserve.
(5)	The decline in revenue was driven by three major tenants who gave notice to vacate in 2019 which brought the occupancy from 97.6% to the low 70%’s. The borrower sponsor was able to quickly backfill some smaller tenants with various new leases before the major tenants vacated their space. The borrower sponsor has since shifted its leasing strategy focusing on smaller tenants which has helped solidify a granular rent roll and will mitigate future concentration and rollover risks.

The Loan. The One & Two Commerce Square mortgage loan (the “One & Two Commerce Square Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in two office buildings with an aggregate of 1,896,143 square feet located in Philadelphia, Pennsylvania (the “One & Two Commerce Square Property”). The One & Two Commerce Square Whole Loan has a five-year interest only term and accrues interest at a rate of 7.78750% per annum. The One & Two Commerce Square Whole Loan was co-originated on June 1, 2023 by Bank of America, N.A. (“BANA”),

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JPMorgan Chase Bank, National Association (“JPM”) and Barclays Capital Real Estate Inc. (“Barclays”). The non-controlling Notes A-2, A-4 (contributed by BANA) and Note A-5 (contributed by Barclays), with an aggregate original principal balance of $60,000,000, will be included in the BBCMS 2023-C20 securitization trust. The remaining notes are currently held by BANA, JPM and Barclays or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The One & Two Commerce Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust, until the controlling Note A-1 is securitized, whereupon the One & Two Commerce Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,833,333	$30,833,333	BANA	Yes
A-2	20,000,000	20,000,000	BBCMS 2023-C20	No
A-3	12,500,000	12,500,000	BANA	No
A-4	10,000,000	10,000,000	BBCMS 2023-C20	No
A-5	30,000,000	30,000,000	BBCMS 2023-C20	No
A-6	25,000,000	25,000,000	Barclays	No
A-7	10,000,000	10,000,000	Barclays	No
A-8	8,333,333	8,333,333	Barclays	No
A-9	30,000,000	30,000,000	JPM	No
A-10-1	12,500,000	12,500,000	JPM	No
A-10-2	12,500,000	12,500,000	JPM	No
A-11	10,000,000	10,000,000	JPM	No
A-12	8,333,333	8,333,333	JPM	No
Whole Loan	$220,000,000	$220,000,000

The Property. The One & Two Commerce Square Property is comprised of twin 40-story, multi-tenant, office buildings connected by an open-air courtyard with media wall and 48,725 square feet of ground floor retail space. The One & Two Commerce Square Property was built on a 2.97-acre site, spanning an entire city block, in Philadelphia, Pennsylvania and totals 1,896,143 square feet of net rentable area.

The One & Two Commerce Square Property is a LEED-Silver certified building with terraces on the north and south sides of the building featuring unobstructed panoramic views of Philadelphia. Building amenities include a fitness center with locker rooms, conference facilities, BEX community lounge and work area. The One & Two Commerce Square Property features an underground parking garage, with parking for 519 vehicles.

Since 2015, the borrower sponsor has invested approximately $15 million at the One & Two Commerce Square Property in capital expenditures, including upgrading the building lobbies, updating the courtyard and courtyard fountain, modernizing the elevator systems and updating signage.

As of May 17, 2023, the One & Two Commerce Square Property was 76.4% leased to 91 tenants representing various industries including finance, law, insurance, pharmaceuticals, accounting, biotech and other. The largest tenant represents only 7.3% of net rentable area.

Major Tenants.

Price Water House Coopers LLP (138,413 square feet; 7.3% of NRA; 9.4% of underwritten rent). Price Water House Coopers LLP (“PwC”) is an international professional services company that provides audit, tax, and advisory services with approximately 328,000 employees across the world. PwC has one of the largest professional services network in the

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world and is considered one of the Big Four accounting firms, along with Deloitte, EY and KPMG. PwC reported a gross revenue of $50.3 billion as for the trailing 12 months ending June 30, 2022.

PwC has been in occupancy at the One & Two Commerce Square Property since 1999, originally under a sublease, then under a direct lease commencing December 2013. PwC’s current lease has an expiration in April 2030, with three, five-year renewal options. PwC pays a base rent of $22.50 per square foot, with $0.50 per square foot annual increases. PwC occupies six floors of the One & Two Commerce Square Property. PwC subleases a portion of its space (23,037 square feet) to the Jewish Federation of Greater Philadelphia, which is co-terminus with the prime lease. PwC has no existing contraction or termination options.

Stradley, Ronon, Stevens & Young (69,111 square feet; 3.6% of NRA; 5.1% of underwritten rent). Stradley, Ronon, Stevens & Young (“Stradley Ronon”) is a law firm that provides legal services on corporate & securities, litigation, education, investment management, employment & labor, financial services, real estate, tax, and others. Stradley Ronon has provided services in more than 230 markets, including 80 countries abroad with about 200 lawyers. Stradley Ronon was founded in Philadelphia and the One & Two Commerce Square Property serves as its headquarters.

Stradley Ronon has been in occupancy at the One & Two Commerce Square Property since 1988 and has expanded and renewed multiple times. Stradley Ronon currently occupies three floors under a lease dated November 2014 and expiring in December 2033, with two, five-year renewal options with 24 months’ notice. Stradley Ronon pays a base rent of $24.33 per square foot, with a 2.5% annual increase. Stradley Ronon has no existing contraction options but does have a termination right with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.

Pond Lehocky Giordano Disability (66,315 square feet; 3.5% of NRA; 3.8% of underwritten rent). Pond Lehocky Giordano Disability (“Pond Lehocky”) is a law firm in Pennsylvania that provides legal services on worker’s compensation, social security disability, long-term disability, short-term disability, and other legal needs. Pond Lehocky has grown rapidly since its inception and is now one of the largest workers’ compensation and disability firms in the United States, with over 200 employees, including more than 30 attorneys.

Pond Lehocky has been in occupancy at the One & Two Commerce Square Property for more than eight years and has a lease expiration in June 2028. Pond Lehocky pays a base rent of $19.13 per square foot, with 3% annual increases. Pond Lehocky occupies portions of three floors of the One & Two Commerce Square Property and currently subleases a portion of its space (15,838 square feet) to Morgan & Morgan Philadelphia, LLC through January 31, 2026. Pond Lehocky does not have any contraction or termination options.

Environmental. According to the Phase I environmental report dated April 6, 2023, the One & Two Commerce Square Property maintains two 3,500-gallon diesel underground storage tanks (“USTs”) located within the sub-grade of the One & Two Commerce Square Property parking garage. The most recent tank integrity tests (August 2, 2022 and June 28, 2022), reported that the USTs are not subject to any leaks. However, based on the age of the USTs systems and the potential for UST systems to impact the subsurface, the presence of the two active USTs represents a recognized environmental condition. The lender determined there is no impact to the One & Two Commerce Square Property given the lack of indication of any releases, the compliant nature of all above ground storage tanks, and the lack of indication of any significant observations regarding damaged or friable asbestos containing materials. The borrowers maintain a pollution liability portfolio insurance policy from ACE American Insurance Company with a $20,000,000 limit. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
88.0%	79.0%	78.3%	76.4%
(1)	Historical occupancies are as of December 31 of each respective year. In 2019, three major tenants gave notice to vacate which brought the occupancy from 97.6% to the low 70%’s. The borrowers’ sponsor was able to quickly backfill some smaller tenants with various new leases before the major tenants vacated its space. The borrower sponsor has since shifted their leasing strategy focusing on smaller tenants which has helped solidify a granular rent roll and will mitigate future concentration and rollover risks.
(2)	Current occupancy is based on the underwritten rent roll as of May 17, 2023 and is inclusive of signed not occupied tenants.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
PwC(3)	NR/NR/NR	138,413	7.3%	$22.50	$3,114,292	9.4%	4/30/2030
Stradley Ronon(4)	NR/NR/NR	69,111	3.6	24.33	1,681,471	5.1	12/31/2033
Pond Lehocky (5)	NR/NR/NR	66,315	3.5	19.13	1,268,937	3.8	6/30/2028
Wolters Kluwer Health, Inc.(6)	A3/BBB+/NR	65,389	3.4	19.61	1,282,442	3.9	3/31/2029
Jazz Pharmaceuticals, Inc.(7)	NR/NR/NR	59,672	3.1	25.08	1,496,323	4.5	4/30/2029
Hill International, Inc.(8)	NR/NR/NR	59,497	3.1	22.20	1,320,833	4.0	10/31/2027(9)
Grant Thornton LLP	NR/NR/NR	51,140	2.7	21.00	1,073,940	3.2	12/31/2024
PREIT Associates, L.P.(10)	NR/NR/NR	44,057	2.3	18.32	807,124	2.4	9/30/2032
TD Bank, N.A.(11)	Aa2/NR/NR	43,969	2.3	20.73	911,477	2.7	2/28/2030
Convene 20th & Market, LLC	NR/NR/NR	41,936	2.2	20.40	855,494	2.6	8/31/2034
Major Tenants		639,499	33.7%	$21.60	$13,812,335	41.6%
Other Tenants		809,341	42.7%	$23.98	$19,404,055	58.4%
Occupied Collateral Total		1,448,840	76.4%	$22.93	$33,216,390	100.0%
Vacant Space		447,303	23.6%
Collateral Total		1,896,143	100.0%

(1)	Based on the underwritten rent roll dated May 17, 2023 and is inclusive of signed not occupied tenants, rent steps through June 2024 and straight-line rent steps through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	PwC subleases a portion of its space (23,037 square feet) to the Jewish Federation of Greater Philadelphia. The sublease is coterminous with the PwC lease.
(4)	Stradley Ronon has a termination right for all of its leased space with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.
(5)	Pond Lehocky subleases a portion of its space (15,838 square feet) to Morgan & Morgan Philadelphia, LLC. The sublease expires on January 31, 2026.
(6)	Wolters Kluwer Health, Inc. has a termination option for its space on March 31, 2026, with a notice no later than September 30, 2024 and a payment of a termination fee.
(7)	Jazz Pharmaceuticals, Inc. has a termination option with 12 months’ notice and payment of a termination fee, which if exercised would be effective December 31, 2025.
(8)	Hill International, Inc. subleases a portion of its space (29,724 square feet) to Zarwin, Baum, DeVito, Kaplan, Schaer & Toddy, P.C. The sublease expires on April 30, 2027.
(9)	Hill International, Inc. has two leases expiring April 30, 2027 (29,724 square feet) and October 31, 2027 (29,773 square feet).
(10)	PREIT Associates, L.P. has two termination options with 24 months’ notice and payment of a termination fee, which if exercised would be effective December 31, 2024 or December 20, 2026.
(11)	TD Bank, N.A. has a termination option with 15 months’ notice and payment of a termination fee, which if exercised would be effective October 31, 2027.

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No. 5 – One & Two Commerce Square
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	447,303	23.6%	NAP	NAP	447,303	23.6%	NAP	NAP
2023 & MTM	10	24,801	1.3	$479,707	1.4%	472,104	24.9%	$479,707	1.4%
2024	20	186,068	9.8	4,299,229	12.9	658,172	34.7%	$4,778,935	14.4%
2025	6	26,192	1.4	716,231	2.2	684,364	36.1%	$5,495,166	16.5%
2026	10	66,416	3.5	1,764,139	5.3	750,780	39.6%	$7,259,305	21.9%
2027	10	129,306	6.8	2,671,319	8.0	880,086	46.4%	$9,930,624	29.9%
2028	13	152,682	8.1	3,190,880	9.6	1,032,768	54.5%	$13,121,504	39.5%
2029	11	186,387	9.8	4,238,676	12.8	1,219,155	64.3%	$17,360,179	52.3%
2030	9	216,908	11.4	4,887,917	14.7	1,436,063	75.7%	$22,248,096	67.0%
2031	10	107,603	5.7	2,868,384	8.6	1,543,666	81.4%	$25,116,480	75.6%
2032	2	44,057	2.3	807,124	2.4	1,587,723	83.7%	$25,923,604	78.0%
2033	10	164,271	8.7	4,396,628	13.2	1,751,994	92.4%	$30,320,232	91.3%
2034 & Beyond(3)	13	144,149	7.6	2,896,158	8.7	1,896,143	100.0%	$33,216,390	100.0%
Total	124	1,896,143	100.0%	$33,216,390	100.0%
(1)	Based on the underwritten rent roll dated May 17, 2023 and is inclusive of signed not occupied tenants, rent steps through June 2024 and straight-line rent steps through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	2034 & Beyond is inclusive of variance square footage attributable to storage space for which no U/W Base Rent was attributed.

Operating History and Underwritten Net Cash Flow(1)
	2020	2021(2)	2022	T-12 4/30/2023	Underwritten	Per SF	%(3)
In-Place Rent	$35,849,499	$27,922,144	$29,078,215	$28,539,075	$30,726,994	$16.20	43.2%
Rent Steps and SL Rent(4)	0	0	0	0	1,710,086	0.90	2.4
Signed Not Occupied Rent	0	0	0	0	779,311	0.41	1.1
Gross-Up Vacant Rent	0	0	0	0	10,081,840	5.32	14.2
Expense Recoveries	21,434,786	19,357,798	19,208,229	17,638,845	19,341,543	10.20	27.2
Gross-Up Vacant Recoveries	0	0	0	0	5,950,139	3.14	8.4
Gross Potential Rent	$57,284,285	$47,279,942	$48,286,444	$46,177,920	$68,589,912	$36.17	96.4%
Other Income	740,499	560,687	859,307	850,483	712,252	0.38	1.0
Net Parking Revenue	1,230,091	905,626	1,605,872	1,774,756	1,820,054	0.96	2.6
Net Rental Income	$59,254,875	$48,746,255	$50,751,623	$48,803,159	$71,122,218	$37.51	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(16,031,979)	(8.46)	(22.5)
Effective Gross Income	$59,254,875	$48,746,255	$50,751,623	$48,803,159	$55,090,239	$29.05	77.5%

Total Expenses	$27,669,405	$26,530,878	$26,352,623	$23,821,189	$25,392,147	$13.39	46.1%

Net Operating Income	$31,585,470	$22,215,377	$24,399,000	$24,981,970	$29,698,092	$15.66	53.9%

Capital Expenditures	0	0	0	0	474,036	0.25	0.9
TI/LC	0	0	0	0	2,844,215	1.50	5.2

Net Cash Flow	$31,585,470	$22,215,377	$24,399,000	$24,981,970	$26,379,842	$13.91	47.9%
(1)	Based on the underwritten rent roll dated May 17, 2023.
(2)	The decline in revenue was driven by three major tenants who gave notice to vacate in 2019 which brought the occupancy from 97.6% to the low 70%’s. The borrower sponsor was able to quickly backfill some smaller tenants with various new leases before the major tenants vacated their space. The borrower sponsor has since shifted its leasing strategy focusing on smaller tenants which has helped solidify a granular rent roll and will mitigate future concentration and rollover risks.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes contractual rent steps taken through June 2024 and straight-line rent steps taken through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.

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No. 5 – One & Two Commerce Square

The Market. The One & Two Commerce Square Property is located in Philadelphia, Pennsylvania at the western edge of Center City, across the Schuylkill River from University City. The One & Two Commerce Square Property is approximately a 10-minute walk to the 30th Street Station, Philadelphia’s main transit hub, less than a half mile from Interstate 76 and in close proximity to Interstates 676 and 95. Center City Philadelphia is the commercial, financial and governmental core of the seventh largest metropolitan area in the U.S. According to a third-party data provider, the Philadelphia central business district office market is outperforming other major downtowns across the country, due to a number of factors including Philadelphia’s employment base driven by healthcare, education and government industries, along with high construction costs that have kept new office supply limited for decades.

The One & Two Commerce Square Property is located in the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area and the Market West office submarket. According to the appraisal, as of the fourth quarter of 2022, the Market West office submarket had an inventory of 28,770,887 square feet, a total vacancy of 13.8% and an average asking rent of $35.01 per square foot. The One & Two Commerce Square Property is considered a part of the trophy class of Philadelphia’s office market, which includes the top fifteen assets and top 19% of rentable area in the market. The trophy office market has historically commanded a 30% rent premium and average vacancy rate of 5.4%.

The 2022 population within a 0.25-, 0.50- and one-mile radius of the One & Two Commerce Square Property was 11,141, 28,932 and 96,595, respectively. The 2022 average household income within the same radii was $143,878, $155,817 and $149,005, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One & Two Commerce Square Property:

Category	Market Rent (PSF)	Lease Term (Yrs)
Low Rise (1-9)	$20.00	5.0
Low Rise Large (1-9)	$19.00	10.0
Mid Rise 1 (10-17)	$22.00	5.0
Mid Rise 1 Large (10-17)	$21.00	10.0
Mid Rise 2 (18-29)	$24.00	5.0
Mid Rise 2 Large (18-29)	$23.00	10.0
High Rise (30-41)	$27.00	5.0
High Rise Large (30-41)	$26.00	10.0
Interior Retail	$30.00	10.0
Market Retail	$60.00	10.0

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No. 5 – One & Two Commerce Square

The following table presents recent leasing data at comparable properties to the One & Two Commerce Square Property:

Comparable Office Leases(1)
Property Name	Year Built / Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	TIs (PSF) / Free Rent (mos.)	Reimb.	Escalations
One & Two Commerce Square Philadelphia, PA	1987, 1992 / 2013	76.4%(2)	1,896,143(2)	PwC(2)	Dec-13 / 16.4(2)	138,413(2)	$22.50(2)	NAP	NNN	$0.50 /yr
Two Liberty Place	1990 / NAP	89.7%	951,372	FWM Holdings	Feb-22 / 11.0	5,799	$46.50	$82.00 / 12	Base Plus Electric	2.25%/yr
1735 Market Street	1990 / NAP	87.7%	1,286,936	UBS Wealth Management	Aug-22 / 11.0	22,825	$35.00	$90.00 / 12	NNN	2.50%/yr
1717 Arch Street	1990 / NAP	NAP	1,029,413	Metlife Investment Management	Apr-22 / 5.4	20,903	$33.75	$30.00 / 5	NNN	2.50%/yr
1600 Market Street	1980 / 1997	78.7%	862,030	Security Risk Advisors	Apr-21 / 11.3	21,687	$35.25	$75.00 / 16	Base Plus Electric	2.25%/yr
1700 Market Street	1969 / 2018	83.0%	848,709	CommonGrounds	Nov-19 / 11.0	62,461	$33.00	$70.00 / 10	Base Plus Electric	2.25%/yr
2222 Market Street	2023 / NAP	NAP	308,000	Morgan Lewis	Feb-23 / 21.0	308,000	$44.95	$90.00 / 12	NNN	2.0%/yr
1650 Arch Street	1974 / 2001	NAP	608,210	GSA	Oct -22 / 17.0	106,748	$28.39	$65.00 / N/A	Base Plus Electric	2.0%/yr
One Liberty Place	1987 / NAP	95.5%	1,200,000	JP Morgan Chase	Dec-22 / 11.0	33,172	$42.64	$70.00 / 12	Base Plus Electric	2.0%/yr

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated May 17, 2023.

The Borrowers. The borrowers are Commerce Square Partners-Philadelphia Plaza, L.P. and Philadelphia Plaza - Phase II, LP, each a special purpose, bankruptcy remote entity and a Delaware limited partnership and Pennsylvania limited partnership respectively, each of which has a special purpose, bankruptcy remote Delaware limited liability company as its general partners. Each general partner has two independent directors acting with respect to itself, the borrowers and certain related TRS subsidiary entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One & Two Commerce Square Whole Loan. The borrowers are indirectly a joint venture between Brandywine Operating Partnership, L.P. and GIC.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the One & Two Commerce Square Whole Loan is Brandywine Operating Partnership, L.P.

Brandywine Operating Partnership, L.P., is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-), one of the largest publicly traded, full-service integrated real estate companies in the United States with a market capitalization of approximately $760 million as of June 2023. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 165 urban, town center and transit-oriented properties totaling 23.0 million square feet as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, D.C. markets (excluding assets held for sale). BRT has completed over 6.3 million square feet of ground-up new development in the Philadelphia market, with over 8 million additional square feet in the pipeline.

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, GIC is uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. GIC seeks to add meaningful value to its investments. Headquartered in Singapore, GIC has a global talent force of over 1,900 people in 11 key financial cities and has investments in over 40 countries.

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No. 5 – One & Two Commerce Square

Property Management. The One & Two Commerce Square Property is managed by BDN Management Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited (i) $9,200,744 for outstanding tenant improvement allowances and outstanding leasing commissions, and (ii) $1,912,160 for outstanding free rent and gap rent obligations.

Tax Escrows – During a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows – During a Trigger Period and if there is no blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – During a Trigger Period, the borrowers are required to deposit monthly replacement reserves equal to approximately $39,503 (1/12th of $0.25 per square foot per annum).

TI/LC Reserves – At origination, the borrowers deposited as a letter of credit $25,000,000 to be used for tenant improvements and leasing commissions. During the continuance of a Trigger Period, the borrowers will be required to deposit $237,018 on a monthly basis to the TI/LC Reserves. Additionally, when (i) the balance of the TI/LC Reserves is less than $15,000,000 and (ii) the TI/LC Reserve Occupancy (as defined below) falls below 85%, the One & Two Commerce Square Whole Loan will require a cash sweep until the balance returns to $25,000,000. Further, the non-recourse carveout guarantor has provided a guaranty for an additional $20,000,000 to the TI/LC Reserves, which guaranty will be reduced by any amounts contributed to the TI/LC Reserves after the loan origination date.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers, (iii) the debt yield is less than 8.85% for two consecutive calendar quarters, or (iv) the debt service coverage ratio falls below 1.20x (based on a 30-year amortization schedule) for two consecutive calendar quarters. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender and no other event of default the exists, (b) with respect to clause (ii) above, in the event such bankruptcy action was involuntary, such bankruptcy action is dismissed within 30 days, (c) with respect to clause (iii) above, the debt yield is greater than or equal to 8.85% for two consecutive calendar quarters, or (d) with respect to clause (iv) above, the debt service coverage ratio is greater than or equal to 1.20x (based on a 30-year amortization schedule) for two consecutive calendar quarters.

The “TI/LC Reserve Occupancy” means an amount on any date equal to (a) the leased net rentable area of the One & Two Commerce Square Property without giving effect to any lease which either has (i) an expiration date within 12 months of such date (after giving effect to any renewal or extension options) or (ii) a termination option (excluding customary termination options in connection with a casualty or condemnation) that may be validly exercised by the tenant under the applicable lease within 12 months of such date, divided by (b) the aggregate net rentable square footage of the One & Two Commerce Square Property.

Lockbox / Cash Management. The One & Two Commerce Square Whole Loan documents require a hard lockbox with springing cash management. All rents from the One & Two Commerce Square Property are required to be deposited directly to the lockbox account by tenants and, so long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Trigger Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the One & Two Commerce Square Whole Loan documents. During a Trigger Period all excess cash is required to be either (i) during a period described under “TI/LC Reserves” above, deposited into the TI/LC Reserves, or (ii) held by the lender as additional security for the One & Two Commerce Square Whole Loan; provided that excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in certain monthly expense items.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 6 – Ashburn Data Center

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No. 6 – Ashburn Data Center

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No. 6 – Ashburn Data Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance:	$60,000,000	Property Type - Subtype:	Other - Data Center
Cut-off Date Principal Balance:	$60,000,000	Net Rentable Area (SF):	132,285
% of Pool by IPB:	7.3%	Location:	Ashburn, VA
Loan Purpose(1):	Acquisition	Year Built / Renovated:	2010 / NAP
Borrower:	GI TC Devin Shafron, LLC	Occupancy:	100.0%
Borrower Sponsor:	TechCore, LLC	Occupancy Date:	3/30/2023
Interest Rate:	5.95000%	4th Most Recent NOI (As of)(2):	NAV
Note Date:	5/26/2023	3rd Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/6/2033	2nd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	UW Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$14,600,511
Amortization Type:	Interest Only	UW Expenses:	$3,741,981
Call Protection:	L(24),YM1(89),O(7)	UW NOI:	$10,858,530
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$10,867,712
Additional Debt:	No	Appraised Value / Per SF:	$150,000,000 / $1,134
Additional Debt Balance:	N/A	Appraisal Date:	4/7/2023
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$454
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$454
Insurance:	$169,979	Springing	N/A	Cut-off Date LTV:	40.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	40.0%
				UW NCF DSCR:	3.00x
				UW NOI Debt Yield:	18.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,000,000	39.7%	Purchase Price(3)	$150,000,000	99.3%
Sponsor Equity	91,080,769	60.3	Closing Costs	910,791	0.6
			Upfront Reserves	169,979	0.1

Total Sources	$151,080,769	100.0%	Total Uses	$151,080,769	100.0%
(1)	The Ashburn Data Center Property was acquired by the borrower on February 1, 2023, and the Ashburn Data Center Mortgage Loan is recapitalizing the borrowers acquisition.
(2)	Historical NOI is unavailable because the borrower recently acquired the Ashburn Data Center Property (as defined below) and the prior owner did not provide such information.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Ashburn Data Center mortgage loan (the “Ashburn Data Center Mortgage Loan”) is secured by the borrower’s fee interest in a data center totaling approximately 132,285 square feet, located in Ashburn, Virginia (the “Ashburn Data Center Property”). The Ashburn Data Center Mortgage Loan is a 10-year, interest only term and accrues interest at a rate of 5.95000% per annum.

The Property. The Ashburn Data Center Property is situated on approximately eight acres of land in Ashburn, Virginia. The Ashburn Data Center Property is located in Loudoun County within Digital Realty Trust’s larger 98-acre data center campus which is in close proximity to Washington D.C. and the Dulles International Airport. The Ashburn Data Center Property is located adjacent to the area that is commonly referred to as “Data Center Alley,” which is within the Northern Virginia data center market. According to the appraisal, Loudoun County is home to more than 25 million square feet of

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No. 6 – Ashburn Data Center

data centers and it hosts over 3,500 technology companies resulting in it having the world’s largest concentration of data centers.

The Ashburn Data Center Property was constructed in 2010 and is 100.0% occupied as of March 30, 2023 and is leased to two major tenants, Oracle and Morgan Stanley. The data center facility boasts a total critical IT load of 9,000 kW (as defined below) across a 67,500 square foot raised area in a 2N / N+1 redundancy configuration. Morgan Stanley and Oracle are attributed 2.25 megawatts and 6.75 megawatts respectively. The Ashburn Data Center Property was previously foreclosed upon in 2021 after a material tenant vacated the Ashburn Data Center Property in 2022. The foreclosing lender leased up the vacated space to Oracle and sold the Ashburn Data Center Property to the borrower sponsor who was unrelated to the previous ownership. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Ashburn Data Center Property has a weighted average (by underwritten base rent) remaining lease term of 6.3 years. Investment grade rated tenants, Oracle and Morgan Stanley, account for 99.2% of underwritten base rent, with telecom tenants representing the remaining 0.8% of underwritten base rent.

Major Tenants.

Oracle (91,809 square feet; 6.75 MW; 69.4% of NRA; 62.1% of underwritten base rent). Oracle (NYSE: ORCL) is a multinational technology corporation headquartered in Austin, Texas, providing cloud-based deployments, on premises deployments, and hybrid deployments. Customers use Oracle technology to build, deploy, run, manage, and support their internal and external products, services, and business operations. Oracle is a member of the S&P 100 and is assigned investment grade corporate credit ratings by Moody’s (Baa2), S&P (BBB) and Fitch (BBB). Oracle has maintained over $35 billion in annual revenue for the last 12 years. As of May 16, 2023, Oracle had a market capitalization of $265.26 billion. Oracle has been located at the Ashburn Data Center Property since 2022 and has no termination options.

Morgan Stanley (38,715 square feet; 2.25 MW; 29.3% of NRA; 37.1% of underwritten base rent). Morgan Stanley is a global financial services firm headquartered in New York, New York, providing investment banking, securities, wealth management and investment management services. With offices in more than 41 countries and over 80,000 employees worldwide, Morgan Stanley serves clients worldwide including corporations, governments, institutions, and individuals. Morgan Stanley is a member of the S&P 100 and is investment grade rated by Moody’s (A1), S&P (A-) and Fitch (A+). As of May 16, 2023, Morgan Stanley had a market capitalization of $138.54 billion.

Morgan Stanley has been a tenant at the Ashburn Data Center Property since 2010 and amended its lease in 2014 when Morgan Stanley requested a 120-month extension through 2025. According to the tenant, Morgan Stanley powers its sales and trading platforms for the New York Stock Exchange and Asian Markets through its servers onsite at the Ashburn Data Center Property. Morgan Stanley has invested a significant amount of capital in the space and the servers being taken offline would result in a service interruption of large magnitude. Morgan Stanley has one, five-year renewal option remaining and no termination options.

Environmental. According to the Phase I environmental report dated April 28, 2023, there are no recognized environmental conditions with recommendations for further action at the Ashburn Data Center Property.

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No. 6 – Ashburn Data Center

The following table presents detailed information with respect to the Ashburn Data Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent Per Sq. Ft.	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration
Oracle	Baa2 / BBB / BBB	91,809	69.4%	$103.11(4)	$9,466,469	62.1%	8/31/2032
Morgan Stanley	A1 / A- / A+	38,715	29.3	$146.12(5)	5,657,114	37.1	3/31/2025
Total Major Tenants		130,524	98.7%	$115.87	$15,123,582	99.2%
Other Tenants(6)		1,761	1.3%	$65.58	$115,479	0.8%
Total Occupied		132,285	100.0%	$115.20	$15,239,062	100.0%
Vacant		0	0.0
Total / Wtd. Avg.		132,285	100.0%

(1)	Based on the underwritten rent roll dated March 30, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Includes straight-lined rent and contractual rent steps through July 2023.
(4)	Of the 91,809 square feet of total Oracle space, 89,042 square feet of that is Data Hall space to which Oracle rents on a kilowatt (“kW”) per month basis. The in-place rent on the Data Hall space is equal to $96.50 per kW per month and Oracle is leasing a total of 6,750 kW. The lease calls for annual escalations based on CPI but is floored by a 2.0% minimum and is capped by a 5.0% maximum. The UW Base Rent reflects the straight-lined rent through Oracle’s lease term and results in $115.84 per kW per month on the Data Hall space.
(5)	Of the 38,715 square feet of total Morgan Stanley space, 29,043 square feet of that is Data Hall space to which Morgan Stanley rents on a kW per month basis. The in-place rent on the Data Hall space is equal to $193.18 per kW per month and Morgan Stanley is leasing a total of 2,250 kW. The lease calls for annual escalations of 3.0% and the UW Base Rent reflects the straight-lined rent through Morgan Stanley’s lease term and results in $202.24 per kW per month on the Data Hall space. Morgan Stanley’s Data Hall space rent is higher than Oracle’s due to Morgan Stanley’s 2N configuration compared to Oracle’s N+1 configuration, and 2N is considered the superior technology and provides for better redundancy protection.
(6)	Other tenants consist of four telecom tenants which all generate UW Base Rent and 1,756 square feet of Digital Realty Trust space. The Digital Realty Trust space includes office and storage space and is not attributed any UW Base Rent at the Ashburn Data Center Property.

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No. 6 – Ashburn Data Center
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM(3)	4	4	0.0%	$78,298	0.5%	4	0.0%	$78,298	0.5%
2024	0	0	0.0%	$0	0.0	4	0.0%	$78,298	0.5%
2025	2	38,716	29.3%	5,694,295	37.4	38,720	29.3%	$5,772,593	37.9%
2026	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2027	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2028	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2029	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2030	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2031	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2032	1	91,809	69.4%	9,466,469	62.1	130,529	98.7%	$15,239,062	100.0%
2033	0	0	0.0%	$0	0.0	130,529	98.7%	$15,239,062	100.0%
2034 & Beyond(4)	2	1,756	1.3%	$0	0.0	132,285	100.0%	$15,239,062	100.0%
Total	9	132,285	100.0%	$15,239,062	100.0%
(1)	Based on the underwritten rent roll dated March 30, 2023.
(2)	Includes straight-lined rent and contractual rent steps through July 2023.
(3)	These leases represent four telecom tenants which are all attributed UW Base Rent at the Ashburn Data Center Property.
(4)	This space represents storage and office space allocated to Digital Realty Trust. Digital Realty Trust is the developer of the 98-acre data center campus where the Ashburn Data Center Property is located. There is no UW Base Rent attributed to this space.

Operating History and Underwritten Net Cash Flow(1)
	U/W	U/W per Sq. Ft.	%(2)
Rents in Place	$13,414,076	$101.40	87.3%
Rent Steps(3)	1,824,986	$13.80	11.9%
Gross Potential Rent	$15,239,062	$115.20	99.2%
Other Income	$123,402	$0.93	0.8%
Net Rental Income	$15,362,464	$116.13	100.0%
(Vacancy/Credit Loss)	$761,953	$5.76	5.0%
Effective Gross Income	$14,600,511	$110.37	95.0%
Total Expenses	$3,741,981	$28.29	25.6%
Net Operating Income	$10,858,530	$82.08	74.4%
Capital Expenditures	$19,843	$0.15	0.1%
TI/LC(4)	($29,025)	($0.22)	(0.2%)
Net Cash Flow	$10,867,712	$82.15	74.4%
(1)	Based on the underwritten rent roll dated March 30, 2023.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Rent Steps primarily consists of straight-lined rent totaling $1,823,204 for investment grade rated tenants which reflects the difference in average rent through the lease term and in-place rents. The $1,823,204 adjustment consists of $1,574,273 for Oracle, $248,931 for Morgan Stanley and $1,782 for the remainder.
(4)	TI/LC includes a $360,000 credit for the 12-month cash sweep prior to the maturity of the Oracle lease, which expires in August 2032.

The Market. The Ashburn Data Center Property is located in Ashburn, Virginia, which is approximately 30 miles from Washington D.C., roughly 37 miles from Alexandria and approximately 7 miles from Dulles International Airport. Loudoun

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Annex A-3	BBCMS 2023-C20
No. 6 – Ashburn Data Center

County offers bus transportation to Washington D.C., Dulles International Airport and Rosslyn, Virginia. Primary regional access to the area is provided via VA Route 7, VA Route 267 and VA Route 28. Interstate 267 is the primary east-west interstate in the Northern Virginia region and provides access directly to Washington D.C. to the east.

The Ashburn Data Center Property is strategically located in the Northern Virginia data center market, which is the largest data center market in the world. Approximately 70% of the entire world’s internet traffic flows through the market on a daily basis. As of 2022, there was roughly 12 million square feet of data center space in the market and more than 2,000 MW of capacity, which is more than double the size of the next largest data center market in the United States. According to the appraisal, the estimated 2022 population within a one-, three-, and five-mile radius was 8,135, 79,058, and 201,032, respectively. Additionally, as of 2022 the median household income within a one-, three-, and five-mile radius was $119,270, $166,968, and $152,896, respectively.

In the last decade alone, there has been nearly $12 billion invested in Virginia’s information technology sector, creating more than 3,000 data center jobs and 10,000 support positions in Loudoun County. Absorption in the market has increased from 90 MW of capacity in 2016 to 350 MW in 2021. As of 2022, in the Northern Virginia data center market, there is more than 5 million square feet in active construction and 800 MW of critical IT capacity expected to be completed through 2024. In total, there is approximately 25 million square feet of planned expansion in the market.

Additionally, the Northern Virginia data center market is primed for future growth upon its status as the largest data center market in the U.S. Main drivers of future growth include low power rates, affordable land, tax incentives that are specific to data centers, and proximity to a primary internet exchange connectivity point. Data center demand has also accelerated due to the COVID-19 pandemic as telecommuting, gaming and other telecommunications-based interaction have all become more prominent. From March 2020 to July 2020 alone, Loudoun County received seven fast track applications, totaling 3 million square feet of data center space development. Companies that have submitted fast track applications are Aligned, Digital Realty Trust, Equinix and others. Amazon, Microsoft, Meta and Google have all already acquired land in the Northern Virginia data center market. Amazon, Meta and Google all have plans of further expansion of their existing built out space. Beyond technology companies, given the recent moves by Boeing and Raytheon, the Washington-Arlington-Alexandria metro area is now home to four of the top five aerospace and defense companies in the United States.

The following table presents certain information relating to comparable data center sales for the Ashburn Data Center Property

Comparable Data Center Sales(1)
Property / Location	City, State	Critical IT Load (kW)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price per MW ($ Millions)	Adjusted Price per MW ($Millions)	Cap Rate
Ashburn Data Center	Ashburn, VA	9,000	2010 / NAP	100.0%(2)	3/3/2023	$150,000,000	$16.67		6.0%
Ashburn, VA
Confidential	Secondary	2,000	1919-1967 / 2005-2016	100.0%	Feb-23	$55,000,000	$27.50	$16.67	6.8%
Confidential
Confidential	Major	6,000	1982 / 2010-2011	100.0%	Jul-22	$87,500,000	$14.58	$17.11	5.4%
Confidential
Confidential	Major	45,000	2019 / NAP	100.0%	Apr-22	$710,000,000	$15.78	$17.06	4.0%
Confidential
Confidential	Major	17,250	2010 / NAP	93.0%	Jan-22	$222,500,000	$12.90	$16.10	6.0%
Confidential
Confidential	Major	4,000	1999 / NAP	100.0%	Dec-21	$80,000,000	$20.00	$19.76	6.3%
Confidential
Confidential	Major	3,000	2009 / NAP	100.0%	Nov-21	$96,000,000	$32.00	$19.97	4.8%
Confidential
(1)	Source: Appraisal unless otherwise noted.
(2)	Source: Underwritten Rent Roll dated March 30, 2023.
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Annex A-3	BBCMS 2023-C20
No. 6 – Ashburn Data Center

The Borrower. The borrower of the Ashburn Data Center Mortgage Loan is GI TC Devin Shafron, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ashburn Data Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is TechCore, LLC (“TechCore”). TechCore is a core real estate fund established by CalPERS and GI Partners in 2012 to invest in technology-advantaged properties in the United States. These properties include data centers, internet gateways, corporate campuses for technology tenants, and life science properties located in core metropolitan cities and leased to industry leading tenants. TechCore has acquired 19 properties, has invested in over 3.6 million square feet of stabilized core technology-advantaged real estate and continues to actively invest in this sector. TechCore received $555 million in an additional round of funding from CalPERS in 2022 for further expansion into the industrial and technology-related space. As of December 2022, TechCore had a net worth of approximately $2.1 billion and liquidity of approximately $37.5 million.

Property Management. The Ashburn Data Center Property is managed by Digital Nova Manager, LLC,

Escrows and Reserves. At loan origination, the borrowers deposited $169,979 for insurance reserves.

Real Estate Tax Reserves - The borrower is required to deposit monthly an amount equal to 1/12th of the estimated annual real estate taxes into the tax reserve account, provided that, such requirement will be waived if the borrower has provided the lender with evidence of timely payment of taxes and no material event of default (as defined in the Ashburn Data Center Mortgage Loan documents) for 30 or more consecutive days.

Insurance Reserves – The borrower is required to deposit monthly an amount equal to 1/12th of estimated insurance premiums, into the insurance reserve account, provided that such requirement will be waived if (i) the borrower maintains a blanket policy in accordance with the Ashburn Data Center Mortgage Loan documents or (ii) the borrower has provided the lender with evidence of timely payment of insurance and no material event of default for 30 or more consecutive days. At loan origination, such requirement was waived as the borrowers obtained an acceptable blanket insurance policy.

Replacement Reserve - On each monthly payment date during the continuance of a Cash Sweep Period (as defined below), the borrower is required to deposit $2,204.75 into a replacement reserve account.

Lockbox / Cash Management.   The Ashburn Data Center Mortgage Loan is structured with an in-place hard lockbox and springing cash management. At loan origination, the borrower was required to direct all tenants to remit all rents directly to the applicable lockbox account. The borrower has established a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly or in the event that the borrower or property manager receives such funds, will deposit all rents within two business days of receipt. On each business day during which no Cash Sweep Period is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. Upon the occurrence of a Cash Sweep Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the Ashburn Data Center Mortgage Loan documents as required in the following order of priority: (i) first, to the tax reserve account, (ii) second, to the insurance reserve account, (iii) third, for the payment of monthly operating expenses, (iv) fourth, for payment of debt service on the Ashburn Data Center Mortgage Loan, (v) fifth, to the capital expenditure reserve account, (vi) sixth, during the continuance of a Cash Sweep Period caused solely by an event of default or the debt yield falling below 9.75% at the end of any fiscal quarter, all amounts remaining will be deposited into the excess cash flow account and (vii) seventh, during any Specified Tenant Sweep Event (as defined below), all excess cash flow will be deposited into the lease sweep reserve account.

A “Cash Sweep Period” means the period commencing upon the occurrence of (a) an event of default under the Ashburn Data Center Mortgage Loan documents, (b) the occurrence of a Specified Tenant Sweep Event and, at any point in time prior to the three year period immediately preceding the maturity date, the borrower failing to timely make a cash deposit or a letter of credit in an amount equal to two years of excess cash flow that would have been generated pursuant to the applicable lease with the Specified Tenant as of the date of the commencement of the applicable Specified Tenant Sweep Event (the “Specified Tenant Credit Support”) as provided in the Ashburn Data Center Mortgage Loan documents, or (c) the debt yield falls below 9.75% at the end of any fiscal quarter and the borrower failing to timely make a cash deposit

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No. 6 – Ashburn Data Center

or provide a letter of credit in an amount equal to $2,250,000 as provided in the Ashburn Data Center Mortgage Loan documents which will cease the cash flow sweep caused by a debt yield failure for a 12-month period.

The Cash Sweep Period expires upon (x) with regard to clause (a) above, the cure or waiver of such event of default, (y) with regard to clause (b) above, the earliest to occur of (i) the cure of such Specified Tenant Sweep Event, (ii) at any point in the time prior to the three year period immediately preceding the maturity date, the borrower providing the applicable Specified Tenant Credit Support or the funds deposited into the lease sweep reserve account as the result of an ongoing Specified Tenant Sweep Event are equal to an amount equivalent to the Specified Tenant Credit Support or (iii) the debt service coverage ratio for the Property (excluding any revenue from the lease with the Specified Tenant which is subject to the applicable Specified Tenant Sweep Event) is equal to or greater than 3.00x or (z) with regard to clause (c) above, the debt yield is greater or equal to 9.75% for one fiscal quarter. The borrower has the option to cease the cash flow sweep caused by a debt yield failure for a 12-month period by depositing an amount to the excess cash flow reserve account or posting a letter of credit in an amount such that the total amount in the account equals $2,250,000. The borrower can pursue this option to avoid or stop such cash flow sweep on an annual basis ($2,250,000 would need to be deposited/posted in each instance and no credit is given for previous amounts deposited/posted).

A “Specified Tenant Sweep Event” means (i) the occurrence of any of the following with respect to any Specified Tenant (as defined below): (a) unless (x) the Specified Tenant or its lease guarantor (if applicable) maintains a long term unsecured debt rating of at least “BBB-“ by S&P, “Baa3” by Moody’s and equivalent rating by the other applicable rating agencies, (y) the Specified Tenant’s lease has a remaining term which extends at least five years beyond the maturity date and (z) at least three years remain prior to the maturity date, the Specified Tenant vacates or goes dark for a period of more than 90 consecutive days; (b) the Specified Tenant (or its lease guarantor) files for bankruptcy, is adjudged bankrupt, is insolvent, or otherwise makes a general assignment for the benefit of creditors, (c) the Specified Tenant fails to extend or renew its lease by the date that is the earlier of (y) 12 months prior to the scheduled lease expiration date or (z) the date under the lease by which such Specified Tenant is required to give notice of exercising the renewal option; (d) the Specified Tenant gives notice of termination of its lease or notice of intention to vacate or go dark; or (e) such Specified Tenant commits an event of default under its lease which continues beyond any applicable cure or grace period and (ii) as of the occurrence of any of the events described in clause (i) immediately above, the debt service coverage ratio for the Property (excluding any revenue from the lease with the Specified Tenant which is subject to any of the events described in clause (i) immediately above) is less than 3.00x.

A “Specified Tenant” means (i) Oracle (or a replacement tenant thereof), (ii) Morgan Stanley (or a replacement tenant thereof), or (iii) any other tenant occupying more than 20% of the net rentable area of the Ashburn Data Center Property or any other tenant whose annual rent represents more than 20% of the total annual rent from the Ashburn Data Center Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2023-C20
No. 7 – Great Lakes Crossing Outlets

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No. 7 – Great Lakes Crossing Outlets

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No. 7 – Great Lakes Crossing Outlets

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No. 7 – Great Lakes Crossing Outlets
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance(1):	$49,250,000	Property Type – Subtype:	Retail – Outlet Center
Cut-off Date Principal Balance(1):	$49,250,000	Net Rentable Area (SF):	1,128,332
% of IPB:	6.0%	Location:	Auburn Hills, MI
Loan Purpose:	Refinance	Year Built / Renovated:	1998 / 2010
Borrower:	Taubman Auburn Hills Associates Limited Partnership	Occupancy(5):	89.6%
Borrower Sponsor:	The Taubman Realty Group LLC	Occupancy Date:	11/30/2022
Interest Rate:	6.52100%	4th Most Recent NOI (As of):	$34,244,744 (12/31/2019)
Note Date:	1/5/2023	3rd Most Recent NOI (As of):	$27,851,384 (12/31/2020)
Maturity Date:	2/1/2033	2nd Most Recent NOI (As of):	$32,911,337 (12/31/2021)
Interest-only Period:	120 months	Most Recent NOI (As of):	$31,655,635 (TTM 11/30/2022)
Original Term:	120 months	UW Economic Occupancy:	92.6%
Original Amortization Term:	None	UW Revenues:	$47,000,639
Amortization Type:	Interest Only	UW Expenses:	$15,438,872
Call Protection(2):	L(29),D(85),O(6)	UW NOI:	$31,561,767
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$29,734,689
Additional Debt(1):	Yes	Appraised Value / Per SF:	$400,000,000 / $355
Additional Debt Balance(1):	$130,750,000	Appraisal Date:	11/10/2022
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$160
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$160
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves:	$0	Springing	$519,033	Maturity Date LTV:	45.0%
TI / LC:	$0	$94,028	$2,256,664	UW NCF DSCR:	2.50x
Other:	$1,805,623	$0	N/A	UW NOI Debt Yield:	17.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$180,000,000	99.5%	Loan Payoff	$177,589,210	98.1%
Borrower Sponsor Equity	962,977	0.5	Upfront Reserves	1,805,623	1.0
			Closing Costs	1,568,144	0.9
Total Sources	$180,962,977	100.0%	Total Uses	$180,962,977	100.0%
(1)	The Great Lakes Crossing Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu notes with an aggregate original principal balance of $180,000,000. Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the Great Lakes Crossing Outlets Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	The defeasance lockout period will be at least 29 payments beginning with and including the first payment date of March 1, 2023. The borrower sponsor has the option to defease the entire $180.0 million Great Lakes Crossing Outlets Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) March 1, 2026 (the “Permitted Release Date”). The assumed defeasance lockout period of 29 months is based on the expected closing date of the BBCMS 2023-C20 securitization in July 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Great Lakes Crossing Outlets Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other reserves include the Initial Outstanding TI/LC reserve (approximately $1,581,204) and the initial Gap Rent Reserve (approximately $224,418).
(5)	Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.

The Loan. The Great Lakes Crossing mortgage loan (the “Great Lakes Crossing Outlets Mortgage Loan”) has an original and Cut-off Date principal balance of $49,250,000 and is part of a whole loan evidenced by 11 pari passu promissory notes in the aggregate original principal amount of $180,000,000 (the “Great Lakes Crossing Outlets Whole Loan”). The Great Lakes Crossing Outlets Mortgage Loan is evidenced by the non-controlling Notes A-1-2, A-1-3, and A-3-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $49,250,000. The Great Lakes

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Annex A-3	BBCMS 2023-C20
No. 7 – Great Lakes Crossing Outlets

Crossing Outlets Whole Loan is secured by the borrower’s fee interest in a 1,128,332 square foot retail outlet center property located in Auburn Hills, Michigan (the “Great Lakes Crossing Outlets Property”). The Great Lakes Crossing Outlets Whole Loan was co-originated on January 5, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), and DBR Investments Co. Limited (“DBRI”). The Great Lakes Crossing Outlets Whole Loan has a 10-year term and is interest only for the entire term. The Great Lakes Crossing Outlets Whole Loan proceeds were used to refinance the existing debt on the Great Lakes Crossing Outlets Property, fund upfront reserves, and pay origination costs. The Great Lakes Crossing Outlets Whole Loan accrues interest at a fixed rate of 6.52100% per annum. The Great Lakes Crossing Outlets Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B38 securitization. The table below summarizes the promissory notes that comprise the Great Lakes Crossing Outlets Whole Loan. The relationship between the holders of the Great Lakes Crossing Outlets Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$27,500,000	$27,500,000	Benchmark 2023-B38	Yes
A-1-2	$17,500,000	$17,500,000	BBCMS 2023-C20	No
A-1-3	$17,500,000	$17,500,000	BBCMS 2023-C20	No
A-1-4(1)	$17,500,000	$17,500,000	GS	No
A-2-1-A	$12,500,000	$12,500,000	BMO 2023-C5	No
A-2-1-B	$7,500,000	$7,500,000	Benchmark 2023-B38	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2023-B38	No
A-2-3	$15,000,000	$15,000,000	BMO 2023-C5	No
A-3-1	$25,750,000	$25,750,000	BMO 2023-C4	No
A-3-2	$14,250,000	$14,250,000	BBCMS 2023-C20	No
A-3-3	$10,000,000	$10,000,000	BMO 2023-C5	No
Whole Loan	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Great Lakes Crossing Outlets Property is a retail outlet center comprised of a single-story shopping center, totaling 1,357,631 square feet, of which 229,299 square feet is not included in the collateral, on an approximately 163.76-acre site in Auburn Hills, Michigan. The Great Lakes Crossing Outlets Property was built in 1998 and renovated in 2010. The Great Lakes Crossing Outlets Property has a total of 7,797 parking spaces, resulting in a ratio of approximately 6.91 spaces per 1,000 square feet of collateral. As of November 30, 2022, the Great Lakes Crossing Outlets Property was 89.6% occupied by 169 tenants. The collateral does not include 229,299 of square feet owned by Bass Pro Shops Outdoor World and AMC Theatre.

Major Tenants.

Burlington Coat Factory (81,082 square feet; 7.2% of NRA, 2.5% of underwritten base rent, Moody’s/S&P/Fitch: NR/BB+/NR): Founded in 1972 and headquartered in Burlington, New Jersey, Burlington Coat Factory (“Burlington”) is a nationally recognized off-price retailer headquartered in New Jersey. As of the fiscal year ending in 2022, Burlington operates 927 stores in 46 states and Puerto Rico. The firm is a Fortune 500 company and its common stock trades on the New York Stock Exchange under the ticker symbol “BURL”. Burlington’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington’s lease expires in January 2030 and has two 5-year renewal options remaining.

Round 1 Bowling Amusement (59,071 square feet; 5.2% of NRA, 3.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 2009 and headquartered in Brea, California, Round 1 Bowling Amusement (“Round 1”) is a multi-entertainment complex offering an array of activities including bowling, arcade games, billiards, ping pong, darts, food and drinks. Round 1’s parent company was founded in Japan in 1993 and opened its first United States location in 2010 in Los Angeles. Round 1’s lease expires in September 2027 and has two 5-year renewal options remaining.

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No. 7 – Great Lakes Crossing Outlets

Forever 21 (47,203 square feet, 4.2% of NRA, 1.6% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 1984 and headquartered in Los Angeles, California, Forever 21 is a global fashion retailer. Forever 21 has more than 540 locations worldwide and online, Forever 21 operates to make high style designs and fashion basics accessible to all consumers. Forever 21’s lease expired in January of 2023; however, the tenant is still in occupancy and current on rent. Lease renewal discussions are ongoing with the borrower sponsor and if a new lease is executed, rent will be applied retroactively.

Environmental. According to a Phase I environmental report dated November 16, 2022, there was no evidence of any recognized environmental conditions at the Great Lakes Crossing Outlets Property. However, the Phase I report identified an environmental issue at the Great Lakes Crossing Outlets Property in connection with a wetlands conservation easement agreement between the borrower and the Michigan Department of Environment, Great Lakes and Energy. The assessor recommended maintenance of the onsite regulated wetlands in accordance with the conservation easement agreement.

The following table presents certain information relating to the historical and current occupancy of the Great Lakes Crossing Outlets Property:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
92.9%	91.0%	91.9%	89.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 30, 2022. Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.

The following table presents certain information relating to the largest tenants based on net rentable area of the Great Lakes Crossing Outlets Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Burlington Coat Factory(4)	NR/BB+/NR	81,082	7.2%	$12.67	$1,026,943	2.5%	1/31/2030
Round 1 Bowling Amusement(4)	NR/NR/NR	59,071	5.2	$22.13	1,307,500	3.2	9/30/2027
Forever 21(4)(5)	NR/NR/NR	47,203	4.2	$14.26	673,193	1.6	1/31/2023
Marshalls(4)	NR/NR/NR	35,191	3.1	$21.16	744,692	1.8	1/31/2027
TJ Maxx(4)	A2/A/NR	34,766	3.1	$21.16	735,699	1.8	1/31/2027
Nordstrom Rack(4)	Ba1/BB+/BBB-	34,613	3.1	$17.00	588,421	1.4	6/30/2030
Legoland Discovery Center(4)	B2/B-/NR	32,543	2.9	$10.82	352,178	0.9	12/31/2031
Planet Fitness	NR/NR/NR	27,710	2.5	$14.48	401,373	1.0	12/31/2028
Camille La Vie	NR/NR/NR	22,963	2.0	$16.72	383,835	0.9	1/31/2028
Arhaus The Loft	NR/NR/NR	22,726	2.0	$22.66	515,023	1.3	1/31/2030
Major Tenants		397,868	35.3%	$16.91	$6,728,859	16.5%
Other Tenants		612,876	54.3%	$55.70	$34,137,204	83.5%
Occupied Collateral Total / Wtd. Avg.		1,010,744	89.6%	$40.43	$40,866,062	100.0%
Vacant Space		117,588	10.4%
Collateral Total		1,128,332	100.0%

(1)	Based on underwritten rent roll dated as of November 30, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are comprised of underwritten base rent inclusive of contractual rent steps through January 2024, percentage rent in lieu, total recoveries (excluding utilities) at step and overage rent.
(4)	Anchor tenants for the Great Lakes Crossing Outlets Property represent approximately 28.8% of Net Rentable Area (SF) and approximately 13.3% of Total UW Base Rent.
(5)	Forever 21’s lease expired in January 2023; however, the tenant is in occupancy and current on rent. Lease renewal discussions are ongoing with the borrower sponsor and if a new lease is executed, rent will be applied retroactively. We cannot assure you that the Forever 21 lease will be renewed.
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No. 7 – Great Lakes Crossing Outlets

The following table presents certain information relating to the tenant lease expirations at the Great Lakes Crossing Outlets Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	117,588	10.4%	NAP	NA	P	117,588	10.4%	NAP	NAP
2023 & MTM	33	149,599	13.3	$5,576,821	13.6%		267,187	23.7%	$5,576,821	13.6%
2024	38	88,679	7.9	4,847,810	11.9		355,866	31.5%	$10,424,632	25.5%
2025	34	141,288	12.5	8,770,136	21.5		497,154	44.1%	$19,194,767	47.0%
2026	16	43,108	3.8	3,665,300	9		540,262	47.9%	$22,860,067	55.9%
2027	20	187,481	16.6	6,903,724	16.9		727,743	64.5%	$29,763,791	72.8%
2028	14	124,499	11.0	4,180,946	10.2		852,242	75.5%	$33,944,737	83.1%
2029	8	34,775	3.1	1,377,153	3.4		887,017	78.6%	$35,321,890	86.4%
2030	9	183,219	16.2	3,885,077	9.5		1,070,236	94.9%	$39,206,967	95.9%
2031	3	38,939	3.5	854,484	2.1		1,109,175	98.3%	$40,061,451	98.0%
2032	4	3,576	0.3	446,249	1.1		1,112,751	98.6%	$40,507,699	99.1%
2033	1	15,581	1.4	358,363	0.9		1,128,332	100.0%	$40,866,062	100.0%
2034 & Beyond	0	0	0.0	0	0.0		1,128,332	100.0%	$40,866,062	100.0%
Collateral Total	180	1,128,332	100.0%	$40,866,062	100.0%
(1)	Based on the underwritten rent roll dated as of November 30, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are comprised of underwritten base rent inclusive of contractual rent steps through January 2024, percentage rent in lieu, total recoveries (excluding utilities) at step and overage rent.

The following table presents certain information relating to the operating history and underwritten cash flows of the Great Lakes Crossing Outlets Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$27,351,881	$24,157,616	$25,715,947	$27,665,175	$28,969,473	$25.67	57.1%
Other Revenue/Rents(4)	21,677,084	19,516,740	19,612,241	19,003,929	21,777,155	19.30	42.9
Gross Potential Rent	$49,028,964	$43,674,356	$45,328,188	$46,669,104	$50,746,628	$44.97	100.0%
(Vacancy/Credit Loss)	(479,579)	(2,965,788)	1,933,578	(244,977)	(3,745,989)	(3.32)	(7.4)
Effective Gross Income	$48,549,386	$40,708,568	$47,261,766	$46,424,127	$47,000,639	$41.65	92.6%

Total Expenses(5)	$14,304,642	$12,857,184	$14,350,428	$14,768,491	$15,438,872	$13.68	32.8%

Net Operating Income	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$31,561,767	$27.97	67.2%

Capital Expenditures	0	0	0	0	259,516	0.23	0.6
TI / LC	0	0	0	0	1,567,562	1.39	3.3

Net Cash Flow	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$29,734,689	$26.35	63.3%
(1)	Based on the underwritten rent roll dated as of November 30, 2022.
(2)	TTM represents the trailing 12-month period ending November 30, 2022.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Revenue/Rents consists of overage rent, short term temporary tenant rent, RMU/center ops rents, market revenue from vacant units total commercial reimbursement revenue and other revenue.
(5)	Total Expenses include real estate taxes and a management fee equal to 4.0% of Effective Gross Income.

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No. 7 – Great Lakes Crossing Outlets

The Market. The Great Lakes Crossing Outlets Property is located in Auburn Hills, Michigan, within the Detroit metropolitan statistical area (the “Detroit MSA”). According to the appraisal, the Detroit MSA has grown to be the second largest metropolitan area in the Midwest, having a strategic regional location, a good transportation system, and a large manufacturing base. The presence of Ford, General Motors and Chrysler has historically supported much of the economic growth and employment in the Detroit MSA, and as of the past few decades is beginning to rely on the healthcare industry for long-term growth. According to the appraisal, as of August 2022, the unemployment rate in the Detroit MSA was 3.5%, representing a 2.65% increase in employment from the year prior.

The Great Lakes Crossing Outlets Property is located alongside I-75, which according to the appraisal, has a daily traffic count of 71,265 vehicles. According to the appraisal, the Great Lakes Crossing Outlets Property is conveniently accessible to the 2.1 million residents that live within the trade area, providing a strong local customer base. Further, given its proximate location to Canada, the Great Lakes Crossing Outlets Property benefits from cross-border commerce. According to the appraisal, as of 2022, the estimated population within a one-mile, three-mile and five-mile radius totaled 2,140, 42,016 and 135,040 people, respectively, and average household income for the same radii was $89,356, $90,320 and $99,774, respectively.

According to the appraisal, the Great Lakes Crossing Outlets Property is situated within the Detroit retail market and the Pontiac submarket. As of the third quarter of 2022, the Detroit retail market contained total inventory of approximately 260.5 million square feet with an approximate 5.0% vacancy rate and average annual rental rates of $17.80 per square foot, and the Pontiac submarket contained a total inventory of approximately 8.2 million square feet with an approximate 2.7% vacancy rate and average annual rental rates of $17.93 per square foot.

The appraiser identified five comparable retail properties to the Great Lakes Crossing Outlets Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)(2)	Total Occupancy	Distance to Subject	Sales PSF(2)	Anchor Tenants
Great Lakes Crossing Outlets 4000 Baldwin Road Auburn Hills, MI	1998 / 2010	1,128,332	89.6%(2)	NAP	$503.40(3)	Burlington Coat Factory Round 1 Bowling Amusement Forever 21 Marshalls TJ Maxx Nordstrom Rack Legoland Discovery Center
Westfield Santa Anita Arcadia, CA	1973 / 2014, 2021	1,480,000	89.0%	2,287 miles	$608.00	JCPenney Nordstrom Macy’s
Biltmore Fashion Park Scottsdale, AZ	1963 / 2021	384,342	87.0%	2,024 miles	$830.00	Saks Fifth Avenue Macy’s
Westfield Brandon Brandon, FL	1995 / 2007	1,149,543	93.0%	1,213 miles	$711.00(4)	Dillard’s Macy’s JCPenney
Galleria Edina Edina, MN	1974 / 2006	398,585	99.0%	720 miles	$891.00	Rypen Furniture
University Mall South Burlington, VT	1979 / 2018	613,915	95.0%	637 miles	$325.00	Target JCPenney Kohl’s
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of November 30, 2022, including four tenants that have signed leases but have not taken physical occupancy. The Total NRA (SF) and Sales PSF information represented in the above table for the Great Lakes Crossing Outlets Property is only for the collateral for the Great Lakes Crossing Outlets Whole Loan.
(3)	Based on October 2022 trailing 12 months reported sales figures.
(4)	Includes Apple sales figures. Sales excluding Apple are $550.

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No. 7 – Great Lakes Crossing Outlets

The Borrower. The borrower is Taubman Auburn Hills Associates Limited Partnership, a Delaware limited partnership. The borrower is a single purpose bankruptcy-remote entity with two independent managers in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Great Lakes Crossing Outlets Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is The Taubman Realty Group LLC (“Taubman”). Founded in 1950, Taubman develops and manages regional, super-regional and outlet shopping centers. Including Great Lakes Crossing Outlets, Taubman owns and operates 24 regional, super-regional and outlet malls across 11 states, Puerto Rico, China, and South Korea.

Pursuant to the Great Lakes Crossing Outlets Whole Loan documents, so long as one or more of Taubman, Simon Property Group, Inc., Simon Property Group, L.P. or an affiliate of any of the foregoing is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the outstanding principal balance of the Great Lakes Crossing Outlets Whole Loan at such time, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty

Property Management. The Great Lakes Crossing Outlets Property is managed by The Taubman Company LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Great Lakes Crossing Outlets Whole Loan, the borrower was required to deposit into escrow (i) $1,581,204.38 for a reserve with respect to outstanding tenant improvement allowances, leasing commissions and unfunded obligations under leases for the tenants Kids Empire, Nordstrom Rack, Showcase, Tumi, UGG and Vineyard Vines (the “Outstanding TI/LC Reserve”) and (ii) $224,418.36 for a reserve with respect to gap rent under leases for the tenants Savvy Sliders, Cotton On Kids, Cotton On and Kids Empire (the “Gap Rent Reserve”). In lieu of remitting such amounts for deposit, provided that no event of default is continuing, the borrower may fund the Outstanding TI/LC Reserve or the Gap Rent Reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in the applicable amount or (ii) a qualifying guaranty in the applicable amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

Tax Escrows – During a Lockbox Event Period (as defined below) or at any time (x) any taxes are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Great Lakes Crossing Outlets Whole Loan documents), or (y) upon request of the lender, the borrower fails to promptly provide evidence reasonably satisfactory to the lender that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Great Lakes Crossing Outlets Whole Loan documents), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the reasonably estimated annual real estate taxes; in lieu of remitting such amounts for deposit, the borrower may fund the tax reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

Insurance Escrows – In the event that during a Lockbox Event Period the borrower has not provided satisfactory evidence to the lender that the Great Lakes Crossing Outlets Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy in accordance with the Great Lakes Crossing Outlets Whole Loan documents, on each monthly payment date during the Lockbox Event Period, the borrower is required to deposit into an insurance reserve, 1/12th of reasonably estimated insurance premiums; in lieu of remitting such amounts for deposit, the borrower may fund the insurance reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

Replacement Reserve – On each monthly payment date during a Lockbox Event Period, the borrower is required to deposit into a replacement reserve, an amount equal to $21,626.36 if the balance on deposit in the replacement reserve account is less than $519,032.72 for reasonably estimated replacements and repairs required to be made to the Great Lakes Crossing Outlets Property during each calendar year; provided, however, that in lieu of remitting such amounts for

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No. 7 – Great Lakes Crossing Outlets

deposit, the borrower may fund the replacement reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no Control Event (as defined below) or event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

TI/LC Reserve – The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $94,027.67 if the balance of the rollover reserve falls below $2,256,664; in lieu of remitting such amounts for deposit, the borrower may fund the rollover reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no Control Event or event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

A “Control Event” means that any combination of Taubman, Simon Property Group, Inc. or Simon Property Group, L.P. does not own, in the aggregate, at least 30% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Great Lakes Crossing Outlets Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Great Lakes Crossing Outlets Whole Loan, the borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to, and is required to cause the property manager to, cause all amounts constituting rents received by the borrower or the property manager with respect to the Great Lakes Crossing Outlets Property to be deposited into the lockbox account or a lender-controlled cash management account by the end of the second business day following receipt. In addition, the borrower is required to, and is required to cause the property manager to, instruct all persons that maintain open accounts with the borrower or property manager with respect to the Great Lakes Crossing Outlets Property or with whom the borrower or property manager does business on an “accounts receivable” basis with respect to the Great Lakes Crossing Outlets Property to deliver all payments due under such accounts to the lockbox account. On a weekly basis during the continuance of a Lockbox Event Period under the Great Lakes Crossing Outlets Whole Loan documents, all amounts in the lockbox are required to be remitted to the cash management account. On a daily basis at any time no Lockbox Event Period is in effect, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

Notwithstanding anything to the contrary in the foregoing, the borrower may maintain an account in its name into which it may deposit or cause to be deposited rents from persons who are parties to a Great Lakes Crossing Outlets License Agreement (as defined below) and miscellaneous amounts received by the borrower that are not rents, payments, reimbursements or other amounts paid under leases, provided that if a Lockbox Event Period exists, at the lender’s direction, the borrower is required to direct all persons who are parties to a Great Lakes Crossing Outlets License Agreement to deliver all sums due under such Great Lakes Crossing Outlets License Agreements directly to the lockbox account. To the extent any such sums are collected directly by the borrower or property manager, the borrower is required to, and is required to cause the property manager to, cause all such sums received by the borrower or property manager to be deposited into the lockbox account by the end of the second business day following receipt.

On each due date during the continuance of a Lockbox Event Period, all funds on deposit in the cash management account after payment of debt service on the Great Lakes Crossing Outlets Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Great Lakes Crossing Outlets Whole Loan.

A “Great Lakes Crossing Outlets License Agreement” means any license or occupancy agreement granted by the borrower (or a predecessor-in-interest) to (i) an operator of a cart, kiosk or similar merchandising facilities located in the common areas of the Great Lakes Crossing Outlets Property or (ii) a licensee or occupant of an in-line space for a term of one year or less.

A “Lockbox Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) a bankruptcy action of the property manager if the property manager is an affiliate of the borrower, provided that the property manager is not replaced within 60 days with a qualified property manager; or (iv) a Debt Yield Trigger Event (as defined below).

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No. 7 – Great Lakes Crossing Outlets

A “Lockbox Event Period” means the period commencing on the occurrence of a Lockbox Event and continuing until the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Debt Yield Trigger Event” means, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 12.00% for two consecutive calendar quarters.

A “Lockbox Termination Event” means (a) if the Lockbox Event is caused solely by the occurrence of a Debt Yield Trigger Event, the achievement of a debt yield for the Great Lakes Crossing Outlets Whole Loan of 12.00% or greater for two consecutive calendar quarters, (b) if the Lockbox Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion) provided that the lender has not accelerated the Great Lakes Crossing Outlets Whole Loan, moved for a receiver or commenced foreclosure proceedings or (c) if the Lockbox Event is caused solely by a bankruptcy action of the property manager, if the borrower replaces the property manager with a qualified property manager under a replacement property management agreement within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Great Lakes Crossing Outlets Property or the Great Lakes Crossing Outlets Whole Loan; provided, however, that, each such Lockbox Termination Event is subject to the following conditions: (i) no other Lockbox Event has occurred and is continuing, (ii) no other event of default has occurred and is continuing under the Great Lakes Crossing Outlets Whole Loan documents, (iii) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Great Lakes Crossing Outlets Whole Loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the Great Lakes Crossing Outlets Whole Loan and (iv) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Lockbox Termination Event, including reasonable attorney’s fees and expenses.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 8 – North Run Business Park

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No. 8 – North Run Business Park

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No. 8 – North Run Business Park

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, SMC	Single Asset / Portfolio:	Single Asset
		Title:	Fee
Original Principal Balance:	$34,000,000	Property Type – Subtype:	Industrial – Flex
Cut-off Date Principal Balance:	$34,000,000	Net Rentable Area (SF):	386,087
% of IPB:	4.1%	Location:	Richmond, VA
Loan Purpose:	Refinance	Years Built / Renovated:	1987, 1988, 1990, 1999 / NAP
Borrower:	North Run LH LLC	Occupancy(3):	90.3%
Borrower Sponsors:	Ronald J. Cohen, Alan D. Cohen and Marital Trust U/W of Dana Cohen F/B/O Ronald J. Cohen	Occupancy Date:	5/31/2023
Interest Rate:	7.37000%	4th Most Recent NOI (As of):	$3,402,294 (12/31/2020)
Note Date:	6/1/2023	3rd Most Recent NOI (As of):	$3,698,336 (12/31/2021)
Maturity Date:	6/6/2033	2nd Most Recent NOI (As of):	$3,867,969 (12/31/2022)
Interest-only Period:	120 months	Most Recent NOI (As of):	$3,825,210 (TTM 3/31/2023)
Original Term:	120 months	UW Economic Occupancy:	90.1%
Original Amortization Term:	None	UW Revenues:	$4,892,244
Amortization Type:	Interest Only	UW Expenses:	$1,100,928
Call Protection:	L(25),D(91),O(4)	UW NOI:	$3,791,316
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$3,594,412
Additional Debt(1):	Yes	Appraised Value / Per SF:	$60,800,000 / $157
Additional Debt Balance(1):	$4,500,000	Appraisal Date:	4/2/2023
Additional Debt Type(1):	Mezzanine

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Mortgage Loan	Total Debt
Taxes:	$32,865	$32,865	N/A	Cut-off Date Loan / SF:	$88	$100
Insurance:	$27,204	$3,886	N/A	Maturity Date Loan / SF:	$88	$100
Replacement Reserves:	$0	$5,148	N/A	Cut-off Date LTV Ratio(1):	55.9%	63.3%
TI / LC:	$1,200,000	Springing	$1,000,000	Maturity Date LTV Ratio(1):	55.9%	63.3%
Deferred Maintenance:	$42,900	$0	N/A	UW NCF DSCR(1):	1.41x	1.16x
Other Reserves:	$2,611,628	$0	N/A	UW NOI Debt Yield(1):	11.2%	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	88.3%	Loan Payoff	$31,826,955	82.7%
Mezzanine Loan(1)	4,500,000	11.7	Upfront Reserves	3,914,597	10.2
			Return of Equity	1,612,463	4.2
			Closing Costs	1,145,985	3.0
Total Sources	$38,500,000	100.0%	Total Uses	$38,500,000	100.0%
(1)	Concurrently with the funding of the North Run Business Park Mortgage Loan (as defined below), MSC – Richmond Flex HoldCo, LLC, an affiliate of Morrison Street Capital, funded a mezzanine loan in the amount of $4,500,000 (the “North Run Business Park Mezzanine Loan” and together with the North Run Business Park Mortgage Loan, the “North Run Business Park Total Debt”). The North Run Business Park Mezzanine Loan accrues interest at a rate of 12.5000% per annum. The North Run Business Park Mezzanine Loan is coterminous with the North Run Business Park Mortgage Loan. An intercreditor agreement was entered into between the lenders under the North Run Business Park Mortgage Loan and the lender under the North Run Business Park Mezzanine Loan. Based on the North Run Business Park Total Debt, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 63.3%, the DSCR based on Underwritten NOI / NCF is 1.22x / 1.16x, and the Debt Yield based on Underwritten NOI / NCF is 9.8% / 9.3%. See “Mezzanine Debt” below.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	As of May 31, 2023, Convergint Technologies is not in occupancy or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the borrower. Furthermore, Iglesia de Cristo Casa de Dios Corp. (“Iglesia”) is currently month-to-month in its original suite, which is 6,185 square feet. Iglesia executed an amendment to expand its space at the North Run Business Park Property (as defined below) to 9,754 square feet on December 12, 2022. Iglesia will begin paying rent on the expansion space on October 1, 2023. The occupancy of 90.3% assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.

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The Loan. The North Run Business Park mortgage loan (the “North Run Business Park Mortgage Loan”) has an original and Cut-off Date principal balance of $34,000,000 and is secured by the borrower’s fee interest in a 386,087 square foot industrial flex property located in Richmond, Virginia (the “North Run Business Park Property”). The North Run Business Park Mortgage Loan was co-originated on June 1, 2023 by Bank of Montreal (“BMO”) and Starwood Mortgage Capital LLC (“SMC”). The North Run Business Park Mortgage Loan has a 10-year term and is interest only for the entire term. The North Run Business Park Mortgage Loan proceeds were used to refinance the existing debt on the North Run Business Park Property, fund upfront reserves, pay origination costs and return equity to the borrower. The North Run Business Park Mortgage Loan accrues interest at a fixed rate of 7.37000% per annum.

The Property. The North Run Business Park Property is an industrial flex property comprised of five single-story buildings, totaling 386,087 square feet situated on an approximately 35.31-acre site in Richmond, Virginia. The North Run Business Park Property was built in 1987, 1988, 1990 and 1999. The North Run Business Park Property has a total of 1,054 parking spaces, resulting in a ratio of approximately 2.73 spaces per 1,000 square feet of collateral. As of May 31, 2023, the North Run Business Park Property was 90.3% occupied by 35 tenants.

Major Tenants.

Enthalpy Analytical, Inc. (52,180 square feet; 13.5% of NRA, 15.1% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Enthalpy Analytical, Inc. (“Enthalpy Analytical”) is a national network of accredited environmental laboratories that provides clients with testing support, regulatory expertise, and high-quality data. Enthalpy Analytical analyzes pollutants and other constituents in air, soil, water, and tobacco products. The tenant is analyzing electronic cigarette samples in its space to identify brands that meet local standard for sale. Enthalpy Analytical has been a tenant at the North Run Business Park Property since July 2012 under a lease expiring in July 2030. Enthalpy Analytical has two, five-year renewal options remaining and no early termination options.

Convergint Technologies (31,744 square feet; 8.2% of NRA, 9.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Convergint Technologies is a $2.3 billion global, systems integrator that designs, installs, and services electronic security, cybersecurity, fire and life safety, building automation, and audio-visual systems. Convergint Technologies is a global company operating in over 200 locations internationally. Convergint Technologies’ lease expires in March 2031. As of May 31, 2023, the borrower is in the process of building out the tenant’s space and Convergint Technologies is not in occupancy or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the borrower.

The Goulet Pen Company, LLC (23,494 square feet, 6.1% of NRA, 6.3% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): The Goulet Pen Company, LLC (“The Goulet Pen Company”) is a fountain pen retailer headquartered in Richmond, Virginia. The Goulet Pen Company utilizes its space as the office headquarters and distribution hub for its website. The Goulet Pen Company houses the sales and customer service functions in the office portion of its space and distributes products from the warehouse portion of its space. The Goulet Pen Company has been a tenant at the North Run Business Park Property since May 2017 under a lease expiring in April 2025. The Goulet Pen Company has one, five-year renewal option remaining and no early termination options.

ePac Richmond, LLC (19,822 square feet, 5.1% of NRA, 3.7% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): ePac Richmond, LLC (“ePac Flexible Packaging”) was founded in 2016 in Madison, Wisconsin, and currently has locations throughout the United States, Canada, the United Kingdom, Europe, Africa, Australia, and the Asia Pacific region. ePac Flexible Packaging is a global technology-driven custom flexible packaging company that produces standup pouches, lay flat pouches, rollstock, and connected packaging solutions. ePac Flexible Packaging has been a tenant at the North Run Business Park Property since November 2019 under a lease expiring in June 2030. ePac Flexible Packaging has one, five-year renewal option remaining and no early termination options.

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US Geological Survey (GSG) (19,277 square feet, 5.0% of NRA, 8.2% of underwritten base rent, Moody’s/S&P/Fitch: Aaa/AA+ /AAA): US Geological Survey (GSG) (“USGS”) was created by an act of Congress in 1879 as the science arm of the Department of the Interior, to provide earth, water, biological, and mapping data and expertise to bear in support of decision-making on environmental, resource, and public safety issues. USGS has been a tenant at the North Run Business Park Property since October 2013 under a 16,534 square foot lease expiring in October 2028. Additionally, USGS signed an additional 2,743 square foot lease in January 2022 expiring in October 2028. USGS has one, five-year extension option remaining and may terminate its lease, in whole or in part, at any time effective after October 22, 2025, by providing not less than 180 days’ prior written notice to the borrower. The effective date of the termination will be the day following the expiration of the required notice period or the termination date set forth in the notice, whichever is later.

Environmental. According to a Phase I environmental report dated May 18, 2023, there was no evidence of any recognized environmental conditions at the North Run Business Park Property.

The following table presents certain information relating to the historical and current occupancy of the North Run Business Park Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)(3)
87.7%	91.9%	91.2%	90.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 31, 2023.
(3)	Current occupancy assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.

The following table presents certain information relating to the largest tenants based on net rentable area of the North Run Business Park Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Enthalpy Analytical	NR/NR/NR	52,180	13.5%	$11.96	624,073	15.1%	7/31/2030
Convergint Technologies(4)	NR/NR/NR	31,744	8.2	$11.95	379,341	9.2	3/31/2031
The Goulet Pen Company	NR/NR/NR	23,494	6.1	$11.00	258,325	6.3	4/30/2025
ePac Flexible Packaging	NR/NR/NR	19,822	5.1	$7.69	152,506	3.7	6/30/2030
USGS	Aaa/AA+/AAA	19,277	5.0	$17.53	337,903	8.2	10/22/2028
Major Tenants		146,517	37.9%	$11.96	$1,752,147	42.5%
Other Tenants		201,988	52.3%	$11.74	$2,371,701	57.5%
Occupied Collateral Total / Wtd. Avg.(4)		348,505	90.3%	$11.83	$4,123,848	100.0%
Vacant Space		37,582	9.7%
Collateral Total		386,087	100.0%

(1)	Based on the underwritten rent roll dated as of May 31, 2023.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are comprised of underwritten base rent inclusive of contractual rent steps through May 1, 2024.
(4)	As of May 31, 2023, Convergint Technologies is not in occupancy or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the borrower. Furthermore, Iglesia is currently month-to-month in its original suite, which is 6,185 square feet. Iglesia executed an amendment to expand its space at the North Run Business Park Property to 9,754 square feet on December 12, 2022. Iglesia will begin paying rent on the expansion space on October 1, 2023. The occupancy of 90.3% assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.
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The following table presents certain information relating to the tenant lease expirations at the North Run Business Park Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring(3)	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	37,582	9.7%	NAP	NAP	37,582	9.7%	NAP	NAP
2023 & MTM	3	9,162	2.4	$148,310	3.6%	46,744	12.1%	$148,310	3.6%
2024	12	79,833	20.7	951,622	23.1	126,577	32.8%	$1,099,932	26.7%
2025	4	60,987	15.8	594,220	14.4	187,564	48.6%	$1,694,151	41.1%
2026	6	36,394	9.4	474,447	11.5	223,958	58.0%	$2,168,598	52.6%
2027	3	15,710	4.1	183,427	4.4	239,668	62.1%	$2,352,025	57.0%
2028	4	38,853	10.1	572,661	13.9	278,521	72.1%	$2,924,686	70.9%
2029	1	3,820	1.0	43,242	1.0	282,341	73.1%	$2,967,929	72.0%
2030	2	72,002	18.6	776,579	18.8	354,343	91.8%	$3,744,507	90.8%
2031	1	31,744	8.2	379,341	9.2	386,087	100.0%	$4,123,848	100.0%
2032	0	0	0.0	0	0.0	386,087	100.0%	$4,123,848	100.0%
2033	0	0	0.0	0	0.0	386,087	100.0%	$4,123,848	100.0%
2034 & Beyond	0	0	0.0	0	0.0	386,087	100.0%	$4,123,848	100.0%
Collateral Total	36	386,087	100.0%	$4,123,848	100.0%
(1)	Based on the underwritten rent roll dated as of May 31, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	As of May 31, 2023, Convergint Technologies is not in occupancy or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the borrower. Furthermore, Iglesia is currently month-to-month in its original suite, which is 6,185 square feet. Iglesia executed an amendment to expand its space at the North Run Business Park Property to 9,754 square feet on December 12, 2022. Iglesia will begin paying rent on the expansion space on October 1, 2023. The % of NRA Expiring and Cumulative % of NRA Expiring assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are comprised of underwritten base rent inclusive of contractual rent steps through May 1, 2024.

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The following table presents certain information relating to the operating history and underwritten cash flows of the North Run Business Park Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$3,492,855	$3,842,725	$3,957,049	$4,177,594	$4,137,055	$4,497,917	$11.65	82.8%
Contractual Rent Steps(4)	0	0	0	0	0	69,356	0.18	1.3
Total Reimbursements	594,357	757,673	816,651	797,877	796,456	861,904	2.23	15.9
Gross Potential Rent	$4,087,212	$4,600,398	$4,773,700	$4,975,472	$4,933,511	$5,429,177	$14.06	100.0%
Other Income	22,649	0	21,000	0	0	0	0.00	0.0)
(Vacancy/Credit Loss)	(34,763)	(207,196)	(84,358)	(70,441)	(79,032)	(536,933)	(1.39)	(9.9)
Effective Gross Income	$4,075,098	$4,393,202	$4,710,342	$4,905,030	$4,854,480	$4,892,244	$12.67	90.1%
Total Expenses(5)	$959,721	$990,909	$1,012,006	$1,037,061	$1,029,270	$1,100,928	2.85	22.5%
Net Operating Income	$3,115,377	$3,402,294	$3,698,336	$3,867,969	$3,825,210	$3,791,316	$9.82	77.5%
Capital Expenditures	0	0	0	0	0	61,774	0.16	1.3
TI/LC	0	0	0	0	0	135,130	0.35	2.8
Net Cash Flow	$3,115,377	$3,402,294	$3,698,336	$3,867,969	$3,825,210	$3,594,412	$9.31	73.5%
(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	TTM represents the trailing 12-month period ending March 31, 2023.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Contractual Rent Steps are underwritten through May 1, 2024.
(5)	Total Expenses include real estate taxes and a management fee equal to 3.0% of Effective Gross Income.

The Market. The North Run Business Park Property is located in Richmond, Virginia, within the Richmond Metropolitan Statistical Area (“MSA”). According to the appraisal, as of 2022 the MSA had a population of approximately 1.3 million residents and a median household income of $74,653. The top three industries within the MSA are healthcare/social assistance, retail trade, and educational services.

The North Run Business Park Property is located approximately 10 miles northwest of the Richmond Central Business District. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 6,816, 68,765, and 181,835, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $61,976, $62,012, and $70,792, respectively.

According to the appraisal, the North Run Business Park Property is located within the Staples Mill / Parham warehouse submarket. According to the appraisal, as of the second quarter of 2023, the Staples Mill / Parham warehouse submarket had an inventory of approximately 2.1 million square feet, a vacancy rate of approximately 3.5% and average asking rent of $13.97 per square foot, triple net. The vacancy rate increased 1.00% quarter over quarter and is approximately 0.2% greater than the MSA vacancy rate. According to the appraisal, as of the second quarter of 2023, the Staples Mill / Parham submarket achieved average asking rent of $15.20 per square foot triple net, which indicates an increase from the previous quarter’s asking rent of $14.94 per square foot triple net, and an increase from the asking rent of $14.64 per square foot the prior year.

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The following table presents certain information relating to comparable industrial sales for the North Run Business Park Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year(s) Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
North Run Business Park	386,087(2)	1987, 1988, 1990, 1999 / NAP	90.3%(2)				6.75%
1450-1750 East Parham Road
Richmond, VA
Villa Park I	74,862	1991 / NAP	94.0%	May-22	$12,400,000	$165.64	6.25%
8040 Villa Park Drive
Richmond, VA
Deep Rock Flex	21,524	1984 / NAP	100.0%	Nov-21	$3,960,000	$183.98	6.59%
3941 Deep Rock Road
Richmond, VA
Deep Run Centre	88,118	1983 / NAP	100.0%	May-21	$12,350,000	$140.15	6.77%
3955 – 3995 Deep Rock Road
Richmond, VA
Crossways Commerce Center IV	52,056	1998 / NAP	100.0%	Feb-21	$7,500,000	$144.08	7.50%
1408 Stephanie Way
Chesapeake, VA
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of May 31, 2023. Occupancy assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.

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The following table presents certain information relating to comparable industrial leases for the North Run Business Park Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year(s) Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
North Run Business Park 1450-1750 East Parham Road Richmond, VA	1987, 1988, 1990, 1999	386,087(2)	Various(2)	Various(2)	14’ – 18’	$11.83(3)	Various(2)	Various(2)
1619 Diamond Springs Road 1619 Diamond Springs Road Virginia Beach, VA	1982	60,020	30,000 20,020	Norfolk Bonded Warehouse Vel-Tye	24’	$8.50 $7.96	May-22 Feb-19	5.0 5.0
Norfolk Business Center 2551 Eltham Avenue Norfolk, VA	1985	90,267	2,332	Aptive Environmental	14’	$17.50	Jun-21	3.0
Gateway II 2550 Ellsmere Avenue Norfolk, VA	1983	42,997	8,132	Leaffilter North, LLC	14’	$15.00	Nov-20	7.0
Deep Run Centre 3955 – 3995 Deep Rock Road Richmond, VA	1983	88,118	4,325	Roanoke Engineering	14’ – 18’	$8.35	Aug-21	3.0
Park Central II 8751 Park Central Drive Richmond, VA	2000	96,455	3,582	Confidential	14’	$13.29	Apr-20	3.0
12195 Harley Club Drive 12195 Harley Club Drive Ashland, VA	2008	34,800	34,800	Primoris	24’	$10.00	Jul-20	5.2
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 31, 2023.
(3)	Based on the weighted average underwritten leased tenants.

The Borrower. The borrower is North Run LH LLC, a Delaware limited liability company. The borrower is a single purpose bankruptcy-remote entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the North Run Business Park Mortgage Loan.

The Borrower Sponsors. The nonrecourse carve-out guarantors and sponsors are Ronald J. Cohen, Alan D. Cohen and Marital Trust U/W of Dana Cohen F/B/O Ronald J. Cohen. Ronald J. Cohen is a principal at Cohen Siegel Investors, a full-service real estate development firms that operates primarily in the Mid-Atlantic region of the United States. Ronald J. Cohen’s son, Alan D. Cohen, is a general contractor and president of ADC Builders and, over the past 30 years, has been co-manager of the Cohen Family Enterprises. Alan Cohen has been the general contractor for most of the new development accomplished by the Cohen Family Enterprises, including development of over 850 residential home lots delivered to national home builders.

Property Management. The North Run Business Park Property is managed by Colliers International Asset Services, LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1,213,190 for an existing TI/LC obligations reserve, $1,200,000 for tenant improvements and leasing commissions, $1,000,000 for a Convergint Technologies lease reserve, approximately $232,975 for a free rent reserve, approximately $165,463 for a gap rent reserve, $42,900 for immediate repairs, approximately $32,865 for real estate taxes and approximately $27,204 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the ensuing 12 months, which currently equates to approximately $32,865.

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Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the premiums payable during the ensuing 12 months, which currently equates to approximately $3,886.

Replacement Reserve – On a monthly basis, the borrower is required to deposit into escrow the amount of approximately $5,148 for replacement reserves (equal to approximately $0.16 per square foot annually).

TI/LC Reserve – On the 24th payment date occurring June 6, 2025 and on each payment date thereafter until the balance of the TI/LC reserve is at least $1,000,000 (the “TI/LC Reserve Cap”), the borrower is required to pay into escrow monthly the amount of $16,087 for TI/LC reserves (equal to approximately $0.50 per square foot annually). Following the balance of the TI/LC reserve reaching the TI/LC Reserve Cap, monthly reserve payments will resume at any time the balance of the TI/LC reserve falls below TI/LC Reserve Cap.

Lockbox / Cash Management. The North Run Business Park Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Trigger Period (as defined below). The borrower is required to cause each tenant at the North Run Business Park Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the North Run Business Park Property to be deposited into such lockbox account within two business days of receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the North Run Business Park Mortgage Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the North Run Business Park Mortgage Loan, operating expenses and cash management bank fees) will be applied in accordance with the North Run Business Park Mortgage Loan documents.

A “Trigger Period” means a period commencing upon the occurrence of the earliest of (i) an event of default under the North Run Business Park Mortgage Loan or the North Run Business Park Mezzanine Loan, (ii) the North Run Business Park Total Debt debt yield being less than 7.95%, (iii) the debt service coverage ratio on the North Run Business Park Total Debt being less than 1.10x, and (iv) a Major Tenant Trigger Event (as defined below); and will end (x) with respect to clause (i) above, if the lenders have accepted a cure of such event of default; (y) with respect to clause (ii) and (iii) above, the North Run Business Park Total Debt debt yield and the debt service coverage ratio on the North Run Business Park Total Debt being equal to or greater than 7.95% and 1.10x, respectively, for two consecutive calendar quarters and (z) with respect to clause (iv) above, upon a Major Tenant Trigger Event ceasing to exist.

A “Major Tenant Trigger Event” means the occurrence of (i) any Major Tenant (as defined below) being in default of any monetary or material non-monetary term of its Major Tenant Lease (as defined below), (ii) any Major Tenant (a) terminating its lease or (b) notifying the borrower or property manager, in writing, that it intends to terminate its Major Tenant lease, (iii) any Major Tenant becoming insolvent or a debtor in any bankruptcy action, (iv) any Major Tenant going dark, (v) any Major Tenant failing to extend or renew the applicable Major Tenant Lease for a term of no less than five years by the earlier of the date the Major Tenant is required to provide notice of extension under the Major Tenant Lease or six months prior to the expiration of the Major Tenant Lease, or (vi) any Major Tenant subletting its premises or any material portion thereof without the prior written consent of the lenders, which consent will not be unreasonably withheld, conditioned or delayed.

A “Major Tenant” means Enthalpy Analytical, successor-in-interest to Arista Laboratories, Inc., and any other tenant occupying the Major Tenant Premises (as defined below).

“Major Tenant Premises” means the premises demised under and pursuant to the applicable Major Tenant Lease.

“Major Tenant Lease” means that certain lease agreement by and between Enthalpy Analytical, successor-in-interest to Arista Laboratories, Inc., as tenant, and North Run LH LLC, successor-in-interest to LIT Industrial Limited Partnership, as landlord, dated December 19, 2011, as the same may be amended from time to time.

Subordinate Debt. None.

Mezzanine Debt. Concurrently with the funding of the North Run Business Park Mortgage Loan, MSC – Richmond Flex HoldCo, LLC, an affiliate of Morrison Street Capital, funded a mezzanine loan in the amount of $4,500,000 secured by the

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mezzanine borrowers’ interests in the borrower, as collateral for the North Run Business Park Mezzanine Loan. The North Run Business Park Mezzanine Loan is coterminous with the North Run Business Park Mortgage Loan. The North Run Business Park Mezzanine Loan accrues interest at a rate of 12.5000% per annum.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$32,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$32,000,000	Property Type – Subtype:	Industrial – R&D/Manufacturing
% of IPB:	3.9%	Net Rentable Area (SF):	574,775
Loan Purpose:	Acquisition	Location:	Fremont, CA
Borrower:	MC Kato Realty LLC	Year Built / Renovated:	2010 / 2016
Borrower Sponsor:	Kato Road Cypress Holdings, LLC	Occupancy:	100.0%
Interest Rate:	7.04000%	Occupancy Date:	5/24/2023
Note Date:	5/24/2023	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	6/6/2033	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$28,021,697
Call Protection(3):	L(25),D(88),O(7)	UW Expenses:	$4,631,757
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$23,389,940
Additional Debt(2):	Yes	UW NCF:	$22,468,077
Additional Debt Balance(2):	$140,000,000	Appraised Value / Per SF:	$260,000,000 / $452
Additional Debt Type(2):	Pari Passu	Appraisal Date:	4/13/2023

Escrows and Reserves(4)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$299
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$299
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.2%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	66.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.83x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	13.6%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$172,000,000	65.4%	Purchase Price	$260,000,000	98.9%
Borrower Sponsor Equity	90,443,933	34.4	Closing Costs	2,963,085	1.1
Other Sources(6)	519,152	0.2
Total Sources	$262,963,085	100.0%	Total Uses	$262,963,085	100.0%
(1)	The Seagate Campus Whole Loan (as defined below) was co-originated by UBS AG, Citi Real Estate Funding Inc. (“CREFI”) and Wells Fargo Bank, National Association (“WFB”).
(2)	The Seagate Campus Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000 (the “Seagate Campus Whole Loan”). The Financial Information in the above chart reflects the Seagate Campus Whole Loan.
(3)	Defeasance of the Seagate Campus Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) May 24, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Seagate Campus Whole Loan to be securitized.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Historical financial information is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.
(6)	Other Sources primarily consists of prorated rent of approximately $519,152 from May 24, 2023 through May 31, 2023.

The Loan. The Seagate Campus mortgage loan (the “Seagate Campus Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 574,775 square foot research and development / advanced manufacturing industrial property located in Fremont, California (the “Seagate Campus Property”). The Seagate Campus Whole Loan is comprised of seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000. The Seagate Campus Mortgage Loan is evidenced by non-controlling Notes A-4 and A-5-1 with an aggregate outstanding principal balance as of the Cut-off Date of $32,000,000. The Seagate Campus Whole Loan was co-originated on May 24, 2023 by UBS AG, CREFI and WFB and accrues interest at a fixed rate of 7.04000% per annum. The Seagate Campus Whole Loan has an initial term of 10 years and is interest-only for the full term. The scheduled maturity date of the Seagate Campus Whole Loan is June 6, 2033.

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The Seagate Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1 is securitized, whereupon the Seagate Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	CREFI	Yes
A-2(1)	20,000,000	20,000,000	CREFI	No
A-3(1)	16,000,000	16,000,000	CREFI	No
A-4	20,000,000	20,000,000	BBCMS 2023-C20	No
A-5-1	12,000,000	12,000,000	BBCMS 2023-C20	No
A-5-2(1)	11,000,000	11,000,000	UBS AG	No
A-6(1)	43,000,000	43,000,000	WFB	No
Whole Loan	$172,000,000	$172,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Seagate Campus Property is a two-story, Class A, LEED-Gold Certified, research and development / advanced manufacturing facility totaling 574,775 square feet and is situated on approximately 30.0 acres in Fremont, California. The Seagate Campus Property was built in 2010 and is 100.0% leased to Seagate Technology LLC (“Seagate”) (NASDAQ: STX). The Seagate Campus Property features 103,000 square feet of class 10 to 1,000 clean rooms, a 260,000-gallon ultrapure water system, 21 kV of power, 6,000 tons of HVAC capacity, 25,000 square feet of warehouse space, rooftop solar panels, a full-service cafeteria and on-site fitness center. The warehouse space at the Seagate Campus Property features 24’ ceiling heights, 13 dock-high doors, one drive-in loading door, and six grade-level loading doors. The Seagate Campus Property has 705 parking stalls on site resulting in a parking ratio of approximately 1.23 spaces per 1,000 square feet. Seagate invested approximately $200,000,000 into the Seagate Campus Property in 2016 to construct the R&D labs and manufacturing clean rooms for its hard disk drive manufacturing operations.

Sole Tenant. Seagate (574,775 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Founded in 1979, Seagate is a provider of data storage technology and infrastructure solutions. Seagate’s principal product is hard disk drives. Seagate also produces a range of data storage products including solid state drives, solid state hybrid drives, storage subsystems, and an edge-to-cloud mass data platform that includes data transfer shuttles and a storage-as-a-service cloud. As of July 1, 2022, Seagate had approximately 40,000 employees and uses the Seagate Campus Property as its operational headquarters.

Seagate’s lease at the Seagate Campus Property commenced in May 2023 and has a lease expiration in May 2028 with no termination options. Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter; or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-fair market value (“FMV”) rent, with 3.0% annual increases thereafter. To the extent Seagate elects the five-year extension option, Seagate would have an additional option to extend the term for 10 years.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.
(2)	Current Occupancy is as of May 24, 2023.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Seagate	NR/BB+/BB+	574,775	100.0%	$43.26	$24,864,767	100.0%	5/31/2028(4)
Occupied Collateral Total / Wtd. Avg.		574,775	100.0%	$43.26	$24,864,767	100.0%
Vacant Space		0	0.0%
Collateral Total		574,775	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	Ratings provided are for the parent company of the entity shown in “Tenant” field whether or not the parent company guarantees the lease.
(3)	Includes contractual rent steps totaling approximately $724,217 underwritten through June 1, 2024.
(4)	Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-FMV rent, with 3.0% annual increases thereafter. To the extent Seagate elects the five-year extension option, Seagate would have an additional option to extend the term for 10 years.

The following table presents certain information relating to the tenant lease expiration of the Seagate Campus Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring(2)(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)(3)	Cumulative % of UW Base Rent Expiring(2)(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	574,775	100.0	24,864,767	100.0	574,775	100.0%	$24,864,767	100.0%
2029	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2030	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2031	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2032	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2033	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2034 & Beyond	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
Total	1	574,775	100.0%	$24,864,767	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	Includes contractual rent steps totaling approximately $724,217 underwritten through June 1, 2024.
(3)	Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-FMV rent, with 3.0% annual increases thereafter. To the extent Seagate elects the five-year extension option, Seagate would have an additional option to extend the term for 10 years.

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The following table presents certain information relating to the underwritten cash flows of the Seagate Campus Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$24,140,550	$42.00	81.8%
Rent Steps	724,217	1.26	2.5
Gross Potential Rent	$24,864,767	$43.26	84.3%
Total Reimbursements	4,631,757	8.06	15.7
Net Rental Income	$29,496,523	$51.32	100.0%
(Vacancy/Credit Loss)	(1,474,826)	(2.57)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$28,021,697	$48.75	95.0%
Total Expenses	4,631,757	8.06	16.5
Net Operating Income	$23,389,940	$40.69	83.5%
Capital Expenditures	57,478	0.10	0.2
TI/LC	864,386	1.50	3.1
Net Cash Flow	$22,468,077	$39.09	80.2%
(1)	Historical financial information is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to Phase I environmental assessment dated March 9, 2023, there was no evidence of any recognized environmental conditions at the Seagate Campus Property.

The Market. The Seagate Campus Property is located in Fremont, California within the Silicon Valley Regional R&D market. Primary access to the Seagate Campus Property is provided by Interstate 880 which is a north-south interstate highway in the San Francisco Bay area of Northern California. Fremont is the fourth largest city in the Bay Area with a population of 230,504 as of 2020. Fremont is influenced by its proximity to Silicon Valley and the tech industry presence in the local area. Top employers in Fremont include Tesla Motors Inc, LAM Research, and Synnex Corporation amongst others.

According to the appraisal, the Seagate Campus Property is located in the Fremont R&D submarket of the Silicon Valley Regional R&D market. As of December 31, 2022, the submarket had an inventory of approximately 18.18 million square feet and a vacancy rate of 6.5%. The appraiser concluded an annual market rent of $42.00 per square foot for the Seagate Campus Property.

According to the appraisal, the 2022 population and average household income within a one-, three- and five-mile radius of the Seagate Campus Property was 8,386, 56,129, and 189,822 and $219,043, $219,975 and $203,059, respectively.

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The following table presents certain information relating to comparable industrial property sales for the Seagate Campus Property:

Comparable Industrial Sales(1)
Property / Location	Location	Year Built / Renovated	Transaction Date	Price	Price/SF	Size (SF)
Seagate Campus	Fremont, CA	2010 / 2016	May-23	$260,000,000	$452.35	574,775(2)
47488 Kato Road
Rio Tech Park	San Jose, CA	1984 / 2015	Apr-21	$169,200,000	$447.88	377,776
30-314 Rio Robles
3300 Olcott Street	Santa Clara, CA	1979 / NAP	May-21	$45,000,000	$425.88	105,664
3300 Olcott Street
Mt. Eden Business Park	Hayward, CA	1999 / NAP	Jun-21	$155,000,000	$418.93	369,986
25821-25901 Industrial Boulevard
Arden Corporate Park	Fremont, CA	1986 / 2014	Jul-21	$140,000,000	$452.51	309,387
6401-6607 Kaiser Drive
5300-5350 Hellyer Avenue	San Jose, CA	2000 / NAP	Nov-21	$64,250,000	$401.56	160,000
5300-5350 Hellyer Avenue
Montague Crossings	San Jose, CA	1985 / 2020	Nov-22	$94,700,000	$452.19	209,425
2520 & 2560 Junction Avenue and 541 East Trimble Road
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 24, 2023.

The Borrower. The borrowing entity for the Seagate Campus Whole Loan is MC Kato Realty LLC, a Delaware limited liability company and a single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Seagate Campus Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Kato Road Cypress Holdings, LLC. Kato Road Cypress Holdings, LLC is an affiliate of Sixth Street, a global investment firm with over $65 billion in assets under management and committed capital.

Property Management. The Seagate Campus Property is self-managed.

Escrows and Reserves. At origination, the borrower was not required to deposit any upfront reserves.

Tax Escrows – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve account 1/12th of the taxes that the lender estimates will be payable by the borrower over the next ensuing 12-month period; provided, however, so long as the Reserve Waiver Conditions (as defined below) are satisfied, the monthly tax deposits will be suspended.

Insurance Escrows – On each monthly payment date, the borrower is required to deposit into an insurance reserve account 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrower for the renewal of the coverage afforded by the insurance policies; provided, however, so long as the Reserve Waiver Conditions are satisfied and there is an approved blanket policy in place, the monthly insurance deposits will be suspended.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve account $0 for replacements at the Seagate Campus Property; provided, however, if the lender determines in its reasonable discretion that additional replacements are required due to a material change in law, the lender may increase such deposit; provided further, however, so long as the Reserve Waiver Conditions are satisfied, the replacement deposits will be suspended.

Free Rent Reserve – To the extent that Seagate exercises its ten-year extension option in accordance with the Seagate Campus Whole Loan documents and the Seagate lease, then commencing March 6, 2027 and ending June 6, 2028, the borrower will be required to deposit into a free rent account approximately $1,159,492 on each monthly payment date.

“Reserve Waiver Conditions” means each of the following conditions: (i) the Specified Tenant (as defined below) continues to make the payments and perform the obligations required under the applicable Specified Tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus Whole Loan documents, (ii) the Single

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Tenant Condition (as defined below) is satisfied and (iii) no Trigger Period (as defined below) has occurred and is continuing.

A “Single Tenant Condition” means (i) a Single Tenant Lease (as defined below) is in full force and effect, (ii) no Specified Tenant Trigger Period (as defined below) is ongoing with respect to such lease, and (iii) no event of default will have occurred and then be continuing.

A “Single Tenant Lease” means the Seagate lease (or a single replacement lease with an un-affiliated third party, which is entered into in accordance with the terms of the Seagate Campus Whole Loan documents) whereby the entirety of the Seagate Campus Property is demised pursuant to such lease and the applicable lease is a “triple net” lease.

Lockbox / Cash Management. The Seagate Campus Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Seagate Campus Whole Loan, the borrower was required to deliver a notice to Seagate directing them to remit all payments due under its lease directly to the lender-controlled lockbox account. The borrower is required to immediately deposit, or cause the property manager to immediately deposit, all revenue derived from the Seagate Campus Property into the lockbox account. All funds deposited into the lockbox are required to be released to the borrower on each business day unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Seagate Campus Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Seagate Campus Whole Loan documents.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.10x as of the end of any calendar quarter (“DSCR Trigger”); provided, however, no DSCR Trigger will be deemed to exist pursuant to this clause (ii) to the extent that the Single Tenant Condition is satisfied, and (iii) the occurrence of Specified Tenant Trigger Period, and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Seagate Campus Whole Loan documents.

A “Specified Tenant” means (i) Seagate, (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods (including, without limitation, for the avoidance of doubt, Seagate’s failure to post the letter of credit (as defined in and when required under the Seagate lease), (ii) Specified Tenant failing to be in actual, legal possession of the Specified Tenant space (or applicable portion thereof), (iii) other than in connection with a Permitted Dark Event (as defined below), Specified Tenant failing to be open for business during customary hours and “going dark” in greater than 50% of the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion hereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) if, as of December 6, 2031 (“Specified Tenant Extension Test Date”), the Specified Tenant has failed to extend or renew the Specified Tenant lease in accordance with the Seagate Campus Whole Loan documents, then a Specified Tenant Trigger Period will commence on the Specified Tenant Extension Test Date; provided, however, no Specified Tenant Trigger Period will be deemed to exist pursuant to clauses (i) – (vi) above during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) (x) the borrower re-tenanting the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Seagate Campus Whole Loan documents and (y) except to the extent the replacement lease is a Single Tenant Lease, the lender will have determined that the debt service coverage ratio will equal or exceed 1.25x and the

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applicable Specified Tenant excess cash flow condition in accordance with the applicable terms and conditions of the Seagate Campus Whole Loan documents is satisfied in connection therewith.

A “Permitted Dark Event” will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or any portion of the premises demised pursuant to its lease to the extent (and for so long as) one or more of the following conditions is satisfied: (i) said discontinuation is effectuated in order to comply with governmental restrictions which restrict the use or occupancy of the Seagate Campus Property as a result of, or otherwise in connection with, the COVID-19 pandemic or any other pandemic or epidemic and the applicable tenant resumes operations in its demised premises within 90 days after such governmental restrictions are lifted, (ii) said discontinuation: (x) is related to ongoing standard and customary upgrades or renovations by the applicable tenant to said tenant’s demised premises pursuant to and in accordance with its lease, (y) said tenant is pursuing the applicable upgrades or renovation in a good faith diligent manner, and (z) the applicable closure is not anticipated to and does not actually last for a period in excess of 90 days, (iii) said discontinuation is in connection with an ongoing restoration of the Seagate Campus Property by the borrower in accordance with the Seagate Campus Whole Loan documents, and the applicable tenant resumes operations in its demised premises within 90 days after the applicable restoration is complete; or (iv) day-to-day fluctuation (as opposed to systematic discontinuance) in use of the premises demised pursuant to the applicable lease as a result of the existence of “work from home”, “flex work” or similar policies of the tenant with respect to its employees such that a portion of said employees are not physically present at the Seagate Campus Property during all or a portion of regular working hours on any given day and whereby the following conditions remain satisfied: (x) such tenant’s business continues to be generally administered in a manner that requires physical space similar to the demised premises, (y) a majority of such tenant’s demised premises remains available and functional for the use contemplated by said tenant’s lease and (z) onsite staff remain in place during normal business hours at the applicable premises to implement and provide standard and customary administrative services with respect to the applicable space (i.e. mailroom, reception, administrative assistance, etc.).

“Specified Tenant Cure Conditions” means each of the following, as applicable (a) with respect to a Specified Tenant Trigger Period described in clause (i) of the definition thereof, the applicable Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease, (b) with respect to a Specified Tenant Trigger Period described in clause (ii) and (iii) of the definition thereof, the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and, unless a Permitted Dark Event is ongoing with respect to the applicable Specified Tenant, open for business during customary hours and not “dark” in 50% or more of the Specified Tenant space (or applicable portion thereof), (c) with respect to a Specific Tenant Trigger Period described in clause (iv) of the definition thereof, the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (d) with respect to a Specific Tenant Trigger Period described in clause (vii) of the definition thereof, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Seagate Campus Whole Loan documents and the Specified Tenant lease for the applicable Specified Tenant renewal term, (e) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, (1) the applicable Specified Tenant has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction or (2) the applicable Specified Tenant lease has been assumed by the Specified Tenant under the Specified Tenant lease and assigned to a third party in compliance with the assignment and assumption requirements of the Specified Tenant lease, without modification of such Specified Tenant lease or any guaranty thereof, in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith, in each case (whether under the foregoing clause (1) or clause (2)), and (f) with respect to a Specific Tenant Trigger Period described in clause (iv) of the definition thereof, the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease (unless a free rent period or similar rent concession is ongoing and all such free rent or the amount of the similar concession is reserved with the lender).

“Collateral Cure Conditions” will be deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the Seagate Campus Whole Loan, in an amount equal to the Collateral Deposit Projection Amount (as defined below) if and to the extent a Trigger Period were to remain ongoing and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (as set forth in clauses (i) through (vi) of the definition of Specified Tenant Trigger Period) on each one year anniversary of the date that the borrower made said deposit (or

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delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Projection Amount (as determined by the lender for the 12-month period following said anniversary date) or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Projection Amount for the 12-month period following said anniversary date (as applicable). The collateral referenced in this definition is required to be returned to the borrower, provided that no other Trigger Period is then ongoing, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured had the borrower not satisfied the Collateral Cure Conditions.

A “Collateral Deposit Projection Amount” means as of the date of any determination, the sum of (x) all annualized rents as set forth on the then current rent roll plus (y) any other operating income for the Seagate Campus Property for the 12-month period following the date of determination, less any amounts due and payable pursuant to the cash management provisions of the Seagate Campus Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. The Seagate Campus Whole Loan documents permit the borrower to obtain a free release of the unimproved parcel (the “Unimproved Parcel”) from the lien of the Seagate Campus Whole Loan documents at any time after the earlier to occur of (x) 60 days following the closing date of the last note to be securitized and (y) May 24, 2024, provided that no event of default has occurred and is continuing, and upon satisfaction of certain conditions set forth in the Seagate Campus Whole Loan documents, including, without limitation, the following: (i) the borrower provides the lender with reasonable evidence that (A) the property remaining encumbered by the lien of the Seagate Campus Whole Loan documents (individually and/or collectively, as the context may require, the “Remaining Property”) complies in all material respects with all legal requirements (including, without limitation, all zoning (including any parking requirements) and building codes) and release of the Unimproved Parcel will not cause any leases to be violated in any material respects, (B) the Remaining Property will constitute a separate and legal lot for tax, subdivision, assessment and zoning purposes, (C) the release of the Unimproved Parcel will not materially adversely affect ingress or egress to or from the Remaining Property or access to utilities for the Remaining Property, (D) no improvements (other than surface improvements such as paving, curb cuts, lighting, gating, fencing, utility installations, sheds or trailers) will be constructed on the Unimproved Parcel between the origination of the Seagate Campus Whole Loan and the date the Unimproved Parcel is released, (E) the documents with respect to release of the Unimproved Parcel will not impose any new obligations upon, or otherwise further burden, the Remaining Property in any material way except in accordance with a Property Document Amendment (as defined below), (F) the borrower has obtained or caused to be obtained all necessary approvals, consents or permits with respect to the release of the Unimproved Parcel, (G) the documents executed in connection with the conveyance of the Unimproved Parcel must be reasonably acceptable to the lender, and (H) the release of the Unimproved Parcel will not (1) give rise to any right of any tenant at the Seagate Campus Property to terminate its lease or abate or reduce the rent payable thereunder or (2) otherwise have a material adverse effect, (ii) the borrower delivers a copy of any new easement or amendment to any applicable property document or other cross-easement agreement (“Property Document Amendment”), which may be effected directly or by reservation in the deed conveying the applicable Unimproved Parcel, to be executed on or prior to the date the Unimproved Parcel is released, which will be acceptable to the lender in its reasonable discretion (provided, however, such Property Document Amendment will be deemed reasonably acceptable to the lender (i.e. no lender consent will be required) so long as such Property Document Amendment will not (1) have a material adverse effect; (2) reduce the number of parking spaces on the Seagate Campus Property that remains subject to the lien of the Seagate Campus Whole Loan documents after giving effect to release of the Unimproved Parcel, (3) cause a breach of any lease in place at the Seagate Campus Property and/or (4) impose any new ongoing payment obligations on the Seagate Campus Property) and will conform with all legal requirements and may contain cross-easements for the benefit of the Unimproved Parcel and the Remaining Property in respect of access, driveways, parking, utilities, drainage flows, storm and sanitary sewers, and other customary purposes (and the lender will deliver a subordination of the liens of the Seagate Campus Whole Loan documents with regards to any recorded Property Document Amendment which complies with the foregoing requirements of this clause), and (iii) the borrower has delivered a REMIC opinion.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,500,000	Title:	Fee
Cut-off Date Principal Balance:	$31,500,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.8%	Net Rentable Area (SF):	314,164
Loan Purpose:	Refinance	Location:	Carmel, IN
Borrower:	G&I IX MJW Meridian Plaza LLC	Year Built / Renovated:	1986 / 2021
Borrower Sponsors:	David Luski, Adam Breen and Jean Marie Apruzzese	Occupancy:	81.6%
Interest Rate:	7.67000%	Occupancy Date:	5/1/2023
Note Date:	6/2/2023	4th Most Recent NOI (As of):	$3,558,539 (12/31/2020)
Maturity Date:	6/6/2028	3rd Most Recent NOI (As of):	$2,777,894 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,484,248 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$3,809,229 (TTM 4/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	82.0%
Amortization Type:	Interest Only	UW Revenues:	$6,548,909
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,884,658
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,664,251
Additional Debt:	No	UW NCF:	$3,324,980
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,600,000 / $145
Additional Debt Type:	N/A	Appraisal Date:	4/7/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$100
Taxes:	$140,618	$54,084	N/A	Maturity Date Loan / SF:	$100
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	$6,545	N/A	Maturity Date LTV:	69.1%
TI/LC:	$2,000,000	$39,271	N/A	UW NCF DSCR:	1.36x
Other:	$453,109	$0	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,500,000	84.8%	Loan Payoff	$32,655,150	87.9%
Borrower Sponsor Equity	5,660,504	15.2	Upfront Reserves	2,593,727	7.0
			Closing Costs(2)	1,911,627	5.1
Total Sources	$37,160,504	100.0%	Total Uses	$37,160,504	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Closing Costs include an interest rate buydown of $1,350,000.

The Loan. The Meridian Plaza mortgage loan (the “Meridian Plaza Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $31,500,000 and is secured by the borrower’s fee interest in a three building 314,164 square foot suburban office property located in Carmel, Indiana (the “Meridian Plaza Property”). The Meridian Plaza Mortgage Loan has a five-year interest-only term and accrues interest at a rate of 7.67000% per annum.

The Property. The Meridian Plaza Property consists of three adjacent, three-story and four-story, Class A office buildings ranging in size from 68,759 square feet to 124,250 square feet, totaling 314,164 square feet located in Carmel, Indiana. Built in 1986 and renovated in 2021, the Meridian Plaza Property is situated on three contiguous parcels totaling approximately 17.8 acres. The Meridian Plaza Property contains a total of 1,033 total surface parking spaces (3.29 spaces per 1,000 square feet). The Meridian Plaza Property features an on-site fitness center, conference room/training areas, tenant lounges, and a café.

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As of May 1, 2023, the Meridian Plaza Property was 81.6% leased to 35 unique tenants across the three buildings. The top five tenants at the Meridian Plaza Property include: First Merchants Bank (12.8% NRA; 16.2% underwritten base rent; Baa1 by Moody’s), Bastian Solutions LLC (11.3% NRA; 11.9% underwritten base rent), Kinetic Advantage LLC (11.2% NRA; 14.5% underwritten base rent), American Auto Auction Group, LLC (5.8% NRA; 7.6% underwritten base rent; B3/B- by Moody’s/S&P) and Hylant of Indianapolis, LLC (4.8% NRA; 6.9% underwritten base rent).

The borrower sponsors acquired the Meridian Plaza Property between March and July 2018 for a total purchase price of $41.6 million ($132.41 per square foot). Since 2018, the borrower sponsors have invested approximately $6.5 million in tenant improvements and leasing commissions and approximately $1.6 million in capital improvements for a total cost basis of approximately $49.7 million.

Major Tenants.

First Merchants Bank (40,285 square feet; 12.8% of NRA; 16.2% of underwritten base rent; Baa1 by Moody’s): First Merchants Corporation was established in 1893 and is the largest financial services holding company located in Central Indiana. First Merchants Corporation provides personal banking, business banking, mortgage lending, treasury management services, and wealth management services with First Merchants Bank being the largest part of First Merchants Corporation.

First Merchants Bank occupies 40,285 square feet across four suites in the Three Meridian Plaza building, which represents its regional headquarters. The original lease commenced in April 2009 covering 20,222 square feet across two suites. After multiple extensions and expansions, First Merchants Bank reached its current occupancy. All four suites expire in February 2026, with a current weighted average underwritten base rental rate of $24.54 per square foot. First Merchants Bank has two, five-year renewal options for three of the suites (300, 310, 350) and no termination options.

Bastian Solutions LLC (35,423 square feet; 11.3% of NRA; 11.9% of underwritten base rent): Bastian Solutions LLC, established in 1952, is a systems integrator seeking out leading technologies in both material handling equipment and information systems coupled with operational strategies. Bastian Solutions LLC has grown into a global corporation with over 20 U.S. offices as well as international offices in Brazil, Canada, India, and Mexico. Additionally, Bastian Solutions LLC engineers and manufactures many of its own products, including Bastian Solutions conveyor and Exacta Supply Chain Software. Bastian Solutions LLC was acquired by Toyota Advanced Logistics in 2017.

Kinetic Advantage LLC (35,080 square feet; 11.2% of NRA; 14.5% of underwritten base rent): Kinetic Advantage LLC is an independent floorplan financing company providing complete inventory financing solutions for auction purchases, trade-ins, off-street purchases, dealer-to-dealer purchases, dealer-owned inventory, consumer loan payoffs, and buybacks. Kinetic Advantage LLC occupies 35,080 square feet across three suites in the Three Meridian Plaza building. The original lease commenced in April 2021 covering 34,310 square feet across two suites. In November 2021, Kinetic Advantage LLC expanded by an additional 770 square feet to its current occupancy. All three suites have leases expiring in February 2029, with a current underwritten base rental rate of $25.22 per square foot. Kinetic Advantage LLC has one, five-year renewal option and a one-time termination option exercisable by October 31, 2026 with 180 days’ notice and a termination fee equal to the payment of unamortized TI/LC costs with respect to the portion of the space terminated.

Environmental. According to a Phase I environmental assessment dated April 13, 2023, there was no evidence of any recognized environmental conditions at the Meridian Plaza Property.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
80.4%	83.4%	84.8%	81.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of May 1, 2023.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
First Merchants Bank	Baa1/NR/NR	40,285	12.8%	$24.54	$988,530	16.2%	2/28/2026
Bastian Solutions LLC(4)	NR/NR/NR	35,423	11.3%	$20.58	728,990	11.9%	Various
Kinetic Advantage LLC(5)	NR/NR/NR	35,080	11.2	$25.22	884,718	14.5%	2/28/2029
American Auto Auction Group, LLC(6)	B3/B-/NR	18,172	5.8%	$25.63	465,748	7.6%	11/30/2033
Hylant of Indianapolis, LLC	NR/NR/NR	15,222	4.8%	$27.60	420,127	6.9%	7/31/2026
F. Anthony Paganelli	NR/NR/NR	14,823	4.7%	$26.62	394,626	6.5%	4/30/2030
Indiana Retina MSO, LLC	NR/NR/NR	12,011	3.8%	$22.73	273,018	4.5%	1/31/2026
Indiana College of Sports and Medicine	NR/NR/NR	8,753	2.8%	$26.87	235,193	3.9%	8/31/2029
Indie Asset Partners(7)	NR/NR/NR	7,338	2.3%	$22.40	164,371	2.7%	5/31/2025
5 Metacom, Inc	NR/NR/NR	5,992	1.9%	$26.00	155,792	2.6%	6/30/2024
Ten Largest Tenants		193,099	61.5%	$24.40	$4,711,113	77.2%
Remaining Tenants		63,316	20.2%	$22.01	1,393,827	22.8%
Total Occupied		256,415	81.6%	$23.81	$6,104,940	100.0%
Vacant Space		57,749	18.4%
Total / Wtd. Avg.		314,164	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity or government shown, whether or not the parent company or government guarantees the lease.
(3)	Includes contractual rent steps totaling $170,094 through June 2024.
(4)	Bastian Solutions LLC leases 27,801 square feet expiring on June 30, 2024, 4,311 square feet expiring on July 31, 2024 and 3,311 square feet expiring on August 31, 2024.
(5)	Kinetic Advantage LLC has a one-time termination option exercisable by October 31, 2026 with 180 days’ notice and a termination fee equal to the payment of unamortized TI/LC costs with respect to the portion of the space terminated.
(6)	American Auto Auction Group, LLC has a one-time termination option exercisable by January 31, 2028 with 12 months’ notice and a termination fee equal to the payment of unamortized TI/LC costs in two equal installments.
(7)	Indie Asset Partners has a termination option exercisable by September 1, 2023 with six months’ notice and a termination fee equal to three months’ rent plus the unamortized TI/LC costs.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	57,749	18.4%	NAP	NAP	57,749	18.4%	NAP	NAP
2023 & MTM	9	14,337	4.6%	$96,425	1.6%	72,086	22.9%	$96,425	1.6%
2024	12	51,553	16.4%	1,150,544	18.8%	123,639	39.4%	$1,246,970	20.4%
2025	7	16,438	5.2%	414,995	6.8%	140,077	44.6%	$1,661,964	27.2%
2026	13	74,598	23.7%	1,872,366	30.7%	214,675	68.3%	$3,534,330	57.9%
2027	2	4,022	1.3%	104,678	1.7%	218,697	69.6%	$3,639,008	59.6%
2028	6	16,887	5.4%	439,623	7.2%	235,584	75.0%	$4,078,631	66.8%
2029	5	45,585	14.5%	1,165,936	19.1%	281,169	89.5%	$5,244,566	85.9%
2030	4	14,823	4.7%	394,626	6.5%	295,992	94.2%	$5,639,192	92.4%
2031	0	0	0.0%	0	0.0%	295,992	94.2%	$5,639,192	92.4%
2032	0	0	0.0%	0	0.0%	295,992	94.2%	$5,639,192	92.4%
2033 & Beyond	1	18,172	5.8%	465,748	7.6%	314,164	100.0%	$6,104,940	100.0%
Total	59	314,164	100.0%	$6,104,940	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Includes contractual rent steps totaling $170,094 through June 2024.

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Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$5,672,733	$5,601,689	$6,162,353	$6,332,128	$6,104,940	$19.43	76.6%
Straight Line Rent(5)	0	0	0	0	12,637	0.04	0.2
Vacant Income	0	0	0	0	1,425,073	4.54	17.9
Gross Potential Rent	$5,672,733	$5,601,689	$6,162,353	$6,332,128	$7,542,651	$24.01	94.6%
Total Reimbursements	404,900	183,457	543,556	586,128	390,363	1.24	4.9
Other Income	29,317	100,003	39,882	40,969	40,969	0.13	0.5
Net Rental Income	$6,106,949	$5,885,149	$6,745,792	$6,959,225	$7,973,982	$25.38	100.0%
(Vacancy/Credit Loss)	(86,467)	(400,487)	(313,542)	(301,584)	(1,425,073)	(4.54)	(17.9)
Effective Gross Income	$6,020,483	$5,484,662	$6,432,250	$6,657,641	$6,548,909	$20.85	82.1%
Total Expenses	$2,461,944	$2,706,768	$2,948,001	$2,848,412	$2,884,658	$9.18	44.0%
Net Operating Income	$3,558,539	$2,777,894	$3,484,248	$3,809,229	$3,664,251	$11.66	56.0%
Capital Expenditures	0	0	0	0	78,541	0.25	1.2
TI/LC	0	0	0	0	260,731	0.83	4.0
Net Cash Flow	$3,558,539	$2,777,894	$3,484,248	$3,809,229	$3,324,980	$10.58	50.8%
(1)	TTM represents the trailing 12-month period ending April 30, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the underwritten rent roll dated May 1, 2023.
(4)	Underwritten Rents in Place is inclusive of rent steps totaling $170,094 through June 2024.
(5)	Straight Line Rent underwritten through the contractual lease terms for First Merchants Bank, rated Baa1 by Moody's.

The Market. The Meridian Plaza Property is located at 10333, 10401, and 10585 North Meridian Street in Carmel, Indiana, along the Meridian Corridor (US Highway 31), approximately 12.4 miles north of Indianapolis, Indiana and approximately 28.0 miles northwest of Indianapolis International Airport. According to a third-party market research report, North Meridian Street is a highly trafficked limited access highway, which experienced an average of 76,404 vehicles per day in 2022 at the corner of North Meridian Street and North Meridian Street North.

The Meridian Plaza Property is located within Hamilton County and is part of the Indianapolis-Carmel-Anderson, Indiana metropolitan statistical area (“MSA”). According to a third-party market research report, the estimated 2023 population of the MSA is approximately 2.2 million people, representing 31.5% of the state's total population. The top three industries within the MSA are services, manufacturing, and retail trade. Major employers in the MSA include Indiana University Health, St. Vincent Hospitals & Health Services, Community Health Network, Eli Lilly and Co., and Walmart Inc.

According to a third-party market research report, the estimated 2023 population within a one-, three- and five-mile radius of the Meridian Plaza Property is 4,253, 57,584, and 182,351, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius is $136,121, $130,738, and $136,297, respectively.

According to the appraisal, the Meridian Plaza Property is located in the Meridian Corridor office submarket within the Indianapolis office market. According to a third-party market research report, as of the first quarter of 2023, the Meridian Corridor office submarket has an inventory of approximately 5.3 million square feet and a vacancy rate of 16.3%. The overall rental rate in the submarket for office space is $23.06 per square foot. The appraiser concluded to a market rent of $23.00 to $26.00 per square foot for office space at the Meridian Plaza Property.

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The following table presents certain information relating to comparable office leases 10,000 square feet or more for the Meridian Plaza Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	RSF	Tenant Size (SF)	Tenant	Rent PSF	Commencement Date	Lease Term (Months)	Structure
Meridian Plaza Carmel, IN	1986 / 2021	314,164(2)	18,172(2)	American Auto Auction Group, LLC	$25.63(2)	Jun-15(2)	222(2)	Modified Gross
Hamilton Crossing Carmel, IN	1987 / 2008	102,464	10,850 26,220	DCL Pathology Byrider	$16.50 $18.08	May-23 Feb-23	84 132	Modified Gross Modified Gross
River Crossing I & II Indianapolis, IN	1999 / 2001	205,729	28,674	Sanctuary Wealth	$19.94	Oct-22	60	Modified Gross
City Center at Penn Plaza Carmel, IN	2007 / 2017	142,387	30,011 12,460	Belden, Inc. Metronet	$21.50 $23.50	Jan-22 Nov-21	132 36	Modified Gross Modified Gross
Gateway One Fishers, IN	1999 / NAP	193,000	46,589	Quantigen, LLC	$20.25	Aug-21	120	Full Service
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 1, 2023. Rent PSF is inclusive of approximately $11,448 of contractual rent steps through June 2024.

The following table presents certain information relating to comparable office sales for the Meridian Plaza Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
Meridian Plaza Carmel, IN	314,164(2)	1986 / 2021	81.6%(2)
Westar I & II Westerville, OH	279,933	2002 / NAP	88.0%	Jan-23	$31,000,000	$111
700 & 800 Tower Drive Troy, MI	459,594	1987 / 2018	95.0%	Aug-22	$59,230,000	$129
One & Two Chagrin Highlands Beachwood, OH	224,133	1998 / 2001	93.0%	Apr-22	$39,000,000	$174
Bicentennial Plaza One Columbus, OH	114,440	1997 / NAP	76.0%	Mar-22	$12,850,000	$112
River Crossing I & II Indianapolis, IN	205,729	1999 / 2001	100.0%	Aug-21	$35,050,000	$170
River Road I & II Indianapolis, IN	227,002	1997 / 2016	82.0%	Jul-21	$31,000,000	$137
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 1, 2023.

The Borrower. The borrower is G&I IX MJW Meridian Plaza LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Meridian Plaza Mortgage Loan. The non-recourse carveout guarantor for the Meridian Plaza Mortgage Loan is DRA Growth and Income Master Fund IX, LLC.

The Borrower Sponsors. The borrower sponsors are David Luski, Adam Breen and Jean Marie Apruzzese. The borrower sponsors are the key principals of DRA Advisors LLC. DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, including pension funds, university endowments, sovereign wealth funds, foundations, and insurance companies.

Property Management. The Meridian Plaza Property is managed by M & J Wilkow Properties, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $140,618 for real estate taxes, (ii) $2,000,000 for tenant improvements and leasing commissions, (iii) approximately $177,524 for rent concessions and (iv) $275,585 for outstanding tenant improvements, tenant allowances and leasing commissions.

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Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $54,084).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $6,545 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit approximately $39,271 for rollover reserves.

Lockbox / Cash Management. The Meridian Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Meridian Plaza Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the Meridian Plaza Mortgage Loan, operating expenses and cash management bank fees) are required to be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover account, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantor, the borrower sponsors or the property manager, (iii) the debt service coverage ratio falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds of the borrower, the guarantor, the borrower sponsors or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Meridian Plaza Property), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 65 days, and the lender’s determination that such filing does not materially increase the borrower’s, the guarantor’s or the borrower sponsors’ monetary obligations, or materially and adversely affect the borrower sponsors’, the guarantor’s or the property manager’s ability to carry out their obligations under the Meridian Plaza Mortgage Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Meridian Plaza Mortgage Loan documents, (c) with respect to clause (iii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Meridian Plaza Mortgage Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantor, the borrower sponsors or an affiliated property manager or (iii) the debt service coverage ratio falling below 1.20x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 65 days, and the lender’s determination that such filing does not materially increase the borrower’s, the guarantor’s or the borrower sponsors’ monetary obligations, or materially and adversely affect the borrower sponsors’, the guarantor’s or the property manager’s ability to carry out their obligations under the Meridian Plaza Mortgage Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Meridian Plaza Mortgage Loan documents or (c) with respect to clause (iii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

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A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) with respect to the First Merchants Bank and Kinetic Advantage LLC leases, on or prior to the date that is 12 months prior to the then-applicable expiration date under its respective Material Tenant lease, if the applicable Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or no longer being in full force and effect or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its Material Tenant space and expiring upon (a) with respect to clause (i), (ii), (iii), (vi) or (vii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Meridian Plaza Mortgage Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant satisfying the requirements of the Meridian Plaza Mortgage Loan documents, (b) with respect to clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty) and (e) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or the applicable portion thereof at the Meridian Plaza Property.

A “Material Tenant” means (i) First Merchants Bank, (ii) Bastian Solutions LLC, (iii) Kinetic Advantage LLC or (iv) any tenant at the Meridian Plaza Property that, together with its affiliates, either (a) leases no less than 10% of the total rentable square footage of the Meridian Plaza Property or (b) accounts for (or would account for) no less than 10% of the total in-place base rent at the Meridian Plaza Property.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type–- Subtype:	Retail – Outlet Center
% of IPB:	3.0%	Net Rentable Area (SF):	378,515
Loan Purpose:	Refinance	Location:	Blackwood, NJ
Borrower:	Gloucester Premium Outlets, LLC	Year Built / Renovated:	2015 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(6):	89.8%
Interest Rate:	6.12400%	Occupancy Date:	12/19/2022
Note Date:	2/3/2023	4th Most Recent NOI (As of)(7):	$12,542,389 (12/31/2019)
Maturity Date:	3/1/2033	3rd Most Recent NOI (As of)(7):	$9,669,364 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,789,634 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$10,591,093 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	78.9%
Amortization Type:	Interest Only	UW Revenues:	$18,425,444
Call Protection:	L(28),D(86),O(6)	UW Expenses:	$6,960,965
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,464,479
Additional Debt(1):	Yes	UW NCF:	$10,821,004
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per SF:	$145,900,000 / $385
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/17/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$198
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$198
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves(4):	$0	Springing	N/A	Maturity Date LTV:	51.4%
TI/LC(5):	$0	Springing	N/A	UW NCF DSCR:	2.32x
				UW NOI Debt Yield:	15.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	86.9%	Loan Payoff	$85,407,237	99.0%
Borrower Sponsor Equity	11,269,500	13.1	Closing Costs	862,263	1.0
Total Sources	$86,269,500	100.0%	Total Uses	$86,269,500	100.0%
(1)	The Gloucester Premium Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes totaling $75.0 million (the “Gloucester Premium Outlets Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the Gloucester Premium Outlets Whole Loan.
(2)	On a monthly basis after the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit for such amounts. A “Control Event” will occur if SPG LP and/or Simon Property Group, Inc. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower. A “Lockbox Event Period” will commence upon the earliest of (i) an event of default, (ii) bankruptcy action of the borrower, (iii) bankruptcy action of the manager if the manager is an affiliate of the borrower and provided the manager is not replaced within 60 days with a Qualified Manager (as defined below) and (iv) a Debt Yield Trigger Event (as defined below). A Lockbox Event Period will be cured upon, the borrower paying all of the lender’s reasonable out-of-pocket expenses incurred in connection with the termination of the Lockbox Event Period and with respect to clause (i), the cure of such event of default and with respect to clause (iii), if the borrower replaces the manager with a Qualified Manager (as defined below) within 60 days or the bankruptcy action of the manager is discharged within 90 days without any adverse consequences to the Gloucester Premium Outlets Property (as defined below) or the Gloucester Premium Outlets Whole Loan and with respect to clause (iv), the occurrence of a Debt Yield Trigger Event Cure (as defined below). A “Qualified Manager” is (i) SPG LP and/or Simon Property Group, Inc. or an affiliate, (ii) a reputable and experienced professional management organization which (a) is not subject to any bankruptcy proceeding, (b) manages, together with its affiliates, (x) at least seven shopping centers of at least 400,000 square feet of gross leasable area and (y) retail properties and shopping centers other than the Gloucester Premium Outlets Property totaling at least 3.0 million square feet of gross leasable area, or (iii) a manager approved by the lender with written rating agency confirmation that the manager will not result in a downgrade, withdrawal or qualification of the current ratings of the securitization. A “Debt Yield Trigger Event” will occur when the debt yield based on the trailing four calendar quarters immediately preceding the determination date is less than 12.0% for two consecutive quarters. A “Debt Yield Trigger Event Cure” will occur when the debt yield is greater than or equal to 12.0% for two consecutive calendar quarters.
(3)	On a monthly basis after the occurrence of a Control Event, or during a Lockbox Event Period if the borrower has not provided satisfactory evidence to the lender that the Gloucester Premium Outlets Property is covered by a blanket insurance policy acceptable to the lender, the borrower is required to escrow 1/12th of the annual estimated insurance premium payments. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit for such amounts.

(4)	On a monthly basis after the occurrence of Control Event or during a Lockbox Event Period, the borrower will be required to escrow $7,886. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit for such amounts.

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(5)	On a monthly basis after the occurrence of Control Event or during a Lockbox Event Period, the borrower will be required to escrow $63,086. In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit for such amounts.
(6)	Occupancy includes temporary tenants. As of December 19, 2022, the Gloucester Premium Outlets Property was 77.5% leased excluding temporary tenants.
(7)	The decrease in 4th Most Recent NOI to 3rd Most Recent NOI is due to the impact of the COVID-19 pandemic on the retail sector and the Gloucester Premium Outlets Property.

The Loan. The Gloucester Premium Outlets mortgage loan (the “Gloucester Premium Outlets Mortgage Loan”) is part of the Gloucester Premium Outlets Whole Loan with an original principal balance of $75,000,000. The Gloucester Premium Outlets Whole Loan is secured by the borrower’s fee interest in an outlet center located in Blackwood, New Jersey totaling 378,515 square feet (the “Gloucester Premium Outlets Property”). The Gloucester Premium Outlets Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.12400% per annum. The Gloucester Premium Outlets Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Notes A-1-2 and A-2-2, with an aggregate original principal balance of $25,000,000, will be included in the BBCMS 2023-C20 securitization trust. The controlling Note A-1-1 and non-controlling Note A-2-1 were contributed to the BBCMS 2023-C19 securitization trust. The Gloucester Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$36,666,667	$36,666,667	BBCMS 2023-C19	Yes
Note A-1-2	$18,333,333	$18,333,333	BBCMS 2023-C20	No
Note A-2-1	$13,333,333	$13,333,333	BBCMS 2023-C19	No
Note A-2-2	$6,666,667	$6,666,667	BBCMS 2023-C20	No
Whole Loan	$75,000,000	$75,000,000

The Property. The Gloucester Premium Outlets Property consists of a 378,515 square foot retail outlet center situated on approximately 59.3 acres in Blackwood, New Jersey, approximately 15 miles southeast of Philadelphia and 45 miles northwest of Atlantic City. The Gloucester Premium Outlets Property was built in 2015 as an open-air shopping center. There are 1,942 parking spaces (resulting in a ratio of approximately 5.1 spaces per 1,000 square feet) at the Gloucester Premium Outlets Property. As of December 19, 2022, the Gloucester Premium Outlets Property was 89.8% leased including temporary tenants and 77.5% leased excluding temporary tenants. The largest tenants at the Gloucester Premium Outlets Property are Nike Unite, Old Navy, Polo Ralph Lauren and Under Armour with the remaining space leased to various national and local tenants, such as Gap Outlet, Columbia Sportswear Company, Banana Republic Factory, Express Factory Outlet and Tommy Hilfiger. Sales on the majority of clothing and footwear purchases are tax-free. Based on the trailing 12 months ending in December 2022, the Gloucester Premium Outlets Property had total sales per square foot of $514 with an occupancy cost of 9.8% and comparable in-line sales for tenants less than 10,000 square feet of $470 per square foot with an occupancy cost of 11.2%.

Major Tenants.

Nike Unite (15,000 square feet; 4.0% of NRA; 3.3% of underwritten base rent). Nike Unite is an affiliate of Nike Inc., an American multinational corporation that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. According to the borrower sponsor, the Nike Unite location at the Gloucester Premium Outlets Property had approximately $14.3 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $953 and an occupancy cost of 4.8%. Nike Unite’s sales have grown by 8.0% compared to pre-COVID year end 2019 sales. Nike Unite has been in occupancy at the Gloucester Premium Outlets Property since it opened in 2015, has a lease expiration date in January 2026 and has one five-year renewal option.

Old Navy (14,004 square feet; 3.7% of NRA; 4.2% of underwritten base rent). Old Navy is an American clothing and accessories retailing company owned by Gap Inc. offering affordable apparel options for adults, children and babies. Old Navy commenced its current lease at the Gloucester Premium Outlets Property in November 2022, which includes an approximately 4,000 square foot expansion on their previous space. The Old Navy location at the Gloucester Premium Outlets Property had approximately $5.6 million in sales based on the trailing 12 months ending in December 2022,

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No. 11 – Gloucester Premium Outlets

resulting in sales per square foot of approximately $397 and an occupancy cost of 13.3%. Old Navy’s lease has an expiration date in January 2031.

Polo Ralph Lauren (12,176 square feet; 3.2% of NRA; 1.9% of underwritten base rent). Polo Ralph Lauren is an American fashion company, offering products from the mid-range to luxury segments. The Polo Ralph Lauren location at the Gloucester Premium Outlets Property had approximately $6.2 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $513 and an occupancy cost of 3.8%. Polo Ralph Lauren’s lease has an expiration date in November 2030, and it has four five-year renewal options remaining. Polo Ralph Lauren is the only tenant at the Gloucester Premium Outlets Property that pays percent-in-lieu rent, representing 3.0% of its sales up to and including $750 per square feet of its net rentable area and for the remainder of the same lease year, 2.0% of its sales.

Under Armour (11,503 square feet; 3.0% of NRA; 3.6% of underwritten base rent). Under Armour is an American sports equipment company that manufactures footwear, sports and casual apparel. The Under Armour location at the Gloucester Premium Outlets Property had approximately $9.0 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $784 and an occupancy cost of 7.1%. Under Armour has been a tenant at the Gloucester Premium Outlets Property since August 2015 and has a lease expiration in August 2025.

Historical and Current Occupancy(1)
2019	2020(2)	2021(2)	Current(3)
87.0%	89.0%	86.0%	89.8%
(1)	Historical Occupancies are as of December 31 of each respective year and reflects occupancy including temporary tenants.

(2)	The decrease in occupancy from 2020 to 2021 is due to certain tenants exercising termination options during the COVID-19 pandemic.

(3)	Current Occupancy is as of December 19, 2022.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Nike Unite(5)	A1/AA-/NR	15,000	4.0%	$21.09	$316,348	3.3%	1/31/2026	$953	4.8%
Old Navy	Ba3/BB/NR	14,004	3.7	$28.71	$402,055	4.2	1/31/2031	$397	13.3%
Polo Ralph Lauren(6)(7)	A3/A-/NR	12,176	3.2	$15.39	$187,389	1.9	11/30/2030	$513	3.8%
Under Armour	Ba3/BB/NR	11,503	3.0	$29.94	$344,409	3.6	8/31/2025	$784	7.1%
Gap Outlet	Ba3/BB/NR	8,575	2.3	$29.28	$251,076	2.6	1/31/2026	$392	14.1%
Columbia Sportswear Company	NR/NR/NR	8,327	2.2	$35.47	$295,359	3.1	1/31/2026	$468	14.1%
Banana Republic Factory	Ba3/BB/NR	8,160	2.2	$29.28	$238,925	2.5	1/31/2026	$424	13.1%
Express Factory Outlet	NR/NR/NR	7,851	2.1	$34.84	$273,499	2.8	1/31/2026	$626	10.1%
Tommy Hilfiger	NR/NR/NR	7,847	2.1	$31.04	$243,571	2.5	8/31/2025	$307	19.3%
J. Crew Factory Store	NR/NR/NR	7,500	2.0	$25.33	$190,000	2.0	1/31/2024	$280	14.2%
Major Tenants		100,943	26.7%	$27.17	$2,742,630	28.3%
Other Tenants(8)		238,953	63.1%	$29.05	$6,940,739	71.7%
Occupied Collateral Total		339,896	89.8%	$28.49	$9,683,369	100.0%
Vacant Space		38,619	10.2%
Collateral Total		378,515	100.0%

(1)	Based on underwritten rent roll dated December 19, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes rent steps through January 2024.
(4)	Sales PSF and Occupancy Cost are based on sales from the trailing 12 months ending in December 2022.
(5)	Nike Unite has one, five-year renewal option.
(6)	Polo Ralph Lauren has four, five-year renewal options.
(7)	Polo Ralph Lauren percent in lieu rent underwritten to the borrower sponsor provided rent roll dated December 19, 2022, borrower sponsor provided sales data and contractual lease terms.
(8)	Other Tenants includes temporary tenants. Excluding temporary tenants, the Gloucester Premium Outlets Property was 77.5% occupied as of December 19, 2022.
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	38,619	10.2%	NAP	NAP	38,619	10.2%	NAP	NAP
2023 & MTM(3)	17	51,649	13.6	$709,409	7.3%	90,268	23.8%	$709,409	7.3%
2024	8	30,182	8.0	841,919	8.7	120,450	31.8%	$1,551,327	16.0%
2025	28	107,726	28.5	4,001,031	41.3	228,176	60.3%	$5,552,358	57.3%
2026	17	92,400	24.4	2,634,658	27.2	320,576	84.7%	$8,187,016	84.5%
2027	2	9,496	2.5	264,261	2.7	330,072	87.2%	$8,451,277	87.3%
2028	1	1,522	0.4	50,241	0.5	331,594	87.6%	$8,501,518	87.8%
2029	3	8,161	2.2	256,498	2.6	339,755	89.8%	$8,758,017	90.4%
2030	1	12,176	3.2	187,389	1.9	351,931	93.0%	$8,945,405	92.4%
2031	4	26,584	7.0	737,963	7.6	378,515	100.0%	$9,683,369	100.0%
2032	0	0	0.0	0	0.0	378,515	100.0%	$9,683,369	100.0%
2033	0	0	0.0	0	0.0	378,515	100.0%	$9,683,369	100.0%
2034 & Beyond	0	0	0.0	0	0.0	378,515	100.0%	$9,683,369	100.0%
Total	81	378,515	100.0%	$9,683,369	100.0%
(1)	Based on the underwritten rent roll dated December 19, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through January 2024 and percent in lieu rent for Polo Ralph Lauren. Percent in lieu rent represents 3.0% of the trailing 12-month December 2022 sales for Polo Ralph Lauren up to and including $750 per square foot of its net rentable area, and for the remaining lease year thereafter, 2.0% of sales.
(3)	2023 & MTM include temporary tenants totaling 46,659 square feet. Excluding temporary tenants, the Gloucester Premium Outlets Property was 77.5% occupied as of December 19, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,183,114	$8,927,455	$8,145,082	$8,351,073	$8,810,287	$23.28	38.4%
Contractual Rent Steps(3)	0	0	0	0	111,693	0.30	0.5
Percent in Lieu Rent(4)	741,041	318,858	237,108	204,170	187,389	0.50	0.8
Overage Rent	662,121	200,935	1,964,039	1,825,251	1,424,175	3.76	6.2
Temporary Tenant Rent	492,686	447,588	638,306	564,360	574,000	1.52	2.5
Vacant Income	0	0	0	0	4,837,836	12.78	21.1
Gross Potential Rent	$11,078,962	$9,894,836	$10,984,535	$10,944,854	$15,945,380	$42.13	69.5%
Total Reimbursements	7,236,956	6,661,768	6,067,245	6,182,830	6,984,900	18.45	30.5
Net Rental Income	$18,315,918	$16,556,604	$17,051,780	$17,127,684	$22,930,280	$60.58	100.0%
Other Income	399,727	297,045	355,043	367,894	333,000	0.88	1.5
(Vacancy/Credit Loss)	(175,669)	(1,473,798)	79,044	(65,341)	(4,837,836)	(12.78)	(21.1)
Effective Gross Income	$18,539,976	$15,379,851	$17,485,867	$17,430,237	$18,425,444	$48.68	80.4%
Total Expenses	$5,997,587	$5,710,487	$6,696,233	$6,839,144	$6,960,965	$18.39	37.8%
Net Operating Income(5)	$12,542,389	$9,669,364	$10,789,634	$10,591,093	$11,464,479	$30.29	62.2%
Total TI/LC, Capex/RR	0	0	0	0	643,476	1.70	3.5
Net Cash Flow	$12,542,389	$9,669,364	$10,789,634	$10,591,093	$10,821,004	$28.59	58.7%
(1)	TTM represents the trailing 12-month period ending September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps include rent steps through January 2024.
(4)	Percent in Lieu Rent represents 3.0% of the trailing 12-month December 2022 sales for Polo Ralph Lauren up to and including $750 per square foot of its net rentable area, and for the remaining lease year thereafter, 2.0% of sales.
(5)	The decrease in Net Operating Income from 2019 to 2020 is primarily driven by the impact of the COVID-19 pandemic on the retail sector.

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Annex A-3	BBCMS 2023-C20
No. 11 – Gloucester Premium Outlets

The Market. The Gloucester Premium Outlets Property is located in Blackwood, New Jersey, approximately 15 miles southeast of Philadelphia and 45 miles northwest of Atlantic City. Blackwood is considered a suburban location within the Philadelphia core-based statistical area and the eighth largest metropolitan statistical area in the United States. The Gloucester Premium Outlet Property’s proximity to Route 168, Route 42, College Road and Zimmerman Road allows access to shoppers from the surrounding area as well as travelers between Philadelphia and Atlantic City. According to the appraisal, as of 2022, the population within a one-mile, two-mile and three-mile radius totaled 6,243, 31,301 and 78,222 people, respectively, and average household income for the same radii was $92,840, $105,074 and $103,762, respectively.

According to the appraisal, the Gloucester Premium Outlets Property is situated within the Philadelphia retail market and the Camden County retail submarket. As of the third quarter of 2022, the total inventory of the Philadelphia retail market was approximately 62.9 million square feet with an 11.0% vacancy rate and asking rents of $21.59 per square foot. For the same time period, the total inventory for the Camden County retail submarket was approximately 6.5 million square feet with a 17.3% vacancy rate and asking rents of $16.86 per square foot.

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No. 11 – Gloucester Premium Outlets

The appraiser identified three properties that are primary competition and five properties that are secondary competition to the Gloucester Premium Outlets Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Major Tenants	Sales PSF	Distance to Subject
Gloucester Premium Outlets 100, 200, 300, 400 and 600 Premium Outlets Drive Blackwood, NJ	2015	89.8%(2)	378,515(2)	Nike Unite Old Navy Polo Ralph Lauren Under Armour	$514(3)	--
Primary Competition
Tanger Outlets The Walk 1931 Atlantic Avenue Atlantic City, NJ	2003	80.0%	491,000	H&M Nike Factory Outlet Old Navy Outlet Polo Ralph Lauren	$440	46.0 miles southeast
Jackson Premium Outlets 537 Monmouth Road Jackson, NJ	1997	96.0%	285,000	Banana Republic Crate & Barrel Under Armour Nike Polo Ralph Lauren	$390	52.0 miles northeast
Philadelphia Premium Outlets 18 Lightcap Road Pottstown, PA	2007	94.0%	555,000	Last Call Neiman Marcus Nike Factory Outlet Polo Ralph Lauren Columbia Sportswear	$555	52.0 miles northwest
Secondary Competition
Deptford Mall 1750 Deptford Center Road Depford, NJ	1975	95.0%	1,040,000	Boscov’s JC Penney Macy’s Dick’s Sporting Goods	$585	5.0 miles north
Voorhees Town Center 2120 Voorhees Town Center Voorhees, NJ	1970	70.0%	733,000	Boscov’s Vacant – Macy’s	$150	7.5 miles northeast
Cherry Hill Mall Route 38 & Haddonfield Road Cherry Hill, NJ	1961	96.0%	1,306,000	JC Penney Macy’s Nordstrom	$936	12.0 miles north
Moorestown Mall 400 Route 38 Moorestown, NJ	1963	88.0%	922,846	Boscov’s Cooper Health Care (future) Turn 7 Liquidations	$453	15.0 miles northeast
King of Prussia Mall 160 North Gulph Road King of Prussia, PA	1962/1981	97.0%	2,600,000	Bloomingdale’s Dick’s Sporting Goods Macy’s Neiman Marcus Nordstrom Primark	$930	30.0 miles northwest
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 19, 2022.
(3)	Based on sales information provided by the borrower sponsor as of year-end 2022.
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Annex A-3	BBCMS 2023-C20
No. 12 – Oxmoor Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$22,500,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$22,500,000	Property Type – Subtype:	Retail - Super Regional Mall
% of IPB:	2.7%	Net Rentable Area (SF):	904,078
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Hocker Oxmoor, LLC	Year Built / Renovated:	1971 / 1984, 2013, 2022
Borrower Sponsor:	BPR Nimbus LLC	Occupancy:	94.1%
Interest Rate:	8.12000%	Occupancy Date:	3/31/2023
Note Date:	5/25/2023	4th Most Recent NOI (As of):	$7,440,456 (12/31/2020)
Maturity Date:	6/1/2028	3rd Most Recent NOI (As of):	$7,214,734 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,373,346 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(3):	$8,364,787 (TTM 3/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	91.5%
Amortization Type:	Interest Only	UW Revenues:	$17,679,768
Call Protection(2):	L(25),D(31),O(4)	UW Expenses:	$5,692,700
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$11,987,068
Additional Debt(1):	Yes	UW NCF:	$11,139,650
Additional Debt Balance(1):	$67,500,000	Appraised Value / Per SF:	$153,000,000 / $169
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/4/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$100
Taxes(4):	$0	Springing	N/A	Maturity Date Loan / SF:	$100
Insurance(5):	$0	Springing	N/A	Cut-off Date LTV:	58.8%
Replacement Reserves(6):	$0	Springing	$183,389	Maturity Date LTV:	58.8%
TI/LC(7):	$11,882,926	Springing	$1,100,331	UW NCF DSCR:	1.50x
Ground Rent(8):	$0	Springing	N/A	UW NOI Debt Yield:	13.3%
Gap Rent Reserve:	$1,506,022	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff	$70,733,847	78.6%
			Upfront Reserves	13,388,948	14.9
			Return of Equity	3,515,904	3.9
			Closing Costs(9)	2,361,300	2.6
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%
(1)	The Oxmoor Center Mortgage Loan (as defined below) is part of the Oxmoor Center Whole Loan (as defined below), which is comprised of six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $90 million. The Financial Information in the chart above reflects the Oxmoor Center Whole Loan. The Oxmoor Center Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“BCREI”) and Societe Generale Financial Corporation (“SGFC”).
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on July 1, 2023. Defeasance is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 25, 2026. The assumed lockout period is based on the expected BBCMS 2023-C20 closing date in July 2023. The actual lockout period may be longer.
(3)	Refer to the Operating History and Underwritten Net Cash Flow table below regarding the increase in Most Recent NOI to UW NOI.
(4)	During the continuance of a Cash Management Period (as defined below), the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of taxes due for the next ensuing 12 months. A “Cash Management Period” means a period commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt yield is less than 11.0% for two consecutive quarters and (iii) an anchor tenant trigger event as described within the Oxmoor Center Whole Loan documents.
(5)	During the continuance of a Cash Management Period, if the borrower has failed to maintain a blanket policy and the insurance premiums payable have been prepaid for less than one year in advance, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of insurance premiums payable for the renewal of coverage.
(6)	During the continuance of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an anchor tenant trigger event, the borrower will be required to deposit approximately $7,641 into the replacement reserve account on each monthly payment date, subject to a cap of approximately $183,389.
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No. 12 – Oxmoor Center

(7)	During the continuance of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an anchor tenant trigger event, the borrower will be required to deposit approximately $45,847 into the rollover reserve account on each monthly payment date, subject to a cap of $1,100,331.
(8)	During the continuance of a Cash Management Period, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of the annual amount of ground rent due by the borrower under the ground lease.
(9)	Closing costs include an interest rate buydown of $1,579,592.

The Loan. The Oxmoor Center mortgage loan (the “Oxmoor Center Mortgage Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $90,000,000 (the “Oxmoor Center Whole Loan”) secured by the borrower’s leasehold interest in a 904,078 square foot super regional mall located in Louisville, Kentucky (the “Oxmoor Center Property”). The Oxmoor Center Whole Loan was originated on May 25, 2023 by BCREI and SGFC and has a five-year, interest only term that accrues interest at a fixed rate of 8.12000% per annum. The scheduled maturity date of the Oxmoor Center Whole Loan is the due date that occurs on June 1, 2028. The Oxmoor Center Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3 and A-5 with an outstanding aggregate principal balance as of the Cut-off Date of $22,500,000. The Oxmoor Center Mortgage Loan is being contributed to the BBCMS 2023-C20 securitization trust. The Oxmoor Center Mortgage Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1 is securitized, whereupon the Oxmoor Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Oxmoor Center Property is subject to a ground lease between WMB 2, LLC and TWB Oxmoor 2, LLC, collectively as the lessor, and Hocker Oxmoor, LLC, as the lessee, with a term that is scheduled to expire on September 30, 2057 (the “Ground Lease”). The borrower has two, 20-year extension options for a fully extended ground lease maturity date of September 30, 2097. The current annual base ground rent as of the Cut-off Date is approximately $1,209,920. Base rent for each subsequent lease year will increase by 3% each year. At the lessee’s option, base rent resets every 20 years equal to the greater of 8% of the fair market value of the Oxmoor Center Property and the rent from five years prior to the reset. The next potential ground rent reset would be in 2039. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$45,000,000	$45,000,000	Barclays	Yes
A-2	$10,000,000	$10,000,000	BBCMS 2023-C20	No
A-3	$5,000,000	$5,000,000	BBCMS 2023-C20	No
A-4(1)	$17,500,000	$17,500,000	SGFC	No
A-5	$7,500,000	$7,500,000	BBCMS 2023-C20	No
A-6(1)	$5,000,000	$5,000,000	SGFC	No
Total	$90,000,000	$90,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Oxmoor Center Property is located in Louisville, Kentucky and consists of a primarily one-story, 904,078 super regional mall anchored by Macy’s, Von Maur, Topgolf and Dick’s Sporting Goods. The Oxmoor Center Property is located on a 69.24-acre parcel of ground leased land. Since the Oxmoor Center Property’s construction in 1971, it has undergone extensions in 1984, 2013 and 2022. The most recent renovation included extensive redevelopment in order for Topgolf to commence its lease at the Oxmoor Center Property. In order to redevelop the Oxmoor Center Property, a large portion of the south wing of the Oxmoor Center Property was closed until Topgolf renovations begun. When Topgolf’s renovations began, vacant space was quickly leased to several tenants such as Urban Outfitters, Puttshack, The Eagle and Condado Tacos. In total, roughly $15.8 million was spent on the renovation. As of March 31, 2023, the Oxmoor Center Property was 94.1% occupied by 59 unique tenants.

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No. 12 – Oxmoor Center

Major Tenants.

Macy’s (278,341 square feet; 30.8% of NRA; 0.3% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+) is a department store chain that operates approximately 725 stores in the United States and Washington, DC, as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. Macy’s has been a tenant at the Oxmoor Center Property since 1971. Macy’s occupies the Oxmoor Center Property through a sub ground lease from the borrower with an expiration date, for its 271,390 square feet of retail space, of January 31, 2026 and has two, ten-year renewal options remaining with no termination options. The 6,951 square feet of storage space expires on July 31, 2025.

Von Maur (156,000 square feet; 17.3% of NRA; 2.7% of underwritten base rent): Von Maur is an upscale department store chain that was founded in Davenport, Iowa in the late 1800s. As of November 7, 2022 there were 37 Von Maur stores located in 15 different states as well as 70 dry goods specialty stores selling contemporary women’s fashion, accessories, shoes and gifts. Von Maur offers a wide selection of brand-name merchandise, open and elegant store design, and a focus on customer experience. The company seeks out markets with minimum populations of 400,000 to 500,000 people that are strategically located off a major artery to draw customers from a wide radius. Von Maur generated approximately $1 billion in sales in 2022. Von Maur has been a tenant at the Oxmoor Center Property since 2003 and has a current lease expiration date of August 31, 2028 along with five, ten-year renewal options and no termination options.

Topgolf (100,000 square feet; 11.1% of NRA; 4.3% of underwritten base rent): Topgolf is a sports entertainment complex that features an inclusive, high-tech golf game. The game is intended to be inclusive for people of all skill levels in golf. Topgolf’s more than 50 locations, both in the United States and internationally, feature entertainment, food and beverage, and music. In 2021, Topgolf merged with Callaway Golf Company, a leader in the global golf equipment and apparel market. The clothing and apparel offered by Callaway Golf Company adds an ideal complement to Topgolf’s leading golf entertainment brand. Approximately $15.8 million was spent on renovating the Oxmoor Center Property to accommodate Topgolf taking occupancy. Topgolf reported revenue of approximately $4.0 billion in 2022, which was a 27.5% increase from 2021. Topgolf has been at the Oxmoor Center Property since 2022 and is under a sub ground lease from the borrower. The sub ground lease has an expiration date of November 30, 2042 and has four, five-year renewal options remaining with no termination options.

Historical and Current Occupancy(1)
2019	2020	2021	2022	Current(2)
80.6%	78.9%	78.6%	94.0%	94.1%
(1)	Historical Occupancies are the physical occupancy taken at the end of each respective year.
(2)	Current Occupancy is as of March 31, 2023.

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No. 12 – Oxmoor Center

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF / Year(4)	UW Occ. Costs(4)	Lease Exp. Date
Macy’s(5)	Ba2/BB+/NR	278,341	30.8%	$0.11	$31,801	0.3%	$151	0.5%	Various(6)
Von Maur	NR/NR/NR	156,000	17.3	$2.00	312,000	2.6	$144	1.9%	8/31/2028
Topgolf	NR/B+/NR	100,000	11.1	$5.00	500,000	4.2	NAV	NAV	11/30/2042
Dick’s Sporting Goods	Baa3/BBB/NR	80,000	8.8	$10.92	873,317	7.3	NAV	NAV	1/31/2027
H&M(7)	NR/BBB/NR	26,894	3.0	$19.18	515,782	4.3	$160	12.0%	1/31/2024
Puttshack(8)	NR/NR/NR	25,569	2.8	$57.82	1,478,400	12.3	NAV	NAV	12/31/2038
Arhaus(9)	NR/NR/NR	15,992	1.8	$35.03	560,120	4.7	$635	8.8%	1/31/2030
Apple	Aaa/AA+/NR	12,157	1.3	$30.69	373,146	3.1	$4,735	0.6%	1/31/2030
Altar’d State/Arula	NR/NR/NR	10,444	1.2	$61.60	643,372	5.3	$264	27.3%	6/30/2032
Anthropologie	NR/NR/NR	10,314	1.1	$44.65	460,491	3.8	$212	25.3%	1/31/2028
Top 10 Tenants		715,711	79.2%	$8.03	$5,748,429	47.8%
Other Tenants		134,890	14.9%	$46.61	$6,287,107	52.2%
Occupied Collateral Total / Wtd. Avg.		850,601	94.1%	$14.15	$12,035,536	100.0%

Vacant Space		53,477	5.9%

Collateral Total		904,078	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps totaling $241,664 through May 2024 and UW Base Rent attributed to signed not occupied tenants totaling $1,852,489.
(4)	UW Occ. Costs is based upon the Sales PSF / Year as of the trailing 12-month period ending March 31, 2023 as provided by the tenants to the borrower or estimated based on anecdotal information provided by the tenants to the borrower.
(5)	Macy’s occupies 271,390 square feet of retail space and 6,951 square feet of storage space. Sales PSF / Year and UW Occ. Costs are only based on the retail portion of the space occupied by Macy’s.
(6)	The 271,390 square foot retail portion of Macy’s space expires on January 31, 2026 and the 6,951 square feet of storage space expires on July 31, 2025.
(7)	H&M is not attributed any UW Base Rent as it pays percent in lieu instead, which has been underwritten to $515,782. UW Occ. Cost is based on H&M’s underwritten percent in lieu.
(8)	The Puttshack lease is signed but is not currently occupying their space. Their lease commencement date is January 1, 2024.
(9)	Arhaus pays percent in lieu in addition to base rent. In total, Arhaus is attributed underwritten gross rent of $898,975 which is based on $233,222 of percent in lieu, $551,842 of in place base rent, $8,278 of rent steps and $105,633 of recoveries. UW Occ. Cost is based on Arhaus’s underwritten gross rent.

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No. 12 – Oxmoor Center

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	53,477	5.9%	NAP	NAP	53,477	5.9%	NAP	NAP
2023 & MTM	7	13,066	1.4	$170,664	1.4%	66,543	7.4%	$170,664	1.4%
2024(3)	5	31,868	3.5	782,970	6.5	98,411	10.9%	$953,634	7.9%
2025	8	20,508	2.3	719,942	6.0	118,919	13.2%	$1,673,576	13.9%
2026	3	277,818	30.7	179,862	1.5	396,737	43.9%	$1,853,438	15.4%
2027	7	92,355	10.2	1,653,276	13.7	489,092	54.1%	$3,506,714	29.1%
2028	13	207,647	23.0	3,032,114	25.2	696,739	77.1%	$6,538,828	54.3%
2029	5	10,402	1.2	538,034	4.5	707,141	78.2%	$7,076,862	58.8%
2030	4	29,866	3.3	1,105,597	9.2	737,007	81.5%	$8,182,459	68.0%
2031	0	0	0.0	0	0.0	737,007	81.5%	$8,182,459	68.0%
2032	2	13,085	1.4	857,557	7.1	750,092	83.0%	$9,040,016	75.1%
2033	6	28,417	3.1	1,017,120	8.5	778,509	86.1%	$10,057,136	83.6%
2034 & Beyond	2	125,569	13.9	1,978,400	16.4	904,078	100.0%	$12,035,536	100.0%
Total	62	904,078	100.0%	$12,035,536	100.00%
(1)	Based on the underwritten rent roll as of March 31, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes rent steps totaling $241,664 through May 2024 and UW Base Rent attributed to signed not occupied tenants totaling $1,852,489.
(3)	UW Base Rent expiring in 2024 includes $515,782 of percent in lieu attributed to H&M, since it is being underwritten $0 in underwritten base rent.

Operating History andUnderwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$8,126,259	$8,059,221	$8,061,920	$8,161,630	$11,278,090	$12.47	58.4%
Rent Steps(4)	0	0	0	0	241,664	0.27	1.3
Vacant Income	0	0	0	0	1,646,546	1.82	8.5
Percent In-Lieu	724,657	442,883	867,476	1,011,635	515,782	0.57	2.7
Gross Potential Rent	$8,850,916	$8,502,103	$8,929,396	$9,173,265	$13,682,082	$15.13	70.8%
Total Reimbursements	2,605,144	2,566,845	2,706,932	2,683,999	3,910,181	4.33	20.2
Other Income	992,498	1,266,565	1,907,311	1,907,516	1,734,051	1.92	9.0
Net Rental Income	$12,448,558	$12,335,513	$13,543,639	$13,764,780	$19,326,314	$21.38	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,646,546)	(1.82)	(8.5)
Effective Gross Income	$12,448,558	$12,335,513	$13,543,639	$13,764,780	$17,679,768	$19.56	91.5%
Total Expenses	5,008,102	5,120,779	5,170,292	5,399,993	5,692,700	6.30	32.2
Net Operating Income	$7,440,456	$7,214,734	$8,373,346	$8,364,787	$11,987,068	$13.26	67.8%
Capital Expenditures	0	0	0	0	99,696	0.11	0.6
TI/LC	0	0	0	0	747,722	0.83	4.2
Net Cash Flow	$7,440,456	$7,214,734	$8,373,346	$8,364,787	$11,139,650	$12.32	63.0%
(1)	TTM reflects the trailing 12-month period ending March 31, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in Rents in Place from TTM to Underwritten is primarily driven by newly signed leases by tenants that do not currently occupy their space including: (i) Puttshack (25,569 square feet, 2.8% of NRA) which accounts for approximately $1.5 million of base rent, (ii) Nike (4,900 square feet, 0.5% of NRA) which accounts for approximately $0.2 million of base rent and (iii) The Eagle (4,187 square feet, 0.5% of NRA) which accounts for approximately $0.2 million of base rent. Additionally, Underwritten Rents In Place includes six additional tenants with lease commencement dates commencing in 2023 totaling 30,230 square feet (3.3% of NRA) and approximately $1.1 million of base rent.
(4)	Includes contractual rent steps totaling $241,664 through May 2024.

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Annex A-3	BBCMS 2023-C20
No. 12 – Oxmoor Center

The Market. The Oxmoor Center Property is located at the intersection of Interstate 264 and US Route 60, which is roughly 10 miles from downtown Louisville, Kentucky and seven miles east of the central business district. US Route 60 connects to Interstate 264 which provides easy access throughout the Louisville metropolitan statistical area (“Louisville MSA”). The immediate area acts as a primary commercial hub for the Louisville MSA as the Oxmoor Center Property and nearby Mall St. Matthews create retail traffic through the area. The Oxmoor Center Property is located between downtown Louisville to the west and suburbs to the east.

The Oxmoor Center Property is located in the East submarket, which is within the greater Louisville retail market. Average asking rents in the Louisville retail market have remained stable in recent years, increasing from $15.32 per square foot in 2018 to $15.40 per square foot in 2022. According to the appraisal, over the next five years average asking rents are expected to increase from $15.59 per square foot in 2023 to $16.42 in 2027. Average asking rent in the East submarket as of 2022 was $19.17 per square foot, which was higher than the greater market and is expected to increase to $20.69 per square foot in 2027 per the appraisal. Vacancy has been trending downward in the market from 10.6% in 2018 to 10.1% in 2022. As of 2022, average household income within a five-, ten-, and 15-mile radius was $105,416, $93,235 and $87,021. Population within a five-, ten- and 15-mile radius was 220,696, 622,147 and 964,699 as of 2022.

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Annex A-3	BBCMS 2023-C20
No. 13 – South Lake at Dulles
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.5%	Net Rentable Area (SF):	269,873
Loan Purpose:	Acquisition	Location:	Herndon, VA
Borrower:	Mirabaud RE South Lake Owner LLC	Year Built / Renovated:	2008 / 2020
Borrower Sponsor(2):	Mirabaud RE South Lake Owner LLC	Occupancy:	100.0%
Interest Rate:	6.05800%	Occupancy Date:	3/2/2023
Note Date:	3/2/2023	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/5/2028	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$10,913,588
Call Protection:	L(23),YM1(30),O(7)	UW Expenses:	$2,696,610
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,216,978
Additional Debt(1):	Yes	UW NCF:	$8,149,510
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per SF:	$110,250,000 / $409
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/1/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$224
Taxes:	$418,815	$104,704	N/A	Maturity Date Loan / SF:	$224
Insurance:	$10,186	$10,186	N/A	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$5,622	N/A	Maturity Date LTV:	54.9%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	2.19x
Amazon Lease Parking Reserve(4):	$0	Springing	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$60,500,000	53.2%	Purchase Price	$110,250,000	97.0%
Borrower Sponsor Equity	53,186,155	46.8	Closing Costs	3,007,154	2.6
			Reserves	429,001	0.4
Total Sources	$113,686,155	100.0%	Total Uses	$113,686,155	100.0%
(1)	The South Lake at Dulles Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $60.5 million (the “South Lake at Dulles Whole Loan”). The Financial Information in the chart above reflects the South Lake at Dulles Whole Loan.
(2)	There is no non-recourse carveout guarantor with respect to the South Lake at Dulles Whole Loan. At origination, the borrower entered into a master lease with Mirabaud RE South Lake LLC (the “Master Tenant”) for a five-year term with an expiration date of March 5, 2028 related to the South Lake at Dulles Property; provided, however, if any obligations remain outstanding under the South Lake at Dulles Whole Loan, the master lease may not expire without the prior written consent of the landlord or until the lender forecloses or accepts a deed-in-lieu of foreclosure with respect to the South Lake at Dulles Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loan” in the Preliminary Prospectus.
(3)	Historical NOI is unavailable as the South Lake at Dulles Property (as defined below) was acquired by the borrower at the origination of the South Lake at Dulles Whole Loan, and the prior owner did not provide such information.
(4)	The borrower was required to deposit an amount equal to $300,000 into the Amazon Lease Parking Reserve subaccount, which represents the estimated cost to create additional parking spaces and/or charging stations at the South Lake at Dulles Property as required by the Amazon lease.

The Loan. The South Lake at Dulles mortgage loan (the “South Lake at Dulles Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 269,873 square foot suburban office property located in Herndon, Virginia (the “South Lake at Dulles Property”). The South Lake at Dulles Whole Loan is structured to be Shari’ah compliant; to facilitate such compliance, the borrower has entered into a master lease, and the master lessee subleases the South Lake at Dulles Property to the end-user tenant. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—

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Annex A-3	BBCMS 2023-C20
No. 13 – South Lake at Dulles

Shari’ah Compliant Loan” in the Preliminary Prospectus. The South Lake at Dulles Whole Loan consists of three pari passu notes and accrues interest at a rate of 6.05800% per annum. The South Lake at Dulles Whole Loan has a five-year term and is interest-only for the term of the loan. The non-controlling Notes A-2 and A-3, with an aggregate original principal balance of $20,500,000, will be included in the BBCMS 2023-C20 securitization trust. The South Lake at Dulles Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C19	Yes
A-2	$10,500,000	$10,500,000	BBCMS 2023-C20	No
A-3	$10,000,000	$10,000,000	BBCMS 2023-C20	No
Total	$60,500,000	$60,500,000

The Property. The South Lake at Dulles Property is a 269,873 square foot suburban office building located in Herndon, Virginia. The South Lake at Dulles Property is solely occupied by Amazon.com Services, Inc. (“Amazon”). The South Lake at Dulles Property consists of one, ten-story building situated on an approximately 7.48-acre parcel. There is surface and garage parking available for 918 cars, resulting in a parking ratio of approximately 3.40 spaces per 1,000 square feet. The South Lake at Dulles Property was renovated in 2020 for approximately $42.0 million to customize the site for Amazon’s occupancy. Amazon invested approximately $18.0 million, approximately 43% of the total renovation investment. Renovations at the South Lake at Dulles Property included a full-service café with a coffee bar, conference facilities, a fitness center, mother’s room suites, tenant gaming rooms, EV charging stations in the parking garage, an outdoor dog park, bicycle room, updates to finishes in the main lobby and elevator lobbies, upgraded base building systems, and restrooms on each floor. Additionally, Amazon invested in new furniture and state-of-the-art workstations at the South Lake at Dulles Property. The Chief Security Officer of Amazon is located in the South Lake at Dulles Property and is one of the highest-ranking employees outside of Amazon’s headquarters in Seattle. Due to the sensitivity around his groups’ work, they required a separate high-security building to house the security and data center teams. The South Lake at Dulles Property was specifically designed to monitor the Amazon Web Services (“AWS”) data center infrastructure globally. All AWS data center facilities are monitored from the South Lake at Dulles Property, which contains a command-center style Network Operations Center (“NOC”) and Facilities Operations Center (“FOC”). The NOC and FOC are highly secure rooms, staffed 24/7 to monitor all AWS data centers globally.

Sole Tenant. Amazon.com Services, Inc. (269,873 square feet; 100.0% of NRA; 100.0% of underwritten base rent; Moody’s/S&P/Fitch: A1/AA/AA-): Amazon has been the sole tenant at the South Lake at Dulles Property since April 2020, and the South Lake at Dulles Property serves as support for AWS’s data center network. Founded in 1994 by Jeff Bezos, Amazon is the world’s largest online retailer. Amazon’s principal offerings include cloud computing, e-commerce, artificial intelligence and digital streaming services. AWS’ net sales increased 29% in 2022 to approximately $80 billion. Launched in 2006, AWS provides cloud computing services to businesses in 190 countries. As of November 2022, Amazon had approximately 110 active fulfillment centers in the United States and 185 centers globally. As of December 31, 2022, Amazon had approximately 1,541,000 employees worldwide. Amazon has a lease expiration in April 2032 and two, seven- year extension options remaining. Amazon has the right to terminate its lease with respect to up to four contiguous floors totaling 110,823 square feet (on floors 7-10) (the “Designated Contraction Space”) effective April 30, 2028 with 15 months’ prior written notice and payment of a contraction fee equal to the sum of certain unamortized costs related to the Designated Contraction Space, including (i) leasing commissions, (ii) rent abatements (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032). In the event that AWS exercises its contraction option, the entire contraction fee (approximately $8.6 million) will be escrowed with the lender and utilized for the re-tenanting of the contraction space. In addition, upon notice of Amazon’s intent to exercise the contraction option, a Cash Management Period (as defined within) will commence. A “Cash Management Period” will commence upon the occurrence of any of (i) the stated maturity date of March 5, 2028, (ii) an event of default under the South Lake at Dulles Whole Loan, (iii) the debt service coverage ratio being less than 1.25x as of any calendar quarter or (iv) the commencement of a lease sweep period.

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No. 13 – South Lake at Dulles
Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the South Lake at Dulles Property since 2020 and are as of December 31 of each year, respectively.
(2)	Current Occupancy is as of March 2, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Amazon	A1 / AA / AA-	269,873	100.0%	$40.67	$10,975,735	100.0%	4/30/2032(3)
Occupied Collateral Total / Wtd. Avg.		269,873	100.0%	$40.67	$10,975,735	100.0%
Vacant Space		0	0.0%
Collateral Total		269,873	100.0%

(1)	Based on the underwritten rent roll dated March 2, 2023.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are based on in-place rent of $10,298,352, straight lined over the loan term to $10,975,735.
(3)	Amazon has two, seven-year extension options remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028(4)	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	1	269,873	100.0	10,975,735	100.0		269,873	100.0%	$10,975,735	100.0%
2033	0	0	0.0	0	0.0		269,873	100.0%	$10,975,735	100.0%
2034 & Beyond	0	0	0.0	0	0.0		269,873	100.0%	$10,975,735	100.0%
Total	1	269,873	100.0%	$10,975,735	100.0%
(1)	Based on the underwritten rent roll dated March 2, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are based on in-place rent of $10,298,352, straight lined over the loan term to $10,975,735.
(4)	Amazon has the right to terminate the Designated Contraction Space effective April 30, 2028 with 15 months’ prior written notice and payment of a contraction fee equal to the sum of certain unamortized costs related to the Designated Contraction Space, including (i) leasing commissions, (ii) rent abatements (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032). In the event that AWS exercises its contraction option, the entire contraction fee (approximately $8.6 million) will be escrowed with the lender and utilized for the re-tenanting of the contraction space. In addition, upon notice of Amazon’s intent to exercise the contraction option, a Cash Management Period will be implemented.
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No. 13 – South Lake at Dulles

Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Straight Line Rent(2)	$10,975,735	$40.67	97.8%
Rent Steps	0	0.00	0.0
Gross Potential Rent	$10,975,735	$40.67	97.8%
Total Reimbursements	245,494	0.91	2.2
Net Rental Income	$11,221,229	$41.58	100.0%
(Vacancy/Credit Loss)	(337,534)	(1.25)	(3.0)
Other Income	29,893	0.11	0.3
Effective Gross Income	$10,913,588	$40.44	97.3%
Total Expenses	2,696,610	9.99	24.7
Net Operating Income	$8,216,978	$30.45	75.3%
Capital Expenditures	67,468	0.25	0.6
TI/LC	0	0.00	0.0
Net Cash Flow	$8,149,510	$30.20	74.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Straight Line Rent is straight lined over the loan term to $10,975,735.

The Market. The South Lake at Dulles Property is located in Herndon, Virginia, approximately 26 miles west of Downtown Washington, D.C. The South Lake at Dulles Property is located along the south side of the Dulles Toll Road and west side of Sunrise Valley Drive, in the Reston/Herndon submarket of Fairfax County, Virginia. Primary regional access to the area is provided via Interstate 66, U.S. Route 50, VA Route 28 and the Dulles Toll Road. Interstate 66 is the primary east-west interstate in the Northern Virginia region and extends from Washington, D.C. to the east to Interstate 81 to the west. U.S. Route 50 is a major east-west arterial through Northern Virginia, carrying traffic from Maryland, through Arlington and Fairfax counties, and into western Virginia. The immediate area surrounding the South Lake at Dulles Property consists of a mix of retail, office and large residential developments. Innovation Center Rail Station is located approximately 1.0-mile northeast of the South Lake at Dulles Property, which is part of phase II of construction that extends the Silver Line west towards Washington Dulles International Airport. The South Lake at Dulles Property is adjacent to the master planned mixed-use development, Dulles Station, which will contain approximately 380,000 square feet of Class A office space, over 1,000 residential units with another 800 under development, two hotels and approximately 50,000 square feet of retail and restaurant space. Other retail centers in the area include Reston Town Center, The Village Center at Dulles and Worldgate Center. According to a third-party report, the estimated 2022 population within a one-, three- and five-mile radius of the South Lake at Dulles Property was 12,441, 78,552 and 221,898, respectively. The 2022 average household income within the same radii was $129,654, $147,081 and $155,841, respectively.

According to the appraisal, the South Lake at Dulles Property is located within the Northern Virginia office market. As of the third quarter of 2022, the Northern Virginia office market reported inventory of approximately 134.5 million square feet with an overall vacancy rate of 20.0% and an average annual asking Class A rent of $36.92 per square foot. As of the third quarter of 2022, the Northern Virginia office market reported positive absorption of 55,357 square feet and 814,872 square feet of new construction.

According to the appraisal, the South Lake at Dulles Property is located within the Reston/Herndon office submarket. As of the fourth quarter of 2022, the Reston/Herndon office submarket reported office inventory of approximately 26.8 million square feet with an overall vacancy rate of 20.8% and an average annual asking Class A rent of $35.78 per square foot. As of the fourth quarter of 2022, the Reston/Herndon office submarket reported positive absorption of 12,873 square feet and 613,467 square feet of new construction.

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Annex A-3	BBCMS 2023-C20
No. 14 – Doubletree Downtown Chattanooga
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,500,000	Title:	Fee
Cut-off Date Principal Balance:	$19,500,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	2.4%	Net Rentable Area (Rooms):	186
Loan Purpose:	Acquisition	Location:	Chattanooga, TN
Borrowers(1):	Various	Year Built / Renovated:	1978 / 2007, 2022
Borrower Sponsors:	B. Scott Satterfield and Greg R. Helm	Occupancy / ADR / RevPAR:	76.1% / $153.59 / $116.82
Interest Rate:	7.03000%	Occupancy / ADR / RevPAR Date:	3/31/2023
Note Date:	5/12/2023	4th Most Recent NOI (As of):	NAV
Maturity Date:	6/1/2030	3rd Most Recent NOI (As of):	$1,999,333 (12/31/2021)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$3,394,451 (12/31/2022)
Original Term:	84 months	Most Recent NOI (As of):	$3,311,708 (TTM 3/31/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	76.1% / $153.59 / $116.82
Amortization Type:	Interest Only	UW Revenues:	$9,974,512
Call Protection:	L(25),D(55),O(4)	UW Expenses:	$6,551,808
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,422,704
Additional Debt:	No	UW NCF:	$3,023,724
Additional Debt Balance:	N/A	Appraised Value / Per Room(4):	$40,100,000 / $215,591
Additional Debt Type:	N/A	Appraisal Date(4):	2/23/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$104,839
Taxes:	$201,914	$40,383	N/A	Maturity Date Loan / Room:	$104,839
Insurance:	$110,408	$9,201	N/A	Cut-off Date LTV:	48.6%
FF&E Reserves(2):	$0	Springing	N/A	Maturity Date LTV:	48.6%
PIP Reserve(3):	$3,450,000	Springing	N/A	UW NCF DSCR:	2.18x
				UW NOI Debt Yield:	17.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,500,000	51.9%	Purchase Price	$33,600,000	89.5%
Sponsor Equity	18,044,767	48.1	Upfront Reserves	3,762,322	10.0
			Closing Costs	182,445	0.5
Total Sources	$37,544,767	100.0%	Total Uses	$37,544,767	100.0%
(1)	The borrowers of the Doubletree Downtown Chattanooga Mortgage Loan (as defined below) are CPZ Chattanooga, LLC, ALC Chattanooga, LLC, NCE Chattanooga, LLC and BHelm Chattanooga, LLC. The borrowers are tenants-in-common and are each a single purpose entity with one independent director.
(2)	Monthly FF&E reserves will be required from and after the earlier to occur of the following (i) the date of completion of the existing property improvement plan (the “PIP”) or (ii) the date by which the existing PIP is required to be completed by the franchisor pursuant to the franchise agreement. The borrowers will be required to deposit on each payment date an amount equal to the greater of (i) 1/12th of 4% of the annual gross revenues of the Doubletree Downtown Chattanooga Property (as defined below) for the previous 12-month period as determined on the anniversary of the origination date or (ii) the monthly amount required to be reserved pursuant to the franchise agreement.
(3)	In addition to an upfront PIP reserve, the seller of the Doubletree Downtown Chattanooga Property deposited $215,000 into a third party escrow account as required under the related purchase and sale agreement (the “PIP Technology Work Funds”). Within three business days following the borrowers receipt of the PIP Technology Work Funds, the borrowers are required to deposit such funds into the PIP Reserve for the existing PIP. If at any time after the origination of the Doubletree Downtown Chattanooga Mortgage Loan, the franchisor or any approved replacement flag requires a PIP to be instituted for the Doubletree Downtown Chattanooga Property in conjunction with the existing franchise agreement or any replacement franchise or license agreement, the borrowers are required to deposit with the lender within 30 days after receipt of the PIP (i) a completion guaranty in form reasonably satisfactory to the lender for completion of the PIP repairs and (ii) an amount equal to 115% of the estimated cost to satisfy all repairs and/or remediation by the franchisor or any successor franchisor or licensor pursuant to a PIP less any amounts then on deposit in the FF&E Reserves subaccount.
(4)	The Appraised Value / Per Room, Appraisal Date, Cut-off Date LTV and Maturity Date LTV are based on the “as complete” appraised value. The “as is” appraised value of $34,700,000 as of February 23, 2023 represents an “as is” per room value of $186,559, Cut-off Date LTV and Maturity Date LTV of 56.2% and 56.2% respectively.

The Loan. The Doubletree Downtown Chattanooga mortgage loan (the “Doubletree Downtown Chattanooga Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $19,500,000 and is secured by the borrowers’ fee

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Annex A-3	BBCMS 2023-C20
No. 14 – Doubletree Downtown Chattanooga

interest in a 186-room, full-service hotel located in Chattanooga, Tennessee (the “Doubletree Downtown Chattanooga Property”). The Doubletree Downtown Chattanooga Mortgage Loan has a seven-year term and is interest-only for the entire term.

The Property. The Doubletree Downtown Chattanooga Property is a 13-story, full service hotel located in downtown Chattanooga, Tennessee. Constructed in 1978 and most recently renovated in 2022, the Doubletree Downtown Chattanooga is situated on a 2.34-acre site. The first floor consists of public spaces including the guest registration and lobby, meeting rooms, gift shop, fitness center, business center and sales and administrative offices. The second floor houses additional meeting spaces, ballrooms, full-service banquet facilities, boardrooms, a computer area and a sitting area with a fireplace. The Eleven Restaurant, a casual two-meal restaurant, and the H2O Bar are also located on the second floor. Amenities at the Doubletree Downtown Chattanooga Property include 11,368 square feet of meeting and event space, an outdoor swimming pool, complimentary wi-fi, concierge service, and EV charging stations. During 2022 and 2023, the seller completed capital expenditures totaling approximately $1.89 million ($10,135 per room) for renovations to the guest rooms, public spaces, restaurant and the exterior of the Doubletree Downtown Chattanooga Property. At loan origination, the borrowers reserved $3.45 million ($18,548 per room) for the existing PIP to renovate and upgrade the lobby area, gift shop, public restrooms, lounge area, fitness center, swimming pool area, guest rooms and exterior façade.

The Doubletree Downtown Chattanooga Property is subject to a 15-year franchise agreement with Hilton Franchise Holding LLC that is scheduled to expire on May 31, 2038.

The Market. The Doubletree Downtown Chattanooga Property is located in downtown Chattanooga, Tennessee. The Doubletree Downtown Chattanooga Property is approximately four-blocks south of the Riverfront District. The Riverfront District includes tourist attractions such as The Tennessee Aquarium, IMAX 3-D Theatre, Children’s Discovery Museum, Carmike 12 Theater Complex and over 30 restaurants and souvenir shops. According to the appraisal, the Tennessee Aquarium is a prominent tourist attraction in downtown Chattanooga. Additionally, the Riverfront District hosts the Riverbend Festival and The Head of the Hooch Regatta. Approximately 0.6 miles southwest of the Doubletree Downtown Chattanooga Property is the site of a $3.5 billion mixed-use development known as The Bend. The Bend is situated on approximately 120 acres of land along the riverfront in Downtown Chattanooga. Construction began in 2021 and is expected to be completed by 2031. Developed by Urban Story Ventures, The Bend includes a mix of commercial, residential, hotel, dining, entertainment and recreational uses. This development mix emphasizes health and wellness through open greenspace, parks and enhanced Riverwalk.

The appraisal selected competitive properties based on discussions with management and ownership as well as knowledge of the local market. The competitors used in the generation of the competitor set are generally similar to what was reported by management of the Doubletree Downtown Chattanooga Property. Among the properties in the competitive set, the Doubletree Downtown Chattanooga Property demonstrated penetration factors of 117.4%, 93.2% and 109.5% for occupancy, ADR and RevPAR, respectively, in 2022. According to the appraisal, there were no proposed hotels or properties under development that would be directly competitive with the Doubletree Downtown Chattanooga Property.

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No. 14 – Doubletree Downtown Chattanooga
Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Doubletree Downtown Chattanooga			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	32.5%	$129.42	$42.07	41.7%	$117.74	$49.11	128.3%	91.0%	116.7%
2022	53.6%	$161.77	$86.73	62.9%	$150.85	$94.94	117.4%	93.2%	109.5%
TTM(4)	64.4%	$165.32	$106.45	72.6%	$154.32	$112.03	112.7%	93.3%	105.2%
(1)	Data provided by a third party market research report.
(2)	The variances between underwriting, the appraisal and third party market research provider date with respect to Occupancy, ADR and RevPAR at the Doubletree Downtown Chattanooga Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Chattanooga Marriott Downtown, The Read House Hotel Historic Inn & Suites, Courtyard Chattanooga Downtown, The Chattanoogan Hotel, Curio Collection by Hilton and Hilton Garden Inn Chattanooga Downtown.
(4)	TTM represents the trailing 12-month period ending March 31, 2023.

Operating History and Underwritten Net Cash Flow
	2021	2022(1)	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	55.9%	74.2%	76.1%	76.1%
ADR	$147.39	$152.74	$153.59	$153.59
RevPAR	$82.45	$114.93	$116.82	$116.82
Room Revenue	$5,597,693	$7,689,104	$7,597,776	$7,930,826	$42,639	79.5%
Food & Beverage Revenue	736,722	1,348,145	1,395,923	1,457,114	7,834	14.6
Other Departmental Revenue(5	504,603	592,310	568,501	586,572	3,154	5.9
Total Revenue	$6,839,018	$9,629,559	$9,562,200	$9,974,512	$53,626	100.0%
Room Expense	$1,133,677	$1,384,781	$1,370,930	$1,431,025	$7,694	18.0%
Food & Beverage Expense	625,282	1,070,248	1,110,079	1,158,740	6,230	79.5
Other Departmental Expense	200,381	52,031	38,912	40,618	218	6.9
Departmental Expenses	$1,959,340	$2,507,060	$2,519,921	$2,630,383	$14,142	26.4%
Departmental Profit	$4,879,678	$7,122,499	$7,042,279	$7,344,129	$39,485	73.6%
Operating Expenses	$2,111,689	$2,918,389	$2,903,917	$3,027,188	$16,275	30.3%
Gross Operating Profit	$2,767,989	$4,204,110	$4,138,362	$4,316,941	$23,209	43.3%
Management Fees	$203,234	$288,410	$286,026	$299,235	$1,609	3.0%
Property Taxes	486,760	458,967	486,634	484,594	2,605	4.9
Property Insurance	78,662	62,282	53,994	110,408	594	1.1
Total Other Expenses	$768,656	$809,659	$826,654	$894,237	$4,808	9.0%
Net Operating Income	$1,999,333	$3,394,451	$3,311,708	$3,422,704	$18,402	34.3%
FF&E	0	0	0	398,980	2,145	4.0
Net Cash Flow	$1,999,333	$3,394,451	$3,311,708	$3,023,724	$16,257	30.3%
(1)	Occupancy was adjusted to reflect 986 available room nights that were offline in December 2022 due to renovations.
(2)	TTM column reflects the trailing 12 months ending March 31, 2023. Occupancy was adjusted to reflect 2,851 available room nights that were offline from December 2022 to March 2023 due to renovations.
(3)	Per Room values are based on 186 rooms.
(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(5)	Other Departmental Revenue includes parking revenue, T-Mobile cell tower rent and other miscellaneous income.

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No. 15 – Rhino Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$19,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,500,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.4%	Net Rentable Area (SF):	188,502
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Rhino Holdings Arden, LLC and Rhino Holdings Pueblo, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Sanjiv Chopra	Occupancy:	88.4%
Interest Rate:	6.72000%	Occupancy Date:	4/17/2023
Note Date:	4/19/2023	4th Most Recent NOI (As of):	$1,429,818 (12/31/2019)
Maturity Date:	5/6/2033	3rd Most Recent NOI (As of):	$1,411,410 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$1,565,193 (Various)
Original Term:	120 months	Most Recent NOI (As of):	$1,560,958 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	88.3%
Amortization Type:	Interest Only	UW Revenues:	$2,926,512
Call Protection:	L(25),YM1(88),O(7)	UW Expenses:	$775,013
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$2,151,498
Additional Debt:	No	UW NCF:	$1,999,481
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$33,300,000 / $177
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$47,791	$23,895	N/A	Maturity Date Loan / SF:	$103
Insurance(5):	$0	Springing	N/A	Cut-off Date LTV(4):	58.6%
Replacement Reserves:	$0	$2,356	N/A	Maturity Date LTV(4):	58.6%
TI/LC Reserve:	$0	$15,709	$377,006	UW NCF DSCR:	1.50x
Holdback Reserves(1):	$1,500,000	N/A	N/A	UW NOI Debt Yield:	11.0%
Upfront TI/LC Reserve:	$606,818	N/A	N/A
Free Rent Reserve:	$100,273	N/A	N/A
Static Insurance Reserve:	$32,253	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,500,000	100.0%	Loan Payoff	$16,450,650	84.4%
			Reserves	2,307,184	11.8
			Closing Costs	675,994	3.5
			Return of Equity	66,171	0.3
Total Sources	$19,500,000	100.0%	Total Uses	$19,500,000	100.0%
(1)	The Rhino Retail Portfolio Mortgage Loan (as defined below) is structured with a DutchBros holdback (“DutchBros Holdback Reserve”), with an upfront payment of $900,000, and an American Freight holdback (“American Freight Holdback Reserve”), with an upfront payment of $600,000. The DutchBros Holdback Reserve will be distributed to the borrowers upon, among other terms as described in the mortgage loan documents, (i) no event of default, (ii) the DutchBros lease is in full force and effect, the rent commencement date has occurred and Dutchbros has taken possession of the space and provided an estoppel, (iii) borrowers have provided written confirmation from DutchBros that all conditions of the lease have been met and the borrowers have paid all sums due in connection with DutchBros taking occupancy, and (iv) the debt yield is equal to or greater than 11.1%. The American Freight Holdback Reserve will be distributed to the borrowers upon, among other terms described in the mortgage loan documents, (i) no event of default, (ii) the leasing of all of the American Freight space to either (a) American Freight pursuant to a lease entered into in accordance with the terms and conditions of the mortgage loan documents, which shall be consistent with the letter of intent, and will not require an annual gross rent of more than $200,000 in the aggregate, or (b) an acceptable replacement tenant or tenants (not to exceed two total tenants) pursuant to a lease of at least five years, (iii) American Freight or such acceptable replacement tenant is in actual possession of the American Freight space, (iv) borrowers have performed and paid all tenant improvements relating to the American Freight lease or applicable replacement lease, (v) American Freight or the acceptable replacement tenant or tenants is paying full, unbated rent, (vi) delivery of an estoppel from American Freight or each applicable replacement tenant, (vii) the debt yield is equal to or greater than 11.1% and (viii) the borrowers have delivered to the lender evidence that Big Lots (as defined below) has provided consent to the lease. After two years from the origination date, in both cases, if such holdback reserve has not been disbursed to the borrowers, the lender is permitted to use the proceeds to pay down the debt and any associated yield maintenance charge will be at borrowers’ expense.
(2)	2nd Most Recent NOI was provided as of June 30, 2021 at the Rhino Retail Portfolio – Arden Square Shopping Center Property (as defined below), while 2nd Most Recent NOI was provided as of December 31, 2021 at the Rhino Retail Portfolio – University Park Plaza Property (as defined below).
(3)	Refer to the Operating History and Underwritten Net Cash Flow table below regarding the increase from Most Recent NOI to Underwritten NOI.
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Annex A-3	BBCMS 2023-C20
No. 15 – Rhino Retail Portfolio
(4)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are based on the “as stabilized” appraised value of $33,300,000. Appraised Value Per square foot, Cut-off Date LTV and Maturity Date LTV, based on the aggregate portfolio “as is” appraised value of $31,200,000 as of March 7, 2023 are $166, 62.5% and 62.5%, respectively.
(5)	The borrowers will be required to pay monthly insurance premiums of 1/12th of the insurance premiums the lender estimates will be payable during the next 12 months upon failure to maintain a blanket policy.

The Loan. The Rhino Retail Portfolio mortgage loan (the “Rhino Retail Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $19,500,000 and is secured by the borrowers’ fee interests in two retail properties totaling 188,502 square feet (individually, the “Rhino Retail Portfolio – Arden Square Shopping Center Property” and the “Rhino Retail Portfolio – University Park Plaza Property” and, collectively, the “Rhino Retail Portfolio Properties”). The Rhino Retail Portfolio Mortgage Loan accrues interest at a rate of 6.72000% per annum. The Rhino Retail Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Properties. The Rhino Retail Portfolio Properties are comprised of two anchored retail properties totaling 188,502 square feet located in Sacramento, California and Pueblo, Colorado. The Rhino Retail Portfolio Properties are each leased to a variety of retail tenants.

The Rhino Retail Portfolio – Arden Square Shopping Center Property consists of four, one-story buildings situated on an approximately 7.420-acre parcel. The Rhino Retail Portfolio – Arden Square Shopping Center Property consists of 100,162 square feet and is 97.2% occupied as of April 17, 2023. The original building, which is where the property’s anchors, JoAnn’s and OfficeMax are located, were built in the first phase of construction in 1954. The second phase of construction of the most recent three buildings were completed in the mid-1990s. The Rhino Retail Portfolio – Arden Square Shopping Center Property was most recently renovated in 2022 after being acquired by the borrower sponsor. There are 14 unique tenants at the Rhino Retail Portfolio – Arden Square Shopping Center Property with a weighted average lease term remaining, based on underwritten base rent, of 5.9 years. The property offers 409 parking spaces, which equates to approximately 4.08 spaces per 1,000 square feet. Additionally, DutchBros, has an executed lease for a ground rent pad with an annual base rent amount of $88,500 (not included in Underwritten Base Rent) and is expected to open for business in the fourth quarter of 2023.

The Rhino Retail Portfolio – University Park Plaza Property consists of one, single-story building situated on an approximately 7.857-acre parcel and consisting of 88,340 square feet. The Rhino Retail Portfolio – University Plaza Property was built in 1985 and renovated in 2020. The property consists of three unique tenants, with a weighted average remaining lease term of 6.0 years based on underwritten base rent. The Rhino Retail Portfolio – University Park Plaza Property is 78.4% occupied as of April 17, 2023.

The following table presents detailed information with respect to each of the Rhino Retail Portfolio Properties:

Portfolio Summary
Property Name	Property Type / Subtype	Year Built / Renovated	Net Rentable Area (SF)	Allocated Loan Cut-off Date Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NCF	% of UW NCF
Rhino Retail Portfolio -Arden Square Shopping Center	Retail / Anchored	1954 / 2022	100,162	$13,900,000	71.3%	$23,500,000	70.6%	$1,494,377	74.7%
Rhino Retail Portfolio -University Park Plaza	Retail / Anchored	1985 / 2020	88,340	5,600,000	28.7	9,800,000	29.4	505,104	25.3
Total			188,502	$19,500,000	100.0%	$33,300,000	100.0%	$1,999,481	100.0%
(1)	Appraised Value is based on the “as stabilized” appraised value for each of the Rhino Retail Portfolio Properties. The aggregate “as is” appraised value of the Rhino Retail Portfolio properties is $31,200,000.

Major Tenants.

Big Lots (31,530 square feet; 16.7% of NRA; 9.1% of underwritten base rent): Big Lots operates retail stores throughout the United States, specifically discount retailing. This includes furniture, soft home, food, consumables, electronics, toys and accessories. Big Lots, a Fortune 500 company, was founded in 1967 and is headquartered in Columbus, Ohio. Big Lots operates more than 1,400 stores in 47 different states and has more than 22 million active members in its rewards program. Big Lots has reported revenue over $5 billion each year since 2010 and has expansion plans of 500 net store openings. Big Lots has been a tenant at the Rhino Retail Portfolio – University Park Plaza Property since 1999 and has a lease expiration date of January 31, 2027 with no renewals or termination options.

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No. 15 – Rhino Retail Portfolio

OfficeMax (24,000 square feet; 12.7% of NRA; 8.5% of underwritten base rent): OfficeMax provides office supplies, technology products and solutions, and office furniture to large, medium, and small businesses, government offices and consumers. OfficeMax was founded in 1913 and is headquartered in Naperville, Illinois. In 2013, Office Depot, Inc. and OfficeMax completed a merger. The joint entity, under the name of the ODP Corporation, reported 2022 revenue of $8.5 billion and $2.1 billion in the fourth quarter of 2022, which was a 3% increase year over year. OfficeMax has been a tenant at the Rhino Retail Portfolio – Arden Square Shopping Center Property since 1994 and has a lease expiration date of September 30, 2027. OfficeMax has two, five-year renewal options and no termination options in its lease.

Rexel (21,180 square feet; 11.2% of NRA; 9.4% of underwritten base rent): Rexel engages in the distribution of electrical products. More specifically, Rexel offers products in several different segments such as electrical installation equipment, lighting, security, communication and climate control. In recent years Rexel has built out its capacity in datacom and telecom solutions and renewable energy. In 2022, Rexel developed the Carbon Tracker, a solution that provides customers with a detailed analysis of the products’ carbon footprint throughout their life cycle. The Carbon Tracker has received several environmental, social and corporate governance (ESG) awards for its innovative nature. Rexel, which now has over 26,000 employees worldwide, was founded in 1967 and headquartered in Paris, France. Rexel has the largest electrical and HVAC supply inventory in France. Additionally, Rexel has expanded its footprint in the United States through the purchase of Mayer, a distributor of electrical products and services in the eastern part of the United States. Prior to its acquisition, Mayer had 1,200 employees and $1.2 billion in sales over the last 12 months through August 2021. Rexel reported revenue of approximately $20.2 billion in 2022, which was a 14.1% increase year over year. Rexel has been at the Rhino Retail Portfolio - University Park Plaza Property since 2018 and is under a lease that expires on December 31, 2028. Rexel has one, five-year renewal option remaining and no termination options.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)(2)	Current(2)(3)
92.9%	83.4%	80.1%	88.4%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	The increase in occupancy is primarily driven by four new leases being executed in 2023 totaling 10,482 square feet (5.6% of NRA).
(3)	Current Occupancy is based on the underwritten rent roll as of April 17, 2023.

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No. 15 – Rhino Retail Portfolio
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Big Lots	NR/NR/NR	31,530	16.7%	$6.50	$204,945	9.1%	01/31/2027
OfficeMax	NR/NR/NR	24,000	12.7	$8.00	$192,000	8.5	09/30/2027
Rexel	Ba1/BB+/NR	21,180	11.2	$10.00	$211,800	9.4	12/31/2028
JoAnn Stores	NR/NR/NR	19,500	10.3	$16.00	$312,000	13.9	01/31/2030
Harbor Freight Tools	NR/NR/NR	16,580	8.8	$11.16	$185,000	8.2	11/30/2032
Beverages & More!	NR/NR/NR	16,000	8.5	$19.10	$305,604	13.6	01/31/2032
Kaiser Foundation Hospitals	NR/NR/NR	15,087	8.0	$22.72	$342,706	15.2	Various(4)
Largest Tenants		143,877	76.3%	$12.19	$1,754,055	78.0%
Remaining Occupied		22,721	12.1%	$21.82	$495,870	22.0%
Total Occupied		166,598	88.4%	$13.51	$2,249,925	100.0%
Vacant Space		21,904	11.6%
Collateral Total		188,502	100.0%

(1)	Based on the underwritten rent roll dated April 17, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $10,594 through May 2024.
(4)	8,608 square feet of Kaiser Foundation Hospitals’ space expires on June 30, 2025 while the other 6,479 square feet of space expires on July 31, 2029.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	21,904	11.6%	NAP	NA	P	21,904	11.6%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		21,904	11.6%	$0	0.0%
2024	0	0	0.0	0	0.0		21,904	11.6%	$0	0.0%
2025	1	8,608	4.6	191,098	8.5		30,512	16.2%	$191,098	8.5%
2026	2	2,672	1.4	69,562	3.1		33,184	17.6%	$260,660	11.6%
2027	5	60,880	32.3	527,477	23.4		94,064	49.9%	$788,136	35.0%
2028	5	27,597	14.6	358,501	15.9		121,661	64.5%	$1,146,637	51.0%
2029	1	6,479	3.4	151,609	6.7		128,140	68.0%	$1,298,245	57.7%
2030	1	19,500	10.3	312,000	13.9		147,640	78.3%	$1,610,245	71.6%
2031	0	0	0.0	0	0.0		147,640	78.3%	$1,610,245	71.6%
2032	2	32,580	17.3	490,604	21.8		180,220	95.6%	$2,100,849	93.4%
2033	1	8,282	4.4	149,076	6.6		188,502	100.0%	$2,249,925	100.0%
2034 & Beyond	0	0	0.0	0	0.0		188,502	100.0%	$2,249,925	100.0%
Total	18	188,502	100.0%	$2,249,925	100.00%
(1)	Based on the underwritten rent roll dated April 17, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $10,594 through May 2024.

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No. 15 – Rhino Retail Portfolio
		Operating History and Underwritten Net Cash Flow
	2020	2021	2022	Underwritten(1)	Per Square Foot	%(2)
Base Rent(3)	$1,654,283	$1,760,828	$1,643,717	$2,249,925	$11.94	69.8%
Vacancy Gross Up	0	0	0	278,046	$1.48	8.6
Gross Potential Rent	$1,654,283	$1,760,828	$1,643,717	$2,527,971	$13.41	78.5%
Other Income	0	0	0	8,700	$0.05	0.3
Total Reimbursements	471,627	497,632	580,778	685,224	$3.64	21.3
Net Rental Income	$2,125,910	$2,258,460	$2,224,495	$3,221,896	$17.09	100.0%
(Vacancy/Credit Loss)	0	0	-6,964	295,384	$1.57	9.2
Effective Gross Income	$2,125,910	$2,258,460	$2,231,460	$2,926,512	$15.53	90.8%
Total Expenses	714,500	693,268	670,501	775,013	$4.11	26.5
Net Operating Income	$1,411,410	$1,565,193	$1,560,958	$2,151,498	$11.41	73.5%
Capital Expenditures	0	0	0	28,275	$0.15	1.0
TI/LC	0	0	0	123,742	$0.66	4.2
Net Cash Flow	$1,411,410	$1,565,193	$1,560,958	$1,999,481	$10.61	68.3%
(1)	Based on the underwritten rent roll dated April 17, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2022 Base Rent to Underwritten Base Rent is primarily driven by four newly executed leases in 2023 totaling 10,482 square feet (5.6% of NRA) and $189,366 in Base Rent. Additionally, the fifth largest tenant, Harbor Freight, had a rent commencement date of November 2022 and thus only two months of rent ($185,000 annually) was reflected in 2022. Lastly, Underwritten Base Rent includes rent steps totaling $10,594 through May 2024.

The Markets. The Rhino Retail Portfolio – Arden Square Shopping Center Property is located in Sacramento, California. The Rhino Retail Portfolio – Arden Square Shopping Center Property is located along Arden Way, which is a main corridor in eastern Sacramento County. The Rhino Retail Portfolio – Arden Square Shopping Center Property is located within the Arden-Watt-Howe submarket of the Sacramento retail market. There is a significant concentration of older and renovated retail centers throughout the Arden-Watt-Howe submarket. The submarket has performed at a stabilized level over the past few years as there has been limited new construction due to existing density. The submarket is well positioned near affluent areas such as Sierra Oaks and Arden Parks. As of the end of 2022, in the Sacramento market there was 117,886,834 square feet of inventory, a 5.5% vacancy rate, and average triple net market rent per square foot of $17.54. Average triple net rent square foot in the Arden-Watt-Howe submarket was slightly lower at $15.75. Vacancy in the Sacramento retail market has trended downwards in recent years from 6.5% in the fourth quarter of 2020 to 5.5% in the fourth quarter of 2022. As of 2022, total population within a one-, three-, and five-mile radius of the property was 21,688, 149,456 and 370,812. As of 2022, average median income within a one-, three-, and five-mile radius was $89,385, $103,334, and $99,594 respectively.

The Rhino Retail Portfolio – University Park Plaza Property is located in Pueblo, Colorado. The surrounding area is viewed as suburban with many single family homes and low-rise commercial uses along major roads. The area is accessible via I-25, which crosses Pueblo north to south and is the primary north-south route across Colorado. The Pueblo City Transit System operates a bus network throughout the city. The Colorado Springs Airport is approximately 40 miles north of the Rhino Retail Portfolio – University Park Plaza Property. The Rhino Retail Portfolio – University Park Plaza Property is located in the northwest part of the Pueblo market in the University neighborhood. The 2022 population within a one-, three-, and five-mile radius was 7,793, 51,719, and 78,416 respectively. Asking rent per square foot in the market has increased from $9.59 in the first quarter of 2020 to $11.92 in the fourth quarter of 2022. As of the fourth quarter of 2022, inventory in the Pueblo market was 11,743,063 square feet and the market had a 6.7% vacancy rate.

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

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Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: Daniel Vinson		daniel.vinson@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Master Servicer	KeyBank National Association
	www.key.com/key2cre	(913) 317-4372	Surveillance_Inquiries@KeyBank.com
11501 Outlook Street, Suite 300 | Overland Park, KS 66211 | United States
Special Servicer	LNR Partners, LLC
	LNR CMBS Notices	(305) 695-5600	lnr.cmbs.notices@lnrproperty.com
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: BMO 2022-C3 - Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Directing Certificateholder	LD III Sub XII, LLC
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-22	0	0	0	0	0	0
Dec-22	0	0	0	0	0	0
Nov-22	0	0	0	0	0	0
Oct-22	0	0	0	0	0	0
Sep-22	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Modified Loan Detail

		Pre-Modification		Post-Modification			Modification	Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	08/17/23	BBCMS Mortgage Trust 2023-C20
Determination Date:	08/11/23
Record Date:	07/31/23	Commercial Mortgage Pass-Through Certificates Series 2023-C20

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2023 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2023-C20, Commercial Mortgage Pass-Through Certificates Series 2023-C20
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: LNR Partners, LLC
Directing Certificateholder: LD III Sub XII, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

________________________

________________________

________________________

________________________

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

________________________

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the

C-2

applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

D-1-1

whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the

D-1-2

related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

D-1-3

9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial

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condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided

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by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional

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insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for

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purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedures 2020-26 (as extended by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the

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use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of

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collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid

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principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal

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amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)                     The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)                     The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)                     The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)                     The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

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(e)                     Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)                         The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)                     The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)                     A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)                         The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)                         Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)                     In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)                         Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the

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origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged

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Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

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For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	Bank of Montreal	Bank of America, National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	LMF Commercial, LLC	UBS AG, New York Branch
N/A	N/A	North Run Business Park (Loan No. 8)	N/A	North Run Business Park (Loan No. 8)	N/A	N/A	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	Bank of Montreal	Bank of America, National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	LMF Commercial, LLC	UBS AG, New York Branch
Rhino Retail Portfolio (Loan No. 15)	N/A	N/A	6330 West Loop South (Loan No. 18)	N/A	N/A	N/A	Phoenix Huntsville II (Loan No. 3)
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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	Bank of Montreal	Bank of America, National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation	LMF Commercial, LLC	UBS AG, New York Branch
Fashion Valley Mall (Loan No. 1) Gloucester Premium Outlets (Loan No. 11)	N/A	Fashion Valley Mall (Loan No. 1) Great Lakes Crossing Outlets (Loan No. 7)	Fashion Valley Mall (Loan No. 1)	N/A	Gloucester Premium Outlets (Loan No. 11)	N/A	N/A

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Fashion Valley Mall (Loan No. 1)

The related Mortgaged Property is encumbered by an existing property assessed clean energy loan (the “Known PACE Loan”) in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the related Mortgagor. As of the related Mortgage loan origination date, the amount outstanding on the Known PACE Loan including all interest and administrative expenses was $866,043.38.

Also, the related Mortgage Loan agreement permits the related Mortgagor to enter into a property assessed clean energy loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.

The related Mortgage Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property.

The lien resulting from any unpaid and delinquent property assessed clean energy loan payments would have property tax lien status.

(6) Lien; Valid Assignment	Healthcare Trust MOB Portfolio (Loan No. 4)

Pursuant to a declaration of covenants, conditions and restrictions (the “Declaration”) to the benefit of a regional hospital (the “Declarant”), the related borrower is required to maintain a ratio of one physician per 2,500 square feet of improvements constructed at the Rockwall Medical Plaza- Rockwall, TX Mortgaged Property (which physician is required to satisfy certain conditions set forth in the Declaration) (the “Physician Ratio”). If the borrower fails to meet or exceed the Physician Ratio, and such default continues for a period of 180 days after written notice of default is given by the Declarant to the borrower, the Declarant has the option to purchase the Mortgaged Property for a price equal to 100% of the then fair market value of the Mortgaged Property (including the improvements located thereon). Notwithstanding anything to the contrary in the foregoing, pursuant to an estoppel certificate obtained by the lender in connection with the origination of the Mortgage Loan, the Declarant has waived its right to purchase the Mortgaged Property for so long as the lien of the Mortgage Loan encumbers the related borrower’s interest in the Mortgaged Property.

In addition, the following tenants have a right of first offer (“ROFO”) and/or right of first refusal (“ROFR”) in the event of a proposed transfer of the related Mortgaged Property: (i) Pinnacle Health Hospitals with respect to each of the UMPC - Fisher Road - Mechanicsburg, PA Mortgaged Property, the UMPC - Sir Thomas Court - Harrisburg, PA Mortgaged Property and the UMPC - Chambers Hill - Harrisburg, PA Mortgaged Property and (ii) Prisma Health-Upstate with respect to each of the Eastside Cancer Institute - Greenville, SC Mortgaged Property and the Greenville Health System - Greenville, SC Mortgaged Property. In each instance, the related ROFO and/or ROFR, as applicable, does not apply to a transfer of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure.

In addition, (i) HCA Health Services of Florida, Inc., the grantor under a special warranty deed, has a ROFR to purchase the DaVita Dialysis

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

– Hudson, FL Mortgaged Property in connection with a sale of the Mortgaged Property and (ii) GMR Belpre, LLC, an adjacent property owner, has a ROFO to purchase the Belpre V Cancer Center - Belpre, OH Mortgaged Property. The ROFO described in the immediately preceding clause (ii) (but not the ROFR described in the immediately preceding clause (i)) has been waived in connection with a foreclosure or deed-in-lieu of foreclosure.

(6) Lien; Valid Assignment	Oxmoor Center (Loan No. 12)	The related Mortgaged Property is subject to an Easement, Restriction and Operating Agreement (the “Agreement”) that requires any transferee in connection with a transfer of title to the Mortgaged Property to either (i) be an experienced operator of shopping centers (or to cause the Mortgaged Property to be operated by an experienced operated) with substantial assets so as to meet the obligations of the Agreement or (ii) to have been approved in writing by the largest tenant at the Mortgaged Property, Macy’s (or its successor).
(6) Lien; Valid Assignment	ExchangeRight In-Line Retail Portfolio #3 (Loan No. 24)	The following non-collateral shadow anchor tenants have a ROFR in the event of a proposed transfer of the related Mortgaged Property: (i) Giant of Maryland LLC with respect to the Marlboro Crossing Mortgaged Property and (ii) The Tamarkin Company with respect to the Walnut Creek Mortgaged Property. In each instance, the related ROFR does not apply to a transfer of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Fashion Valley Mall (Loan No. 1)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Healthcare Trust MOB Portfolio (Loan No. 4)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	ExchangeRight In-Line Retail Portfolio #3 (Loan No. 24)	See exception to Representation and Warranty No. 6, above.
(8) Junior Liens	Fashion Valley Mall (Loan No. 1)	See exception to Representation and Warranty No. 6, above.
(8) Junior Liens	Gloucester Premium Outlets (Loan No. 11)	The Mortgage Loan documents permit the Mortgagor to enter into any “Property-Assessed Clean Energy” (PACE) loan or any other indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy resources, resource conservation or any combination of the foregoing and is repaid through multi-year assessments against the Mortgaged Property, in an amount not to exceed $5,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).
(17) Insurance	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.
D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
(17) Insurance	Fashion Valley Mall (Loan No. 1)	With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody's, to the extent Moody's rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers and (2) the related insurance companies have a rating of A:IX or better in the current A.M. Best insurance reports.
(17) Insurance	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Mortgage Loan documents.
(17) Insurance	One & Two Commerce Square (Loan No. 5)	The related Mortgage Loan documents permit a property insurance deductible of up to $200,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the related Mortgaged Property per occurrence.
(17) Insurance	One & Two Commerce Square (Loan No. 5)	The related Mortgage Loan documents permit a commercial general liability insurance deductible of $734,870.00 per occurrence and in the aggregate as long as (1) the deductible amount is aggregated annually, (2) the aggregate amount of the deductible remains prefunded at all times during the term of the related Mortgage Loan documents, and (3) the related Mortgagor is required to submit evidence satisfactory to the Mortgagee and the applicable rating agencies of such prefunded arrangement upon the request of the Mortgagee or any applicable rating agency.
(17) Insurance	One & Two Commerce Square (Loan No. 5)	With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by

D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
S&P, “A2” or better by Moody's to the extent Moody's rates the Certificates and rates the applicable insurance company with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a claims paying ability rating of (x) “A” or better by S&P and “A2” or better by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company, with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company and (y) at least “A:VIII” by AM Best.
(17) Insurance	One & Two Commerce Square (Loan No. 5)	The related Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the related Mortgaged Loan agreement and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the related Mortgaged Loan agreement (and any such insurance policy, a “Non-Conforming Policy”); provided that, prior to obtaining any such Non-Conforming Policy (or permitting a Non-Conforming Policy to be obtained), the related Mortgagor is required to have (1) received the related Mortgagee’s prior written consent thereto and (2) confirmed such Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	Gloucester Premium Outlets (Loan No. 11)	The insurance coverage required by the Mortgage Loan documents is required to be issued by insurance companies having a claims paying ability or financial strength (1) a claims paying ability rating of “A-” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable carriers (provided, however for multi-layered policies, (A) if four (4) or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P “A2” or better by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “BBB” by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “BBB” by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, and (2) a rating of A:X or better by A.M. Best.
(17) Insurance	Gloucester Premium Outlets (Loan No. 11)	The Mortgage Loan documents provide that from and after a property loss, the Mortgagee has the right to hold and disburse net insurance proceeds where the net insurance proceeds or the cost of completing the restoration is greater than (i) 5% of the then-outstanding principal amount of the Whole Loan so long as Simon Property Group, L.P. or Simon Inc. owns at least 50% of the direct or indirect interests in the Mortgagor and controls Mortgagor, or (ii) 2.5% of the then-outstanding principal amount of the Whole Loan in the event Simon Property Group, L.P. or Simon Inc. does not own at least 50% of the direct or indirect interests in the Mortgagor and control Mortgagor.
D-2-4

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Gloucester Premium Outlets (Loan No. 11)

The Mortgage Loan documents permit a deductible up to $500,000 for the “all risk” or “special perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the Mortgagor is permitted to utilize a retention amount, up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible, in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains prefunded at all times during the term of the Mortgage Loan, and (3) the Mortgagor has submitted evidence satisfactory to the lender and the rating agencies of such prefunded arrangement at the request of the lender or rating agency.

The Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(18) Access; Utilities; Separate Tax Parcels	ExchangeRight In-Line Retail Portfolio #3 (Loan No. 24)	Each of the related Mortgaged Properties is comprised of the borrower’s leasehold interest in a tax parcel that includes property which is not part of the related Mortgaged Property (or subject to the related ground lease). Under each of the related ground leases, the related ground lessor is obligated to pay taxes (and the borrower is obligated to reimburse the ground lessor for the portion of such taxes attributable to each of the related Mortgaged Properties).
(25) Local Law Compliance	Healthcare Trust MOB Portfolio (Loan No. 4)

Certain building code, fire code and/or zoning code violations are open at each of the St Peters - Albany, NY - 5 Palisades Mortgaged Property, St. Peter’s – Albany, NY – 4 Palisades Mortgaged Property, the Kingwood Executive Center - Kingwood, TX Mortgaged Property, the Bone and Joint Specialists - Merrillville, IN Mortgaged Property and the DaVita Bay Breeze Dialysis Center - Largo, FL Mortgaged Property, including, among other things, in connection with missing certificates of occupancy with respect to the tenants Mimi’s Kitchen and Andrew G. Hune, DPM at the St Peters - Albany, NY - 4 Palisades Mortgaged Property (collectively, the “Violations”). The Mortgage Loan documents require the Mortgagor to (i) cure all of the Violations and (ii) deliver to the lender updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the Mortgagor has taken all commercially reasonable actions within its control to cure the Violations and deliver to the lender updated zoning reports, the borrower’s failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default.

The Beaumont Medical Center – Warren, MI Mortgaged Property is legal non-conforming as to use as medical office on the upper levels of the related improvements is no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged to the extent of 60% or less of its valuation by fire, explosion, act of God or any act of the public enemy, such structure may be restored to its prior non-conforming use.

The Pioneer Spine Sports - Springfield Mortgaged Property is legal non-conforming as to use as medical office uses require special permit review by the related City Council under the current zoning code and the Mortgaged Property has not undergone such review. If a structure containing a legal non-conforming use has been partially damaged by fire, explosion, flood, riot, or other phenomenon, or legally condemned, such structure may be restored to its prior non-conforming use and continued as-of-right, provided, however, the estimated cost of such restoration does not exceed ½ of the fair value

D-2-5

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

of the structure, based on the replacement cost immediately prior to such damage.

The UMPC - Chambers Hill - Harrisburg, PA Mortgaged Property is legal non-conforming as to use as medical office uses are prohibited under the current zoning code. If a structure containing a legal non-conforming use has been damaged or destroyed, such structure may only be restored to its prior legal non-conforming use if (i) the application for a building permit is submitted within 18 months after the date of damage or destruction, (ii) work begins in earnest within six months afterwards and continues, and (iii) no non-conformity may be newly created or increased by such restoration.

(25) Local Law Compliance	Rhino Retail Portfolio (Loan No. 15)	A fire inspection report revealed three (3) violations at the University Park Plaza Mortgaged Property that the Mortgagor is required to cure within ninety (90) days of the origination date (with an automatic ninety (90) day extension option if the Mortgagor is diligently and expeditiously working to cure such violations) pursuant to a post-closing letter.
(25) Local Law Compliance	ExchangeRight In-Line Retail Portfolio #3 (Loan No. 24)	The Upper Deerfield Mortgaged Property is legal non-conforming as to use as planned commercial shopping center uses require a conditional use permit under the current zoning code and the borrower has not obtained such a permit. If a structure containing a legal non-conforming use is destroyed by any means to an extent of more than 50% of its replacement cost at the time of destruction, such structure may only be restored in accordance with the current zoning code.
(26) Licenses and Permits	Healthcare Trust MOB Portfolio (Loan No. 4)	See exception to Representation and Warranty No. 25, above.
(27) Recourse Obligations	Fashion Valley Mall (Loan No. 1)

There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such Mortgagor.

For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.

(27) Recourse Obligations	Fashion Valley Mall (Loan No. 1)	An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.
(27) Recourse Obligations	Fashion Valley Mall (Loan No. 1)	The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property

D-2-6

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
as the result of the related Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.
(27) Recourse Obligations	One & Two Commerce Square (Loan No. 5)

The related Mortgage Loan documents provide recourse for the Mortgagor’s misappropriation or misapplication of rents after an event of default, security deposits, insurance proceeds, or condemnation awards, provided, however, recourse for misapplication of such amounts is limited to intentional misapplication.

A transfer of ownership interest in the Mortgagor without the prior consent of the lender if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor and/or a breach of any minimum ownership requirements set forth in the related Mortgage Loan agreement, constitutes only a loss recourse carveout instead of a full recourse carveout.

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure a breach, provided that such breach such breach which is susceptible of being cured, or which was unintentionally made or submitted to Mortgagor if it is cured within 30 days after such Mortgagor receives notice of such breach and, if such breach cannot reasonably be cured within such thirty 30 day period (as may be extended up to 90 days during which such Mortgagor diligently and expeditiously proceeds to cure such breach).

The related environmental indemnity agreement generally provides that, as long as the environmental insurance policy in place at on the related Mortgage Loan origination date covering the Mortgaged Property remains in effect (the “Environmental Policy”), in the event any indemnitee makes a claim seeking indemnification, any indemnitor may, after delivering written notice to the indemnitee, seek coverage for such claim under the Environmental Policy and the indemnitee will not pursue an action against the indemnitor under the environmental indemnity agreement until the earlier of (a) the date on which the insurance carrier denies the insurance claim (in whole or in part) or (b) a period of 120 days has elapsed since the delivery of demand for payment under the Environmental Policy.

(27) Recourse Obligations	Gloucester Premium Outlets (Loan No. 11)

For so long as Simon Property Group, L.P. or Simon Inc. is the guarantor, the guaranty limits the guarantor’s liability to twenty percent (20%) of the original principal amount of the Mortgage Loan, plus all out-of-pocket costs and expenses (including court costs and reasonable out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of lender’s rights under the guaranty. Simon Property Group is an S&P 100 company (NYSE: SPG) and is rated A/A3/A by Fitch, Moody’s and S&P, respectively.

The Mortgagor and the non-recourse carve-out guarantor will not have liability under the full recourse carve-outs for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carve-out in the Mortgage Loan documents, provided that the circumstance, event or condition which

D-2-7

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
gave rise to the carve-out is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the nonpayment of amounts owing to such creditor as the result of clauses (i) through (iii) above.
(27) Recourse Obligations	Oxmoor Center (Loan No. 12)	With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) arising out of or in connection with transfers made in violation of the Mortgage Loan documents.
(28) Mortgage Loans	Rhino Retail Portfolio (Loan No. 15)	The Mortgage Loan documents permit the borrower to obtain the release of a designated unimproved pavement area at the Pueblo Mortgaged Property (the “Designated Parcel”) for which the Mortgage Loan documents do not provide an allocated loan amount upon the satisfaction of, among other conditions, payment of a release amount equal to the greater of (a) one hundred percent (100%) of the appraised value of the Designated Parcel at the time of the release, and (b) one hundred percent (100%) of the net sale proceeds of the Designated Parcel, together with any applicable yield maintenance premium.
(29) Financial Reporting and Rent Rolls	One & Two Commerce Square (Loan No. 5)	The related Mortgage Loan documents do not expressly require the Mortgagor to provide the Mortgagor with annual operating statements; however, they do require the Mortgagor to provide the Mortgagor with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
(30) Acts of Terrorism Exclusion	Fashion Valley Mall (Loan No. 1)	If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.
(31) Due on Sale or Encumbrance	Fashion Valley Mall (Loan No. 1)

The related Mortgage Loan documents permit a direct or indirect owners of the related Mortgagor to pledge its interest in such Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.

D-2-8

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Due on Sale or Encumbrance	Gloucester Premium Outlets (Loan No. 11)	The Mortgage Loan documents permit a direct or indirect owner of the Mortgagor to pledge its interest in the Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.
(32) Single-Purpose Entity	Fashion Valley Mall (Loan No. 1)	Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(32) Single-Purpose Entity	One & Two Commerce Square (Loan No. 5)	Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(32) Single-Purpose Entity	One & Two Commerce Square (Loan No. 5)	The related Mortgagor owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgage Property and none of the related Mortgagor or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgage Property.
(33) Defeasance	Fashion Valley Mall (Loan No. 1)	In connection with a defeasance, the related Mortgagor is not required to pay servicing fees in excess of $10,000.
(33) Defeasance	Gloucester Premium Outlets (Loan No. 11)	The Mortgage Loan documents require the Mortgagor to pay for all reasonable out-of-pocket costs and expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, but accountants’ fees are not expressly enumerated in the provision), but the Mortgage Loan documents provide that any servicing fees will be limited to a maximum amount of $10,000.
(35) Ground Leases	Healthcare Trust MOB Portfolio (Loan No. 4)

A portion of each of the Greenville Health System - Greenville, SC Mortgaged Property and the Decatur Medical Office Building - Decatur, GA Mortgaged Property is comprised of the borrower’s leasehold interest in certain parcels improved by 45 and 27 parking spaces, respectively (each a “Parking Parcel”). In the event of a termination of the Greenville Health Ground Lease, the Greenville Health System - Greenville, SC Mortgaged Property would become legal non-conforming with respect to parking. Neither of the related Ground Leases contain standard lender protections, including:

With respect to clause (a) of Representation and Warranty No. 35, the Ground Lease at the Greenville Health System - Greenville, SC Mortgaged Property (the “Greenville Health Ground Lease”) restricts the use and occupancy of the related Parking Parcel solely to the construction and maintenance of fencing and parking for the borrower, its employees, guests and invitees.

With respect to clause (b) of Representation and Warranty No. 35, (i) the Ground Lease at the Decatur Medical Office Building - Decatur, GA Mortgaged Property (the “Decatur Ground Lease”) only requires the prior written consent of the Mortgagee for a material amendment or modification of the Decatur Ground Lease and (ii) the Greenville Health Ground Lease is silent as to whether the Greenville Health Ground Lease may be amended, modified, canceled or terminated without the prior written consent of the Mortgagee, provided, however, that upon a foreclosure, non-judicial trustee’s sale or other proceedings brought by the lender to enforce its rights under the related security instrument, neither the lender nor its direct successor

D-2-9

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

will be bound by any amendment or modification of the Greenville Health Ground Lease made without the lender’s prior written consent (such consent not to be unreasonably withheld).

With respect to clause (c) of Representation and Warranty No. 35, (i) the Decatur Ground Lease expires on November 16, 2032, subject to one, ten year extension option and (ii) the Greenville Health Ground Lease expires on September 30, 2024, subject to automatic extension for successive two year periods unless either the related borrower or ground lessor provides the other party at least 180 days prior written notice of its intent not to renew (which, in either instance, may result in an expiration date that is less than 20 years beyond the stated maturity date of the related Mortgage Loan).

With respect to clause (g) of Representation and Warranty No. 35, the Greenville Health Ground Lease is silent as to any required notices to the Mortgagee.

With respect to clause (i) of Representation and Warranty No. 35, the Greenville Health Ground Lease is silent as to subletting restrictions.

With respect to clause (j) and (k) of Representation and Warranty No. 35, (i) the Decatur Ground Lease is silent as to the Mortgagee or a trustee appointed by it having the right to hold and disburse insurance proceeds or condemnation awards and (ii) the Greenville Health Ground Lease is silent as to insurance proceeds and condemnation awards.

With respect to clause (l) of Representation and Warranty No. 35, (i) the Decatur Ground Lease does provide that in the event of the termination of the Decatur Ground Lease, the ground lessor is required to enter into a new lease with the Mortgagee upon, among other conditions, payment by the Mortgagee or its nominee of all sums due under the Decatur Ground Lease; however, it does not expressly reference the rejection of the Decatur Ground Lease in a bankruptcy proceeding and (ii) the Greenville Health Ground Lease is silent as to entering into a new lease with the Mortgagee if the Mortgagee cures any defaults.

(35) Ground Leases	Oxmoor Center (Loan No. 12)	With respect to clauses (j) and (k) of Representation and Warranty No. 35, the Ground Lease is silent as to the application of any related insurance proceeds or condemnation awards to either the repair or restoration of the related Mortgaged Property with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds or to the payment of the outstanding principal balance of the Mortgage Loan.
D-2-10

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Fashion Valley Mall (Loan No. 1)

The related Mortgaged Property is encumbered by an existing property assessed clean energy loan (the “Known PACE Loan”) in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the related Mortgagor. As of the related Mortgage loan origination date, the amount outstanding on the Known PACE Loan including all interest and administrative expenses was $866,043.38.

Also, the related Mortgage Loan agreement permits the related Mortgagor to enter into a property assessed clean energy loan (“PACE Loan”) for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.

The related Mortgage Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property.

The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

(6) Lien; Valid Assignment	6330 West Loop South (Loan No. 18)	The related largest tenant at the related Mortgaged Property, Texas Children’s Health Plan, has a right of first offer to purchase the related Mortgaged Property in the event that the related Mortgagor intends to market the related Mortgaged Property for sale for sale to an unaffiliated third party. The right of first refusal is not extinguished by foreclosure; however, the right of first refusal does not apply to a foreclosure or a deed in lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Fashion Valley Mall (Loan No. 1)	See exception to Representation 6.
(7) Permitted Liens; Title Insurance	6330 West Loop South (Loan No. 18)	See exception to Representation 6.
(11) Condition of Property	CX – 250 Water Street (Loan No. 2)	The property inspection conducted in connection with the origination of the related Whole Loan is dated June 17, 2022, which is not within six months of the origination date.
(17) Insurance	All BANA Mortgage Loans	All exceptions to Representation 30 set forth below for all Bank of America mortgage loans are also exceptions to this Representation 17.
(17) Insurance	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-

D-2-11

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
funded arrangement at the request of such Mortgagee or rating agency.
(17) Insurance	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
(17) Insurance	Fashion Valley Mall (Loan No. 1)	With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers and (2) the related insurance companies have a rating of A:IX or better in the current A.M. Best insurance reports.
(17) Insurance	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Mortgage Loan documents.
(17) Insurance	CX – 250 Water Street (Loan No. 2)	The related Mortgage Loan documents permit a property insurance deductible of up to $100,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the Mortgaged Property per occurrence.
(17) Insurance	One & Two Commerce Square (Loan No. 5)	The related Mortgage Loan documents permit a property insurance deductible of up to $200,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the related Mortgaged Property per occurrence.
(17) Insurance	One & Two Commerce Square (Loan No. 5)	The related Mortgage Loan documents permit a commercial general liability insurance deductible of $734,870.00 per occurrence and in the aggregate as long as (1) the deductible amount is aggregated annually, (2) the aggregate amount of the deductible remains prefunded at all times during the term of the related Mortgage Loan documents, and (3) the related Mortgagor is required to submit evidence satisfactory to the Mortgagee and the applicable rating

D-2-12

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
agencies of such prefunded arrangement upon the request of the Mortgagee or any applicable rating agency.
(17) Insurance	One & Two Commerce Square (Loan No. 5)	With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s to the extent Moody’s rates the Certificates and rates the applicable insurance company with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody’s rates the Certificates and rates the applicable insurance company or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a claims paying ability rating of (x) “A” or better by S&P and “A2” or better by Moody’s to the extent Moody’s rates the Certificates and rates the applicable insurance company, with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody’s rates the Certificates and rates the applicable insurance company and (y) at least “A:VIII” by AM Best.
(17) Insurance	One & Two Commerce Square (Loan No. 5)	The related Mortgage Loan documents permit the related Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the related Mortgage Loan agreement and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the related Mortgage Loan agreement (and any such insurance policy, a “Non-Conforming Policy”); provided that, prior to obtaining any such Non-Conforming Policy (or permitting a Non-Conforming Policy to be obtained), the related Mortgagor is required to have (1) received the related Mortgagee’s prior written consent thereto and (2) confirmed such Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	6330 West Loop South (Loan No. 18)	Rather than requiring flood insurance coverage in an amount equal to the maximum amount available under the National Flood Insurance Program, the related Mortgage Loan documents allow flood insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.
(17) Insurance	Volunteer RV Park (Loan No. 27)	Rather than requiring flood insurance coverage in an amount equal to the maximum amount available under the National Flood Insurance Program, the related Mortgage Loan documents allow flood insurance in an amount equal to the least of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan and (C) the insurable value of the Mortgaged Property.
(25) Local Law Compliance	6330 West Loop South (Loan No. 18)	The related Mortgaged Property is legal non-conforming as to use, however, should such Mortgaged Property be unable to be rebuilt, the insurance proceeds would be sufficient to repay the related Mortgage Loan.
D-2-13

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	All BANA Mortgage Loans	The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
(27) Recourse Obligations	Fashion Valley Mall (Loan No. 1)

There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches thereof, no separate environmental indemnity agreement was executed by such Mortgagor.

For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.

(27) Recourse Obligations	Fashion Valley Mall (Loan No. 1)	An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.
(27) Recourse Obligations	Fashion Valley Mall (Loan No. 1)	The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.
(27) Recourse Obligations	CX – 250 Water Street (Loan No. 2)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the related Mortgage Loan agreement, no separate guaranty was executed by such Mortgagor or any guarantor.

A transfer of ownership interest in the Mortgagor without the prior consent of the Mortgagee if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a

D-2-14

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

change of control of the Mortgagor, constitutes only a loss recourse carveout instead of a full recourse carveout.

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure a breach, provided that such breach was inadvertent, immaterial and non-recurring and is capable of being cured and is cured within (x) 10 days after the earlier to occur of the related Mortgagor’s actual knowledge of such breach or notice from lender or (y) 20 days from notice from the Mortgagee.

The related environmental indemnity agreement provides that, as long as the indemnitor maintains the environmental insurance policy in place at loan closing or another policy in the form required to be maintained pursuant to the terms of the related Mortgage Loan agreement (the “Environmental Policy”), the related indemnitee is required to first apply any and all proceeds from the Environmental Policy actually obtained by the indemnitor and/or paid to such indemnitee prior to recovering any indemnified costs from the indemnitor under the environmental indemnity agreement. For a period not to exceed 120 days, prior to pursuing its rights and remedies against the indemnitor under the environmental indemnity agreement and the other loan documents, the indemnitee is required to pursue (or allow the indemnitor to pursue) recovery under the Environmental Policy.

(27) Recourse Obligations	One & Two Commerce Square (Loan No. 5)

The related Mortgage Loan documents provide recourse for the Mortgagor’s misappropriation or misapplication of rents after an event of default, security deposits, insurance proceeds, or condemnation awards, provided, however, recourse for misapplication of such amounts is limited to intentional misapplication.

A transfer of ownership interest in the Mortgagor without the prior consent of the lender if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor and/or a breach of any minimum ownership requirements set forth in the related Mortgage Loan agreement, constitutes only a loss recourse carveout instead of a full recourse carveout.

An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure a breach, provided that such breach such breach which is susceptible of being cured, or which was unintentionally made or submitted to Mortgagor if it is cured within 30 days after such Mortgagor receives notice of such breach and, if such breach cannot reasonably be cured within such thirty 30 day period (as may be extended up to 90 days during which such Mortgagor diligently and expeditiously proceeds to cure such breach).

The related environmental indemnity agreement generally provides that, as long as the environmental insurance policy in place at on the related Mortgage Loan origination date covering the Mortgaged Property remains in effect (the “Environmental Policy”), in the event any indemnitee makes a claim seeking indemnification, any indemnitor may, after delivering written notice to the indemnitee, seek coverage for such claim under the Environmental Policy and the indemnitee will not pursue an action against the indemnitor under the environmental indemnity agreement until the earlier of (a) the date on which the insurance carrier denies the insurance claim (in whole or in part) or (b) a period of 120 days has elapsed since the delivery of demand for payment under the Environmental Policy.

D-2-15

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	6330 West Loop South (Loan No. 18)

A transfer of ownership interest in the Mortgagor without the prior consent of the Mortgagee if such consent is required by the related Mortgage Loan documents, other than such transfer that results in a change of control of the Mortgagor, constitutes only a loss recourse carveout instead of a full recourse carveout.

The related recourse carveout for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor in violation of the Mortgage Loan documents is subject to cure within 30 days after such breach occurs (to the extent such breach is inadvertent and non-recurring and such breach is curable).

(27) Recourse Obligations	Volunteer RV Park (Loan No. 27)

The related recourse carveout for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor in violation of the Mortgage Loan documents is subject to the qualification where such prohibited transfer was is limited to where such was unintentional and capable of being cured, then the related Mortgagor has ten (10) days from written notice or the Mortgagor otherwise becoming aware to cure such misrepresentation to cure such breach.

The related loss recourse carveout with respect to the related Mortgagor’s fraud or intentional material misrepresentation is subject to the qualification where such misrepresentation was unintentional and capable of being cured, then the related Mortgagor has ten (10) days from written notice or the Mortgagor otherwise becoming aware to cure such misrepresentation to cure such breach.

(29) Financial Reporting and Rent Rolls.	CX – 250 Water Street (Loan No. 2)	The related Mortgage Loan documents do not expressly require the Mortgagor to provide the Mortgagor with annual operating statements; however, they do require the Mortgagor to provide the Mortgagor with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
(29) Financial Reporting and Rent Rolls.	One & Two Commerce Square (Loan No. 5)	The related Mortgage Loan documents do not expressly require the Mortgagor to provide the Mortgagor with annual operating statements; however, they do require the Mortgagor to provide the Mortgagor with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
(30) Acts of Terrorism Exclusion.	Fashion Valley Mall (Loan No. 1)	If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.
(30) Acts of Terrorism Exclusion.	CX – 250 Water Street (Loan No. 2)	If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of the terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, (i) the Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount and (ii) the Mortgagee may, at its option, (a) purchase a stand-alone terrorism policy, with the

D-2-16

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgagor paying the portion of the insurance premiums up to the cap amount and the Mortgagee paying the portion of the insurance premium in excess of the cap amount or (b) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premium payable with respect to such stand-alone terrorism policy to the cap amount.
(31) Due on Sale or Encumbrance.	Fashion Valley Mall (Loan No. 1)

The related Mortgage Loan documents permit a direct or indirect owners of the related Mortgagor to pledge its interest in such Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.

(31) Due on Sale or Encumbrance.	6330 West Loop South (Loan No. 18)

The related recourse carveout for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor in violation of the Mortgage Loan documents is subject to cure within 30 days after such breach occurs (to the extent such breach is inadvertent and non-recurring and such breach is curable).

The related Mortgage Loan documents permit transfers of equity interests that result in a change in a “Permitted Change of Control” with respect to the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Whole Loan documents controls such Mortgagor following such transfer.

(32) Single-Purpose Entity	Fashion Valley Mall (Loan No. 1)	Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(32) Single-Purpose Entity	CX – 250 Water Street (Loan No. 2)	Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(32) Single-Purpose Entity	One & Two Commerce Square (Loan No. 5)	Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(32) Single-Purpose Entity	One & Two Commerce Square (Loan No. 5)	The related Mortgagor owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgaged Property and none of the related Mortgagor or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgaged Property.
(32) Single-Purpose Entity	6330 West Loop South (Loan No. 18)	Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes

D-2-17

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
coverage with respect to violations of such single-purpose entity representations and warranties.
(32) Single-Purpose Entity	Volunteer RV Park (Loan No. 27)	Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(33) Defeasance	Fashion Valley Mall (Loan No. 1)	In connection with a defeasance, the related Mortgagor is not required to pay servicing fees in excess of $10,000.
(33) Defeasance	CX – 250 Water Street (Loan No. 2)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance fees of the servicer in excess of $25,000.
(42) Appraisal	CX – 250 Water Street (Loan No. 2)	The appraisal obtained in connection with the origination of the related Whole Loan is dated June 16, 2022, which is not within six months of the origination date.

D-2-18

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Seagate Campus (Loan No. 9)	In the event the sole tenant at the Mortgaged Property, Seagate Technology LLC, extends the term of its lease for a period of five years, the sole tenant will have an ongoing right of first offer during such extension period, subject to the satisfaction of terms and conditions in its lease, to purchase the Mortgaged Property in the event the landlord desires to sell the Mortgaged Property to a third party. The right of first offer does not apply to a foreclosure or deed in lieu of foreclosure or to the first subsequent transfer after such foreclosure or deed in lieu thereof.
(6) Lien; Valid Assignment	Wyndham National Hotel Portfolio (Loan No. 20)

The lodging contracts entered into between the Mortgagor and Union Pacific Railroad Company relating to each of the Jefferson City, MO, Livonia, LA and Santa Teresa, NM Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties. The right to negotiate purchase does not apply to a transfer of any of such Mortgaged Properties in connection with a foreclosure or deed in lieu of foreclosure.

The Low Moor, VA Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property. The right of first refusal does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The Glenwood, MN Mortgaged Property is subject to a purchase option in favor of Canadian Pacific pursuant to the terms of the related lodging contract, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the Mortgagor is required to supply a generator. The purchase option does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The lodging contract entered into between the Mortgagor and BNSF Railway Company with respect to the Edgemont, SD Mortgaged Property grants BNSF Railway Company the right to cause the Mortgagor, at the expense of BNSF Railway Company, to relocate the related lodging facility.

(7) Permitted Liens; Title Insurance	Seagate Campus (Loan No. 9)	In the event the sole tenant at the Mortgaged Property, Seagate Technology LLC, extends the term of its lease for a period of five years, the sole tenant will have an ongoing right of first offer during such extension period, subject to the satisfaction of terms and conditions in its lease, to purchase the Mortgaged Property in the event the landlord desires to sell the Mortgaged Property to a third party. The right of first offer does not apply to a foreclosure or deed in lieu of foreclosure or to the first subsequent transfer after such foreclosure or deed in lieu thereof.
(7) Permitted Liens; Title Insurance	Wyndham National Hotel Portfolio (Loan No. 20)

The lodging contracts entered into between the Mortgagor and Union Pacific Railroad Company relating to each of the Jefferson City, MO, Livonia, LA and Santa Teresa, NM Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties. The right to negotiate purchase does not apply to a transfer of any of such Mortgaged Properties in connection with a foreclosure or deed in lieu of foreclosure.

The Low Moor, VA Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property. The right of first refusal does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

D-2-19

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The Glenwood, MN Mortgaged Property is subject to a purchase option in favor of Canadian Pacific pursuant to the terms of the related lodging contract, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the Mortgagor is required to supply a generator. The purchase option does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The lodging contract entered into between the Mortgagor and BNSF Railway Company with respect to the Edgemont, SD Mortgaged Property grants BNSF Railway Company the right to cause the Mortgagor, at the expense of BNSF Railway Company, to relocate the related lodging facility.

(9) Assignment of Leases and Rents	Wyndham National Hotel Portfolio (Loan No. 20)

The lodging contracts entered into between the Mortgagor and Union Pacific Railroad Company relating to each of the Jefferson City, MO, Livonia, LA and Santa Teresa, NM Mortgaged Properties give Union Pacific Railroad Company a right to negotiate to purchase each related Mortgaged Property in the event of a proposed sale of any of such Mortgaged Properties. The right to negotiate purchase does not apply to a transfer of any of such Mortgaged Properties in connection with a foreclosure or deed in lieu of foreclosure.

The Low Moor, VA Mortgaged Property is subject to a right of first refusal in favor of a prior owner in the event of a proposed sale or lease of the related Mortgaged Property. The right of first refusal does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The Glenwood, MN Mortgaged Property is subject to a purchase option in favor of Canadian Pacific pursuant to the terms of the related lodging contract, with an option price based on the lesser of (a) the development costs of the related hotel (reduced by 1.12% on each anniversary of the term of the related lodging contract) and (b) an amount between $2,912,059 and $3,229,709, depending on the date of exercise of the purchase option and whether the Mortgagor is required to supply a generator. The purchase option does not apply to a transfer of such Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure.

The lodging contract entered into between the Mortgagor and BNSF Railway Company with respect to the Edgemont, SD Mortgaged Property grants BNSF Railway Company the right to cause the Mortgagor, at the expense of BNSF Railway Company, to relocate the related lodging facility.

(11) Condition of Property	Wyndham National Hotel Portfolio (Loan No. 20)	The property condition reports are dated more than 12 months prior to the Cut-off Date. In addition, the Mortgaged Properties were most recently inspected on dates which were more than 12 months prior to the Cut-off Date.
(17) Insurance	Seagate Campus (Loan No. 9)	The Mortgage Loan documents permit the mortgagor to rely on the insurance provided by the sole tenant for a portion the insurance required under the Mortgage Loan documents provided certain conditions set forth in the Mortgage Loan documents are satisfied. Notwithstanding the foregoing, the sole tenant’s property policy has a $1,000,000 deductible, which may not be considered customary.
(17) Insurance	Wyndham National Hotel Portfolio (Loan No. 20)	The Mortgage Loan documents allow the Mortgagor to obtain insurance from insurers that do not meet the required financial strength ratings provided that (i) such insurance companies maintain a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company, Inc. and subject to Rating Agency Confirmation and (ii) in the event S&P is rating any securitization, at the time of the renewal (or earlier expiration or cancellation) of such policy, such

D-2-20

UBS AG
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
policy satisfies the S&P financial strength rating criteria whether or not such insurance policy meets the A.M. Best Company, Inc. rating criteria.
(27) Recourse Obligations	Seagate Campus (Loan No. 9)	The nonrecourse carve-out guarantor, Kato Road Cypress Holdings, LLC, is a newly formed Delaware limited liability company, the only asset of which (aside from such guarantor’s indirect interest in the Mortgaged Property) is an equity commitment of an affiliated entity in the amount of $50 million.
(32) Single Purpose Entity	Wyndham National Hotel Portfolio (Loan No. 20)	The Mortgage Loan does have a counsel’s opinion regarding non-consolidation of the Mortgagor, provided that such opinion expresses no opinion regarding the substantive consolidation of the assets and liabilities of the Mortgagor or its managing member with those of any one or more related parties to the extent of the existence of (i) either the (a) $72,500,000 payment guaranty or (b) $25,000,000 letter of credit obligation arising, in each instance, in connection with certain circumstances set forth in the related Mortgage Loan documents, (ii) the pledge by the sole member of the Mortgagor of 100% of its equity interest in the related property manager or (iii) the non-recourse carveout obligations of the guarantors related to certain standard backward-looking representations made by the Mortgagor (determined without giving effect to exceptions to such representations contained in the Mortgage Loan documents).
(35) Ground Leases	Wyndham National Hotel Portfolio (Loan No. 20)	The ground lease covering a portion of the surface parking at the Gillette, Wyoming Mortgaged Property (the “Gillette Ground Lease”) expires on January 30, 2028. The Mortgagor has the right to purchase the lessor’s fee interest at the end of the term of the Gillette Ground Lease for a price of $300,000.
(42) Appraisal	Wyndham National Hotel Portfolio (Loan No. 20)	The appraisal dates of the Mortgaged Properties are more than 12 months before the Cut-off Date.
D-2-21

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Fashion Valley Mall (Loan No. 1)

The related Mortgaged Property is encumbered by an existing property assessed clean energy loan (the “Known PACE Loan”) in an original principal amount of $2,523,562.95 with the California Statewide Communities Development Authority to the related Mortgagor. As of the origination date of the subject Mortgage Loan, the amount outstanding on the Known PACE Loan including all interest and administrative expenses was $866,043.38.

In addition, the related Mortgage Loan agreement permits the related Mortgagor to enter into a property assessed clean energy loan (“PACE Loan”) for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.

The related Mortgage Loan agreement defines “PACE Loan” as (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or any combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property.

The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

(7) Permitted Liens; Title Insurance	Fashion Valley Mall (Loan No. 1)	See exception to representation and warranty no. 6.
(8) Junior Liens	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan agreement permits the related Mortgagor to enter into a property assessed clean energy loan (“PACE Loan”) for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.
(8) Junior Liens	Great Lakes Crossing Outlets (Loan No. 7)	The Mortgage Loan documents permit the Mortgagor to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the Mortgagee’s approval and delivery of a rating agency confirmation.
(17) Insurance	All BMO Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the subject Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such pre-funded arrangement at the request of such Mortgagee or rating agency.
(17) Insurance	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.
D-2-22

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Fashion Valley Mall (Loan No. 1)	With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “A” or better by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers, with no remaining insurance carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rates the Certificates and rates the applicable insurance carriers, and “BBB” by Fitch, to the extent Fitch rates the Certificates and rates the applicable insurance carriers and (2) the related insurance companies have a rating of A:IX or better in the current A.M. Best insurance reports.
(17) Insurance	Fashion Valley Mall (Loan No. 1)	The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate of insurers provided that (1) such Mortgagor is required to replace the Otherwise Rated Insurers at renewal at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in related Mortgage Loan documents.
(17) Insurance	Great Lakes Crossing Outlets (Loan No. 7)

The Mortgage Loan documents permit a deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”), In addition, the Mortgagor is permitted to maintain a retention amount, up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible, in addition to the Required Deductible, solely as it pertains to flood and hail losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains prefunded at all times during the term of the Mortgage Loan, and (3) the Mortgagor has submitted evidence satisfactory to the Mortgagee and the rating agencies of such prefunded arrangement at the request of the Mortgagee or rating agency.

The Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(27) Recourse Obligations	Fashion Valley Mall (Loan No. 1)

There is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Mortgage Loan. While the single-purpose entity Mortgagor is obligated under the non-recourse carveout provisions in the Mortgage Loan agreement and the related guarantor is obligated with respect to such Mortgagor’s breaches

D-2-23

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

thereof, no separate environmental indemnity agreement was executed by such Mortgagor.

For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or Simon Inc.) or PPF Retail, LLC (“PPF Retail”) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.

(27) Recourse Obligations	Fashion Valley Mall (Loan No. 1)	An event of default under the related Mortgage Loan documents with respect to the related Mortgagor’s representations and warranties is subject to the Mortgagor’s right to cure such a breach within 30 days, provided that such breach was in the event of an unintentional breach of a representation or warranty which exists due to circumstances or conditions which are capable of being cured within 30 days.
(27) Recourse Obligations	Fashion Valley Mall (Loan No. 1)	The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.
(27) Recourse Obligations	Great Lakes Crossing Outlets (Loan No. 7)

For so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. or an affiliate of TRG, SPG LP or Simon Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the Whole Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Mortgagee in the enforcement of the related guaranty or the preservation of the Mortgagee’s rights under such guaranty.

The Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they

D-2-24

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or debts of the Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.

(28) Mortgage Releases	All BMO Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(30) Acts of Terrorism Exclusion	All BMO Loans	All exceptions to representation and warranty no. 17 are also exceptions to this representation and warranty no. 30.
(30) Acts of Terrorism Exclusion.	Fashion Valley Mall (Loan No. 1)	If TRIPRA is not in effect, the related Mortgagor will not be required to pay annual premiums for terrorism insurance coverage in excess of two (2) times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business income or rental income insurance required under the related Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business income or rental income insurance), and if the cost of terrorism insurance exceeds such amount, such Mortgagor will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount, to the extent such coverage is available. Any stand-alone terrorism insurance policy may have a deductible of up to $500,000.
(31) Due on Sale or Encumbrance	Fashion Valley Mall (Loan No. 1)

The related Mortgage Loan documents permit a direct or indirect owners of the related Mortgagor to pledge its interest in such Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

In addition, the related Mortgage Loan documents permit transfers of equity interests that result in a change in control of the related Mortgagor as long as a “Qualified Transferee” satisfying certain requirements set forth in such Mortgage Loan documents controls such Mortgagor following such transfer.

(31) Due on Sale or Encumbrance	Great Lakes Crossing Outlets (Loan No. 7)	The Mortgage Loan documents permit the pledge of interest by a direct or indirect owner of the Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.
(32) Single-Purpose Entity	Fashion Valley Mall (Loan No. 1)	Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
(33) Defeasance	Fashion Valley Mall (Loan No. 1)	In connection with a defeasance, the related Mortgagor is not required to pay servicing fees in excess of $10,000.
(33) Defeasance	Great Lakes Crossing Outlets (Loan No. 7)	The Mortgage Loan documents require the Mortgagor to pay for all reasonable out-of-pocket costs and expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, though accountants’ fees are not expressly enumerated in the provision), but the Mortgage Loan documents

D-2-25

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
provide that any servicing fees will be limited to a maximum amount of $10,000.
(37) No Material Default; Payment Record	All BMO Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.

D-2-26

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(4) Hospitality Provisions	Doubletree Downtown Chattanooga (Loan No. 14)	The existing comfort letter was issued to the originator of the Mortgage Loan and is not enforceable by the issuing entity against the franchisor. However, the terms of the comfort letter provide for the issuance of a replacement comfort letter in the name of the issuing entity upon the transfer of the Mortgage Loan to the issuing entity, provided certain conditions are complied with.
(6) Lien; Valid Assignment	Healthcare Trust MOB Portfolio (Loan No. 4)

Pursuant to a declaration of covenants, conditions and restrictions (the “Declaration”) to the benefit of a regional hospital (the “Declarant”), the related borrower is required to maintain a ratio of one physician per 2,500 square feet of improvements constructed at the Rockwall Medical Plaza- Rockwall, TX Mortgaged Property (which physician is required to satisfy certain conditions set forth in the Declaration) (the “Physician Ratio”). If the borrower fails to meet or exceed the Physician Ratio, and such default continues for a period of 180 days after written notice of default is given by the Declarant to the borrower, the Declarant has the option to purchase the Mortgaged Property for a price equal to 100% of the then fair market value of the Mortgaged Property (including the improvements located thereon). Notwithstanding anything to the contrary in the foregoing, pursuant to an estoppel certificate obtained by the lender in connection with the origination of the Mortgage Loan, the Declarant has waived its right to purchase the Mortgaged Property for so long as the lien of the Mortgage Loan encumbers the related borrower’s interest in the Mortgaged Property.

In addition, the following tenants have a right of first offer (“ROFO”) and/or right of first refusal (“ROFR”) in the event of a proposed transfer of the related Mortgaged Property: (i) Pinnacle Health Hospitals with respect to each of the UMPC - Fisher Road - Mechanicsburg, PA Mortgaged Property, the UMPC - Sir Thomas Court - Harrisburg, PA Mortgaged Property and the UMPC - Chambers Hill - Harrisburg, PA Mortgaged Property and (ii) Prisma Health-Upstate with respect to each of the Eastside Cancer Institute - Greenville, SC Mortgaged Property and the Greenville Health System - Greenville, SC Mortgaged Property. In each instance, the related ROFO and/or ROFR, as applicable, does not apply to a transfer of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure.

In addition, (i) HCA Health Services of Florida, Inc., the grantor under a special warranty deed, has a ROFR to purchase the DaVita Dialysis – Hudson, FL Mortgaged Property in connection with a sale of the Mortgaged Property and (ii) GMR Belpre, LLC, an adjacent property owner, has a ROFO to purchase the Belpre V Cancer Center - Belpre, OH Mortgaged Property. The ROFO described in the immediately preceding clause (ii) (but not the ROFR described in the immediately preceding clause (i)) has been waived in connection with a foreclosure or deed-in-lieu of foreclosure.

(6) Lien; Valid Assignment	Oxmoor Center (Loan No. 12)	The related Mortgaged Property is subject to an Easement, Restriction and Operating Agreement (the “Agreement”) that requires any transferee in connection with a transfer of title to the Mortgaged Property to either (i) be an experienced operator of shopping centers (or to cause the Mortgaged Property to be operated by an experienced operated) with substantial assets so as to meet the obligations of the Agreement or (ii) to have been approved in writing by the largest tenant at the Mortgaged Property, Macy’s (or its successor).
(6) Lien; Valid Assignment	South Lake at Dulles (Loan No. 13)	The sole tenant at the Mortgaged Property, Amazon.com Services, Inc., has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, but does

D-2-27

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
apply to any transfer of the Mortgaged Property by a party other than the lender subsequent to a foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	Healthcare Trust MOB Portfolio (Loan No. 4)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	South Lake at Dulles (Loan No. 13)	See exception to Representation and Warranty No. 6, above.
(8) Junior Liens	Gloucester Premium Outlets (Loan No. 11)	The Mortgage Loan documents permit the Mortgagor to enter into any “Property-Assessed Clean Energy” (PACE) loan or any other indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy resources, resource conservation or any combination of the foregoing and is repaid through multi-year assessments against the Mortgaged Property, in an amount not to exceed $5,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).
(17) Insurance	Gloucester Premium Outlets (Loan No. 11)	The insurance coverage required by the Mortgage Loan documents is required to be issued by insurance companies having a claims paying ability or financial strength (1) a claims paying ability rating of “A-” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable carriers (provided, however for multi-layered policies, (A) if four (4) or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “BBB” by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “BBB” by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, and (2) a rating of A:X or better by A.M. Best.
(17) Insurance	Gloucester Premium Outlets (Loan No. 11)	The Mortgage Loan documents provide that from and after a property loss, the Mortgagee has the right to hold and disburse net insurance proceeds where the net insurance proceeds or the cost of completing the restoration is greater than (i) 5% of the then-outstanding principal amount of the Whole Loan so long as Simon Property Group, L.P. or Simon Inc. owns at least 50% of the direct or indirect interests in the Mortgagor and controls Mortgagor, or (ii) 2.5% of the then-outstanding principal amount of the Whole Loan in the event Simon Property Group, L.P. or Simon Inc. does not own at least 50% of the direct or indirect interests in the Mortgagor and control Mortgagor.
(17) Insurance	Gloucester Premium Outlets (Loan No. 11)

The Mortgage Loan documents permit a deductible up to $500,000 for the “all risk” or “special perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the

D-2-28

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Mortgagor is permitted to utilize a retention amount, up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible, in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains prefunded at all times during the term of the Mortgage Loan, and (3) the Mortgagor has submitted evidence satisfactory to the lender and the rating agencies of such prefunded arrangement at the request of the lender or rating agency.

The Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(25) Local Law Compliance	Healthcare Trust MOB Portfolio (Loan No. 4)

Certain building code, fire code and/or zoning code violations are open at each of the St Peters - Albany, NY - 5 Palisades Mortgaged Property, St Peters - Albany, NY - 4 Palisades Mortgaged Property, the Kingwood Executive Center - Kingwood, TX Mortgaged Property, the Bone and Joint Specialists - Merrillville, IN Mortgaged Property and the DaVita Bay Breeze Dialysis Center - Largo, FL Mortgaged Property, including, among other things, in connection with missing certificates of occupancy with respect to the tenants Mimi’s Kitchen and Andrew G. Hune, DPM at the St Peters - Albany, NY - 4 Palisades Mortgaged Property (collectively, the “Violations”). The Mortgage Loan documents require the Mortgagor to (i) cure all of the Violations and (ii) deliver to the lender updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the Mortgagor has taken all commercially reasonable actions within its control to cure the Violations and deliver to the lender updated zoning reports, the borrower’s failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default.

The Beaumont Medical Center – Warren, MI Mortgaged Property is legal non-conforming as to use as medical office on the upper levels of the related improvements is no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged to the extent of 60% or less of its valuation by fire, explosion, act of God or any act of the public enemy, such structure may be restored to its prior non-conforming use.

The Pioneer Spine Sports - Springfield Mortgaged Property is legal non-conforming as to use as medical office uses require special permit review by the related City Council under the current zoning code and the Mortgaged Property has not undergone such review. If a structure containing a legal non-conforming use has been partially damaged by fire, explosion, flood, riot, or other phenomenon, or legally condemned, such structure may be restored to its prior non-conforming use and continued as-of-right, provided, however, the estimated cost of such restoration does not exceed ½ of the fair value of the structure, based on the replacement cost immediately prior to such damage.

The UMPC - Chambers Hill - Harrisburg, PA Mortgaged Property is legal non-conforming as to use as medical office uses are prohibited under the current zoning code. If a structure containing a legal non-conforming use has been damaged or destroyed, such structure may only be restored to its prior legal non-conforming use if (i) the application for a building permit is submitted within 18 months after the date of damage or destruction, (ii) work begins in earnest within six months afterwards and continues, and (iii) no non-conformity may be newly created or increased by such restoration.

(26) Licenses and Permits	Healthcare Trust MOB Portfolio (Loan No. 4)	See exception to Representation and Warranty No. 25, above.
D-2-29

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	Gloucester Premium Outlets (Loan No. 11)

For so long as Simon Property Group, L.P. or Simon Inc. is the guarantor, the guaranty limits the guarantor’s liability to twenty percent (20%) of the original principal amount of the Mortgage Loan, plus all out-of-pocket costs and expenses (including court costs and reasonable out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of lender’s rights under the guaranty. Simon Property Group is an S&P 100 company (NYSE: SPG) and is rated A/A3/A by Fitch, Moody’s and S&P, respectively.

The Mortgagor and the non-recourse carve-out guarantor will not have liability under the full recourse carve-outs for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carve-out in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the nonpayment of amounts owing to such creditor as the result of clauses (i) through (iii) above.

(27) Recourse Obligations	South Lake at Dulles (Loan No. 13)	The Mortgage Loan documents do not provide recourse to a person or entity separate from the Mortgagor for any of the obligations contained in the Mortgage Loan documents.
(27) Recourse Obligations	Oxmoor Center (Loan No. 12)	With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) arising out of or in connection with transfers made in violation of the Mortgage Loan documents.
(31) Due on Sale or Encumbrance	Gloucester Premium Outlets (Loan No. 11)	The Mortgage Loan documents permit a direct or indirect owner of the Mortgagor to pledge its interest in the Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.
(33) Defeasance	Gloucester Premium Outlets (Loan No. 11)	The Mortgage Loan documents require the Mortgagor to pay for all reasonable out-of-pocket costs and expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, but accountants’ fees are not expressly enumerated in the provision), but the Mortgage Loan documents provide that any servicing fees will be limited to a maximum amount of $10,000.
(35) Ground Leases	Healthcare Trust MOB Portfolio (Loan No. 4)

A portion of each of the Greenville Health System - Greenville, SC Mortgaged Property and the Decatur Medical Office Building - Decatur, GA Mortgaged Property is comprised of the borrower’s leasehold interest in certain parcels improved by 45 and 27 parking spaces, respectively (each a “Parking Parcel”). In the event of a termination of the Greenville Health Ground Lease, the Greenville Health System - Greenville, SC Mortgaged Property would become legal non-conforming with respect to parking. Neither of the related Ground Leases contain standard lender protections, including:

With respect to clause (a) of Representation and Warranty No. 35, the Ground Lease at the Greenville Health System - Greenville, SC Mortgaged Property (the “Greenville Health Ground Lease”) restricts

D-2-30

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the use and occupancy of the related Parking Parcel solely to the construction and maintenance of fencing and parking for the borrower, its employees, guests and invitees.

With respect to clause (b) of Representation and Warranty No. 35, (i) the Ground Lease at the Decatur Medical Office Building - Decatur, GA Mortgaged Property (the “Decatur Ground Lease”) only requires the prior written consent of the Mortgagee for a material amendment or modification of the Decatur Ground Lease and (ii) the Greenville Health Ground Lease is silent as to whether the Greenville Health Ground Lease may be amended, modified, canceled or terminated without the prior written consent of the Mortgagee, provided, however, that upon a foreclosure, non-judicial trustee’s sale or other proceedings brought by the lender to enforce its rights under the related security instrument, neither the lender nor its direct successor will be bound by any amendment or modification of the Greenville Health Ground Lease made without the lender’s prior written consent (such consent not to be unreasonably withheld).

With respect to clause (c) of Representation and Warranty No. 35, (i) the Decatur Ground Lease expires on November 16, 2032, subject to one, ten year extension option and (ii) the Greenville Health Ground Lease expires on September 30, 2024, subject to automatic extension for successive two year periods unless either the related borrower or ground lessor provides the other party at least 180 days prior written notice of its intent not to renew (which, in either instance, may result in an expiration date that is less than 20 years beyond the stated maturity date of the related Mortgage Loan).

With respect to clause (g) of Representation and Warranty No. 35, the Greenville Health Ground Lease is silent as to any required notices to the Mortgagee.

With respect to clause (i) of Representation and Warranty No. 35, the Greenville Health Ground Lease is silent as to subletting restrictions.

With respect to clause (j) and (k) of Representation and Warranty No. 35, (i) the Decatur Ground Lease is silent as to the Mortgagee or a trustee appointed by it having the right to hold and disburse insurance proceeds or condemnation awards and (ii) the Greenville Health Ground Lease is silent as to insurance proceeds and condemnation awards.

With respect to clause (l) of Representation and Warranty No. 35, (i) the Decatur Ground Lease does provide that in the event of the termination of the Decatur Ground Lease, the ground lessor is required to enter into a new lease with the Mortgagee upon, among other conditions, payment by the Mortgagee or its nominee of all sums due under the Decatur Ground Lease; however, it does not expressly reference the rejection of the Decatur Ground Lease in a bankruptcy proceeding and (ii) the Greenville Health Ground Lease is silent as to entering into a new lease with the Mortgagee if the Mortgagee cures any defaults.

(35) Ground Leases	Oxmoor Center (Loan No. 12)	With respect to clauses (j) and (k) of Representation and Warranty No. 35, the Ground Lease is silent as to the application of any related insurance proceeds or condemnation awards to either the repair or restoration of the related Mortgaged Property with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds or to the payment of the outstanding principal balance of the Mortgage Loan.

D-2-31

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Villa de Cancun (Loan No. 16)	The Mortgaged Property is subject to a land use restriction agreement (the “Restriction Agreement”), which generally requires that at least a certain portion of the units at the Mortgaged Property be reserved for tenants earning no more than a set percentage of the area median income, subject to certain rental restrictions. The Restriction Agreement terminates upon a foreclosure or deed-in-lieu of foreclosure of the Mortgaged Property.
(18) Access; Utilities; Separate Tax Parcels	Holiday Inn Guin & Holiday Inn Express Brookhaven (Loan No. 21)	The Holiday Inn Guin Mortgaged Property is located on a tax parcel that includes property that is not part of the Holiday Inn Guin Mortgaged Property. The Mortgage Loan documents require the Mortgagor to pay taxes for the entire tax parcel and to use commercially reasonable efforts to obtain title for such property to become part of the Holiday Inn Guin Mortgaged Property.
(18) Access; Utilities; Separate Tax Parcels	Homewood Suites Schaumburg (Loan No. 30)	The Mortgaged Property is located on a tax parcel that includes property that is not part of the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause such property to be separately assessed from the Mortgaged Property.
(25) Local Law Compliance	8 Maple Avenue (Loan No. 31)	The Mortgaged Property is legal non-conforming as to structure and coverages B and C of Mortgagor’s law and ordinance insurance coverage are in amounts less than customarily required by the originator for similar commercial and multifamily loans intended for securitization.
(26) Licenses and Permits	Villa de Cancun (Loan No. 16)	The Mortgaged Property does not have copies of certificates of occupancy on-site, as required by local law.
(32) Single-Purpose Entity	Homewood Suites Schaumburg (Loan No. 30)	The Mortgagor previously owned certain property other than the Mortgaged Property.
D-2-32

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Barbours Cut IOS (Loan No. 17)	The Mortgaged Property is security for five pari passu notes aggregating $93,500,000. The northern portion of the Mortgaged Property was used as a municipal landfill from 1970 to 1985, and is currently used for industrial outdoor storage purposes. The site is being managed under the Texas Commission on Environmental Quality’s (TCEQ’s) Voluntary Cleanup Program. Following remediation activities including improvements to drainage, cap/cover and landfill gas management systems, the TCEQ issued a Conditional Certificate of Completion in 2014 that imposed various restrictive covenants on the affected portion of the mortgaged property, including: (i) prohibiting the removal or modification of the landfill without TCEQ’s prior approval; (ii) prohibiting use and exposure to groundwater beneath the landfill until chemicals of concern no longer exceeded levels protective of human health; (iii) inspecting and, if necessary, maintaining and repairing physical controls; (iv) prohibiting the removal or modification of the landfill gas ventilation system; and (v) requiring TCEQ’s prior approval for development of enclosed structures. There are no enclosed structures on the former landfill site.
(7) Permitted Liens; Title Insurance	Peterboro Office & Retail (Loan No. 26)	The Mortgaged Property is subject to a recorded Notice of Federal Interest (the “Notice”) in connection with a $1,000,000 federal grant that the Health Resources and Services Administration (“HRSA”) awarded in September 2015 to the largest tenant at the Mortgaged Property, Detroit Central City Community Mental Health, for renovations to the tenant’s leased space. The Notice provides that the Mortgaged Property may not be mortgaged or otherwise used as collateral without the written permission of HRSA. Pursuant to a Post-Closing Agreement, the Mortgagor is required to deliver to the Mortgagee by August 1, 2023 (subject to extension by the Mortgagee in accordance with the terms thereof): (A) written consent from HRSA consenting to the Mortgagor entering into the Mortgage Loan; and (B) a subordination agreement from HRSA subordinating its “Federal Interest” in the Mortgaged Property to the Mortgage Loan. The Mortgage Loan documents provide that the Mortgagor and the guarantors have recourse liability for the failure of the Mortgagor to deliver the documentation from HRSA in accordance with the terms of the Post-Closing Agreement. At origination, Old Republic National Title Insurance Company issued a title insurance policy with respect to the Mortgaged Property without exception for the Notice.
(17) Insurance	Barbours Cut IOS (Loan No. 17)	The Mortgage Loan Documents permit a property insurance deductible up to $200,000. The in-place coverage provides for a $200,000 deductible.
(25) Local Law Compliance)	Peterboro Office & Retail (Loan No. 26)	The Mortgaged Property is the subject of certain outstanding zoning code violations and building code violations. Pursuant to the Mortgage Loan documents, the Mortgagor is required to promptly clear the violations by August 1, 2023 (provided, however, that the Mortgagee will permit such additional time as may be reasonably necessary for the Mortgagor to complete same to the extent that delivery is not within the control of the Mortgagor using commercially reasonable efforts). The Mortgage Loan documents provide that the Mortgagor and the guarantors have recourse liability for any noncompliance or nonconformity (legal or otherwise) of the Mortgaged Property and/or the use thereof with any applicable zoning, building and/or land use laws, rules or regulations.
(35) Ground Leases	Barbours Cut IOS (Loan No. 17)	The Mortgage Loan is secured by (i) the fee interest of the Mortgagor in a certain portion of the Mortgaged Property, (ii) the fee and leasehold interests of the Mortgagor in a certain portion of the Mortgaged Property and (iii) the leasehold interest of the Mortgagor in a certain portion of the Mortgaged Property. The Mortgagor’s leasehold interest is subject to a ground lease by and between Dorothy Hearon, as lessor, and the Mortgagor, as lessee (the “Barbours-Hearon Ground Lease”). The lessor agreed in a writing that for so long as the Mortgagee holds any mortgaged or deeds of trust on the related leased portion of the Mortgaged Property, the

D-2-33

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Barbours-Hearon Ground Lease may not be amended or terminated by agreement of the lessor and the lessee without the prior written consent of the Mortgagee. Pursuant to the Mortgage Loan documents, the Mortgagor may not, and the Mortgagor may not permit the lessor to, amend, modify, cancel or terminate the Barbours-Hearon Ground Lease, in each case without the Mortgagee’s prior written consent.
(35) Ground Leases	Barbours Cut IOS (Loan No. 17)	The terms of the Barbours-Hearon Ground Lease and Related Documents do not specifically provide that related insurance proceeds or the portion of any condemnation award allocable to the Mortgagor’s interest will be applied either to the repair or to restoration of all or a part of the related Mortgaged Property. In the Barbours-Hearon Ground Lease and Related Documents, the ground lessor acknowledges that such proceeds or award may potentially be required by the Mortgagee to be applied to reduce the balance of the Mortgage Loan or for restoration of the improvements on the Mortgaged Property. Pursuant to the Mortgage Loan Documents, the Mortgagor represented that the Barbours-Hearon Ground Lease does not prohibit or otherwise prevent such proceeds from being held by the Mortgagee and does not prohibit or otherwise prevent such proceeds from being applied toward restoration of the Mortgaged Property.
D-2-34

LMF Commercial, LLC

None.

D-2-35

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
August 2023	$5,129,000.00
September 2023	$5,129,000.00
October 2023	$5,129,000.00
November 2023	$5,129,000.00
December 2023	$5,129,000.00
January 2024	$5,129,000.00
February 2024	$5,129,000.00
March 2024	$5,129,000.00
April 2024	$5,129,000.00
May 2024	$5,129,000.00
June 2024	$5,129,000.00
July 2024	$5,129,000.00
August 2024	$5,129,000.00
September 2024	$5,129,000.00
October 2024	$5,129,000.00
November 2024	$5,129,000.00
December 2024	$5,129,000.00
January 2025	$5,129,000.00
February 2025	$5,129,000.00
March 2025	$5,129,000.00
April 2025	$5,129,000.00
May 2025	$5,129,000.00
June 2025	$5,129,000.00
July 2025	$5,129,000.00
August 2025	$5,129,000.00
September 2025	$5,129,000.00
October 2025	$5,129,000.00
November 2025	$5,129,000.00
December 2025	$5,129,000.00
January 2026	$5,129,000.00
February 2026	$5,129,000.00
March 2026	$5,129,000.00
April 2026	$5,129,000.00
May 2026	$5,129,000.00
June 2026	$5,129,000.00
July 2026	$5,129,000.00
August 2026	$5,129,000.00
September 2026	$5,129,000.00
October 2026	$5,129,000.00
November 2026	$5,129,000.00
December 2026	$5,129,000.00
January 2027	$5,129,000.00
February 2027	$5,129,000.00
March 2027	$5,129,000.00
April 2027	$5,129,000.00
May 2027	$5,129,000.00
June 2027	$5,129,000.00
July 2027	$5,129,000.00
August 2027	$5,129,000.00
September 2027	$5,129,000.00
October 2027	$5,129,000.00
November 2027	$5,129,000.00
December 2027	$5,129,000.00
January 2028	$5,129,000.00
February 2028	$5,129,000.00
March 2028	$5,129,000.00
April 2028	$5,129,000.00
May 2028	$5,129,000.00
June 2028	$5,127,596.80

Distribution Date	Class A-SB Planned Principal Balance ($)
July 2028	$5,010,340.97
August 2028	$4,907,791.95
September 2028	$4,804,704.46
October 2028	$4,685,798.41
November 2028	$4,581,535.13
December 2028	$4,461,484.98
January 2029	$4,356,033.22
February 2029	$4,250,027.12
March 2029	$4,097,916.10
April 2029	$3,990,523.57
May 2029	$3,867,428.47
June 2029	$3,758,813.50
July 2029	$3,634,528.89
August 2029	$3,524,678.25
September 2029	$3,414,249.10
October 2029	$3,288,199.23
November 2029	$3,176,514.83
December 2029	$3,049,243.53
January 2030	$2,984,303.40
February 2030	$2,918,968.29
March 2030	$2,812,579.69
April 2030	$2,746,200.05
May 2030	$2,665,898.52
June 2030	$2,595,655.32
July 2030	$2,514,485.07
August 2030	$2,446,310.23
September 2030	$2,377,720.67
October 2030	$2,295,267.46
November 2030	$2,225,759.06
December 2030	$2,142,411.22
January 2031	$2,071,972.91
February 2031	$2,001,106.08
March 2031	$1,889,690.60
April 2031	$1,817,714.81
May 2031	$1,731,964.60
June 2031	$1,659,029.18
July 2031	$1,572,344.63
August 2031	$1,498,438.03
September 2031	$1,424,081.73
October 2031	$1,336,013.74
November 2031	$1,260,669.14
December 2031	$1,171,638.89
January 2032	$1,095,294.09
February 2032	$1,018,484.71
March 2032	$914,848.64
April 2032	$836,941.24
May 2032	$745,415.72
June 2032	$666,477.24
July 2032	$573,947.81
August 2032	$493,965.83
September 2032	$413,497.06
October 2032	$319,477.67
November 2032	$237,946.97
December 2032	$142,893.62
January 2033	$60,288.18
February 2033 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	62
Risk Factors	64
Description of the Mortgage Pool	155
Transaction Parties	233
Credit Risk Retention	311
Description of the Certificates	324
Description of the Mortgage Loan Purchase Agreements	361
Pooling and Servicing Agreement	371
Certain Legal Aspects of Mortgage Loans	476
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	492
Pending Legal Proceedings Involving Transaction Parties	495
Use of Proceeds	495
Yield and Maturity Considerations	495
Material Federal Income Tax Considerations	507
Certain State and Local Tax Considerations	519
Method of Distribution (Underwriter)	519
Incorporation of Certain Information by Reference	522
Where You Can Find More Information	523
Financial Information	523
Certain ERISA Considerations	523
Legal Investment	527
Legal Matters	528
Ratings	528
Index of Defined Terms	532

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$743,256,000
(Approximate)

Barclays Commercial Mortgage
Securities LLC
Depositor

BBCMS MORTGAGE TRUST
2023-C20
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2023-C20

Class A-1	$4,630,000
Class A-2	$149,200,000
Class A-3	$29,880,000
Class A-4	$0	–
	$145,000,000
Class A-5	$243,800,000	–
	$388,800,000
Class A-SB	$5,129,000
Class X-A	$577,639,000
Class X-B	$144,409,000
Class A-S	$107,275,000
Class B	$37,134,000
Class C	$21,208,000

PRELIMINARY
PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Mischler Financial Group, Inc.
Co-Manager

Academy Securities
Co-Manager

June , 2023